      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 1997

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549-1004
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                       PIONEER NATURAL RESOURCES COMPANY
             (Exact name of registrant as specified in its charter)
                             ---------------------

            DELAWARE                           1311                          75-2702753
(State of other jurisdiction of
         incorporation             (Primary Standard Industrial           (I.R.S. Employer
        or organization)           Classification Code Number)          Identification No.)
                                                                         STEPHEN K. GARDNER
   1400 WILLIAMS SQUARE WEST                                         1400 WILLIAMS SQUARE WEST
 5205 NORTH O'CONNOR BOULEVARD                                     5205 NORTH O'CONNOR BOULEVARD
      IRVING, TEXAS 75039                                               IRVING, TEXAS 75039
         (972) 444-9001                                                    (972) 444-9001
 (Address, including zip code,                                     (Address, including zip code,
          and telephone                                                    and telephone
number, including area code, of                                   number, including area code, of
           registrant's                                                     registrant's
  principal executive offices)                                      principal executive offices)

                             ---------------------

                                   Copies to:

        CARLOS A. FIERRO                  STEVEN L. BEAL                 ROBERT L. KIMBALL
     BAKER & BOTTS, L.L.P.                                             VINSON & ELKINS L.L.P.
                                PARKER & PARSLEY PETROLEUM COMPANY
         2001 ROSS AVE.               303 W. WALL, SUITE 101               2001 ROSS AVE.
      DALLAS, TEXAS 75201              MIDLAND, TEXAS 79701             DALLAS, TEXAS 75201
         (214) 953-6500                   (915) 683-4768                   (214) 220-7700

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: Upon consummation of the Mergers described in this Registration
Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
   TITLE OF EACH CLASS OF         AMOUNT TO BE          PROPOSED MAXIMUM         PROPOSED MAXIMUM         AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED(1)      OFFERING PRICE PER SHARE AGGREGATE OFFERING PRICE REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
  per share.................  74,942,697 shares(2)
-----------------------------------------------------------------------------------------------------------------------
Series A 8% Cumulative
  Convertible Preferred
  Stock.....................  8,807,309 shares(2)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
  per share(3)..............    8,807,309 shares
-----------------------------------------------------------------------------------------------------------------------
Total.......................                                                    $2,292,824,573(4)        $694,796(5)
=======================================================================================================================

(1) Based upon the registrant's estimate of the maximum number of shares that may be issued in connection with the Mergers described herein. Pursuant to Rule 416(a), this Registration Statement covers such additional number of shares of Common Stock as may be issued after the Effective Time in connection with the antidilution provisions of stock options or stock appreciation rights, the underlying securities of which are being registered hereby.
(2) The number of shares of Common Stock, par value $.01 per share ("Pioneer Common Stock"), of Pioneer Natural Resources Company ("Pioneer") and Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share ("Pioneer Preferred Stock"), of Pioneer to be issued in connection with the Mergers (as defined in the Joint Proxy Statement/Prospectus included herein) will vary depending on the election of the holders of Series A and Series B 8% Cumulative Convertible Preferred Stock, par value $.01 per share ("Mesa Preferred Stock"), of MESA Inc. ("Mesa") to receive either Pioneer Common Stock or Pioneer Preferred Stock in accordance with Merger Agreement (as defined in the Joint Proxy Statement/Prospectus).
(3) Represents the number of shares of Pioneer Common Stock into which the shares of Pioneer Preferred Stock registered hereby may be converted.
(4) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(f) of the Securities Act of 1933. Based upon (a) the product of (i) the average of the high and low sales prices of shares of common stock, par value $.01 per share ("Mesa Common Stock"), of Mesa on May 7, 1997 ($5.0625 per share), times (ii) 67,874,568 (which represents the sum of (x) the number of shares of Mesa Common Stock outstanding on May 7, 1997, plus (y) the maximum number of shares of Mesa Common Stock that are issuable upon exercise of Mesa stock options outstanding on May 7, 1997), plus (b) the product of (i) the average of the high and low sales prices of shares of common stock, par value $.01 per share ("Parker & Parsley Common Stock") of Parker & Parsley Petroleum Company ("Parker & Parsley") on May 7, 1997 ($32.9375 per share), times (ii) 43,080,300 (which represents the sum of (x) the number of shares of Parker & Parsley Common Stock outstanding on May 7, 1997, plus (y) the maximum number of shares of Parker & Parsley Common Stock that are issuable upon exercise of Parker & Parsley stock options and stock appreciation rights outstanding on April 23, 1997 plus (z) the maximum number of shares of Parker & Parsley Common Stock that are issuable upon conversion or exchange of Parker & Parsley Capital LLC's 6 1/4% Cumulative Guaranteed Monthly Income Convertible Preferred Shares), plus (c) the product of (i) the average of the high and low sales prices of shares of Mesa Series A Preferred Stock, par value $.01 per share on May 7, 1997 ($6.3125 per share), times (ii) 61,651,163 (which represents the number of shares of Mesa Series A Preferred Stock outstanding on April 23, 1997), plus
    (d) the product of (i) the book value of shares of Mesa Series B Preferred Stock on April 23, 1997 ($2.26 per share), times (ii) 62,424,436 (which represents the number of shares of Mesa Series B Preferred Stock outstanding on April 23, 1997).
(5) The total amount of the registration fee is $694,796. However, pursuant to
    Section 6(b) and Rule 457(b) of the Securities Act of 1933, the amount of the filing fee is reduced by the amount of $169,917 (the filing fee paid to the Commission with respect to the Preliminary Proxy Statement filed confidentially by MESA Inc. with the Commission on May 1, 1997) and $268,714 (the filing fee paid to the Commission with respect to the Preliminary Proxy Statement filed confidentially by Parker & Parsley Petroleum Company on May 1, 1997). The registration fee, after giving effect to the above referenced reductions, is $256,165.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                   MESA INC.
                           1400 WILLIAMS SQUARE WEST
                         5205 NORTH O'CONNOR BOULEVARD
                              IRVING, TEXAS 75039
                                 (972) 444-9001

                                                                          , 1997

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of stockholders of
MESA Inc. ("Mesa"), which will be held at the           , on             , 1997,
starting at           a.m., Dallas time. A notice of the Special Meeting, a
proxy card and a proxy statement/prospectus containing important information about the matters to be acted upon at the Special Meeting are enclosed.

     At the Special Meeting, holders of Mesa capital stock will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of April 6, 1997 (the "Merger Agreement"), among Mesa, its subsidiaries Pioneer Natural Resources Company ("Pioneer") and Mesa Operating Co. ("MOC"), and Parker & Parsley Petroleum Company ("Parker & Parsley"), which provides for the business combination of Mesa and Parker & Parsley. As a result of the business combination, Mesa, which is a Texas corporation, will reincorporate to Delaware by merging into Pioneer and Parker & Parsley will merge into MOC and thereby will become a wholly-owned subsidiary of Pioneer.

     If the Merger Agreement is approved, when the business combination is completed, (i) each seven outstanding shares of Mesa Common Stock will be converted into the right to receive one share of Pioneer Common Stock ("Mesa Conversion Number"), (ii) each seven outstanding shares of Mesa's Series A 8% Cumulative Convertible Preferred Stock and Mesa's Series B 8% Cumulative Convertible Preferred Stock will be converted into the right to receive either
(a) 1.25 shares of Pioneer Common Stock ("Mesa Common Consideration") or (b) one share of Pioneer's Series A 8% Cumulative Convertible Preferred Stock ("Mesa Preferred Consideration), in each case as the holder thereof shall elect or be deemed to elect (provided that if the holders of a majority of the outstanding Mesa Series A Preferred Stock or Mesa Series B Preferred Stock, each voting as a separate class, vote in favor of the Merger Agreement, then all holders of the series for which the vote has been obtained will receive the Mesa Common Consideration) and (iii) each outstanding share of Parker & Parsley Common Stock will be converted into the right to receive one share of Pioneer Common Stock ("Parker & Parsley Conversion Number"). The accompanying proxy statement/prospectus provides you with detailed information concerning the Merger Agreement (a copy of which is included therein as Appendix I), the Pioneer Common Stock, the Pioneer Series A Preferred Stock and other information. Please give all of this information your careful attention.

     Your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger Agreement. In addition, the Board retained (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), which has delivered to the Mesa Board its written opinions each dated April 4, 1997 that, as of such date and based upon and subject to the factors and assumptions stated therein, (a) the Mesa Conversion Number and the Parker & Parsley Conversion Number are fair from a financial point of view to the holders of Mesa Common Stock and (b) the Mesa Common Consideration is fair from a financial point of view to the holders of Mesa Common Stock and (ii) Morgan Stanley & Co. Incorporated ("Morgan Stanley"), which has delivered to the Mesa Board a written opinion to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Mesa Common Consideration and Mesa Preferred Consideration are fair from a financial point of view to the holders of Mesa Series A Preferred Stock. Copies of the Merrill Lynch and Morgan Stanley opinion letters, which set forth the assumptions made, matters considered and the scope of review undertaken in connection therewith, are set forth as Appendix II, Appendix III and Appendix IV to the accompanying proxy statement/prospectus and should be read carefully in their entirety. Your Board of Directors, by unanimous vote, has determined that the terms of the Merger Agreement are fair to, and in the best interests of, Mesa and the holders of Mesa Common Stock, Mesa Series A Preferred Stock and Mesa Series B Preferred Stock (other than Parker & Parsley and its affiliates) and recommends that you vote FOR the proposal to approve and adopt the Merger Agreement. For a further discussion of the Board's consideration and evaluation of the Merger Agreement as well as a discussion of the interests of certain directors and executive officers of Mesa in the proposed business combination contemplated by the Merger Agreement, see "The Mergers -- Recommendation of Mesa Board; Mesa's Reasons for the Mergers" and "-- Interests of Certain Persons in the Mergers" in the proxy statement/prospectus.

     At the Special Meeting, stockholders of Mesa will also be asked to consider and approve the adoption of the Mesa 1996 Incentive Plan, the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan, the terms of which are described in the proxy statement/prospectus. Consummation of the business combination contemplated by the Merger Agreement is not conditioned on approval of any of these plans. Mesa's board recommends that you vote FOR the approval of each of the plans.

     Whether or not you are personally able to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you wish to attend the Special Meeting and vote personally.

                                            Sincerely yours,

                                            Jon Brumley
                                            Chairman of the Board

                     PLEASE DO NOT SEND IN ANY CERTIFICATES
                       FOR YOUR COMMON STOCK AT THIS TIME

                                   MESA INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                     TO BE HELD ON                  , 1997

     NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders (together with any adjournment or postponement thereof, the "Special Meeting") of MESA Inc., a Texas corporation ("Mesa"), will be held at the
                    , starting at           a.m., Dallas time, on
               ,                       , 1997, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of April 6, 1997 (the "Merger Agreement"), among Mesa, Mesa Operating Co., a Delaware corporation ("MOC"), Pioneer Natural Resources Company, a Delaware corporation ("Pioneer"), and Parker & Parsley Petroleum Company, a Delaware corporation ("Parker & Parsley"). Pursuant to the Merger Agreement, among other things,
     (i) Mesa will merge (the "Reincorporation Merger") with and into Pioneer with the result that Mesa is reincorporated from Texas to Delaware and (a) each seven outstanding shares (other than any shares held by Mesa in its treasury or shares held by Parker & Parsley) of Mesa's common stock, par value $.01 per share ("Mesa Common Stock"), will be converted into the right to receive one share of common stock, par value $.01 per share ("Pioneer Common Stock"), of Pioneer and (b) each seven outstanding shares (other than any shares held by Mesa in its treasury or shares held by Parker & Parsley) of Mesa's Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share ("Mesa's Series A Preferred Stock"), and Mesa's Series B 8% Cumulative Convertible Preferred Stock, par value $.01 per share ("Mesa Series B Preferred Stock"), shall be converted into the right to receive either (x) 1.25 shares of Pioneer Common Stock or (y) one share of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share ("Pioneer Preferred Stock"), of Pioneer, in each case as the holder thereof shall elect or be deemed to elect (provided that if the holders of a majority of the outstanding Mesa Series A Preferred Stock or Mesa Series B Preferred Stock, each voting as a separate class, vote in favor of the Merger Agreement, then all holders of the series for which the vote has been obtained will receive Pioneer Common Stock) and (ii) Parker & Parsley will merge (the "Parker & Parsley Merger") with and into MOC with the effect that Parker & Parsley will be a wholly-owned subsidiary of Pioneer and each outstanding share of common stock, par value $.01 per share ("Parker & Parsley Common Stock"), of Parker & Parsley (other than any shares held by Parker & Parsley in its treasury or shares held by Mesa) will be converted into the right to receive one share of Pioneer Common Stock. The terms of the Merger Agreement, the Pioneer Common Stock and the Pioneer Preferred Stock are described in detail in the accompanying Joint Proxy Statement/Prospectus, and the full text of the Merger Agreement (exclusive of Exhibits and Schedules) is included as Appendix I thereto.

          2. To consider and vote upon a proposal to approve the adoption of the Mesa 1996 Incentive Plan (the "Mesa 1996 Incentive Plan"), the terms of which are described in the accompanying Joint Proxy Statement/Prospectus. The full text of the Mesa 1996 Incentive Plan is included as Appendix VI to the Joint Proxy Statement/Prospectus.

          3. To consider and vote upon a proposal to approve the adoption of the Pioneer Long-Term Incentive Plan (the "Pioneer Long-Term Incentive Plan"), the terms of which are described in the accompanying Joint Proxy Statement/Prospectus. The full text of the Pioneer Long-Term Incentive Plan is included as Appendix VII to the Joint Proxy Statement/Prospectus.

          4. To consider and vote upon a proposal to approve the adoption of the Pioneer Employee Stock Purchase Plan (the "Pioneer Employee Stock Purchase Plan"), the terms of which are described in the accompanying Joint Proxy Statement/Prospectus. The full text of the Pioneer Employee Stock Purchase Plan is included as Appendix VIII to the Joint Proxy Statement/Prospectus.

          5. To transact such other business as may properly come before the Special Meeting.

     Holders of record of shares of Mesa Common Stock, Mesa Series A Preferred Stock and Mesa Series B Preferred Stock at the close of business on
  , 1997, the record date (the "Record Date") for the Special Meeting, are entitled to notice of and to vote at the Special Meeting.

     To assure that your interests will be represented at the Special Meeting, regardless of whether you plan to attend in person, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed return envelope, which requires no postage if mailed in the United States. This action will not limit your right to vote in person if you wish to attend the Special Meeting and vote personally. If you own of record both Mesa Common Stock and Mesa Series A Preferred Stock, you should complete, date, sign and return both the WHITE proxy card for the Mesa Common Stock and the BLUE proxy card for the Mesa Series A Preferred Stock. Stockholders are urged to read carefully the attached Joint Proxy Statement/Prospectus for additional information concerning the matters to be considered at the Special Meeting.

                                            By Order of the Board of Directors,

                                            Stephen K. Gardner
                                            Senior Vice President and
                                            Chief Financial Officer

               , 1997

             PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING

                       PARKER & PARSLEY PETROLEUM COMPANY
                           303 WALL STREET, SUITE 101
                              MIDLAND, TEXAS 79701
                                 (915) 683-4768

                                                                          , 1997

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of stockholders of Parker & Parsley Petroleum Company ("Parker & Parsley"), which will be held at
                         , on        , 1997, starting at      a.m.,
time. A notice of the Special Meeting, a proxy card and a proxy statement/prospectus containing important information about the matters to be acted upon at the Special Meeting are enclosed.

     At the Special Meeting, holders of Parker & Parsley Common Stock will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of April 6, 1997 (the "Merger Agreement"), among Parker & Parsley, MESA Inc. ("Mesa") and its subsidiaries Pioneer Natural Resources Company ("Pioneer") and Mesa Operating Co. ("MOC"), which provides for the business combination of Parker & Parsley and Mesa. As a result of the business combination, Mesa, which is a Texas corporation, will reincorporate to Delaware by merging into Pioneer and Parker & Parsley will merge into MOC and thereby become a wholly-owned subsidiary of Pioneer.

     If the Merger Agreement is approved, when the business combination is completed, (i) each outstanding share of Parker & Parsley Common Stock will be converted into the right to receive one share of Pioneer Common Stock ("Parker & Parsley Conversion Number"), (ii) each seven outstanding shares of Mesa Common Stock will be converted into the right to receive one share of Pioneer Common Stock and (iii) each seven outstanding shares of Mesa's Series A 8% Cumulative Convertible Preferred Stock and Mesa's Series B 8% Cumulative Convertible Preferred Stock will be converted into the right to receive either (a) 1.25 shares of Pioneer Common Stock ("Mesa Common Consideration") or (b) one share of Pioneer's Series A 8% Cumulative Convertible Preferred Stock, in each case as the holder thereof shall elect or be deemed to elect (provided that if the holders of a majority of the outstanding Mesa Series A Preferred Stock or Mesa Series B Preferred Stock, each voting as a separate class, vote in favor of the Merger Agreement, then all holders of the series for which the vote has been obtained will receive the Mesa Common Consideration). The accompanying proxy statement/prospectus provides you with detailed information concerning the Merger Agreement (a copy of which is included therein as Appendix I), the Pioneer Common Stock, the Pioneer Series A Preferred Stock and other information. Please give all of this information your careful attention.

     Your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger Agreement. In addition, the Board retained Goldman, Sachs & Co. ("Goldman Sachs"), which has delivered to the Parker & Parsley Board its written opinion dated April 6, 1997 that, as of such date and based upon and subject to the factors and assumptions stated therein, the Parker & Parsley Conversion Number pursuant to the Merger Agreement is fair to holders of Parker & Parsley Common Stock. A copy of Goldman Sachs' opinion letter, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection therewith, is set forth as Appendix V to the accompanying proxy statement/prospectus and should be read carefully in its entirety. Your Board of Directors, by unanimous vote, has determined that the terms of the Merger Agreement are fair to, and in the best interests of, Parker & Parsley and the holders of Parker & Parsley Common Stock (other than Mesa and its affiliates) and recommends that you vote FOR the proposal to approve and adopt the Merger Agreement. For a further discussion of the Board's consideration and evaluation of the Merger Agreement as well as a discussion of the interests of certain directors and executive officers of Parker & Parsley in the proposed business combination contemplated by the Merger Agreement, see "The Mergers -- Recommendation of Parker & Parsley Board; Parker & Parsley's Reasons for the Mergers" and "-- Interests of Certain Persons in the Mergers" in the proxy statement/prospectus.

     At the Special Meeting, holders of Parker & Parsley Common Stock will also be asked to consider and approve the adoption of the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan, the terms of which are described in the proxy statement/prospectus. The business combination contemplated by the Merger Agreement is not conditioned on approval of either of the plans. Parker & Parsley's Board recommends that you vote FOR the approval of each of the plans.

     Whether or not you are personally able to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you wish to attend the Special Meeting and vote personally.

                                            Sincerely yours,

                                            Scott D. Sheffield
                                            Chairman of the Board

                     PLEASE DO NOT SEND IN ANY CERTIFICATES
                       FOR YOUR COMMON STOCK AT THIS TIME

                       PARKER & PARSLEY PETROLEUM COMPANY

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON             , 1997

     NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders (together with any adjournment or postponement thereof, the "Special Meeting") of Parker & Parsley Petroleum Company, a Delaware corporation ("Parker & Parsley"), will be
held at           , starting at      a.m., time, on           ,             ,
1997, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of April 6, 1997 (the "Merger Agreement"), among Parker & Parsley, MESA Inc., a Texas corporation ("Mesa"), Mesa Operating Co., a Delaware corporation ("MOC"), and Pioneer Natural Resources Company, a Delaware corporation ("Pioneer"). Pursuant to the Merger Agreement, among other things, (i) Mesa will merge (the "Reincorporation Merger") with and into Pioneer with the result that Mesa is reincorporated from Texas to Delaware and (a) each seven outstanding shares (other than any shares held by Mesa in its treasury or shares held by Parker & Parsley) of Mesa's common stock, par value $.01 per share, will be converted into the right to receive one share of common stock, par value $.01 per share ("Pioneer Common Stock"), of Pioneer and (b) each seven outstanding shares (other than any shares held by Mesa in its treasury or shares held by Parker & Parsley) of Mesa's Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share ("Mesa Series A Preferred Stock"), and Mesa's Series B 8% Cumulative Convertible Preferred Stock, par value $.01 per share ("Mesa Series B Preferred Stock"), shall be converted into the right to receive either (x) 1.25 shares of Pioneer Common Stock or (y) one share of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share ("Pioneer Preferred Stock"), of Pioneer, in each case as the holder thereof shall elect or be deemed to elect (provided that if the holders of a majority of the outstanding Mesa Series A Preferred Stock or Mesa Series B Preferred Stock, each voting as a separate class, vote in favor of the Merger Agreement, then all holders of the series for which the vote has been obtained will receive Pioneer Common Stock) and (ii) Parker & Parsley will merge (the "Parker & Parsley Merger") with and into MOC with the effect that Parker & Parsley will be a wholly-owned subsidiary of Pioneer and each outstanding share of common stock, par value $.01 per share ("Parker & Parsley Common Stock"), of Parker & Parsley (other than any shares held by Parker & Parsley in its treasury or shares held by Mesa) will be converted into the right to receive one share of Pioneer Common Stock. The terms of the Merger Agreement, the Pioneer Common Stock and the Pioneer Preferred Stock are described in detail in the accompanying Joint Proxy Statement/Prospectus, and the full text of the Merger Agreement (exclusive of Exhibits and Schedules) is included as Appendix I thereto.

          2. To consider and vote upon a proposal to approve the adoption of the Pioneer Long-Term Incentive Plan (the "Pioneer Long-Term Incentive Plan"), the terms of which are described in the accompanying Proxy
     Statement/Prospectus. The full text of the Pioneer Long-Term Incentive Plan is included as Appendix VII to the Joint Proxy Statement/Prospectus.

          3. To consider and vote upon a proposal to approve the adoption of the Pioneer Employee Stock Purchase Plan (the "Pioneer Employee Stock Purchase Plan"), the terms of which are described in the accompanying Joint Proxy Statement/Prospectus. The full text of the Pioneer Employee Stock Purchase Plan is included as Appendix VIII to the Joint Proxy Statement/Prospectus.

          4. To transact such other business as may properly come before the Special Meeting.

     Holders of record of shares of Parker & Parsley Common Stock, at the close
of business on             , 1997, the record date for the Special Meeting, are
entitled to notice of and to vote at the Special Meeting.

     To assure that your interests will be represented at the Special Meeting, regardless of whether you plan to attend in person, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed return envelope, which requires no postage if mailed in the United States. This action will not limit your right to vote in person if you wish to attend the Special Meeting and vote personally.

                                            By Order of the Board of Directors,

                                            Mark L. Withrow
                                            Senior Vice President, General
                                            Counsel
                                            and Secretary

            , 1997

             PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING

                                   MESA INC.
                       PIONEER NATURAL RESOURCES COMPANY
                       PARKER & PARSLEY PETROLEUM COMPANY

                        JOINT PROXY STATEMENT/PROSPECTUS

     This Joint Proxy Statement/Prospectus relates to an Agreement and Plan of Merger, dated as of April 6, 1997 (the "Merger Agreement"), among MESA Inc. ("Mesa"), its subsidiaries Pioneer Natural Resources Company ("Pioneer") and Mesa Operating Co. ("MOC"), and Parker & Parsley Petroleum Company ("Parker & Parsley"). The Merger Agreement provides for:

     - the merger of Mesa with and into Pioneer (the "Reincorporation Merger"), as a result of which Mesa, which is a Texas corporation, will reincorporate into Delaware and (i) each seven outstanding shares (other than any shares held directly by Mesa in its treasury or shares held by Parker & Parsley) of Mesa's common stock, par value $.01 per share ("Mesa Common Stock"), will be converted into the right to receive one share of common stock, par value $.01 per share ("Pioneer Common Stock"), of Pioneer, and (ii) each seven outstanding shares (other than any shares held directly by Mesa in its treasury or shares held by Parker & Parsley) of Mesa's Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share ("Mesa Series A Preferred Stock"), and Mesa's Series B 8% Cumulative Convertible Preferred Stock, par value $.01 per share ("Mesa Series B Preferred Stock"), shall be converted into the right to receive either (a) 1.25 shares of Pioneer Common Stock ("Mesa Common Consideration") or (b) one share of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share ("Pioneer Preferred Stock"), of Pioneer (the "Mesa Preferred Consideration"), in each case as the holder thereof shall elect or be deemed to elect (provided that if the holders of a majority of the outstanding Mesa Series A Preferred Stock or Mesa Series B Preferred Stock, each voting as a separate class, vote in favor of the Merger Agreement, then all holders of the series for which the vote has been obtained will receive Pioneer Common Stock); and

     - the merger of Parker & Parsley with and into MOC (the "Parker & Parsley Merger" and, together with the Reincorporation Merger, the "Mergers") as a result of which Parker & Parsley will become a wholly-owned subsidiary of Pioneer and each outstanding share (other than any shares held directly by Parker & Parsley in its treasury or shares held by Mesa) of Parker & Parsley common stock, par value $.01 per share ("Parker & Parsley Common Stock"), will be converted into the right to receive one share of Pioneer Common Stock. See "The Mergers."

     Pioneer has filed a registration statement pursuant to the Securities Act of 1933 (the "Securities Act") covering the shares of Pioneer Common Stock and the shares of Pioneer Preferred Stock issuable in connection with the Mergers. This Joint Proxy Statement/Prospectus constitutes the Prospectus filed as a part of the registration statement and is being furnished to stockholders of Mesa and Parker & Parsley in connection with the solicitation of proxies by the respective Boards of Directors of Mesa and Parker & Parsley for use at their respective special meetings of stockholders (or any adjournment or postponement
thereof), both scheduled to be held on             , 1997 (the "Mesa Special
Meeting" and the "Parker & Parsley Special Meeting" and, collectively, the "Special Meetings").

     Stockholders at the Special Meetings will also be asked to consider and vote upon separate proposals to approve the adoption of the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan. Additionally, stockholders at the Mesa Special Meeting will be asked to consider and vote upon a separate proposal to approve the adoption of the Mesa 1996 Incentive Plan.

     The Mesa Common Stock and Mesa Series A Preferred Stock are both listed for trading on the New York Stock Exchange ("NYSE") under the symbol "MXP" and "MXPPrA," respectively. The Parker & Parsley Common Stock is listed for trading on the NYSE under the symbol "PDP." Application will be made to list the Pioneer Common Stock and Pioneer Preferred Stock on the NYSE. On May 9, 1997, the closing sales prices of the Mesa Common Stock, the Mesa Series A Preferred Stock and the Parker & Parsley Common Stock were $5 1/8, $6 1/4 and $33 1/8 per share, respectively.

     SEE "RISK FACTORS" BEGINNING ON PAGE 20 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH YOUR DECISION ON WHETHER TO VOTE FOR THE MERGERS.

    THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGERS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
  SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT
  PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

   This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of Mesa and Parker & Parsley on or about
                                          , 1997.
                             ---------------------

    The date of this Joint Proxy Statement/Prospectus is             , 1997.

  [MAP DEPICTING THE PROPERTIES TO BE HELD BY PIONEER IN KANSAS, OKLAHOMA, NEW
         MEXICO, TEXAS, LOUISIANA, MISSISSIPPI AND THE GULF OF MEXICO]

         HUGOTON FIELD                                  WEST PANHANDLE

o 3rd Largest Producer                          o Largest Producer

o One of the Largest Gas                        o One of the Largest Gas
  Processors                                      Processors

o 1996 Operating Cash Flow                      o 1996 Operating Cash Flow
  $122 Million/$11.00 per BoE                     $62 Million/$9.7 per BoE

o 40 Year Productive Life                       o 40 Year Productive Life

o 300 Well Council Grove Infill                 o 600 Well Infill Drilling
  Drilling Potential                              Potential

                               SPRABERRY FIELD

                      o Largest Producer and Most
                        Active Driller

                      o Largest Gas Processor

                      o 1996 Operating Cash Flow
                        $142 Million/15.76 per BoE

                      o 40 Year Productive Life

                      o 1,000 Plus Well Infill Drilling
                        Potential

                            BENEFITS OF LONG-LIVED
                             OIL AND GAS RESERVES

                      o Low Capital Requirement Needed To
                        Maintain Production Profile

                      o Stable Production Provides Long Term
                        Funding for Additional Growth
                        Opportunities

                      o Balance Mix Reduces Volatility
                        Associated with Reliance on a Single
                        Commodity

                            TOTAL PROVED RESERVES

                              LIQUIDS    GAS     BOE
                   REGION     (MMBBLS)  (BCF)  (MMBBLS)  PERCENT
                   ------     --------  -----  --------  -------
               MID-CONTINENT     106    1,147     297      49%
               PERMIAN BASIN     162      407     230      37%
               GULF COAST-GOM     19       72      72      12%
               OTHER               6       36      12       2%
                                 ---    -----     ---     ---
               TOTAL             293    1,909     611     100%
                                 ===    =====     ===     ===

GULF COAST - GULF OF MEXICO                 1997 CAPEX PROGRAM - $475 MILLION

o Established Operating Position                 $300 MILLION DEVELOPMENT
  Since Mid 1970's                               $100 MILLION EXPLORATION
                                                 $ 75 MILLION ACQUISITIONS
o 61 Offshore Blocks - Over 158,000
  Net Acres

o Substantial 3-D Seismic Data Base

o Greenhill Acquisition Additive to
  Exploration Inventory with Subsalt
  Potential


      DEVELOPMENT                             EXPLORATION

o 700 Well Program                      o 100 Well Program

o Infill Drilling Programs Focused      o Onshore Gulf Coast
  on Spraberry and West Panhandle
  Fields                                o East Texas Pinnacle Reef Play

o Greenhill Properties - 200            o Guatemala
  Undeveloped Locations
                                        o Greenhill Subsalt Gulf Of Mexico
o Onshore GulfCoast - Lopeno and
  Pawnee                                o Delaware Basin West Texas

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/ Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in or incorporated by reference in this Joint Proxy Statement/Prospectus. Stockholders are urged to carefully read this Joint Proxy Statement/Prospectus in its entirety. As used in this Joint Proxy Statement/Prospectus, unless otherwise required by the context, the term "Mesa" means MESA Inc. and its subsidiaries taken as a whole, the term "Parker & Parsley" means Parker & Parsley Petroleum Company and its subsidiaries taken as a whole, and the term "Merger Parties" means Mesa and Parker & Parsley together. Unless otherwise indicated, all reserve information is as of December 31, 1996. All information presented for Pioneer assumes that the Mergers will be consummated in accordance with the Merger Agreement and all 1997 information with respect to Pioneer is based on Mesa and Parker & Parsley on a combined basis. Certain terms relating to the oil and gas business and used herein are defined in the "Glossary of Selected Oil and Gas Terms" included elsewhere in this Joint Proxy Statement/Prospectus. Capitalized terms used herein without definition are, unless otherwise indicated, defined in the Merger Agreement set forth as Appendix I hereto and used herein with such meanings.

THE PIONEER ENTERPRISE

     The Mergers will create a preeminent independent oil and gas company by combining the Merger Parties' long-lived, low cost oil and natural gas reserves, exploration and exploitation opportunities and state-of-the-art gas processing facilities. Pioneer will be the third largest independent oil and gas exploration and production company in the United States, based on total proved reserves, with a balanced oil and gas reserve base and significant production and reserve growth potential. Led by a proven management team, Pioneer will have the financial strength and flexibility to pursue an aggressive growth strategy through a coordinated balance of exploitation, exploration and acquisition activities.

     Pioneer's principal strengths and strategies will be the following:

     Reserves and Production

     - Pioneer will have over 611 MMBOE of reserves, comprised of 1.9 Tcf of natural gas and 293 MMBbls of crude oil and liquids, with an SEC PV10 of approximately $4.5 billion.

     - Pioneer's daily production is expected to be over 64,000 Bbls of oil and liquids and 459 MMcf of natural gas.

     - Pioneer's reserve base will be well balanced, with 52% natural gas and 48% crude oil and liquids, substantially reducing volatility associated with reliance on a single commodity.

     - With an aggregate reserve to production ratio of approximately 12 years, Pioneer will be the only large independent oil and gas company that owns as its principal assets both long-lived gas reserves and long-lived oil reserves. A significant benefit of owning long-lived reserves is an enhanced ability to provide long-term funding for additional growth opportunities.

     - More than 85% of Pioneer's total proved reserves will be concentrated in the Midcontinent region (which includes the Hugoton field of Kansas and the West Panhandle field of Texas) and in the Permian Basin in West Texas.

     - Pioneer will operate wells representing approximately 85% of its total proved reserves and will be a dominant operator in the Hugoton, West Panhandle and Spraberry fields.

     Drilling and Growth Opportunities

     - Pioneer will benefit from the Merger Parties' substantial experience in increasing reserves at low finding costs. Over the past three calendar years, Parker & Parsley has added 288 MMBOE of proved reserves at an average finding cost of $3.99 per BOE. Mesa has added 48 MMBOE at $2.55 per BOE over the same period.

     - Pioneer will also benefit from the Merger Parties' experience as active drillers. Over the past three years, Parker & Parsley has consistently been one of the five most active drilling companies in the United States, having drilled more than 1,400 wells in that period. Mesa has drilled 109 wells during the same period.

     - Pioneer's anticipated 1997 capital expenditure budget will be $475 million, which is expected to be funded by internally generated cash flow. Of that amount, $300 million, or 63%, is expected to be invested in development drilling and production enhancement activities. An additional $100 million, or 21%, is expected to be invested in exploration activities. Acquisitions, which are targeted to enhance Pioneer's position in its core areas of operation -- the Midcontinent region, the Permian Basin, the Gulf Coast and Gulf of Mexico -- are expected to consume the balance of the capital budget.

     - Pioneer will have in excess of 3,000 identified drilling locations, primarily in the Spraberry field, West Panhandle field, Permian Basin and along the Texas and Louisiana coasts. Management expects these wells to be drilled over the next five years.

     - Pioneer will have more than 787,000 net undeveloped acres (698,000 domestic and 89,000 international).

     Management

     - Pioneer's management team will be led by Jon Brumley and Scott Sheffield, the current Chairmen and Chief Executive Officers of the Merger Parties. Mr. Brumley will serve as Pioneer's Chairman of the Board and Mr. Sheffield will serve as Pioneer's President and Chief Executive Officer. Both Jon Brumley and Scott Sheffield are proven leaders in the industry, with well established records of successfully building oil and gas companies.

     - Mr. Brumley was co-founder and served as Chairman of the Board of Cross Timbers Oil Company for over ten years before joining Mesa in August 1996, and served as the Chief Executive Officer of Southland Royalty Co. prior to that time. From the date of Cross Timbers' initial public offering in May 1993 through December 31, 1995, Mr. Brumley led Cross Timbers in increasing its total proved reserves from 45.4 MMBOE to 99.7 MMBOE, representing a compound annual growth rate of approximately 30%. Under Mr. Brumley's leadership from its initial public offering through June 1996, Cross Timbers' compound annual stockholder return was approximately 26%. In addition, since becoming Chairman of the Board and Chief Executive Officer of Mesa in August 1996, the market price of Mesa Common Stock has increased more than 50%.

     - Mr. Sheffield has been the Chairman of the Board and Chief Executive Officer of Parker & Parsley since 1990 where, under his leadership, Parker & Parsley has increased its total proved reserves from 47.2 MMBOE as of December 31, 1990 to 302.2 MMBOE as of December 31, 1996, which represents a compound annual growth rate of more than 36%. In addition, Parker & Parsley has generated a compound annual stockholder return of approximately 26% over the five-year period ending December 31, 1996.

     - With inside ownership at 17%, significantly higher than its peers, Pioneer's board of directors' and management team's interests in creating value will be aligned with those of its stockholders.

     Objectives and Growth Strategy

     - Increasing stockholder value by 15% per year. Pioneer's goal will be to increase stockholder value by 15% per year by aggressively pursuing growth opportunities. To achieve this goal, Pioneer anticipates increasing reserves, production and cash flow by adhering to a focused growth strategy.

     - Developing existing reserves through low-risk development drilling and production enhancement activities. Pioneer will seek to increase production and recoverable reserves through the acceleration of exploitation activities, including infill and development drilling and recompletions on its core properties and in other areas. Pioneer plans to invest approximately $300 million in exploitation capital expenditures in 1997. As part of this effort, Pioneer plans to drill approximately 700 development wells, with a focus on infill drilling in the Spraberry Trend and development drilling in the West Panhandle field, on the properties obtained in the recent acquisition of Greenhill Petroleum Company and the onshore Gulf Coast.

     - Expanding exploration efforts that expose Pioneer to projects which offer significant production and reserve potential. Pioneer will expand the exploration efforts of the Merger Parties by investing $100 million in 1997 on exploratory drilling projects, including some of Pioneer's more than 70 3-D seismic projects. Pioneer's exploration activities will focus on using the latest in seismic, horizontal drilling and fracturing technology to identify and drill sites with high reserve potential, such as those in the onshore Gulf Coast, the Delaware Basin of West Texas, in the inland waters of the Gulf of Mexico and among salt features of offshore Gulf of Mexico. Pioneer will pursue its exploration activities either through its own initiatives or in joint ventures with other producers, particularly in the Gulf of Mexico, East Texas and Canada.

     - Acquiring properties that strengthen Pioneer's position in its core areas and provide development and exploration opportunities. Pioneer will pursue strategic acquisitions that either enhance its position in existing core areas in the Midcontinent region, the Permian Basin, the Gulf Coast and Gulf of Mexico, or that have the potential of adding or building new core areas. Opportunities targeted by Pioneer include East Texas, Canada, the Rocky Mountains and select regions in Central and South America. Pioneer will focus its acquisition efforts on properties that provide opportunities to increase production and reserves through both exploitation and exploration activities, and that will provide Pioneer with a high degree of operational control.

     - Increasing natural gas processing capacity in core areas. Pioneer intends to expand the processing capabilities of its state-of-the-art gas processing facilities in the Hugoton, West Panhandle and Spraberry fields. Pioneer will also focus its efforts on obtaining additional dedications of third party gas to these plants. By owning and operating these processing facilities, Pioneer will be able to retain the processing margin on the gas it produces as well as capture fees for processing gas produced by third-parties.

     - Maintaining financial strength and flexibility to take advantage of additional development, exploration and acquisition opportunities. Pioneer intends to maintain financial strength, flexibility and an investment grade rating for its senior debt upon completion of the Mergers. As part of this effort, Pioneer will (i) actively engage in an ongoing portfolio analysis approach to the management of its producing assets, including the monetization of approximately $150 to $200 million of low margin, marginal growth, or noncore properties in 1997 or early 1998; (ii) to the extent redemption or conversion of the Parker & Parsley MIPS (as hereinafter defined) has not already occurred, seek to redeem the Parker & Parsley MIPS for cash or exchange them into Pioneer Common Stock as soon as practicable in accordance with their terms; (iii) pursue additional deleveraging of approximately $200 to $400 million through acquisitions using Pioneer Common Stock as an acquisition currency, provided that Pioneer's management believes such acquisitions are favorable to Pioneer stockholders, and/or a public equity offering, if market conditions are favorable, realizing however, there can be no assurance that Pioneer will complete such an equity offering or, if an equity offering is made, as to the terms upon which such an offering could be made; (iv) use commodity hedging strategies to reduce price risk in supporting its capital expenditure budget and in connection with its acquisition activities; and
       (v) seek to reduce the Merger Parties' current combined annual general and administrative expenditures by approximately $10 to $15 million commencing in 1998.

     - Aligning the interests of its directors, officers, senior management, key technical personnel and stockholders. Pioneer believes its greatest resource is, and its future success is dependent upon, its employees. Pioneer believes that it is essential to properly align the interests of management with those of its stockholders through equity based compensation plans and ownership of common stock by directors and officers. To attract, retain and motivate quality personnel, Pioneer intends to utilize the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan.

     Pioneer will be committed to continuing to enhance stockholder value through adherence to this strategy and believes that its expected inventory of development, production enhancement and exploratory projects, along with strategic acquisition opportunities that may arise in the future, will provide ample opportunity for further growth in value. See "Risk Factors -- Cautionary Statement Regarding Forward-Looking Information."

THE MERGER PARTIES

     Mesa. Mesa is one of the largest independent oil and gas companies in the United States. Giving effect to recent acquisitions, Mesa had approximately 1.8 Tcfe of proved reserves as of December 31, 1996, with an SEC PV10 of approximately $2.1 billion. Approximately 93% of Mesa's estimated proved reserves are proved developed producing with an estimated reserve/production ratio of over 12 years. Mesa operates wells attributable to approximately 95% of its reserves. About 86% of Mesa's reserves are concentrated in the Hugoton field in southwest Kansas and the West Panhandle field in Texas. These fields are considered to be among the premier natural gas properties in the United States and are characterized by long-lived reserves and stable, high margin production. Mesa owns and operates the gas processing facilities that service its reserves in the two fields and substantially all of the gathering assets related to its Hugoton reserves. Mesa also has a significant and growing presence offshore in the Gulf of Mexico, where Mesa has operated since the early 1970's, and has additional reserves in the inland waters of Louisiana and in the Permian Basin of West Texas. Approximately 60% of Mesa's total equivalent proved reserves are natural gas, 30% are NGLs and 10% are oil and condensate. The mailing address and telephone number of Mesa's principal executive offices are 1400 Williams Square West, 5205 North O'Connor Boulevard, Irving, Texas 75039, (972) 444-9001.

     Parker & Parsley. Parker & Parsley is one of the largest public independent oil and gas exploration and production companies in the United States. Parker & Parsley's proved reserves totaled 302.2 million BOE at December 31, 1996 comprised of 163.9 MMBbls of oil and 829.4 Bcf of gas with an SEC PV10 of approximately $2.3 billion. On a BOE basis, 78% of the Parker & Parsley's total proved reserves at December 31, 1996 are proved developed reserves with an estimated reserve/production ratio of approximately 12 years. Parker & Parsley operates approximately 86% of its total proved reserves. Its domestic oil and gas properties are located principally in the Permian Basin of West Texas, the onshore Gulf Coast region of South Texas and Louisiana and the Midcontinent region. Parker & Parsley also owns interests in oil and gas properties in Argentina and is in the final stages of entering into an exploration farm-in in Guatemala. Approximately 54% of Parker & Parsley's total equivalent proved reserves are oil and condensate and 46% are natural gas. The mailing address and telephone number of Parker & Parsley's principal executive offices are 303 Wall Street, Suite 101, Midland, Texas 79701, (915) 683-4768.

     Pioneer. As a result of the Mergers, Pioneer will be the third largest independent oil and gas exploration and production company in the United States. Pioneer is a newly formed Delaware corporation and wholly owned subsidiary of Mesa that has not, to date, conducted any significant activities other than those incident to its formation, its execution of the Merger Agreement and its participation in the preparation of this Joint Proxy Statement/Prospectus. As a result of the Mergers, the business of Pioneer will be the business currently conducted by Mesa and Parker & Parsley. Domestic drilling and production operations will be located in Texas, Kansas, Oklahoma, Louisiana, New Mexico and offshore Gulf of Mexico. International drilling and production will be located in Argentina and Guatemala. The mailing address and telephone number of Pioneer's principal executive offices are 1400 Williams Square West, 5205 North O'Connor Boulevard, Irving, Texas 75039, (972) 444-9001.

THE SPECIAL MEETINGS

     Mesa. The Mesa Special Meeting will be held on           ,             ,
1997 at      a.m., Dallas time, at                . At the Mesa Special Meeting,
the stockholders of Mesa will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement which is summarized below and described in more detail elsewhere in this Joint Proxy Statement/Prospectus. See "The Merger Agreement." Holders of capital stock of Mesa will also be asked to approve the adoption of the Mesa 1996 Incentive Plan, the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan. The consummation of the Mergers is not conditioned on the approval of the Mesa 1996 Incentive Plan, the Pioneer Long-Term Incentive Plan or the Pioneer Employee Stock Purchase Plan.

     The board of directors of Mesa ("Mesa Board") has established             ,
1997 ("Mesa Record Date") as the date to determine those record holders of Mesa Common Stock, Mesa Series A Preferred Stock and Mesa Series B Preferred Stock entitled to notice of and to vote at the Mesa Special Meeting. The affirmative vote of (i) a majority of the outstanding shares of Mesa Common Stock, voting as a separate class, (ii) a majority of the outstanding shares of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock, voting as a single class, and (iii) a majority of the outstanding shares of Mesa Common Stock, Mesa Series A Preferred Stock and Mesa Series B Preferred Stock, voting as a single class (in each case with shares of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock having one vote per share, on an as converted basis), is required to approve the Merger Agreement. In addition, if as a part of the foregoing approvals a majority of the outstanding shares of Mesa Series A Preferred Stock vote in favor of the approval of the Merger Agreement, then all holders of Mesa Series A Preferred Stock will receive the Mesa Common Consideration in the Reincorporation Merger. The same majority voting provision applies to the Mesa Series B Preferred Stock; however, the holder of all of the outstanding shares of Mesa Series B Preferred Stock has agreed to vote in favor of the approval of the Merger Agreement and to receive the Mesa Common Consideration pursuant to the Reincorporation Merger.

     Approval and adoption of the Mesa 1996 Incentive Plan, the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan requires that a majority of the shares of Mesa Common Stock, Mesa Series A Preferred Stock and Mesa Series B Preferred Stock represented in person or by proxy and entitled to vote at the Mesa Special Meeting, voting as a single class (in each case with shares of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock having one vote per share, on an as converted basis), be voted for such approval.

     As of the Mesa Record Date, Mesa directors and executive officers owned an aggregate of 1,593,431 shares of outstanding Mesa Common Stock, 5,263,773 shares of outstanding Mesa Series A Preferred Stock and 62,424,436 shares of outstanding Mesa Series B Preferred Stock, which represents 2%, 55% and 38% of the voting power in each of the votes described in clauses (i), (ii) and (iii), respectively, above to approve the Merger Agreement and 38% of the voting power in the vote to approve the Mesa 1996 Incentive Plan, the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan. As of the Mesa Record Date, certain stockholders beneficially owning an aggregate of 1,500,000 shares of Mesa Common Stock, 5,138,742 shares of Mesa Series A Preferred Stock and 62,424,436 shares of Mesa Series B Preferred Stock have agreed to vote in favor of the Merger Agreement, the Mesa 1996 Incentive Plan, the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan, which represents 2%, 54% and 37% of the voting power in each of votes described in clauses (i), (ii) and (iii), respectively, above to approve the Merger Agreement and 37% of the voting power in the vote to approve each of the Mesa 1996 Incentive Plan, the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan.

     Parker & Parsley. The Parker & Parsley Special Meeting will be held on
          ,             , 1997 at      a.m.,           time, at
               . At the Parker & Parsley Special Meeting, the stockholders of Parker & Parsley will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement which is summarized below and described in more detail elsewhere in this Joint Proxy Statement/Prospectus. See "The Merger Agreement." Holders of Parker & Parsley Common Stock will also be asked to approve the adoption of the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan. The consummation of the Mergers is not conditioned on the approval of the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan.

     The board of directors of Parker & Parsley ("Parker & Parsley Board") has
established             , 1997 ("Parker & Parsley Record Date") as the date to
determine those record holders of Parker & Parsley Common Stock entitled to notice of and to vote at the Parker & Parsley Special Meeting. The affirmative vote of a majority of the outstanding shares of Parker & Parsley Common Stock is necessary to approve the Merger Agreement. Approval and adoption of the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan requires that a majority of the shares of Parker & Parsley Common Stock represented in person or by proxy and entitled to vote at the Parker & Parsley Special Meeting be voted for such approval.

     As of the Parker & Parsley Record Date, Parker & Parsley directors and executive officers owned an aggregate of 620,878 shares of outstanding Parker & Parsley Common Stock, which represents 1.8% of the total voting power of shares of Parker & Parsley Common Stock outstanding on such date.

THE MERGERS

     General Description of the Mergers. In the Reincorporation Merger, Mesa will merge with and into Pioneer with Pioneer being the surviving corporation. The Reincorporation Merger will have the effect of changing Mesa's state of incorporation from Texas to Delaware. Immediately after the Reincorporation Merger, Parker & Parsley will merge with and into MOC with MOC being the surviving corporation. As a result, Parker & Parsley will become a wholly owned subsidiary of Pioneer.

     As soon as practicable following the Mergers, three companies which are currently direct or indirect subsidiaries of Parker & Parsley will merge with and into MOC (the "Subsidiary Mergers"), with MOC being the surviving corporation. As a result of the Subsidiary Mergers, substantially all of Pioneer's assets will be held by MOC.

     Consideration to be Received by Mesa Stockholders. Upon consummation of the Reincorporation Merger, (i) each seven outstanding shares (other than any shares held directly by Mesa in its treasury or shares held by Parker & Parsley) of Mesa Common Stock will be converted into the right to receive one share of Pioneer Common Stock (the "Mesa Conversion Number") and (ii) each seven outstanding shares (other than any shares held by Mesa in its treasury or shares held by Parker & Parsley) of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock shall be converted into the right to receive either (a) 1.25 shares of Pioneer Common Stock or (b) one share of Pioneer Series A Preferred Stock, in each case as the holder thereof shall elect or be deemed to elect as described below; provided, however, that if the holders of a majority of the outstanding shares of Mesa Series A Preferred Stock or Mesa Series B Preferred Stock, each voting as a separate class, vote in favor of the approval of the Merger Agreement, then all shares of the series for which the vote has been obtained shall be converted into the right to receive the Mesa Common Consideration. For a description of the Pioneer Common Stock and Pioneer Preferred Stock, see "Description of Pioneer Capital Stock." For a summary of the material differences between the rights of holders of Mesa capital stock and Pioneer capital stock, see "Comparison of Stockholders' Rights." No fractional shares of Pioneer Common Stock or Pioneer Preferred Stock will be issued to any stockholder of Mesa upon consummation of the Mergers. Instead, fractional shares will be aggregated and sold in the open market by American Stock Transfer and Trust Company (the "Exchange Agent") on behalf of shareholders otherwise entitled thereto. See "The Mergers -- Fractional Shares."

     Consideration to be Received by Parker & Parsley Stockholders. Upon consummation of the Parker & Parsley Merger, each outstanding share of Parker & Parsley Common Stock (other than any shares held by Parker & Parsley in its treasury or shares held by Mesa) will be converted into the right to receive one share of Pioneer Common Stock (the "Parker & Parsley Conversion Number"). For a description of the Pioneer Common Stock, see "Description of Pioneer Capital Stock." For a summary of the material differences between the rights of holders of Parker & Parsley capital stock and Pioneer capital stock, see "Comparison of Stockholders' Rights."

     Election Procedures. Each share of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock outstanding immediately prior to the effective time of the Reincorporation Merger ("RM Effective Time") will be converted into the right to receive either Mesa Common Consideration or Mesa Preferred Consideration, as elected by such holders. Holders of shares of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock who do not make an election pursuant to the election procedures described herein will be deemed to have elected to receive the Mesa Preferred Consideration. All such elections are to be made on a form of election to be mailed to the holders of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock as of the Mesa Record Date. See "The Mergers -- Election Procedure for Mesa Preferred Stock." Notwithstanding the foregoing, if the holders of a majority of the outstanding shares of Mesa Series A Preferred Stock or the holders of a majority of the outstanding shares of Mesa Series B Preferred Stock, voting separately as a class, vote in favor of the Merger Agreement, all holders of the series for which the vote has been obtained will receive the Mesa Common Consideration and the individual elections made by holders of such series will be void. Pursuant to a stockholders agreement, the holder of all of the outstanding shares of Mesa Series B Preferred Stock has agreed to vote in favor of the Merger Agreement and to elect to receive the Mesa Common Consideration. See "Agreements by Mesa Stockholders."

     Conditions to the Merger. The respective obligations of the Merger Parties to consummate the Mergers are subject to the satisfaction of certain conditions, including (i) the approval of the Merger Agreement by the requisite vote of the respective stockholders of both of the Merger Parties at the Special Meetings,
(ii) the authorization of the shares of Pioneer Common Stock and Pioneer Preferred Stock to trade on the NYSE, (iii) the expiration of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"), (iv) the receipt of certain consents and approvals from Governmental Entities (as hereinafter defined), none of which are known by Mesa or Parker & Parsley to be required, other than those to be obtained under applicable securities laws, (v) the Registration Statement having become effective under the Securities Act, (vi) the absence of any injunction or similar order preventing consummation of the Mergers, (vii) the receipt of certain opinions of legal counsel to the effect that the Mergers will be tax-free reorganizations for Federal income tax purposes for each party to the Merger Agreement and tax-free to the respective stockholders of Mesa and Parker & Parsley (other than with respect to cash received in lieu of fractional shares and certain special circumstances), and (viii) other conditions customary for transactions of this nature.

     Amendment and Waiver. The Merger Agreement may be amended at any time before or after stockholder approval. After stockholder approval has been obtained, no amendment may be made that requires further approval of Mesa or Parker & Parsley stockholders without first obtaining such stockholder approval. Either Mesa or Parker & Parsley may extend the time for performance of any of the obligations of the other party or waive compliance with any of the agreements or conditions contained in the Merger Agreement. Neither Mesa nor Parker & Parsley currently has any intention to allow for such extension or make any such waiver.

     No Solicitation. Mesa and Parker & Parsley have each agreed that, from and after the date of the Merger Agreement, such party will not, and will not authorize or (to the extent within its control) permit any of its officers, directors, employees, agents, affiliates and other representatives or those of any of its subsidiaries to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any "acquisition proposal" for Mesa or Parker & Parsley, as applicable, from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such proposal; provided, however, that (i) the Board of Directors of Mesa or Parker & Parsley, as applicable, may take and disclose to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (ii) following receipt from a third party (without any solicitation, initiation or encouragement, directly or indirectly, by Mesa or Parker & Parsley, as applicable, or its respective representatives) of a bona fide acquisition proposal, (a) Mesa or Parker & Parsley, as applicable, may engage in discussions or negotiations with such third party and may furnish such third party information concerning it, and its business, properties and assets if such third party executes a confidentiality agreement in reasonably customary form and (b) the Board of Directors of Mesa or Parker & Parsley, as applicable, may withdraw, modify or not make its recommendation to approve the Merger Agreement to its stockholders or terminate the Merger Agreement in accordance with its terms, but in each case referred to in the foregoing clauses (i) and (ii), only to the extent that the Board of Directors of Mesa or Parker & Parsley, as applicable, shall conclude in good faith based on the advice of its outside counsel that such action is necessary in order for the Board of Directors of Mesa or Parker & Parsley, as applicable, to act in a manner that is consistent with its fiduciary obligations under applicable law. Each party is required to notify the other party if any such acquisition proposal is received or if discussions or negotiations are pursued with a third party, including the identity of the person or group engaging in such discussions or negotiations, requesting information or making such acquisition proposal, and the material terms and conditions of any such proposal (subject to certain exceptions). As defined in the Merger Agreement, the term "acquisition proposal" includes any proposal or offer that could be reasonably expected to lead to a tender or exchange offer, a merger, consolidation or other business combination involving Mesa or Parker & Parsley, as applicable, or any of their respective significant subsidiaries, or any proposal to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, Mesa or Parker & Parsley, as applicable, or any of its respective significant subsidiaries. See "Certain Terms of the Merger Agreement -- Certain Covenants; Conduct of Business of Parker & Parsley and Mesa."

     Termination of the Merger Agreement. The Merger Agreement may be terminated at any time prior to the Reincorporation Merger (i) by mutual consent of the parties; (ii) by either party if a Governmental Entity issues an injunction prohibiting the Mergers; (iii) by either party if the stockholders fail to approve the Mergers at either Special Meeting; (iv) by either party if the Mergers are not consummated by December 31, 1997; (v) by either Mesa or Parker & Parsley if the other party shall have failed to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement, or any representation or warranty of the other party contained in the Merger Agreement shall not be true in all material respects when made or at the time of termination as if made at such time, or if after the date of the Merger Agreement there has been any material adverse change to the business, operations, assets, condition (financial or otherwise) or results of operations of the other party and its subsidiaries taken as a whole, except for general economic changes or changes that may affect the industries of such other party or any of its subsidiaries generally; (vi) by either Mesa or Parker & Parsley if the other party's board of directors withdraws or modifies in any manner which is adverse to Mesa or Parker & Parsley, as applicable, its recommendation of the Mergers or resolves to do so; (vii) by either Mesa or Parker & Parsley under certain circumstances if it receives from another party an unsolicited acquisition proposal as described above under "-- No Solicitation" or the Board of Directors of the other party shall have recommended to its stockholders any other acquisition proposal or transaction as described above under "-- No Solicitation;" and (viii) by either Mesa or Parker & Parsley if the average trading price of Mesa Common Stock for the fifteen day trading period beginning twenty trading days prior to the date of the Special Meetings (the "Measurement Period") is less than $5.00 per share. See "Certain Terms of the Merger Agreement -- Termination."

     If the Merger Agreement is terminated under certain circumstances, Mesa or Parker & Parsley may be required to pay the other party a termination fee of $45 million. See "Certain Terms of the Merger Agreement -- Expenses and Termination Fee."

PIONEER'S BOARD OF DIRECTORS FOLLOWING THE MERGERS

     Upon consummation of the Mergers, I. Jon Brumley, John S. Herrington, Kenneth A. Hersh, Boone Pickens, Richard E. Rainwater, Philip B. Smith and Robert L. Stillwell, who are currently directors of Mesa, and R. Hartwell Gardner, James L. Houghton, Jerry P. Jones, Charles E. Ramsey, Jr., Scott D. Sheffield, Arthur L. Smith and Michael D. Wortley, who are currently directors of Parker & Parsley, will be members of the Board of Directors of Pioneer. The Merger Agreement requires that a fifteenth director be selected jointly by Mesa and Parker & Parsley, unless this requirement is waived by both parties.

RECOMMENDATION OF MESA'S BOARD OF DIRECTORS; MESA'S REASONS FOR THE MERGER

     The Mesa Board believes that the terms of the Mergers are fair to and in the best interests of Mesa and its stockholders and has unanimously approved the Merger Agreement and the Mergers. The Mesa Board unanimously recommends that Mesa's stockholders adopt and approve the Merger Agreement.

     In reaching its conclusion, the Mesa Board considered a number of strategic, financial and other factors, including:

     - Growth Strategy. The Mesa Board considered how the various aspects of combining with Parker & Parsley to form Pioneer would achieve the expansion and growth strategies that the Mesa Board had established, particularly, increasing reserves, production and cash flow by expanding into new core areas that would provide a large inventory of reinvestment projects. The Mesa Board believes that the complementary nature of the two companies will provide a strong foundation for a successful growth strategy that will produce superior returns to Pioneer's stockholders.

     - Property Characteristics. The Mesa Board considered many aspects of the Parker & Parsley properties to be attractive in the context of a merger with Mesa, specifically the high level of operational control, the concentration of reserves, the domestic location of the properties and their long life nature. The Mesa Board believes that these four factors combine to give reinvestment projects on these properties a better chance of success.

     - Benefits of a Larger Enterprise. Pioneer will be a substantially larger enterprise than Mesa and will have a larger market capitalization than Mesa. The Mesa Board considered that the Mergers would create a substantial pool of reserves and production capacity, and considered the benefits of the potential economies of scale that might arise. In particular, the Mesa Board considered the benefits of purchasing power and operational synergies and the fact that the combined entity should produce significantly greater cash flows than Mesa, which should allow Mesa's stockholders to participate in opportunities that might not otherwise be available to Mesa for growth through acquisitions, development and exploration, and that would have different risk and reward characteristics.

     - Improved Capital Structure. Mesa's Board considered the potential benefits of a simpler capital structure and a larger public equity float. In particular, the Mesa Board considered that the conversion of all of the Mesa Series B Preferred Stock and all or a portion of the Mesa Series A Preferred Stock into Pioneer Common Stock in the Mergers would lead to a better understanding of the combined entity's equity value in the investment community and that elimination of both the preferred stock overhang on the value of the common stock and the disproportionate voting rights of the Mesa Series B Preferred Stock in the election of directors would be seen as a positive step by the investing community. The Mesa Board also considered that Mesa's stockholders should enjoy enhanced liquidity as a result of Pioneer's larger stockholder base and the increased visibility resulting from heightened market research and institutional investor focus on a larger combined entity.

     - Management. The Mesa Board also considered the depth and breadth of management of Parker & Parsley, including Scott Sheffield, who will serve as Pioneer's Chief Executive Officer, whom the Mesa Board considers to be among the most experienced and successful builders of independent oil and gas companies in the United States.

     - Financial. The Mesa Board reviewed a financial analysis of the impact of the Mergers on the balance sheet and cash flow of the combined company which showed, among other things, that discretionary cash flow per share would be accretive to Mesa's shareholders in 1998.

     - Merger Agreement. The Mesa Board considered the terms and conditions of the Merger Agreement, including without limitation, the consideration to be received by each class of Mesa stockholders in the Mergers (which are anticipated to be tax free reorganizations) and the stockholder approval requirements of the Merger Agreement. See "Certain Terms of the Mergers."

     - Mesa Preferred Stock Exchange Ratio. In addition to the several matters described above, in reviewing and considering the determination of the exchange ratio for preferred stock, the Mesa Board considered (i) the process undertaken by management in making a recommendation to the Mesa Board regarding the exchange ratio, including the retention of financial advisors to render fairness opinions from the point of view of the holders of Mesa Common Stock and Mesa Series A Preferred Stock; (ii) information relating to Mesa's capital stock, including, principally the relative market prices of the Mesa Common Stock and Mesa Series A Preferred Stock over various time periods; (iii) the matters described under "The Mergers -- Background;" and (iv) the stock ownership and other interests of directors and officers in the transaction, as described under "Ownership of Mesa, Parker & Parsley and Pioneer Common Stock" and "The Mergers -- Interests of Certain Persons in the Mergers."

     The Mesa Board also relied on the opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Morgan Stanley & Co. Incorporated ("Morgan Stanley") described below. See "The Mergers -- Recommendation of Mesa Board; Mesa's Reasons for the Mergers."

RECOMMENDATION OF PARKER & PARSLEY'S BOARD OF DIRECTORS; PARKER & PARSLEY'S REASONS FOR THE MERGER

     The Parker & Parsley Board believes that the terms of the Merger Agreement are fair to and in the best interests of Parker & Parsley and its stockholders and has unanimously approved the Merger Agreement and the Parker & Parsley Merger. The Parker & Parsley Board unanimously recommends that Parker & Parsley's stockholders adopt and approve the Merger Agreement.

     In reaching its conclusion, the Parker & Parsley Board considered a number of factors, including:

     - Benefits of a Larger Enterprise. The Parker & Parsley Board considered various benefits of holding an ownership interest in Pioneer, which will be a substantially larger enterprise with a larger market capitalization, enhanced liquidity and increased visibility resulting from heightened market research and institutional investor focus. The Parker & Parsley Board believed that, over time, the significantly larger enterprise value and market capitalization, coupled with both long-lived oil and gas reserves, should result in higher trading multiples for Pioneer Common Stock compared to the historical trading multiples for Parker & Parsley Common Stock. The Parker & Parsley Board also considered that the combined entity should produce significantly greater cash flows that should allow participation in opportunities for growth in oil and gas reserves and production, either through acquisitions, exploration, exploitation or entries into new core areas, that might not otherwise be available to Parker & Parsley.

     - Quality and Nature of Mesa's and Pioneer's Assets. The Parker & Parsley Board considered the favorable financial performance and stable cash flows generated by Mesa's assets in the Hugoton and West Panhandle Fields, that Pioneer's reserve base would be well balanced, and that Pioneer's primary assets would consist of both long-lived gas and long-lived oil reserves. The Parker & Parsley Board also considered that, although it appeared that there would be an initial marginal dilution in cash flow for Parker & Parsley stockholders, there should be an accretion in cash flow beginning in 1999 and thereafter, due to the nature of Mesa's long-lived gas reserves and anticipated reinvestment opportunities using such cash flow. The Parker & Parsley Board also considered the immediate significant impact that the Mergers would have on the achievement of certain of Parker & Parsley's strategic goals, including growth in production and total reserves, growth in market capitalization, and exposure to a new core area, namely the exploration potential of the Gulf of Mexico through Mesa's interest in 60 offshore exploration blocks and in its recent acquisition of Greenhill Petroleum Company.

     - Management and Significant Stockholders. The Parker & Parsley Board considered that the experience of Jon Brumley, who will serve as Pioneer's Chairman of the Board, and Richard Rainwater, who will be the largest individual stockholder of Pioneer upon consummation of the Mergers, could benefit Parker & Parsley's stockholders by quickly and aggressively building shareholder value.

     - Financial. The Parker & Parsley Board reviewed a broad range of financial information and analysis regarding Mesa, Parker & Parsley and the two companies on a pro forma combined basis, including a financial comparison of Mesa and Parker & Parsley, a review of the potential impact of the Mergers on the balance sheet of the combined company, and a comparison of the relative contribution made by Mesa and Parker & Parsley to the combined levels of certain measures of Pioneer's financial and operating condition.

     - Merger Agreement. The Parker & Parsley Board considered the terms and conditions of the Merger Agreement, including the consideration to be received by the Parker & Parsley stockholders and the 17% premium such consideration represented to the trading price of Parker & Parsley's common stock on the last trading day preceding the execution of the Merger Agreement. The Parker & Parsley Board also considered that provisions of the Merger Agreement restrict Mesa's right to solicit or engage in negotiations or discussions with respect to acquisition proposals for Mesa, and gave special consideration to the fact that both Parker & Parsley and Mesa may, in their discretion, terminate the Merger Agreement if the average trading price for Mesa Common Stock during the Measurement Period is less than $5.00 per share. The Parker & Parsley Board considered the established floor value of $35.00 for Parker & Parsley stockholders at the end of the Measurement Period to be important because it significantly enhanced the likelihood of conversion or redemption of the Parker & Parsley MIPS prior to or after the closing of the Mergers.

     - Stockholders Agreements. The Parker & Parsley Board considered the terms of the agreements of DNR and Boone Pickens to vote in favor of the Merger Agreement and to elect to receive the Mesa Common Consideration in the Reincorporation Merger.

     The Parker & Parsley Board also relied on the opinion of Goldman, Sachs & Co. ("Goldman Sachs") described below. See "The Mergers -- Recommendation of Parker & Parsley Board; Parker & Parsley's Reasons for the Mergers."

OPINIONS OF FINANCIAL ADVISORS

     Mesa. At the April 3, 1997 meeting of the Mesa Board held to consider entering into the Merger Agreement, Merrill Lynch, financial advisor to Mesa, delivered its oral opinions (subsequently confirmed in writing by letter dated April 4, 1997) that, subject to the factors and assumptions stated therein and as of such date, (i) the Mesa Conversion Number and the Parker & Parsley Conversion Number are fair from a financial point of view to the holders of Mesa Common Stock and (ii) the Mesa Common Consideration is fair from a financial point of view to the holders of Mesa Common Stock. Also at the April 3, 1997 meeting of the Mesa Board, Morgan Stanley delivered its oral opinion (subsequently confirmed in writing by letter dated April 4, 1997) that, subject to the factors and assumptions stated therein and as of such date, the Mesa Common Consideration and the Mesa Preferred Consideration are fair from a financial point of view to the holders of Mesa Series A Preferred Stock.

     Parker & Parsley. At the April 6, 1997 meeting of the Parker & Parsley Board held to consider and vote on entering into the Merger Agreement, Goldman Sachs, financial advisor to Parker & Parsley, delivered its written opinion that, subject to the factors and assumptions stated therein and as of such date, the Parker & Parsley Conversion Number pursuant to the Merger Agreement is fair to the holders of Parker & Parsley Common Stock.

     For information on the assumptions made, matters considered and limits of the reviews by Merrill Lynch, Morgan Stanley and Goldman Sachs, see "The Mergers -- Fairness Opinions." Stockholders are urged to read in their entirety the full text of the opinions of Merrill Lynch, Morgan Stanley and Goldman Sachs, which are set forth as Appendices II, III, IV and V to this Joint Proxy Statement/Prospectus and incorporated herein by reference. See "The
Mergers -- Fairness Opinions" for information concerning compensation paid or payable to such firms in connection with the Mergers.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

     In considering the recommendations of the Boards of Directors of the Merger Parties, stockholders should be aware that certain members of the Boards of Directors of the Merger Parties and certain executive officers of the Merger Parties have interests in the Mergers separate from their interests as stockholders including executive severance arrangements. See "The
Mergers -- Interests of Certain Persons in the Mergers."

CERTAIN UNITED STATES INCOME TAX CONSEQUENCES

     The Mergers have been structured to qualify as nontaxable exchanges under the Internal Revenue Code of 1986, as amended (the "Code"). It is a condition to the Mergers that Mesa receive an opinion from Baker & Botts, L.L.P., and that Parker & Parsley receive an opinion from Vinson & Elkins L.L.P. to the effect that no gain or loss will be recognized by Mesa or Parker & Parsley, respectively, or by their respective stockholders, in connection with the Mergers (other than with respect to cash received in lieu of fractional shares and certain special circumstances). See "The Mergers -- Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

     The Parker & Parsley Merger will be accounted for as a purchase of Mesa by Parker & Parsley for financial accounting purposes. See "The
Mergers -- Accounting Treatment."

APPRAISAL RIGHTS

     None of Mesa's or Parker & Parsley's stockholders are entitled to dissenters' rights of appraisal in connection with the Mergers, except for the sole holder of the Mesa Series B Preferred Stock, which holder has waived in writing such rights of appraisal.

GOVERNMENTAL AND REGULATORY APPROVALS

     Consummation of the Mergers is conditioned upon the expiration or termination of the waiting period under the HSR Act. Neither Mesa nor Parker & Parsley is aware of any other governmental or regulatory approval required for consummation of the Mergers, other than compliance with applicable securities laws.

STOCK-BASED COMPENSATION PLANS

     If the Merger Agreement and the Pioneer Long-Term Incentive Plan are approved by the stockholders of Mesa and Parker & Parsley, no additional awards will be granted under the Mesa 1996 Incentive Plan or Parker & Parsley's existing Long-term Incentive Plan.

COMPARATIVE MARKET PRICE DATA

     Mesa. The Mesa Common Stock and Mesa Series A Preferred Stock are traded on the NYSE under the symbol "MXP" and "MXPPrA," respectively. The Mesa Series A Preferred Stock started trading on the NYSE on July 3, 1996. The following table reflects the high and low sales prices of Mesa Common Stock and Mesa Series A Preferred Stock by quarter for the periods indicated.

                                                                    MESA               MESA SERIES A
                                                                   COMMON                PREFERRED
                                                                   STOCK                   STOCK
                                                            --------------------    --------------------
                                                              HIGH        LOW         HIGH        LOW
                                                              ----        ---         ----        ---
1997
Second Quarter (through May 9)............................    $ 6         $ 4 5/8     $ 7 5/8     $ 5 7/8
First Quarter.............................................      6 1/2       5           7 3/4       5 7/8
1996
Fourth Quarter............................................      5 1/2       4           6 5/8       5
Third Quarter.............................................      5 1/2       2 7/8       5 3/8       3 3/8
Second Quarter............................................      5 1/2       2 5/8      --          --
First Quarter.............................................      4           2 5/8      --          --
1995
Fourth Quarter............................................      4 7/8       3          --          --
Third Quarter.............................................      5 1/2       3 7/8      --          --
Second Quarter............................................      6 1/8       3 1/2      --          --
First Quarter.............................................      6 1/8       4 5/8      --          --

     On April 4, 1997, the last trading day before Mesa and Parker & Parsley publicly announced that they had signed the Merger Agreement, the last reported sales prices for shares of Mesa Common Stock and Mesa Series A Preferred Stock were $5 3/4 and $7 1/4 per share, respectively.

     Parker & Parsley. The Parker & Parsley Common Stock is traded on the NYSE under the symbol "PDP." The following table sets forth the high and low sales prices for Parker & Parsley's Common Stock by quarter for the periods indicated.

                                                                HIGH        LOW
                                                                ----        ---
1997
Second Quarter (through May 9)..............................    $33 7/8     $28 1/2
First Quarter...............................................     37 5/8      28 7/8
1996
Fourth Quarter..............................................     37 1/4      26 1/8
Third Quarter...............................................     27 3/4      22 1/4
Second Quarter..............................................     27 7/8      22 3/4
First Quarter...............................................     23 3/4      19 3/8
1995
Fourth Quarter..............................................     22          17 1/2
Third Quarter...............................................     23 1/4      17 3/8
Second Quarter..............................................     22 3/4      18 5/8
First Quarter...............................................     22 7/8      165/16

     On April 4, 1997, the last trading day before Mesa and Parker & Parsley publicly announced that they had signed the Merger Agreement, the last reported sales price for shares of Parker & Parsley Common Stock was $29 7/8 per share.

     Pioneer. Application will be made to list the Pioneer Common Stock and Pioneer Preferred Stock on the NYSE.

     Dividends. Since the third quarter of 1991, Parker & Parsley has paid a cash dividend of $.05 per share of Parker & Parsley Common Stock in the first and third quarters of each calendar year. Parker & Parsley has recorded interest expense of $12 million, $12 million and $9.1 million during 1996, 1995 and 1994, respectively, with respect to 3,776,400 shares of 6 1/4% Cumulative Guaranteed Monthly Income Convertible Preferred Shares (the "Parker & Parsley MIPS") issued by Parker & Parsley Capital LLC ("P&P Capital"), a subsidiary of Parker & Parsley.

     Mesa has not paid any dividends or distributions with respect to its equity securities, including the Mesa Common Stock, since 1990 other than (i) the distribution of regular 8% annual payable-in-kind ("PIK") dividends paid quarterly to the holders of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock in accordance with the Statement of Resolution of Mesa establishing such series of stock, (ii) the distribution of rights to purchase shares of Mesa Series A Preferred Stock to the holders of record of Mesa Common Stock on July 3, 1996 in connection with a recapitalization transaction and
(iii) the distribution of preferred stock purchase rights to the holders of Mesa Common Stock under Mesa's former Shareholder Rights Plan in July 1995.

     Mesa's credit facility and debt indentures restrict the payment of dividends and distributions with respect to Mesa's equity securities, other than those paid in the form of equity securities. In addition, the Statement of Resolution establishing the Mesa Series A Preferred Stock and Mesa Series B Preferred Stock prohibits the payment of dividends with respect to Mesa Common Stock for so long as any shares of the Mesa Series A Preferred Stock or Mesa Series B Preferred Stock remain outstanding.

     The Statement of Resolution establishing the Pioneer Preferred Stock will prohibit the payment of dividends with respect to Pioneer Common Stock for so long as any shares of the Pioneer Preferred Stock remain outstanding. If there are no shares of Pioneer Preferred Stock outstanding, Pioneer initially intends to pay a semi-annual dividend of $.05 per share on each share of Pioneer Common Stock outstanding, subject to restrictions imposed by the outstanding debt of Pioneer.

CERTAIN COMPARATIVE PER SHARE DATA.

     The following table presents comparative per share information for Mesa and Parker & Parsley on a historical basis and on a pro forma basis for the year ended December 31, 1996 assuming that the Mergers had occurred on January 1, 1996 for cash dividends and income (loss) per common share purposes and as of December 31, 1996 for book value per common share purposes. The tables should be read in conjunction with the financial statements of Mesa and Parker & Parsley incorporated by reference in this Joint Proxy Statement/Prospectus and the unaudited pro forma combined financial statements and related notes included elsewhere herein. See "Unaudited Pro Forma Combined Financial Statements."

                                                                                PIONEER
                                                                     ------------------------------
                                                 PARKER &                            PRO FORMA
                                                 PARSLEY     MESA    PRO FORMA   EQUIVALENT-MESA(A)
                                                 --------   ------   ---------   ------------------
Book value per common share at December 31,
  1996.........................................   $15.12    $(0.15)   $22.54           $3.22
Year ended December 31, 1996:
  Cash dividends per common share..............     0.10        --      0.00(b)         0.01
  Income (loss) per common share...............     3.92     (0.02)     0.52            0.07

---------------

(a) Represents the pro forma amounts divided by the Mesa Conversion Number.

(b) The terms of the Pioneer Preferred Stock, should any shares be outstanding upon consummation of the Mergers, will prohibit the payment of dividends on Pioneer Common Stock. See "-- Dividends -- Pioneer."

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     Mesa. The following table sets forth selected financial information of Mesa for each of the five fiscal years in the period ended December 31, 1996. This data should be read in conjunction with the Consolidated Financial Statements of Mesa and the related notes thereto incorporated herein by reference.

                                                            YEARS ENDED DECEMBER 31,
                                              ----------------------------------------------------
                                                1996       1995       1994       1993       1992
                                              --------   --------   --------   --------   --------
                                                (IN MILLIONS, EXCEPT RATIOS AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Total operating revenues....................  $  311.4   $  235.0   $  228.7   $  222.2   $  237.1
Total operating expenses....................     214.7      187.0      200.0      200.2      210.9
Operating income............................      96.7       48.0       28.7       22.0       26.2
Net interest expense(a).....................    (113.4)    (132.7)    (131.3)    (131.3)    (129.9)
Other income(b).............................      25.0       27.1       19.2        6.9       14.5
                                              --------   --------   --------   --------   --------
Income (loss) from continuing
  operations(c).............................       8.3   $  (57.6)  $  (83.4)  $ (102.4)  $  (89.2)
                                                         ========   ========   ========   ========
Dividends on preferred stock................      (9.5)
                                              --------
Loss from continuing operations applicable
  to common stock(c)........................  $   (1.2)
                                              ========
Loss from continuing operations per common
  share.....................................  $  (0.02)  $  (0.90)  $  (1.42)  $  (2.61)  $  (2.31)
                                              ========   ========   ========   ========   ========
Weighted average common shares
  outstanding...............................      64.2       64.1       58.9       39.3       38.6
OTHER FINANCIAL DATA:
EBITDAEX(d).................................  $  228.6   $  183.4   $  160.3   $  142.4   $  178.1
Cash flows from operating activities........     101.3       69.2       48.6       32.5      (28.4)
Cash flows from investing activities........     (45.0)     (41.4)     (40.3)      37.5      (17.0)
Cash flows from financing activities........    (188.7)     (22.1)      (3.6)     (88.5)     (29.5)
Capital expenditures........................      50.2       42.3       32.6       29.6       69.2
Ratio of earnings to fixed changes(e).......        NM         NM         NM         NM         NM
BALANCE SHEET DATA (END OF PERIOD):
Working Capital.............................  $   14.8   $   43.8   $  115.7   $   76.2   $  102.9
Property, plant and equipment, net..........   1,046.4    1,104.8    1,130.4    1,191.8    1,280.3
Total assets................................   1,213.9    1,486.8    1,484.0    1,533.4    1,676.5
Long-term debt, including current
  maturities................................     808.1    1,236.7    1,223.3    1,241.3    1,286.2
Stockholders' equity........................     265.5       67.0      124.6      112.1      184.4

---------------

(a) Net interest expense represents total interest expense less interest income.

(b) See "Mesa -- Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- Other Income (Expense)" for additional detail.

(c) Loss from continuing operations excludes a $59.4 million extraordinary loss on debt extinguishment for the year ended December 31, 1996.

(d) EBITDAEX is presented because of its wide acceptance as a financial indicator of a company's ability to service or incur debt. EBITDAEX (as used herein) is calculated by adding interest, depletion, depreciation and amortization, and exploration costs to loss from continuing operations applicable to common stock. Interest includes accrued interest expense and amortization of deferred financing costs. EBITDAEX should not be considered as an alternative to earnings (loss) or operating earnings (loss), as defined by generally accepted accounting principles, as an indicator of Mesa's financial performance, as an alternative to cash flow, as a measure of liquidity or as being comparable to other similarly titled measures of other companies.

(e) For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as loss from continuing operations applicable to common stock plus fixed charges. Fixed charges consist of interest expense, capitalized interest and preferred stock dividends. Earnings were inadequate to cover fixed charges for each of the years ended

    December 31, 1996 through 1992 by $1.3 million, $58.5 million, $83.5 million, $105.3 million and $91.6 million, respectively.

     Parker & Parsley. The following table sets forth selected consolidated financial information of Parker & Parsley for each of the five fiscal years in the period ended December 31, 1996. This data should be read in conjunction with the Consolidated Financial Statements of Parker & Parsley and the related notes thereto incorporated herein by reference.

                                                        YEARS ENDED DECEMBER 31,
                                         -------------------------------------------------------
                                           1996        1995      1994(B)     1993(A)      1992
                                         --------    --------    --------    --------    -------
                                             (IN MILLIONS, EXCEPT RATIOS AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Total operating revenues.............  $  420.7    $  485.8    $  479.7    $  328.5    $ 201.8
  Total operating expenses(c)..........     286.4       587.0       461.8       280.5      163.1
                                         --------    --------    --------    --------    -------
  Operating income (loss)..............     134.3      (101.2)       17.9        48.0       38.7
                                         --------    --------    --------    --------    -------
  Other revenues and expenses:
     Interest and other income.........      17.5        11.4         6.9         4.4        4.2
     Gain on disposition of assets, net
       (d).............................      97.1        16.6         9.5        23.2        4.2
     Interest expense..................     (46.2)      (65.4)      (50.5)      (23.3)     (14.7)
     Other expenses....................      (2.4)      (11.4)       (4.3)       (3.9)      (2.3)
                                         --------    --------    --------    --------    -------
                                             66.0       (48.8)      (38.4)         .4       (8.6)
                                         --------    --------    --------    --------    -------
  Income (loss) before income taxes,
     extraordinary item and cumulative
     effect of accounting change.......     200.3      (150.0)      (20.5)       48.4       30.1
  Income tax benefit (provision).......     (60.1)       45.9         6.5       (17.0)      (3.0)
                                         --------    --------    --------    --------    -------
  Income (loss) before extraordinary
     item and cumulative effect of
     accounting change.................  $  140.2    $ (104.1)   $  (14.0)   $   31.4    $  27.1
                                         ========    ========    ========    ========    =======
  Income (loss) before extraordinary
     item and cumulative effect of
     accounting change per share:
     Primary...........................  $   3.92    $  (2.95)   $   (.47)   $   1.13    $  1.05
                                         ========    ========    ========    ========    =======
     Fully diluted.....................  $   3.47    $  (2.95)   $   (.47)   $   1.13    $  1.05
                                         ========    ========    ========    ========    =======
  Dividends per share..................  $    .10    $    .10    $    .10    $    .10    $   .10
                                         ========    ========    ========    ========    =======
  Weighted average shares
     outstanding.......................      35.7        35.3        30.1        27.9       25.8
OTHER FINANCIAL DATA:
  EBITDAEX(e)..........................  $  381.7    $  232.5    $  200.7    $  155.7    $  95.0
  Cash flows from operating
     activities........................     230.1       157.3       129.8       112.2       77.2
  Cash flows from investing
     activities........................      13.5       (53.8)     (454.9)     (386.8)    (111.8)
  Cash flows from financing
     activities........................    (258.9)     (107.5)      331.8       291.7       33.8
  Capital expenditures.................     228.0       228.9       563.9       572.1      129.7
  Ratio of earnings to fixed
     charges(f)........................       5.3          NM          NM         3.0        2.9
BALANCE SHEET DATA (END OF PERIOD):
  Working capital......................  $   26.1    $   31.5    $   43.7    $   39.5    $   8.0
  Property, plant and equipment, net...   1,040.4     1,121.7     1,349.9       802.0      499.1
  Total assets.........................   1,199.9     1,319.2     1,604.9     1,016.9      576.7
  Long-term obligations................     329.0       603.2       727.2       544.3      225.9
  Preferred stock of subsidiary........     188.8       188.8       188.8          --         --
  Total stockholders' equity...........     530.3       411.0       509.6       348.8      295.0

---------------

(a) Includes amounts relating to the acquisition of certain Prudential-Bache Energy limited partnerships in July 1993. Also includes results of operations related to Parker & Parsley's interest in the Carthage gas processing plant that had been deferred in 1992 and 1993 and the gain of $7.3 million recognized on the sale of that interest on June 30, 1993.

(b) Includes amounts relating to the acquisition of Bridge Oil Limited in July 1994 and the acquisition of properties from PG&E Resources Company in August 1994.

(c) Includes noncash pre-tax charges of $130.5 million in 1995 associated with the adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

(d) Includes a gain of $83.3 million in 1996 related to the disposition of certain wholly-owned subsidiaries.

(e) EBITDAEX is presented because of its wide acceptance as a financial indicator of a company's ability to service or incur debt. EBITDAEX (as used herein) is calculated by adding interest, income taxes, depletion, depreciation and amortization, impairment of oil and gas properties and natural gas processing facilities and exploration and abandonment costs to income (loss) before extraordinary item and cumulative effect of accounting change. Interest includes accrued interest expense and amortization of deferred financing costs. EBITDAEX should not be considered as an alternative to earnings (loss) or operating earnings (loss), as defined by generally accepted accounting principles, as an indicator of the Parker & Parsley's financial performance, as an alternative to cash flow, as a measure of liquidity or as being comparable to other similarly titled measures of other companies.

(f) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes, extraordinary item and cumulative effect of accounting change plus fixed charges net of interest capitalized. Fixed charges consist of interest expense, interest capitalized and the portion of rental expense attributable to interest. Parker & Parsley's 1995 and 1994 earnings were inadequate to cover its fixed charges. The amount of the deficiencies were $150.0 million in 1995 and $20.5 million in 1994.

SUMMARY PRO FORMA COMBINED FINANCIAL INFORMATION FOR PIONEER

     The unaudited pro forma statements of operations data of Pioneer for the year ended December 31, 1996 give effect to the Mergers as if they had occurred on January 1, 1996. The unaudited pro forma balance sheet data as of December 31, 1996 give effect to the Mergers as if they had occurred on December 31, 1996. This Summary Pro Forma Combined Financial Information is qualified in is entirety by, and should be read in conjunction with, the Unaudited Pro Forma Combined Financial Statements included elsewhere in this Joint Proxy Statement/Prospectus.

(in millions, except ratios and per share data)
STATEMENT OF OPERATIONS DATA:
  Total operating revenues..................................  $ 769.0
  Total operating expense...................................    604.0
                                                              -------
  Operating income (loss)...................................    165.0
  Other revenues and expenses:
     Interest and other income..............................     51.1
     Gain on disposition of assets, net.....................     12.0
     Interest expense.......................................   (141.8)
     Other expenses.........................................     (4.8)
                                                              -------
  Income from continuing operations before income taxes.....     81.5
  Income tax provision......................................    (46.4)
                                                              -------
  Income from continuing operations.........................  $  35.1
                                                              =======
  Income per common share:
     Primary................................................  $   .52
                                                              =======
     Fully diluted..........................................  $   .52
                                                              =======
  Weighted average shares outstanding.......................     67.1
                                                              =======
OTHER FINANCIAL DATA:
  EBITDAEX(a)...............................................  $ 557.0
  Ratio of earnings to fixed charges(b).....................    1.6:1
BALANCE SHEET DATA (END OF PERIOD):
  Working capital...........................................  $  28.5
  Property, plant and equipment, net........................  3,174.3
  Total assets..............................................  3,453.1
  Long-term obligations.....................................  1,536.7
  Preferred stock of subsidiary.............................    188.8
  Total stockholders' equity................................  1,496.2

---------------

(a) EBITDAEX is presented because of its wide acceptance as a financial indicator of a company's ability to service or incur debt. EBITDAEX is calculated by adding interest, income taxes, depletion, depreciation and amortization, and exploration and abandonment costs to income from continuing operations. Interest includes accrued interest expense and amortization of deferred financing costs. EBITDAEX should not be considered as an alternative to earnings or operating earnings, as defined by generally accepted accounting principles, as an indicator of Pioneer's financial performance, as an alternative to cash flow, as a measure of liquidity or as being comparable to other similarly titled measures of other companies.

(b) For purposes of computing the pro forma ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, interest capitalized and the portion of rental expense attributable to interest.

                                  RISK FACTORS

     Stockholders should carefully review the following factors together with the other information contained in this Joint Proxy Statement/Prospectus prior to voting on the proposals herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     This Joint Proxy Statement/Prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this Joint Proxy Statement/Prospectus including, without limitation, the statements under "Summary -- The Pioneer Enterprise," "Pioneer -- Pioneer's Assets, Strengths and Business Strategy Following the Mergers,"
"Mesa -- Managements Discussion and Analysis of Financial Condition and Results of Operations" and "Parker & Parsley -- Managements Discussion and Analysis of Financial Condition and Results of Operations" are forward-looking statements. Although Mesa and Parker & Parsley believe their respective expectations are based on reasonable assumptions, no assurance can be given that actual results may not differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations of Mesa and Parker & Parsley include, among other things, the prices received or demand for oil and gas, the uncertainty of reserve estimates, operating hazards, competition and the effects of governmental and environmental regulation, conditions in the capital markets and equity markets, and the ability of Pioneer to achieve the goals described in "The Mergers -- Mesa's Reasons for the Mergers" and "-- Parker & Parsley's Reasons for the Mergers," as well as other factors discussed in or incorporated by reference into this Joint Proxy Statement/Prospectus.

FIXED MERGER CONSIDERATION

     Stockholders of Mesa and Parker & Parsley should consider that the merger consideration will not be adjusted in the event of an increase or decrease in the market price of Mesa Common Stock, Mesa Series A Preferred Stock or Parker & Parsley Common Stock. Holders of Mesa Common Stock will receive one share of Pioneer Common Stock for each seven shares of Mesa Common Stock held and holders of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock will receive either 1.25 shares of Pioneer Common Stock or one share of Pioneer Series A Preferred Stock for each seven shares held. Holders of Parker & Parsley Common Stock will receive one share of Pioneer Common Stock for each share of Parker & Parsley Common Stock held. However, each of Mesa and Parker & Parsley have the option to terminate the Merger Agreement if the average trading price for Mesa Common Stock for the Measurement Period is less than $5.00 per share. If this is the case, Mesa and Parker & Parsley will each independently determine whether to terminate the Merger Agreement, waive the option and proceed to the consummation of the Mergers or seek to renegotiate the terms upon which the Mergers will be consummated. Stockholders of Mesa and Parker & Parsley are urged to obtain current stock market quotations for Mesa Common Stock, Mesa Series A Preferred Stock and Parker & Parsley Common Stock.

EFFECT OF VOLATILE PRODUCT PRICES

     The future financial condition and results of operations of Pioneer will depend upon the prices received for oil and natural gas production and NGLs and the costs of acquiring, finding, developing and producing reserves. Prices for oil, natural gas and NGLs are subject to fluctuations in response to relatively minor changes in supply, market uncertainty and a variety of additional factors that are beyond the control of Pioneer. These factors include worldwide political instability (especially in the Middle East and other oil-producing regions), the foreign supply of oil and gas, the price of foreign imports, the level of consumer product demand, government regulations and taxes, the price and availability of alternative fuels and the overall economic environment. A substantial or extended decline in oil, gas or NGL prices would have a material adverse effect on Pioneer's financial position, results of operations, quantities of oil and gas that may be economically produced and access to capital. In addition, the sale of oil and gas production of Pioneer will depend upon a number of factors beyond its control, including the availability and capacity of transportation and processing facilities.

     Oil, natural gas and NGL prices have historically been volatile and are likely to continue to be volatile in the future. Such volatility makes it difficult to estimate the value of producing properties for acquisition and to budget and project the financial return on exploration and development projects involving producing properties. In addition, unusually volatile prices often disrupt the market for oil and gas properties, as buyers and sellers have more difficulty agreeing on the purchase price of properties. In particular, from January 2, 1997 to March 31, 1997, the prices of crude oil have ranged from a high of $26.62 per Bbl to a low of $20.11 per Bbl and gas prices have ranged from a high of $3.64 per Mcf to a low of $1.78 per Mcf, in each case as the reported NYMEX Daily Prompt Month Closing Price.

     Both Mesa and Parker & Parsley engage in hedging activities with respect to portions of their respective projected oil and gas production through a variety of financial arrangements designed to protect against price declines, including swaps, collars and futures agreements and Pioneer expects to continue to do so. To the extent that Pioneer engages in such activities, it may be prevented from realizing the benefits of price increases above the levels reflected in such hedges.

SUBSTANTIAL INDEBTEDNESS

     Upon consummation of the Mergers, Pioneer will have long-term indebtedness (including current maturities) of approximately $1.6 billion, consisting of an estimated $602 million in borrowings under an unsecured revolving bank credit facility (the "Pioneer Credit Facility"), $188.8 million attributable to the Parker & Parsley MIPS, $300 million attributable to Parker & Parsley's senior notes and $488 million attributable to Mesa's senior subordinated notes. Pioneer's level of indebtedness will have several important effects on its future operations, including that (i) a portion of Pioneer's cash flow from operations will be dedicated to the payment of interest on its indebtedness and will not be available for other purposes, (ii) the covenants contained in the Pioneer Credit Facility and in the indentures governing the Parker & Parsley senior notes and the Mesa senior subordinated notes will require Pioneer to meet certain financial tests and other restrictions, limit its ability to borrow additional funds, to grant liens and to dispose of assets and will affect Pioneer's flexibility in planning for and reacting to changes in its business, including possible acquisition activities, and (iii) Pioneer's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired.

     Pioneer's ability to meet its debt service obligations and to reduce its total indebtedness will be dependent upon Pioneer's future performance, which will depend in part on oil and gas prices received, Pioneer's level of production and general economic conditions and financial, business and other factors affecting the operations of Pioneer, many of which are beyond its control. There can be no assurance that Pioneer's future performance will not be adversely affected by such changes in oil and gas prices and production, and by such economic conditions and financial, business and other factors.

     Pioneer may take several courses of action designed to reduce its total indebtedness upon consummation of the Mergers, including, if they remain outstanding, a cash redemption or mandatory conversion of the Parker & Parsley MIPS, a public offering of Pioneer Common Stock, the sale of non-core assets and other actions that Pioneer may deem appropriate. There can be no assurance that Pioneer will take any or all of these actions, or that market conditions and other factors will permit Pioneer to take such actions or that any of these actions, if taken, will be successful. See "The Mergers -- Exchange or Redemption of Parker & Parsley MIPS."

RELIANCE ON ESTIMATES OF PROVED RESERVES AND FUTURE NET CASH FLOWS

     Information relating to Mesa's and Parker & Parsley's proved oil and gas reserves set forth in this Joint Proxy Statement/Prospectus and incorporated by reference herein is based upon engineering estimates. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Estimates of economically recoverable oil and gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future oil and gas prices, future operating costs, severance and excise taxes, development costs and workover and remedial costs, all of which may in fact vary considerably from actual results. Because all reserve estimates are to some degree speculative, the quantities of oil and natural gas that are ultimately recovered, production and operation costs, the amount and timing of future development expenditures and future oil and natural gas sales prices may all vary from those assumed in these estimates and such variances may be material. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data.

     The present value of estimated future net cash flows should not be construed as the current market value of the estimated proved oil and gas reserves attributable to Mesa's or Parker & Parsley's properties. In accordance with applicable requirements of the Securities and Exchange Commission (the "Commission"), the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by factors such as the amount and timing of actual production, supply and demand for oil and gas, curtailments or increases in consumption by gas purchasers and changes in governmental regulations or taxation. The timing of actual future net cash flows from proved reserves, and thus their actual present value, will be affected by the timing of both the production and the incurrence of expenses in connection with development and production of oil and gas properties. In addition, the 10% discount factor, which is required by the Commission to be used to calculate discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with Mesa's or Parker & Parsley's business or the oil and gas industry in general.

REPLACEMENT OF RESERVES

     Pioneer's future success will depend on its ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. The proved reserves of Pioneer will generally decline as reserves are depleted, except to the extent that Pioneer conducts successful exploration or development activities or acquires properties containing proved reserves, or both. There can be no assurance that Pioneer's planned development and exploration projects and acquisition activities will result in significant additional reserves or that Pioneer will have success drilling productive wells at low finding and development costs. Furthermore, while Pioneer's revenues may increase if prevailing oil and gas prices increase significantly, Pioneer's finding costs for additional reserves could also increase.

OPERATING HAZARDS; LIMITED INSURANCE COVERAGE

     Pioneer's operations will be subject to hazards and risks inherent in drilling for and production and transportation of natural gas and oil, such as fires, natural disasters, explosions, encountering formations with abnormal pressures, blowouts, cratering, pipeline ruptures and spills, any of which can result in loss of hydrocarbons, environmental pollution, personal injury claims and other damage to the properties of Pioneer and others. These risks could result in substantial losses to Pioneer due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. Moreover, Pioneer's Gulf of Mexico offshore operations will be subject to a variety of operating risks peculiar to the marine environment, such as hurricanes or other adverse weather conditions, to more extensive governmental regulation, including regulations that may, in certain circumstances, impose strict liability for pollution damage, and to interruption or termination of operations by governmental authorities based on environmental or other considerations.

     As protection against operating hazards, Mesa and Parker & Parsley have maintained and Pioneer expects to maintain insurance coverage against some, but not all, potential losses. Mesa's and Parker & Parsley's coverages include, but are not limited to, operator's extra expense, physical damage on certain assets, employer's liability, comprehensive general liability, automobile, workers' compensation and limited coverage for sudden environmental damages, but the Merger Parties and Pioneer do not believe that insurance coverage for environmental damages that occur over time is available at a reasonable cost. Moreover, the Merger

Parties and Pioneer do not believe that insurance coverage for the full potential liability that could be caused by sudden environmental damages is available at a reasonable cost. Accordingly, each of the Merger Parties and Pioneer may be subject to liability or may lose substantial portions of its properties in the event of environmental damages. The occurrence of an event that is not fully covered by insurance could have an adverse impact on the Merger Parties' and Pioneer's financial condition and results of operations.

GOVERNMENTAL REGULATION

     General. Pioneer's operations will be affected from time to time in varying degrees by political developments and federal and state laws and regulations. In particular, oil and natural gas production, operations and economics are or have been affected by price controls, taxes and other laws relating to the oil and natural gas industry, by changes in such laws and by changes in administrative regulations. The Merger Parties and Pioneer cannot predict how existing laws and regulations may be interpreted by enforcement agencies or court rulings, whether additional laws and regulations will be adopted, or the effect such changes may have on its business or financial condition.

     Environmental. Pioneer's operations will be subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations require the acquisition of a permit before drilling commences, restrict the types, quantities and concentration of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas, and impose substantial liabilities for pollution which might result from Pioneer's operations. Moreover, the recent trend toward stricter standards in environmental legislation and regulation is likely to continue. For instance, legislation has been proposed in Congress from time to time that would reclassify certain crude oil and natural gas exploration and production wastes as "hazardous wastes" which would make the reclassified wastes subject to much more stringent handling, disposal and clean-up requirements. If such legislation were to be enacted, it could have a significant impact on the operating costs of Pioneer, as well as the oil and gas industry in general. Initiatives to further regulate the disposal of crude oil and natural gas wastes pending in certain states could have a similar impact and Pioneer could incur substantial costs to comply with environmental laws and regulations. In addition to compliance costs, government entities and other third parties may assert substantial liabilities against owners and operators of oil and gas properties for oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages, including damages caused by previous property owners. The imposition of any such liabilities on Pioneer could have a material adverse effect on Pioneer's financial condition and results of operations.

     The Oil Pollution Act of 1990 imposes a variety of regulations on "responsible parties" related to the prevention of oil spills. The implementation of new, or the modification of existing, environmental laws or regulations, including regulations promulgated pursuant to the Oil Pollution Act of 1990, could have a material adverse impact on Pioneer.

COMPETITION

     Pioneer will operate in the highly competitive areas of natural gas and oil production, development and exploration. Pioneer will also compete with companies for the acquisition of desirable natural gas and oil properties, as well as for the equipment and labor required to develop and operate such properties. Factors affecting Pioneer's ability to compete in the marketplace include the availability of funds and information relating to a property, the standards established by Pioneer for the minimum projected return on investment, the availability of alternate fuel sources and the intermediate transportation of gas. Pioneer's competitors will include major integrated oil companies and a substantial number of independent energy companies, many of which may have substantially larger financial resources, staffs and facilities than Pioneer.

NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

     Prior to the Mergers, there has been no public market for Pioneer Common Stock or Pioneer Preferred Stock. Following the Mergers, the market price for Pioneer capital stock may be highly volatile depending on various factors, including the general economy, stock market conditions, announcements by Pioneer, its competitors and fluctuations in Pioneer's overall operating results. In addition, the stock market historically has experienced volatility which has affected the market price of securities of many companies and which has sometimes been unrelated to the operating performance of such companies. The trading price of the Pioneer capital stock could also be subject to significant fluctuations in response to variations in quarterly results of operations, changes in earnings estimates by analysts, governmental regulatory action, general trends in the industry and overall market conditions, and other factors. No assurance can be given or prediction made as to the relationship between trading prices for Mesa Common Stock, Mesa Series A Preferred Stock and Parker & Parsley Common Stock prior to the completion of the Mergers and future trading prices for Pioneer Common Stock and Pioneer Preferred Stock following the Mergers.

                                  THE MERGERS
GENERAL

     Mesa, Pioneer, MOC and Parker & Parsley have entered into the Merger Agreement which provides that, subject to the satisfaction of the conditions thereof (see "Certain Terms of the Merger Agreement -- Conditions to the Mergers"), the Reincorporation Merger and the Parker & Parsley Merger will be effected. THE DESCRIPTION OF THE MERGER AGREEMENT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS INCLUDED AS APPENDIX I TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED IN ITS ENTIRETY HEREIN BY REFERENCE.

THE REINCORPORATION MERGER

     The Merger Agreement calls for the merger of Mesa into Pioneer with Pioneer being the surviving corporation. The Reincorporation Merger will have the effect of reincorporating Mesa from Texas to Delaware. See "Comparison of Stockholders' Rights." In the Reincorporation Merger, (i) each seven outstanding shares (other than any shares held directly by Mesa in its treasury or shares held by Parker & Parsley) of Mesa Common Stock will be converted into the right to receive one share of Pioneer Common Stock and (ii) each seven outstanding shares (other than any shares held directly by Mesa in its treasury or shares held by Parker & Parsley) of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock shall be converted into the right to receive either (a) 1.25 shares of Pioneer Common Stock or (b) one share of Pioneer Preferred Stock, in each case as the holder thereof shall elect or be deemed to elect (provided that if the holders of a majority of the outstanding shares of Mesa Series A Preferred Stock or Mesa Series B Preferred Stock, voting separately as a class, vote in favor of the Merger Agreement, then all holders of the series for which the vote has been obtained will receive the Mesa Common Consideration). Stockholders of Mesa will need to exchange stock certificates formerly representing shares of capital stock of Mesa for stock certificates representing shares of Pioneer after completion of the Mergers. Each employee or director stock option to purchase Mesa Common Stock issued by Mesa that is outstanding at the effective time of the Reincorporation Merger will automatically be converted into an option to purchase, on the same terms and conditions as were applicable to such options, the number of shares of Pioneer Common Stock equal to the number of shares of Mesa Common Stock purchasable pursuant to such option multiplied by one-seventh.

     HOLDERS OF MESA COMMON STOCK, MESA SERIES A PREFERRED STOCK AND MESA SERIES B PREFERRED STOCK SHOULD NOT SUBMIT CERTIFICATES REPRESENTING THEIR SHARES FOR EXCHANGE UNTIL AFTER COMPLETION OF THE MERGERS.

     The closing of the Reincorporation Merger ("RM Closing") will occur within five days after all of the conditions to the Mergers contained in the Merger Agreement have been satisfied or waived unless another date is agreed to by Mesa and Parker & Parsley. As soon as practicable after the RM Closing, Articles of Merger with respect to the Reincorporation Merger will be filed with the Secretary of State of the State of Texas and a Certificate of Merger with respect to the Reincorporation Merger will be filed with the Secretary of State of the State of Delaware, and the Reincorporation Merger will become effective at such time as is provided in the Certificate of Merger and Articles of Merger for the Reincorporation Merger (the "RM Effective Time"), which time shall be 10:00 a.m., Dallas, Texas time, on the date of the RM Closing ("Closing Date").

     Pursuant to the Merger Agreement, the Certificate of Incorporation and Bylaws of Pioneer as in effect immediately prior to the RM Effective Time shall be the Certificate of Incorporation and Bylaws of Pioneer after the RM Effective Time. The directors and officers of Pioneer will be the directors named in the Merger Agreement and the officers selected in accordance with the Merger Agreement. See "Pioneer -- Management of Pioneer."

PARKER & PARSLEY MERGER

     The Merger Agreement provides for the merger of Parker & Parsley into MOC. MOC will be the surviving corporation. In the Parker & Parsley Merger, each outstanding share of Parker & Parsley Common Stock (other than any shares held directly by Parker & Parsley in its treasury or shares held by Mesa) will be converted into the right to receive one share of Pioneer Common Stock. Stockholders of Parker & Parsley will need to exchange stock certificates formerly representing shares of Parker & Parsley Common Stock for stock certificates representing Pioneer Common Stock after completion of the Mergers. Each employee stock option to purchase Parker & Parsley Common Stock issued by Parker & Parsley that is outstanding at the effective time of the Parker & Parsley Merger will automatically be converted into an option to purchase, on the same terms and conditions as were applicable to such options, the number of shares of Pioneer Common Stock equal to the number of shares of Parker & Parsley Common Stock purchasable pursuant to such option.

     HOLDERS OF PARKER & PARSLEY COMMON STOCK SHOULD NOT SUBMIT CERTIFICATES REPRESENTING THEIR SHARES OF PARKER & PARSLEY COMMON STOCK FOR EXCHANGE UNTIL AFTER COMPLETION OF THE MERGERS.

     As soon as practicable after the closing of the Parker & Parsley Merger (together with the RM Closing, the "Closing"), a Certificate of Merger with respect to the Parker & Parsley Merger will be filed with the Secretary of State of the State of Delaware, and the Parker & Parsley Merger will become effective at such time as is provided in the Certificate of Merger ("P&P Effective Time"), which time shall be 10:01 a.m., Dallas, Texas time, on the same date as the RM Closing. Accordingly, the P&P Effective Time will be immediately after the RM Effective Time.

     Pursuant to the Merger Agreement, the Certificate of Incorporation and Bylaws of MOC as in effect immediately prior to the P&P Effective Time shall be the Certificate of Incorporation and Bylaws of MOC after the P&P Effective Time. The directors and officers of MOC at the P&P Effective Time will be directors and officers selected in accordance with the Merger Agreement. See
"Pioneer -- Management of Pioneer."

PARKER & PARSLEY SUBSIDIARY MERGERS

     As soon as practicable following the Mergers, P&P Holdings, Inc., Parker & Parsley Petroleum USA, Inc. and Parker & Parsley Development L.P., each of which is currently a wholly-owned subsidiary, directly or indirectly, of Parker & Parsley, will merge with and into MOC with MOC to be the surviving entity in each such merger.

FRACTIONAL SHARES

     No fractional shares of Pioneer Common Stock or Pioneer Preferred Stock will be issued to any stockholder of Mesa or Parker & Parsley upon consummation of the Mergers. For each fractional share that would otherwise be issued, Pioneer will pay by check an amount equal to a pro rata portion of the net proceeds of the sale by the Exchange Agent of shares of Pioneer Common Stock or Pioneer Preferred Stock, as the case may be, representing the aggregate of all such fractional shares and the aggregate dividends or other distributions that are payable with respect to such shares of Pioneer Common Stock or Pioneer Preferred Stock, as the case may be. Such sale is to be executed by the Exchange Agent as soon as practicable after the Effective Time at then prevailing prices on the NYSE.

ELECTION PROCEDURE FOR MESA PREFERRED STOCK

     Each record holder of shares of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock shall be entitled to elect to receive in respect of each such share either the Mesa Common Consideration or the Mesa Preferred Consideration. If a record holder expresses no preference as between Mesa Common Consideration or Mesa Preferred Consideration (a "Non-Election") with respect to such holder's shares of Mesa Series A Preferred Stock or Mesa Series B Preferred Stock (collectively, "Non-Election Shares"), such shares shall be deemed to be shares in respect of which elections for Mesa Preferred Consideration have been made.

     All elections are to be made on an election form ("Election Form") to be mailed to holders of record of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock at least 20 business days prior to the Mesa Special Meeting. Stockholders may also obtain copies of the Election Form upon request from the Exchange Agent either in writing by mail to American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York, 10005, Attn: Corporate Stock Transfer Department, or by telephone at (718) 921-8200 . Mesa will issue a public announcement of the anticipated Closing Date as soon as practicable, but in no event less than five trading days prior to the Closing Date.

     Election Forms must be received by the Exchange Agent at its designated office no later than 5:00 p.m., New York City time, on the trading day immediately preceding the Closing Date (the "Election Deadline"). For an Election Form to be effective, holders of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock must properly complete, sign and submit such Election Form, and such form must be received by the Exchange Agent at American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York, 10005,
Attn: Corporate Stock Transfer Department, and not withdrawn, by the Election Deadline. Any holder of shares of Mesa Series A Preferred Stock or Mesa Series B Preferred Stock that does not submit an effective Election Form prior to the Election Deadline shall be deemed to have made a Non-Election.

     Completing the Election Form. To make a proper election, a holder of shares of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock must have delivered to the Exchange Agent at the address specified above prior to the Election Deadline the following:

          (i) an Election Form properly completed in accordance with the instructions thereon and signed by the record holder of the shares of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock as to which such election is being made; and

          (ii) either (a) the certificates for such shares or (b) an appropriate guarantee of delivery of certificates for such shares.

     Holders of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock who hold such shares as nominees, trustees or in other such representative capacities may submit multiple election forms.

     A form of the guarantee of delivery accompanies the Election Form, and, unless stock certificates are submitted with the Election Form, a guarantee of delivery must be properly executed by a firm which is a member of any registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing with the Securities Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, and certificates for the shares covered by such guarantee must in fact be received by the Exchange Agent by the time specified in such guarantee for a valid Election Form to have been deemed submitted.

     Book Entry Procedures. Shares of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock that are held through the facilities of the Depository Trust Company ("DTC") should make a proper election by completing and delivering an Election Form in accordance with "-- Completing the Election Form" above and by properly executing and delivering to the Exchange Agent, with the Election Form, a DTC Exchange Form. Copies of the DTC Exchange Form may be obtained from the Information Agent.

     Withdrawal and Change of Elections. Any holder of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock may revoke his or her elections by submitting to the Exchange Agent written notice and a properly completed and signed revised Election Form, by withdrawing his or her certificates for shares of Mesa Series A Preferred Stock or Mesa Series B Preferred Stock, or by withdrawing the guarantee of delivery of such certificates previously deposited with the Exchange Agent, provided that the Exchange Agent receives all necessary materials prior to the Election Deadline. Upon any such revocation, unless a duly completed Election Form is thereafter submitted, such shares will be Non-Election Shares.

     All elections will be revoked automatically if the Exchange Agent is notified in writing by Mesa or Pioneer that the Merger Agreement has been terminated.

     Discretionary Authority. Mesa or Pioneer will determine in its sole and absolute discretion whether an Election Form has been properly completed, signed and submitted and/or revoked. The determinations of Mesa or Pioneer in such matters will be conclusive and binding.

     Vote of a Majority Binding. If a majority of the outstanding shares of Mesa Series A Preferred Stock vote in favor of the Merger Agreement, then each seven shares of Mesa Series A Preferred Stock shall be converted into a right to only receive the Mesa Common Consideration, regardless of whether some of such holders elected to receive the Mesa Preferred Consideration. Additionally, if a majority of the outstanding shares of Mesa Series B Preferred Stock vote in favor of the Merger Agreement, then each seven shares of Mesa Series B Preferred Stock shall be converted into a right to only receive the Mesa Common Consideration, regardless of whether some of such holders elected to receive the Mesa Preferred Consideration. The holder of all of the shares of Mesa Series B Preferred Stock has agreed to vote in favor of the approval of the Merger Agreement. See "Agreements by Mesa Stockholders."

BACKGROUND

     In August of 1996, Mesa completed a recapitalization of its balance sheet by issuing new equity and repaying and refinancing substantially all of its then existing long-term debt (the "Recapitalization"). The Recapitalization included
(i) the sale by private placement of shares of a new class of Mesa Series B Preferred Stock for $133 million to DNR, whose sole general partner is Rainwater, Inc., a Texas corporation owned by Richard E. Rainwater, (ii) the sale of $132 million of a new class of Mesa Series A Preferred Stock to Mesa's then existing stockholders through a rights offering, (iii) the establishment of a new bank credit facility and (iv) the issuance of two new series of senior subordinated notes.

     The terms of the Mesa Series B Preferred Stock provided DNR with the right to elect a majority of the Board of Directors of Mesa. In connection with the Recapitalization, DNR stated its intent to implement an orderly transition and succession plan for Mesa's senior management. In this regard, DNR requested that Boone Pickens, then Chairman of the Board and Chief Executive Officer of Mesa, assist DNR in identifying and retaining a new Chief Executive Officer and that he resign as an officer when such person was retained. Mr. Pickens, who continues to serve on the Mesa Board, agreed to assist with the transition. Accordingly, following the Recapitalization, DNR and Mesa began the process of seeking candidates for Mesa's Chief Executive Officer.

     In early August 1996, prior to the election of Jon Brumley as Mesa's new Chairman of the Board and Chief Executive Officer, representatives from Parker & Parsley met with representatives from Mesa regarding the possible availability of certain Mesa assets for sale. The discussions at the meeting also included reviews of each company's current status, philosophies and strategies for the future. The meeting was exploratory in nature, and no definitive proposals were made or agreed upon. Mesa's interest in the meeting was stimulated in part by DNR's consideration of possible merger candidates to address growth objectives as well as to further its search for the Mesa Chief Executive Officer position. Following the initial discussions, the management of each of the Merger Parties, acting independently, began to consider the possibility of some type of business combination or transaction with the other.

     On August 22, 1996, Jon Brumley joined Mesa as Chairman of the Board and Chief Executive Officer and began developing a new strategy to increase shareholder value by expanding Mesa's reserve base and increasing its production and cash flow per share. The new strategy included seeking acquisitions of producing properties or business combinations with other oil and gas companies, increasing its exploration efforts, expanding the exploitation of its existing properties and any acquired properties, and expanding its gas processing business. In respect of acquisitions, Mesa's strategy included seeking to acquire producing properties or to combine with companies that provided one or more of the following characteristics: (i) opportunities to increase production and reserves through both exploitation and exploration activities, (ii) geographic diversity, which would establish new core areas of operation, (iii) a greater percentage of oil reserves in order to diversify Mesa's current reserve mix and commodity price exposure and (iv) a high degree of operational control.

     In early September 1996, a meeting was held that included Mr. Brumley, Scott Sheffield, the Chairman and Chief Executive Officer of Parker & Parsley, and Richard Rainwater. At the meeting, the parties shared their outlooks for the energy industry and for Parker & Parsley and Mesa, respectively, including strategies for growth, attitudes toward leverage, management philosophies and other matters. At this meeting, the idea of combining the two companies was broached, and Mr. Sheffield and Mr. Brumley agreed to informally discuss the idea with some of their respective directors to see if there was any interest in continuing the dialogue. It was agreed that Mr. Brumley and Mr. Sheffield would confirm mutual interest with each other, and thereafter execute a confidentiality agreement and exchange information. Subsequently, Mesa and Parker & Parsley executed a confidentiality agreement dated October 1, 1996.

     Following the September meeting with the Mesa representatives, Parker & Parsley's management executive committee added the active consideration of a possible business combination with Mesa to its alternatives for growth opportunities, and began some initial analysis of the financial and operational impact of such a combination.

     Once a mutual interest in further discussions was confirmed, a meeting between the parties, including their Chief Executive Officers, was scheduled to be held on October 7, 1996. The purpose of the meeting was for each company to review with the other its business strategies, operations, principal properties, financial statements, capital budgets and related matters. The presentations were designed to be informational in nature, and were not designed to set forth the parameters of a possible business combination. Following this meeting, each company prepared preliminary financial projections for a combined company and exchanged these projections.

     There were no further discussions between Mesa and Parker & Parsley relating to a proposed combination until mid-November 1996, when Mr. Brumley initiated contact with Mr. Sheffield. At that time, both companies agreed to move forward with their preliminary discussions, with a focus on combining the two companies in a stock for stock merger transaction.

     Parker & Parsley retained Goldman Sachs as its financial advisor in connection with the possible transaction, and, after discussions with Goldman Sachs, management presented an analysis of Mesa and of a potential combination with Mesa at a Parker & Parsley Board meeting on November 18, 1996. At the meeting Parker & Parsley management was authorized to continue discussions with Mesa regarding a potential stock for stock transaction.

     While pursuing the possibility of other acquisitions internally, Mesa continued to work toward a possible combination with Parker & Parsley. At a November 19, 1996 meeting of the Mesa Board, management presented its analysis of Parker & Parsley and of the potential of a merger with Parker & Parsley. At this meeting, management asked for and obtained authority to continue discussions with Parker & Parsley regarding a merger proposal. Subsequent to this meeting, Mesa engaged Merrill Lynch as its financial advisor in anticipation of making a merger proposal to Parker & Parsley.

     In further discussions later in November, Mr. Sheffield indicated to Mr. Brumley that he would only consider approaching the Parker & Parsley Board with a proposal from Mesa that constituted a premium to the then trading price for Parker & Parsley Common Stock.

     Between November 19, 1996 and the next meeting of the Mesa Board on December 5, 1996, representatives of Mesa and Parker & Parsley, including their financial advisors and legal counsel for Mesa, held several meetings to discuss each company's business, legal, tax and accounting issues, possible transaction structures and financial analyses regarding the possible merger.

     At the December 5, 1996 Mesa Board meeting, Merrill Lynch and management made presentations regarding a merger proposal, and management recommended that Mesa make a proposal to Parker & Parsley for a stock for stock merger. The strategic rationale for a merger of Mesa and Parker & Parsley included, among other things, an expansion of Mesa's reserve base to add additional core areas of operations, the balancing of Mesa's reserve mix between natural gas and oil, continuing improvement of Mesa's balance sheet as a result of the overall deleveraging of Mesa through the merger and the increased public float that would inure to the benefit of stockholders. Specifically, Jon Brumley requested and received authority from the Mesa Board to offer up to seven shares of Mesa Common Stock for each share of Parker & Parsley Common Stock in a stock for stock merger, which, based on the respective 30-trading day average closing sales prices for the Mesa Common Stock and Parker & Parsley Common Stock of approximately $4.81 and $29.75 per share as of such date, would have represented a premium for the Parker & Parsley shares of approximately 13%.

     At the meeting, during the discussion regarding the proposed merger, the desirability of making an exchange offer or taking other action to convert the Mesa Series A and Series B Preferred Stock into Mesa Common Stock, whether or not in the context of a merger transaction, was raised and discussed by the Mesa Board. At the meeting, management discussed with the Mesa Board the facts that
(i) because the Mesa Preferred Stock comprised two-thirds of Mesa's equity capital base, it created a substantial overhang on the market for Mesa Common Stock, (ii) the limited public float of the Mesa Common Stock likely had a dampening effect on its trading characteristics (for liquidity reasons), and
(iii) the attractiveness of the Mesa Common Stock as acquisition currency to a merger or acquisition candidate was limited somewhat by the dominance of the two series of Mesa Preferred Stock in the capital structure and by the majority voting rights inherent in the Mesa Series B Preferred Stock.

     In prior discussions, Parker & Parsley had also expressed concern about the Mesa Series A and Series B Preferred Stock, as well as a strong preference that both series be exchanged into common stock in the context of a merger.

     Following the December 5, 1996 Mesa Board meeting, Mr. Brumley approached Mr. Sheffield with a proposal for a stock-for-stock merger in which holders of Parker & Parsley Common Stock would receive seven shares of Mesa Common Stock for each Parker & Parsley share held. The proposal also provided that the current Mesa Board would continue to constitute a majority of the Mesa Board after the merger, Mr. Brumley would remain Chairman of the Board and Chief Executive Officer of Mesa and that, after one year, Mr. Sheffield would succeed Mr. Brumley as Mesa's Chief Executive Officer. After consideration, Mr. Sheffield rejected Mesa's merger proposal, citing that there was essentially no premium based on the then current trading prices of each company's common shares, the potential cash flow per share dilution that would occur to Parker & Parsley stockholders in the transaction and the structure of the proposal as an acquisition by Mesa.

     Following the termination of these merger discussions, Mesa continued to consider acquisition opportunities, as well as opportunities to access the capital markets. In this regard, Mesa filed a shelf registration statement with the Commission covering $500 million in equity and debt securities which became effective on February 5, 1997.

     During February 1997, Mesa agreed to make two acquisitions. On February 6, 1997, Mesa purchased all of the liquids production interests of MAPCO, Inc. in the West Panhandle field of Texas for $66 million; and on February 7, 1997, Mesa entered into a Stock Purchase Agreement with Western Mining Corporation (USA) for the acquisition of all of the outstanding capital stock of Greenhill Petroleum Corporation ("Greenhill") for $270 million. See "Mesa -- Business Description -- Recent Developments." In connection with these acquisitions, Mesa announced that it would seek to make a public offering of Mesa Common Stock using its shelf registration statement. Prior to beginning the marketing process for the stock offering, Mesa determined to contact Parker & Parsley again to explore the possibility of a merger transaction.

     On March 7, 1997, Mr. Brumley met with Mr. Sheffield to again discuss a possible merger transaction. The preliminary proposal involved the merger of Parker & Parsley into a subsidiary of Mesa, pursuant to which holders of Parker & Parsley Common Stock would receive seven shares of Mesa Common Stock for each Parker & Parsley share held. The discussions contemplated that Mr. Brumley would be the Chairman of the Board of Mesa and that Mr. Sheffield would become Mesa's Chief Executive Officer. Mr. Sheffield indicated that, in light of the Merger Parties' stock price changes and the change in the proposed corporate and management structure, he was favorably inclined to pursue discussions.

     On the afternoon of March 13, 1997, the Parker & Parsley Board met to discuss these developments and authorized Mr. Sheffield to continue the discussions with Mesa. Mr. Sheffield then called Mr. Brumley to relay this information to him. Later that same afternoon, the Mesa Board met to discuss these developments and authorized Mr. Brumley to continue the discussions with Parker & Parsley.

     From March 14 through March 17, 1997, representatives of Mesa and Parker & Parsley, including their financial advisors and legal counsel, held several meetings to discuss the terms of the merger, including issues regarding the consideration to be paid, the structure of the transaction, board, management and employee matters, and the treatment of the Mesa Series A and Series B Preferred Stock in the transaction, as well as business, legal, tax and accounting issues. Representatives of Mesa and Parker & Parsley and their legal counsel also met to negotiate the form of merger agreement. On March 17, 1997, Parker & Parsley set forth a number of matters that it would require in any combination with Mesa. These matters included (i) the reincorporation of Mesa from Texas to Delaware, (ii) a classified board of directors, (iii) the adoption of employee benefit plans substantially similar to those of Parker & Parsley,
(iv) a change in the name of Mesa, (v) the conversion or exchange of the Mesa Series A and Series B Preferred Stock into common stock of the new entity at an exchange ratio acceptable to Parker & Parsley, (vi) the agreement of DNR and Mr. Pickens, as stockholders, to vote in favor of the merger transaction and (vii) the qualification of the transaction as a pooling of interests for financial accounting purposes. Later that day, the parties tabled negotiations to consider more thoroughly the possible accounting treatment of the merger and the impact thereof on the projected financial performance of the combined entity.

     Prior to the halt of discussions on March 17, Mesa approached Morgan Stanley to discuss engaging such firm to render a fairness opinion, from the point of view of the holders of Mesa Series A Preferred Stock, on the exchange ratio to be established for the conversion or exchange of the Mesa Series A and Series B Preferred Stock into common stock of the new entity. Mesa also requested that Merrill Lynch consider and render a fairness opinion, from the point of view of the holders of Mesa Common Stock, on the exchange ratio to be established. At that time, Mesa indicated to representatives of both Merrill Lynch and Morgan Stanley that in considering the appropriate exchange ratio, management and the Mesa Board would likely consider, among other things, the relative market prices of the Mesa Common Stock and Mesa Series A Preferred Stock over various time periods, the discounted present value of the future dividend stream payable on the Mesa Series A and Series B Preferred Stock (making various assumptions regarding when dividends would become payable in cash), the liquidation value of the Mesa Series A and Series B Preferred Stock and the relative rights and preferences of the Mesa Common Stock and the Mesa Series A and Series B Preferred Stock. Mesa also indicated that, as required by the Statement of Resolution establishing the Mesa Series A and Series B Preferred Stock, the Mesa Series A and Series B Preferred Stock would be treated identically in the exchange, and that no premium would be payable to DNR as the holder of the Mesa Series B Preferred Stock in respect of the voting rights it would forfeit in the transaction.

     At a meeting held on March 18, 1997, Mr. Sheffield notified the Parker & Parsley Board of the moratorium on negotiations until the possible accounting treatment of the transaction was considered thoroughly.

     On March 22, 1997, Mr. Brumley and Mr. Sheffield met to discuss the proposed transaction. After speaking with various of their respective directors, Mr. Brumley and Mr. Sheffield confirmed the continuing interest of Mesa and Parker & Parsley in pursuing merger discussions, regardless of the accounting treatment of the transaction.

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

     On March 24, 1997, representatives of Mesa and Parker & Parsley met to discuss the consideration to be paid in the Mergers, including the potential use of a mechanism to fix the effective value of the consideration to be received by Parker & Parsley stockholders within a specified range. Ultimately, Mesa and Parker & Parsley agreed to institute an effective exchange ratio of seven shares of Mesa Common Stock for each share of Parker & Parsley Common Stock, subject to a bilateral provision in which the parties agreed that if, for the 15 trading days starting 20 trading days prior to the stockholders meetings, the average closing sales price of the Mesa Common Stock was less than $5.00, each of Mesa and Parker & Parsley would have the option to terminate the Merger Agreement.

     The Parker & Parsley Board met on March 25, 1997. Members of management and representatives of Goldman Sachs and Parker & Parsley's independent accountants led the board members in a discussion of the terms of, the accounting treatment for, and possible market reaction to, the proposed transaction. The Parker & Parsley Board authorized its management to continue discussions with Mesa. Mr. Brumley was invited to address the meeting and answered questions of the Parker & Parsley directors.

     From March 26 through April 4, 1997, representatives of Mesa and Parker & Parsley, including their financial advisors and legal counsel, held meetings to conduct their due diligence investigations of the other party, and representatives of Mesa and Parker & Parsley and their legal counsel held numerous meetings to determine the structure of the mergers and to negotiate the form of merger agreement and related documents. When discussions were renewed, the structure of the Mergers was established to provide that (i) Mesa would merge into a new Delaware corporation to effect the reincorporation of Mesa from Texas to Delaware, (ii) Parker & Parsley would merge into Mesa Operating Co., Mesa's principal operating subsidiary, and (iii) the holders of Mesa Series A and Series B Preferred Stock would have the option of receiving either shares of common stock or shares of a new Series A Preferred Stock (with rights and preferences substantially identical to those of the Mesa Series A Preferred Stock) of the new Delaware corporation, subject to the possibility that all shares of Mesa Series A and Series B Preferred Stock would be converted into common stock of the new entity if certain class votes of the holders of Mesa Series A and/or Series B Preferred Stock with respect to the Mergers were obtained. In connection with these discussions, DNR indicated that it would agree to convert its shares of Mesa Series B Preferred Stock into common stock on the basis recommended by the Mesa Board.

     At a March 27, 1997 meeting, the ratio at which the Mesa Series A and Series B Preferred Stock would be converted into common stock of the new entity was discussed by representatives of Parker & Parsley and Mesa and both recognized that the preferred stock exchange ratio would impact the percentage interests in the new entity that the stockholders of Parker & Parsley and Mesa, respectively, would receive in the Mergers. The larger the exchange ratio, the smaller the percentage equity interest of the new entity to be received by the stockholders of Parker & Parsley and the holders of Mesa Common Stock. Parker & Parsley urged that the exchange ratio be based on the relative market prices of the Mesa Common Stock and Mesa Series A Preferred Stock over a specified period of time ending on the last trading day prior to the execution of the Merger Agreement, but did not otherwise insist on any particular reference period. Over the next week, Mesa's management considered the appropriateness of various reference periods on which the exchange ratio could be based. Ultimately, on April 3, 1997, management determined and recommended to the Mesa Board that the most appropriate period would be the period beginning after Mesa's execution of its agreement to acquire Greenhill, because that period reflected the market's assessment of Mesa and its securities after the implementation of its strategy to increase reserves, production and cash flow, as evidenced by its liquids acquisition from MAPCO, Inc. and its agreement to buy Greenhill. Based on this period, Mesa management estimated that the exchange ratio through the last trading day prior to the execution of the Merger Agreement would be 1.25 (rounded to the nearest hundredth) shares of Mesa Common Stock per share of Mesa Series A and/or Series B Preferred Stock (or 1.25 shares of Pioneer Common Stock for each seven shares of Mesa Series A and/or Series B Preferred Stock). Mesa management informed Merrill Lynch and Morgan Stanley that it would recommend that exchange ratio to the Mesa Board and asked such firms to consider the fairness of that exchange ratio in connection with their respective fairness opinion analyses.

     On April 3, 1997, a special meeting of the Parker & Parsley Board was convened for the principal purpose of reviewing the status and progress of discussions with Mesa. Prior to the meeting, each member of the

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

Parker & Parsley Board was furnished with materials prepared by members of management concerning Mesa and the proposed transaction. Legal counsel advised the Parker & Parsley Board of its legal duties relating to the proposed transaction. The members of management attending the meeting led the board members in a discussion of Mesa's assets and the assets of the combined entity if the proposed transaction were consummated, a financial and credit analysis of Mesa and the combined entity and the terms of the proposed form of Merger Agreement. In addition, representatives of Goldman Sachs presented an analysis of Mesa and the proposed combination with Mesa, and an analysis of the proposed ratio at which shares of Parker & Parsley Common Stock would be converted into Pioneer Common Stock in the Parker & Parsley Merger. After a full discussion and review, the Parker & Parsley Board adjourned to allow further consideration by the directors of these matters and the written materials presented at the meeting.

     On April 3, 1997, a special meeting of the Mesa Board was convened for the principal purpose of reviewing the status and progress of discussions with Parker & Parsley. Prior to the meeting, materials concerning Parker & Parsley and the proposed transaction were furnished to the Mesa Board. At such meeting, legal counsel advised the Mesa Board of its legal duties relating to the merger proposal and management reviewed the background of the transaction and the proposed terms of the Merger Agreement. In addition, representatives of Merrill Lynch made a presentation regarding its valuation analyses of Mesa and Parker & Parsley, as well as its financial analysis of the Mergers, copies of which were provided to members of the Mesa Board at such meeting. Merrill Lynch also delivered its oral opinions that, as of that date and subject to the factors and assumptions reviewed with the Mesa Board, the Mesa Conversion Number and the Parker & Parsley Conversion Number (together, the "Conversion Numbers") are fair from a financial point of view to the holders of Mesa Common Stock and (ii) the Mesa Common Consideration is fair from a financial point of view to the holders of Mesa Common Stock. At such meeting, representatives of Morgan Stanley also presented an analysis of matters related to the ratio at which shares of Mesa Series A and Series B Preferred Stock would be converted into Pioneer Common Stock in the Reincorporation Merger, copies of which were provided to the Mesa Board. In connection with their deliberations, at the meeting the directors were advised of the stock ownership of each director and certain other interests of the directors in the proposed transaction. The Mesa Board also approved indemnification agreements for officers and directors at the meeting and considered a proposal regarding a management severance plan and related matters. See "The Mergers -- Interests of Certain Persons in the Mergers" and "Ownership of Mesa, Parker & Parsley and Pioneer Common Stock." After a full discussion and review, the Mesa Board adjourned to allow further consideration of these matters and the written materials by the directors, after first scheduling a subsequent meeting to be held on the next day.

     On April 4, 1997, the Mesa Board reconvened for the purpose of considering the adoption and approval of the Merger Agreement and the Mergers on the terms set forth in this Joint Proxy Statement/Prospectus, including the ratio at which the Mesa Series A and Series B Preferred Stock would be converted into Pioneer Common Stock in the Reincorporation Merger. On that date, Merrill Lynch and Morgan Stanley delivered their written opinions, dated April 4, confirming the oral opinions delivered at the April 3 meeting. At the Mesa Board meeting, among other things, Mesa's directors unanimously approved the terms of the Merger Agreement and the Mergers and authorized the execution of the Merger Agreement by Mesa. Meeting separately, the compensation committee of the Mesa Board approved the proposed severance plan, as well as the vesting of outstanding employee stock options upon completion of the Mergers.

     On April 6, 1997, a special meeting of the Parker & Parsley Board was convened for the purpose of considering the adoption and approval of the Merger Agreement and the Parker & Parsley Merger on the terms set forth in the Merger Agreement, including the ratio at which the Parker & Parsley Common Stock would be converted into Pioneer Common Stock in the Parker & Parsley Merger. Goldman Sachs delivered its written opinion dated April 6, 1997 that, as of the date of such opinion, the Parker & Parsley Conversion Number is fair to the holders of Parker & Parsley Common Stock. After a discussion of the terms of the transaction with representatives of Goldman Sachs, the Parker & Parsley Board unanimously approved the terms of the Merger Agreement and the Parker & Parsley Merger and authorized the execution of the Merger Agreement by Parker & Parsley.

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

     On the evening of April 6, 1997, Mesa and Parker & Parsley executed the Merger Agreement and DNR and Boone Pickens executed stockholders agreements pursuant to which they agreed, among other things, to vote in favor of the approval of the Merger Agreement at the Mesa Special Meeting and to elect to receive the Mesa Common Consideration pursuant to the Reincorporation Merger. See "Certain Terms of the Merger Agreement" and "Agreements by Mesa Stockholders."

     On April 6, 1997, Mesa and Parker & Parsley publicly announced the execution of the Merger Agreement.

RECOMMENDATION OF MESA BOARD; MESA'S REASONS FOR THE MERGERS

     THE MESA BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF MESA COMMON STOCK AND MESA SERIES A AND SERIES B PREFERRED STOCK VOTE IN FAVOR OF THE REINCORPORATION MERGER AND THE MERGER AGREEMENT.

     The Mesa Board believes that the Mergers and the terms of the Merger Agreement are fair and in the best interest of Mesa and its stockholders. Accordingly, the Mesa Board has unanimously approved the Mergers and the Merger Agreement and recommends approval thereof by the stockholders of Mesa. In making the determination to recommend approval of the Mergers and the Merger Agreement, the Mesa Board did not quantify or otherwise attempt to assign relative weights to the specific factors it considered while making its determination except as set forth under "-- Mesa Preferred Stock Exchange Ratio". In reaching this determination, the Mesa Board reviewed presentations from, and discussed the terms and conditions of the Mergers and the Merger Agreement with, Mesa senior management, representatives of its legal counsel and representatives of Merrill Lynch and Morgan Stanley, its financial advisors. The Mesa Board considered a number of strategic, financial and other factors, including those described below.

     Growth Strategy. In determining to recommend the Mergers and the Merger Agreement, the Mesa Board considered how the various aspects of combining with Parker & Parsley to form Pioneer would achieve the expansion and growth strategies that the Mesa Board had established. The Mesa Board considered that, notwithstanding the fact that Mesa's principal properties in the Hugoton and West Panhandle field would provide a predictable source of cash flow over an extended period of time, these properties are, in general, fully developed and have limited reinvestment prospects. The Mesa Board had established an objective of increasing reserves, production and cash flow by seeking to acquire additional properties and expanding into new core areas that would provide a large inventory of reinvestment projects. The Mesa Board considered the quality and nature of Parker & Parsley's assets, as well as those of Pioneer following the Mergers, and concluded that the effect of the Merger would be to combine an efficient source of cash flow with an excellent portfolio of reinvestment projects that was attractively balanced as between development and exploitation projects and exploration opportunities. The Mesa Board believes that the complementary nature of the two companies will provide a strong foundation for a successful growth strategy that will produce superior returns to Pioneer's stockholders.

     Property Characteristics. The Mesa Board considered many aspects of the Parker & Parsley properties to be attractive in the context of a merger with Mesa. Specifically the Mesa Board considered the high level of operational control, the concentration of reserves, the domestic location of the properties and their long life nature. The Mesa Board believes that these four factors combine to give reinvestment projects on these properties a better chance of success. The Mesa Board also considered that Pioneer's reserve base would be well balanced, with 52% of its reserves comprised of natural gas and 48% of its reserves comprised of crude oil, condensate and natural gas liquids. Mesa's Board believes that a balanced exposure to both commodities will reduce the volatility associated with substantial dependence on a single commodity and broaden the pool of investment opportunities that Pioneer will have in the future. Finally the board considered that Pioneer would have both long-lived gas and long-lived oil reserves.

     Benefits of a Larger Enterprise. Pioneer will be a substantially larger enterprise than Mesa and will have a larger market capitalization than Mesa. The Mesa Board considered that the Mergers would create a substantial pool of reserves and production capacity, and considered the benefits of the potential economies of scale that might arise. In particular, the Mesa Board considered the benefits of purchasing power and

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

operational synergies. The Mesa Board also considered that the combined entity should produce significantly greater cash flows than Mesa, which should allow Mesa's stockholders to participate in opportunities that might not otherwise be available to Mesa for growth through acquisitions, development and exploration, and that would have different risk and reward characteristics. Mesa's Board also considered the potential benefits that a larger enterprise might realize in attracting and retaining management, operating and technical personnel. Finally, the Mesa Board considered that the stocks of larger enterprises often experience higher trading multiples in relation to various standard measures (e.g., net cash flow or net present value of oil and gas reserves) and the effect that higher trading multiples would have on the equity value of Pioneer.

     Improved Capital Structure. Mesa's Board considered the potential benefits of a simpler capital structure and a larger public equity float. In particular, the Mesa Board considered that the conversion of all of the Mesa Series B Preferred Stock and all or a portion of the Mesa Series A Preferred Stock into Pioneer Common Stock in the Mergers would lead to a better understanding of the combined entity's equity value in the investment community and that elimination of both the preferred stock overhang on the value of the common stock and the disproportionate voting rights of the Mesa Series B Preferred Stock in the election of directors would be seen as a positive step by the investing community. The Mesa Board also considered that Mesa's stockholders should enjoy enhanced liquidity as a result of Pioneer's larger stockholder base and the increased visibility resulting from heightened market research and institutional investor focus on a larger combined entity. Enhanced liquidity should lead to lower transaction costs and appeal to a broader spectrum of investors. Finally, the Mesa Board considered that increased float should enhance Pioneer's ability to use its common stock as currency in future acquisitions and combinations, as well as broaden the set of potential candidates that would consider such consideration attractive in either a property sale or business combination context.

     Management. The Mesa Board and many industry analysts consider Scott Sheffield, who will serve as Pioneer's Chief Executive Officer, to be among the most experienced and successful builders of independent oil and gas companies in the United States. The Mesa Board also considered the depth and breadth of management of Parker & Parsley. In particular, Parker & Parsley's operational and technical expertise was considered to be of significant potential benefit to Mesa's stockholders, as was the transactional experience of the Parker & Parsley management team.

     Financial. The Mesa Board reviewed a financial analysis of the impact of the Mergers on the balance sheet and cash flow of the combined company. An analysis prepared by Merrill Lynch and presented to the Mesa Board showed that discretionary cash flow per share would be accretive to Mesa's shareholders in 1998. In addition, the Mergers would imply that the credit ratios of Pioneer will be better than those of Mesa alone. The Mesa Board considered the primary potential benefits of better credit ratios to be a lower cost of capital and a better ability to withstand downturns in commodity prices and the business cycle.

     Merger Agreement. The Mesa Board considered the terms and conditions of the Merger Agreement, including without limitation, the consideration to be received by each class of Mesa stockholders in the Mergers (which are anticipated to be tax free reorganizations) and the stockholder approval requirements of the Merger Agreement. See "Certain Terms of the Mergers."

     Fairness Opinions. The Board considered analyses provided by Merrill Lynch and Morgan Stanley. In reviewing and considering the financial rationale for the Mergers and the exchange ratio to be established for the conversion of Mesa Series A and Series B Preferred Stock into Pioneer Common Stock in the Reincorporation Merger, the Mesa Board reviewed the analysis prepared by Merrill Lynch which included discounted cash flow analyses, a comparable trading value analysis, a recent comparable transaction analysis and various conversion ratio analyses. The Mesa Board considered the presentations made by representatives of Merrill Lynch at the meeting of the Mesa Board held on April 3, 1997 regarding its valuation analysis of Mesa and Parker & Parsley as well as its financial analysis of the Mergers. The Mesa Board also considered the oral opinions of Merrill Lynch delivered on April 3, 1997 and confirmed in writing on April 4, 1997, that, as of such date and based upon and subject to the factors and assumptions set forth therein, (i) the Mesa Conversion Number and the Parker & Parsley Conversion Number were fair from a financial point of view to the holders of Mesa Common Stock and (ii) the Mesa Common Consideration that may be received by

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

holders of Mesa Series A and Series B Preferred Stock was fair from a financial point of view to the holders of Mesa Common Stock. See "-- Fairness
Opinions -- Merrill Lynch Fairness Opinions."

     In addition Mesa's Board, in reviewing and considering the exchange ratio to be established for the conversion of Mesa Series A and Series B Preferred Stock into Pioneer Common Stock, considered the oral presentation made by Morgan Stanley at the April 3, 1997 Mesa Board meeting. The presentation included an analysis of the market trading prices for both Mesa Series A Preferred Stock and Mesa Common Stock over different periods of time which considered, among other things, the value of future dividends to be paid on the Mesa Series A Preferred Stock under varying assumptions. The Mesa Board also considered the written opinion of Morgan Stanley delivered on April 4, 1997, that, as of such date and based upon and subject to the various conditions set forth in the opinion, the Mesa Common Consideration and the Mesa Preferred Consideration that may be received by holders of Mesa Series A Preferred Stock was fair from a financial point of view to the holders of Mesa Series A Preferred Stock. See "-- Fairness Opinions -- Morgan Stanley Fairness Opinions."

     Copies of the written Merrill Lynch opinions and Morgan Stanley opinion to the Mesa Board are attached hereto as Appendices II, III and IV, respectively, and are incorporated herein by reference in their entirety.

     Mesa Preferred Stock Exchange Ratio. In addition to the several matters described above, in reviewing and considering the determination of the preferred stock exchange ratio, the Mesa Board considered (i) the process undertaken by management in making a recommendation to the Mesa Board regarding the exchange ratio, including the retention of financial advisors to render fairness opinions from the point of view of the holders of Common Stock and Mesa Series A Preferred Stock; (ii) the matters separately considered by management in making a recommendation to the Mesa Board, including, in descending order of importance, the relative market prices of the Mesa Common Stock and Mesa Series A Preferred Stock over various time periods, the discounted present value of the future dividend stream payable on the Mesa Series A and Series B Preferred Stock (making various assumptions regarding when dividends would become payable in cash), the liquidation value of the Mesa Series A and Series B Preferred Stock and the relative rights and preferences of the Mesa Common Stock and the Mesa Series A and Series B Preferred Stock; (iii) the matters described above under "-- Background," including the positions set forth by Parker & Parsley relating to the exchange ratio; and (iv) the stock ownership and other interests of directors and officers in the transaction, as described under "Ownership of Mesa, Parker & Parsley and Pioneer Common Stock" and "-- Interests of Certain Persons in the Mergers."

RECOMMENDATION OF PARKER & PARSLEY'S BOARD OF DIRECTORS; PARKER & PARSLEY'S REASONS FOR THE MERGER

     THE PARKER & PARSLEY BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF PARKER & PARSLEY COMMON STOCK VOTE IN FAVOR OF THE PARKER & PARSLEY MERGER AND THE MERGER AGREEMENT.

     The Parker & Parsley Board believes that the Parker & Parsley Merger and the terms of the Merger Agreement are fair and in the best interest of Parker & Parsley and its stockholders. Accordingly, the Parker & Parsley Board has unanimously approved the Parker & Parsley Merger and the Merger Agreement and recommends approval thereof by the stockholders of Parker & Parsley. In making the determination to recommend approval of the Parker & Parsley Merger and the Merger Agreement, the Parker & Parsley Board did not quantify or otherwise attempt to assign relative weights to the specific factors it considered while making its determination. In reaching this determination, the Parker & Parsley Board reviewed presentations from, and discussed the terms and conditions of the Parker & Parsley Merger and the Merger Agreement with, Parker & Parsley senior management, representatives of its legal counsel and representatives of Goldman Sachs, its financial advisor. The Parker & Parsley Board considered a number of factors, including those described below.

     Benefits of a Larger Enterprise. The Parker & Parsley Board considered various benefits to Parker & Parsley's stockholders of holding an ownership interest in Pioneer, which will be a substantially larger enterprise than Parker & Parsley. The Parker & Parsley Board considered that Pioneer will have a larger

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

market capitalization than Parker & Parsley and that Parker & Parsley's stockholders should enjoy enhanced liquidity as a result of Pioneer's larger stockholder base and the increased visibility resulting from heightened market research and institutional investor focus on a larger entity. The Parker & Parsley Board also considered that the combined entity should produce significantly greater cash flows than Parker & Parsley, which should allow Parker & Parsley's stockholders to participate in opportunities for growth in oil and gas reserves and production, either through acquisitions, exploration, exploitation or entries into new core areas, that might not otherwise be available to Parker & Parsley. In addition, the Parker & Parsley Board considered that the stocks of larger enterprises often experience higher trading multiples in relation to various standard measures (e.g., net cash flow or net present value of oil and gas reserves) and that Pioneer's stock trading multiples may be higher than those of Parker & Parsley. If Pioneer Common Stock trades at higher multiples than Parker & Parsley Common Stock, Pioneer will have a greater ability than Parker & Parsley to use its common stock as currency in future acquisitions.

     Quality and Nature of Assets. In developing its recommendation, the Parker & Parsley Board considered the quality and nature of Mesa's assets, the nature and scope of its operations and its financial condition, as well as those of Pioneer following the Mergers. In its review of the quality and nature of Mesa's assets, the Parker & Parsley Board considered the favorable financial performance and stable cash flows generated by Mesa's assets in the Hugoton and West Panhandle Fields. The Parker & Parsley Board also considered that Pioneer's reserve base would be well balanced, with 52% of its reserves comprised of natural gas and 48% of its reserves comprised of crude oil and liquids. In addition, Pioneer would be the only large independent oil and gas exploration and production company in the United States whose primary assets consist of both long-lived gas and long-lived oil reserves. The Parker & Parsley Board also considered the immediate significant impact that the Mergers would have on the achievement of certain of Parker & Parsley's strategic goals, including growth in total reserves, growth in market capitalization, and exposure to the exploration potential of the Gulf of Mexico through Mesa's interest in 60 offshore exploration blocks and in its recent acquisition of Greenhill.

     Management and Significant Stockholders. The Parker & Parsley Board and many industry analysts consider Jon Brumley, who will serve as Pioneer's Chairman of the Board, to be among the most experienced and successful builders of independent oil and gas companies in the United States. The Parker & Parsley Board also considered the benefits to Parker & Parsley's stockholders of the continued ownership by Richard Rainwater of Pioneer Common Stock and Mr. Rainwater's continued participation as a Pioneer director in Pioneer's strategic planning. Mr. Rainwater, who will be the largest individual stockholder of Pioneer upon consummation of the Mergers, has a record of quickly and aggressively building shareholder value in companies operating in a wide variety of industries.

     Financial. The Parker & Parsley Board reviewed a broad range of financial information and analysis regarding Mesa, Parker & Parsley and the two companies on a pro forma combined basis, including a financial comparison of Mesa and Parker & Parsley and a review of the potential impact of the Mergers on the balance sheet of the combined company prepared by Goldman Sachs. Goldman Sachs' analysis included, among other matters, a comparison of the relative contribution made by Mesa and Parker & Parsley to the combined levels of certain measures of Pioneer's financial and operating condition, including total assets, proved reserves and production. This analysis showed that the relative contribution made by Parker & Parsley on the majority of the measures did not exceed the percentage ownership interest in Pioneer to be held by Parker & Parsley stockholders after the Mergers. The Parker & Parsley Board also considered that accounting for the Parker & Parsley Merger as a purchase would decrease Pioneer's earnings below the levels it would achieve if Pioneer could account for the Parker & Parsley Merger as a pooling, and Goldman Sachs' advice that, based on current market conditions, if Pioneer had positive earnings, the reduction in earnings due to the impact of purchase accounting should not by itself have a material adverse effect on the stock price of Pioneer Common Stock. Goldman Sachs also advised that more relevant variables currently used to measure the market valuations of Parker & Parsley and Mesa and similar companies include, among other things, discretionary cash flows, discounted present values of future expected cash flows, the estimated value of reserves and the estimated productive lives of reserves. The Parker & Parsley Board reviewed an analysis which showed that if oil and gas commodity prices on the date of the Merger Agreement remained constant, Pioneer would have positive earnings in 1997 on a pro forma combined basis. The Parker & Parsley Board also considered that the established floor value of $35.00 for Parker & Parsley stockholders at the end of the Measurement Period as provided by the Merger Agreement might cause the price of Parker & Parsley Common Stock to rise to levels which would allow Parker & Parsley to effect an exchange of the Parker & Parsley MIPS for Parker & Parsley Common Stock, increasing Parker & Parsley's equity and decreasing its leverage, even if the Merger Agreement were subsequently terminated. If this exchange occurred, Pioneer's leverage would be within a range that is considered acceptable in the oil and gas industry and would be at a level which is not materially greater than Parker & Parsley's. The Parker & Parsley Board also considered that Pioneer would succeed to Mesa's approximately $600 million of net operating loss carry forwards. Subject to certain limitations set forth in the Code, these net operating loss carry forwards could be used to reduce the federal income taxes that would otherwise be assessed on Pioneer's earnings. In considering the financial rationale for the Mergers, the Parker & Parsley Board also reviewed the terms of several recent transactions in which long-lived natural gas reserves were acquired by public exploration and production companies.

     Merger Agreement. The Parker & Parsley Board considered the terms and conditions of the Merger Agreement, including the consideration to be received by the Parker & Parsley stockholders in the Parker & Parsley Merger (which is anticipated to be a tax free reorganization). The Parker & Parsley Board considered that both Parker & Parsley and Mesa may, in their discretion, terminate the Merger Agreement if the average trading price for Mesa Common Stock during the Measurement Period is less than $5.00 per share. Because the Merger Agreement provides that each seven shares of Mesa Common Stock outstanding will be converted into one share of Pioneer Common Stock, and that each share of Parker & Parsley Common Stock outstanding will be converted into one share of Pioneer Common Stock, Parker & Parsley can terminate the Merger Agreement unless it appears, at the end of the Measurement Period, that each share of Pioneer Common Stock has a value of at least $35.00. Under these circumstances, the $35.00 in value received in exchange for each share of Parker & Parsley Common Stock would represent a 17.15% premium over $29.875, which was the NYSE closing price per share of Parker & Parsley Common Stock on April 4, 1997, the last trading day prior to the execution of the Merger Agreement. If the average trading price for Mesa Common Stock during the Measurement Period is less than $5.00, the Parker & Parsley Board will determine whether to terminate the Merger Agreement, waive this right and proceed to the consummation of the Parker & Parsley Merger or seek to renegotiate the Conversion Numbers. The Parker & Parsley Board also considered the provisions of the Merger Agreement which prohibit Mesa and its officers, directors, employees, agents, affiliates and other representatives, and those of Mesa's subsidiaries, from soliciting or encouraging any Mesa Acquisition Proposal (as hereinafter defined) or, subject to the fiduciary duties of the Mesa Board, from engaging in any discussions or negotiations with any third parties with respect to a Mesa Acquisition Proposal. The Parker & Parsley Board further considered the provisions of the Merger Agreement which require Mesa to pay to Parker & Parsley a fee of $45 million under certain circumstances described in the Merger Agreement.

     Stockholders Agreements. The Parker & Parsley Board considered the terms of the Stockholders Agreements (as hereinafter defined), pursuant to which, among other things, DNR (which owns 100% of the outstanding shares of Mesa Series B Preferred Stock) and Boone Pickens (who owns 2% of the outstanding shares of Mesa Common Stock and 8% of the outstanding shares of Mesa Series A Preferred Stock) each agreed (i) to vote their shares of Mesa capital stock in favor of the Reincorporation Merger and the other transactions contemplated in the Merger Agreement, (ii) to not solicit or encourage any Mesa Acquisition Proposal or engage in any discussions or negotiations with respect thereto, and (iii) to elect to receive Pioneer Common Stock upon conversion of their shares in the Mesa Merger.

     Fairness Opinion. The Parker & Parsley Board held discussions with Goldman Sachs at the meetings of the Parker & Parsley Board held on April 3 and April 6, 1997, as well as considered the written opinion of Goldman Sachs, rendered on April 6, 1997, that, as of such date, the Parker & Parsley Conversion Number is fair to the holders of Parker & Parsley Common Stock. A copy of Goldman Sachs' written opinion to the Parker & Parsley Board dated as of April 6, 1997 is attached hereto as Appendix V and is incorporated herein by reference. See
"-- Fairness Opinions -- Goldman Sachs Fairness Opinion -- Parker & Parsley."

FAIRNESS OPINIONS

  Merrill Lynch Fairness Opinions -- Mesa Common Stock

     Mesa retained Merrill Lynch to act as its financial advisor in connection with the Mergers. On April 3, 1997, Merrill Lynch delivered to the Mesa Board its oral opinions , which were subsequently confirmed in writing by letters dated April 4, 1997 (the "Merrill Lynch Opinions"), that, as of such date and based upon and subject to the factors and assumptions set forth therein, (i) the Conversion Numbers were fair from a financial point of view to the holders of Mesa Common Stock and (ii) the Mesa Common Consideration was fair from a financial point of view to the holders of Mesa Common Stock. THE FULL TEXT OF THE MERRILL LYNCH OPINIONS, WHICH SET FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MERRILL LYNCH, ARE ATTACHED AS ANNEXES II AND III TO THIS JOINT PROXY STATEMENT/ PROSPECTUS AND ARE INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF THE MERRILL LYNCH OPINIONS SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINIONS. NO LIMITATIONS WERE IMPOSED BY THE MESA BOARD UPON MERRILL LYNCH WITH RESPECT TO INVESTIGATIONS MADE OR PROCEDURES FOLLOWED BY MERRILL LYNCH IN RENDERING THE MERRILL LYNCH OPINIONS. STOCKHOLDERS OF MESA ARE URGED TO READ CAREFULLY THE MERRILL LYNCH OPINIONS IN THEIR ENTIRETY.

     The Merrill Lynch Opinions were provided to the Mesa Board for its information, are directed only to the fairness from a financial point of view of the Conversion Numbers and the Mesa Common Consideration to the holders of Mesa Common Stock and do not constitute a recommendation to any Mesa stockholder as to how such stockholder should vote at the Mesa Special Meeting. The Conversion Numbers and the Mesa Common Consideration were determined through negotiations between Parker & Parsley and Mesa and were unanimously approved by the Mesa Board. Merrill Lynch provided advice to Mesa during the course of such negotiations but did not make a recommendation with respect to the Conversion Numbers or the Mesa Common Consideration. The Merrill Lynch Opinions were necessarily based upon market, economic and other conditions as they existed and could be evaluated as of the date of the Merrill Lynch Opinions.

     The summary set forth below does not purport to be a complete description of the analyses underlying the Merrill Lynch Opinions or the presentation made by Merrill Lynch to the Mesa Board. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at the Merrill Lynch Opinions, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinions.

     In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Mesa or Parker & Parsley. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, the Merrill Lynch Opinions delivered to the Mesa Board and Merrill Lynch's presentation to the Mesa Board were among several factors taken into consideration by the Mesa Board in making its determination to approve the Merger Agreement. Consequently, the Merrill Lynch analyses described below should not be viewed as determinative of the decision of the Mesa Board or Mesa's management with respect to the fairness of the Conversion Numbers or the Mesa Common Consideration.

     In arriving at the Merrill Lynch Opinions, Merrill Lynch, among other things: (1) reviewed certain publicly available business and financial information relating to Mesa and Parker & Parsley that Merrill Lynch deemed to be relevant; (2) reviewed certain reserve reports as of December 31, 1996 (the "Parker & Parsley Reserve Reports") prepared by Parker & Parsley and audited by its independent petroleum engineers (the

"Parker & Parsley Petroleum Engineers"); (3) reviewed certain reserve reports as of December 31, 1996 (together with the Parker & Parsley Reserve Reports, the "Reserve Reports") prepared by Mesa and by Mesa's independent petroleum engineers (together with the Parker & Parsley Petroleum Engineers, the "Petroleum Engineers"); (4) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Parker & Parsley and Mesa, furnished to Merrill Lynch by Parker & Parsley and Mesa, respectively; (5) conducted discussions with members of senior management of Mesa and Parker & Parsley concerning their respective businesses and prospects before and after giving effect to the Mergers; (6) conducted discussions with representatives of Arthur Andersen LLP, the independent certified public accountants for Mesa; (7) reviewed the market prices and valuation multiples for Mesa Common Stock and Parker & Parsley Common Stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant; (8) reviewed the results of operations of Mesa and Parker & Parsley and compared them with those of certain companies that Merrill Lynch deemed to be relevant; (9) compared the proposed financial terms of the Mergers with the financial terms of certain other transactions which Merrill Lynch deemed to be relevant; (10) reviewed the potential pro forma impact of the Mergers; (11) reviewed drafts dated April 3, 1997 of the Merger Agreement and the Stockholders Agreements (as hereinafter defined); and (12) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In preparing the Merrill Lynch Opinions, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it or publicly available or discussed with or reviewed by or for it, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertaking an independent evaluation or appraisal of any of the assets or liabilities of Mesa or Parker & Parsley and was not furnished with any such evaluation or appraisal other than the Reserve Reports. In addition, Merrill Lynch did not conduct any physical inspection of the properties or facilities of Mesa or Parker & Parsley. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by Mesa or Parker & Parsley, Merrill Lynch assumed that they had been reasonably prepared and reflected the best currently available estimates and judgment of the management of Mesa or Parker & Parsley as to the expected future financial performance of Mesa or Parker & Parsley, as the case may be. In addition, Merrill Lynch assumed that the Reserve Reports had been reasonably prepared and reflected the best currently available estimates and judgments of Mesa and Parker & Parsley and their respective Petroleum Engineers as to their respective reserves, their future hydrocarbon production volume and associated costs. Merrill Lynch further assumed that the Parker & Parsley Merger will be accounted for as a purchase under generally accepted accounting principles and that each of the Mergers will qualify as a tax-free reorganization for U.S. federal income tax purposes. Merrill Lynch also assumed that the final form of the Merger Agreement would be substantially similar to the last draft reviewed by Merrill Lynch. In addition, Merrill Lynch was not asked to consider, and the Merrill Lynch Opinions do not in any manner address, the price at which shares of Pioneer Common Stock or Pioneer Preferred Stock will actually trade following consummation of the Mergers.

     The following is a summary of the analyses performed by Merrill Lynch in connection with the preparation of its opinions dated April 4, 1997 and presented to the Mesa Board on April 3 and 4, 1997.

     Discounted Cash Flow Analysis of Mesa. Using a discounted cash flow analysis, Merrill Lynch calculated the present value of the after-tax future cash flows that Mesa could be expected to generate after January 1, 1997 based upon (a) the Mesa Reserve Reports and (b) oil, gas and NGL price forecasts under two distinct pricing scenarios, Case I and Case II.

     The natural gas price forecasts were based on Henry Hub equivalent forecasts for spot market sales and on a standard heating value of 1,000 British Thermal Units per cubic foot of gas. Adjustments were made to the natural gas price forecasts to reflect transportation charges and quality differentials. In Case I, spot market gas prices per Mcf for the years 1997 to 2001 were assumed to be $2.15, $1.95, $2.00, $2.00 and $2.00, respectively, and were assumed to escalate at 4% per annum thereafter. In Case II, gas prices per Mcf for the years 1997 to 2001 were assumed to be $2.15, $2.00, $2.10, $2.20 and $2.25, respectively, and were assumed to
escalate at 6% per annum thereafter. The unadjusted natural gas prices were capped at $5.00 and $6.00 per Mcf in the later years for Case I and Case II, respectively.

     The oil price forecasts were based on West Texas Intermediate ("WTI") equivalent forecasts for spot market sales, as adjusted for the transportation and quality of Mesa's crude oil. In Case I, unadjusted WTI oil prices per barrel for the years 1997 to 2001 were assumed to be $21.00, $20.00, $20.50, $20.50 and
$20.50, respectively, and were assumed to escalate at 4% per annum thereafter. In Case II, unadjusted WTI oil prices per barrel for the years 1997 to 2001 were assumed to be $21.50, $20.50, $21.00, $21.00 and $21.00, respectively, and were assumed to escalate at 6% per annum thereafter. The unadjusted oil prices were capped at $50.00 and $60.00 per barrel in the later years for Case I and Case II, respectively.

     The NGL price forecasts were based on 70% of the oil price forecast and were adjusted for the transportation and quality of Mesa's NGLs. In Case I, unadjusted NGL prices per barrel for the years 1997 to 2001 were assumed to be $14.70, $14.00, $14.35, $14.35 and $14.35, respectively, and were assumed to escalate at 4% per annum thereafter. In Case II, unadjusted NGL prices per barrel for the years 1997 to 2001 were assumed to be $15.05, $14.35, $14.70, $14.70 and $14.70, respectively, and were assumed to escalate at 6% per annum thereafter. The unadjusted NGL prices were capped at $40.00 per barrel in the later years for both Case I and Case II.

     Production forecasts and associated production costs were supplied by Mesa. Operating expenses and maintenance capital expenditures necessary to lift and produce the proved, probable and possible reserves estimated in the engineering reports were assumed to increase at a rate of 3% per annum. The after-tax cash flows were discounted at rates ranging from 8% to 13% for proved reserves and from 15% to 20% for probable reserves.

     By discounting all the after-tax cash flows generated by Mesa's proved, probable and possible reserves as of January 1, 1997, adding assessed value for undeveloped acreage and other assets, and adding after-tax cash flows from gas processing plants discounted at rates ranging from 8% to 11% and adjusting for estimated total debt, net operating loss carry forwards, hedging positions and working capital, Merrill Lynch arrived at an equity value range per share for Mesa Common Stock of $2.02 to $3.68 in Case I and $2.64 to $4.47 in Case II. In each case, per share amounts were determined based on 216.3 million shares outstanding, which assumes a conversion of an aggregate of 121.6 million shares Mesa Series A Preferred Stock and Mesa Series B Preferred Stock into Mesa Common Stock on a 1.25 to 1 basis.

     Discounted Cash Flow Analysis of Parker & Parsley. Using a discounted cash flow analysis, Merrill Lynch calculated the present value of the after-tax future cash flows that Parker & Parsley could be expected to generate after January 1, 1997, based upon (a) reserve reports prepared by Parker & Parsley and audited by its Petroleum Engineers (containing proved reserve estimates for Parker & Parsley and the production profiles relating to such reserves); (b) Merrill Lynch's oil and gas price forecasts under the same two pricing scenarios that were applied to Mesa's reserves, Case I and Case II.

     Production forecasts and associated production costs were supplied by Parker & Parsley. Operating expenses and maintenance capital expenditures necessary to lift and produce the proved, probable and possible reserves estimated in the engineering reports, were assumed to increase at a rate of 3% per annum. The after-tax cash flows were discounted at rates ranging from 9% to 15% for proved reserves. Probable reserves were estimated to be 10% of proved reserve value.

     By discounting all the after-tax cash flows generated by Parker & Parsley's proved reserves as of January 1, 1997, adding assessed value for undeveloped acreage and book value for NGLs, other assets and international assets and adjusting for estimated net total debt, net operating loss carry forwards, hedging positions, working capital and proceeds from the exercise of stock options, Merrill Lynch arrived at an equity value range per share for Parker & Parsley Common Stock of $28.45 to $34.70 in Case I and $31.34 to $38.06 in Case
II. In each case, per share amounts were determined based on 43.2 million shares of Parker & Parsley Common Stock outstanding, including approximately 1.4 million options and 6.7 million shares underlying the Parker & Parsley MIPS.

     Analysis of Selected Comparable Acquisition Transactions. Merrill Lynch reviewed publicly available information on certain acquisitions which involved oil and gas properties similar to the operations of Mesa and Parker & Parsley and consideration in excess of $100 million and which were announced between January 1993 and February 1997.

     Merrill Lynch calculated multiples based on the consideration attributable to oil and gas reserves for each of the transactions to, among other things, such acquired companies' respective proved reserves. In particular, Merrill Lynch calculated offer value expressed in terms of dollars per Mcfe of proved reserves. Merrill Lynch then calculated the aggregate and (assuming 216.3 million shares of Mesa Common Stock and 43.2 million shares of Parker & Parsley Common Stock outstanding) per share imputed equity values for Mesa and Parker & Parsley by applying Mesa's and Parker & Parsley's proved reserves to the multiples derived from its analysis of the comparable acquisition transactions. These imputed equity values for Mesa ranged from $782 million, or $3.62 per share, to $997 million, or $4.61 per share. The imputed equity values for Parker & Parsley ranged from $1,414 million, or $32.73 per share, to $1,684 million, or $38.98 per share.

     No company utilized in the comparable acquisition transaction analysis was identical to Mesa or Parker & Parsley. Accordingly, an analysis of the results of the foregoing is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable acquired companies and other factors, such as total consideration paid in relation to a company's reserves, total oil and gas reserves, reserve life index and location of the reserves acquired, that could affect the acquisition value of such companies, Mesa and Parker & Parsley.

     Analysis of Selected Publicly Traded Comparable Companies. Merrill Lynch calculated the market capitalization and market value for Mesa and Parker & Parsley and for each of the following publicly traded companies: Anadarko Petroleum Corporation ("APC"), Apache Corporation, Burlington Resources, Inc., Enron Oil & Gas Company, Enserch Exploration, Inc., Louisiana Land & Exploration Company, Noble Affiliates, Inc., Seagull Energy Corporation, and United Meridian Corp. ("UMC") (collectively, the "Comparable Companies" and, collectively but excluding APC and UMC, the "Other Comparable Companies"). For this purpose, Merrill Lynch defined "market capitalization" as market value of the relevant company's common equity plus total debt less cash and cash equivalents. Merrill Lynch then calculated the market capitalization of each of Mesa, Parker & Parsley, and the Comparable Companies as a multiple of each such company's 1996 SEC Value; estimated 1997 earnings before interest, taxes, depreciation, depletion, exploration expense and amortization ("EBITDE") and estimated 1998 EBITDE. For Mesa and Parker & Parsley, the multiples yielded by such calculation were (i) with respect to 1996 SEC Value, $1.11 and $0.65, respectively, (ii) with respect to estimated 1997 EBITDE, 9.3x and 5.5x, respectively, and (iii) with respect to estimated 1998 EBITDE, 11.0x and 5.2x, respectively. The average of the multiples yielded by such calculations for the Comparable Companies and the Other Comparable Companies were (i) with respect to 1996 SEC Value, $0.90 and $0.84, respectively, (ii) with respect to estimated 1997 EBITDE, 7.1x and 6.6x, respectively, and (iii) with respect to estimated 1998 EBITDE, 6.5x and 6.6x, respectively. Merrill Lynch also calculated the market value of each of Mesa, Parker & Parsley and the Comparable Companies as a multiple of estimated 1997 discretionary cash flow ("DCF") and estimated 1998 DCF. The multiples yielded by such calculation for Mesa and Parker & Parsley were (i) with respect to estimated 1997 DCF, 6.9x and 4.1x, respectively, and (ii) with respect to estimated 1998 DCF, 8.1x and 3.9x, respectively. The average multiples yielded by such calculations for the Comparable Companies and the Other Comparable Companies were (i) with respect to estimated 1997 DCF, 5.9x and 5.4x, respectively, and (ii) with respect to estimated 1998 DCF, 5.5x and 5.4x respectively. These analyses yielded an equity value range per share of $3.59 to $4.98 for Mesa Common Stock (assuming 216.3 million shares outstanding) and $33.43 to $42.69 for Parker & Parsley Common Stock (assuming 43.2 million shares outstanding).

     No company utilized in the above comparable companies analysis is identical to either Mesa or Parker & Parsley. Accordingly, an analysis of the results of the foregoing is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

     Pro Forma Merger Consequences Analysis. Merrill Lynch analyzed certain pro forma effects that could result from the Mergers. In connection with such analyses, Merrill Lynch reviewed the projections provided by the management of Mesa with respect to the future financial performance of Mesa for the years 1997, 1998 and 1999, and, after discussing such projections with such management, made certain adjustments. Similarly, Merrill Lynch reviewed the projections provided by the management of Parker & Parsley with respect to the future financial performance of Parker and Parsley for the years 1997, 1998 and 1999, and, after discussing such projections with the management of both Parker & Parsley and Mesa, made certain adjustments. Assuming that the Parker & Parsley Merger would be given purchase accounting treatment, Merrill Lynch then analyzed the pro forma effects of the Mergers. This analysis indicated that the discretionary cash flow per share of the combined company would be approximately 10% lower for Mesa in 1997, but approximately 15% higher in 1998, while the pro forma earnings per share would be significantly diluted, although still positive, in 1997 but accretive by approximately 20% in 1998. For the purposes of such analysis, Merrill Lynch defined discretionary cash flow per share as (a) net income to common stock plus depletion, depreciation, amortization and exploration expenses, plus deferred taxes and other non-cash charges, but not including changes in working capital, divided by (b) the pro forma shares outstanding.

     Merrill Lynch reviewed the relative contributions of Mesa and Parker & Parsley. Merrill Lynch reviewed (a) estimates of proved reserves as of December 31, 1996 ("Reserves"); (b) estimated EBITDE for 1997 and 1998; and (c) estimated DCF for 1997 and 1998. Merrill Lynch estimated that Mesa contributed 51% of Reserves, 49% of estimated 1997 EBITDE, 44% of estimated 1998 EBITDE, 45% of estimated 1997 DCF and 38% of estimated 1998 DCF.

     Conversion Ratio Analysis. Merrill Lynch analyzed the relative trading value of the Mesa Series A Preferred Stock to the historical trading value of the Mesa Common Stock and calculated the present value of the Mesa Series A Preferred Stock assuming: (i) that the 8% paid-in-kind dividend is converted into a cash pay dividend on September 30, 2000, and (ii) that the Mesa Series A Preferred Stock is redeemed during the third quarter of 2006. Merrill Lynch ran a valuation sensitivity analysis assuming growth rates in the Mesa Common Stock price ranging from 8% to 18% and discount rates ranging from 10% to 15%. Based on this analysis, Merrill Lynch determined that on a per share basis, the Mesa Series A Preferred Stock could be valued at a range of from a 22% discount to a 177% premium to Mesa's Common Stock trading price of $6.00 at March 31, 1997. The Mesa Common Consideration represents a 25% premium to the Mesa Common Stock trading price at March 31, 1997 and the equivalent of an approximate 10% annual growth rate in the Mesa Common Stock trading price and an approximate 11.5% discount rate or an approximate 12% annual growth rate in the Mesa Common Stock trading price and an approximate 13.5% discount rate. Merrill Lynch also calculated the public market trading premium of the Mesa Series A Preferred Stock price versus the Mesa Common Stock trading price at March 31, 1997. The trading premium for the Mesa Series A Preferred Stock on that date was approximately 27%. The average trading premium for the preceding 10-, 20-, 30- and 60-day periods ending on March 31, 1997 was approximately 27%, 27%, 25% and 22%, respectively.

     The summary set forth above does not purport to be a complete description of the analyses conducted by Merrill Lynch or Merrill Lynch's presentation to the Mesa Board. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Mesa or Parker & Parsley. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of the business do not purport to be appraisals or to reflect the prices at which businesses may actually be sold. Because such estimates are inherently subject to uncertainty, neither Mesa, Parker & Parsley, Merrill Lynch nor any other person assumes responsibility for their accuracy.

     Merrill Lynch is an internationally recognized investment banking firm engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes. Mesa selected Merrill Lynch to act as its financial advisor in connection with the Merger because of its international reputation and its substantial experience and expertise in transactions similar to the Merger. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, Merrill Lynch and its affiliates may actively trade the debt and equity securities of Mesa and Parker & Parsley for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Mesa Financial Advisor Fee. In connection with Merrill Lynch's services as financial advisor to Mesa, Mesa has agreed to pay Merrill Lynch, as compensation for its services, a $450,000 advisory fee plus an additional fee of $7.55 million payable upon the closing of the Mergers. No separate fee was payable to Merrill Lynch in connection with rendering its opinion. Mesa has also agreed to reimburse Merrill Lynch for its expenses incurred in connection with the Mergers (including reasonable fees and expenses of its legal counsel) and to indemnify Merrill Lynch and certain related persons against certain liabilities and expenses in connection with the Mergers, including certain liabilities under the federal securities laws.

  Morgan Stanley Fairness Opinion -- Mesa Series A Preferred Stock Financial Opinion Letter

     Mesa retained Morgan Stanley to render a financial opinion letter as to whether the Mesa Common Consideration and the Mesa Preferred Consideration pursuant to the Merger Agreement are fair from a financial point of view to the holders of the Mesa Series A Preferred Stock in connection with the Mergers. Morgan Stanley was selected by the Mesa Board to provide such opinion letter based on Morgan Stanley's qualifications, expertise and reputation. On April 4, 1997, Morgan Stanley rendered to the Mesa Board its written opinion that, as of such date and based upon and subject to the various considerations set forth in the opinion, the Mesa Common Consideration and the Mesa Preferred Consideration pursuant to the Merger Agreement were fair from a financial point of view to the holders of Mesa Series A Preferred Stock. No limitations were imposed by the Mesa Board upon Morgan Stanley with respect to the investigations made or the procedures followed by it in rendering its fairness opinion. Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of Mesa Series A Preferred Stock or any of Mesa's assets. The Mesa Board does not intend to obtain any further opinion of Morgan Stanley in respect of the Mergers.

     THE FULL TEXT OF MORGAN STANLEY'S WRITTEN OPINION, DATED AS OF APRIL 4, 1997, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX IV TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF MESA SERIES A PREFERRED STOCK ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE MESA BOARD, ADDRESSES ONLY THE FAIRNESS OF THE MESA COMMON CONSIDERATION AND THE MESA PREFERRED CONSIDERATION FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF MESA SERIES A PREFERRED STOCK, AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGERS NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF MESA AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE MESA SPECIAL MEETING. THE SUMMARY OF MORGAN STANLEY'S OPINION, DATED AS OF APRIL 4, 1997, SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In connection with rendering its opinion, Morgan Stanley, among other things: (i) analyzed certain publicly available financial statements and other information of Parker & Parsley and Mesa; (ii) analyzed certain internal financial statements and other financial and operating data concerning Parker & Parsley prepared by the management of Parker & Parsley; (iii) analyzed certain financial projections prepared by the management of Parker & Parsley; (iv) discussed the past and current operations and financial condition and the prospects of Parker & Parsley with senior executives of Parker & Parsley; (v) analyzed certain internal financial statements and other financial operating data concerning Mesa prepared by the management of Mesa; (vi) analyzed certain financial projections prepared by the management of Mesa; (vii) discussed the past and current operations and financial condition and the prospects of Mesa with senior executives of Mesa, and analyzed the pro forma impact of the Mergers on Mesa's earnings per share, cash flow per share, consolidated capitalization and financial ratios; (viii) reviewed the reported prices and trading activity for Parker & Parsley Common Stock, Mesa Common Stock and Mesa Series A Preferred Stock; (ix) compared the financial performance of Parker & Parsley and the prices and trading activity of Parker & Parsley Common Stock with that of certain other comparable publicly-traded companies and their securities; (x) compared the financial performance of Mesa and the prices and trading activity of Mesa Common Stock with that of certain other comparable publicly-traded companies and their securities; (xi) compared the prices and trading activity of Mesa Common Stock with that of the Mesa Series A Preferred Stock; (xii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (xiii) reviewed the Merger Agreement, and certain related documents (including the agreement of the holder of the Mesa Series B Preferred Stock to vote in favor of the Reincorporation Merger and elect to receive Pioneer Common Stock); (xiv) reviewed the Statement of Resolution establishing series of shares designated Series A 8% Cumulative Convertible Preferred Stock and Series B 8% Cumulative Convertible Preferred Stock of Mesa; and (xv) performed such other analyses as Morgan Stanley deemed appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by Morgan Stanley for purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Mesa and Parker & Parsley, respectively. Morgan Stanley did not make any independent valuation, or appraisal of, the assets or liabilities of Mesa or Parker & Parsley, however, Morgan Stanley reviewed reserve reports provided by Parker & Parsley management with respect to the oil and gas reserves of Parker & Parsley and reserve reports provided by Mesa management with respect to the oil and gas reserves of Mesa. Morgan Stanley assumed that the Mergers will qualify as a "reorganization" within the meaning of Section 368(a) of the Code and that the rights and preferences of the Pioneer Preferred Stock as evidenced in a Certificate of Designation or any other instrument governing the rights and preferences of the Pioneer Preferred Stock will be identical in all material respects to the rights and preferences of the Mesa Series A Preferred Stock. In addition, Morgan Stanley assumed that the Mergers would be consummated in accordance with the terms set forth in the Draft Merger Agreement dated April 1, 1997. Morgan Stanley's opinion was necessarily based on economic, market and other conditions in effect on, and the information available to Morgan Stanley as of the respective dates thereof.

     The following is a brief summary of certain analyses performed by Morgan Stanley and reviewed with the Mesa Board on April 3, 1997, in connection with Morgan Stanley's presentation and oral opinion to the Mesa Board on such date and its written opinion dated as of April 4, 1997.

     Comparable Company Analysis. As part of its analysis, Morgan Stanley compared certain financial information of Mesa with that of a group of publicly traded exploration and production companies, including Apache Corporation, Burlington Resources, Inc., Cross Timbers Oil Company, Devon Energy Corporation, Enron Oil & Gas Company, Lomak Petroleum, Inc., Louis Dreyfus Natural Gas Corp., Noble Affiliates, Inc. and Vintage Petroleum, Inc. (collectively, the "Comparables"). Such financial information included analysis of financial ratios such as price to forecasted 1997 cash flow per share, the multiple of aggregate value to last twelve months ("LTM") EBITDA and adjusted price per Mcfe. Morgan Stanley noted that (i) based on a compilation of cash flow projections obtained from Morgan Stanley research, the Comparables traded at multiples of share price (as of March 27, 1997) to forecasted 1997 cash flow per share in a range of 5.3 times to 9.6 times, compared to 8.9 times for Mesa and 4.8 times for Parker & Parsley, and (ii) based on publicly available information, the Comparables traded at multiples of Adjusted Price per Mcfe from $0.85/Mcfe to $2.32/Mcfe compared to $1.28/Mcfe for Mesa and $1.13/Mcfe for Parker & Parsley. Morgan Stanley also noted that the Comparables traded at multiples of aggregate value to LTM EBITDA from 6.1 times to 10.4 times, compared to 9.5 times and 6.6 times for Mesa and Parker & Parsley, respectively.

     No company utilized in the comparable company analysis is identical to Mesa or Parker & Parsley. In evaluating the Comparables, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Mesa and Parker & Parsley such as the impact of competition on the business of Mesa and Parker & Parsley and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Mesa or Parker & Parsley or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) of the financial ratios of the Comparables is not in itself a meaningful method of using comparable company data.

     Analysis of Selected Precedent Transactions. Morgan Stanley considered certain publicly announced pending or completed business combinations in the oil and gas exploration and production sector for which terms were publicly available, including the following five transactions: HS Resources, Inc.'s acquisition of Tide West Oil Company, Contour Production Co.'s acquisition of Kelley Oil & Gas Corp., Apache Corporation's acquisition of Aquila Energy Resources, Enron Capital and Trade Resources Corp.'s acquisition of Coda Energy, Inc. and Barrett Resources Corp.'s acquisition of Plains Petroleum Co. For these transactions the multiple of Adjusted Price per Mcfe ranged from $0.62/Mcfe to $1.21/Mcfe, with a mean of $0.87/Mcfe and a median of $0.85/Mcfe, compared to $1.28/Mcfe for Mesa and $1.13/Mcfe for Parker & Parsley. For three of these transactions (HS Resources, Inc.'s acquisition of Tide West Oil Company, Enron Capital and Trade Resources Corp.'s acquisition of Coda Energy, Inc. and Barrett Resources Corp.'s acquisition of Plains Petroleum Co.), there was sufficient public market data available to evaluate LTM EBITDA and cash flow multiples. For these transactions (i) the multiple of aggregate value to LTM EBITDA ranged from
8.1 times to 11.0 times, with a mean of 9.5 times and a median of 9.3 times, and
(ii) the multiple of announced value to LTM cash flow ranged from 11.0 times to
12.4 times, with a mean of 11.6 times and a median of 11.3 times. Mesa and Parker & Parsley traded at multiples of aggregate value to LTM EBITDA of 9.5 times and 6.6 times, respectively, and at multiples of share price to forecasted 1997 cash flow per share of 8.9 times and 4.8 times, respectively.

     Morgan Stanley also considered certain recent oil and gas property acquisition transactions for which terms were publicly available including the following ten transactions: Mesa's acquisition of Greenhill Petroleum Corporation from Western Mining Corporation (USA), Titan Resources L.P.'s acquisition of property from Mobil Exploration and Producing U.S., Lomak Petroleum, Inc.'s acquisition of property from American Cometra, Inc., Devon Energy Corporation's acquisition of property from Kerr-McGee Corp., Louis Dreyfus Natural Gas Corp.'s acquisition of property from American Exploration Co., Cross Timbers Oil Company's acquisition of property from Santa Fe Minerals, Inc., Apache Corporation's acquisition of property from Texaco Inc., Parker & Parsley's acquisition of property from PG&E Resources Company, Meridian Oil Production's acquisition of property from Parker & Parsley, and Louis Dreyfus Natural Gas Corp.'s acquisition of property from Parker & Parsley. For these transactions the multiple of announced price per Mcfe ranged from $0.63/Mcfe to $1.50/Mcfe, with a mean of $0.94/Mcfe and a median of $0.81/Mcfe, compared to $1.28/Mcfe for Mesa and $1.13/Mcfe for Parker & Parsley.

     No transaction utilized in the precedent transaction analysis is identical to the Mergers. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Mesa and Parker & Parsley such as the impact of competition on the business of Mesa and Parker & Parsley and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Mesa or Parker & Parsley or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using precedent transaction data.

     Pro Forma Analysis of the Merger. Morgan Stanley analyzed the pro forma impact of the Mergers on Mesa's cash flow per share ("CFPS") for the fiscal years ended 1997 and 1998. The analysis was performed utilizing securities research analyst estimates for the fiscal years ended 1997 and 1998 for Mesa and Parker & Parsley respectively, and incorporating certain financial projections prepared by the managements of Mesa and Parker & Parsley. Based on these forecasts, the Mergers will be accretive to Mesa cash flow per share in the first year after the consummation of the Mergers.

     Theoretical Relative Valuation Model. Morgan Stanley developed a model (the "Model") to estimate the theoretical value of the Mesa Series A Preferred Stock relative to the Mesa Common Stock assuming pay-in-kind ("PIK") dividends are paid to the Mesa Series A Preferred Stock holders through June 30, 2000, cash dividends are paid to the Mesa Series A Preferred Stock holders from September 30, 2000 to June 30, 2006, and the Mesa Series A Preferred Stock is redeemed at June 30, 2006. The Model discounted (a) the assumed value at June 30, 2000, of the underlying common interest held by the Mesa Series A Preferred Stock holders as represented by the Mesa Series A Preferred Stock shares outstanding as of June 30, 1997, at a one for one conversion ratio of Mesa Series A Preferred Stock for Mesa Common Stock, at 13.4%, the estimated cost of equity capital based on the unlevered median Beta of the comparable companies, based on the Betas reported in the Barra U.S. Equity Beta Book as of January, 1997, relevered to reflect the debt at Mesa as of December 31, 1996, as restated for the acquisition of Greenhill Petroleum Corporation and (b)(i) the value at June 30, 2000, of the common interest to be obtained by the Mesa Series A Preferred Stock through the PIK dividends, and
(ii) the cash dividends assumed to paid from September 30, 2000 through June 30, 2006, at a range of discount rates from 13.4% to 30% reflecting the uncertainty of receiving the PIK and cash dividends. This resulting value range was further discounted by 0% to 10% to reflect market liquidity and other discounts. The resulting value of the Mesa Series A Preferred Stock was divided by the current value of the Mesa Common Stock to arrive at a Mesa Common Consideration ranging from 1.10 times and 1.38 times.

     No model developed for purposes of the theoretical valuation analysis is able to exactly replicate the performance of the Mesa Series A Preferred Stock under all possible events. In evaluating the Model, Morgan Stanley made judgments and assumptions with regard to the risks and impact of various events, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Mesa and Parker & Parsley such as the impact of competition on the business of Mesa and Parker & Parsley and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Mesa or Parker & Parsley or the industry or in the financial markets in general. Relying on the output of the Model without considering the impact and relevance of various judgments and assumptions is not in itself a meaningful method of using the Model.

     Analysis of Market Trading Levels: Morgan Stanley compared the proposed Mesa Common Consideration to the historical trading levels of the Mesa Series A Preferred Stock relative to the Mesa Common Stock. Since the Mesa Series A Preferred Stock began trading on August 5, 1996, the average ratio of the price of the Mesa Series A Preferred Stock to the price of the Mesa Common Stock has been 1.19x. This ratio has averaged 1.20x and 1.26x over the last three months and last one month, respectively.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, selecting any portion of Morgan Stanley's analyses or factors considered by it, without considering all analyses and factors, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should therefore not be taken to be Morgan Stanley's view of the actual value of Mesa or Parker & Parsley.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Mesa or Parker & Parsley. The analyses performed by Morgan Stanley are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analyses of the fairness from a financial point of view of the Mesa Preferred Consideration and Mesa Common Consideration to the holders of Mesa Series A Preferred Stock and were conducted in connection with the delivery of Morgan Stanley's opinion dated April 4, 1997. The analyses do not purport to be appraisals or to reflect the prices at which Mesa or Parker & Parsley actually may be valued in the marketplace. Because such estimates are inherently subject to uncertainty, none of Morgan Stanley, Mesa, Parker & Parsley or any other person assumes responsibility for their accuracy.

     In addition, as described above, Morgan Stanley's opinion and presentation to the Mesa Board was one of many factors taken into consideration by the Mesa Board in making its determination to recommend approval of the Mergers. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the Mesa Board or the view of the management of Mesa with respect to the value of Mesa or of whether the Mesa Board would have been willing to agree to a different conversion number. The Mesa Common Consideration and Mesa Preferred Consideration were determined through negotiations between Mesa and Parker & Parsley and were approved by the Mesa Board. Morgan Stanley provided advice to Mesa during the course of such negotiations; however, the decision to enter into the Merger Agreement and to accept the Mesa Preferred Consideration and Mesa Common Consideration was solely that of the Mesa Board.

     The Mesa Board retained Morgan Stanley based on its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations, for estate, corporate and other purposes. Morgan Stanley is a full-service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the course of its market-making and other trading activities, Morgan Stanley may, from time to time, have a long or short position in, and buy and sell, securities of Mesa or Parker & Parsley.

     Pursuant to a letter agreement dated March 17, 1997, between Mesa and Morgan Stanley, Mesa has agreed to pay to Morgan Stanley (i) US$500,000 payable at the time the opinion was delivered, and (ii) US$500,000 at the time this Joint Proxy Statement/Prospectus is mailed to the holders of Mesa Series A Preferred Stock. Mesa has also agreed to reimburse Morgan Stanley for its out-of-pocket and legal expenses and to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities, including liabilities under federal securities laws, and expenses, related to Morgan Stanley's engagement.

  Goldman Sachs Fairness Opinion -- Parker & Parsley.

     On April 6, 1997, Goldman Sachs delivered its written opinion to the Parker & Parsley Board that as of the date of such opinion the Parker & Parsley Conversion Number pursuant to the Merger Agreement was fair to the holders of Parker & Parsley Common Stock. THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED APRIL 6, 1997, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS APPENDIX V TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF PARKER & PARSLEY ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things,
(i) the Merger Agreement; (ii) the Annual Reports on Form 10-K of Parker & Parsley and Mesa for the five years ended December 31, 1996; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Parker & Parsley and Mesa; (iv) the Prospectus Supplement dated August 17, 1995 relating to $150,000,000 of 8 1/4% Senior Notes due 2007 of Parker & Parsley; (v) the Prospectus Supplement dated April 5, 1995 relating to $150,000,000 of 8 7/8% Senior Notes due 2005 of Parker & Parsley; (vi) the Offering Circular dated March 22, 1994 relating to the Parker & Parsley MIPS, guaranteed by Parker & Parsley and convertible into Parker & Parsley Common Stock; (vii) the Registration Statement and Prospectus dated June 25, 1996 relating to $325,000,000 of 10 5/8% Senior Subordinated Notes due 2006 and $264,000,000 of
11 5/8% Senior Subordinated Discount Notes due 2006 of MOC; (viii) the Prospectus dated July 3, 1996 relating to the public rights offering of 58,599,252 shares of Mesa Series A Preferred Stock; (ix) the Mesa Proxy Statement filed on Schedule 14A dated May 24, 1996; (x) the Statement of Resolution with respect to the Mesa Series A and Series B Preferred Stock; (xi) certain other communications from Parker & Parsley and Mesa to their respective stockholders; and (xii) certain internal financial analyses and forecasts for Parker & Parsley and Mesa prepared by their respective managements and reviewed by Parker & Parsley, including certain internal forecasts for Parker & Parsley and Mesa on a combined basis, after giving effect to the Mergers. Goldman Sachs held discussions with the senior managements of Parker & Parsley and Mesa regarding the strategic rationale for, and the benefits of, the Mergers and the past and current business operations, financial condition and future prospects of their respective companies, on a standalone basis and as combined in the Mergers. Goldman Sachs reviewed certain information provided by Parker & Parsley and Mesa relating to their respective oil and gas reserves, including year-end reserve reports for Parker & Parsley, prepared by Parker & Parsley and audited by independent petroleum engineers, and year-end reserve reports for Mesa prepared by independent petroleum engineers and discussed the reserve information with the respective managements of Parker & Parsley and Mesa. Goldman Sachs held discussions with members of senior management of Parker & Parsley regarding their due diligence examination of such reserve information for Mesa. In addition, Goldman Sachs reviewed the reported price and trading activity for Parker & Parsley Common Stock and Mesa Common Stock, compared certain financial and stock market information for Parker & Parsley and Mesa with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the oil and gas industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and has assumed such accuracy for purposes of its opinion. For purposes of rendering its opinion, Goldman Sachs assumed, with Parker & Parsley's consent, that the consummation of the Mergers will not result in a change of control of Parker & Parsley. Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of Parker & Parsley or Mesa or any of their subsidiaries and, except for the reserve information referred to above, Goldman Sachs has not been furnished with any such evaluation or appraisal. With respect to such reserve information, Goldman Sachs is not an expert in the evaluation of oil and gas properties and, with the consent of Parker & Parsley, has relied solely upon the reserve reports and internal estimates prepared by the independent petroleum engineers and managements of Parker & Parsley and Mesa and reviewed by Parker & Parsley. Goldman Sachs has assumed with Parker & Parsley's consent that such information and the financial forecasts provided to Goldman Sachs and discussed with Goldman Sachs with respect to Parker & Parsley and Mesa after giving effect to the Mergers have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Parker & Parsley and that such forecasts will be realized in the amounts and at the times contemplated thereby. Goldman Sachs' opinion was based upon economic and market conditions existing on the date of such opinion.

     The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its written opinion to the Parker & Parsley Board on April 6, 1997.

     Historical Stock Trading Analysis. Goldman Sachs reviewed the daily historical closing prices for shares of Parker & Parsley Common Stock and Mesa Common Stock during the period from March 28, 1996 to March 31, 1997, and on April 4, 1997. For the periods from January 2, 1997 to March 31, 1997; September 30, 1996 to March 31, 1997; March 31, 1996 to March 31, 1997; and March 31, 1994
to March 31, 1997, Goldman Sachs reviewed the volume of shares of Parker & Parsley Common Stock and Mesa Common Stock traded at a range of prices, the weighted average price of Parker & Parsley Common Stock and Mesa Common Stock and the total number of shares of Parker & Parsley Common Stock and Mesa Common Stock traded as a percentage of outstanding shares. Goldman Sachs reviewed the daily historical closing prices for shares of Mesa Common Stock and Mesa Series A Preferred Stock from August 5, 1996 to March 31, 1997, and on April 4, 1997. For the periods from January 2, 1997 to March 31, 1997; September 30, 1996 to March 31, 1997; and August 5, 1996 to March 31, 1997, Goldman Sachs reviewed the volume of shares of Mesa Series A Preferred Stock traded at a range of prices, the weighted average price of Mesa Series A Preferred Stock and the total number of shares of Mesa Series A Preferred Stock traded as a percentage of outstanding shares. Goldman Sachs also reviewed a ratio of daily closing stock prices for Mesa Series A Preferred Stock to daily closing stock prices for Mesa Common Stock for the period from August 5, 1996 through March 31, 1997.

     In addition, Goldman Sachs reviewed the ratio of the closing price of Parker & Parsley Common Stock to the closing price of Mesa Common Stock on April 1, 1997, which resulted in an implied exchange ratio of 4.98. Goldman Sachs also compared the 7.0 implied exchange ratio for the Mergers to the ratios of the weighted average of the closing prices of Parker & Parsley Common Stock to the weighted average of the closing prices of Mesa Common Stock for the 10-day, 20-day, 30-day, 60-day, 90-day, 180-day, one-year and two-year periods immediately prior to April 1, 1997 which resulted in exchange ratios of 4.96, 5.03, 4.95, 5.54, 5.85, 6.36, 6.29 and 5.35, respectively.

     Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information relating to Parker & Parsley and Mesa to corresponding financial information, ratios and public market multiples for eleven exploration and production ("E&P") companies: Anadarko Petroleum Corporation; Apache Corp.; Burlington Resources, Inc.; Enron Oil & Gas Company; Louisiana Land & Exploration Company; Noble Affiliates, Inc.; Oryx Energy Corp.; Seagull Energy Corporation; Union Texas Petroleum Holdings, Inc.; Union Pacific Resources Group Inc.; and Vastar Resources, Inc. (the "Selected Companies"). The Selected Companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to Parker & Parsley and Mesa. Apache Corp., Burlington Resources, Inc., Noble Affiliates, Inc., and Union Pacific Resources Group, Inc. (the "Selected Large Cap Companies") were isolated by Goldman Sachs for further comparison as the Selected Large Cap Companies may for purposes of analysis be considered similar to the combined company following the Mergers as each company has a large market capitalization, does not have a large controlling stockholder and has relatively long-lived domestic reserves. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of Parker & Parsley and Mesa were calculated using prices per share of Parker & Parsley Common Stock and Mesa Common Stock of $29.88 and $6.00, respectively, the closing prices on the NYSE on April 1, 1997. The projections for Parker & Parsley and Mesa were prepared by their respective managements and reviewed by Parker & Parsley and were based on fully diluted shares outstanding (excluding executive stock options). The multiples and ratios for the Selected Companies were based on Goldman Sachs research estimates and latest public information.

     Goldman Sachs considered (i) price as a multiple of discretionary cash flow ("DCF") (net income plus depreciation, depletion, amortization, deferred taxes, exploration expenses and any other non-cash items) for 1996 (the "1996 P/DCF Multiple") and as estimated for the 1997 (the "1997E P/DCF Multiple") and 1998 (the "1998E P/DCF Multiple") calendar years; (ii) price as a multiple of earnings per share for 1996 (the "1996 P/E Multiple") and as estimated for the 1997 (the "1997E P/E Multiple") and 1998 (the "1998E P/E Multiple") calendar years; (iii) enterprise value (equity market capitalization plus book value of debt less cash) as a multiple of debt adjusted DCF plus interest expense for 1996 (the "1996 EV/DACF Multiple") and as estimated for the 1997 (the "1997E EV/DACF Multiple") and 1998 (the "1998E EV/DACF Multiple") calendar years; (iv) enterprise value-to-1996 barrel of oil equivalents ("BOE"); (v) enterprise value/1996 SEC 10 ("1996 SEC 10") (estimated value of total reserves for company at December 31, 1996 based on oil and gas prices at December 31, 1996 and applying a 10% discount rate, calculated based on guidelines promulgated by the Commission) ratios for 1996; and (vi) reserve-to-production ratios ("R/P Ratios"). Goldman Sachs' analyses indicated (a) 1996 P/DCF Multiples that ranged from (i) 3.5x to 11.3x for the Selected Companies with a median of 5.8x and (ii) 5.8x to 7.1x for the Selected Large Cap Companies with a median of 6.5x, compared with 4.7x for Parker & Parsley and 7.1x for Mesa, (b) 1997E P/DCF Multiples that ranged from (i) 3.3x to 9.4x for the Selected Companies with a median of 4.5x and (ii) 4.4x to 6.8x for the Selected Large Cap Companies with a median of 5.8x, compared with 4.1x for Parker & Parsley and 7.1x for Mesa, (c) 1998E P/DCF Multiples that ranged from (i) 2.9x to 8.2x for the Selected Companies with a median of 5.1x and (ii) 4.3x to 6.7x for the Selected Large Cap Companies with a median of 5.5x, compared to 3.9x for Parker & Parsley and 7.3x for Mesa, (d) 1996 P/E Multiples that ranged from (i) 10.6x to 24.1x for the Selected Companies with a median of 20.4x and (ii) 19.5x to 24.1x for the Selected Large Cap Companies with a median of 22.1x, compared to 18.1x for Parker & Parsley, (e) 1997E P/E Multiples that ranged from (i) 10.2x to 25.5x for the Selected Companies with a median of 19.5x and (ii) 17.8x to 21.1x for the Selected Large Cap Companies with a median of 19.5x, compared to 16.1x for Parker & Parsley, (f) 1998E P/E Multiples that ranged from (i) 9.5x to 22.5x for the Selected Companies with a median of 19.5x and (ii) 17.3x to 22.5x for the Selected Large Cap Companies with a median of 20.0x, compared to 16.1x for Parker & Parsley, (g) 1996 EV/DACF Multiples that ranged from (i) 4.8x to 11.6x for the Selected Companies with a median of 7.0x and (ii) 7.0x to 7.6x for the Selected Large Cap Companies with a median of 7.3x, compared to 5.6x for Parker & Parsley and 7.9x for Mesa, (h) 1997E EV/DACF Multiples that ranged from (i) 4.6x to 9.8x for the Selected Companies with a median of 5.6x and (ii) 5.3x to 7.4x for the Selected Large Cap Companies with a median of 6.5x, compared to 5.1x for Parker & Parsley and 8.3x for Mesa, (i) 1998E EV/DACF Multiples that ranged from (i) 4.2x to 8.4x for the Selected Companies with a median of 5.8x and (ii) 5.2x to 7.4x for the Selected Large Cap Companies with a median of 6.2x, compared to 4.9x for Parker & Parsley and 9.2x for Mesa,
(j) EV/1996 BOE that ranged from (i) $4.85 to $12.80 for the Selected Companies with a median of $7.42 and (ii) $6.06 to $12.80 for the Selected Large Cap Companies with a median of $9.01, compared to $4.98 for Parker & Parsley and $9.18 for Mesa, (k) EV/1996 SEC 10 ratios that ranged from (i) 77% to 141% for the Selected Companies with a median of 81% and (ii) 81% to 141% for the Selected Large Cap Companies with a median of 103%, compared to 64% for Parker & Parsley and 134% for Mesa, and (l) R/P Ratios that ranged from (i) 6.5 to 13.3 for the Selected Companies with a median of 7.8 and (ii) 6.5 to 12.6 for the Selected Large Cap Companies with a median of 8.3, compared to 11.1 for Parker & Parsley and 11.3 for Mesa.

     Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the Mergers. Using historical earnings and discretionary cash flow for 1996, financial projections prepared by the managements of Parker & Parsley and Mesa and reviewed by Parker & Parsley for the calendar years 1997, 1998 and 1999 and assuming reinvestment of free cash flow using a reinvestment template provided by Parker & Parsley which included new reserve acquisitions, exploration and follow-up development, Goldman Sachs compared the DCF per share of Parker & Parsley Common Stock, on a standalone basis, to the DCF per share of the common stock of the combined company on a pro forma basis. Goldman Sachs performed this analysis based on a transaction price per share of Parker & Parsley Common Stock of $42.00 and assuming $10 million in pretax synergies annually for the combined company beginning in 1998. Based on such analyses, the proposed transaction would be dilutive to Parker & Parsley stockholders on a DCF per share basis in 1996, 1997, 1998 and would be accretive to Parker & Parsley stockholders on a DCF per share basis in 1999.

     Equity Ownership Analysis of the Combined Company Following the
Merger. Goldman Sachs performed an analysis of the equity ownership of the combined company following the Mergers, assuming that 100% of the shares of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock are exchanged into common stock of the combined company and that 100% of the Parker & Parsley MIPS are converted into common stock of the combined company. Such analysis indicated that, on a fully diluted basis (excluding executive stock options), (i) Parker & Parsley stockholders will own approximately 57% of the combined company with (a) holders of Parker & Parsley Common Stock owning approximately 48% and (b) holders of the Parker & Parsley MIPS owning approximately 9%; and (ii) Mesa stockholders will own approximately 43% of the combined company with (a) holders of Mesa Common Stock owning approximately 13%, (b) holders of Mesa Series A Preferred Stock owning approximately 15% and (c) holders of Mesa Series B Preferred Stock owning approximately 15%.

     Contribution Analysis. Goldman Sachs reviewed certain historical and estimated future operating and financial information (including, among other things, equity market capitalization, leveraged market capitalization, unlevered cash flow, DCF, book value, total assets, 1996 Production (Bcfe), 1996 SEC 10 Value, debt adjusted 1996 SEC 10 Value (the SEC Value plus working capital minus total debt), SEC 10 Value based on oil and gas prices approximating those at April 1, 1997; debt adjusted SEC 10 Value based on oil and gas prices approximating those at April 1, 1997 (the SEC 10 Value based on oil and gas prices approximating those at April 1, 1997 plus working capital minus total debt) and proved reserves) for Parker & Parsley, Mesa and the pro forma combined entity (excluding expected synergies) resulting from the Mergers based on publicly available information and forecasts for Parker & Parsley and Mesa prepared by their respective managements and reviewed by Parker & Parsley. The analysis indicated that Parker & Parsley stockholders, which will receive approximately 57% of the equity interest in the combined company, would contribute (i) 48% of the equity market capitalization of the combined company;
(ii) 40% of the levered market capitalization of the combined company; (iii) 57%, 50% and 53%, respectively, of the unlevered cash flow of the combined company in 1996 and for the estimated 1997 and 1998 calendar years; (iv) 80%, 58% and 62%, respectively, of the DCF of the combined company in 1996 and for the estimated 1997 and 1998 calendar years; (v) 67% of the book value of the combined company; (vi) 50% of the total assets of the combined company; (vii) 53% of 1996 Production (Bcfe) of the combined company; (viii) 51% of the 1996 SEC 10 Value of the combined company; (ix) 65% of the debt adjusted 1996 SEC 10 Value of the combined company; (x) 49% of the SEC 10 Value based on oil and gas prices approximating those at April 1, 1997 of the combined company; (xi) 78% of the debt adjusted SEC 10 Value based on oil and gas prices approximating those at April 1, 1997 of the combined company; and (xii) 56%, 43% and 49%, respectively, of the Oil & NGLs reserves, the gas reserves and the total reserves of the combined company.

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

     Analysis of Post-Merger Credit Considerations. Goldman Sachs performed an analysis of post-Merger credit considerations for the combined company following the Merger based on projections for Parker & Parsley and Mesa prepared by their respective managements and reviewed by Parker & Parsley for balance sheet and income statement items for the combined company following the Merger, assuming reinvestment of free cash flow using a reinvestment template provided by Parker & Parsley which included new reserve acquisitions, exploration and follow-up development. EBITDA (earnings before interest expense, income taxes, depreciation and amortization and other income (expenses)) as a multiple of interest would be 2.7x, 4.6x, 5.2x and 6.1x, respectively, for the combined company for 1996 and as estimated for the 1997, 1998 and 1999 calendar years, compared to 8.7x and 1.4x, respectively, for Parker & Parsley and Mesa on a standalone basis in 1996; EBIT (earnings before interest expense and income tax) as a multiple of interest would be 1.3x, 1.9x, 2.0x and 2.5x, respectively, for the combined company for 1996 and as estimated for the 1997, 1998 and 1999 calendar years, compared to 4.3x and 0.7x, respectively, for Parker & Parsley and Mesa on a standalone basis in 1996; the debt-to-total capital ratio would be 47%, 42%, 41% and 41%, respectively, for the combined company for 1996 and as estimated for the 1997, 1998 and 1999 calendar years, compared to 38% and 81%, respectively, for Parker & Parsley and Mesa on a standalone basis in 1996; debt as a multiple of EBITDA would be 3.0x, 2.2x, 2.1x and 1.9x, respectively, for the combined company for 1996 and as estimated for the 1997, 1998 and 1999 calendar years, compared to 1.2x and 5.5x, respectively, for Parker & Parsley and Mesa on a standalone basis in 1996; assuming total reserves each year grow at the same rate as production, debt/BOE would be $2.56, $1.97, $1.73, and $1.60, respectively, for the combined company for 1996 and as estimated for the 1997, 1998 and 1999 calendar years, compared to $1.20 and $3.77, respectively, for Parker & Parsley and Mesa on a standalone basis in 1996; and net debt (total debt minus working capital (current assets less current liabilities)) as a multiple of DCF would be 4.7x, 2.7x, 2.4x and 2.0x, respectively, for the combined company for 1996 and as estimated for the 1997, 1998 and 1999 calendar years, compared to 1.3x and 19.3x, respectively, for Parker & Parsley and Mesa on a standalone basis in 1996.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Parker & Parsley or Mesa or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Parker & Parsley Board as to the fairness of the Parker & Parsley Conversion Number to the holders of Parker & Parsley Common Stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Parker & Parsley, Mesa, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to the Parker & Parsley Board was one of many factors taken into consideration by the Parker & Parsley Board in making its determination to approve the Merger Agreement. Goldman Sachs' opinion was provided to the Parker & Parsley Board for the information and assistance of the Parker & Parsley Board in connection with its consideration of the Mergers, and such opinion does not constitute a recommendation as to how any holder of Parker & Parsley Common Stock should vote with respect to the Parker & Parsley Merger. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Appendix V hereto.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Parker & Parsley selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Mergers. Goldman Sachs is familiar with Parker & Parsley having provided certain investment banking services to Parker & Parsley from time to time, including having acted as underwriters of

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

public offerings of Parker & Parsley Common Stock in 1994 and $150,000,000 of
8 7/8% Senior Notes due 2005 of Parker & Parsley in April 1995; having acted as managing underwriters of a private offering of 3,776,400 Parker & Parsley MIPS in March 1994; having acted as financial advisor in connection with the purchase by Parker & Parsley of certain Prudential-Bache Energy Income LP limited partnership units in November 1993; and having acted as financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement. Goldman Sachs has also provided certain investment banking services to Mesa from time to time. Furthermore, Goldman Sachs may provide investment banking services to the combined company in the future.

     Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Parker & Parsley, Mesa, MOC, and Pioneer for its own account or for the account of customers. As of April 6, 1997, Goldman Sachs, for its own account, had a long position of 42,000 shares of Parker & Parsley Common Stock, a long position of 1,000 Parker & Parsley MIPS, a long position of 770,702 shares of Mesa Series A Preferred Stock, a short position of 715,000 shares of Mesa Common Stock, a $2,000,000 short position in 10 5/8% Senior Subordinated Notes due 2006 of MOC and a $1,000,000 short position in 11 5/8% Senior Subordinated Discount Notes due 2006 of MOC.

     Pursuant to a letter agreement dated March 25, 1997 (the "Goldman Sachs Engagement Letter"), Parker & Parsley engaged Goldman Sachs to act as its financial advisor in connection with the Mergers. Pursuant to the terms of the Goldman Sachs Engagement Letter, Parker & Parsley has agreed to pay Goldman Sachs upon consummation of the Mergers a transaction fee of $7,300,000. No additional fee was payable to Goldman Sachs in connection with rendering its opinion. Parker & Parsley has agreed to reimburse Goldman Sachs for certain expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the material United States federal income tax consequences of the Mergers and is not intended to be a complete discussion of all potential tax effects that might be relevant to the Mergers. Such discussion deals only with persons that are citizens or residents of the United States or are entities formed under the laws of the United States (or any state or locality thereof). This summary assumes that the holders of Mesa Common Stock, Mesa Series A Preferred Stock, Mesa Series B Preferred Stock and Parker & Parsley Common Stock have held such stock as a capital asset. The discussion does not address all aspects of Federal income taxation that may be important to particular stockholders and may not be applicable to certain special classes of stockholders, including without limitation, stockholders who are not citizens or residents of the United States, stockholders who acquired their stock pursuant to the exercise of employee stock options or otherwise as compensation, stockholders that are corporations subject to the alternative minimum tax, insurance companies, tax-exempt organizations, financial institutions, securities dealers, broker-dealers, or foreign partnerships or foreign corporations. Moreover, the state, local, foreign and estate tax consequences of the Mergers are not discussed.

     This summary is based on laws, regulations, rulings, and judicial decisions in effect at the date of this Joint Proxy Statement/Prospectus. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to stockholders as described herein. EACH STOCKHOLDER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGERS DESCRIBED HEREIN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES TO APPLICABLE TAX LAWS.

     General. The Reincorporation Merger and the Parker & Parsley Merger will each qualify as a reorganization within the meaning of Section 368(a) of the Code. The Subsidiary Mergers will each qualify as reorganizations under Section 368(a) of the Code and/or as liquidations under Section 332 of the Code.

     It is a condition to the Mergers that Mesa will have received a tax opinion of Baker & Botts, L.L.P., counsel to Mesa, in form and substance satisfactory to Mesa, and that Parker & Parsley will have received a

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

tax opinion of Vinson & Elkins L.L.P., counsel to Parker & Parsley, in form and substance satisfactory to Parker & Parsley, each dated as of the Closing Date and each to the effect that the Reincorporation Merger and the Parker & Parsley Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. An opinion is not binding on the Internal Revenue Service or the courts and, therefore, the delivery of such tax opinions cannot assure that the Internal Revenue Service or the courts will treat each of the Reincorporation Merger and the Parker & Parsley Merger as a reorganization within the meaning of
Section 368(a) of the Code. Such tax opinions (as well as the description of tax consequences set forth herein) will be based, among other things, on assumptions relating to certain facts and circumstances of, and the intentions of the parties to, the Mergers, which assumptions will either (i) have been made with the consent of Mesa, MOC, Pioneer or Parker & Parsley or (ii) be based upon certain representations of fact made by Mesa, MOC, Pioneer or Parker & Parsley, or certain stockholders or members of management of Mesa, MOC, Pioneer or Parker & Parsley.

     The principal Federal income tax consequences of the Reincorporation Merger and the Parker & Parsley Merger to Mesa, MOC, Pioneer, Parker & Parsley, and their respective stockholders, will be as follows.

     Mesa, MOC, Pioneer and Parker & Parsley. No gain or loss will be recognized by Mesa, MOC, Pioneer, Parker & Parsley or any of their respective subsidiaries as a result of the consummation of either the Reincorporation Merger, the Parker & Parsley Merger or the Subsidiary Mergers.

     Consequences to Holders of Mesa Common Stock. Except with respect to cash received in lieu of fractional shares, no gain or loss will be recognized by holders of Mesa Common Stock upon the receipt of Pioneer Common Stock in the Reincorporation Merger. The tax basis of the Pioneer Common Stock received will be equal to the tax basis of the Mesa Common Stock surrendered in exchange therefor. The holding period of the Pioneer Common Stock received will include the holding period of the Mesa Common Stock surrendered in exchange therefor.

     Consequences to Holders of Mesa Preferred Stock. Except with respect to cash received in lieu of fractional shares, no gain or loss will be recognized to holders of Mesa Series A Preferred Stock or Mesa Series B Preferred Stock upon the receipt of Pioneer Common Stock in the Reincorporation Merger. Similarly, except with respect to cash received in lieu of fractional shares, no gain or loss will be recognized to holders of Mesa Series A Preferred Stock or Mesa Series B Preferred Stock upon the receipt of Pioneer Preferred Stock in the Reincorporation Merger. The tax basis of the Pioneer Common Stock or Pioneer Preferred Stock received will be equal to the tax basis of the Mesa Series A Preferred Stock or Mesa Series B Preferred Stock surrendered in exchange therefor. The holding period of the Pioneer Common Stock or Pioneer Preferred Stock received will include the holding period of the Mesa Series A Preferred Stock or Mesa Series B Preferred Stock surrendered in exchange therefor.

     Consequences to Holders of Parker & Parsley Common Stock. No gain or loss will be recognized by holders of Parker & Parsley Common Stock upon the receipt of Pioneer Common Stock in the Parker & Parsley Merger. The tax basis of the Pioneer Common Stock received will be equal to the tax basis of the Parker & Parsley Common Stock surrendered in exchange therefor. The holding period of the Pioneer Common Stock received will include the holding period of the Parker & Parsley Common Stock surrendered in exchange therefor.

     Fractional Shares. A holder of Mesa Common Stock, Mesa Series A Preferred Stock or Mesa Series B Preferred who, pursuant to the Reincorporation Merger, receives cash in lieu of a fractional share of Pioneer Common Stock or Pioneer Preferred Stock will be treated as having received that fractional share of stock pursuant to the Reincorporation Merger and then as having received the cash in a redemption of the fractional share of stock. Such a holder will generally recognize capital gain or loss on the deemed redemption equal to the difference between the amount of cash received and the holder's adjusted tax basis in the fractional share of Pioneer Common Stock or Pioneer Preferred Stock deemed surrendered in exchange therefor.

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

ACCOUNTING TREATMENT

     The Parker & Parsley Merger will be accounted for as a purchase of Mesa by Parker & Parsley for financial accounting purposes. For presentation of certain anticipated effects of the accounting treatment on the consolidated financial position and results of operations of Pioneer after giving effect to the Mergers, see "Unaudited Pro Forma Combined Financial Statements."

EXCHANGE OR CONVERSION OF PARKER & PARSLEY MIPS

     The Merger Agreement provides that Parker & Parsley and its subsidiaries shall use their reasonable best efforts to cause the redemption of the Parker & Parsley MIPS for cash (in connection with a standby underwriting of Parker & Parsley Common Stock) or the exchange of the Parker & Parsley MIPS into Parker & Parsley Common Stock as soon as practicable in accordance with the terms of the Parker & Parsley MIPS and to complete such redemption or exchange prior to the RM Effective Time. Parker & Parsley may effect a redemption of the Parker & Parsley MIPS at a price of $29.25 in accordance with the terms thereof. Parker & Parsley expects it can obtain a standby underwriting commitment to purchase shares of Parker & Parsley Common Stock at a price of $29.25 assuming such shares are, at the time the Parker & Parsley MIPS are called for redemption, trading at a premium of at least 15% to such price. Parker & Parsley, at its option, may cause the Parker & Parsley MIPS to be exchanged, in whole or in part, for shares of Parker & Parsley Common Stock so long as both (a) the closing price of the Parker & Parsley Common Stock on any 20 trading days in the period of 30 trading days ending on the trading day immediately preceding Parker & Parsley's exercise of such option and (b) the closing price of the Parker & Parsley Common Stock on the trading day immediately preceding Parker & Parsley's exercise of such option, equal or exceed $35.16.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

     In considering the recommendations of the Mesa Board and the Parker & Parsley Board with respect to the Mergers, stockholders should be aware that certain members of the Mesa Board, the management of Mesa, the Parker & Parsley Board and the management of Parker & Parsley have the following interests in the Mergers separate from their interests as stockholders of Mesa and Parker & Parsley.

     Composition of Pioneer Board. In connection with the Mergers, Jon Brumley, John S. Herrington, Kenneth A. Hersh, Boone Pickens, Richard E. Rainwater, Philip B. Smith and Robert L. Stillwell, who are currently directors of Mesa, and R. Hartwell Gardner, James L. Houghton, Jerry P. Jones, Charles E. Ramsey, Jr., Scott D. Sheffield, Arthur L. Smith and Michael D. Wortley, who are currently directors of Parker & Parsley, will be elected as directors of Pioneer effective as of the P&P Effective Time. The Merger Agreement requires that a fifteenth director be selected jointly by Mesa and Parker & Parsley, unless this requirement is waived by both parties. The directors of Pioneer will be entitled to compensation for their services. See "Pioneer -- Management of Pioneer -- Compensation of Directors."

     Mesa Severance Plan. In April 1997, the Mesa Board adopted the Management Severance Plan ("Mesa Severance Plan") which covers 26 officers and other employees ("Mesa Participants") of Mesa. The Mesa Severance Plan provides for severance benefits in the event that (i) any time prior to a Mesa Change in Control (as hereinafter defined), the Mesa Participant's employment is involuntarily terminated, other than for Cause (as hereinafter defined) or there is a Constructive Termination (as hereinafter defined) or a death or disability,
(ii) at any time at least six months but not more than one year after a Mesa Change in Control, the voluntary termination of a Mesa Participant other than because of Constructive Termination and (iii) at any time within one year of a Mesa Change in Control, the Mesa Participant is involuntarily terminated or subject to Constructive Termination, other than for Cause. In the event of (i) and (ii) above, the Mesa Participant will be entitled to, among other benefits, a severance payment equal to one year of such participant's highest base salary, and in the event of (iii) above, the Mesa Participant will be entitled to, among other benefits, a severance payment equal to 2.99 times total pay (including bonus) or two times such participant's highest base salary depending on the level of the participant. Mesa Participants will also be entitled to additional payments for certain tax liabilities that may apply to severance payments following a Mesa Change of Control.

     "Mesa Change of Control" means (i) the acquisition by a person of 35% or more of the common stock or voting power of Mesa, unless the transaction is approved by the Mesa Board, (ii) a change in the majority of the composition of the Mesa Board, (iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Mesa, except if the owners of the outstanding common stock or voting stock of Mesa immediately prior to the transaction beneficially own more than 65% of the outstanding common stock or voting power of the outstanding voting securities of the surviving corporation immediately after the transaction, no person owns more than 35% of the outstanding common stock or voting power of the surviving corporation immediately after the transaction and the composition of the Mesa Board is maintained at certain levels or (iv) the approval of a plan of liquidation or dissolution of Mesa. The consummation of the Mergers will result in a Mesa Change of Control because Mesa's current stockholders will own less than 65% of the voting power of Pioneer outstanding capital stock. "Cause" means the failure of the Mesa Participant to perform such participant's duties with Mesa or engaging in illegal conduct or gross misconduct. "Constructive Termination" means the voluntary termination of a Mesa Participant within 30 days following (i) a material reduction in the Mesa Participant's authority, power, functions, duties or responsibilities; (ii) a reduction in the Mesa Participant's base salary to less than 80% of the highest base salary ever paid to such participant, (iii) the Mesa Participant's required relocation following a Mesa Change in Control or (iv) a successor's failure to honor the Mesa Severance Plan after a Mesa Change in Control.

     Parker & Parsley Severance Agreements. On January 1, 1996, Parker & Parsley entered into severance agreements (each, a "Parker & Parsley Severance Agreement") with its officers to replace such officers' employment agreements that expired at the end of 1995. Under each Parker & Parsley Severance Agreement, either of Parker & Parsley or any such officer may terminate the officer's employment at any time. Parker & Parsley has agreed to pay each such officer an amount equal to one year's base salary if the officer's employment is terminated because of his death, disability or normal retirement. Parker & Parsley has also agreed to pay each such officer an amount equal to one year's base salary and to continue health insurance coverage for the officer and the officer's family for one year if (i) the officer's employment is terminated by Parker & Parsley and such termination is not a Termination for Cause (as defined below) or (ii) the officer terminates his employment and such termination is a Termination for Good Reason (as defined below). If, within one year after a Parker & Parsley Change in Control (as defined below), there occurs a termination by Parker & Parsley and such termination is not a Termination for Cause or the officer terminates his employment and such termination is a Termination for Good Reason, Parker & Parsley must pay the officer an amount equal to 2.99 times the sum of the officer's base salary plus target bonus for the year and continue health insurance coverage for the officer and the officer's family for one year. If (i) the officer terminates his employment with Parker & Parsley between six months and one year after a Parker & Parsley Change in Control and such termination is not a Termination for Good Reason, or (ii) the officer terminates his employment with Parker & Parsley at the time of, or at any time within one year following, a Parker & Parsley Change in Control because he is required to relocate, then Parker & Parsley must pay the officer one year's base salary and continue health insurance coverage for the officer and the officer's family for one year. Officers are also entitled to additional payments for certain tax liabilities that may apply to severance payments following a Parker & Parsley Change in Control.

     "Termination for Cause" means a termination by Parker & Parsley of the officer's employment due to a failure by the officer to (i) perform such officer's duties, (ii) such officer's engaging in misconduct that is materially injurious to Parker & Parsley or (iii) a violation by such officer of certain agreements regarding confidentiality of non-public information. "Termination for Good Reason" means a termination of employment by an officer within thirty days following notice of (i) a material reduction in such officer's authorities, powers, functions, duties or responsibilities, (ii) a reduction in such officer's base annual salary which exceeds certain limits, or (iii) the failure of Parker & Parsley to obtain from certain of its successors an agreement to assume its obligations under the Parker & Parsley Severance Agreement. "Parker & Parsley Change in Control" means the occurrence of one or more of the following:
(i) any person becomes the beneficial owner of 50% or more of the voting power of Parker & Parsley, (ii) a change in the composition of a majority of the Parker & Parsley Board, (iii) a tender or exchange offer by any person for 50% or more of the voting power of Parker & Parsley if the Parker & Parsley Board approves or fails to oppose such tender or exchange offer, or (iv) the approval by Parker & Parsley stockholders of certain types of business combinations or a plan of liquidation or dissolution of Parker & Parsley. The consummation of the Mergers will result in a Parker & Parsley Change of Control because Pioneer will own over 50% of the voting power of Parker & Parsley.

     Pioneer Severance Agreements. At the Closing, Pioneer will enter into a Severance Agreement (each, a "Pioneer Severance Agreement") with each Mesa Participant and each officer of Parker & Parsley who is currently a party to a Parker & Parsley Severance Agreement. Each Pioneer Severance Agreement is identical to the Parker & Parsley Severance Agreements except as noted below.

     The definition of "Change in Control" under a Pioneer Severance Agreement means the occurrence of one or more of the following: (i) any person becomes the beneficial owner of 20% or more of the common stock or voting power of Pioneer,
(ii) a change in the composition of a majority of the Pioneer Board, (iii) consummation of certain types of business combinations, (iv) the approval by Pioneer stockholders of a plan of complete liquidation or dissolution of Pioneer, or (v) consummation of a business combination not otherwise constituting a change in control but pursuant to which the Chief Executive Officer is removed from, or replaced in, such capacity with respect to the corporation resulting from the business combination. The definition of a "Termination for Good Reason" under a Pioneer Severance Agreement means a termination of employment by the officer within 30 days following notice of (i) the demotion of the officer to a non-officer position or to an officer position junior to the position specified in the relevant Pioneer Severance Agreement,
(ii) a reduction in such officer's base annual salary which exceeds certain limits, or (iii) the failure by Pioneer to obtain from certain of its successors an agreement to assume its obligations under the Pioneer Severance Agreement. Each Pioneer Severance Agreement executed by a Mesa Participant will provide that (i) Pioneer will assume Mesa's obligation under the Mesa Severance Plan to pay a severance benefit upon the termination of such Mesa Participant's employment within one year after consummation of the Reincorporation Merger, and
(ii) the Pioneer Severance Agreement will supersede and replace all other terms and provisions of the Mesa Severance Plan, except for the right to receive such payment. Each Pioneer Severance Agreement executed by an officer of Parker & Parsley will provide that (i) Pioneer will assume Parker & Parsley's obligation under such officer's Parker & Parsley Severance Agreement to make certain payments upon the termination of such officer's employment within one year after consummation of the Parker & Parsley Merger, and (ii) the Pioneer Severance Agreement will supersede and replace all other terms and provisions of the Parker & Parsley Severance Agreement to which such officer is a party, except for the right to receive such payment. In addition, unless a Change in Control of Pioneer has occurred or is pending or contemplated, beginning on the fifth anniversary of the P&P Effective Time, Pioneer can terminate or amend each Pioneer Severance Agreement, upon sixty days notice, without the officer's consent so long as such amendment or termination is made to all Pioneer Severance Agreements covering all such similarly situated officers of Pioneer.

     Mesa Stock Options. Pursuant to the Merger Agreement, each outstanding option granted by Mesa pursuant to its Mesa 1991 Incentive Plan, whether vested or unvested, will be assumed by Pioneer at the RM Effective Time. Each such option will be deemed an option to acquire, on the same terms and conditions as were applicable under the Mesa stock option plan, a number of shares of Pioneer Common Stock equal to the number of shares of Mesa Common Stock multiplied by one-seventh. Some Mesa employee stock options were granted pursuant to the Mesa 1996 Incentive Plan which the stockholders of Mesa are being asked to approve at the Mesa Special Meeting.

     On April 4, 1997, the Stock Option Committee of the Mesa Board passed a resolution providing for the acceleration of the vesting of all stock options issued pursuant to Mesa stock option plans upon a Mesa Change of Control, as defined in the Mesa Severance Plan. The Mergers will constitute a Mesa Change of Control and all options to be assumed by Pioneer will become immediately exercisable in full. The aggregate number of shares of Mesa Common Stock that are covered by options, including those subject to stockholder approval, that are held by all officers as a group is 4,935,850 shares and by the executive officers of Mesa are as follows: 1,600,000 shares for Jon Brumley; 560,000 shares for Dennis E. Fagerstone; 500,000 shares for Stephen K. Gardner; 223,000 shares for Edwin E. Hance; and 375,000 shares for M. Garrett Smith. The exercise prices of these stock options range from $3.25 to $11.6875 per share. By approving the adoption of the Mesa 1996 Incentive Plan, Mesa stockholders will approve certain of these options granted to the current officers of Mesa, all of which will become fully vested upon consummation of the Mergers.

     Parker & Parsley Stock Options. Pursuant to the Merger Agreement, each outstanding option granted by Parker & Parsley pursuant to an employee stock option plan, whether vested or unvested, will be assumed by Pioneer at the P&P Effective Time. Each such option will be deemed an option to acquire, on the same terms and conditions as were applicable under the Parker & Parsley stock option plan, a number of shares of Pioneer Common Stock equal to the number of shares of Parker & Parsley Common Stock.

     The Parker & Parsley stock option plans contain provisions providing that upon a Parker & Parsley Change of Control, as defined in the Parker & Parsley Severance Agreements, each holder of options shall be granted corresponding stock appreciation rights and all outstanding stock appreciation rights and options shall immediately become fully vested and exercisable in full. The Mergers will constitute a Parker & Parsley Change of Control and all options and stock appreciation rights will become immediately exercisable in full. The aggregate number of shares of Parker & Parsley Common Stock that are covered by options that are held by all officers as a group is 548,666 shares and by the executive officers of Parker & Parsley are as follows: 170,000 shares for Scott
D. Sheffield; 59,500 shares for Timothy A. Leach; 41,666 shares for Steven L. Beal; 42,000 shares for Mark L. Withrow; 51,000 shares for David A. Chroback; and 48,000 shares for Timothy L. Dove. The exercise prices of these stock options range from $13.125 to $29.75 per share.

     Mesa Chairman's Employment Agreement. Jon Brumley, Mesa's Chairman and Chief Executive Officer, is a party to an Employment Agreement, dated as of August 22, 1996 (the "Employment Agreement"), with Mesa. The Employment Agreement provides that if Mr. Brumley's employment is terminated prior to the expiration of the two-year term other than for "cause" (as defined in the Employment Agreement) or if Mr. Brumley terminates his employment for "good reason," then Mr. Brumley shall be entitled, in addition to the payment of his salary, to a severance payment of $1.6 million if the termination occurs within one year of the date of the agreement, $1.2 million if the termination occurs more than one year but less than 18 months after the date of the agreement or $800,000 if the termination occurs after 18 months after the date of the agreement. "Good reason" is defined in the Employment Agreement as (i) a reduction or diminution of his position, titles, offices, duties, responsibilities or status with Mesa without cause and without his express written consent, (ii) a reduction by Mesa in his base salary in effect at the time, (iii) relocation of Mesa's executive offices to a site outside Dallas County or Tarrant County, Texas or (iv) any other breach by Mesa of its obligations under the Employment Agreement, which Mesa fails to cure within a reasonable period of time. Upon consummation of the Mergers, there will be "good reason" because Mr. Brumley will no longer be chief executive officer.

     Incentive Payment for Mesa Chairman. Brumley Partners, a Texas general partnership consisting of Jon Brumley, Mesa's Chairman and Chief Executive Officer, and a family member, was admitted as a limited partner with a profits interest in DNR pursuant to the Amended and Restated Agreement of Limited Partnership of DNR-Mesa Holdings, L.P. dated November 8, 1996 (the "DNR Agreement"). The profits interest held by Brumley Partners entitles it to receive approximately 3.76% of the profits of DNR after the occurrence of "payout" (which is the receipt by the other partners of partnership distributions equal to such partners' original capital contributions plus an 8% rate of return). The profits interest issued to Brumley Partners is the post-payout equivalent of a $5 million capital contribution to DNR, but will be increased or decreased upon the occurrence of certain events, which include the termination of Jon Brumley's employment or Mesa's consummation of a substantial transaction before certain dates. The consummation of the proposed Mergers will result in an increase in the Brumley Partners' profits interest in DNR. The profits interest will be approximately 5.64% (the post payout equivalent of a $7.5 million capital contribution to DNR) if the closing of the Mergers occurs before August 22, 1997, or 4.89% (the post payout equivalent of a $6.5 million capital contribution to DNR) if the closing of the Mergers occurs after August 22, 1997, but before August 22, 1998.

     Mesa Indemnification Agreements. Mesa has entered into Indemnification Agreements (the "Mesa Indemnification Agreements") with its directors and certain of its officers (the "Mesa Indemnitees"), a form of which is filed with the Commission as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part. Under the terms of the Mesa Indemnification Agreements, Mesa has generally agreed to indemnify, and advance expenses to, each Mesa Indemnitee to the fullest extent permitted by applicable law on the date of such agreements and to such greater extent as applicable law may thereafter permit. In addition, the Mesa Indemnification Agreements contain specific provisions pursuant to which Mesa has agreed to indemnify each Mesa Indemnitee (i) if such person is, by reason of his or her status as a director, officer, employee, agent or fiduciary of Mesa or of any other corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with which such person was serving at the request of Mesa (any such status being hereinafter referred to as a "Mesa Corporate Status"), made or threatened to be made a party to any threatened, pending or completed action, suit, arbitration, investigation, alternative dispute resolution mechanism, administrative hearing or other proceeding (each, a "Mesa Proceeding"), except that no indemnification shall be made in respect of any claim, issue or matter in such Mesa Proceeding as to which such Mesa Indemnitee shall have been adjudged to be liable to Mesa for willful or intentional misconduct in the performance of his duty to Mesa unless applicable law so permits (unless and only to the extent that a court shall otherwise determine), (ii) against reasonable expenses actually incurred by such person or on his or her behalf in connection with any Proceeding to which such Indemnitee was or is a party by reason of his or her Mesa Corporate Status and in which such Mesa Indemnitee is successful, on the merits or otherwise, (iii) against expenses actually and reasonably incurred by such person or on his or her behalf in connection with a Mesa Proceeding to the extent that such Mesa Indemnitee is, by reason of his or her Mesa Corporate Status, a witness or otherwise participates in any Mesa Proceeding at a time when such person is not a party in the Mesa Proceeding, and (iv) against expenses actually and reasonably incurred by such person in any judicial adjudication of or any award in arbitration to enforce his or her rights under the Mesa Indemnification Agreements.

     Furthermore, under the terms of the Mesa Indemnification Agreements, Mesa has agreed to pay all reasonable expenses incurred by or on behalf of a Mesa Indemnitee in connection with any Mesa Proceeding in advance of any determination with respect to entitlement to indemnification and within ten days after the receipt by Mesa of a written request from such Indemnitee for such payment. In the Mesa Indemnification Agreements, each Mesa Indemnitee has agreed that he or she will reimburse and repay Mesa for any expenses so advanced to the extent that it shall ultimately be determined that he or she is not entitled to be indemnified by Mesa against such expenses.

     The Mesa Indemnification Agreements also include provisions that specify the procedures and presumptions which are to be employed to determine whether a Mesa Indemnitee is entitled to indemnification thereunder. In some cases, the nature of the procedures specified in the Indemnification Agreements varies depending on whether there has occurred a "change in control" (as defined in the Mesa Indemnification Agreements) of Mesa. The Mergers will constitute a change of control under the Mesa Indemnification Agreements.

     Parker & Parsley Indemnification Agreements. Parker & Parsley has entered into indemnification agreements with each of its directors and officers. These agreements require Parker & Parsley to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law and to advance expenses in connection with certain claims against directors and officers. Each indemnification agreement also provides that, upon a potential change in control or change in control of Parker & Parsley and if the indemnified director or officer so requests, Parker & Parsley will create a trust for the benefit of the indemnified director or officer in an amount sufficient to satisfy payment of all liabilities and suits against which Parker & Parsley has indemnified the director or officer.

     Pioneer Indemnification. Pursuant to the Merger Agreement, from and after the P&P Effective Time, Pioneer will indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the P&P Effective Time, an officer or director of Mesa or Parker & Parsley or any of their respective subsidiaries or an employee of Mesa or Parker & Parsley or any of their respective subsidiaries or who acts as a fiduciary under any employee benefit plans of Mesa or Parker & Parsley or pension plans of Mesa or Parker & Parsley (the "Pioneer Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or such employee of Mesa or Parker & Parsley or any of their respective subsidiaries whether pertaining to any matter existing or occurring at or prior to the P&P Effective Time and whether asserted or claimed prior to, or at or after, the P&P Effective Time ("Pioneer Indemnified Liabilities"), including all Pioneer Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated hereby, in each case to the fullest extent permitted under applicable law (and Pioneer will pay expenses in advance of the final disposition of any such action or proceeding to each Pioneer Indemnified Party to the fullest extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Pioneer Indemnified Parties (whether arising before or after the P&P Effective Time), (i) the Pioneer Indemnified Parties may retain counsel reasonably satisfactory to them and Pioneer shall pay all fees and expenses of such counsel for the Pioneer Indemnified Parties; and (ii) Pioneer will use all commercially reasonable efforts to assist in the vigorous defense of any such matter, provided that no party shall be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld. Mesa, MOC, Pioneer and Parker & Parsley have agreed that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Pioneer Indemnified Parties in the charter and bylaws of Mesa and Parker & Parsley with respect to matters occurring through the P&P Effective Time, shall survive the Mergers and shall continue in full force and effect for a period of six years from the P&P Effective Time; provided, however, that all rights to indemnification in respect of any Pioneer Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Pioneer Indemnified Liabilities.

     Pursuant to the Merger Agreement, Pioneer is obligated to maintain certain directors' and officers' liability insurance for the people who are directors and officers of the Merger Parties immediately prior to the P&P Effective Time for six years after the P&P Effective Time.

NYSE LISTING OF PIONEER COMMON STOCK AND PIONEER PREFERRED STOCK

     It is a condition to the Mergers that the shares of Pioneer Common Stock and Pioneer Preferred Stock be authorized for listing on the NYSE, subject to official notice of issuance.

RESALES OF PIONEER COMMON STOCK AND PIONEER PREFERRED STOCK

  Rule 145

     The shares of Pioneer Common Stock and Pioneer Preferred Stock to be issued to the stockholders of Mesa and Parker & Parsley pursuant to the Merger Agreement are being registered under the Securities Act pursuant to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part. However, because some stockholders of Mesa or Parker & Parsley are or may be affiliates of Mesa or Parker & Parsley and may be deemed to be affiliates of Pioneer, such persons will not be able to resell the Pioneer Common Stock and Pioneer Preferred Stock received by them in the Mergers unless the Pioneer Common Stock or Pioneer Preferred Stock, as the case may be, is sold in compliance with an exemption from the registration requirements of the Securities Act or is sold in compliance with Rule 145 under the Securities Act.

     Pursuant to Rule 145 under the Securities Act, the sale of Pioneer Common Stock and Pioneer Preferred Stock acquired by such former Mesa and Parker & Parsley stockholders pursuant to the Mergers will be subject to certain restrictions. Such persons may sell Pioneer Common Stock or Pioneer Preferred Stock under Rule 145 only if (i) Pioneer has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months,
(ii) Pioneer Common Stock or Pioneer Preferred Stock is sold in a "brokers transaction," which is defined in Rule 144 under the Securities Act as a sale in which (a) the seller does not solicit or arrange for orders to buy the securities, (b) the seller does not make any payment other than to the broker,
(c) the broker does no more than execute the order and receive a nominal commission and (d) the broker does not solicit customer orders to buy the securities, and (iii) such sale and all other sales made by such person within the preceding three months do not collectively exceed the greater of (x) 1% of the outstanding shares of Pioneer Common Stock or Pioneer Preferred Stock, as the case may be, and (y) the average weekly trading volume of Pioneer Common Stock or Pioneer Preferred Stock, as the case may be, on all national securities exchanges during the four-week period preceding the sale.

     Persons who may be deemed affiliates of Mesa or Parker & Parsley generally include individuals or entities which control, are controlled by, or are under common control with, Mesa or Parker & Parsley, as the case may be, and may include certain officers and directors of Mesa or Parker & Parsley, as well as principal stockholders of Mesa or Parker & Parsley, as the case may be. The Merger Agreement requires both Mesa and Parker & Parsley to use its reasonable best efforts to cause each of its affiliates to execute a written agreement to the effect that the affiliate will not offer or sell or otherwise dispose of any shares of Pioneer Common Stock or Pioneer Preferred Stock issued to the affiliate in or pursuant to the Mergers in violation of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

  Registration Rights Agreement

     Mesa and DNR have entered into a Registration Rights Agreement (the "Registration Rights Agreement") covering (i) the shares of Mesa Series A Preferred Stock issuable in exchange for shares of Mesa Series B Preferred Stock held by DNR, (ii) the shares of Mesa Common Stock issuable upon conversion or redemption of shares of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock and (iii) any securities issued or issuable in respect of any such shares by way of any stock split or stock dividend (including dividends paid in kind in accordance with the terms of the Mesa Series B Preferred Stock) or in connection with any combination of shares, recapitalization, merger, consolidation, reorganization or otherwise (the "Registrable Securities"). Shares of Pioneer Common Stock to be received by DNR in the Reincorporation Merger will be Registrable Securities and the Registration Rights Agreement will be binding on Pioneer.

     The Registration Rights Agreement provides that the holders of at least a majority of the Registrable Securities outstanding may at any time (subject to customary "black-out" periods) require Mesa to effect the registration under the Securities Act of Registrable Securities by means of a "shelf" registration statement for an offering to be made on a continuous basis under the Securities Act, subject to certain limitations. The Registration Rights Agreement also provides certain "piggyback" registration rights to the holders of Registrable Securities whenever Mesa proposes to register an offering of any of its capital stock under the Securities Act (including on behalf of any stockholder of Mesa other than a holder of Registrable Securities), subject to certain exceptions, including pro rata reduction if, in the reasonable opinion of the managing underwriter(s) of the offering, such a reduction is necessary to prevent an adverse effect on the marketability or offering price of all the securities proposed to be offered in the offering.

     The Registration Rights Agreement contains customary provisions regarding the payment of expenses by Mesa and regarding mutual indemnification agreements between Mesa and the holders of Registrable Securities for certain securities law violations.

INFORMATION AGENTS

     Mesa and Pioneer have appointed Morrow & Co., Inc. as their Information Agent and Parker & Parsley has appointed D. F. King & Co., Inc. as its Information Agent with respect to the Mergers. Any questions or requests for additional copies of this Joint Proxy Statement/Prospectus, a Proxy Card, or Election Forms may be directed to the respective Information Agent at the following addresses and telephone numbers:

           Morrow & Co., Inc.                      D. F. King & Co., Inc.
           909 Third Avenue                        77 Water Street
           New York, New York 10022                New York, New York 10005
           Telephone: (800) 566-9061               (212) 269-5550

     Mesa and Parker & Parker will each pay the fees and expenses of its respective Information Agent and each has also agreed to indemnify its respective Information Agent from certain liabilities that it may incur in connection with the Mergers.

     Mesa has also engaged Morrow & Co., Inc. and Parker & Parsley has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies. See "The Special Meetings -- Solicitation of Proxies."

GOVERNMENTAL AND REGULATORY APPROVALS

     The HSR Act and the rules and regulations promulgated thereunder provide that certain transactions may not be consummated until required information and materials have been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting periods have expired or terminated. The respective obligations of Mesa and Parker & Parsley to consummate the Mergers are conditioned upon all waiting periods (and extensions thereof) applicable to the consummation of the Mergers under the HSR Act having expired or been terminated. See "-- Certain Terms of the Merger Agreement -- Conditions to the Merger." Mesa and Parker & Parsley made the requisite filings under the HSR Act on April 22, 1997 in connection with the Mergers. The required waiting period under the HSR Act will expire at 11:59 p.m. on May 21, 1997, unless extended by a request from the Antitrust Division or the FTC for additional information or documentary material. At any time before or after the RM Effective Time or the P&P Effective Time, and notwithstanding that the HSR Act waiting period has expired or terminated, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or advisable in the public interest, including seeking to enjoin the consummation of the Mergers or seeking divestiture of assets or businesses of Mesa or Parker & Parsley.

     At any time before or after the RM Effective Time or P&P Effective Time, and notwithstanding that the HSR Act waiting period has expired or terminated, any state could take such action under its antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Mergers or seeking divestiture of assets or businesses of Mesa or Parker & Parsley. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

     Based on information available to them, Mesa and Parker & Parsley believe that the Mergers can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Mergers on antitrust grounds will not be made or that, if such a challenge were made, Mesa and Parker & Parsley would prevail or would not be required to accept certain conditions, possibly including certain divestitures in order to consummate the Mergers.

     Neither Mesa nor Parker & Parsley is aware of any other governmental or regulatory filings or approvals required in connection with the Mergers, other than compliance with applicable securities laws.

              UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF
                       PIONEER NATURAL RESOURCES COMPANY

     The unaudited pro forma combined balance sheet of Pioneer as of December 31, 1996 has been prepared to give effect to the Mergers and the acquisition of Greenhill by Mesa in April 1997 as if such transactions had occurred on December 31, 1996. In accordance with the provisions of APB No. 16, "Business Combinations," the Mergers have been accounted for as a purchase of Mesa by Parker & Parsley. The acquisition of Greenhill will also be accounted for using the purchase method of accounting.

     The unaudited pro forma combined statement of operations of Pioneer for the year ended December 31, 1996 has been prepared to give effect to the Mergers and certain events described below for Parker & Parsley and Mesa as if the Mergers and such events had occurred on January 1, 1996.

     Pro Forma Parker & Parsley has been prepared to give effect to (i) the sale of certain wholly-owned Australian subsidiaries in March 1996 and the sale of Bridge Oil Timor Sea, Inc. in June 1996 (collectively, the "Australasian Assets") and (ii) the aggregate effect of the sale of certain nonstrategic domestic oil and gas properties, gas plants, contract rights and related assets sold during the period from January 2, 1996 to December 31, 1996 (collectively, the "1996 Assets Sold").

     Pro Forma Mesa has been prepared to give effect to the Recapitalization, which entailed issuing $265 million in new preferred equity and repaying and refinancing substantially all of Mesa's $1.2 billion of then existing long-term debt, and the acquisition of Greenhill, including additional borrowings to finance such acquisition.

     The unaudited pro forma combined financial statements included herein are not necessarily indicative of the results that might have occurred had the transactions taken place at the beginning of the period specified and are not intended to be a projection of future results. In addition, future results may vary significantly from the results reflected in the accompanying unaudited pro forma combined financial statements because of normal production declines, changes in product prices, future acquisitions and divestitures, and other factors.

     The following unaudited pro forma combined financial statements should be read in conjunction with (i) the Consolidated Financial Statements (and the related notes) of both Parker & Parsley and Mesa included in their respective Annual Reports on Form 10-K for the year ended December 31, 1996 and (ii) the Historical Financial Statements of Greenhill for the fiscal year ended June 30, 1996 and for the six months ended December 31, 1996 (unaudited) and the related notes thereto which are included in Mesa's Current Report on Form 8-K/A dated February 7, 1997.

                       PIONEER NATURAL RESOURCES COMPANY

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                     ASSETS

                                                                                  PRO FORMA
                                            PARKER &                              COMBINED       PRO FORMA
                                            PARSLEY        MESA      GREENHILL   ADJUSTMENTS      COMBINED
                                           ----------   ----------   ---------   -----------     ----------
Current assets:
  Cash and cash equivalents..............  $   18,711   $   16,681   $   8,904      (20,000)(a)  $   24,296
  Restricted cash........................       1,749           --          --                        1,749
  Accounts receivable....................      82,968       63,410       7,907                      154,285
  Inventories............................       3,644        2,159         575                        6,378
  Deferred income taxes..................       7,400           --          --                        7,400
  Other current assets...................       2,567        2,027         378                        4,972
                                           ----------   ----------   ---------                   ----------
         Total current assets............     117,039       84,277      17,764                      199,080
                                           ----------   ----------   ---------                   ----------
Property, plant and equipment, at cost:
  Oil and gas properties, using the
    successful efforts method of
    accounting:
    Proved properties....................   1,419,051    1,975,684     346,329     (144,477)(a)   3,428,260
                                                                                   (168,327)(b)
    Unproved properties..................       7,331           --          --       82,882(b)       90,213
  Natural gas processing facilities......      59,276           --          --           --          59,276
  Accumulated depletion, depreciation and
    amortization.........................    (445,238)    (941,266)   (182,977)     941,266(a)     (445,238)
                                                                                    182,977(b)
                                           ----------   ----------   ---------                   ----------
                                            1,040,420    1,034,418     163,352                    3,132,511
                                           ----------   ----------   ---------                   ----------
Other property and equipment, net........      27,779       11,966       1,998                       41,743
Other assets, net........................      14,627       83,218           2      (18,032)(a)      79,815
                                           ----------   ----------   ---------                   ----------
                                           $1,199,865   $1,213,879   $ 183,116                   $3,453,149
                                           ==========   ==========   =========                   ==========

                                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term debt...  $    5,381   $    5,305   $     290                   $   10,976
  Undistributed unit purchases...........       1,749           --          --                        1,749
  Accounts payable.......................      64,241       43,045       1,861                      109,147
  Domestic and foreign income taxes......       1,743           --          --                        1,743
  Other current liabilities..............      17,856       21,150       7,974                       46,980
                                           ----------   ----------   ---------                   ----------
         Total current liabilities.......      90,970       69,500      10,125                      170,595
                                           ----------   ----------   ---------                   ----------
Long-term debt, less current
  maturities.............................     320,908      802,772          --       58,334(a)    1,452,514
                                                                                    270,500(b)
Other noncurrent liabilities.............       8,071       76,113          23                       84,207
Deferred income taxes....................      60,800           --          --                       60,800
Preferred stock of subsidiary............     188,820           --          --                      188,820
Stockholders' equity:
  Preferred stock........................          --        1,216          --       (1,216)(a)          --
  Common stock...........................         369          643           2         (348)(a)         664
                                                                                         (2)(b)
  Additional paid-in capital.............     462,873      656,805     206,000      277,289(a)    1,396,967
                                                                                   (206,000)(b)
  Treasury stock, at cost................     (31,528)          --          --       31,528(a)           --
  Unearned compensation..................      (1,625)          --          --                       (1,625)
  Retained earnings (deficit)............     100,207     (393,170)    (33,034)     393,170(a)      100,207
                                                                                     33,034(b)
                                           ----------   ----------   ---------                   ----------
         Total stockholders' equity......     530,296      265,494     172,968                    1,496,213
                                           ----------   ----------   ---------                   ----------
Commitments and contingencies............
                                           ----------   ----------   ---------                   ----------
                                           $1,199,865   $1,213,879   $ 183,116                   $3,453,149
                                           ==========   ==========   =========                   ==========

  See accompanying notes to unaudited pro forma combined financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  PRO FORMA                PRO FORMA
                                                  PARKER &    PRO FORMA    COMBINED       PRO FORMA
                                                   PARSLEY      MESA      ADJUSTMENTS     COMBINED
                                                  ---------   ---------   -----------     ---------
Revenues:
  Oil and gas...................................  $374,560    $371,280                    $745,840
  Natural gas processing........................    23,184          --                      23,184
  Interest and other............................    17,328      33,824                      51,152
  Gain on disposition of assets, net............        --      11,966                      11,966
                                                  --------    --------                    --------
                                                   415,072     417,070                     832,142
                                                  --------    --------                    --------
Cost and expenses:
  Oil and gas production........................   101,545      97,617                     199,162
  Natural gas processing........................    11,949          --                      11,949
  Depletion, depreciation and amortization:
     Oil and gas properties.....................    95,628     130,370       61,674(c)     287,672
     Other......................................     9,001       4,919                      13,920
  Exploration and abandonments..................    20,187      12,772         (831)(d)     32,128
  General and administrative....................    26,631      31,743          831(d)      59,205
  Interest......................................    40,720     104,811       (3,714)(e)    141,817
  Other.........................................     2,451       2,340                       4,791
                                                  --------    --------                    --------
                                                   308,112     384,572                     750,644
                                                  --------    --------                    --------
Income from continuing operations before income
  taxes.........................................   106,960      32,498                      81,498
Income tax provision............................   (37,400)         --       (9,000)(f)    (46,400)
                                                  --------    --------                    --------
Income from continuing operations...............    69,560      32,498                      35,098
Dividends on preferred stock....................        --     (21,880)      21,880(g)          --
                                                  --------    --------                    --------
Income from continuing operations attributable
  to common stock...............................  $ 69,560    $ 10,618                    $ 35,098
                                                  ========    ========                    ========
Income per common share:
  Primary.......................................  $   1.95    $    .16                    $    .52
                                                  ========    ========                    ========
  Fully diluted.................................  $   1.81    $    .16                    $    .52
                                                  ========    ========                    ========
Weighted average shares outstanding.............    35,734      64,164      (32,794)(h)     67,104
                                                  ========    ========                    ========

  See accompanying notes to unaudited pro forma combined financial statements.

                       PARKER & PARSLEY PETROLEUM COMPANY

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      AUSTRALASIAN     1996                    PRO FORMA
                                           PARKER &      ASSETS       ASSETS      PRO FORMA    PARKER &
                                           PARSLEY        SOLD         SOLD      ADJUSTMENTS    PARSLEY
                                           --------   ------------   ---------   -----------   ---------
Revenues:
  Oil and gas............................  $396,931     $(10,591)    $ (11,780)                $374,560
  Natural gas processing.................    23,814           --          (630)                  23,184
  Interest and other.....................    17,458         (130)           --                   17,328
  Gain on disposition of assets, net.....    97,140      (83,260)      (13,880)                      --
                                           --------     --------     ---------                 --------
                                            535,343      (93,981)      (26,290)                 415,072
                                           --------     --------     ---------                 --------
Cost and expenses:
  Oil and gas production.................   110,334       (3,300)       (5,489)                 101,545
  Natural gas processing.................    12,528           --          (579)                  11,949
  Depletion, depreciation and
     amortization:
     Oil and gas properties..............   102,803       (3,917)       (3,258)                  95,628
     Other...............................     9,331         (300)          (30)                   9,001
  Exploration and abandonments...........    23,030       (1,435)       (1,408)                  20,187
  General and administrative.............    28,363       (1,732)           --                   26,631
  Interest...............................    46,155       (1,100)           --     (4,335)(i)    40,720
  Other..................................     2,451           --            --                    2,451
                                           --------     --------     ---------                 --------
                                            334,995      (11,784)      (10,764)                 308,112
                                           --------     --------     ---------                 --------
Income from continuing operations before
  income taxes...........................   200,348      (82,197)      (15,526)                 106,960
Income tax provision.....................   (60,100)          --            --     22,700(f)    (37,400)
                                           --------     --------     ---------                 --------
Income from continuing operations........  $140,248     $(82,197)    $ (15,526)                $ 69,560
                                           ========     ========     =========                 ========
Income per share:
  Primary................................  $   3.92                                            $   1.95
                                           ========                                            ========
  Fully diluted..........................  $   3.47                                            $   1.81
                                           ========                                            ========
Weighted average shares outstanding......    35,734                                              35,734
                                           ========                                            ========

  See accompanying notes to unaudited pro forma combined financial statements.

                                   MESA INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                     PRO FORMA    PRO FORMA
                                            MESA     RECAPITALIZATION   GREENHILL   ADJUSTMENTS     MESA
                                          --------   ----------------   ---------   -----------   ---------
Revenues:
  Oil and gas...........................  $300,336       $     --        $70,944                  $371,280
  Natural gas processing................        --             --             --                        --
  Interest and other....................    33,824             --             --                    33,824
  Gain on disposition of assets, net....    11,966             --             --                    11,966
                                          --------       --------        -------                  --------
                                           346,126             --         70,944                   417,070
                                          --------       --------        -------                  --------
Cost and expenses:
  Oil and gas production................    74,518             --         23,099                    97,617
  Natural gas processing................        --             --             --                        --
  Depletion, depreciation and
     amortization:
     Oil and gas properties.............    98,382             --         29,355       2,633(c)    130,370
     Other..............................     4,919             --             --                     4,919
  Exploration and abandonments..........     5,431             --          7,341                    12,772
  General and administrative............    31,473         (9,273)(j)      9,543                    31,743
  Interest..............................   121,135        (34,530)(k)       (729)     18,935(m)    104,811
  Other.................................     1,929             --            411                     2,340
                                          --------       --------        -------                  --------
                                           337,787        (43,803)        69,020                   384,572
                                          --------       --------        -------                  --------
Income from continuing operations before
  income taxes..........................     8,339         43,803          1,924                    32,498
Income tax provision....................        --             --             --                        --
                                          --------       --------        -------                  --------
Income from continuing operations.......     8,339         43,803          1,924                    32,498
Dividends on preferred stock............    (9,522)       (12,358)(l)         --                   (21,880)
                                          --------       --------        -------                  --------
Income (loss) from continuing operations
  attributable to common stock..........  $ (1,183)      $ 31,445        $ 1,924                  $ 10,618
                                          ========       ========        =======                  ========
Income (loss) per common share:
  Primary...............................  $   (.02)                                               $    .16
                                          ========                                                ========
  Fully diluted.........................  $   (.02)                                               $    .16
                                          ========                                                ========
Weighted average shares outstanding.....    64,164                                                  64,164
                                          ========                                                ========

  See accompanying notes to unaudited pro forma combined financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 1. BASIS OF PRESENTATION

     The unaudited pro forma combined balance sheet of Pioneer as of December 31, 1996 has been prepared to give effect to the Mergers and the acquisition of Greenhill by Mesa in April 1997 as if such transactions had occurred on December 31, 1996. In accordance with the provisions of APB No. 16, "Business Combinations," the Mergers have been accounted for as a purchase of Mesa by Parker & Parsley. The acquisition of Greenhill will also be accounted for using the purchase method of accounting.

     The unaudited pro forma combined statement of operations of Pioneer for the year ended December 31, 1996 has been prepared to give effect to the Mergers and certain events described below for Parker & Parsley and Mesa as if the Mergers and such events had occurred on January 1, 1996.

     Pro Forma Parker & Parsley has been prepared to give effect to the sale of Australasian Assets and the 1996 Assets Sold.

     Pro Forma Mesa has been prepared to give effect to the Recapitalization and the acquisition of Greenhill, including additional borrowings to finance such acquisition.

     The following is a description of the individual columns included in these unaudited pro forma combined financial statements:

          PARKER & PARSLEY -- Represents the consolidated balance sheet of Parker & Parsley as of December 31, 1996 and the consolidated statement of operations of Parker & Parsley for the year ended December 31, 1996.

          AUSTRALASIAN ASSETS -- Reflects the results of operations (before income taxes) for the year ended December 31, 1996 from these oil and gas properties and related assets prior to their sale in 1996.

          1996 ASSETS SOLD -- Reflects the results of operations (before income taxes) for the year ended December 31, 1996 from these oil and gas properties, gas plants, contract rights and related assets prior to their sale in 1996.

          MESA -- Represents the consolidated balance sheet of Mesa as of December 31, 1996 and the consolidated statement of operations of Mesa for the year ended December 31, 1996.

          RECAPITALIZATION -- Represents the effects on Mesa's unaudited pro forma combined statement of operations from the Recapitalization as if it had occurred on January 1, 1996.

          GREENHILL -- Represents the unaudited balance sheet of Greenhill as of December 31, 1996 and the unaudited statement of operations of Greenhill for the year ended December 31, 1996.

     The unaudited pro forma combined financial statements presented herein do not reflect the purchase of, or results of operations from, Mesa's acquisition from MAPCO Inc. of approximately 11 MMBOE in February 1997 for approximately $66 million. The purchase was funded by additional borrowings under Mesa's credit facility.

                       PIONEER NATURAL RESOURCES COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2. PRO FORMA ENTRIES

     (a) To record the acquisition of Mesa using the purchase method of accounting. The following allocation of the purchase price to the acquired assets and liabilities is based on the relative fair value of such assets and liabilities and is preliminary and, therefore, subject to change (in thousands):

Pioneer common stock valued at $30.8214 per share which
  represents Parker & Parsley's seven-day average trading
  price surrounding the announcement of the Mergers on April
  7, 1997...................................................  $  965,917
Liabilities assumed.........................................   1,287,367
Cash paid...................................................      20,000
                                                              ----------
Recorded amounts of assets acquired, including cash acquired of $25,585................................................  $2,273,284
                                                              ==========

     The amount of the purchase price included as oil and gas properties on the accompanying pro forma balance sheet includes an amount which is the excess of the purchase price over the current estimate of the fair value of the underlying oil and gas property interests. In accordance with Statement of Financial Accounting Standards No. 109, "Accounting For Income Taxes" ("SFAS 109"), deferred taxes have not been provided with respect to such amount. The excess of the purchase price over the current estimate of the fair value of the underlying oil and gas property interests will be amortized over the life of the acquired oil and gas reserves.

     In accordance with the Merger Agreement, (i) holders of Parker & Parsley Common Stock will receive one share of Pioneer Common Stock for each share held;
(ii) holders of Mesa Common Stock will receive one share of Pioneer Common Stock for every seven shares held; and (iii) holders of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock will have the option to receive either (a)
1.25 shares of Pioneer Common Stock for every seven shares held, or (b) one share of Pioneer Preferred Stock for every seven shares held (subject to certain conditions). This pro forma adjustment assumes 100% of both the Mesa Series A and Series B Preferred Stock is converted into Pioneer Common Stock. The table below reflects the new shares of Pioneer Common Stock to be issued in the Mergers based upon the number of shares Parker & Parsley Common Stock, Mesa Common Stock and Mesa Series A and Series B Preferred Stock outstanding at April 4, 1997:

                                                                                   NEW
                   SECURITY TYPE                      SHARES OUTSTANDING      PIONEER SHARES
                   -------------                      ------------------      --------------
Parker & Parsley Common Stock.......................      35,030,506            35,030,506
Mesa Common Stock...................................      64,279,568             9,182,795
Mesa Series A Preferred Stock.......................      61,651,163            11,009,136
Mesa Series B Preferred Stock.......................      62,424,436            11,147,221
                                                                                ----------
                                                                                66,369,658
                                                                                ==========

     (b) To record the acquisition by Mesa of 100% of the outstanding common stock of Greenhill for a total purchase price of $270.5 million. The purchase was funded by additional borrowings under Mesa's credit facility. The acquisition of Greenhill will be accounted for using the purchase method of accounting. The allocation of the purchase price to the acquired assets and liabilities, including the allocation between proved and unproved properties, is preliminary and, therefore, subject to change.

     (c) To adjust depreciation, depletion and amortization expense for the additional basis allocated to the oil and gas properties acquired and accounted for using the successful efforts method of accounting.

     (d) To reclassify certain amounts to conform with the financial statement presentation of Pioneer.

                       PIONEER NATURAL RESOURCES COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (e) To reduce interest expense for (i) the amortization of the premiums (utilizing the effective interest rate method) recorded as part of purchase accounting for Mesa's 10 5/8% Senior Subordinated Notes and 11 5/8% Senior Subordinated Discount Notes and (ii) the application of Parker & Parsley's excess cash to the reduction of Mesa's outstanding bank indebtedness at Mesa's 1996 pro forma weighted average interest rate of 7% (see pro forma entry (i) below).

     (f) To adjust income tax expense for each tax jurisdiction.

     (g) To eliminate the Mesa preferred stock dividends associated with the Mesa Series A and Series B Preferred Stock since such shares are assumed to be converted into Pioneer Common Stock as of January 1, 1996 (see pro forma entry
(a) above).

     (h) To adjust the weighted average shares outstanding for the acquisition of Mesa and the assumed conversion of the Mesa Series A and Series B Preferred Stock into Pioneer Common Stock. This adjustment also assumes the conversion of Mesa's outstanding employee stock options into Pioneer employee stock options for purposes of computing weighted average shares outstanding.

     (i) To adjust interest expense resulting from the application of that portion of the sales proceeds from the Australasian Assets and the 1996 Assets Sold necessary to retire Parker & Parsley's outstanding bank indebtedness. The proceeds applied to retire Parker & Parsley's outstanding bank indebtedness of $225 million resulted in a reduction in interest expense of $4.3 million. The reduction in interest expense was calculated utilizing Parker & Parsley's weighted average rate on its bank indebtedness of 6.22% for the period during 1996 in which Parker & Parsley had outstanding bank indebtedness.

     (j) To reflect the reduction in general and administrative expenses resulting from the severance costs associated with the elimination of 86 positions from the total of 385 at December 31, 1995, and a significant downsizing of Mesa's natural gas vehicle equipment business in conjunction with the Recapitalization. This adjustment does not reflect the decrease in general and administrative expense from the reduction in personnel and their related activities. Given the first quarter 1997 general and administrative expense of $3.8 million, Mesa's continuing costs are estimated at approximately $15 million per year ($3.8 million multiplied by four quarters). In addition, significant reductions in Greenhill's general and administrative expenses are expected, because few of Greenhill's administrative personnel were retained. Mesa considers a continuing annual expense associated with the Greenhill properties of approximately $5 million to be reasonable. Given the above, Mesa expects total general and administrative expenses to approximate $20 million per year.

     (k) To reduce interest expense as a result of the Recapitalization. Interest expense adjustments include the following (in thousands):

Elimination of interest on former debt......................    $ 73,335
Additional interest on new debt for full year...............     (38,805)
                                                                --------
          Total adjustment..................................    $ 34,530
                                                                ========

     (l) To record the pro forma adjustment for an 8% annual dividend on the Mesa Series A and Series B Preferred Stock payable quarterly in additional shares of Mesa Series A and Series B Preferred Stock for at least the first four years after issuance as if the Mesa Series A and Series B Preferred Stock had been issued on January 1, 1996.

     (m) To adjust interest expense resulting from the borrowing of $270.5 million for the acquisition of Greenhill. Mesa's 1996 pro forma weighted average interest rate of 7% was utilized to determine the additional pro forma interest expense.

                       PIONEER NATURAL RESOURCES COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3. INCOME TAXES

     Pioneer will account for income taxes in accordance with the provisions of SFAS 109. In accordance with SFAS 109, Pioneer will prepare separate tax calculations for each tax jurisdiction in which Pioneer will be subject to income taxes.

NOTE 4. INCOME FROM CONTINUING OPERATIONS PER SHARE

     Primary income from continuing operations per share is computed based on the weighted average number of shares of common stock and common stock equivalents outstanding during the period. The computation of fully diluted income from continuing operations per share for the year ended December 31, 1996 assumes conversion of the Parker & Parsley MIPS which increased the weighted average number of shares of Pioneer Common Stock outstanding to 74.2 million.

NOTE 5. PARKER & PARSLEY STOCK OPTIONS

     Upon the consummation of the Parker & Parsley Merger, which constitutes a "Change of Control" as defined in the Parker & Parsley Long-term Incentive Plan, each holder of Parker & Parsley options will be granted corresponding stock appreciation rights and all outstanding stock appreciation rights and options will immediately become fully vested and exercisable in full. Consequently, Pioneer will record compensation expense in accordance with APB No. 25, "Accounting for Stock Issued to Employees" equal to the value of the stock appreciation rights of approximately $9 million dollars, before income tax effects, based on a common stock price of $30.8214.

NOTE 6. CONVERSION OF MESA SERIES A PREFERRED STOCK

     As described above, holders of Mesa Series A and Series B Preferred Stock have the option to receive either (i) 1.25 shares of Pioneer Common Stock for every seven shares held or (ii) one share of Pioneer Preferred Stock for every seven shares held. However, should a majority of the outstanding shares of Mesa Series A Preferred Stock vote in favor of the Mergers, then all holders of Mesa Series A Preferred Stock will receive Pioneer Common Stock. This majority voting provisions also applies to the Mesa Series B Preferred Stock; however, the sole holder of the Mesa Series B Preferred Stock has agreed to vote in favor of the Mergers and to receive Pioneer Common Stock in the Mergers.

     These unaudited pro forma combined financial statements assume that 100% of the Mesa Series A Preferred Stock is converted into Pioneer Common Stock. The table below provides a sensitivity analysis of the effects on the unaudited pro forma combined financial statements if only 50% or 0% of the Mesa Series A Preferred Stock is converted into Pioneer Common Stock:

                                                        SERIES A - 50%         SERIES A - 0%
                                                        ---------------        --------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Income from continuing operations attributable to
  common stock........................................     $   27,589            $   20,107
                                                           ==========            ==========
Primary income per common share.......................     $      .45            $      .36
                                                           ==========            ==========
Common equity.........................................     $1,326,555            $1,156,896
                                                           ==========            ==========

NOTE 7. OIL AND GAS RESERVE DATA

     The following unaudited pro forma supplemental information regarding the oil and gas activities of Pioneer is presented pursuant to the disclosure requirements promulgated by the Commission and Statement

                       PIONEER NATURAL RESOURCES COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities." The pro forma combined reserve information is presented as if the sale of the Australasian Assets and 1996 Assets Sold and the acquisition of Mesa and Greenhill had occurred on January 1, 1996.

     Management emphasizes that reserve estimates are inherently imprecise and subject to revision and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available; such changes could be significant.

  Quantities of oil and gas reserves

     Set forth below is a pro forma summary of the changes in the net quantities of oil and natural gas reserves for the year ended December 31, 1996.

                                                             OIL, NGL'S AND
                                                               CONDENSATE         GAS
                                                                 (BBLS)          (MCF)
                                                             --------------    ---------
                                                                   (IN THOUSANDS)
Balance, January 1, 1996...................................     267,108        1,984,726
  Revisions of previous estimates..........................      31,475           42,246
  Purchase of minerals-in-place............................         300           11,494
  New discoveries and extensions...........................       3,952           31,259
  Production...............................................     (20,550)        (160,729)
                                                                -------        ---------
Balance, December 31, 1996.................................     282,285        1,908,996
                                                                =======        =========

  Standardized measure of discounted future net cash flows

     The pro forma combined standardized measure of discounted future net cash flow is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of oil and gas reserves less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows. Future income taxes are calculated by comparing discounted future cash flows to the tax basis of oil and gas properties, plus available carryforwards and credits, and applying the current tax rate to the difference.

                                                              DECEMBER 31, 1996
                                                              -----------------
                                                               (IN THOUSANDS)
Oil and gas producing activities:
  Future cash inflows.......................................     $14,015,758
  Future production costs...................................      (3,978,622)
  Future development costs..................................        (394,157)
                                                                 -----------
  Future net cash flows before taxes........................       9,642,979
  10% annual discount factor................................      (5,161,743)
                                                                 -----------
  Discounted future cash flows before taxes.................       4,481,236
  Discounted future income taxes............................        (765,972)
                                                                 -----------
  Standardized measure of discounted future net cash
     flows..................................................     $ 3,715,264
                                                                 ===========

                       PIONEER NATURAL RESOURCES COMPANY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

  Changes relating to the standardized measure of discounted future net cash flows

     The principal sources of the change in the pro forma combined standardized measure of discounted future net cash flows for the year ended December 31, 1996 are as follows (in thousands):

Oil and gas sales, net of production costs..................  $ (546,678)
Net changes in prices and production costs..................   1,979,347
Extensions and discoveries..................................      94,936
Purchases of minerals-in-place..............................      20,606
Revisions of estimated future development costs.............     (83,116)
Revisions of previous quantity estimates....................     364,334
Accretion of discount.......................................     253,122
Changes in production rates, timing and other...............    (132,538)
                                                              ----------
Change in present value of future net revenues..............   1,950,013
Net change in present value of future income taxes..........    (566,915)
                                                              ----------
                                                               1,383,098
Balance, beginning of year..................................   2,332,166
                                                              ----------
Balance, end of year........................................  $3,715,264
                                                              ==========

                                    PIONEER

GENERAL

     Pioneer will be the third largest independent oil and gas exploration company in the United States. Pioneer is a newly formed Delaware corporation and wholly owned subsidiary of Mesa that has not, to date, conducted any significant activities other than those incident to its formation, its execution of the Merger Agreement and its participation in the preparation of this Joint Proxy Statement/Prospectus. The business of Pioneer will be the business currently conducted by Mesa and Parker & Parsley. Domestic drilling and production operations will be located in Texas, Kansas, Oklahoma, Louisiana, New Mexico and offshore Gulf of Mexico. International drilling and production operations will be located in Argentina and Guatemala.

THE PIONEER ENTERPRISE

     The Mergers will create a preeminent independent oil and gas company by combining the Merger Parties' long-lived, low cost oil and natural gas reserves, exploration and exploitation opportunities and state-of-the-art gas processing facilities. Pioneer will be the third largest independent oil and gas exploration and production company in the United States, based on total proved reserves, with a balanced oil and gas reserve base and significant production and reserve growth potential. Led by a proven management team, Pioneer will have the financial strength and flexibility to pursue an aggressive growth strategy through a coordinated balance of exploitation, exploration and acquisitions.

     Pioneer's principal strengths and strategies will be the following:

     Reserves and Production

     - Pioneer will have over 611 MMBOE of reserves, comprised of 1.9 Tcf of natural gas and 293 MMBbls of crude oil and liquids, with an SEC PV10 of approximately $4.5 billion.

     - Pioneer's daily production is expected to be over 64,000 Bbls of oil and liquids and 459 MMcf of natural gas.

     - Pioneer's reserve base will be well balanced, with 52% natural gas and 48% crude oil and liquids, substantially reducing volatility associated with reliance on a single commodity.

     - With an aggregate reserve to production ratio of approximately 12 years, Pioneer will be the only large independent oil and gas company that owns as its principal assets both long-lived gas reserves and long-lived oil reserves. A significant benefit of owning long-lived reserves is an enhanced ability to provide long-term funding for additional growth opportunities.

     - More than 85% of Pioneer's total proved reserves will be concentrated in the Midcontinent region (which includes the Hugoton field of Kansas and the West Panhandle field of Texas) and in the Permian Basin in West Texas.

     - Pioneer will operate wells representing approximately 85% of its total proved reserves and will be a dominant operator in the Hugoton, West Panhandle and Spraberry fields.

     Drilling and Growth Opportunities

     - Pioneer will benefit from the Merger Parties' substantial experience in increasing reserves at low finding costs. Over the past three calendar years, Parker & Parsley has added 288 MMBOE of proved reserves at an average finding cost of $3.99 per BOE. Mesa has added 48 MMBOE at $2.55 per BOE over the same period.

     - Pioneer will also benefit from the Merger Parties' experience as active drillers. Over the past three years, Parker & Parsley has consistently been one of the five most active drilling companies in the United States, having drilled more than 1,400 wells in that period. Mesa has drilled 109 wells during the same period.

     - Pioneer's anticipated 1997 capital expenditure budget will be $475 million, which is expected to be funded by internally generated cash flow. Of that amount, $300 million, or 63%, is expected to be invested in development drilling and production enhancement activities. An additional $100 million, or 21%, is expected to be invested in exploration activities. Acquisitions, which are targeted to enhance Pioneer's position in its core areas of operation -- the Midcontinent region, the Permian Basin, the Gulf Coast and Gulf of Mexico -- are expected to consume the balance of the capital budget.

     - Pioneer will have in excess of 3,000 identified drilling locations, primarily in the Spraberry field, West Panhandle field, Permian Basin and along the Texas and Louisiana coasts. Management expects these wells to be drilled over the next five years.

     - Pioneer will have more than 787,000 net undeveloped acres (698,000 domestic and 89,000 international).

     Management

     - Pioneer's management team will be led by Jon Brumley and Scott Sheffield, the current Chairmen and Chief Executive Officers of the Merger Parties. Mr. Brumley will serve as Pioneer's Chairman of the Board and Mr. Sheffield will serve as Pioneer's President and Chief Executive Officer. Both Jon Brumley and Scott Sheffield are proven leaders in the industry, with well established records of successfully building oil and gas companies.

     - Mr. Brumley was co-founder and served as Chairman of the Board of Cross Timbers Oil Company for over ten years before joining Mesa in August 1996, and served as the Chief Executive Officer of Southland Royalty Co. prior to that time. From the date of Cross Timbers' initial public offering in May 1993 through December 31, 1995, Mr. Brumley led Cross Timbers in increasing its total proved reserves from 45.4 MMBOE to 99.7 MMBOE, representing a compound annual growth rate of approximately 30%. Under Mr. Brumley's leadership from its initial public offering through June 1996, Cross Timbers' compound annual stockholders return was approximately 26%. In addition, since becoming Chairman of the Board and Chief Executive Officer of Mesa in August 1996, the market price of Mesa Common Stock has increased more than 50%.

     - Mr. Sheffield has been the Chairman of the Board and Chief Executive Officer of Parker & Parsley since 1990 where, under his leadership, Parker & Parsley has increased its total proved reserves from 47.2 MMBOE as of December 31, 1990 to 302.2 MMBOE as of December 31, 1996, which represents a compound annual growth rate of more than 36%. In addition, Parker & Parsley has generated a compound annual stockholder return of approximately 26% over the five-year period ending December 31, 1996.

     - With inside ownership at 17%, significantly higher than its peers, Pioneer's board of directors' and management team's interests in creating value will be aligned with those of its stockholders.

     Objectives and Growth Strategy

     - Increasing stockholder value by 15% per year. Pioneer's goal will be to increase stockholder value by 15% per year by aggressively pursuing growth opportunities. To achieve this goal, Pioneer anticipates increasing reserves, production and cash flow by adhering to a focused growth strategy.

     - Developing existing reserves through low-risk development drilling and production enhancement activities. Pioneer will seek to increase production and recoverable reserves through the acceleration of exploitation activities, including infill and development drilling and recompletions on its core properties and in other areas. Pioneer plans to invest approximately $300 million in exploitation capital expenditures in 1997. As part of this effort, Pioneer plans to drill approximately 700 development wells, with a focus on infill drilling in the Spraberry Trend and development drilling in the West Panhandle field, on the properties obtained in the recent acquisition of Greenhill and the onshore Gulf Coast.

     - Expanding exploration efforts that expose Pioneer to projects which offer significant production and reserve potential. Pioneer will expand the exploration efforts of the Merger Parties by investing $100 million in 1997 on exploratory drilling projects, including some of Pioneer's more than 70 3-D seismic projects. Pioneer's exploration activities will focus on using the latest in seismic, horizontal drilling and fracturing technology to identify and drill sites with high reserve potential, such as those in the onshore Gulf Coast, the Delaware Basin of West Texas, in the inland waters of the Gulf of Mexico and among salt features of offshore Gulf of Mexico. Pioneer will pursue its exploration activities either through its own initiatives or in joint ventures with other producers, particularly in the Gulf of Mexico, East Texas and Canada.

     - Acquiring properties that strengthen Pioneer's position in its core areas and provide development and exploration opportunities. Pioneer will pursue strategic acquisitions that either enhance its position in existing core areas in the Midcontinent region, the Permian Basin, the Gulf Coast and Gulf of Mexico, or that have the potential of adding or building new core areas. Opportunities targeted by Pioneer include East Texas, Canada, the Rocky Mountains and select regions in Central and South America. Pioneer will focus its acquisition efforts on properties that provide opportunities to increase production and reserves through both exploitation and exploration activities, and that will provide Pioneer with a high degree of operational control.

     - Increasing natural gas processing capacity in core areas. Pioneer intends to expand the processing capabilities of its state-of-the-art gas processing facilities in the Hugoton, West Panhandle and Spraberry fields. Pioneer will also focus its efforts on obtaining additional dedications of third party gas to these plants. By owning and operating these processing facilities, Pioneer will be able to retain the processing margin on the gas it produces as well as capture fees for processing gas produced by third-parties.

     - Maintaining financial strength and flexibility to take advantage of additional development, exploration and acquisition opportunities. Pioneer intends to maintain financial strength, flexibility and an investment grade rating for its senior debt upon completion of the Mergers. As part of this effort, Pioneer will (i) actively engage in an ongoing portfolio analysis approach to the management of its producing assets, including the monetization of approximately $150 to $200 million of low margin, marginal growth, or noncore properties in 1997 or early 1998; (ii) to the extent redemption or conversion of the Parker & Parsley MIPS has not already occurred, seek to redeem the Parker & Parsley MIPS for cash or exchange them into Pioneer Common Stock as soon as practicable in accordance with their terms; (iii) pursue additional deleveraging of approximately $200 to $400 million through acquisitions using Pioneer Common Stock as an acquisition currency, provided that Pioneer's Management believes such acquisitions are favorable to Pioneer stockholders, and/or a public equity offering, if market conditions are favorable, realizing however, there can be no assurance that Pioneer will complete such an equity offering or, if an equity offering is made, as to the terms upon which such an offering could be made; (iv) use commodity hedging strategies to reduce price risk in supporting its capital expenditure budget and in connection with its acquisition activities; and (v) seek to reduce the Merger Parties' combined current annual general and administrative expenditures by approximately $10 to $15 million commencing in 1998.

     - Aligning the interests of its directors, officers, senior management, key technical personnel and stockholders. Pioneer believes its greatest resource is, and its future success is dependent upon, its employees. Pioneer believes that it is essential to properly align the interests of management with those of its stockholders through equity based compensation plans and ownership of common stock by directors and officers. To attract, retain and motivate quality personnel, Pioneer intends to utilize the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan.

     Pioneer will be committed to continuing to enhance stockholder value through adherence to this strategy and believes that its expected inventory of development, production enhancement and exploratory projects, along with strategic acquisition opportunities that may arise in the future, will provide ample opportunity for further growth in value. See "Risk Factors -- Cautionary Statement Regarding Forward-Looking Information."

NEW CREDIT FACILITY

     Concurrently with the consummation of the Mergers, Pioneer expects to enter into the Pioneer Credit Facility. The Merger Parties have had discussions with several banks regarding the Pioneer Credit Facility, and expect that such Facility will be of sufficient size to meet Pioneer's current funding requirements. MOC, which will be a wholly owned subsidiary of Pioneer upon consummation of the Mergers and will hold a significant portion of Pioneer's assets following the Subsidiary Mergers, is expected to be the borrower under the Pioneer Credit Facility, and all borrowings are expected to be unsecured and unconditionally guaranteed by Pioneer. The loan documents governing the Pioneer Credit Facility are expected to contain customary covenants and restrictions relating to Pioneer's operations.

     The closing of the Pioneer Credit Facility, if obtained, is expected to be conditioned upon, among other things, the consummation of the Mergers, the satisfaction of certain financial requirements and the lenders' receipt of and satisfaction with certain reports regarding Pioneer's assets and operations.

PARKER & PARSLEY SUBSIDIARY MERGERS

     As soon as practicable following the Mergers, P&P Holdings, Inc., Parker & Parsley Petroleum USA, Inc. and Parker & Parsley Development L.P., each of which is currently a wholly-owned subsidiary, directly or indirectly, of Parker & Parsley, will merge with and into MOC with MOC to be the surviving entity in each such merger.

MANAGEMENT OF PIONEER

  Officers

     The Merger Agreement provides that Jon Brumley will serve as Chairman of the Board of Pioneer and Scott Sheffield shall be elected by the Pioneer Board as the President and Chief Executive Officer of Pioneer upon consummation of the Mergers. The Merger Agreement also provides that each of the other officers of Pioneer that will assume office upon consummation of the Mergers will be those people to be designated by an agreement between Mr. Brumley and Mr. Sheffield prior to the effective time of the Mergers.

  Directors

     Set forth below is certain information concerning the directors of Pioneer at the P&P Effective Time.

                 NAME                    AGE   DIRECTOR CLASS             POSITION
                 ----                    ---   --------------             --------
I. Jon Brumley.........................  58         III         Chairman of the Board
R. Hartwell Gardner....................  62           I         Director
John S. Herrington.....................  57           I         Director
Kenneth A. Hersh.......................  34          II         Director
James L. Houghton......................  66           I         Director
Jerry P. Jones.........................  65          II         Director
Boone Pickens..........................  68         III         Director
Richard E. Rainwater...................  52         III         Director
Charles E. Ramsey, Jr..................  60         III         Director
Scott D. Sheffield.....................  44          II         Director, President and Chief
                                                                  Executive Officer
Arthur L. Smith........................  44         III         Director
Philip B. Smith........................  45           I         Director
Robert L. Stillwell....................  60          II         Director
Michael D. Wortley.....................  49           I         Director

     The Merger Agreement requires that a fifteenth director be selected jointly by Mesa and Parker & Parsley, unless this requirement is waived by both parties. Pioneer's Certificate of Incorporation provides for a classified Board of Directors, divided into three classes. The Class I directors' terms will expire at Pioneer's

1998 annual stockholders' meeting, the Class II directors' terms will expire at Pioneer's 1999 annual stockholders' meeting and the Class III directors' terms will expire at Pioneer's 2000 annual stockholders' meeting. Each director elected at each such meeting will serve for a term ending on the date of the third annual stockholders' meeting after his election or until his earlier death, resignation or removal. The class designation of each of Pioneer's directors is indicated in the list of directors above.

     In addition to the 14 directors named above, Mel H. Fischer and Edward O. Vetter will serve as honorary, non-voting advisory directors.

     Set forth below is a description of the backgrounds of the future directors of Pioneer:

     MR. BRUMLEY, a graduate of the University of Texas with a B.A. and of the Wharton School of Finance and Commerce with a M.B.A., has served as Chairman of the Board of Directors and Chief Executive Officer of Mesa since August 1996. From 1986 to mid-1996, Mr. Brumley cofounded and served as Chairman of the Board of Directors of Cross Timbers Oil Company and from 1974 to 1985, Mr. Brumley served as President and Chief Executive Officer of Southland Royalty Company.

     MR. GARDNER, elected a director of Parker & Parsley in November 1995, graduated from Colgate University with a B.A. in Economics and then earned a M.B.A. from Harvard University. Until October 1, 1995, Mr. Gardner was the Treasurer of Mobil Oil Corporation and Mobil Corporation from 1974 and 1976 respectively. Mr. Gardner is a member of the Financial Executives Institute of which he served as Chairman in 1986/1987 and is a Director of Oil Investment Corporation Ltd. and Oil Casualty Investment Corporation Ltd. Pembroke, Bermuda.

     MR. HERRINGTON, a graduate of Stanford University with a B.A. in Economics and the University of California Hastings college of Law with a J.D. and L.L.B., has served as a director of Mesa since January 1992. Since December 1991, Mr. Herrington has been involved in personal investments and real estate activities. He was Chairman of the Board of Harcourt Brace Jovanovich, Inc. (publishing) from May 1990 to November 1991 and served as a director from May 1989 to May 1990. Mr. Herrington served as the Secretary of the Department of Energy of the United States from February 1985 to May 1990.

     MR. HERSH, a graduate of Princeton University with a B.A. and Stanford University Graduate School of Business with a MBA, has served as a director of Mesa since July 1996. Since 1994, he has served as Chief Investment Officer and director of Rainwater, Inc. and as a Managing Partner of Natural Gas Partners investment funds. From 1989 to 1994, he served as a Managing Partner of Natural Gas Partners, L.P. and from 1985 to 1987, as a member of the energy group of Morgan Stanley & Co. investment banking division. Mr. Hersh is a director of HS Resources, Inc. and Titan Exploration Inc.

     MR. HOUGHTON is a certified public accountant and a graduate of Kansas University with a B.S. in Accounting, as well as a L.L.B. Mr. Houghton was elected a director of Parker & Parsley in October 1991. Until October 1, 1991, Mr. Houghton was the lead oil and gas tax specialist for the accounting firm of Ernst & Young, was a member of Ernst & Young's National Energy Group, and had served as the Southwest Regional Director of Tax. Mr. Houghton is a member of the American Institute of Certified Public Accountants, a member of the Oklahoma Society of Certified Public Accountants and a former Chairman of its Federal and Oklahoma Taxation Committee and past President of the Oklahoma Institute on Taxation. He has also served as a Director for the Independent Petroleum Association of America and as a member of its Tax Committee. Since 1990, Mr. Houghton has served as trustee of the J.E. and L.E. Mabee Foundation, Inc.

     MR. JONES earned a B.S. from West Texas State College in 1953 and a L.L.B. from the University of Texas School of Law in 1959. Elected a director of Parker & Parsley in May 1991, Mr. Jones has been an attorney with the law firm of Thompson & Knight, P.C., Dallas, Texas since September 1959 and is a shareholder in the firm. He has specialized in civil litigation, particularly in the area of energy disputes.

     MR. PICKENS, the founder of Mesa, is a graduate of Oklahoma State University with a B.S. in geology and has served as a director of Mesa since its inception. From January 1992 to August 1996, he served as Chairman of the Board of Directors and Chief Executive Officer. From October 1985 to December 1991, Mr. Pickens served as General Partner of Mesa, L.P., predecessor of the Company, and as Director of Pickens Operating Co. (the corporate general partner of Mesa, L.P.). From 1964 to January 1987, Mr. Pickens served as Chairman of the Board and President of the Company in its original corporate form. Mr. Pickens is currently the Chairman of the Board of BP Capital LLC and Pickens Fuel Corp.

     MR. RAINWATER, a graduate of the University of Texas with a B.A. and the Stanford University Graduate School of Business with a M.B.A., has served as a director of Mesa since July 1996. Since 1986, Mr. Rainwater has been an independent investor and the sole shareholder, President and a director of Rainwater, Inc. Mr. Rainwater was the founder of Crescent Real Estate Equities, Inc. in 1994 and since that time has served as Chairman of the Board. He was the co-founder of Mid Ocean Limited in 1991, the founder of Columbia Hospital Corporation (predecessor to Columbia/HCA Healthcare Corporation) in 1987 and the founder of ENSCO International, Inc. in 1986. From 1970 to 1986, Mr. Rainwater served as the Chief Investment Advisor to the Bass Family of Texas.

     MR. RAMSEY is a graduate of the Colorado School of Mines with a Petroleum Engineering degree and a graduate of the Smaller Company Management program at the Harvard Graduate School of Business Administration. In October 1991, Mr. Ramsey was elected a director of Parker & Parsley and began operating an independent management and financial consulting firm. From June 1958 until June 1986, Mr. Ramsey held various engineering and management positions in the oil and gas industry, and for six years prior to October 1, 1991, was a Senior Vice President in the Corporate Finance Department of Dean Witter Reynolds Inc. (Dallas, Texas office). His industry experience includes 12 years of senior management experience in the positions of President, Chief Executive Officer and Executive Vice President of May Petroleum Inc. Mr. Ramsey is also a former director of MBank Dallas, the Dallas Petroleum Club and Lear Petroleum Corporation.

     MR. SHEFFIELD, a distinguished graduate of the University of Texas with a B.S. in Petroleum Engineering, has been the President and a director of Parker & Parsley since May 1990 and has been the Chairman of the Board and Chief Executive Officer since October 1990. Mr. Sheffield was the sole director of Parker & Parsley from May 1990 until October 1990. Mr. Sheffield joined Parker & Parsley Development Company ("PPDC"), a predecessor of Parker & Parsley, as a petroleum engineer in 1979. Mr. Sheffield served as Vice President-Engineering of PPDC from September 1981 until April 1985, when he was elected President and a director. In March 1989, Mr. Sheffield was elected Chairman of the Board and Chief Executive Officer of PPDC. Before joining PPDC's predecessor, Mr. Sheffield was employed as a production and reservoir engineer for Amoco Production Company.

     MR. SMITH (ARTHUR L.) has a B.A. from Duke University, and is a graduate of New York University's Stern School of Business with a M.B.A. in Economics. Mr. Smith, who has been serving as a director of Parker & Parsley since August 1991, is Chairman and Chief Executive Officer of John S. Herold, Inc., a petroleum research and consulting firm based in Stanford, Connecticut. Mr. Smith acquired control of John S. Herold, Inc. in 1984 after nine years on Wall Street in institutional equity research and corporate finance with Oppenheimer and Company, Inc., The First Boston Corporation and Argus Research Corp. From 1988 to 1993, he served on the Board of Directors of the New York Society of Security Analysts. Mr. Smith holds the Chartered Financial Analyst (CFA) designation.

     MR. SMITH (PHILIP B.), a graduate of Oklahoma State University with a B.S. in mechanical engineering and the University of Tulsa with a M.B.A., has served as a director of Mesa since July 1996. In 1996, Mr. Smith founded PRIZE Petroleum, L.L.C. From 1991 to 1996, Mr. Smith served as President, Chief Executive Officer and a director of Tide West Oil Company. From 1986 to 1991, he served as Senior Vice President of Mega Natural Gas Company and from 1980 to 1986, he held executive positions with two small exploration and production companies. From 1976 to 1980, Mr. Smith held various positions with Samson Resources Company and from 1974 to 1976, he was a production engineer with Texaco, Inc. Mr. Smith is a director of HS Resources, Inc.

     MR. STILLWELL, a graduate of the University of Texas with a B.B.A. and the University of Texas School of Law with a J.D., has served as a director of Mesa since January of 1992, as a member of the Advisory Committee of Mesa, L.P., a predecessor the Company, from December 1985 to December 1991 and from 1969 to January 1987, he served as a director of the Company in its original corporate form. Mr. Stillwell has been a partner in the law firm of Baker & Botts, L.L.P. for more than the last five years.

     MR. WORTLEY, a graduate of Southern Methodist University with a B.A. in Political Science, the University of North Carolina at Chapel Hill with a Masters degree in Regional Planning, and Southern Methodist University School of Law with a J.D., became a director of Parker & Parsley in April 1991. Mr. Wortley, a partner with the law firm of Vinson & Elkins L.L.P. (Dallas, Texas office), specializes in acquisitions and securities matters and serves as the co-head of the Corporate Finance and Securities Section of the firm. He served on the Board of Directors of Johnson & Wortley, P.C., from May 1994 until December 1994 and from April 1990 to May 1993, as President and Chairman of the Board from November 1991 to May 1993 and as the Managing Director from February 1992 to May 1993. From January 1989 until November 1991, he served as the Chairman of the Corporate/Securities Department.

  Honorary, Non-Voting, Advisory Directors

     MR. FISCHER, a graduate of the University of California at Berkeley with a Masters degree in Geology, was elected a director of Parker & Parsley in November 1995. Prior to joining the Company as a director, Mr. Fischer worked in the petroleum industry for 32 years, starting as a Petroleum Geologist with Texaco in 1962, and retiring from the position of President, Occidental International Exploration and Production Company, in March, 1994. For the 10 years prior to becoming President of Occidental International, Mr. Fischer held the position of Executive Vice President, WorldWide Exploration with Occidental Oil and Gas Corporation. He is a registered geologist in the State of California, a member of the American Association of Petroleum Geologists and an emeritus member of the Board of Advisors for the Earth Sciences Research Institute at the University of Utah. Effective February 1, 1997, Mr. Fischer expanded his duties with Parker & Parsley when he was appointed to serve as Executive Vice President -- World Wide Exploration for the Company.

     MR. VETTER is a graduate of the Massachusetts Institute of Technology. Mr. Vetter, who has been serving as a director of Parker & Parsley since February 1992, has in the past served as director of AMR Corporation, American Airlines, Inc., Cabot Corporation, The Western Company of North America and Champion International Corporation. Since 1977, Mr. Vetter has been President of Edward
O. Vetter & Associates, a management consulting firm in Dallas, Texas. Mr. Vetter was the Energy Advisor to the Governor of Texas from 1979 to 1983 and was a Presidential appointee to the U.S. Competitiveness Policy Council. He is a life trustee of the Massachusetts Institute of Technology and a former member of the National Petroleum Council.

  Compensation of Directors

     As compensation for services as a director of Pioneer, each non-employee director will receive an annual retainer fee, which is paid 50% in cash and 50% in the form of Pioneer Common Stock, or at the election of the director, 100% in Pioneer Common Stock. See "Description of Pioneer Long-Term Incentive Plan." The amount of the annual retainer fee is $40,000, or $50,000 for such directors that serve on committees. In addition, each non-employee director will be reimbursed for travel expenses incurred in connection with attending meetings of the Pioneer Board or its committees and an additional $2,500 for services as chairman of a committee. No additional fees will be paid for attending board or committee meetings. Executive officers of Pioneer who serve as directors will not receive additional compensation for serving on the Pioneer Board.

  Indemnification

     Pioneer will enter into indemnification agreements with each of its directors and officers. These agreements will require Pioneer to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law and to advance expenses in connection with certain claims against directors and officers. Each indemnification agreement also will provide that, upon a potential change in control or change in control of Pioneer and if the indemnified director or officer so requests, Pioneer will create a trust for the benefit of the indemnified director or officer in an amount sufficient to satisfy payment of all liabilities and suits against which Pioneer has indemnified the director or officer.

  Committees of the Board of Directors

     The Board of Directors of Pioneer has established two standing committees: the Audit Committee and the Compensation Committee. Messrs. Herrington, Houghton, Gardner and Jones serve on the Audit Committee and Messrs. Hersh, Ramsey, Smith (Arthur L.) and Smith (Philip B.) serve on the Compensation Committee. The functions of the Audit Committee will be to recommend to the Board of Directors the appointment of independent auditors, to review the plan and scope of any audit of Pioneer's financial statements and to review Pioneer's significant accounting policies and other matters. The functions of the Compensation Committee will be to set the compensation of all officers and to administer the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan, provided where necessary to comply with certain tax and securities provisions, a subcommittee of Messrs. Ramsey, Smith (Arthur L.) and Smith (Philip B.) will be formed in order to obtain the benefit of certain tax provisions.

                                      MESA

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected financial information of Mesa for each of the five fiscal years in the period ended December 31, 1996. This data should be read in conjunction with the Consolidated Financial Statements of Mesa and the related notes thereto incorporated herein by reference.

                                                               YEARS ENDED DECEMBER 31,
                                                 ----------------------------------------------------
                                                   1996       1995       1994       1993       1992
                                                 --------   --------   --------   --------   --------
                                                   (IN MILLIONS, EXCEPT RATIOS AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Total operating revenues.......................  $  311.4   $  235.0   $  228.7   $  222.2   $  237.1
Total operating expenses.......................     214.7      187.0      200.0      200.2      210.9
Operating income...............................      96.7       48.0       28.7       22.0       26.2
Net interest expense(a)........................    (113.4)    (132.7)    (131.3)    (131.3)    (129.9)
Other income(b)................................      25.0       27.1       19.2        6.9       14.5
                                                 --------   --------   --------   --------   --------
Income (loss) from continuing operations(c)....  $    8.3   $  (57.6)  $  (83.4)  $ (102.4)  $  (89.2)
                                                            ========   ========   ========   ========
Dividends on preferred stock...................      (9.5)
                                                 --------
Loss from continuing operations applicable to
  common stock(c)..............................  $   (1.2)
                                                 ========
Loss from continuing operations per common
  share........................................  $  (0.02)  $  (0.90)  $  (1.42)  $  (2.61)  $  (2.31)
                                                 ========   ========   ========   ========   ========
Weighted average common shares outstanding.....      64.2       64.1       58.9       39.3       38.6
OTHER FINANCIAL DATA:
EBITDAEX(d)....................................  $  228.6   $  183.4   $  160.3   $  142.4   $  178.1
Cash flows from operating activities...........     101.3       69.2       48.6       32.5      (28.4)
Cash flows from investing activities...........     (45.0)     (41.4)     (40.3)      37.5      (17.0)
Cash flows from financing activities...........    (188.7)     (22.1)      (3.6)     (88.5)     (29.5)
Capital expenditures...........................      50.2       42.3       32.6       29.6       69.2
Ratio of earnings to fixed charges(e)..........        NM         NM         NM         NM         NM
BALANCE SHEET DATA (END OF PERIOD):
Working capital................................  $   14.8   $   43.8   $  115.7   $   76.2   $  102.9
Property, plant and equipment, net.............   1,046.4    1,104.8    1,130.4    1,191.8    1,280.3
Total assets...................................   1,213.9    1,486.8    1,484.0    1,533.4    1,676.5
Long-term debt, including current maturities...     808.1    1,236.7    1,223.3    1,241.3    1,286.2
Stockholders' equity...........................     265.5       67.0      124.6      112.1      184.4

---------------

(a) Net interest expense represents total interest expense less interest income.

(b) See "-- Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- Other Income (Expense)" for additional detail.

(c) Loss from continuing operations excludes a $59.4 million extraordinary loss on debt extinguishment for the year ended December 31, 1996.

(d) EBITDAEX is presented because of its wide acceptance as a financial indicator of a company's ability to service or incur debt. EBITDAEX (as used herein) is calculated by adding interest, depletion, depreciation and amortization, and exploration costs to loss from continuing operations applicable to common stock. Interest includes accrued interest expense and amortization of deferred financing costs. EBITDAEX should not be considered as an alternative to earnings (loss) or operating earnings (loss), as defined by generally accepted accounting principles, as an indicator of Mesa's financial performance, as an alternative to cash flow, as a measure of liquidity or as being comparable to other similarly titled measures of other companies.

(e) For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as loss from continuing operations applicable to common stock plus fixed charges. Fixed charges consist of interest expense, capitalized interest and preferred stock dividends. Earnings were inadequate to cover fixed charges for each of the years ended December 31, 1996 through 1992 by $1.3 million, $58.5 million, $83.5 million, $105.3 million and $91.6 million, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  Recent Developments

     On February 7, 1997 Mesa entered into a stock purchase agreement to purchase 100% of the outstanding capital stock of Greenhill (the "Greenhill Acquisition"). Mesa paid $267 million for Greenhill at the closing of the transaction on April 15, 1997 net of the cash acquired. The Greenhill Acquisition will be accounted for under the purchase method of accounting. However, because the purchase agreement provided for an effective date of January 1, 1997, Mesa received the benefits of all Greenhill production and cash flow from the effective date to the closing date as part of the assets acquired. Under the purchase agreement, Mesa paid interest on the $270 million purchase price (less the $15 million deposit paid into escrow on February 7, 1997) at an annual rate of 10% from the effective date to the closing date. The purchase price was subject to adjustment for certain title and environmental matters, and the final adjusted purchase price paid was $267 million net of the cash acquired.

     On February 6, 1997, Mesa purchased all of MAPCO Inc.'s ("MAPCO") condensate and natural gas liquids production in the West Panhandle field for $66 million, effective as of January 1, 1997 (the "Liquids Acquisition"). The Liquids Acquisition has been accounted for under the purchase method of accounting.

     For additional discussion of these acquisitions, see "-- Business -- Recent Developments."

  Results of Operations

     Years Ended December 31, 1994, 1995 and 1996

     The following table presents a summary of the results of operations of Mesa for the years indicated:

                                                          YEARS ENDED DECEMBER 31,
                                                        -----------------------------
                                                         1996       1995       1994
                                                        -------    -------    -------
                                                                (IN MILLIONS)
Revenues..............................................  $ 311.4    $ 235.0    $ 228.7
Operating and administrative costs....................   (111.4)    (101.2)    (106.3)
Depreciation, depletion and amortization..............   (103.3)     (85.8)     (93.7)
                                                        -------    -------    -------
Operating income......................................     96.7       48.0       28.7
                                                        -------    -------    -------
Interest expense, net of interest income..............   (113.4)    (132.7)    (131.3)
Other.................................................     25.0       27.1       19.2
                                                        -------    -------    -------
Net income (loss) before extraordinary item...........      8.3      (57.6)     (83.4)
Extraordinary loss on debt extinguishment.............    (59.4)        --         --
                                                        -------    -------    -------
Net loss..............................................  $ (51.1)   $ (57.6)   $ (83.4)
                                                        =======    =======    =======

     Revenues, Production and Average Price Data

     The table below presents, for the years indicated, the revenues, production and average prices received from sales of natural gas, natural gas liquids and oil and condensate.

                                                          YEARS ENDED DECEMBER 31,
                                                        -----------------------------
                                                         1996       1995       1994
                                                        -------    -------    -------
Revenues (in millions):
  Natural gas.........................................  $ 184.6    $ 129.6    $ 139.6
  Natural gas liquids.................................     97.5       75.3       72.7
  Oil and condensate..................................     18.2       19.6        7.9
  Helium and other....................................     11.1       10.5        8.5
                                                        -------    -------    -------
          Total.......................................  $ 311.4    $ 235.0    $ 228.7
                                                        =======    =======    =======
Natural Gas Production (MMcf):
  Hugoton.............................................   46,821     48,871     51,986
  West Panhandle......................................   19,268     20,357     22,983
  Gulf of Mexico......................................   17,909      8,073      7,359
  Other...............................................        3         11         11
                                                        -------    -------    -------
          Total.......................................   84,001     77,312     82,339
                                                        =======    =======    =======
Natural Gas Liquids Production (MBbls):
  Hugoton.............................................    3,315      3,524      3,430
  West Panhandle......................................    2,978      2,994      3,423
  Gulf of Mexico......................................      163         48         53
  Other...............................................        4          5          5
                                                        -------    -------    -------
          Total.......................................    6,460      6,571      6,911
                                                        =======    =======    =======
Oil and Condensate Production (MBbls):
  Hugoton.............................................       --         --         --
  West Panhandle......................................      211        118        164
  Gulf of Mexico......................................      665      1,025        337
  Other...............................................       63         52         45
                                                        -------    -------    -------
          Total.......................................      939      1,195        546
                                                        =======    =======    =======

                                                           YEARS ENDED DECEMBER 31,
                                                         ----------------------------
                                                          1996       1995       1994
                                                         ------     ------     ------
Weighted average sales prices:
Natural gas (per Mcf)
  Hugoton.............................................   $ 2.06     $ 1.32     $ 1.57
  West Panhandle......................................     2.23       1.83       1.80
  Gulf of Mexico......................................     2.58       1.59       1.81
  Other...............................................     0.77       0.54       1.29
          Average(a)..................................     2.19       1.65       1.67
Natural gas liquids (per Bbl)
  Hugoton.............................................   $14.60     $10.76     $10.03
  West Panhandle......................................    16.06      12.33      11.06
  Gulf of Mexico......................................    15.51      11.37      11.52
  Other...............................................    13.96       8.77       8.58
          Average.....................................    15.21      11.48      10.55
Oil and condensate (per Bbl)
  Hugoton.............................................       --         --         --
  West Panhandle......................................   $18.74     $14.13     $13.38
  Gulf of Mexico......................................    19.95      16.57      15.18
  Other...............................................    20.07      16.48      14.43
          Average.....................................    19.39      16.32      14.58

---------------

(a) Includes the effects of hedging activities. See "-- Natural Gas Prices" below.

     Total revenues from sales of natural gas, NGLs and oil and condensate increased from 1995 to 1996 primarily due to increased prices received in 1996. The increase in total revenues from sales of natural gas, NGLs, and oil and condensate from 1994 to 1995 is primarily attributable to increased oil and condensate production in 1995, increased liquids prices in 1995 and approximately $12.7 million of natural gas hedge gains recognized in 1995. These factors offset the decrease in natural gas and natural gas liquids production and the lower market prices for natural gas production in 1995.

  Natural Gas Revenues

     Natural gas revenues increased by 42% from 1995 to 1996. Average prices were significantly higher in 1996 than in 1995. The average price received for market price-based production was $0.81 per Mcf, or 61%, higher in 1996 than in 1995. Mesa's hedge losses decreased the reported prices for such production by $0.02 per Mcf in 1996. The higher market prices in 1996 were the result of increased demand primarily due to a colder than normal 1995/1996 winter. Natural gas production from the Gulf of Mexico increased 122% from 1995 to 1996 due to the South Marsh Island drilling program. Natural gas revenues decreased by 7% from 1994 to 1995. In 1995 production was lower in both the Hugoton and West Panhandle fields due to timing and duration of equipment maintenance and weather-related reduction in demand, respectively. Average natural gas prices were slightly lower in 1995 than in 1994. The average price received for market price-based production was $0.22 per Mcf, or 14%, lower in 1995 than in 1994. Mesa's hedge gains increased the reported prices for such production by $0.20 per Mcf in 1995. The lower market prices in 1995 were a function of a surplus supply of natural gas. See "-- Natural Gas Prices" below.

  NGL Revenues

     NGL revenues increased by 29% from 1995 to 1996. Average prices in 1996 were 32% higher than in 1995 due to improved market conditions. The increase in prices was partially offset by a 2% decline in production. NGL revenues increased by 4% in 1995 compared to 1994. Hugoton field NGL production was slightly higher despite lower natural gas production reflecting improved yields from the Satanta Plant. West Panhandle field NGL production decreased in 1995 in proportion to the lower natural gas production. The lower production was offset by higher average prices in 1995 due to improved market conditions for NGLs.

  Oil and Condensate Revenues

     Oil and condensate revenues were slightly lower in 1996 than in 1995. Oil production in the Gulf of Mexico was down 35% due to natural oil production decline from the successful drilling in 1994. The production decrease was offset by an increase of 19% in average prices received in 1996 than 1995 due to improved market conditions. Oil and condensate revenues increased approximately 150% from 1994 to 1995. Gulf of Mexico production increased in late 1994 due to successful drilling results. Average oil and condensate prices were also higher in 1995 by $1.74 per Bbl.

  Natural Gas Prices

     Substantially all of Mesa's natural gas production is sold under short or long-term sales contracts. The following table shows Mesa's natural gas production sold under fixed price contracts and production sold at market prices:

                                                            YEARS ENDED DECEMBER 31,
                                                           --------------------------
                                                            1996      1995      1994
                                                           ------    ------    ------
Natural Gas Production (MMcf):
  Sold under fixed price contracts.......................   5,198    15,212    13,935
  Sold at market prices..................................  78,803    62,100    68,404
                                                           ------    ------    ------
          Total production...............................  84,001    77,312    82,339
                                                           ======    ======    ======
Percent sold at market prices............................      94%       80%       83%

     In addition to its fixed price contracts, Mesa will, when circumstances warrant, hedge the price received for its market-sensitive production through natural gas futures contracts, swaps and other financial instruments as well as physical sales arrangements. The following table shows the effects of Mesa's fixed price contracts and hedging activities on its natural gas prices:

                                                             YEARS ENDED DECEMBER 31,
                                                             ------------------------
                                                              1996     1995     1994
                                                             ------    -----    -----
Average Natural Gas Prices (per Mcf):
  Fixed price contracts....................................  $ 3.21    $2.12    $2.16
  Market prices received...................................    2.14     1.33     1.55
  Hedge gains (losses).....................................   (0.02)    0.20     0.01
                                                             ------    -----    -----
          Total market prices..............................  $ 2.12    $1.53    $1.56
                                                             ------    -----    -----
Total average prices.......................................  $ 2.19    $1.65    $1.67
                                                             ======    =====    =====

     The average natural gas prices under fixed price contracts increased in 1996 due to the expiration of certain lower priced contracts in 1995.

     Gains and losses from hedging activities are included in natural gas revenues when the applicable hedged natural gas is produced. Mesa recognized losses from hedging activities of $1.8 million in 1996, and gains of $12.7 million in 1995 and $895,000 in 1994.

  Costs and Expenses

     Mesa's aggregate costs and expenses increased by approximately 15% from 1995 to 1996. Lease operating expenses increased 10% from 1995 to 1996 due to higher production and fuel costs in the West Panhandle and Hugoton fields and slightly higher overall production. Production and other taxes increased 9% from 1995 to 1996 due to increased revenues partially offset by lower tax rates for Hugoton field production. Exploration charges in 1996 were lower than in 1995 due to a greater emphasis being placed on lower risk development drilling throughout 1996. General and administrative ("G&A") expenses increased in 1996 due to a $9.3 million charge relating to a reduction in personnel associated with the recapitalization of Mesa's balance sheet in August 1996, partially offset by lower costs resulting from the personnel reduction and lower legal expenses. Depreciation, depletion and amortization ("DD&A") expense, which is calculated quarterly on a unit-of-production basis, was higher primarily due to a decrease in estimated reserves and an impairment of long-lived assets of approximately $6.8 million in connection with the adoption of a new accounting standard (SFAS No. 121).

     Mesa's aggregate costs and expenses declined by approximately 7% from 1994 to 1995. Lease operating expenses declined marginally due to decreased production. Production and other taxes decreased 14% from 1994 to 1995 due to decreased production in the Hugoton and West Panhandle fields and lower tax rates for Hugoton field production in 1995. Exploration charges in 1995 were greater than in 1994 reflecting increased exploration activities in the Gulf of Mexico and consist primarily of exploratory dry-hole expense. G&A expenses were lower in 1995 than in 1994 primarily due to lower legal expenses and a reduction in employee benefit expenses. DD&A expense was lower in 1995 than in 1994 primarily due to lower equivalent production in 1995, oil and gas reserve increases in the Hugoton and West Panhandle fields in the fourth quarters of 1994 and 1995, and additional reserve discoveries in the Gulf of Mexico in 1994 and 1995.

     See "Business -- Production Costs."

     The table below presents Mesa's total production costs (lease operating expenses and production and other taxes) by area of operation for each of the years ended December 31 (in millions, except per Mcf of natural gas equivalent data):

                                                       1996               1995               1994
                                                 ----------------   ----------------   ----------------
                                                 TOTAL   PER MCFE   TOTAL   PER MCFE   TOTAL   PER MCFE
                                                 -----   --------   -----   --------   -----   --------
Lease operating expense:
  Hugoton......................................  $13.5    $0.20     $12.7    $0.18     $12.6    $0.17
  West Panhandle...............................   28.9     0.75      26.0     0.67      26.9     0.60
  Gulf Coast...................................   10.5     0.46       9.9     0.68      11.1     1.15
  Other........................................    1.5     3.79       0.9     2.57       0.6     2.00
                                                 -----              -----              -----
                                                  54.4     0.42      49.5     0.40      51.2     0.40
                                                 -----              -----              -----
Production and other taxes:
  Hugoton......................................   16.3     0.24      15.0     0.21      17.5     0.24
  West Panhandle...............................    3.5     0.09       3.2     0.08       3.1     0.07
  Gulf Coast...................................     --       --       0.1       --       0.1     0.01
  Other........................................    0.3     0.70       0.1     0.42       0.6     2.04
                                                 -----              -----              -----
                                                  20.1     0.16      18.4     0.15      21.3     0.17
                                                 -----              -----              -----
          Total production costs...............  $74.5    $0.58     $67.9    $0.55     $72.5    $0.57
                                                 =====              =====              =====

  Other Income (Expense)

     Interest expense in 1996 was $27.5 million lower than in 1995 due to lower average aggregate debt outstanding at lower average interest rates. Average aggregate debt outstanding and average interest rates fell to $1,036.0 million and 11.34%, respectively, from $1,246.9 million and 11.64% in 1995. Interest expense in 1995 was not materially different from 1994 as average aggregate debt outstanding and average interest rates did not change materially. Non-cash interest expense representing accretion of discount on long-term debt totaled $8 million, $39 million and $79 million in 1996, 1995 and 1994, respectively.

     Interest income decreased $8.2 million from 1995 to 1996 due to lower average cash balances in 1996. Interest income increased from $13.5 million in 1994 to $15.9 million in 1995 as a result of higher average cash balances and higher average interest rates earned on these cash balances in 1995.

     Results of operations for the years 1994, 1995 and 1996 include certain items which are either non-recurring or are not directly associated with Mesa's oil and gas producing operations. The following table sets forth the amounts of such items (in millions):

                                                               YEARS ENDED DECEMBER 31,
                                                              --------------------------
                                                               1996      1995      1994
                                                              ------    ------    ------
Gains from investments......................................   $ 9.4     $18.4     $ 6.7
Gains from collections from Bicoastal Corporation...........     2.5       6.4      16.6
Gain from adjustment of contingency reserve.................    15.0        --        --
Other.......................................................    (1.9)      2.4      (4.0)
                                                               -----     -----     -----
          Total other income................................   $25.0     $27.2     $19.3
                                                               =====     =====     =====

     The gains from investments relate primarily to energy futures contracts, which include New York Mercantile Exchange ("NYMEX") futures contracts, commodity price swaps and options that are not accounted for as hedges of future production. Mesa's investments in marketable securities and futures contracts are valued at market prices at each reporting date with gains and losses included in the statement of operations for such reporting period whether or not such gains or losses have been realized. Gains from collections from Bicoastal Corporation represent returns on Mesa's investment in Bicoastal subsequent to the confirmation of its bankruptcy plan. No additional payments from Bicoastal are expected. In the second quarter of 1996, Mesa revalued certain contingencies associated primarily with contracts which were settled in the mid-to-late 1980's. As a result of the revaluation, Mesa recorded a gain of $15 million in the second quarter of 1996.

  Production Allocation Agreement

     Effective January 1, 1991, Mesa entered into the Production Allocation Agreement (the "PAA") with Colorado Interstate Gas Company ("CIG") which allocates 77% of the production from the West Panhandle field to Mesa and 23% to CIG. During 1994, 1995, and 1996, Mesa produced and sold 69%, 71%, and 72%, respectively, of total production from the field; the balance of field production was sold by CIG. Mesa records its 77% ownership interest in natural gas production as revenue. The difference between the net value of production sold by Mesa and the net value of its 77% entitlement is accrued as a gas balancing receivable. The revenues and costs associated with such accrued production are included in results of operations.

     The following table presents the incremental effect on production and results of operations from entitlement production recorded in excess of actual sales as a result of the PAA (in millions):

                                                            YEARS ENDED DECEMBER 31,
                                                           --------------------------
                                                            1996      1995      1994
                                                           ------    ------    ------
Revenues accrued.........................................  $  8.1    $  4.3    $  8.7
Costs and expenses accrued...............................    (2.8)     (1.6)     (3.1)
                                                           ------    ------    ------
Recorded to receivable...................................     5.3       2.7       5.6
Depreciation, depletion and amortization.................    (2.5)     (1.7)     (3.7)
                                                           ------    ------    ------
          Total..........................................  $  2.8    $  1.0    $  1.9
                                                           ======    ======    ======
Production accrued:
  Natural gas (MMcf).....................................   1,734     1,155     2,386
  Natural gas liquids (MBbls)............................     269       171       355

     At December 31, 1996, the long-term gas balancing receivable under the PAA due from CIG was $47.9 million, net of accrued costs, which is included in "Other assets" in the consolidated balance sheet. Approximately $18 million of the long-term gas balancing receivable relating to the PAA is attributed to MAPCO's interest in liquids purchased by Mesa pursuant to the Liquids Acquisition. The provisions of the PAA allow for periodic and ultimate cash balancing to occur. The PAA also provides that CIG may not take in excess of its 23% share of ultimate production.

  Capital Resources and Liquidity

     In August of 1996, Mesa completed a recapitalization (the "Recapitalization") of its balance sheet by issuing new equity and repaying and refinancing substantially all of its then existing long-term debt. The Recapitalization included (i) a sale by private placement of approximately 58.8 million shares of a new class of Series B Preferred Stock for $133 million to DNR-Mesa Holdings L.P., a Texas limited partnership whose sole general partner is Rainwater, Inc., a Texas corporation owned by Richard E. Rainwater, and (ii) the issuance to Mesa's then existing stockholders of rights (the "Rights Offering") to purchase a new class of Series A Preferred Stock. The Rights Offering was substantially over subscribed and resulted in such stockholders' purchase of approximately 58.6 million shares of Series A Preferred Stock for $132 million. In addition, as part of the Recapitalization, Mesa entered into the new seven-year $525 million Credit Facility with a group of banks, issued and sold $475 million of senior subordinated notes consisting of $325 million of 10 5/8% senior subordinated notes due 2006 (the "Senior Subordinated Notes") and $150 million initial accreted value of 11 5/8% senior subordinated discount notes due 2006 (the "Senior Discount Notes").

     The Recapitalization enhances Mesa's ability to compete in the oil and gas industry by substantially increasing its cash flow available for investment and improving its ability to attract capital. The ability to redirect cash flow to acquisition, exploitation and exploration activities and plant expansion rather than debt service allows Mesa to pursue its aggressive growth strategy. Specifically, Mesa's financial condition improved significantly as a result of the Recapitalization due to (i) a significant reduction in total debt outstanding (see table below), (ii) a reduction in annual cash interest expense through lower debt balances and lower interest rates, and (iii) the extension of maturities on its long-term debt.

     MOC, a Delaware corporation and a wholly-owned subsidiary of Mesa, is the borrower under a revolving bank credit facility (the "MOC Credit Facility") and the issuer under the Senior Subordinated Notes and the Senior Discount Notes. Mesa is the guarantor on the MOC Credit Facility and on both the Senior Subordinated Notes and the Senior Discount Notes.

     The MOC Credit Facility is secured by liens on substantially all of Mesa's assets and matures on June 30, 2003. Borrowings under the MOC Credit Facility bear interest, at Mesa's option, at Interbank Eurodollar rates plus 1 1/2%, CD rates plus 1 1/2%, Fed Funds rates plus 1% or the prime rate plus 1/2%. Mesa has entered into a two-year interest rate swap ending on August 28, 1998, that fixes the interest rate on $250 million of borrowings under the MOC Credit Facility at approximately 7 3/4%. The borrowing base for the MOC Credit Facility is determined based on the value of Mesa's proved oil and gas reserves and was initially set at $525 million. The borrowing base at December 31, 1996 was $525 million and, as of such date, $319 million was outstanding under the MOC Credit Facility. Mesa recently amended and restated the MOC Credit Facility in April 1997 to increase the total amount of the MOC Credit Facility to $650 million in connection with the Greenhill Acquisition. Borrowings under the MOC Credit Facility were used to fund the Greenhill Acquisition. The MOC Credit Facility restricts, among other things, Mesa's ability to incur additional indebtedness, create liens, pay dividends, acquire stock or make investments, loans or advances.

     The amounts outstanding under the Senior Subordinated Notes and the Senior Discount Notes at December 31, 1996 were approximately $325 million and $159 million, respectively, and both the Senior Subordinated Notes and the Senior Discount Notes are unsecured and mature in 2006. The Senior Subordinated Notes bear interest at a rate of 10 5/8%, payable semiannually. The Senior Discount Notes do not accrue interest until July 1, 2001, however, the accreted value of such notes will increase at a rate of 11 5/8% compounded semiannually until such date. Beginning July 1, 2001, the Senior Discount Notes will bear interest at a rate of 11 5/8% compounded semiannually. Prior to July 1, 1999, Mesa may, at its option, on any one or more occasions, redeem up to 33 1/3% of the aggregate principal amount of each of the Senior Subordinated Notes and the Senior Discount Notes at a redemption price equal to 110% of the principal amount or accreted value thereof with proceeds of equity offerings.

     The indentures governing the Senior Subordinated Notes and the Senior Discount Notes contain certain covenants that, among other things, limit the ability of Mesa and its restricted subsidiaries to incur additional indebtedness and issue redeemable stock, pay dividends, make investments, make certain other restricted payments, enter into certain transactions with affiliates, dispose of assets, incur liens and engage in mergers and consolidations.

     Summarized long-term debt (in millions) and year-end interest rates are as follows:

                                                  DECEMBER 31, 1996      DECEMBER 31, 1995
                                                 -------------------    --------------------
                                                 AVERAGE    INTEREST    AVERAGE     INTEREST
                                                 BALANCE      RATE      BALANCE       RATE
                                                 -------    --------    --------    --------
Fixed Rate Debt................................  $483.8       11.0%     $1,170.3      11.7%
Variable Rate Debt.............................   319.0        7.0          61.1       8.3%
Other..........................................     5.3        N/A           5.3       N/A
                                                 ------                 --------
          Total................................  $808.1                 $1,236.7
                                                 ======

     A primary component of Mesa's strategy is to expand its development and exploration activities. Mesa has budgeted $130 million for development, exploration and gas processing in 1997, an increase of 160% over 1996 expenditures of $50 million. Of the 1997 total, $86 million is planned for development, $32 million for exploratory drilling, seismic and lease acquisition, and $12 million for gas plant and facility expansions. The 1997 budget includes work planned for the Greenhill properties. The timing of most of Mesa's capital expenditures is discretionary with no material long-term capital expenditure commitments. Consequently, Mesa has a significant degree of flexibility to adjust the level of such expenditures as circumstances warrant.

     In addition to developing its existing reserves, Mesa will attempt to increase its reserve base, production and operating cash flow by engaging in strategic acquisitions of oil and natural gas properties. Mesa does not have a specific acquisition budget because of the unpredictability of the timing and size of forthcoming acquisition activities. There is no assurance that Mesa will be able to identify suitable acquisition candidates in the future, or that Mesa will be successful in the acquisition of producing properties. Further, there can be no assurances that any future acquisitions made by the Company will be integrated successfully into the Company's operations or will achieve desired profitability objectives.

     Management believes that cash from operating activities, together with the availability under the Credit Facility will be sufficient for Mesa to meet its debt service obligations and scheduled capital expenditures, to fund the Greenhill Acquisition and to fund its working capital needs for the next several years. In order to finance any possible future acquisitions, Mesa will either use borrowings available under the Credit Facility or Mesa may seek to obtain additional debt or equity financing in the public or private capital markets. In February 1997, Mesa filed a shelf registration statement for $500 million of debt securities and/or common stock with the Commission. In addition, Mesa may seek to use its equity securities as an acquisition currency. The availability and attractiveness of these sources of financing will depend upon a number of factors, some of which will relate to the financial condition and performance of Mesa, and some of which will be beyond Mesa's control, such as prevailing interest rates, oil, natural gas and NGL prices, the availability of properties for acquisition and other market conditions. There can be no assurance that additional debt or equity financing will be available or be available on terms attractive to Mesa. In addition, the ability of Mesa to incur any additional indebtedness and grant security interests with respect thereto will be subject to the terms of the Credit Facility and the indentures governing its Senior Subordinated Notes and Senior Discount Notes.

  Price Risk Management

     In order to mitigate the potential negative effects of volatile commodity prices, Mesa entered into over-the-counter commodity and natural gas basis swap agreements with financial institutions and gas marketing companies. A commodity swap has the effect of fixing the absolute price or setting a trading range for a specific product. A natural gas basis swap "fixes" the differential between Mesa's physical gas delivery points and the NYMEX Henry Hub.

     Through financial swaps and fixed price sales contracts Mesa fixed the price on approximately 90% of its first quarter 1997 natural gas production at $2.90 per MMBtu. As a result of physical sales contracts and other hedging arrangements, Mesa's estimated fixed price profile for the balance of 1997 is as follows: 37% of expected natural gas production is hedged at an average of $2.27 per MMBtu; 11% of expected natural gas liquids production is hedged at an average $17.15 per Bbl; and 27% of expected oil and condensate production is hedged at an average of $22.10 per Bbl.

     In connection with acquisitions, Mesa has and expects to continue to enter into hedging arrangements for all or a portion of the production on the acquired properties. Regarding the Greenhill acquisition, Mesa hedged approximately 100% of its 1997 expected natural gas production at approximately $2.60 per MMBtu and approximately 30% of Greenhill's projected crude oil production at approximately $22.60 per barrel. Through the use of a collar, Mesa created a $19.25 floor and a $25.50 cap for approximately 20% of the 1997 expected Greenhill crude oil production. For the year 1998, Mesa fixed approximately 40% of the projected Greenhill natural gas production around $2.35. With respect to the MAPCO acquisition, Mesa sold approximately 100% of the crude oil and natural gas liquids at a net price of $21.00 per barrel and $18.66 per barrel, respectively, for the first three quarters of 1997.

     In addition to these hedges, Mesa entered into an eight year agreement for 13,000 MMBtus of natural gas per day beginning in early 1997. Under this agreement, Mesa will receive NYMEX Henry Hub plus $0.52 per MMBtu for the first two years and 10% of NYMEX WTI crude oil price for the remaining six years.

  Other

     See Mesa's Annual Report on Form 10-K for the year ended December 31, 1996, which is incorporated by reference herein, for information regarding the status of certain pending litigation.

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

     Management does not anticipate that inflation will have a significant effect on Mesa's operations.

  Net Operating Loss Carryforwards.

     At December 31, 1996, Mesa had a regular tax net operating loss carryforward of approximately $560 million and an alternative minimum tax loss carryforward available to offset future alternative minimum taxable income of approximately $535 million. If not used, these carryforwards will expire between 2007 and 2011. As a result of the Recapitalization, Mesa's ability to utilize these carryforwards is subject to the limitations of Code Section 382 (which, in general, limits the utilization of net operating loss ("NOL") carryforwards subsequent to a substantial change (generally more than 50%) in corporate stock ownership). In particular, under Code Section 382, Mesa's ability to carry forward its existing NOLs ("Pre-change NOLs") to offset future taxable income and gain is limited to the sum of (i) an annual allowance determined, in part, by reference to Mesa's "value" immediately prior to the ownership change ("Valuation Date") and (ii) the amount of any net unrealized gain inherent in Mesa's assets as of the Valuation Date recognized over a five year period. The imposition of the above restrictions on Mesa's Pre-change NOLs could result in a portion of those NOLs expiring before Mesa is able to utilize them.

  Cash Flow from Operating Activities

     Net cash provided by operating activities increased 46% from 1995 to 1996 primarily as a result of sales of investments and a reduction in net loss as compared to 1995 before extraordinary, non-operating, loss on debt extinguishment. Net cash provided by operating activities increased 30% from 1994 to 1995 primarily as a result of the $43 million litigation settlement in 1994.

BUSINESS DESCRIPTION

     Mesa is one of the largest independent oil and gas companies in the United States and has undergone a transformation over the last twelve months that positions it for renewed growth. From 1991 through 1996, significant leverage and weak commodity prices forced Mesa to focus on servicing and restructuring its debt rather than expanding its business. In mid-1996, Mesa completed the Recapitalization led by Richard E. Rainwater who, along with existing shareholders, injected $265 million of equity into Mesa. This equity infusion enabled Mesa to substantially reduce its overall debt level and debt service requirements. The Recapitalization has enhanced Mesa's ability to compete in the oil and gas industry by substantially increasing its cash flow available for investment, as well as improving its ability to attract capital.

     Having completed a successful financial turnaround, Mesa's Board of Directors elected a new management team led by Jon Brumley, Mesa's Chairman and Chief Executive Officer. Mesa is now positioned to increase its reserve base, production and cash flows by pursuing strategic acquisitions, increasing exploration activities, exploiting its existing and acquired properties and expanding its processing facilities to accommodate increased third party processing arrangements. Mesa's highly developed, long lived reserve base provides it with a long-term stable source of cash flow to fund this strategy. As a first step, Mesa has entered into an agreement to purchase all of the outstanding capital stock of Greenhill from Western Mining Corporation (USA) for $270 million (the "Greenhill Acquisition") and has acquired additional condensate and NGL interests in the West Panhandle field of Texas from MAPCO for $66 million.

     Mesa had approximately 1.6 Tcfe of proved reserves as of December 31, 1996, with an SEC PV10 of approximately $1.8 billion. Approximately 93% of Mesa's estimated proved reserves are proved developed producing with an estimated reserve life in excess of 12 years. Mesa operates the wells attributable to 95% of its reserves. Currently, about 95% of Mesa's reserves are concentrated in the Hugoton field in southwest Kansas and the West Panhandle field in Texas. These fields are considered to be among the premier natural gas properties in the United States and are characterized by long lived reserves and stable, high margin production. Mesa owns and operates substantially all of the gas processing facilities that service its reserves in the two fields and substantially all of the gathering assets related to its Hugoton reserves. Mesa also has a significant and growing presence offshore in the Gulf of Mexico, where Mesa has operated since the early 1970's. Mesa currently has interests in 56 blocks in the Gulf of Mexico, covering an aggregate of

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

approximately 141,000 net acres, much of which is covered by 3-D seismic data. The Greenhill and Liquids Acquisitions further strengthen Mesa's asset base as well as provide Mesa with a new core area in the inland waters of Louisiana. After giving effect to the Greenhill and Liquids Acquisitions, approximately 60% of Mesa's total equivalent proved reserves will be natural gas, 30% will be NGLs and 10% will be oil and condensate.

  Recent Developments

     Greenhill Acquisition. On April 15, 1997, Mesa acquired all of the outstanding capital stock of Greenhill from Western Mining Corporation (USA) for $267 million net of the cash acquired. The Greenhill properties, which are concentrated in four producing areas, had estimated proved reserves of 30 MMBOE as of December 31, 1996, with a net present value of estimated future net cash flows before income taxes, discounted at 10%, of approximately $300 million. These properties have had cumulative historical production of over 930 MMBOE.

     As of December 31, 1996, Greenhill's properties had estimated proved reserves of approximately 23 MMBbls of oil and 42 Bcf of gas or an aggregate of approximately 30 MMBOE. The estimated future net cash flows before income taxes from the Greenhill reserves, as of December 31, 1996, aggregated approximately $441 million and had a net present value, discounted at 10%, of approximately $300 million. For the year ended December 31, 1996, production from the Greenhill reserves was 2.5 MMBbls of oil and 6.0 Bcf of gas. Pro forma for the Greenhill Acquisition, Mesa's average daily production is expected to increase by approximately 16%, and its proved reserves are expected to increase by 11%.

     The Greenhill properties are concentrated in the inland waters of Louisiana, the Texas Gulf Coast, offshore in the Gulf of Mexico and in the Permian Basin, with approximately 48% of the reserves in inland waters of Louisiana, 12% in the Texas Gulf Coast, 11% offshore in the Gulf of Mexico and 28% in the Permian Basin. Greenhill operates over 90% of its properties. The Greenhill properties include 522 producing wells, over 200 development projects, significant exploration potential, including a number of subsalt and deeper zone drilling prospects, and extensive 3-D seismic data on approximately 52,800 gross acres (49,000 net acres).

     Mesa has currently identified 45 development wells and 132 recompletions on the Greenhill properties, and expects to initiate 44 of these projects in 1997 and at least 25 in 1998. The projects will require an investment of at least $65 million during 1997 and 1998. With the additional development projects, Mesa expects to increase production from the Greenhill properties from the current 9,300 BOE per day, to over 12,000 BOE per day in 1998. In addition, Mesa has identified a number of exploration opportunities, including a deeper zone and two subsalt prospects, which Mesa expects to evaluate further with advanced 3-D seismic data processing.

     The three fields located in Louisiana, Timbalier Bay, Grand Bay and Delta Farms, are considered giant fields by industry standards having historical cumulative production of more than 100 MMBOE each with Timbalier Bay being the third largest field in Louisiana having historical cumulative production of more than 390 MMBOE. The Timbalier Bay and Grand Bay fields both lie on the flanks of the Terrebonne Trough, the most prolific depositional basin in Louisiana. This Miocene basin has produced over 24 Tcf and 13 billion barrels of oil historically. The combination of the size and structural and stratigraphic complexity of these fields has resulted in large numbers of distinct reservoirs and fault blocks in each field, which lend themselves to further exploration and exploitation using 3-D seismic data.

     The Eugene Island 208 field, located in federal waters offshore, is a salt dome with complex faulting separating the producing reservoirs. Mesa expects to use 3-D seismic data to identify and exploit hydrocarbon accumulations in each of these fields.

     The Texas Gulf Coast properties are concentrated in three areas: the Rich Ranch area located in Liberty County and the Linscomb and Bobcat Run areas located in Orange County. A new 3-D survey is under evaluation over the Rich Ranch field which is expected to assist in defining additional structural and stratigraphic opportunities. The Permian Basin interests consist of five active water flood field units and four

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

other non-unitized leases in Lea County, New Mexico, and Andrew and Yoakum Counties, Texas, three of which hold potential for increased oil recovery through CO2 flooding.

     The Greenhill properties include more than 150 square miles of proprietary modern 3-D seismic data covering Timbalier Bay and Grand Bay fields, a speculative seven square mile 3-D survey over the Linscomb and Bobcat Run fields and a newly shot 11 square mile 3-D seismic survey at Rich Ranch. Mesa plans to conduct further 3-D seismic surveys over the Greenhill properties to assist in its exploitation and exploration efforts.

     Liquids Acquisition. On February 6, 1997 Mesa purchased all of MAPCO's condensate and NGL production interests in the West Panhandle field for $66 million. The Liquids Acquisition, effective as of January 1, 1997, increases Mesa's interest in NGLs produced from the West Panhandle field properties that Mesa operates to approximately 96%. Mesa has been recovering such NGLs at its Fain plant since December 1996 and Mesa believes that the Liquids Acquisition is an important step in Mesa's strategic objective of expanding its NGL and gas processing business. The transaction is expected to result in 850,000 Bbls of additional production in 1997 and the addition of an estimated 11 MMBbls of proved reserves in 1997.

     Recent Lease Sale. At the March 5, 1997 Central Gulf of Mexico lease sale, Mesa was the high bidder on 4 of the 10 blocks on which it bid. Mesa exposed $2.3 million and will spend $0.7 million if the Minerals Management Service ("MMS") awards all four leases to Mesa. These blocks are: Eugene Island 207, South Marsh Island 120, Vermilion 206 and West Cameron 627. If the bids are approved by the MMS, Mesa's offshore lease inventory, which now covers 56 blocks on nearly 141,000 net acres, would increase to 60 blocks and 158,000 net acres.

  Properties

     Approximately 95% of Mesa's estimated proved reserves as of December 31, 1996 were concentrated in the Hugoton field of southwest Kansas and the West Panhandle field of Texas. These fields, which produce gas from depths of 3,500 feet or less, are characterized by stable, long lived, low cost production. Mesa's Gulf of Mexico properties have significant exploitation and exploration potential.

     Reserves. The following table summarizes the estimated proved reserves and estimated future cash flows associated with Mesa's oil and gas properties, by major areas of operation and the Greenhill Acquisition, in each case as of December 31, 1996, as estimated in accordance with Commission guidelines.

                                                       MESA PROPERTIES
                                    -----------------------------------------------------
                                                   WEST      GULF OF                         GREENHILL    PRO FORMA
                                     HUGOTON     PANHANDLE   MEXICO    OTHER      TOTAL     ACQUISITION   COMBINED
                                    ----------   ---------   -------   ------   ---------   -----------   ---------
Proved reserves:
  Natural gas (MMcf)..............     691,412    288,444    27,332    30,534   1,037,722      41,897     1,079,619
  Natural gas liquids (MBbls).....      45,418     42,498       120        15      88,051          --        88,051
  Oil and condensate (MBbls)......          --      3,971     2,188       704       6,863      23,430        30,293
  Natural gas equivalents
    (MMcfe).......................     963,920    567,258    41,180    34,848   1,607,206     182,477     1,789,683
  % Developed.....................       99.9%      91.8%     82.1%     34.2%       95.2%       84.5%         94.1%
  % Natural gas...................       71.7%      50.8%     66.4%     87.6%       64.6%       23.0%         60.3%
  Present value of future net cash
    flows, before income taxes,
    discounted at 10% (in
    millions).....................  $  1,129.7    $ 611.4    $ 67.6    $ 26.9   $ 1,835.6     $ 300.3     $ 2,135.9

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

     The following table summarizes Mesa proved reserves, as estimated in accordance with the Commission guidelines, associated with Mesa's oil and gas properties as of December 31, 1996, 1995 and 1994 by total reserves and reserve components.

                                                            AS OF DECEMBER 31,
                                                    -----------------------------------
                                                      1996         1995         1994
                                                    ---------    ---------    ---------
Natural gas (MMcf)................................  1,037,722    1,218,029    1,303,187
Natural gas liquids (MBbls).......................     88,051      101,897       84,397
Oil and condensate (MBbls)........................      6,863        9,521        5,031
Natural gas equivalents (MMcfe)...................  1,607,206    1,886,537    1,839,755
Present value of future net cash flows, before
  income tax, discounted at 10% (in millions).....   $1,835.6     $1,040.4       $988.3
Present value of future net cash flows, after
  income tax, discounted at 10% (in millions).....   $1,393.7     $  966.2       $934.2

     The estimates of Mesa's proved reserves as of December 31, 1996, are based upon (i) the report of Williamson Petroleum Consultants, Inc. ("Williamson"), independent reserve engineers, with respect to Mesa's reserves in the Hugoton and West Panhandle fields, which represents approximately 95% of Mesa's total proved reserves, and (ii) the report of Mesa's internal reserve engineers with respect to Mesa's Gulf of Mexico and other properties.

     Information relating to Mesa's proved oil and gas reserves is based upon engineering estimates. Estimates of economically recoverable oil and gas reserves and of future net revenues depend upon a number of factors and assumptions, such as historical production performance, the assumed effects of regulations by governmental agencies and assumptions concerning future oil and gas prices, future operating costs, severance and excise taxes, development costs and workover costs, all of which may in fact vary considerably from actual future conditions. The accuracy of any reserve estimate is a function of the quality of the available data, of engineering and geological interpretation and of subjective judgment. For these reasons, estimates of the economically recoverable quantities of oil and gas reserves attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of future net revenues expected therefrom prepared by different engineers or by the same engineers at different times may vary materially. Actual production, revenues, and expenditures with respect to Mesa's reserves will likely vary from estimates, and such variances may be material.

     Each year, Mesa files reserve estimates as of the end of the preceding fiscal year with the Energy Information Administration of the Department of Energy (the "EIA"). During 1996, Mesa filed Form EIA-23, which included reserve estimates as of December 31, 1995, with the EIA. Such reserve estimates did not vary from Mesa's reserve estimates at December 31, 1995 contained herein by more than 5%.

     Hugoton Field. The Hugoton field in southwest Kansas is one of the largest producing gas fields in the continental United States. Mesa's Hugoton properties represent approximately 13% of the proved reserves in the field and are located on over 230,000 net acres, covering approximately 400 square miles. Mesa's properties are concentrated in the central fairway of the field and benefit from better reservoir characteristics, including thicker productive zones, higher porosity and higher permeability than properties on the edges of the field. Management believes that, as a result, Mesa's Hugoton properties will have a longer productive life and higher natural gas recoveries than properties located near the edge of the Hugoton field. Mesa has working interests in approximately 1,100 wells in the Hugoton field, 950 of which it operates, and royalty interests in approximately 800 wells. Mesa owns substantially all of the gathering and processing facilities which service its production from the Hugoton field, which allows Mesa to control the production, gathering, processing and sale of its gas and associated NGLs to various major intrastate and interstate pipelines through its direct interconnects.

     Mesa's Hugoton properties are capable of producing approximately 200 MMcf of wet gas per day (i.e., gas production at the wellhead before processing and before reduction for royalties). Substantially all of

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

Mesa's Hugoton production is processed through its Satanta plant. Production in the Hugoton field is subject to allowables set by state regulators. Mesa estimates that it and other major producers in the Hugoton field produced at or near capacity in 1996 and expects such practice to continue.

     Mesa's Hugoton properties accounted for approximately 60% of its equivalent proved reserves and 62% of the present value of estimated future net cash flows determined as of December 31, 1996, in accordance with Commission guidelines. The Hugoton properties accounted for approximately 53%, 47% and 49% of Mesa's oil and gas revenues for the years ended December 31, 1994, 1995, and 1996, respectively. The percentage of revenues from the Hugoton field has been less than the percentage of equivalent proved reserves due primarily to the longer life of the Hugoton properties compared to Mesa's other properties.

     Mesa has invested over $78 million in capital expenditures in its Hugoton properties since 1992 to construct the Satanta Plant and related facilities, and to upgrade gathering and compression facilities, production equipment and pipeline interconnects in order to maintain production capacity and marketing flexibility. See "-- Production -- Hugoton Field." Additionally, Mesa intends to submit an application to the Kansas Corporation Commission (the "KCC") to allow infill drilling into the Council Grove Formation. Mesa believes that such infill drilling could increase production from its Hugoton properties. There can be no assurance that the application will be approved or as to the timing of receipt of such approval if such approval is obtained.

     West Panhandle Field. The West Panhandle properties are located in the Texas panhandle. Natural gas from these properties is produced from approximately 600 wells, all of which Mesa operates, on over 185,000 net acres. All of Mesa's West Panhandle production is processed through Mesa's Fain natural gas processing plant.

     Mesa's West Panhandle reserves are owned and produced pursuant to contracts with CIG, the first of which was executed in 1928 by predecessors of both companies. An amendment to these contracts, the PAA, allocates 77% of the production from the West Panhandle field properties to Mesa and 23% to CIG, effective as of January 1, 1991. Under the associated agreements, Mesa operates the wells and production equipment and CIG owns and operates the gathering system by which Mesa and CIG's production is delivered to the Fain plant. CIG also performs certain administrative functions. Each party reimburses the other for its respective share of certain costs and expenses incurred for the joint account.

     As of December 31, 1996, Mesa's West Panhandle properties represented approximately 35% of Mesa's equivalent proved reserves and approximately 33% of the present value of estimated future net cash flows, determined in accordance with Commission guidelines. Production from the West Panhandle properties accounted for approximately 36%, 33% and 31% of Mesa's oil and gas revenues for the years ended December 31, 1994, 1995 and 1996, respectively. Mesa has identified over 100 locations that have additional production potential in new areas or deeper zones, of which Mesa plans to redrill 58 in 1997 and the balance in 1998. See "-- Production -- West Panhandle Field." Additionally, Mesa has identified approximately 500 locations that have potential for infill drilling. Mesa intends to apply to the Texas Railroad Commission for approval of such infill drilling, but there can be no assurance that Mesa will be able to obtain such regulatory approval or as to the timing of receipt of such approval if such approval is obtained.

     Gulf of Mexico. Mesa's Gulf of Mexico Properties are located offshore Texas and Louisiana, and represent approximately 3% of Mesa's equivalent proved reserves and approximately 4% of the present value of estimated future net cash flows as determined in accordance with Commission guidelines at December 31, 1996. The Gulf of Mexico properties accounted for approximately 9%, 13% and 20% of Mesa's oil and gas revenues for the years ended December 31, 1994, 1995 and 1996, respectively. Mesa has owned and operated properties in the Gulf of Mexico since 1970. Beginning in late 1994, Mesa began to direct a greater portion of its capital spending towards exploration and development in the Gulf of Mexico. Since that time, Mesa has successfully completed 21 out of 24 wells adding 63 Bcfe to proved reserves. As a result, Mesa's offshore production increased by approximately 50% on an Mcfe basis from 1994 to 1995, and by an additional 58% on an Mcfe basis from 1995 to 1996. Mesa currently plans to drill up to seven exploratory wells on its existing properties in the remainder of 1997. Because Mesa has existing production facilities offshore, it has been able to bring new wells on production quickly and at a lower cost than could be achieved otherwise. Mesa currently

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

owns interests in 56 blocks in the Gulf of Mexico, which cover an aggregate of approximately 141,000 net acres.

     The Company owns approximately 600 square miles of 3-D seismic data in and around its existing Gulf of Mexico properties. Mesa plans to acquire an additional 100 square miles of 3-D seismic data covering these properties in 1997. After the procurement of additional 3-D seismic data, Mesa will have 3-D seismic data covering approximately 90% of its existing Gulf of Mexico properties. Application of 3-D seismic technology to Mesa's Gulf of Mexico acreage represents a significant future opportunity to increase reserves and cash flow through exploratory and development drilling.

     Mesa currently anticipates spending approximately $53 million on currently identified development and exploration projects on its existing Gulf of Mexico properties during 1997. In 1996, Mesa purchased 11 blocks covering 57,340 gross (39,685 net) acres in the Gulf of Mexico. Mesa paid $1.7 million for its share of the 11 blocks, 6 of which are located in areas where Mesa has producing interests. Mesa was apparent high bidder on four blocks covering 17,500 acres in the March 1997 federal lease sale in the Gulf of Mexico, but there can be no assurance that Mesa will be awarded these blocks by the MMS. Mesa will spend approximately $0.7 million if the MMS awards all four leases to Mesa.

     Other. Mesa's other producing properties are located in the Rocky Mountain area of the United States, which accounted for less than 1% of Mesa's total production in 1996.

     Mesa's non-oil and gas tangible properties include buildings, leasehold improvements, and office equipment, primarily in Amarillo and Irving, Texas, and certain other assets. Non-oil and gas tangible properties represent approximately 1% of the net book value of Mesa's properties.

  Production

     Mesa's Hugoton and West Panhandle fields are both mature reservoirs that are substantially developed and have long life production profiles. Natural gas production is subject to numerous state and federal laws and Federal Energy Regulatory Commission (the "FERC") regulations. Certain other factors affecting production in Mesa's various fields are discussed in greater detail below.

     Hugoton Field. The KCC is the state regulatory agency that regulates oil and gas production in Kansas. The KCC is responsible for the determination of market demand (allowables) for the Hugoton field and the allocation of allowables among the more than 9,000 wells in the field.

     Twice each year, the KCC sets the field wide allowable production at a level estimated to be necessary to meet the Hugoton market demand for the summer and winter production periods. The field wide allowable is then allocated among individual wells determined by a series of calculations that are principally based on each well's pressure, deliverability and acreage. The allowables assigned to individual wells are affected by the relative production, testing, and drilling practices of all producers in the field, as well as the relative pressure and deliverability performance of each well.

     Generally, field wide allowables are influenced by overall gas market supply and demand in the United States as well as specific nominations for gas from the parties who produce or purchase gas from the field. Since 1987, field wide allowables have increased in each year except 1991. The total Hugoton field allowable in 1996 was 600 Bcf of wellhead gas.

     In 1994 the KCC issued an order establishing new field rules which modified the formulas used to allocate allowables among wells in the Chase formation portion of the Hugoton field. The standard pressure used in each well's calculated deliverability was reduced by 35%, greatly benefitting Mesa's high deliverability wells. Also, the new rules assign a 30% greater allowable to 640 acre units with infill wells than to similar units without infill wells. Substantially all of Mesa's Hugoton infill wells have been drilled. Mesa's share of the allowables from the field increased from approximately 10% in late 1993 to approximately 14% after the new field rules were implemented in 1994. Mesa's share of the field allowable averaged 13% in 1996.

     Mesa's net Hugoton field production decreased to approximately 67 Bcfe in 1996 compared with 70 Bcfe in 1995 as a result of equipment maintenance in 1996. Mesa expects its Hugoton field production will decline

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

slightly from 1996 levels each year through 1998. Beginning in 1999, Mesa expects annual production declines due to normal depletion.

     West Panhandle Field. Mesa's production of wellhead gas from the West Panhandle field is governed by the PAA and other contracts with CIG. Mesa was contractually limited to take wellhead gas production up to a maximum of 32 Bcf in 1996, but actually took only 27 Bcf primarily due to a weather-related decrease in demand in 1996. Beginning in 1997 Mesa is not subject to annual contractual production limitations and will have the right to take and market as much gas as it can produce, subject to specific CIG seasonal and daily entitlements as provided for under the contracts. Assuming continuation of existing economic and operating conditions, Mesa expects production from its existing West Panhandle properties will be 37 Bcf of wellhead gas in 1997.

     The PAA contains provisions which allocate 77% of ultimate production after January 1, 1991 to Mesa and 23% to CIG. As a result, Mesa records 77% of total annual West Panhandle production as sales, regardless of whether Mesa's actual deliveries are greater or less than the 77% share. The difference between Mesa's 77% entitlement and the amount of production actually sold by Mesa to its customers is recorded monthly as production revenue with corresponding accruals for operating costs, production taxes, depreciation, depletion and amortization, and gas balancing receivables. At December 31, 1996, Mesa had cumulative production which was less than its 77% entitlement since January 1, 1991, and a long-term gas balancing receivable of $48 million was recorded in Mesa's balance sheet in other assets. In future years, as Mesa sells to customers more than its 77% entitlement share of field production, this receivable will be realized.

  Natural Gas Processing

     Through its natural gas processing plants, Mesa extracts raw NGLs and crude helium from the wellhead natural gas stream. The NGLs are then transported and fractionated into their constituent hydrocarbons such as ethane, propane, normal butane, isobutane, and natural gasolines. The NGLs and helium are then sold pursuant to contracts providing for market-based prices.

     Mesa processes its natural gas production for the extraction of NGLs and helium to enhance the market value of the gas stream. In recent years Mesa has made substantial capital investments to enhance its natural gas processing and helium extraction capabilities in the Hugoton and West Panhandle fields. Mesa owns and operates its processing facilities, which allows Mesa to (i) capture the processing margin, as third-party processing agreements generally available in the industry result in retention of a significant portion of the processing margin by the contract processor, (ii) control the quality of the residue gas stream, permitting it to deliver gas directly to pipelines for sales to local distribution companies, marketing companies and end users, and (iii) realize value from premium products such as crude helium. Mesa believes that the ability to control its production stream from the wellhead through its processing facilities to disposition at central delivery points enhances its marketing opportunities and competitive position in the industry.

     Satanta Natural Gas Processing Plant. The Satanta plant was built in 1993 and has the capacity to process 250 MMcf of natural gas per day, enabling Mesa to extract NGLs from substantially all of the gas produced from its Hugoton field properties as well as third party producers' gas. The Satanta plant also has the ability to extract helium from the gas stream. In 1996 the Satanta plant averaged 193 MMcf per day of inlet gas and produced a daily average of 10.6 MBbls of NGLs, 706 Mcf of contained helium and 144 MMcf of residue natural gas.

     In November 1996, Mesa commenced a natural gas processing alliance with Anadarko Petroleum Corporation ("Anadarko") and Western Resources Midcontinent Market Center, which provides for Mesa to process up to 55 MMcf per day of Anadarko's gas at Mesa's Satanta plant. Such agreement filled excess capacity at the Satanta plant. Mesa is also focusing its efforts on obtaining additional dedications of third party natural gas to the Satanta plant and, if successful, plans to expand the plant's processing capacity.

     Fain Natural Gas Processing Plant. The Fain plant, which was built in the 1960's and had its most recent substantial upgrade in 1993, currently has inlet capacity of 140 MMcf per day. In 1996 the Fain plant

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

averaged 77 MMcf per day of inlet gas and produced a daily average of 8.2 MBbls of NGLs and condensate, 14 Mcf of contained helium and 59 MMcf of residue natural gas.

     In December 1996, Mesa entered into a natural gas processing agreement with CIG and MAPCO, which provides for Mesa to initially process approximately 8.5 Bcf of natural gas per year of third party gas at the Fain Plant. The agreement has a primary term through December 2009. Effective January 1, 1997, Mesa purchased from MAPCO and its affiliates all of their liquids attributable to the processing agreement above as well as rights to condensate from CIG's gathering system. It is expected that this purchase will increase Mesa's condensate and NGL production by approximately 850 MBbls in 1997. Such arrangements have filled excess capacity at the Fain plant. Mesa plans to install a nitrogen rejection unit at the Fain plant in early 1998 to improve the quality of the residue natural gas stream and increase NGL and helium recoveries.

  Sales and Marketing

     Following the processing of wellhead gas, Mesa sells the dry (or residue) natural gas, helium, condensate and NGLs pursuant to various short term and long-term sales contracts. Substantially all of Mesa's gas and NGL sales are made under short term contracts at market prices, with the exception of certain West Panhandle field volumes. Due to a number of market forces, including the seasonal demand for natural gas, both sales volumes from Mesa's properties and sales prices received vary on a seasonal basis. Sales volumes and price realizations for natural gas are generally higher during the first and fourth quarters of each calendar year.

     West Panhandle Gas Sales Contracts. Most of Mesa's West Panhandle field residue natural gas is sold pursuant to gas purchase contracts with two major customers in the Texas Panhandle area.

     Approximately 9 Bcf per year of residue natural gas is sold to a gas utility that serves residential and commercial customers in Amarillo, Texas, under the terms of a long-term agreement dated January 2, 1993, which supersedes the original contract that had been in effect since 1949. The agreement contains a pricing formula for the five year period from 1993 through 1997 whereby 70% of the volumes sold to the gas utility are sold at fixed prices and the other 30% of volumes sold are priced at a regional market index based on spot prices plus $0.10 per Mcf. The fixed portion of the price formula was $2.85 per Mcf in 1994, $2.99 per Mcf in 1995, $3.21 per Mcf in 1996 and escalates to $3.45 per Mcf in 1997. Prices for 1998 and beyond will be determined by renegotiation. Mesa provides the gas utility with peaking service, granting it the right to take, on a daily basis, residue gas attributable to 100 Mmcf per day of Mesa's production under the PAA. The average price received by Mesa for natural gas sales to the gas utility in 1996 was $2.94 per Mcf.

     Effective January 1, 1996, Mesa entered into a four-year contract with a marketing company which serves the local electric power generation facility and various other markets within and outside Amarillo, Texas. The contract provides for the sale of Mesa's West Panhandle field gas which is in excess of the volumes sold to the gas utility and other existing industrial customers. The price for gas sold under this contract is a regional market index determined monthly based on spot prices plus $0.02 per MMBtu. In 1996, Mesa sold approximately 8 Bcf of residue natural gas to the marketing company for an average of $1.95 per Mcf.

     Prior to 1993, Mesa's right to sell natural gas produced from the West Panhandle field was based, in part, upon contractual requirements to serve customers in Amarillo, Texas, and its environs. An amendment to the PAA in 1993 removed this restriction, and Mesa now has the right to market its production elsewhere. Mesa believes that the right to market production outside the Amarillo area will ensure that Mesa receives competitive terms for its West Panhandle field production. Through 1999, Mesa's West Panhandle field production is under contract to customers as described above.

     NGL and Helium Sales. NGL production from both the Satanta and Fain plants are sold by component pursuant to a contractual arrangement with MAPCO, a major transporter and marketer of NGLs, through 2008 at the greater of Midcontinent or Gulf of Mexico prices at the time of sale. Crude helium is sold to an industrial gas company under a long-term agreement that provides for annual price adjustments based on market prices.

     Major Customers. In 1996 revenues include sales to MAPCO of $95.1 million (30.8%) and Western Resources, Inc. ("WRI") of $48.5 million (15.7%). Mesa does not believe that the loss of any customer would have a material adverse effect on its financial condition or results of operations.

  Production Costs

     The table below presents Mesa's total production costs (lease operating expenses and production and other taxes) by area of operation for each of the last three years ended December 31 (in millions, except per Mcf of natural gas equivalent data):

                                     1996                 1995                 1994
                               -----------------    -----------------    -----------------
                               TOTAL    PER MCFE    TOTAL    PER MCFE    TOTAL    PER MCFE
                               -----    --------    -----    --------    -----    --------
Lease operating expense:
  Hugoton....................  $13.5     $0.20      $12.7     $0.18      $12.6     $0.17
  West Panhandle.............   28.9      0.75       26.0      0.67       26.9      0.60
  Gulf Coast.................   10.5      0.46        9.9      0.68       11.1      1.15
  Other......................    1.5      3.79        0.9      2.57        0.6      2.00
                               -----                -----                -----
                                54.4      0.42       49.5      0.40       51.2      0.40
                               -----                -----                -----
Production and other taxes:
  Hugoton....................   16.3      0.24       15.0      0.21       17.5      0.24
  West Panhandle.............    3.5      0.09        3.2      0.08        3.1      0.07
  Gulf Coast.................     --        --        0.1        --        0.1      0.01
  Other......................    0.3      0.70        0.1      0.42        0.6      2.04
                               -----                -----                -----
                                20.1      0.16       18.4      0.15       21.3      0.17
                               -----                -----                -----
Total production costs.......  $74.5     $0.58      $67.9     $0.55      $72.5     $0.57
                               =====                =====                =====

     Mesa's lease operating expenses consist of lease maintenance, gathering and processing costs and have a significant fixed-cost component. As a result, the production cost per Mcfe in the table above is affected by changes in the volume of oil and gas produced. Production tax rates in Kansas, where Mesa's Hugoton field properties are located, are assessed on wellhead value. These rates were reduced from 6% in 1994 to 5% in 1995 and 5% in the first half of 1996 and 4.33% in the last half of 1996.

     See "-- Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations."

  Drilling Activities

     The following table shows the results of Mesa's drilling activities for the last three years:

                                              1996             1995             1994
                                          -------------    -------------    -------------
                                          GROSS    NET     GROSS    NET     GROSS    NET
                                          -----    ----    -----    ----    -----    ----
Exploratory wells:
  Productive............................    1       1.0      1       0.3     --        --
  Dry...................................   --        --      4       4.0     --        --
Development wells:
  Productive............................   48      35.5     20      14.0     31      24.5
  Dry...................................   --        --     --        --      1       0.8
                                           --      ----     --      ----     --      ----
Total...................................   49      36.5     25      18.3     32      25.3
                                           ==      ====     ==      ====     ==      ====

     At December 31, 1996, Mesa was participating in the drilling of 2 gross (0.9 net) wells.

  Significant 1996 Drilling and Leasing Activities

     During 1996, Mesa participated in 49 (Mesa 36.5 net) wells, 48 development wells and one exploratory well, a 96% increase over 1995's well total of 25. The Company's 1996 drilling programs achieved an overall success rate of 100%. A summary of significant 1996 activities follows.

     Gulf of Mexico. At December 31, 1996, Mesa had a 56.2% average interest in 56 offshore blocks and ownership in 32 platforms of which it operates 15.

     The South Marsh Island 155/156 (Mesa 37%) blocks are located 90 miles offshore Louisiana in 250 feet of water. Discovered in 1979, these leases have recorded 61.6 Bcf of natural gas and 4.8 MMBbls of oil and condensate cumulative production. Prior to the 1996 drilling program, production had declined to 4 MMcf of natural gas and 300 barrels of condensate per day. Five new development wells were drilled and completed from the existing platform. Production was immediately brought on-line as the necessary facilities were already in place. The combined gross producing rate as of December 31, 1996 for this block was 27 MMcf of natural gas and 650 Bbls of condensate per day.

     The South Pass 78 (Mesa 25%) federal lease is situated 10 miles off Louisiana's Mississippi River delta in water depth of 225 feet. It has been producing since 1981 with cumulative gross production through 1996 of 225 Bcfe. A four-well development program on this offshore block was initiated in 1995, and all of the wells were successfully completed in 1996. With the platform and production facilities already in existence, production commenced immediately after completion of the wells. As of December 31, 1996, these four wells alone produced 13 Bcf of gas and had a combined gross production rate of 29 MMcf of natural gas per day. Additional drilling on the South Pass 78 block is planned for 1997.

     The East Cameron 322/323 (Mesa 100%) federal leases, located 95 miles offshore Louisiana in 220 feet of water, are another mature field being further developed. Cumulative production from these blocks from 1975 through year-end 1996 totaled 6.4 MMBbls of oil and condensate and 17.9 Bcf of natural gas. Drilling began January 23, 1997 on the first of five Phase II development wells. Target depths range from 3,600 feet to 5,200 feet. The initial three wells were successful in finding multiple productive sands and have been cased to total depth in preparation for completion after the remaining two wells are drilled. The complete program should be finalized by the end of the second quarter. Phase I took place in 1994 with the drilling of four successful wells that produced up to a combined gross daily rate of 4 MMcf of gas and 3,200 barrels of oil. Total drilling and completion costs were recovered in 13 months. Similar results are anticipated for this new phase of development which has potential reserves of 19 Bcfe.

     Mesa, bidding alone and with partners, was the successful bidder on 11 out of 15 offshore blocks for which it submitted bids in two 1996 Gulf of Mexico
(GOM) outer continental shelf lease sales. The MMS awarded Mesa six blocks in the Central GOM Lease Sale held on April 24, 1996 and five blocks in the Western GOM Lease Sale on September 25, 1996. These new leases cover 57,340 gross acres (39,685 net) and were acquired at a net cost of $1,664,760, or $41.95 per net acre. Six blocks are located near production facilities in which Mesa has an interest, thereby providing an opportunity to expedite production. Of the eleven tracts, five are located offshore Texas in the High Island and Galveston areas, and six are offshore Louisiana in the Eugene Island, West Delta and South Pass areas. Mesa has 100% interest in the five leases off Texas and the one at Eugene Island. Mesa's interest is 25% in the remaining five blocks which offset South Pass 78 discussed above. It is anticipated that drilling will begin on one or more of these blocks during 1997.

     West Panhandle Field. During 1996, 24 Brown Dolomite wells and 12 Red Cave wells were drilled. By year-end, 34 of these wells were completed and producing, increasing initial deliverability approximately 20 MMcf per day. The two remaining wells were completed in January 1997.

  Significant 1997 Drilling and Leasing Activities

     Mesa anticipates spending roughly $118 million on currently identified development and exploration projects during 1997, of which approximately $40 million will be allocated toward properties acquired in the Greenhill Acquisition. Mesa is planning to drill 10 exploratory wells and approximately 100 development wells.

     Phase II drilling began at East Cameron 322/323 (Mesa 100%) in late January 1997 on the first of five development wells. Five wells have been drilled and cased for completion after encountering multiple oil and gas sands between 3,700 and 5,300 feet. East Cameron 322/323 is a mature field that began production for Mesa in 1975, and has benefited from application of new exploration and drilling technology to identify and develop remaining reserves. Mesa successfully completed Phase I of East Cameron 322/323 in 1995. The completion phase of Phase II of the program should be concluded by the end of the second quarter.

     Drilling began at Vermilion 348 (Mesa 75%) in early January 1997. This well tested objectives to a depth of 14,900 feet on the northeast flank of a salt dome. It logged 170 net feet of sand, but found an insufficient accumulation of hydrocarbons to support commercial development. The well was consequently plugged and abandoned. Findings are being incorporated into Mesa's 3-D seismic interpretation to evaluate remaining potential on the lease.

     At the March 5, 1997 Central Gulf of Mexico lease sale, Mesa was high bidder on 4 of 10 blocks. The company exposed $2.3 million and will spend $0.7 million if the MMS awards all 4 leases to Mesa. These blocks are: Eugene Island 207, South Marsh Island 120, Vermilion 206 and West Cameron 627. If the bids are approved by the MMS, Mesa's offshore lease inventory, which now covers 56 blocks on nearly 141,000 net acres, would increase to 60 blocks and 158,000 net acres.

  1997 Exploration Outlook

     Mesa's exploration strategy is to expand geographically and to identify potential prospects with the likelihood of significant follow-up development drilling. Mesa is seeking such opportunities in the Gulf Coast, Midcontinent, Permian Basin and Rocky Mountain regions. Mesa will grow in these areas in conjunction with its reserve acquisition program. In-house prospect generation will be supplemented with joint ventures, seismic options and farm-in opportunities.

     Mesa has a large inventory of Gulf of Mexico prospects under evaluation. Mesa has 100% interest in 15 blocks and 25% interest in five others, all acquired since 1994 in federal lease sales. Additional undrilled exploratory prospects are located on 10 producing leases where Mesa's interest varies from 5% to 100%.

     The 1997 exploration budget is $32 million, a 129% increase over 1996. This amount includes $8 million for acquisition of leases and seismic data and $24 million for exploratory drilling.

     Blocks budgeted for drilling in 1997 include High Island A-299 (Mesa 100%), High Island A-326 (Mesa 100%) High Island A-546 (Mesa 100%), South Pass 57/58 (Mesa 33%), South Pass 78 area (Mesa 25%) and West Delta 61 (Mesa 10%). Each of these plays is based on interpretation of 3-D seismic data.

     From time to time, Mesa will seek to fund high-risk exploration through joint ventures, giving up a percentage interest in a project to a partner who agrees to fund a portion of the costs incurred from exploratory drilling or from the acquisition and interpretation of 3-D seismic surveys. These arrangements allow Mesa to share the risk of an exploratory play with another party while benefiting from any success of the project.

  Producing Acreage and Wells, Undeveloped Acreage

     Mesa's interests in oil and gas acreage held by production, producing wells and undeveloped oil and gas acreage as of December 31, 1996, is set forth in the following table:

                                          PRODUCING ACREAGE     PRODUCING WELLS     UNDEVELOPED ACREAGE
                                          ------------------    ----------------    --------------------
                                           GROSS       NET      GROSS      NET       GROSS        NET
                                          -------    -------    -----    -------    --------    --------
Onshore U.S.:
  Kansas................................  258,801    231,312    1,432      990.0       5,880       5,880
  Texas.................................  241,218    185,550      616      463.9         480         156
  Wyoming...............................   11,477      4,365        2         --      14,570       9,035
  North Dakota..........................    4,661      3,532       20        3.8       3,771       2,488
  Other.................................    2,564      2,142       13        1.3      16,123       6,518
                                          -------    -------    -----    -------     -------     -------
         Total onshore..................  518,721    426,901    2,083    1,459.0      40,824      24,077
                                          -------    -------    -----    -------     -------     -------
Offshore U.S.:
  Louisiana.............................   82,024     45,180      192       43.4      48,750      30,783
  Texas.................................   73,808     18,848       68       12.4      46,080      46,080
                                          -------    -------    -----    -------     -------     -------
         Total offshore.................  155,832     64,028      260       55.8      94,830      76,863
                                          -------    -------    -----    -------     -------     -------
Grand total.............................  674,553    490,929    2,343    1,514.8     135,654     100,940
                                          =======    =======    =====    =======     =======     =======

     Mesa has interests in 2,167 gross (1,492.7 net) producing gas wells and 176 gross (22.1 net) producing oil wells in the United States. Mesa also owns approximately 84,722 net acres of producing minerals and 43,568 net acres of nonproducing minerals in the United States.

  Competition

     The oil and gas business is highly competitive in the search for, acquisition of, and sale of oil and gas. Mesa's competitors in these endeavors include the major oil and gas companies, independent oil and gas concerns and individual producers and operators, as well as major pipeline companies, many of which have financial resources greatly in excess of those of Mesa's.

     Mesa is one of the largest owners of natural gas reserves in the United States. Production from Mesa's properties can be delivered to a substantial portion of the major metropolitan markets in the United States through numerous pipelines and other purchasers. Mesa is not dependent upon any single purchaser or small group of purchasers.

     Mesa believes that its competitive position is enhanced by its substantial long-life reserve holdings and related deliverability, its flexibility to sell such reserves in a diverse number of markets and its ability to produce its reserves at a low cost. Mesa further believes that its competitive position is affected by, among other things, price, contract terms and quality of service.

                                PARKER & PARSLEY

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     Parker & Parsley. The following table sets forth selected consolidated financial information of Parker & Parsley for each of the five fiscal years in the period ended December 31, 1996. This data should be read in conjunction with the Consolidated Financial Statements of Parker & Parsley and the related notes thereto incorporated herein by reference.

                                                          YEARS ENDED DECEMBER 31,
                                           -------------------------------------------------------
                                             1996       1995      1994(B)     1993(A)       1992
                                           --------   --------    --------    --------    --------
                                               (IN MILLIONS, EXCEPT RATIOS AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Total operating revenues...............  $  420.7   $  485.8    $  479.7    $  328.5    $  201.8
  Total operating expenses(c)............     286.4      587.0       461.8       280.5       163.1
                                           --------   --------    --------    --------    --------
  Operating income (loss)................     134.3     (101.2)       17.9        48.0        38.7
                                           --------   --------    --------    --------    --------
  Other revenues and expenses:
     Interest and other income...........      17.5       11.4         6.9         4.4         4.2
     Gain on disposition of assets,
       net(d)............................      97.1       16.6         9.5        23.2         4.2
     Interest expense....................     (46.2)     (65.4)      (50.5)      (23.3)      (14.7)
     Other expenses......................      (2.4)     (11.4)       (4.3)       (3.9)       (2.3)
                                           --------   --------    --------    --------    --------
                                               66.0      (48.8)      (38.4)        0.4        (8.6)
                                           --------   --------    --------    --------    --------
  Income (loss) before income taxes,
     extraordinary item and cumulative
     effect of accounting change.........     200.3     (150.0)      (20.5)       48.4        30.1
  Income tax benefit (provision).........     (60.1)      45.9         6.5       (17.0)       (3.0)
                                           --------   --------    --------    --------    --------
  Income (loss) before extraordinary item
     and cumulative effect of accounting
     change..............................  $  140.2   $ (104.1)   $  (14.0)   $   31.4    $   27.1
                                           ========   ========    ========    ========    ========
  Income (loss) before extraordinary item
     and cumulative effect of accounting
     change per share:
     Primary.............................  $   3.92   $  (2.95)   $   (.47)   $   1.13    $   1.05
                                           ========   ========    ========    ========    ========
     Fully diluted.......................  $   3.47   $  (2.95)   $   (.47)   $   1.13    $   1.05
                                           ========   ========    ========    ========    ========
  Dividends per share....................  $    .10   $    .10    $    .10    $    .10    $    .10
                                           ========   ========    ========    ========    ========
  Weighted average share outstanding.....      35.7       35.3        30.1        27.9        25.8
CASH FLOW DATA:
  EBITDAEX(e)............................  $  381.7   $  232.5    $  200.7    $  155.7    $   95.0
  Cash flows from operating activities...     230.1      157.3       129.8       112.2        77.2
  Cash flows from investing activities...      13.5      (53.8)     (454.9)     (386.8)     (111.8)
  Cash flows from financing activities...    (258.9)    (107.5)      331.8       291.7        33.8
  Capital expenditures...................     228.0      228.9       563.9       572.1       129.7
  Ratio of earnings to fixed
     charges(f)..........................       5.3         NM          NM         3.0         2.9
BALANCE SHEET DATA (END OF PERIOD):
  Working capital........................  $   26.1   $   31.5    $   43.7    $   39.5    $    8.0
  Property, plant and equipment, net.....   1,040.4    1,121.7     1,349.9       802.0       499.1
  Total assets...........................   1,199.9    1,319.2     1,604.9     1,016.9       576.7
  Long-term obligations..................     329.0      603.2       727.2       544.3       225.9
  Preferred stock of subsidiary..........     188.8      188.8       188.8          --          --
  Total stockholders' equity.............     530.3      411.0       509.6       348.8       295.0

---------------

(a) Includes amounts relating to the acquisition of certain Prudential-Bache Energy limited partnerships in July 1993. Also includes results of operations related to Parker & Parsley's interest in the Carthage gas processing plant that had been deferred in 1992 and 1993 and the gain of $7.3 million recognized on the sale of that interest on June 30, 1993.

(b) Includes amounts relating to the acquisition of Bridge Oil Limited in July 1994 and the acquisition of properties from PG&E Resources Company in August 1994.

(c) Includes noncash pre-tax charges of $130.5 million in 1995 associated with the adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

(d) Includes a gain of $83.3 million in 1996 related to the disposition of certain wholly-owned subsidiaries.

(e) EBITDAEX is presented because of its wide acceptance as a financial indicator of a company's ability to service or incur debt. EBITDAEX (as used herein) is calculated by adding interest, income taxes, depletion, depreciation and amortization, impairment of oil and gas properties and natural gas processing facilities and exploration and abandonment costs to income (loss) before extraordinary item and cumulative effect of accounting change. Interest includes accrued interest expense and amortization of deferred financing costs. EBITDAEX should not be considered as an alternative to earnings (loss) or operating earnings (loss), as defined by generally accepted accounting principles, as an indicator of Parker & Parsley's financial performance, as an alternative to cash flow, as a measure of liquidity or as being comparable to other similarly titled measures of other companies.

(f) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes, extraordinary item and cumulative effect of accounting change plus fixed charges net of interest capitalized. Fixed charges consist of interest expense, interest capitalized and the portion of rental expense attributable to interest. Parker & Parsley's 1995 and 1994 earnings were inadequate to cover its fixed charges. The amount of the deficiencies were $150.0 million in 1995 and $20.5 million in 1994.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  General

     Operating Performance. Parker & Parsley reported operating earnings for the year ended December 31, 1996 of $58.9 million or $1.65 per share. The operating earnings exclude certain items and their related tax effects described below under "Financial Performance." Excluding production from Parker & Parsley's Australasian assets which were sold in 1996 and production from nonstrategic domestic assets which were sold in 1995 and 1996, average daily oil production increased 13% to 29,100 Bbls per day for the year ended December 31, 1996 from 25,718 Bbls per day for the year ended December 31, 1995, and average daily gas production increased 13% to 193,246 Mcf per day from 170,979 Mcf per day for the same period. In addition to increased production, Parker & Parsley's operating performance for the year ended December 31, 1996 was positively affected by the following items: (i) improved oil and gas prices, (ii) decreases in production costs due to certain cost reduction efforts initiated in 1995 and 1996, (iii) a decrease in oil and gas property depletion expense as a result of significant increases in Parker & Parsley's oil and gas reserves during 1995 and 1996, (iv) a decrease in general and administrative expenses primarily resulting from the implementation of measures during 1995 intended to reduce overall general and administrative expenses, and (v) a decrease in interest expense due to a decrease in Parker & Parsley's outstanding long-term indebtedness.

     Net cash provided by operating activities, before changes in operating assets and liabilities, increased 39% to $228.5 million for the year ended December 31, 1996 as compared to $164.2 million for the year ended December 31, 1995. This increase was primarily attributable to improved commodity prices during 1996, declining production costs due to the improvements made in the overall cost structure of Parker & Parsley during 1995 and 1996 and decreased interest expense due to a decrease in long-term debt.

     Long-term debt has been reduced by $265.6 million to $320.9 million at December 31, 1996 from $586.5 million at December 31, 1995 due principally to the application of substantially all of the proceeds from the disposition of Parker & Parsley's Australasian and certain domestic assets to Parker & Parsley's outstanding indebtedness, as described below. Consequently, Parker & Parsley's long-term debt to total capitalization has been reduced to 31% at December 31, 1996 from 49% at December 31, 1995.

     Financial Performance. Parker & Parsley reported net income of $140.2 million ($3.92 per share) for the year ended December 31, 1996 as compared to a net loss of $99.8 million ($2.83 per share) for the year ended December 31, 1995. Net income for the year ended December 31, 1996 includes the following after-tax nonoperating items: (i) aggregate gains of $76.3 million related to the disposition of Parker & Parsley's Australasian assets and certain nonstrategic domestic assets (see "-- Disposition of Australasian Assets" and "-- Asset Dispositions"), (ii) income of $7.4 million related to the settlement of several litigation matters involving Parker & Parsley's Hooker Natural Gas Processing Plant and related assets (see "-- Legal Actions"), (iii) a loss of $2.8 million associated with the write-off of certain tax attributes related to litigation contingencies that are no longer available and (iv) income of $400,000 from the operations of the Australian assets and nonstrategic domestic assets prior to their sale in 1996. Net income for December 31, 1995 includes the following after-tax nonoperating items: (i) noncash charges of $84.8 million associated with the adoption of SFAS 121 (as defined in "Depletion Expense" below), (ii) charges of $6.9 million associated with the amortization of deferred compensation awarded in 1993 and organizational changes designed to reduce overall general and administrative expenses, (iii) charges of $4.4 million consisting of previously capitalized financing fees and expenses associated with certain legal matters, and (iv) net gains of $10.8 million associated with the disposition of nonstrategic assets (see "-- Asset Dispositions").

  Significant Activities in 1996

     Exploration and Development Activities. Parker & Parsley continues to realize the benefits of its focused activities in the exploration and development of its existing core areas. Since completing two major acquisitions in 1994, Parker & Parsley has devoted its efforts to exploitation and exploration of its existing property base and Parker & Parsley believes that substantial additional opportunities remain.

     Drilling Activities. As was the case in 1994 and 1995, Parker & Parsley's 1996 development drilling activities focused primarily on Parker & Parsley's Permian Basin oil properties and Gulf Coast gas properties. During 1996, Parker & Parsley participated in the drilling and completion of 599 gross exploration and development wells (482 of which were operated by Parker & Parsley), including 326 in the Spraberry Division, 177 in the Permian Division, 48 in the Midcontinent Division, 38 in the Gulf Coast Division and 10 in other areas. Parker & Parsley's total capital expenditures during 1996 were $233 million, approximately $212 million of which was spent on exploration and development activities.

     During 1996, Parker & Parsley announced several discoveries and developments in domestic locations. In November 1996, Parker & Parsley announced a significant oil discovery in the War-Wink West field in the Delaware Basin of West Texas. This Parker & Parsley operated well, the University 18-34 #1, tested at rates of up to 720 barrels of oil per day and is currently producing at its expected allowable rate of approximately 270 barrels of oil per day and 374 thousand cubic feet of gas per day. Parker & Parsley and Enserch Exploration, Inc. each own a 50% working interest in this well, which is the first in their joint exploration and development of the 4,500 acre War-Wink prospect. During 1997, Parker & Parsley plans to continue its development of this prospect by drilling two confirmation wells and an additional two to four development wells. Parker & Parsley and Enserch also control approximately 30,000 additional acres in the Delaware Basin play in southeastern New Mexico and West Texas where they intend to drill eight exploratory wells in 1997. In addition, on November 25, 1996, Parker & Parsley announced the successful completion of three development wells in the South Texas Lopeno field in which Parker & Parsley owns a 50% working interest. The three wells, operated by Parker & Parsley, are currently producing a total of 20 MMcf of natural gas per day. On December 19, 1996, Parker & Parsley announced the successful completion of the S.E. Turner Gas Unit #2 in its Central Texas Gulf Coast Pawnee field in which Parker & Parsley owns a 100% working interest. The dual lateral horizontal unstimulated producer is currently flowing at a rate of 3.1 MMcf per day. As a result of this successful activity, Parker & Parsley has identified an additional six horizontal prospects in the Pawnee field and plans to begin developmental activity on these prospects in the first quarter of 1997.

     During 1996, Parker & Parsley participated in several discoveries in the Confluencia Sur field in the Nuequen Basin of Central Argentina in which Parker & Parsley owns a 14.42% interest. In early 1996, Parker & Parsley announced the successful completion of two exploratory wells (the Naco x-1 and the Sierra de Reyes x-1) and, in January 1997, Parker & Parsley announced the successful completion of three development wells, also in the Confluencia Sur field. The three wells, the Sierra de Reyes 2, 3 and 4, operated by Petrolera Argentina San Jorge S.A., collectively tested 3,727 barrels of oil per day. Parker & Parsley expects to drill an additional two to three development wells in the Confluencia Sur field during the first six months of 1997 in order to increase daily oil production to 6,000 barrels (865 barrels net to Parker & Parsley's interest).

     During 1997, Parker & Parsley will continue with its emphasis on core development exploration and production activities, with a primary focus on the exploitation of its current portfolio of drilling locations. This portfolio was significantly enhanced and expanded by the major acquisitions completed in 1994 and the 1995 and 1996 drilling programs which have added a large number of new locations to which proved reserves have been assigned. Parker & Parsley believes that its current portfolio of undeveloped prospects provides attractive development and exploration opportunities for at least the next three to five years. Of the total 1997 capital expenditure budget of $270 million, Parker & Parsley has allocated $170 million to exploitation activities, $67 million to exploration activities and $33 million to oil and gas property acquisitions. Parker & Parsley anticipates that the $237 million exploration and development budget will be spent by its operating divisions as follows: $88 million in the Spraberry Division, $45 million in the Permian Division, $45 million in the Gulf Coast Division, $23 million in the Midcontinent Division and $36 million in Argentina and other international areas. This capital expenditure budget reflects Parker & Parsley's plans to drill approximately 600 oil and gas wells, over 400 of which will be drilled in the Spraberry and Permian Divisions. Parker & Parsley currently expects to fund its 1997 capital expenditure budget primarily with internally generated cash flow.

     Proved Reserves. Parker & Parsley's proved reserves totaled 302.2 million BOE at December 31, 1996, 296.8 million BOE at December 31, 1995 and 282.5 million BOE at December 31, 1994. Parker & Parsley achieved these annual increases in reserves despite having sold reserves of 45.8 million BOE in 1996 and 34.8 million BOE in 1995. Excluding these sold reserves, total proved reserves increased 21% in 1996 and 28% in 1995. Oil reserves at year-end 1996 were 163.9 million Bbls compared to 147.3 million Bbls at year-end 1995 and
144.5 million Bbls at year-end 1994 (an 11% increase from 1995 to 1996 and a 2% increase from 1994 to 1995). Natural gas reserves at year-end 1996 were 829.4 Bcf, compared to 896.9 Bcf at year-end 1995 and 827.5 Bcf at year-end 1994 (an 8% decrease from 1995 to 1996 and an 8% increase from 1994 to 1995).

     Reserve Replacement. For the eighth consecutive year, Parker & Parsley was able to replace its annual production volumes with proved reserves of crude oil and natural gas, stated on an energy equivalent basis. During 1996, Parker & Parsley added 75 million BOE resulting in reserve replacement of 314% of total production. Of the 75 million BOE reserve additions, 71.1 million BOE were added through exploration and development drilling activities, 2.2 million BOE were added through acquisitions of proved properties and 1.7 million BOE were the net result of revisions. Reserves added by development drilling are primarily from the identification of additional infill drilling locations and new secondary recovery projects. Reserve revisions result from several factors including changes in existing estimates of quantities available for production and changes in estimates of quantities which are economical to produce under current pricing conditions. Parker & Parsley's reserves as of December 31, 1996 were estimated using a price of $24.55 per Bbl and $3.97 per Mcf. Should prices decline in future years, reserves may be revised downward for quantities which may be uneconomical to produce at lower prices.

     Parker & Parsley's 1996 reserve replacement rate on a barrel of oil equivalent basis was 314%, which included reserve replacement rates for oil and natural gas of 398% and 239%, respectively. Previous reserve replacement performance rates were 281% in 1995 (263% for oil and 297% for gas) and 537% in 1994 (549% for oil and 526% for gas). For the three-year period ended December 31, 1996, the three-year average reserve replacement rate was 377%. Through 1994, Parker & Parsley's reserve replacement rate was primarily the product of its acquisition activities. Beginning in 1995, and to a greater extent in 1996, the reserve replacement rates have been influenced more by exploration and development activities and less by acquisition activities. Parker & Parsley seeks to achieve an annual reserve replacement rate of at least 150% through the emphasis on its exploration and development activities.

     Finding Cost. Parker & Parsley's acquisition and finding cost for 1996 was $3.10 per BOE as compared to the 1995 and 1994 acquisition and finding costs of $2.87 and $5.11 per BOE, respectively. The average acquisition and finding cost for the three-year period from 1994 to 1996 was $3.99 per BOE representing an 18% decrease from the 1995 three-year average rate of $4.84.

     Disposition of Australasian Assets. On March 28, 1996, Parker & Parsley completed the sale of certain wholly-owned Australian subsidiaries to Santos Ltd., and on June 20, 1996, Parker & Parsley completed the sale of another wholly-owned subsidiary, Bridge Oil Timor Sea, Inc., to Phillips Petroleum International Investment Company. During the year ended December 31, 1996, Parker & Parsley received aggregate consideration of $237.5 million for these combined sales which consisted of $186.6 million of proceeds for the equity of such entities, $21.8 million for reimbursement of certain intercompany cash advances, and the assumption of such subsidiaries' net liabilities, exclusive of oil and gas properties, of $29.1 million. The proceeds, after payment of certain costs and expenses, were utilized to reduce Parker & Parsley's outstanding bank indebtedness and for general working capital purposes. Parker & Parsley recognized an after-tax gain of $67.3 million from the disposition of these subsidiaries.

     Cost Reductions. Production costs per BOE declined 5% (from $4.83 to $4.61) for the year ended December 31, 1996 as compared to the year ended December 31, 1995. This decline is despite a 47% or $.29 per BOE increase in production taxes resulting from oil and gas prices that were considerably higher in 1996 as compared to 1995. The significant decline in the remaining components of production costs, primarily lease operating expense, is the result of Parker & Parsley's emphasis on cost control efforts and the disposition of certain high cost domestic nonstrategic oil and gas properties during 1995 and 1996. During 1995, Parker & Parsley initiated programs to study specific opportunities for significant future reductions in its entire cost structure. These programs have continued in 1996, and Parker & Parsley expects production costs per BOE to continue to decline as specific programs for further cost reductions are implemented.

     Asset Dispositions. From time to time, Parker & Parsley disposes of nonstrategic assets in order to raise capital for other activities, reduce debt or eliminate costs associated with nonstrategic assets. During the year ended December 31, 1996, Parker & Parsley sold certain domestic nonstrategic oil and gas properties, gas plants and other related assets for aggregate proceeds of approximately $58.4 million. The proceeds from the asset dispositions were initially used to reduce Parker & Parsley's outstanding bank indebtedness and subsequently to provide funding for a portion of Parker & Parsley's 1996 capital expenditures, including purchases of oil and gas properties in Parker & Parsley's core areas.

     Commodity Prices. Parker & Parsley benefited from the significantly higher oil and gas prices during 1996. In 1996, Parker & Parsley received an average oil price of $19.96 per Bbl and an average gas price of $2.27 per Mcf representing increases of 18% and 23%, respectively, from 1995. The oil and gas prices that Parker & Parsley reports are based on the market price received for the commodities adjusted by the results of Parker & Parsley's hedging activities. Parker & Parsley periodically enters into commodity derivative contracts (swaps, futures and options) in order to (i) reduce the effect of the volatility of price changes on the commodities Parker & Parsley produces and sells, (ii) support Parker & Parsley's annual capital budgeting and expenditure plans and (iii) lock in prices to protect the economics related to certain capital projects. During 1996, Parker & Parsley's hedging activities reduced the average price received for oil and gas sales 6% and 5%, respectively, as discussed below.

     Natural Gas. Parker & Parsley employs a policy of hedging gas production based on the index price upon which the gas is actually sold in order to mitigate the basis risk between NYMEX prices and actual index prices. The average gas prices per Mcf that Parker & Parsley reports includes the effects of Btu content, gathering and transportation costs, gas processing and shrinkage and the net effect of the gas hedges. Parker & Parsley reported an average gas price of $2.27 per Mcf for the year ended December 31, 1996. Parker & Parsley's average realized price for physical gas sales (excluding hedge results) for the same period was $2.39 per Mcf. The comparable average NYMEX prompt month closing for the year ended December 31, 1996 was $2.50 per Mcf. At December 31, 1996, Parker & Parsley had 28.9 Bcf of future gas production hedged at a weighted average NYMEX price of $2.17 per Mcf.

     Crude Oil. All material purchase contracts governing Parker & Parsley's oil production are tied directly or indirectly to NYMEX prices. The average oil prices per Bbl that Parker & Parsley reports includes the effects of oil quality, gathering and transportation costs and the net effect of the oil hedges. Parker & Parsley reported an average oil price of $19.96 per Bbl for the year ended December 31, 1996. Parker & Parsley's average realized price for physical oil sales (excluding hedge results) for the same period was $21.33 per Bbl. The comparable average NYMEX prompt month closing for the year ended December 31, 1996 was $22.03 per Bbl. At December 31, 1996, Parker & Parsley had 6.2 million barrels of future oil production hedged at a weighted average NYMEX price of $19.39 per Bbl.

     Capitalization. Parker & Parsley strives to maintain its outstanding indebtedness at a moderate level in order to provide sufficient financial flexibility for future opportunities. Parker & Parsley's total book capitalization at December 31, 1996 was $1 billion, consisting of total long-term debt of $326 million, stockholders' equity of $530 million and preferred stock of subsidiary of $189 million. Parker & Parsley attempts to maintain a debt to total capitalization ratio of 40% to 45% in order to achieve its goal of financial flexibility. Debt as a percentage of total capitalization was 31% at December 31, 1996, down from 49% at December 31, 1995. This decrease is primarily the result of the application of the net proceeds from the disposition of Parker & Parsley's Australian assets and the disposition of certain other nonstrategic domestic assets described above to Parker & Parsley's outstanding indebtedness.

     Legal Actions. On August 1, 1996, Dorchester Hugoton, Ltd. ("DHL"), Damson Master Limited Partnership ("DMLP"), a wholly-owned subsidiary of Parker & Parsley, and their related entities entered into a settlement agreement resolving all outstanding litigation between the parties that had arisen in connection with DMLP's Hooker Plant, the Hooker Gathering System and certain other matters. Parker & Parsley recognized other income of $11.4 million ($7.0 million of which was received in cash) associated with the settlement of these litigation matters. Additionally, Parker & Parsley will receive an annual formula-based production payment with the first annual payment to begin in February 1997 and to continue thereafter annually through February 2026. Parker & Parsley estimates the total value of the production payments to be at least $5.0 million, although such payments are dependent on future gas prices and related transportation costs. The production payments will be recognized as other income over the term of the production payment contract.

  Results of Operations

     Oil and Gas Production

     The following table describes the results of Parker & Parsley's oil and gas production activities during 1996, 1995 and 1994.

                                                               YEAR ENDED DECEMBER 31,
                                                       ---------------------------------------
                                                          1996          1995          1994
                                                       -----------   -----------   -----------
                                                       (IN THOUSANDS, EXCEPT AVERAGE PRICE AND
                                                                     COST DATA)
Revenues:
  Oil and gas........................................     $396,931      $375,720      $337,602
  Gain on disposition of oil and gas properties,
     net(a)..........................................        7,786        16,847         9,175
                                                          --------      --------      --------
                                                           404,717       392,567       346,777
                                                          --------      --------      --------
Costs and expenses:
  Oil and gas production.............................      110,334       130,905       127,118
  Depletion..........................................      102,803       145,468       131,702
  Impairment of oil and gas properties...............           --       129,745            --
  Exploration and abandonments.......................       12,653        16,431        12,345
  Geological and geophysical.........................        9,054        11,121         8,402
                                                          --------      --------      --------
                                                           234,844       433,670       279,567
                                                          --------      --------      --------
  Operating profit (loss) (excluding general and
     administrative expense and income taxes)........     $169,873      $(41,103)     $ 67,210
                                                          ========      ========      ========

(continued from previous page)

                                                               YEAR ENDED DECEMBER 31,
                                                       ---------------------------------------
                                                          1996          1995          1994
                                                       -----------   -----------   -----------
                                                       (IN THOUSANDS, EXCEPT AVERAGE PRICE AND
                                                                     COST DATA)
Worldwide:
  Production:
     Oil (MBbls).....................................       11,275        12,902        12,147
     Gas (MMcf)......................................       75,851        85,295        79,674
     Total (MBOE)....................................       23,916        27,118        25,426
  Average daily production:
     Oil (Bbls)......................................       30,805        35,348        33,279
     Gas (Mcf).......................................      207,244       233,685       218,285
  Average oil price (per Bbl)........................     $  19.96      $  16.96      $  15.40
  Average gas price (per Mcf)........................     $   2.27      $   1.84      $   1.89
  Costs:
     Lease operating expense (per BOE)...............     $   3.43      $   3.99      $   4.10
     Production taxes (per BOE)......................     $    .91      $    .62      $    .67
     Workover costs (per BOE)........................     $    .27      $    .22      $    .23
                                                          --------      --------      --------
          Total production costs (per BOE)...........     $   4.61      $   4.83      $   5.00
                                                          ========      ========      ========
     Depletion (per BOE).............................     $   4.30      $   5.36      $   5.18
Domestic:
  Production:
     Oil (MBbls).....................................       10,872        11,328        11,267
     Gas (MMcf)......................................       73,924        76,669        75,040
     Total (MBOE)....................................       23,193        24,106        23,774
  Average daily production:
     Oil (Bbls)......................................       29,705        31,036        30,868
     Gas (Mcf).......................................      201,979       210,052       205,589
  Average oil price (per Bbl)........................     $  19.96      $  16.70      $  15.26
  Average gas price (per Mcf)........................     $   2.27      $   1.84      $   1.89
  Costs:
     Lease operating expense (per BOE)...............     $   3.39      $   3.97      $   4.11
     Production taxes (per BOE)......................     $    .94      $    .70      $    .72
     Workover costs (per BOE)........................     $    .28      $    .25      $    .25
                                                          --------      --------      --------
          Total production costs (per BOE)...........     $   4.61      $   4.92      $   5.08
                                                          ========      ========      ========
     Depletion (per BOE).............................     $   4.25      $   5.19      $   5.07

---------------

(a) The 1996 amount does not include the gain related to the disposition of Parker & Parsley's Australasian assets.

     Oil and Gas Revenues. Revenues from oil and gas operations totaled $396.9 million in 1996, $375.7 million in 1995 and $337.6 million in 1994, representing a 6% increase from 1995 to 1996 and an 11% increase from 1994 to 1995. The increase from 1995 to 1996 is primarily attributable to the higher average prices being received for both oil and gas production and increases in production due to Parker & Parsley's successful exploitation and exploration activities in 1995 and 1996, offset by the decreased production resulting from the 1996 sale of Parker & Parsley's Australasian assets and the 1995 and 1996 sales of certain domestic assets. The average oil price received for the year ended December 31, 1996 increased 18% (from $16.96 in 1995 to $19.96 in 1996), while the average gas price received increased 23% (from $1.84 in 1995 to $2.27 in 1996). The increase from 1994 to 1995 is primarily due to (i) a full year of production in 1995 from properties purchased in 1994 offset by the production lost from those properties sold in 1995, (ii) an increase in the average oil price received of 10% (from $15.40 per Bbl in 1994 to $16.96 per Bbl in 1995), and (iii) Parker & Parsley's successful development drilling activities during 1994 and 1995, which resulted in increased production in 1995.

     Excluding production from Parker & Parsley's Australasian assets which were sold in 1996 and production from the nonstrategic domestic assets which were sold in 1995 and 1996, average daily oil production increased 13% from 25,718 Bbls for the year ended December 31, 1995 to 29,100 Bbls for the year ended December 31, 1996 and average daily gas production increased 13% from 170,979 Mcf to 193,246 Mcf for the same period.

     Production Costs. Production costs per BOE decreased in 1996 and 1995 by approximately 5% and 3%, respectively (from $5.00 in 1994 to $4.83 in 1995 to $4.61 in 1996). These reductions are primarily due to Parker & Parsley's concentrated efforts to evaluate and reduce all operating costs and the sale of certain high operating cost properties (see "Asset Dispositions" above). The success of these cost reduction efforts is particularly evident in light of the fact that production costs per BOE declined in 1996 despite a 47% or $.29 per BOE increase in average production taxes per BOE resulting from higher commodity prices. The primary component of production costs, lease operating expense, decreased 14% from $3.99 per BOE in 1995 to $3.43 per BOE in 1996. These costs represent the majority of the oil and gas property operating expenses over which Parker & Parsley has control and the costs on which Parker & Parsley has focused its reduction efforts.

     Depletion Expense. Depletion expense per BOE decreased 20% in 1996 and increased 3% in 1995. The decrease in depletion expense per BOE in 1996 is primarily the result of the following factors: (i) the significant increase in oil and gas reserves during 1995 and 1996 resulting from Parker & Parsley's exploration and development drilling activities, including revisions, and (ii) a reduction in Parker & Parsley's net depletable basis from charges taken in 1995 in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121") (see "-- Impairment of Oil and Gas Properties"). The increase in depletion expense per BOE during 1995 is primarily the result of increased depletion rates resulting from the relatively short lives of the properties acquired as part of the Bridge Oil Limited acquisition, when compared to Parker & Parsley's other properties, and the application of such increased rates to the book basis allocated to the proved oil and gas properties acquired. The increase in depletion expense from 1994 to 1995 was mitigated by Parker & Parsley's adoption of SFAS 121 in 1995 and the significant increase in oil and gas reserves at December 31, 1995.

     Impairment of Oil and Gas Properties. Parker & Parsley adopted SFAS 121 effective as of April 1, 1995, and, as a result of the review and evaluation of its long-lived assets for impairment, Parker & Parsley recognized noncash pre-tax charges of $129.7 million ($84.3 million after-tax) related to its oil and gas properties during 1995.

     Exploration and Abandonments/Geological and Geophysical Costs. Exploration and abandonments/geological and geophysical costs increased from $20.7 million in 1994 to $27.6 million in 1995 and decreased to $21.7 million in 1996. The decrease in 1996 is largely the result of decreased activity, both in exploratory drilling and geological and geophysical activity, resulting from the sale in March 1996 of Parker & Parsley's Australasian assets (see
"-- Disposition of Australasian Assets"), offset by increases in geological and geophysical activity in the United States as a result of Parker & Parsley's increased focus on exploitation and exploration activities. The increase from 1994 to 1995 is largely the result of increased expenses, both in exploratory drilling and geological and geophysical costs, brought about by Parker & Parsley's continued evaluation of certain domestic and international exploratory projects acquired as part of the Bridge Oil

Limited acquisition. The following table sets forth the components of Parker & Parsley's 1996, 1995 and 1994 exploration and abandonments/geological and geophysical costs:

                                                           YEAR ENDED DECEMBER 31,
                                                        -----------------------------
                                                         1996       1995       1994
                                                        -------    -------    -------
                                                               (IN THOUSANDS)
Exploratory dry holes:
  United States.......................................  $ 6,256    $ 2,491    $   523
  Australia and other foreign.........................    3,431      9,636      3,571
Geological and geophysical costs:
  United States.......................................    7,042      2,302      3,834
  Australia and other foreign.........................    2,012      8,819      4,568
  Leasehold abandonments and other....................    2,966      4,304      8,251
                                                        -------    -------    -------
                                                        $21,707    $27,552    $20,747
                                                        =======    =======    =======

     Approximately 25% of Parker & Parsley's 1997 capital budget will be spent on exploratory projects (compared to 16.7% in 1996 and 13.3% in 1995). Parker & Parsley currently anticipates that its 1997 exploration efforts will be concentrated in the Gulf Coast Division, the Permian Division and its interests in Argentina. Parker & Parsley continues to review opportunities involving exploration joint ventures in domestic or international areas outside Parker & Parsley's existing core operating areas.

  Natural Gas Processing

     Natural gas processing revenues were $23.8 million in 1996, $33.3 million in 1995 and $39.1 million in 1994; and natural gas processing costs were $12.5 million in 1996, $25.9 million in 1995 and $33.6 million in 1994. The 1996 natural gas processing revenues and costs decreased 29% and 52%, respectively, when compared to the 1995 amounts primarily due to the sale of four gas plants during 1995 and the sale of one gas plant during 1996. The 1995 natural gas processing revenues and costs decreased 15% and 23%, respectively, when compared to the 1994 amounts primarily as a result of the cancellation of certain gas processing contracts related to four gas plants during 1994 and the sale of four plants during 1995. The average price per Bbl of NGLs increased each year, by 30% in 1996 and 6% in 1995 (from $10.97 in 1994 to $11.59 in 1995 to $15.10 in
1996), while the average price per Mcf of residue gas increased by 55% in 1996 and declined by 16% in 1995 (from $1.66 in 1994 to $1.39 in 1995 to $2.15 in
1996).

     During January 1996, Parker & Parsley realized proceeds of $2.1 million from sales of gas plants and related assets which resulted in Parker & Parsley recognizing a net gain of $639 thousand. In addition, in October 1995, Parker & Parsley sold its interests in the Cargray and Schafer plants located in Carson County, Texas. Parker & Parsley received net proceeds of $9.5 million from the disposition of such plants which resulted in Parker & Parsley recognizing a net gain of $4.6 million.

     During 1996 and 1994, Parker & Parsley recognized noncash pre-tax charges of $1.3 million and $4.5 million, respectively, related to abandonments of certain of Parker & Parsley's gas processing facilities and the cancellation of certain gas processing contracts. Additionally, during 1995, Parker & Parsley recognized a noncash pre-tax impairment charge of $748,000 related to a natural gas processing facility.

  General and Administrative Expense

     General and administrative expense was $28.4 million in 1996, $37.4 million in 1995 and $28.9 million in 1994, representing a 24% decrease from 1995 to 1996 and a 29% increase from 1994 to 1995. The decrease from 1995 to 1996 is primarily due to 1995 including pre-tax charges of $10.6 million associated with the amortization of deferred compensation awarded in 1993 and organizational changes implemented by Parker & Parsley that were designed to reduce overall general and administrative expenses and 1996 reflecting the benefits of those organizational changes as well as additional cost reduction efforts in 1996. The significant increase in general and administrative expense from 1994 to 1995 is partially attributable to significant nonrecurring general and administrative expenses included in each year. The 1995 amount includes the nonrecurring items noted above while the 1994 amount includes $6 million of nonrecurring general and administrative expenses resulting from the acquisition of Bridge Oil Limited, some of which were eliminated as Parker & Parsley consolidated Bridge Oil Limited's United States operations with its own during the latter part of 1994.

     Not only did total general and administrative expense decrease for the year ended December 31, 1996 as compared to the year ended December 31, 1995, general and administrative costs per BOE declined significantly as well, from $1.38 per BOE in 1995 to $1.19 per BOE in 1996, a 14% reduction. This decrease results from Parker & Parsley's improvements in operating efficiencies and increases in its oil and gas production.

  Interest Expense

     Interest expense was $46.2 million in 1996, $65.4 million in 1995 and $50.6 million in 1994. The decrease from 1995 to 1996 is due to a decrease of $226.3 million in the weighted average outstanding balance of Parker & Parsley's indebtedness for the year ended December 31, 1996 as compared to the year ended December 31, 1995, resulting primarily from the application of proceeds from the sale of Parker & Parsley's Australasian assets and the sales of certain domestic assets during 1995 and 1996, and a decrease in the weighted average interest rate on Parker & Parsley's indebtedness from 8.02% in 1995 to 7.83% in 1996. The increase from 1994 to 1995 was due primarily to (i) an increase of $109.2 million in the weighted average outstanding balance of Parker & Parsley's indebtedness due to the additional borrowings required to finance the acquisition of Bridge Oil Limited and the properties acquired from PG&E Resources in 1994, (ii) an increase in the weighted average interest rate from 7.15% in 1994 to 8.02% in 1995 and (iii) a full year of interest expense in 1995 versus six months in 1994 associated with certain pre-acquisition obligations of Bridge Oil Limited. In addition, the 1996, 1995 and 1994 amounts include $12 million, $12 million and $9.1 million of interest, respectively, associated with the preferred stock of Parker & Parsley's subsidiary, P&P Capital. The 1996, 1995 and 1994 amounts also include $1.3 million, $2 million and $2.3 million, respectively, of amortization of capitalized loan fees.

     During each of the years 1996, 1995 and 1994, Parker & Parsley was a party to various interest rate swap agreements. As a result, Parker & Parsley recorded a reduction in interest expense of $787 thousand for the year ended December 31, 1996 and additional interest expense of $532 thousand and $2.2 million for the years ended December 31, 1995 and 1994, respectively.

  Income Taxes

     Parker & Parsley's income tax provision of $60.1 million for 1996 and its income tax benefit of $45.9 million and $6.5 million (both of which exclude the tax effects related to extraordinary items) for 1995 and 1994, respectively, reflect the net provision or benefit, resulting from the separate tax calculation prepared for each tax jurisdiction in which Parker & Parsley is subject to income taxes. For 1996, 1995 and 1994 Parker & Parsley had effective total tax rates of approximately 30%, 31% and 32%, respectively. In 1996, the effective tax rate is lower than the applicable tax rate as a result of the tax effects of the 1996 sale of certain of Parker & Parsley's subsidiaries. The effective tax rates in 1995 and 1994 are lower than the applicable tax rate for each year because the effective rates reflect the amortization of foreign permanent differences.

  Extraordinary Items

     In October 1995, Parker & Parsley transferred cash and certain oil and gas properties with an aggregate estimated value of $1.1 million in full satisfaction of a non-recourse note secured by the properties, the balance of which was approximately $7.7 million. As a result, Parker & Parsley recognized an extraordinary gain on the early extinguishment of debt of $4.3 million (net of related tax expense of $2.3 million).

     In 1994, Parker & Parsley acquired Bridge Oil Limited, and as a result of this acquisition, Parker & Parsley assumed the obligations of certain indentures issued by that company. Upon a change in control of Bridge Oil Limited, those indentures were redeemable for cash at the option of the holder at a one percent

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

premium. The majority of the holders chose to exercise their call option which resulted in the recognization of an after-tax loss on early extinguishment of debt of $628 thousand.

  Capital Commitments, Capital Resources and Liquidity

     Capital Commitment. Parker & Parsley's primary needs for cash are for exploration, development and acquisitions of oil and gas properties, repayment of principal and interest on outstanding indebtedness and working capital obligations.

     Parker & Parsley's cash expenditures during 1996, 1995 and 1994 for additions to oil and gas properties (including individual property acquisitions, but not including company acquisitions) totaled $219.4 million, $215.7 million and $247.1 million, respectively. The 1996 amount includes $198.4 million for development and exploratory drilling, and, as in 1994 and 1995, Parker & Parsley's drilling activities were focused primarily in the Spraberry field of the Permian Basin. Significant drilling expenditures in 1996 included $87.1 million in the unitized portion of the Spraberry field of the Permian Basin (including $46.2 million in the Driver unit, $16.1 million in the Shackelford unit, $7.9 million in the North Pembrook unit, $4.4 million in the Preston unit and $4.1 million in the Merchant unit), $18.2 million in other portions of the Spraberry field, $35.4 million in other areas of the Permian Basin, $31.7 million in the onshore Gulf Coast region, $14.1 million in the Midcontinent region and $11.9 million in Argentina and Australia (prior to its sale in March
1996). Additions to natural gas processing facilities during 1996, 1995 and 1994 primarily represented costs associated with Parker & Parsley's Spraberry natural gas processing facilities.

     Parker & Parsley's 1997 capital expenditure budget has been set at $270 million, reflecting planned expenditures of $170 million for exploitation activities, $67 million for exploration activities and $33 million for oil and gas property acquisitions in Parker & Parsley's core areas of Texas, Oklahoma, New Mexico and Louisiana. Parker & Parsley budgets its capital expenditures based on projected internally-generated cash flows and routinely adjusts the level of its capital expenditures in response to anticipated changes in cash flows.

     Funding for Parker & Parsley's working capital obligations is provided by internally-generated cash flow. Funding for the repayment of principal and interest on outstanding debt may be provided by any combination of internally-generated cash flow, proceeds from the disposition of nonstrategic assets or alternative financing sources as discussed in "Capital Resources" below.

     Capital Resources. Parker & Parsley's primary capital resources are net cash provided by operating activities, proceeds from financing activities and proceeds from sales of nonstrategic assets. Parker & Parsley expects that these resources will be sufficient to fund its capital commitments in 1997.

     Operating Activities. Net cash provided by operating activities increased 46% in 1996 and 21% in 1995 (from $129.8 million in 1994 to $157.3 million in 1995 to $230.1 million in 1996). These increases are primarily attributable to stronger oil and gas prices combined with declining production costs due to improvements in Parker & Parsley's overall cost structure in 1995 and 1996.

     Financing Activities. On July 31, 1996, Parker & Parsley entered into an Amended and Restated Credit Agreement, which has a current borrowing base of $350 million. Interest rates on the facility vary depending on the amount outstanding. The outstanding balance under such Credit Agreement at December 31, 1996 was $9 million leaving approximately $340.1 million of unused borrowing base immediately available, net of outstanding letters of credit of $872 thousand. Parker & Parsley, through its subsidiaries, has other long-term indebtedness, consisting primarily of a $10 million fixed-rate building loan. The weighted average interest rate for the year ended December 31, 1996 on Parker & Parsley's indebtedness was 7.83% as compared to 8.02% for the year ended December 31, 1995 and 7.15% for the year ended December 31, 1994 (taking into account the effect of interest rate swaps).

     In October 1996, Parker & Parsley announced an odd-lot repurchase program for shareholders who, as of October 7, 1996, individually owned 99 or fewer shares of Parker & Parsley Common Stock. Parker & Parsley purchased a total of 772,986 shares for $23.3 million which were added to Parker & Parsley's shares held in treasury.

     During 1995, Parker & Parsley completed two public issuances of senior notes. The aggregate net proceeds from the two senior note issuances of approximately $295.9 million were utilized to repay a portion of Parker & Parsley's outstanding U.S. bank indebtedness. At December 31, 1996, the outstanding balances on the notes totaled $299.3 million.

     During 1994, Parker & Parsley accessed the capital markets on three occasions: the issuance of 3,776,400 6 1/4% Cumulative Guaranteed Monthly Income Convertible Preferred Shares by Parker & Parsley's special purpose finance subsidiary in March 1994, which resulted in net proceeds of $182.2 million; the issuance of 2,360,000 shares of common stock in June 1994, which resulted in net proceeds of approximately $57.6 million; and the issuance of 4,500,000 shares of common stock in November 1994, which resulted in net proceeds of approximately $107 million. The net proceeds of each of these offerings were used by Parker & Parsley to reduce the outstanding balance of its bank indebtedness.

     As Parker & Parsley continues to pursue its strategy, it may utilize alternative financing sources, including the issuance for cash of fixed rate long-term public debt, convertible securities or preferred stock. Parker & Parsley may also issue securities in exchange for oil and gas properties, stock or other interests in other oil and gas companies or related assets. Additional securities may be of a class preferred to common stock with respect to such matters as dividends and liquidation rights and may also have other rights and preferences as determined by Parker & Parsley's Board of Directors.

     On February 12, 1997, Parker & Parsley completed a shelf registration statement with the Securities and Exchange Commission, which provides for the issuance of up to $400 million of common stock, preferred stock, warrants to acquire preferred stock, depository shares representing fractional interests in preferred stock, debt securities and warrants to acquire debt securities, or any combination thereof which Parker & Parsley may offer from time to time. The $400 million includes $127.9 million which remained unused from a 1994 shelf registration statement. The net proceeds for any such offering will be used for general corporate purposes, which may include repayment of indebtedness, redemption or repurchase of securities of Parker & Parsley or any subsidiary, additions to working capital and capital expenditures, including acquisitions and drilling.

     Sales of Nonstrategic Assets. During 1996, 1995 and 1994, proceeds from the sale of domestic nonstrategic assets totaled $58.4 million, $175.1 million and $109 million, respectively. In addition, during 1996, Parker & Parsley sold certain subsidiaries resulting in cash proceeds of $183.2 million. The proceeds from these sales have primarily been utilized to reduce Parker & Parsley's outstanding bank indebtedness and for general working capital purposes. Parker & Parsley anticipates that it will continue to sell nonstrategic properties from time to time to increase capital resources available for other activities and to achieve administrative efficiencies.

     Liquidity. At December 31, 1996, Parker & Parsley had $18.7 million of cash and cash equivalents on hand, compared to $19.9 million at December 31, 1995. Parker & Parsley's ratio of current assets to current liabilities was 1.29 at December 31, 1996 and 1.28 at December 31, 1995.

BUSINESS DESCRIPTION

     Parker & Parsley is one of the largest public independent oil and gas exploration and production companies in the United States. Parker & Parsley was formed in May 1990 as a Delaware corporation and began operations on February 19, 1991. Parker & Parsley's business activities are conducted through wholly-owned subsidiaries. Prior to 1991, Parker & Parsley conducted its business activities through two partnerships that were under common control.

     Parker & Parsley had approximately 302.2 million BOE of proved reserves at December 31, 1996 with an SEC PV10 of approximately $2.3 billion. Oil reserves at year-end 1996 were 163.9 million Bbls and natural gas reserves at year-end 1996 were 829.4 Bcf. On a BOE basis, 78% of Parker & Parsley's total proved reserves at December 31, 1996 are proved developed reserves. Parker & Parsley operates 86% of its total proved reserves. Based on reserve information as of December 31, 1996 and using Parker & Parsley's reserve report production information for 1997, the reserve-to-production ratio associated with Parker & Parsley's proved reserves is 12.1 years on a BOE basis. Parker & Parsley's domestic oil and gas properties are located principally in the Permian Basin of West Texas, the onshore Gulf Coast region of South Texas and Louisiana and the Midcontinent region. Parker & Parsley also owns interests in oil and gas properties in Argentina.

  Recent Developments

     Disposition of Australasian Assets. On March 28, 1996, Parker & Parsley completed the sale of certain wholly-owned Australian subsidiaries to Santos Ltd., and on June 20, 1996, Parker & Parsley completed the sale of another wholly-owned subsidiary, Bridge Oil Timor Sea, Inc., to Phillips Petroleum International Investment Company. Parker & Parsley received aggregate consideration of $237.5 million for these combined sales which consisted of $186.6 million of proceeds for the equity of such entities, $21.8 million for reimbursement of certain intercompany cash advances, and the assumption of such subsidiaries' net liabilities, exclusive of oil and gas properties, of $29.1 million. The proceeds, after payment of certain costs and expenses, were utilized to reduce Parker & Parsley's outstanding bank indebtedness and for general working capital purposes. Parker & Parsley recognized an after-tax gain of $67.3 million from the disposition of these subsidiaries.

     Domestic Asset Dispositions. During 1996, Parker & Parsley also realized proceeds of approximately $58.4 million from the divestiture of nonstrategic domestic assets comprised of $55.2 million from the disposition of oil and gas properties and $3.2 million from the disposition of gas processing facilities and other nonstrategic assets. The proceeds from the asset dispositions were used to reduce Parker & Parsley's outstanding bank indebtedness and to provide funding for a portion of Parker & Parsley's capital expenditures, including purchases of oil and gas properties in Parker & Parsley's core areas. Although Parker & Parsley has no formal divestiture plan for 1997, it will continue to perform ongoing reviews of its asset base in order to identify nonstrategic assets for disposition.

     Acquisition Activities. During 1996, Parker & Parsley reduced its previous emphasis on major acquisitions and, instead, concentrated its efforts on maximizing the value from its existing properties. However, Parker & Parsley continued its program of smaller acquisitions of properties that exhibit one or more of the following characteristics: properties that are near or otherwise complement Parker & Parsley's existing properties, properties that represent additional working interests in Parker & Parsley-operated properties or properties that provide Parker & Parsley with strategic exploitation or exploration opportunities. In 1996, aggregate expenditures to acquire such interests and properties amounted to approximately $21 million.

  Financial Management

     Parker & Parsley strives to maintain its outstanding indebtedness at a moderate level in order to provide sufficient financial flexibility for future exploration, development and acquisition opportunities. While Parker & Parsley may occasionally incur higher levels of debt to take advantage of opportunities, management's objective is to maintain a flexible capital structure and to strengthen Parker & Parsley's financial position by reducing debt through an increase in equity capital or through the divestiture of nonstrategic assets. In order to achieve this objective, Parker & Parsley attempts to maintain a debt to total capitalization ratio of 40% to 45%.

     As with any organization, Parker & Parsley has experienced various debt levels in recent years as it has responded to strategic opportunities. In 1994, Parker & Parsley's debt level increased as a result of borrowing the funds necessary to complete the acquisition of Bridge Oil Limited and the acquisition of oil and gas properties from PG&E Resources. Beginning in 1995 and continuing through 1996, Parker & Parsley took deliberate actions to reduce its debt levels or extend its debt maturities in order to improve its financial flexibility and enable it to take advantage of future strategic opportunities.

     During 1996, Parker & Parsley reduced its debt level significantly through the application of proceeds from dispositions of assets which Parker & Parsley had identified as nonstrategic. In 1996, Parker & Parsley received total cash proceeds of $241.6 million related to the disposition of Parker & Parsley's Australasian assets and the disposition of certain other domestic nonstrategic assets. Application of these proceeds to Parker & Parsley's outstanding bank indebtedness reduced such indebtedness to $9 million at December 31, 1996, and, correspondingly, reduced Parker & Parsley's interest expense significantly, from $65.4 million in

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

1995 to $46.2 million in 1996. As a result, Parker & Parsley's debt as a percentage of total capitalization was 31% at December 31, 1996, down from 49% at December 31, 1995.

  Properties

     Reserves. Parker & Parsley's proved reserves totaled 302.2 million BOE at December 31, 1996, with an SEC PV10 of approximately $2.3 billion. Parker & Parsley achieved these annual increases in reserves despite having sold reserves of 45.8 million BOE in 1996. Excluding these sold reserves, total proved reserves increased 21% in 1996. Oil reserves at year-end 1996 were 163.9 million Bbls (an 11% increase from 1995 to 1996). Natural gas reserves at year-end 1996 were 829.4 Bcf (an 8% decrease from 1995 to 1996).

     On a BOE basis, 78% of Parker & Parsley's total proved reserves at December 31, 1996 are proved developed reserves. Parker & Parsley operates 86% of its total proved reserves based on the December 31, 1996 SEC PV10. Based on reserve information as of December 31, 1996 and using Parker & Parsley's reserve report production information for 1997, the reserve-to-production ratio associated with Parker & Parsley's proved reserves is 12.1 years on a BOE basis.

     In addition, proved NGLs of 12.6 million Bbls were attributable to Parker & Parsley's interests in gas processing rights in reserves contractually or economically dedicated to Parker & Parsley's natural gas processing plants at December 31, 1996. The SEC PV10 from those dedicated proved reserves was $44.3 million at December 31, 1996 (using a constant weighted average price of $11.46 per Bbl and a 10% discount rate). For the year ended December 31, 1996, average daily production from Parker & Parsley's interests in natural gas processing plants was 2,327 NGLs per day.

     The following table summarizes the estimated proved reserves and estimated future cash flows associated with Parker & Parsley's oil and gas properties, by major areas of operation as of December 31, 1996, as estimated in accordance with Commission guidelines.

                                                                           1996 AVERAGE
                          PROVED RESERVES AS OF DECEMBER 31, 1996       DAILY PRODUCTION(A)
                          ----------------------------------------   -------------------------
                                    NATURAL               SEC 10              NATURAL
                            OIL       GAS                 VALUE       OIL       GAS
                          (MBBLS)   (MMCF)     MBOE       (000)      (BBLS)    (MCF)     BOE
                          -------   -------   -------   ----------   ------   -------   ------
United States:
Spraberry...............  112,301   284,576   159,730   $1,119,950   17,638    42,182   24,668
Permian.................   41,391   119,710   61,343       515,461    8,606    35,481   14,520
Gulf Coast..............    4,345   252,335   46,401       445,337    2,166    92,309   17,551
Midcontinent............    2,769   167,120   30,622       238,400    1,294    31,813    6,596
Other...................    2,030     4,527    2,785        18,180        1       194       33
                          -------   -------   -------   ----------   ------   -------   ------
                          162,836   828,268   300,881    2,337,328   29,705   201,979   63,368
Australia(b)............       --        --       --            --      955     5,265    1,833
Argentina...............    1,105     1,108    1,290         8,041      145        --      145
                          -------   -------   -------   ----------   ------   -------   ------
          Total.........  163,941   829,376   302,171   $2,345,369   30,805   207,244   65,346
                          =======   =======   =======   ==========   ======   =======   ======

---------------

(a) The 1996 average daily production is calculated using a 366-day year and without making pro forma adjustment for any acquisitions, divestitures or drilling activity that occurred during the year.

(b) Represents production associated with Parker & Parsley's Australian subsidiaries prior to their divestiture in 1996.

     The estimates of Parker & Parsley's proved reserves as of December 31, 1996, are based upon (i) reserve reports audited by Netherland, Sewell & Associates, Inc., independent reserve engineers, for Parker & Parsley's major domestic properties (representing approximately 52% of the total SEC PV10 of Parker & Parsley's domestic proved reserves at December 31, 1996) and (ii) reserve reports prepared by Parker & Parsley's engineers for all other domestic properties and Parker & Parsley's Argentine properties. The estimate of the reserves related to Parker & Parsley's interests in natural gas processing rights for proved reserves contractually or economically dedicated to Parker & Parsley's natural gas processing plants is based on evaluations prepared by Parker & Parsley's engineers.

     Numerous uncertainties exist in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond Parker & Parsley's control. This Joint Proxy Statement/Prospectus contains estimates of Parker & Parsley's proved oil and gas reserves and the related future net revenues therefrom, which are based on various assumptions, including those prescribed by the Commission. Actual future production, oil and gas prices, revenues, taxes, capital expenditures, operating expenses, geologic success and quantities of recoverable oil and gas reserves may vary substantially from those assumed in the estimates and such variances may be material. In addition, Parker & Parsley's reserves may be subject to downward or upward revisions based on production performance, purchases or sales of properties, results of future development, prevailing oil and gas prices and other factors. Therefore, estimates of the SEC PV10 of proved reserves contained in this Joint Proxy Statement/Prospectus should not be construed as estimates of the current market value of Parker & Parsley's proved reserves.

     Parker & Parsley did not provide estimates of total proved oil and gas reserves during 1996 to any federal authority or agency, other than the Commission.

     Reserve Replacement. For eight consecutive years, Parker & Parsley has been able to replace its annual production volumes with proved reserves of crude oil and natural gas, stated on an energy equivalent basis. During 1996, Parker & Parsley added 75 million BOE resulting in reserve replacement of 314% of total production. Of the 75 million BOE reserve additions, 71.1 million BOE were added through exploration and development drilling activities, 2.2 million BOE were added through acquisitions of proved properties and 1.7 million BOE were the net result of revisions. Reserves added by development drilling are primarily from the identification of additional infill drilling locations and new secondary recovery projects. Reserve revisions result from several factors including changes in existing estimates of quantities available for production and changes in estimates of quantities which are economical to produce under current pricing conditions. Parker & Parsley's reserves as of December 31, 1996 were estimated using a price of $24.55 per Bbl and $3.97 per Mcf. Should prices decline in future years, reserves may be revised downward for quantities which may be uneconomical to produce at lower prices.

     Parker & Parsley's 1996 reserve replacement rate on a barrel of oil equivalent basis was 314%, which included reserve replacement rates for oil and natural gas of 398% and 239%, respectively. Previous reserve replacement performance rates were 281% in 1995 (263% for oil and 297% for gas) and 537% in 1994 (549% for oil and 526% for gas). For the three year period ended December 31, 1996, the three year average reserve replacement rate was 377%, as compared to a three year average replacement rate of 412% in 1995 and 496% in 1994. Through 1994, Parker & Parsley's reserve replacement rate was primarily the product of its acquisition activities. Beginning in 1995, and to a greater extent in 1996, the reserve replacement rates have been influenced more by exploration and development activities and less by acquisition activities. Parker & Parsley seeks to achieve an annual reserve replacement rate of at least 150% through the emphasis on its exploration and development activities.

  Description of Properties

     Parker & Parsley manages its domestic oil and gas properties based upon their geographic area, and, as a result, Parker & Parsley has divided its domestic operations into four operating divisions: the Spraberry Division, the Permian Division, the Gulf Coast Division, and the Midcontinent Division. In addition, Parker & Parsley has an international division that manages Parker & Parsley's ownership in oil and gas properties outside the United States. At December 31, 1996, Parker & Parsley's only properties outside the U.S. are located in Argentina.

     Spraberry Division. The Spraberry field was discovered in 1949 and encompasses eight counties in West Texas. The field is approximately 150 miles long and 75 miles wide at its widest point. The oil produced is West Texas Intermediate Sweet, and the gas produced is casinghead gas with an average Btu content of 1,400 Btu per Mcf. The oil and gas is produced from three formations, the upper and lower Spraberry and the Dean, at depths ranging from 6,700 feet to 9,200 feet. The center of the Spraberry field was unitized in the late

1950's and early 1960's by the major oil companies but until the late 1980's experienced very limited development activity. Since 1989, Parker & Parsley has focused acquisition and development drilling activities in the unitized portion of the Spraberry field due to the dormant condition of the properties and the high net revenue interests available. Parker & Parsley believes the area offers excellent opportunities to enhance oil and gas reserves because of the hundreds of undeveloped infill drilling locations and the ability to reduce operating expenses through economies of scale. In February 1997, the Texas Railroad Commission (which regulates oil and gas production) entered a favorable order on Parker & Parsley's application to allow administrative approval of uncontested applications to increase the density of drilling in the Spraberry field from one well per 80 acres to one well in 40. Parker & Parsley believes such reduced spacing may provide in excess of 1,000 additional drilling locations which have the potential to add 70 million equivalent barrels to Parker & Parsley's reserve base.

     Parker & Parsley continues to realize the benefits of its focus on the Spraberry field through significant reserve additions due to development drilling and identification of a large number of new drilling locations each year. As a result, Parker & Parsley plans to continue to devote a great deal of its capital budget and operating resources to the ongoing development of the Spraberry field. Specifically, Parker & Parsley has allocated $88 million, or 37%, of its 1997 exploration and development budget to drill approximately 225 development wells and to perform approximately 50 recompletions in the Spraberry field.

     Permian Division. Since the early 1960's, Parker & Parsley has been involved in acquisition and development activities in the Permian Division which includes all of West Texas and Southeastern New Mexico except for the Spraberry field. The Iatan field in Mitchell County, Texas, the Lusk and Dagger Draw fields in Eddy County, New Mexico, the Abell (Devonian) field in Crane and Pecos Counties of Texas and the Ozona field in Crockett and Sutton Counties of Texas are core areas for Parker & Parsley's Permian Division operations in terms of existing production, production and reserve growth, and identification of additional drilling locations. During 1996, the Permian Division expanded its growth strategy to include significant emphasis on exploration activities in order to produce a more balanced portfolio. In November 1996, Parker & Parsley announced a significant oil discovery in the War-Wink West Field in the Delaware Basin of West Texas. This Parker & Parsley operated well, the University 18-34 #1, tested at rates of up to 720 barrels of oil per day and is currently producing at its expected allowable rate of approximately 270 barrels of oil per day and 374 thousand cubic feet of gas per day. Parker & Parsley and Enserch Exploration, Inc. ("Enserch") each own a 50% working interest in this well, which is the first in their joint exploration and development of the 4,500 acre War-Wink prospect. In addition, during 1996, Parker & Parsley experienced successful results from its exploratory efforts in the Permian reef play of the Southeastern Shelf of the Midland Basin.

     Parker & Parsley will continue to focus on the development of the existing properties utilizing waterflood procedures and secondary recovery technologies as these efforts have consistently resulted in increased production, reserve additions due to development drilling, and new drilling locations. In addition, all of the fields in this operational group have been screened for feasibility for carbon dioxide (CO2) flood implementation, and Parker & Parsley plans to move forward in utilizing this technology in 1997. During 1997, Parker & Parsley plans to continue its development of the War-Wink prospect by drilling two confirmation wells and an additional two to four development wells. Parker & Parsley and Enserch also control approximately 30,000 additional acres in the Delaware Basin play in Southeastern New Mexico and West Texas where they intend to drill eight exploratory wells in 1997. Also during 1997, Parker & Parsley plans to perform additional 3-D seismic data interpretation in order to exploit the Midland Basin successes.

     In total, Parker & Parsley anticipates spending $45 million in 1997 in this area to drill approximately 220 wells and to perform recompletions on approximately 90 targeted wells. Eighty percent of these planned expenditures are devoted to development activities.

     Gulf Coast Division. The Gulf Coast Division includes onshore oil and gas properties located in South and East Texas, Louisiana, Mississippi and Alabama. The primary producing formations in this region include the Wilcox, Frio and Yegua formations in Texas and the Cretaceous formation in Mississippi. The addition of the domestic properties acquired as a part of the Bridge Oil Limited acquisition (primarily in South Texas and

Louisiana), positioned Parker & Parsley to be better able to pursue and realize future economic growth in this area.

     The strategy for the Gulf Coast Division has been to emphasize the growth of natural gas reserves. To accomplish this, Parker & Parsley has devoted most of its domestic exploration efforts to this region as well as its investment in and utilization of 3-D seismic technology. In addition, Parker & Parsley is successfully employing newer drilling techniques such as drilling horizontal wells. Utilization of 3-D seismic technology during 1996 yielded substantial results in Parker & Parsley's Lopeno field which produces from the Wilcox formation. Gross gas production increased from 14 MMcf per day to 38 MMcf per day in 1996 in this area as a result of drilling six development wells, most of which were identified through the 3-D project, and Parker & Parsley has identified several additional drilling locations after interpreting 3-D seismic data. In addition, Parker & Parsley experienced successful results in its Central Texas Pawnee field which produces from the Edwards formation after drilling a successful horizontal well in late 1996. This well, the S.E. Turner Gas Unit #2, in which Parker & Parsley owns a 100% working interest, is currently flowing at a rate of 3.1 MMcf per day. Parker & Parsley plans to drill two additional horizontal wells and to initiate a 3-D project in this field during 1997 in order to exploit the 1996 successes.

     Overall, Parker & Parsley plans to continue its emphasis on exploration activities in the Gulf Coast Division with a total budget of $45 million being devoted to drilling approximately 25 exploratory wells and 40 development wells.

     Midcontinent Division. The Midcontinent Division includes properties located in the Texas Panhandle and Oklahoma. In past years, Parker & Parsley has aggressively engaged in both acquisitions and divestitures of oil and gas properties in order to position this portfolio of properties for significant growth through development and exploratory drilling opportunities. During 1997, Parker & Parsley plans to spend approximately $23 million in the Midcontinent Division on exploitation and exploration activities. This activity includes drilling approximately 45 development wells and performing recompletions on approximately 20 targeted wells.

     International. Parker & Parsley owns interests in Argentina consisting of a 14.42% interest in the Confluencia block and a 15% interest in the China Muerta block, both in the Neuquen Basin of Central Argentina. During 1996, Parker & Parsley participated in several discoveries in the Confluencia Sur field in the Confluencia block. In early 1996, Parker & Parsley announced the successful completion of two exploratory wells (the Naco x-1 and the Sierra de Reyes x-1), and, in January 1997, Parker & Parsley announced the successful completion of three development wells, also in the Confluencia Sur field. The three wells, the Sierra de Reyes 2, 3 and 4, operated by Petrolera Argentina San Jorge S.A., collectively tested 3,727 barrels of oil per day, and current gross production for the field is at a facility-constrained rate of 2,520 Bbls of oil per day. Parker & Parsley expects to drill an additional two to three development wells in the Confluencia Sur field during the first six months of 1997 in order to increase daily oil production to 6,000 barrels (865 barrels net to Parker & Parsley's interest).

  Finding Cost

     Parker & Parsley's acquisition and finding cost for 1996 was $3.10 per BOE as compared to the 1995 and 1994 acquisition and finding costs of $2.87 and $5.11 per BOE, respectively. The average acquisition and finding cost for the three-year period from 1994 to 1996 was $3.99 per BOE representing an 18% decrease from the 1995 three-year average rate of $4.84.

  Oil and Gas Mix

     Parker & Parsley seeks to maintain a strategic balance between oil and natural gas reserves and production. While Parker & Parsley's reserve and production mix may vary somewhat on a short-term basis as Parker & Parsley takes advantage of market conditions and specific acquisition and development opportunities, management believes that a relative mix of approximately 50% oil and 50% natural gas is in the best long-term interests of Parker & Parsley and its stockholders. Parker & Parsley's reserve mix was 54% oil and 46% gas at December 31, 1996, and its production mix was 47% oil and 53% gas during 1996.

  Production

     Since it began operations, Parker & Parsley has focused its efforts toward increasing its average daily production of oil and gas through development drilling and production enhancement activities and acquisitions of producing properties. Average daily oil and gas production have each increased every year since Parker & Parsley's inception with the exception of 1996 when average daily production declined due to significant property dispositions. In spite of production decreases due to property sales, Parker & Parsley's efforts towards production growth have been largely successful as illustrated by the five-year average daily production growth rates. Comparing 1992 to 1996, average daily oil production has increased 138% and average daily gas production has increased 208%, while production costs per BOE have declined 21%. Production, price and cost information with respect to Parker & Parsley's properties for each of 1996, 1995 and 1994 is set forth under See "-- Production Costs."

  Drilling Activities

     Parker & Parsley seeks to increase its oil and gas reserves, production and cash flow by concentrating on drilling low-risk development wells and by conducting additional development activities such as recompletions. From the beginning of 1992 through the end of 1996, Parker & Parsley drilled 2,006 gross (1,327 net) wells, 96% of which were successfully completed as productive wells, at a total cost (net to Parker & Parsley's interest) of $658 million. During 1996, Parker & Parsley drilled 599 gross wells for a total cost (net to Parker & Parsley's interest) of approximately $212 million, 82% of which was spent on development wells and related facilities. Parker & Parsley's current 1997 capital expenditure budget is $270 million which Parker & Parsley has allocated as follows: $170 million to exploitation activities, $67 million to exploration activities and $33 million to oil and gas property acquisitions. This capital expenditure budget reflects Parker & Parsley's plans to drill approximately 500 development wells and 100 exploratory wells and to perform recompletions on over 150 wells.

     Parker & Parsley believes that its current property base, which has been significantly enhanced and expanded by the development of properties acquired in prior years, provides a substantial inventory of prospects for continued reserve, production and cash flow growth. Parker & Parsley currently has a portfolio of over 800 domestic drilling locations to which proved reserves have been assigned. Parker & Parsley's domestic reserves as of December 31, 1996 include proved undeveloped and proved developed nonproducing reserves of 43 million Bbls of oil and 239.6 Bcf of gas. Development of these reserves is anticipated to occur principally in 1997 and 1998. Parker & Parsley believes that its current portfolio of undeveloped prospects provides attractive development and exploration opportunities for at least the next three to five years.

     The following table sets forth the number of gross and net productive and dry wells in which Parker & Parsley had an interest that were drilled and completed during the years ended December 31, 1996, 1995 and 1994. This information should not be considered indicative of future performance, nor should it be assumed that there is necessarily any correlation between the number of productive wells drilled and the oil and gas reserves generated thereby or the costs to Parker & Parsley of productive wells compared to the costs of dry wells.

                                           GROSS WELLS                  NET WELLS
                                     -----------------------    -------------------------
                                     YEAR ENDED DECEMBER 31,     YEAR ENDED DECEMBER 31,
                                     -----------------------    -------------------------
                                     1996(B)    1995    1994    1996(B)    1995     1994
                                     -------    ----    ----    -------    -----    -----
United States:
  Productive wells:
     Development...................    535      432     282      362.9     307.0    193.4
     Exploratory...................     37       30       6       24.2      18.0      3.5
  Dry holes:
     Development...................      7        7       2        4.4       2.1      1.9
     Exploratory...................     10       16       3        6.0       4.7      1.6
                                       ---      ---     ---      -----     -----    -----
                                       589      485     293      397.5     331.8    200.4
                                       ---      ---     ---      -----     -----    -----

                                           GROSS WELLS                  NET WELLS
                                     -----------------------    -------------------------
                                     YEAR ENDED DECEMBER 31,     YEAR ENDED DECEMBER 31,
                                     -----------------------    -------------------------
                                     1996(B)    1995    1994    1996(B)    1995     1994
                                     -------    ----    ----    -------    -----    -----
Australia:
  Productive wells:
     Development...................      2        6       1         .3       1.4       .2
     Exploratory...................     --        1       2         --        .3       .5
  Dry holes:
     Development...................      1       --      --         .2        --       --
     Exploratory...................      1        9       3         .2       2.8      2.5
                                       ---      ---     ---      -----     -----    -----
                                         4       16       6         .7       4.5      3.2
                                       ---      ---     ---      -----     -----    -----
Argentina:
  Productive wells:
     Development...................      3       --      --         .4        --       --
     Exploratory...................     --        1      --         --        .1       --
  Dry holes:
     Development...................     --       --      --         --        --       --
     Exploratory...................      3        7      --         .4       1.0       --
                                       ---      ---     ---      -----     -----    -----
                                         6        8      --         .8       1.1       --
                                       ---      ---     ---      -----     -----    -----
          Total....................    599      509     299      399.0     337.4    203.6
                                       ===      ===     ===      =====     =====    =====
Success ratio(a)...................     96%      92%     97%        97%       97%      97%

---------------

(a) Represents those wells that were successfully completed as productive wells.

(b) The 1996 amounts include only three months of activity related to Parker & Parsley's Australian properties. The remaining foreign drilling activities primarily relate to Parker & Parsley's interests in Argentine oil and gas properties.

     The following table sets forth information about Parker & Parsley's wells that were in progress at December 31, 1996.

                                                              GROSS WELLS    NET WELLS
                                                              -----------    ---------
United States:
  Development...............................................      74           56.1
  Exploratory...............................................       9            6.3
                                                                  --           ----
          Total.............................................      83           62.4
                                                                  ==           ====
Argentina:
  Exploratory...............................................       2             .3
                                                                  ==           ====

  Exploratory Activities

     Prior to the acquisition of Bridge Oil Limited in July 1994, Parker & Parsley spent a small percentage of its annual capital budget on exploratory projects. However, the acquisition of Bridge Oil Limited provided Parker & Parsley with a significant inventory of exploratory projects in the United States, Australia and Argentina. As a result, since 1994, Parker & Parsley has spent an increasing percentage of its annual capital budget on exploratory projects, 2.8% in 1994, 13.3% in 1995 and 16.7% in 1996. Parker & Parsley has determined that it will continue to allocate resources to increasing its exploration opportunities with a focus on generating a portfolio of short to medium term impact projects. Parker & Parsley currently anticipates that approximately 25% of its 1997 capital budget will be spent on exploratory projects. The majority of the 1997 exploratory budget is allocated to domestic activities within the onshore Gulf Coast and Permian Basin areas. Parker & Parsley's international exploration efforts will primarily be devoted to Central and South America. Exploratory drilling involves greater risks of dry holes or failure to find commercial quantities of hydrocarbons than development drilling or enhanced recovery activities. See "Risk Factors -- Replacement of Reserves."

     Parker & Parsley is currently involved in 47 3-D seismic projects, covering approximately 900 square miles. These projects are located in the following areas: 22 in the Gulf Coast region, 13 in the Permian Basin, seven in other domestic locations and five in international locations. Over the past four years, Parker & Parsley participated in the drilling of 75 wells as a result of 3-D seismic interpretation, 62 of which were successfully completed as productive wells. Most of Parker & Parsley's 3-D seismic projects are related to exploration activity.

  Marketing of Production

     General. Production from Parker & Parsley's properties is marketed consistent with industry practices, which include the sale of oil at the wellhead to third parties and the sale of gas to third parties. Sales prices for both oil and gas production are negotiated based on factors normally considered in the industry such as the spot price for gas or the posted price for oil, price regulations, distance from the well to the pipeline, well pressure, estimated reserves, quality of gas and prevailing supply conditions.

     Gas Marketing. Effective January 1, 1996, Parker & Parsley, along with Apache Corporation and Oryx Energy Company, formed Producers Energy Marketing, LLC ("ProEnergy"), a natural gas marketing company organized to create a direct link between gas producers and purchasers. The venture is structured to flow through the benefits arising out of the expanded services and the economies of scale from the aggregation of substantial volumes of gas. For a period of five years, Parker & Parsley is obligated to sell to ProEnergy all gas production (subject to certain exclusions relative to immaterial volumes) that is owned or controlled by Parker & Parsley, or any affiliate, in North America (onshore and offshore), which is not subject to a binding and enforceable gas sales contract in effect on July 1, 1996. The consummation of the Mergers will constitute an event which gives Parker & Parsley the right to terminate its agreement with Pro Energy. If the Mergers are consummated, Pioneer will consider all of the options available to it at the time and determine whether to terminate this agreement, waive this right and continue to abide by this agreement or seek to renegotiate the terms of this agreement. Parker & Parsley currently owns 9.59% of ProEnergy which markets approximately 1.8 MMBtu per day. As a result, as of January 1, 1996, Parker & Parsley no longer has any revenues or expenses associated with third party gas marketing activities.

     Significant Purchasers. Parker & Parsley's two primary purchasers of crude oil are Mobil Oil Corporation ("Mobil") and Genesis Crude Oil, L.P. ("Genesis"), both of which purchase oil pursuant to contracts that provide for prices that are based on prevailing market prices. Approximately 22% and 28% of Parker & Parsley's 1996 oil and gas revenues were attributable to sales to Mobil and Genesis, respectively. During 1996, Parker & Parsley marketed its natural gas, including natural gas products, to a variety of purchasers, none of which accounted for 10% or more of Parker & Parsley's oil and gas revenues. Parker & Parsley is of the opinion that the loss of any one purchaser would not have an adverse effect on its ability to sell its oil and gas production or natural gas products.

     Hedging Activities. Parker & Parsley periodically enters into commodity derivative contracts (swaps, futures and options) in order to (i) reduce the effect of the volatility of price changes on the commodities Parker & Parsley produces and sells, (ii) support Parker & Parsley's annual capital budgeting and expenditure plans and (iii) lock in prices to protect the economics related to certain capital projects. During 1996, Parker & Parsley's hedging activities reduced the average price received for oil and gas sales 6% and 5%, respectively, as discussed below.

     Natural Gas. Parker & Parsley employs a policy of hedging gas production based on the index price upon which the gas is actually sold in order to mitigate the basis risk between NYMEX prices and actual index prices. The average gas prices per Mcf that Parker & Parsley reports includes the effects of Btu content, gathering and transportation costs, gas processing and shrinkage and the net effect of the gas hedges. Parker & Parsley reported an average gas price of $2.27 per Mcf for the year ended December 31, 1996. Parker & Parsley's average realized price for physical gas sales (excluding hedge results) for the same period was $2.39 per Mcf. The comparable average NYMEX prompt month closing for the year ended December 31, 1996 was $2.50 per Mcf. At December 31, 1996, Parker & Parsley had 28.9 Bcf of future gas production hedged at a weighted average NYMEX price of $2.17 per Mcf for the period from January 1997 through April 1999.

     Crude Oil. All material purchase contracts governing Parker & Parsley's oil production are tied directly or indirectly to NYMEX prices. The average oil prices per Bbl that Parker & Parsley reports includes the effects of oil quality, gathering and transportation costs and the net effect of the oil hedges. Parker & Parsley reported an average oil price of $19.96 per Bbl for the year ended December 31, 1996. Parker & Parsley's average realized price for physical oil sales (excluding hedge results) for the same period was $21.33 per Bbl. The comparable average NYMEX prompt month closing for the year ended December 31, 1996 was $22.03 per Bbl. At December 31, 1996, Parker & Parsley had
6.2 million barrels of future oil production hedged at a weighted average NYMEX price of $19.39 per Bbl for the period from January 1997 through December 1998.

  Production, Price and Cost Data

     The table below sets forth production, price and cost data with respect to Parker & Parsley's properties for the years ended December 31, 1996, 1995 and 1994. These amounts are calculated without making pro forma adjustments for any acquisitions, divestitures or drilling activity that occurred during the respective years.

                                                                  YEAR ENDED DECEMBER 31,
                           ------------------------------------------------------------------------------------------------------
                                          1996                               1995                              1994
                           ----------------------------------   -------------------------------   -------------------------------
                                      AUSTRALIA(A)
                            UNITED        AND                    UNITED                            UNITED
                            STATES     ARGENTINA      TOTAL      STATES    AUSTRALIA    TOTAL      STATES    AUSTRALIA    TOTAL
                           --------   ------------   --------   --------   ---------   --------   --------   ---------   --------
Production Information:
  Annual production:
    Oil (MBbls)..........    10,872         403        11,275     11,328      1,574      12,902     11,267        880      12,147
    Gas (MMcf)...........    73,924       1,927        75,851     76,669      8,626      85,295     75,040      4,634      79,674
        Total (MBOE).....    23,193         723        23,916     24,106      3,012      27,118     23,774      1,652      25,426
  Average daily
    production:
    Oil (Bbls)...........    29,705       1,100        30,805     31,036      4,312      35,348     30,868      2,411      33,279
    Gas (Mcf)............   201,979       5,265       207,244    210,052     23,633     233,685    205,589     12,696     218,285
        Total (BOE)......    63,368       1,978        65,346     66,045      8,251      74,296     65,133      4,527      69,660
  Average prices:
    Oil (per Bbl)........  $  19.96      $19.81      $  19.96   $  16.70    $ 18.78    $  16.96   $  15.26    $ 17.12    $  15.40
    Gas (per Mcf)........  $   2.27      $ 1.95      $   2.27   $   1.84    $  1.88    $   1.84   $   1.89    $  1.89    $   1.89
    Revenue (per BOE)....  $  16.61      $16.21      $  16.60   $  13.69    $ 15.21    $  13.85   $  13.20    $ 14.43    $  13.28
  Average costs:
    Production Costs (per
      BOE):
      Lease operating
        expense..........  $   3.39      $ 4.75      $   3.43   $   3.97    $  4.12    $   3.99   $   4.11    $  3.89    $   4.10
      Production taxes...       .94          --           .91        .70         --         .62        .72         --         .67
      Workover...........       .28          --           .27        .25         --         .22        .25         --         .23
                           --------      ------      --------   --------    -------    --------   --------    -------    --------
        Total............  $   4.61      $ 4.75      $   4.61   $   4.92    $  4.12    $   4.83   $   5.08    $  3.89    $   5.00
Depletion expense (per
  BOE)...................  $   4.25      $ 5.73      $   4.30   $   5.19    $  6.74    $   5.36   $   5.07    $  6.77    $   5.18

---------------

(a) Represents production associated with Parker & Parsley's Australian subsidiaries prior to their divestiture in 1996.

  Productive Wells(a)

     The following table sets forth the number of productive oil and gas wells attributable to Parker & Parsley's properties as of December 31, 1996, 1995 and 1994.

                                                      GROSS PRODUCTIVE WELLS   NET PRODUCTIVE WELLS
                                                      ----------------------   ---------------------
                                                       OIL     GAS    TOTAL     OIL     GAS    TOTAL
                                                      -----   -----   ------   -----   -----   -----
Year ended December 31, 1996:
  United States.....................................  5,572   1,393    6,965   3,119     650   3,769
  Argentina.........................................      5      --        5       1      --       1
                                                      -----   -----   ------   -----   -----   -----
          Total.....................................  5,577   1,393    6,970   3,120     650   3,770
                                                      =====   =====   ======   =====   =====   =====
Year ended December 31, 1995:
  United States.....................................  6,138   2,137    8,275   3,198     680   3,878
  Australia and Other Foreign.......................    112     450      562      27      54      81
                                                      -----   -----   ------   -----   -----   -----
          Total.....................................  6,250   2,587    8,837   3,225     734   3,959
                                                      =====   =====   ======   =====   =====   =====
Year ended December 31, 1994:
  United States.....................................  8,096   3,225   11,321   4,423   1,652   6,075
  Australia and Other Foreign.......................     83     542      625      19      70      89
                                                      -----   -----   ------   -----   -----   -----
          Total.....................................  8,179   3,767   11,946   4,442   1,722   6,164
                                                      =====   =====   ======   =====   =====   =====

---------------

(a) Productive wells consist of producing wells and wells capable of production, including shut-in wells. One or more completions in the same well bore are counted as one well. Any well in which one of the multiple completions is an oil completion is classified as an oil well. As of December 31, 1996, Parker & Parsley owned interests in 73 wells containing multiple completions.

     Leasehold Acreage. The following table sets forth information about Parker & Parsley's developed, undeveloped and royalty leasehold acreage as of December 31, 1996.

                                          DEVELOPED ACREAGE        UNDEVELOPED ACREAGE     ROYALTY
                                       -----------------------   -----------------------   -------
                                       GROSS ACRES   NET ACRES   GROSS ACRES   NET ACRES   ACREAGE
                                       -----------   ---------   -----------   ---------   -------
Year ended December 31, 1996:
  United States......................   1,174,911     517,385     1,029,883     597,210    435,618
  Argentina(a).......................       5,718         825     1,816,429     262,111         --
                                        ---------     -------     ---------     -------    -------
          Total......................   1,180,629     518,210     2,846,312     859,321    435,618
                                        =========     =======     =========     =======    =======

---------------

(a) Effective February 22, 1997, Parker & Parsley relinquished its interests in the Laguna Blanca and Las Lajas blocks in the Neuquin Basin of Central Argentina which represents 1,199,670 gross and 173,113 net undeveloped acres at December 31, 1996.

  Competition and Markets

     Competition. The oil and gas industry is highly competitive. A large number of companies and individuals engage in the exploration for and development of oil and gas properties, and there is a high degree of competition for oil and gas properties suitable for development or exploration. Acquisitions of oil and gas properties have been an important element of Parker & Parsley's growth, and Parker & Parsley intends to continue to acquire oil and gas properties. The principal competitive factors in the acquisition of oil and gas properties include the staff and data necessary to identify, investigate and purchase such properties and the financial resources necessary to acquire and develop them. Many of Parker & Parsley's competitors are substantially larger and have greater financial and other resources than Parker & Parsley.

     Markets. Parker & Parsley's ability to produce and market oil and gas profitably depends on numerous factors beyond Parker & Parsley's control. The effect of these factors cannot be accurately predicted or anticipated. In recent years, worldwide oil production capacity and gas production capacity in certain areas of the United States have exceeded demand, with resulting declines in the price of oil and gas. Although Parker & Parsley cannot predict the occurrence of events that may affect oil and gas prices or the degree to which oil and gas prices will be affected, it is possible that prices for any oil or gas Parker & Parsley produces will be lower than those currently available. Any significant decline in the price of oil or gas would adversely affect Parker & Parsley's revenues, profitability and cash flow and could, under certain circumstances, result in a reduction in the carrying value of Parker & Parsley's oil and gas properties.

          OWNERSHIP OF MESA, PARKER & PARSLEY AND PIONEER COMMON STOCK

MESA

     The following table sets forth (i) as of March 31, 1997, the number and percentage of the outstanding shares of Mesa Common Stock that is beneficially owned by the directors and executive officers of Mesa, as well as by each person or entity known by Mesa to beneficially own more than 5% of the Common Stock and
(ii) the number and percentage of the outstanding shares of Pioneer Common Stock owned by such persons after the Mergers. Except as otherwise indicated below, Mesa believes that each individual or entity named has sole investment and voting power with respect to shares of Mesa Common Stock indicated as beneficially owned by them.

                                                                                       SHARES OF PIONEER
                                              NUMBER OF SHARES OF MESA COMMON            COMMON STOCK
                                                STOCK BENEFICIALLY OWNED(1)          BENEFICIALLY OWNED(1)
                                          ---------------------------------------   -----------------------
                                                                    FULLY DILUTED
                                          NUMBER(2)    PERCENTAGE    PERCENTAGE     NUMBER(3)    PERCENTAGE
                                          ----------   ----------   -------------   ----------   ----------
DNR-MESA Holdings L.P.(4)...............  62,424,436     49.28%        33.14%       11,147,221      16.80%
  777 Main Street, Suite 2700
  Fort Worth, Texas 76102
FMR Corp.(5)............................   8,213,201     11.93%         4.36%        1,336,072       2.01%
  82 Devonshire Street
  Boston, Massachusetts 02109
The Prudential Insurance Company of
  America(6)............................   7,870,843     11.68%         4.18%        1,236,039       1.86%
  751 Broad Street
  Newark, New Jersey 07102-3777
BKP Partners L.P.(7)....................   4,738,900      7.04%         2.52%          784,450       1.18%
  One Sansome Street, Suite 3900
  San Francisco, CA 94104
Caxton International Limited(8).........   4,095,537      6.17%         2.17%          659,917      *
  c/o Leeds Management Services Limited
  129 Front Street, Penthouse
  Hamilton HM12, Bermuda
The Capital Group Companies, Inc. and
  Capital Research and Management
  Co.(9)................................   3,801,035      5.74%         2.02%          611,792      *
  333 South Hope Street
  Los Angeles, CA 90071
I. Jon Brumley(10)......................     480,000          *             *          228,571      *
John S. Herrington......................      27,571          *             *            4,566      *
Kenneth A. Hersh........................          --          *             *               --      *
Boone Pickens(11).......................   7,713,742     10.95%         4.07%        1,285,490       1.93%
Richard E. Rainwater(4).................  62,424,436     49.28%        33.14%       11,147,221      16.80%
Philip B. Smith.........................          --          *             *               --      *
Robert L. Stillwell.....................      25,434          *             *            4,542      *
Dennis E. Fagerstone....................     241,729          *             *           85,088      *
Stephen K. Gardner......................     261,485          *             *           83,750      *
Edwin E. Hance..........................      87,878          *             *           32,715      *
M. Garrett Smith........................     135,005          *             *           54,286      *
Directors and Officers as a group (17
  persons)..............................  71,664,990     53.35%        38.05%       13,019,935      19.41%

---------------

  *  Less than 1.0%

 (1) Includes shares of Mesa Common Stock issuable upon conversion of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock. In accordance with the rules of the Commission, the "Percentages" set forth above include, for each person, options or shares of Preferred Stock assuming exercise or exchange only by that person. The "Fully Diluted Percentage" assumes all holders of options and Mesa Series A Preferred Stock and Mesa Series B Preferred Stock exercise or convert such securities.

 (2) Includes shares issuable upon the exercise of options that are exercisable within sixty days of March 31, 1997, as follows: 480,000 for Mr. Brumley; 210,000 for Mr. Fagerstone; 185,000 for Mr. Gardner; 83,000 for Mr. Hance; 130,000 for Mr. Smith; 1,075,000 shares for Mr. Pickens; and 2,373,350 for all current directors and officers as a group.

 (3) Upon consummation of the Mergers, all options granted to officers of Mesa will immediately become exercisable in full. Includes shares of Pioneer Common Stock issuable upon exercise of options as follows: 228,571 shares for Mr. Brumley; 80,000 shares for Mr. Fagerstone; 71,429 shares for Mr. Gardner; 31,857 shares for Mr. Hance; 53,571 shares for Mr. Smith; 153,571 shares for Mr. Pickens; and 705,121 shares for all current directors and officers as a group. See "The Mergers -- Interests of Certain Persons in the Mergers -- Mesa Stock Options."

 (4) Represents shares of Mesa Common Stock issuable upon conversion of shares of Mesa Series B Preferred Stock held by DNR. Mr. Rainwater is the sole shareholder and President of Rainwater, Inc., the sole general partner of DNR, and, as such, may be deemed to beneficially own the shares of stock to be held by DNR.

 (5) The Schedule 13G filed with the Commission on February 12, 1997, by FMR Corp. states that as of December 31, 1996, Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 8,123,844 shares or 11.82% of Mesa Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Capital & Income Fund ("Fund"), amounted to 5,011,840 shares or 7.29% of Mesa Common Stock outstanding. The foregoing share totals are as of December 31, 1996 and exclude the March 31, 1996 preferred stock dividend. Edward C. Johnson, III, chairman of FMR Corp., FMR Corp., through its control of Fidelity, and the Fund each has sole power to dispose of the 8,213,201 shares owned by the Fund. Abigail Johnson is a director of and owns 24.5% of the aggregate outstanding voting stock of FMR Corp. and has entered into a shareholders' voting agreement with other holders of FMR Corp. stock. Accordingly, the Johnson family may be deemed, under the Investment Company Act of 1940, to be a controlling group with respect to FMR Corp. The total number of shares beneficially owned by FMR Corp. includes 4,557,201 shares of Mesa Common Stock issuable upon the conversion of Mesa Series A Preferred Stock.

 (6) Includes 3,125,723 shares of Mesa Common Stock issuable upon the conversion of Mesa Series A Preferred Stock.

 (7) Mr. Bob K. Pryt is the sole stockholder of BKP Capital Management ("BKPCM"). BKPCM and Mr. Pryt are the general partners of BKP Partners, L.P., which is an investment partnership. As a result of the foregoing, Mr. Pryt may be deemed to beneficially own the Mesa Common Stock owned by BKP Partners, L.P. Includes 3,009,000 shares of Mesa Common Stock issuable upon the conversion of Mesa Series A Preferred Stock.

 (8) Includes 2,095,537 shares of Mesa Common Stock issuable upon the conversion of Mesa Series A Preferred Stock. Mr. Bruce S. Kovner is the Chairman and sole shareholder of Caxton Corporation, the manager and majority owner of Caxton Associates, LLC. As trading advisor to Caxton International, Caxton Associates, LLC has voting and dispositive power with respect to investments made by Caxton International. As a result of the foregoing, Mr. Kovner may be deemed to beneficially own the common shares owned by Caxton International.

 (9) Includes 1,926,035 shares of Mesa Common Stock issuable upon the conversion of Mesa Series A Preferred Stock.

(10) Mr. Brumley is a general partner of Brumley Partners, a Texas general partnership and a limited partner of DNR. Mr. Brumley disclaims beneficial ownership of any of the shares of stock held by DNR.

(11) Includes 7,103 shares of Mesa Common Stock owned by several trusts for Mr. Pickens' children of which he is a trustee, and over which shares he has sole voting and investment power, although he has no economic interest therein. Excludes 5,538 shares of Mesa Common Stock owned by Mrs. Pickens as her separate property, as to which Mr. Pickens disclaims beneficial ownership and with respect to which he does not have or share voting or investment power. Includes 5,138,742 shares of Mesa Common Stock issuable upon the conversion of Mesa Series A Preferred Stock.

     As used in this Joint Proxy Statement/Prospectus, except as otherwise noted, the number of "fully diluted" shares of Mesa Common Stock includes shares issuable upon conversion of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock, but excludes (i) shares issuable pursuant to employee stock options and (ii) unless otherwise indicated, shares issuable as dividends on the Mesa Series A Preferred Stock and Mesa Series B Preferred Stock.

PARKER & PARSLEY

     The following table sets forth (i) as of March 31, 1997, the number and percentage of the outstanding shares of Parker & Parsley Common Stock that is beneficially owned by the directors and executive officers of Parker & Parsley, as well as by each person or entity known by Parker & Parsley to beneficially own more than 5% of the Common Stock and (ii) the number and percentage of the outstanding shares of Pioneer Common Stock to be owned by such persons after the Mergers. Except as otherwise indicated below, Parker & Parsley believes that each individual or entity named has sole investment and voting power with respect to shares of Parker & Parsley Common Stock indicated as beneficially owned by them.

                                                        NUMBER OF SHARES OF
                                                          PARKER & PARSLEY        SHARES OF PIONEER
                                                            COMMON STOCK             COMMON STOCK
                                                         BENEFICIALLY OWNED       BENEFICIALLY OWNED
                                                       ----------------------   ----------------------
                                                        NUMBER     PERCENTAGE    NUMBER     PERCENTAGE
                                                       ---------   ----------   ---------   ----------
Denver Investment Advisors LLC(1)....................  2,234,000      6.4%      2,234,000       3.4%
  1225 17th Street, 26th Floor
  Denver, Colorado 80202
FMR Corp.(1).........................................  3,006,933      8.6%      3,006,933       4.5%
  82 Devonshire Street
  Boston, Massachusetts 02109
Mackay-Shields Financial Corporation(1)..............  1,792,950      5.1%      1,792,950       2.7%
  9 West 57th Street
  New York, New York 10019
Scott D. Sheffield(2)(3).............................    381,331      1.1%        484,665         *
Timothy A. Leach(2)(4)...............................     34,040        *          84,040         *
Steven L. Beal(2)....................................     18,240        *          59,906         *
Mark L. Withrow(2)(5)................................     38,314        *          75,980         *
David A. Chroback(2)(6)..............................     33,286        *          70,952         *
Timothy L. Dove(2)...................................     36,282        *          67,282         *
David Copeland(2)....................................     11,612        *          43,278         *
Hermann Eben(2)......................................     35,756        *          51,256         *
Lon Kile(2)..........................................     61,856        *          94,856         *
Larry Paulsen(2).....................................     27,973        *          50,973         *
Mel H. Fischer.......................................      7,890        *           7,890         *
R. Hartwell Gardner..................................      9,340        *           9,340         *
James L. Houghton(7).................................     12,066        *          12,066         *
Jerry P. Jones.......................................     13,978        *          13,978         *
Charles E. Ramsey, Jr................................     15,662        *          15,662         *
Arthur L. Smith......................................      8,653        *           8,653         *
Edward O. Vetter(8)..................................     12,623        *          12,623         *
Michael D. Wortley...................................      6,144        *           6,144         *
Directors and Officers as a group(9) (18 persons)....    765,046      2.2%      1,169,544       1.7%
Directors, Officers and Key contributors as a
  group(10) (77 persons).............................    988,107      2.8%      1,909,176       2.8%

---------------

  *  Less than 1%.

 (1) Based on a report prepared by D.F. King & Co., Inc. reporting the shares such institution holds at March 31, 1997.

 (2) Includes the following number of shares subject to stock options that were exercisable at or within 60 days of March 31, 1997; Mr. Sheffield, 66,666; Mr. Leach, 9,500; Mr. Beal, 0; Mr. Withrow, 4,334; Mr. Chroback, 13,334; Mr. Dove, 17,000; Mr. Copeland, 4,334; Mr. Eben, 4,000; Mr. Kile, 16,000;
     and Mr. Paulsen, 9,000.

 (3) Includes 400 shares held in an IRA account by Mr. Sheffield and 100 shares held by a minor child of Mr. Sheffield.

 (4) Includes 500 shares held in an IRA account by Mr. Leach's wife.

 (5) Includes 2,000 shares held in an SEP account by Mr. Withrow.

 (6) Includes 780 shares held in an IRA account by Mr. Chroback.

 (7) Includes 4,004 shares held by Mr. Houghton's wife.

 (8) Includes 9,970 shares held by a family trust of which Mr. Vetter is a trustee.

 (9) Includes 144,168 shares subject to stock options granted under the Parker & Parsley Long-Term Incentive Plan that were exercisable at or within 60 days after March 31, 1997.

(10) Includes 286,564 shares subject to stock options granted under the Parker & Parsley Long-Term Incentive Plan that were exercisable at or within 60 days after March 31, 1997.

                              THE SPECIAL MEETINGS

     This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies (i) from the holders of Mesa Common Stock, Mesa Series A Preferred Stock and Mesa Series B Preferred Stock by the Mesa Board for use at the Mesa Special Meeting and (ii) from the holders of Parker & Parsley Common Stock by the Parker & Parsley Board for use at the Parker & Parsley Special Meeting.

MESA SPECIAL MEETING

     The Mesa Special Meeting will be held on             , 1997 at   a.m.,
Dallas time, at        .

     At the Mesa Special Meeting, the stockholders of Mesa will be asked to consider and vote upon the following three proposals (the "Mesa Proposals"):

          1. To consider and vote upon a proposal to approve and adopt the Merger Agreement. Pursuant to the Merger Agreement, among other things, (i) Mesa will merge with and into Pioneer with the result that Mesa is reincorporated from Texas to Delaware and (a) each seven outstanding shares (other than any shares held directly by Mesa in its treasury or shares held by Parker & Parsley) of Mesa Common Stock will be converted into the right to receive one share of Pioneer Common Stock and (b) each seven outstanding shares (other than any shares held by Mesa in its treasury or shares held by Parker & Parsley) of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock shall be converted into the right to receive either (x)
     1.25 shares of Pioneer Common Stock or (y) one share of Pioneer Preferred Stock, in each case as the holder thereof shall elect or be deemed to elect (provided that if the holders of a majority of the outstanding shares of Mesa Series A Preferred Stock or Mesa Series B Preferred Stock, each voting as a separate class, vote in favor of the Merger Agreement, then all holders of the series for which the vote has been obtained will receive the Mesa Common Consideration) and (ii) Parker & Parsley will merge with and into MOC with the effect that Parker & Parsley will be a wholly-owned subsidiary of Pioneer and each outstanding share of Parker & Parsley Common Stock (other than any shares held by Parker & Parsley in its treasury or shares held by Mesa) will be converted into the right to receive one share of Pioneer Common Stock. See "The Mergers."

          2. To consider and vote upon a proposal to approve the adoption of the Mesa 1996 Incentive Plan. See "Description of Mesa 1996 Incentive Plan."

          3. To consider and vote upon a proposal to approve the adoption of the Pioneer Long-Term Incentive Plan. See "Description of Pioneer Long-Term Incentive Plan."

          4. To consider and vote upon a proposal to approve the adoption of the Pioneer Employee Stock Purchase Plan. See "Description of Pioneer Employee Stock Purchase Plan."

     Approval of the Merger Agreement will constitute approval of the Mergers. See "The Mergers." A copy of the Merger Agreement is attached hereto as Appendix I.

     Copies of the Mesa 1996 Incentive Plan, the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan are attached hereto as Appendix VI, Appendix VII and Appendix VIII, respectively.

     THE MESA BOARD HAS UNANIMOUSLY APPROVED THE MESA PROPOSALS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF EACH OF THE MESA PROPOSALS.

PARKER & PARSLEY SPECIAL MEETING

     The Parker & Parsley Special Meeting will be held on             , 1997 at
  a.m.,      time, at   .

     At the Parker & Parsley Special Meeting, the stockholders of Parker & Parsley will be asked to consider and vote upon the following two proposals (the "Parker & Parsley Proposals"):

          1. To consider and vote upon a proposal to approve and adopt the Merger Agreement. Pursuant to the Merger Agreement, among other things, (i) Mesa will merge with and into Pioneer with the result that Mesa is reincorporated from Texas to Delaware and (a) each seven outstanding shares (other than any shares held by Mesa in its treasury or shares held by Parker & Parsley) of Mesa Common Stock will be converted into the right to receive one share of Pioneer Common Stock and (b) each seven outstanding shares (other than any shares held directly by Mesa in its treasury or shares held by Parker & Parsley) of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock shall be converted into the right to receive either (x) 1.25 shares of Pioneer Common Stock or (y) one share of Pioneer Series A Preferred Stock, in each case as the holder thereof shall elect or be deemed to elect (provided that if the holders of a majority of the outstanding shares of Mesa Series A Preferred Stock or Mesa Series B Preferred Stock, each voting as a separate class, vote in favor of the Merger Agreement, then all holders of the series for which the vote has been obtained will receive Mesa Common Consideration) and (ii) Parker & Parsley will merge with and into MOC with the effect that Parker & Parsley will be a wholly-owned subsidiary of Pioneer and each outstanding share of Parker & Parsley Common Stock (other than any shares held by Parker & Parsley in its treasury or shares held by Mesa) will be converted into the right to receive one share of Pioneer Common Stock. See "The Mergers."

          2. To consider and vote upon a proposal to approve the adoption of the Pioneer Long-Term Incentive Plan. See "Description of Pioneer Long-Term Incentive Plan."

          3. To consider and vote upon a proposal to approve the adoption of the Pioneer Employee Stock Purchase Plan. See "Description of Pioneer Employee Stock Purchase Plan."

     Approval of the Merger Agreement will constitute approval of the Mergers. See "The Mergers." A copy of the Merger Agreement is attached hereto as Appendix I.

     A copy of the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan is attached hereto as Appendix VII and Appendix VIII, respectively.

     THE PARKER & PARSLEY BOARD HAS UNANIMOUSLY APPROVED THE PARKER & PARSLEY PROPOSALS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF EACH OF THE PARKER & PARSLEY PROPOSALS.

QUORUM

     The presence, in person or by proxy, of the holders of a majority of (i) the outstanding shares of Mesa Common Stock, (ii) the outstanding shares of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock and (iii) the outstanding shares of Mesa Common Stock, Mesa Series A Preferred Stock and Mesa Series B Preferred Stock is necessary to constitute a quorum at the Mesa Special Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Parker & Parsley Common Stock is necessary to constitute a quorum at the Parker & Parsley Special Meeting.

VOTE REQUIRED

     Mesa. The affirmative vote of (i) a majority of the outstanding shares of Mesa Common Stock, voting as a separate class, (ii) a majority of the outstanding shares of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock, voting as a single class, and (iii) a majority of the outstanding shares of Mesa Common Stock, Mesa Series A Preferred Stock and Mesa Series B Preferred Stock, voting as a single class (in each case with shares of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock having one vote per share, on an as converted basis) is required to approve the Merger Agreement. Approval of the Merger Agreement constitutes approval of the Mergers and the other transactions contemplated by the Merger Agreement. In addition, if as a part of the foregoing approvals a majority of the outstanding shares of Mesa Series A Preferred Stock vote in favor of the approval of the Merger Agreement, then all holders of Mesa Series A Preferred Stock will receive the Mesa Common Consideration in the Reincorporation Merger. The same majority voting provision applies to the Mesa Series B Preferred Stock; however, the holder of all of the outstanding shares of Mesa Series B Preferred Stock has agreed to vote in favor of the approval of the Merger Agreement and to receive the Mesa Common Consideration pursuant to the Reincorporation Merger.

     Approval and adoption of the Mesa 1996 Incentive Plan, the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan requires that a majority of the shares of Mesa Common Stock, Mesa Series A Preferred Stock and Mesa Series B Preferred Stock represented in person or by proxy and entitled to vote at the Mesa Special Meeting, voting as a single class (in each case with shares of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock having one vote per share on an as converted basis) are voted for such approval.

     Parker & Parsley. The affirmative vote of a majority of the outstanding shares of Parker & Parsley Common Stock is necessary to approve the Merger Agreement. Approval and adoption of the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan requires that a majority of the shares of Parker & Parsley Common Stock represented in person or by proxy and entitled to vote at the Parker & Parsley Special Meeting are voted for such approval.

RECORD DATE; STOCK ENTITLED TO VOTE

     Mesa. The Mesa Board has established             , 1997 as the date to
determine those record holders of Mesa Common Stock, Mesa Series A Preferred Stock and Mesa Series B Preferred Stock entitled to notice of and to vote at the
Mesa Special Meeting. On that date, there were      shares,      shares and
     shares of Mesa Common Stock, Mesa Series A Preferred Stock and Mesa Series B Preferred Stock, respectively, outstanding. Holders of Mesa Common Stock are entitled to one vote with respect to the Mesa Proposals for each share held. Holders of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock (i) when voting as a separate class or as a single class, are entitled to one vote for each share held and (ii) when voting with shares of Mesa Common Stock, are entitled to one vote per share on an as converted basis. On the Mesa Record Date, each share of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock would be able to convert into one share of Mesa Common Stock.

     Certain stockholders of Mesa have agreed to vote for approval and adoption of the Merger Agreement, the Mesa 1996 Incentive Plan, the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan. See "Agreement by Mesa Stockholders."

     Parker & Parsley. The Parker & Parsley Board has established             ,
1997 as the date to determine those record holders of Parker & Parsley Common Stock entitled to notice of and to vote at the Parker & Parsley Special Meeting.
On that date, there were      shares of Parker & Parsley Common Stock
outstanding. Holders of Parker & Parsley Common Stock are entitled to one vote with respect to the Parker & Parsley Proposals for each share held.

VOTING OF PROXIES

     Shares represented by all properly executed proxies received in time for each respective Special Meeting will be voted at such meeting in the manner specified by the holders thereof. If no instructions are indicated, such proxies will be voted FOR approval and adoption of the Merger Agreement, the Pioneer Long-Term Incentive Plan, the Pioneer Employee Stock Purchase Plan, and in the case of Mesa stockholders, the Mesa 1996 Incentive Plan. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the applicable Special Meeting, will not be voted. Accordingly, abstentions will have the same effect as a vote against each proposal. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the applicable Special Meeting, but will be deemed shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the applicable Special Meeting. Accordingly, "broker non-votes" will have the same effect as a vote against the proposal to adopt the Merger Agreement, and will have no effect on the other proposals. It is not expected that any matter other than those referred to herein will be brought before either of the Special Meetings. If, however, other matters are properly presented at any such meeting, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

     If a quorum is not present at either Special Meeting, the stockholders entitled to vote who are present or represented by proxy at such Special Meeting have the power to adjourn such Special Meeting from time to time without notice until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at such Special Meeting had a quorum originally been present; provided, that if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. Proxies solicited by this Joint Proxy Statement/Prospectus may be used to vote in favor of any motion to adjourn the Special Meetings. The persons named on the proxies intend to vote in favor of any motion to adjourn such Special Meeting to a subsequent day if, prior to such Special Meeting, such persons have not received sufficient proxies to approve the proposals described in this Joint Proxy Statement/Prospectus. If such a motion is approved but sufficient proxies are not received by the time set for the resumption of such Special Meeting, this process will be repeated until sufficient proxies to vote in favor of the proposals to be presented to the stockholders at such Special Meeting have been received or it appears that sufficient proxies will not be received.

STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

CONFIDENTIAL VOTING

     Mesa's Bylaws require the Mesa Board to designate an independent third party not affiliated with Mesa or with any other third party soliciting proxies to collect, count, and hold all proxies and ballots that identify stockholders.
Pursuant to this provision, the Mesa Board has designated           as the
independent collection agent for the Mesa Special Meeting.

REVOCATION OF PROXIES

     Any holder of Mesa Common Stock, Mesa Series A Preferred Stock or Mesa Series B Preferred Stock has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the Mesa Special Meeting by (i) filing a written revocation with the Corporate Secretary of Mesa prior to the voting of such proxy, (ii) giving a duly executed proxy bearing a later date or
(iii) attending the Mesa Special Meeting and voting in person. Attendance by a stockholder of Mesa at the Mesa Special Meeting will not by itself revoke his or her proxy.

     Any holder of Parker & Parsley Common Stock has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the Parker & Parsley Special Meeting by (i) filing a written revocation with the Corporate Secretary of Parker & Parsley prior to the voting of such proxy, (ii) giving a duly executed proxy bearing a later date or (iii) attending the Parker & Parsley Special Meeting and voting in person. Attendance by a stockholder of Parker & Parsley at the Parker & Parsley Special Meeting will not by itself revoke his or her proxy.

SOLICITATION OF PROXIES

     Solicitation of proxies for use at the Mesa Special Meeting and the Parker & Parsley Special Meeting may be made in person or by mail, telephone, telecopy or telegram. Each of Mesa and Parker & Parsley will bear the cost of solicitation of proxies from its own stockholders, except that Mesa and Parker & Parsley will share equally the Registration Statement filing fees and the cost of printing this Joint Proxy Statement/Prospectus. In addition to solicitation by mail, the directors, officers and regular employees of each company and its subsidiaries may solicit proxies from stockholders of such company by telephone, telecopy or telegram or in person. Mesa and Parker & Parsley have requested banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Mesa Common Stock, Mesa Series A Preferred Stock, Mesa Series B Preferred Stock or Parker & Parsley Common Stock held of record by such entities, and Mesa and Parker & Parsley, as the case may be, will, upon the request of such record holders, reimburse reasonable forwarding expenses. In addition, Mesa and Parker & Parsley have engaged Morrow & Co., Inc. and D.F. King & Co., Inc., respectively, to assist in the solicitation of proxies. Mesa and Parker & Parsley anticipate that they will incur total fees of approximately
$          and $          , respectively, plus reimbursement of certain
out-of-pocket expenses for this service, with each company to pay for its own solicitation costs.

                     CERTAIN TERMS OF THE MERGER AGREEMENT

     THE FOLLOWING DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX I TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED BY REFERENCE HEREIN.

CONDITIONS TO THE MERGER

  Conditions to Obligation of Each Party to Effect the Merger

     The respective obligation of each party to effect the Mergers is subject to the satisfaction prior to the Closing of the following conditions:

     Parker & Parsley Stockholder Approval. The Merger Agreement and the Parker & Parsley Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Parker & Parsley Common Stock entitled to vote thereon.

     Mesa Stockholder Approval. The Merger Agreement and the Reincorporation Merger shall have been approved and adopted by the affirmative vote (i) a majority of the outstanding shares of Mesa Common Stock, voting as a separate class, (ii) a majority of the outstanding shares of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock, voting as a single class and (iii) a majority of the outstanding shares of Mesa Common Stock, Mesa Series A Preferred Stock and Mesa Series B Preferred Stock, voting as a single class (in each case with shares of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock having one vote per share, on an as converted basis).

     NYSE Listing. The shares of Pioneer Common Stock and Pioneer Series A Preferred Stock issuable to Parker & Parsley and Mesa stockholders pursuant to the Merger Agreement in the Mergers shall have been authorized for listing on the NYSE upon official notice of issuance.

     Other Approvals. The waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated and all filings required to be made prior to the RM or P&P Effective Time, as applicable, with, and all consents, approvals, permits and authorizations required to be obtained prior to the RM or P&P Effective Time, as applicable, from, any Governmental Entity (as defined in the Merger Agreement) in connection with the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), except for such consents, approvals, permits and authorizations the failure of which to be obtained would not, in the aggregate, be reasonably likely to result in a Material Adverse Effect (as defined in the Merger Agreement) on Pioneer (assuming the Mergers have taken place) or to materially adversely affect the consummation of the Mergers, and no such consent, approval, permit or authorization shall impose terms or conditions that would have, or would be reasonably likely to have, a Material Adverse Effect on Pioneer (assuming the Mergers have taken place). Unless otherwise agreed to by Mesa and Parker & Parsley (which agreement shall not be unreasonably withheld), no such consent, approval, permit or authorization shall then be subject to appeal.

     The Registration Statement. The Registration Statement of which this Joint Proxy Statement/Prospectus forms a part shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.

     No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, no order of any Governmental Entity having jurisdiction over any party hereto, and no other legal restraint or prohibition shall be in effect (an "Injunction") preventing or making illegal the consummation of either of the Mergers.

  Additional Conditions to Obligation of Mesa, Pioneer and MOC

     The obligations of Mesa, Pioneer and MOC to effect the Mergers are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Mesa:

     Representations and Warranties. Each of the representations and warranties of Parker & Parsley set forth in the Merger Agreement shall be true and correct in all material respects (provided that any representation or warranty of Parker & Parsley contained therein that is qualified by a materially standard or a Material Adverse Effect qualification shall not be further qualified thereby) as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Mesa shall have received a certificate signed on behalf of Parker & Parsley by the Chief Executive Officer and the Chief Financial Officer of Parker & Parsley to such effect.

     Performance of Obligations of Parker & Parsley. Parker & Parsley shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and Mesa shall have received a certificate signed on behalf of Parker & Parsley by the Chief Executive Officer and the Chief Financial Officer of Parker & Parsley to such effect.

     Tax Opinion. Mesa shall have received an opinion, in form and substance reasonably satisfactory to Mesa, dated the Closing Date, a copy of which will be furnished to Parker & Parsley, of Baker & Botts, L.L.P., counsel to Mesa, to the effect that, if each of the Mergers is consummated in accordance with the terms of the Merger Agreement, each of the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code, no gain or loss will be recognized for federal income tax purposes by Mesa, Pioneer, MOC or Parker & Parsley as a result of either of the Mergers, and no gain or loss will be recognized for federal income tax purposes by a stockholder of Parker & Parsley or Mesa as a result of either of the Mergers upon the conversion of shares of Parker & Parsley Common Stock, Mesa Common Stock, Mesa Series A Preferred Stock or Mesa Series B Preferred Stock into shares of Pioneer Common Stock or Pioneer Preferred Stock, as applicable, except with respect to (i) cash, if any, received in lieu of fractional shares of Pioneer Common Stock or Pioneer Preferred Stock or (ii) a stockholder in special circumstances, such as a stockholder who acquired Parker & Parsley Common Stock or Mesa Common Stock through exercise of employee stock options or otherwise as compensation for employment.

     Letters from Rule 145 Affiliates. Parker & Parsley will cause to be prepared and delivered to Mesa a list identifying all persons who, at the time of the Parker & Parsley Special Meeting, may be deemed to be "affiliates" of Parker & Parsley, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Parker & Parsley Rule 145 Affiliates"). Mesa shall have received from each person identified as a Parker & Parsley Rule 145 Affiliate a written agreement that such person will not sell, pledge, transfer or otherwise dispose of any shares of Pioneer Common Stock issued to such Parker & Parsley Rule 145 Affiliate pursuant to the Parker & Parsley Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

  Additional Conditions to Obligation of Parker & Parsley

     The obligation of Parker & Parsley to effect the Parker & Parsley Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Parker & Parsley:

     Representations and Warranties of Mesa, Pioneer and MOC. Each of the representations and warranties of Mesa, Pioneer and MOC set forth in the Merger Agreement shall be true and correct in all material respects (provided that any representation or warranty of Mesa, Pioneer and MOC contained therein that is qualified by a materiality standard or a Material Adverse Effect qualifications shall not be further qualified hereby) as of the date of the Merger Agreement and (except to the extent such representations and warranties

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

speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Parker & Parsley shall have received a certificate signed on behalf of Mesa by the Chief Executive Officer and the Chief Financial Officer of Mesa to such effect.

     Performance of Obligations of Mesa. Mesa, Pioneer and MOC shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date, and Parker & Parsley shall have received a certificate signed on behalf of Mesa by the Chief Executive Officer and the Chief Financial Officer of Mesa to such effect.

     Tax Opinion. Parker & Parsley shall have received an opinion, in form and substance reasonably satisfactory to Parker & Parsley, dated the Closing Date, a copy of which will be furnished to Mesa, of Vinson & Elkins L.L.P., counsel to Parker & Parsley, to the effect that, if each of the Mergers is consummated in accordance with the terms of the Merger Agreement, each of the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code, no gain or loss will be recognized for federal income tax purposes by Mesa, Pioneer, MOC or Parker & Parsley as a result of either of the Mergers upon the conversion of shares of Parker & Parsley Common Stock, Mesa Common Stock, Mesa Series A Preferred Stock or Mesa Series B Preferred Stock into shares of Pioneer Common Stock or Pioneer Preferred Stock, as applicable, except with respect to
(i) cash, if any, received in lieu of fractional shares of Pioneer Common Stock or Pioneer Preferred Stock or (ii) a stockholder in special circumstances, such as a stockholder who acquired shares of Parker & Parsley Common Stock or Mesa Common Stock through the exercise of employee stock options or otherwise as compensation for employment.

     Letters from Rule 145 Affiliates. Mesa will cause to be prepared and delivered to Parker & Parsley a list identifying all persons who, at the time of the Mesa Special Meeting, may be deemed to be "affiliates" of Mesa, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Mesa Rule 145 Affiliates"). Parker & Parsley shall have received from each person identified as a Mesa Rule 145 Affiliate a written agreement that such person will not sell, pledge, transfer or otherwise dispose of any shares of Pioneer Common Stock or Pioneer Preferred Stock issued to such Mesa Rule 145 Affiliate pursuant to the Reincorporation Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties by each of Parker & Parsley, Mesa, Pioneer and MOC relating to, among other things,
(i) each of their and certain of their respective subsidiaries organization and similar corporate matters, (ii) each of their capital structures, (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters, and the absence of conflicts, violations of or defaults under the charters, as amended, or By-Laws, as amended, of each of Parker & Parsley and Mesa, or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parker & Parsley or Mesa or any of their respective subsidiaries or any of their respective properties or assets, (iv) the documents and reports filed by each of them with the Commission and the accuracy of the information contained therein, (v) the accuracy of the information provided by each of them with respect to the Registration Statement and this Joint Proxy Statement/Prospectus, (vi) the absence of certain events, changes or effects,
(vii) the absence of undisclosed material liabilities, (viii) compliance with certain laws, (ix) litigation, (x) taxes, (xi) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended, (xii) labor matters, (xiii) intellectual property matters,
(xiv) environmental matters, (xv) the maintenance of insurance, (xvi) fairness opinions, (xvii) the stockholder vote required to approve the Merger Agreement, (xviii) the beneficial ownership of the other party's common stock, (xix) broker's or similar fees, and (xx) certain tax matters. The Merger Agreement also contains representations and warranties by Parker & Parsley regarding the rights agreement relating to the Parker & Parsley Common Stock Purchase Rights, and representations and warranties by Mesa relating to the interim operations of Pioneer and MOC.

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CERTAIN COVENANTS; CONDUCT OF BUSINESS OF PARKER & PARSLEY AND MESA

     During the period from the date of the Merger Agreement and continuing until the SM or RM Effective Time, as applicable, (i) Parker & Parsley agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by the Merger Agreement, or to the extent that Mesa shall otherwise consent in writing) and (ii) Mesa agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by Merger Agreement, or to the extent that Parker & Parsley shall otherwise consent in writing) (for purposes of this Section, Parker & Parsley and Mesa each being a "Party"):

     Ordinary Course. Each Party and its subsidiaries shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the SM or RM Effective Time, as applicable.

     Dividends, Changes in Stock. Except as contemplated by the Merger Agreement and for transactions solely among a Party and its subsidiaries, a Party shall not and it shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or partnership interests, except (x) in the case of Parker & Parsley, for the declaration and payment of regular cash dividends with respect to Parker & Parsley's first and third fiscal quarters not in excess of $.05 per share of Parker & Parsley Common Stock with usual record and payment dates, regular monthly cash dividends on the Parker & Parsley MIPS paid by Parker & Parsley LLC in accordance with their terms and dividends from a subsidiary of Parker & Parsley to Parker & Parsley or another subsidiary of Parker & Parsley and (y) in the case of Mesa, for the declaration and payment of regular quarterly payment-in-kind dividends with respect to the Mesa Series A Preferred Stock and Mesa Series B Preferred Stock in accordance with their terms, upon the conversion of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock into Mesa Common Stock and/or Mesa Series A Preferred Stock, as the case may be, in accordance with their terms, and dividends from a subsidiary of Mesa to Mesa or another subsidiary of Mesa; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of such Party's capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof or as contemplated by any existing employee benefit plan and except that Parker & Parsley LLC may redeem the Parker & Parsley MIPS for cash and/or Parker & Parsley may cause the exchange of the Parker & Parsley MIPS for Parker & Parsley Common Stock, in each case in accordance with the terms of the Parker & Parsley MIPS.

     Issuance of Securities. A Party shall not and it shall not permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt (as defined in the Merger Agreement) or other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt, other voting securities or convertible securities, other than: (i) in the case of Parker & Parsley, (x) the issuance of Parker & Parsley Common Stock and accompanying Parker & Parsley Preferred Stock Purchase Rights (as defined in the Merger Agreement) upon the exercise of stock options granted under the Parker & Parsley Stock Plans (as defined in the Merger Agreement) that are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to the Parker & Parsley Stock Plans, (y) issuances by a wholly owned subsidiary of Parker & Parsley of such subsidiary's capital stock to its parent, and (z) the issuance of Parker & Parsley Series A Preferred Stock (as defined in the Merger Agreement) or Parker & Parsley Common Stock upon the exchange of the Parker & Parsley MIPS in accordance with their terms and the issuance of Parker & Parsley Common Stock upon the conversion of the Parker & Parsley Series A Preferred Stock in accordance with its terms; and (ii) in the case of Mesa (x) the issuance of Mesa Common Stock upon the exercise of stock options granted under the Mesa Stock Plans (as defined in the Merger Agreement) that are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to Mesa Stock Plans, (y) issuances by a wholly owned subsidiary of Mesa of such subsidiary's capital stock to its parent and (z) issuances upon the conversion of Mesa Series A

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

Preferred Stock and Mesa Series B Preferred Stock into Mesa Common Stock and/or Mesa Series A Preferred Stock, as the case may be, in accordance with their terms.

     Governing Documents. Except as contemplated by the Merger Agreement, no Party shall amend or propose to amend its certificate or articles of incorporation or bylaws.

     No Acquisitions. Other than acquisitions previously disclosed to the other party or acquisitions as to which the purchase price is not in excess of $50 million in the aggregate, a Party shall not, and it shall not permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

     No Dispositions. Other than: (i) as may be necessary or required by law to consummate the transactions contemplated by the Merger Agreement or (ii) sales, leases, encumbrances or other dispositions in the ordinary course of business consistent with past practice that are not material, individually or in the aggregate, to a Party and its subsidiaries taken as a whole, a Party shall not, and it shall not permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its material assets, except in the case of Mesa, for encumbrances related to the increase in Mesa's bank credit facility.

     No Dissolution, Etc. Except as otherwise permitted or contemplated by the Merger Agreement, neither Party shall authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of such Party or any of its Significant Subsidiaries (as defined in the Merger Agreement).

     Accounting. Neither Party shall, nor shall either Party permit any of its subsidiaries to, make any changes in their accounting methods which would be required to be disclosed under the rules and regulations of the Commission, except as required by law, rule, regulation or generally accepted accounting principles.

     Affiliate Transactions. Neither Party shall, nor shall either Party permit any of its subsidiaries to, enter into any agreement or arrangement with any of their respective Affiliates (as such term is defined in Rule 405 under the Securities Act, an "Affiliate"), other than with wholly owned subsidiaries of such Party, on terms less favorable to such Party or such subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

     Insurance. Each Party shall, and shall cause its subsidiaries to, use commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

     Tax Matters. Neither Party shall (i) make or rescind any material express or deemed election relating to Taxes (as defined in the Merger Agreement) unless it is reasonably expected that such action will not materially and adversely affect Parker & Parsley or Mesa, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where Parker & Parsley or Mesa, as appropriate, has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except where such settlement or compromise will not materially and adversely affect Parker & Parsley or Mesa, or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Returns (as defined in the Merger Agreement) that have been filed for prior taxable years, except as may be required by applicable law or except for changes that are reasonably expected not to materially and adversely affect Parker & Parsley or Mesa.

     Certain Employee Matters. Except as otherwise permitted by the Merger Agreement, a Party shall not and it shall not permit any of its subsidiaries to:
(i) grant any increases in the compensation of any of its directors, officers or employees, except increases to employees who are not directors or officers made in the ordinary course of business and in accordance with past practice; (ii) pay or agree to pay any material pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Parker &

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

Parsley Employee Benefit Plans (as defined in the Merger Agreement) or Parker & Parsley Pension Plans (as defined in the Merger Agreement) or Mesa Employee Benefit Plans (as defined in the Merger Agreement) or Mesa Pension Plans (as defined in the Merger Agreement), as applicable, in each case as in effect on the date hereof to any such director, officer or employee, whether past or present; (iii) amend or modify in any material respect or receive any assets from the Parker & Parsley Pension Plan; (iv) enter into any new, or amend any existing, material employment or severance or termination agreement with any director, officer or employee; (v) grant any options or other awards under the Parker & Parsley Stock Plans or Mesa Stock Plans, as applicable; or (vi) become obligated under any new Parker & Parsley Employee Benefit Plan or Parker & Parsley Pension Plan, or any new Mesa Employee Benefit Plan or Mesa Pension Plan, which was not in existence or approved by the Board of Directors of Parker & Parsley or Mesa, as applicable, prior to the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

     Indebtedness; Leases; Capital Expenditures. No Party shall, nor shall any Party permit any of its subsidiaries to, (i) incur any indebtedness for borrowed money (except (x) to finance any transactions or capital or other expenditures permitted by the Merger Agreement) and regular borrowings under credit facilities made in the ordinary course of such Party's cash management practices, (y) refinancings of existing debt and (z) immaterial borrowings that, in each such case, permit prepayment of such debt without penalty (other than LIBOR breakage costs) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such Party or any of its subsidiaries or guarantee any debt securities of others,
(ii) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, liens, security interests or other encumbrances on the property of such Party or any of its subsidiaries in connection with any indebtedness thereof, or (iii) make or commit to make aggregate capital expenditures not described in the Parker & Parsley or Mesa periodic reports filed with the Commission in excess, in the case of each of Parker & Parsley and Mesa, of an amount equal to the sum of (A) capital expenditures budgeted by such Party for the fiscal year ending December 31, 1997 as set forth in the capital expenditure budgets delivered to the other Party, less any budgeted capital expenditures expended prior to the date of the Merger Agreement, plus (B) capital expenditures (not otherwise included in budgeted capital expenditures) that may be incurred in connection with the acquisitions by Parker & Parsley and Mesa, as applicable, permitted by the Merger Agreement.

     Agreements. No Party shall, nor shall any Party permit any of its Subsidiaries to, agree in writing or otherwise to take any action inconsistent with any of the foregoing.

     No Solicitation by Parker & Parsley. From and after the date of the Merger Agreement, Parker & Parsley will not, and will not authorize or (to the extent within its control) permit any of its officers, directors, employees, agents, Affiliates and other representatives or those of any of its subsidiaries (collectively, "Parker & Parsley Representatives") to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any Parker & Parsley Acquisition Proposal (as hereinafter defined) from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such proposal; provided, however, that, notwithstanding any other provision of the Merger Agreement, (i) Parker & Parsley's Board of Directors may take and disclose to the stockholders of Parker & Parsley a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (ii) following receipt from a third party (without any solicitation, initiation or encouragement, directly or indirectly, by Parker & Parsley or any Parker & Parsley Representatives) of a bona fide Parker & Parsley Acquisition Proposal, (x) Parker & Parsley may engage in discussions or negotiations with such third party and may furnish such third party information concerning it, and its business, properties and assets if such third party executes a confidentiality agreement in reasonably customary form and (y) the Board of Directors of Parker & Parsley may withdraw, modify or not make its recommendation to approve the Parker & Parsley Merger or terminate the Merger Agreement in accordance with the Merger Agreement, but in each case referred to in the foregoing clauses (i) and (ii), only to the extent that Parker & Parsley's Board of Directors shall conclude in good faith based on the advice of Parker & Parsley's outside counsel that such action is necessary in order for Parker & Parsley's Board of

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

Directors to act in a manner that is consistent with its fiduciary obligations under applicable law. Parker & Parsley will promptly notify Mesa of any such requests for such information or the receipt of any Parker & Parsley Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Parker & Parsley Acquisition Proposal, and the material terms and conditions of any Parker & Parsley Acquisition Proposal (provided, however, that Parker & Parsley shall not be required to identify such person or group or disclose such terms or conditions to Mesa until the beginning of the one week period referred to paragraph (g) under "-- Termination", if Parker & Parsley determines that such identification or disclosure prior to such time would impair such discussions or negotiations). As used in the Merger Agreement, "Parker & Parsley Acquisition Proposal" means any proposal or offer, other than a proposal or offer by Mesa or any of its Affiliates, for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving Parker & Parsley or any of its Significant Subsidiaries or any proposal to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, Parker & Parsley or any of its Significant Subsidiaries.

     No Solicitation by Mesa. From and after the date of the Merger Agreement, Mesa will not, and will not authorize or (to the extent within its control) permit any of its officers, directors, employees, agents, Affiliates and other representatives or those of any of its subsidiaries (collectively, "Mesa Representatives") to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any Mesa Acquisition Proposal (as hereinafter defined) from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such proposal; provided, however, that, notwithstanding any other provision of the Merger Agreement, (i) Mesa's Board of Directors may take and disclose to the stockholders of Mesa a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (ii) following receipt from a third party (without any solicitation, initiation or encouragement, directly or indirectly, by Mesa or any Mesa Representatives) of a bona fide Mesa Acquisition Proposal, (x) Mesa may engage in discussions or negotiations with such third party and may furnish such third party information concerning it, and its business, properties and assets if such third party executes a confidentiality agreement in reasonably customary form and (y) the Board of Directors of Mesa may withdraw, modify or not make its recommendation to approve the Reincorporation Merger or terminate the Merger Agreement in accordance with the Merger Agreement, but in each case referred to in the foregoing clauses (i) and (ii), only to the extent that Mesa's Board of Directors shall conclude in good faith based on the advice of Mesa's outside counsel that such action is necessary in order for Mesa's Board of Directors to act in a manner that is consistent with its fiduciary obligations under applicable law. Mesa will promptly notify Parker & Parsley of any such requests for such information or the receipt of any Mesa Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Mesa Acquisition Proposal, and the material terms and conditions of any Mesa Acquisition Proposal (provided, however, that Mesa shall not be required to identify such person or group or disclose such terms or conditions to Parker & Parsley until the beginning of the one week period referred to paragraph (i) under "-- Termination", if Mesa determines that such identification or disclosure prior to such time would impair such discussions or negotiations). As used in the Merger Agreement, "Mesa Acquisition Proposal" means any proposal or offer, other than a proposal or offer by Parker & Parsley or any of its Affiliates, for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving Mesa or any of its Significant Subsidiaries or any proposal to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, Mesa or any of its Significant Subsidiaries.

ADDITIONAL AGREEMENTS

     Pursuant to the Merger Agreement, Mesa, Pioneer and Parker & Parsley have agreed that (i) they will prepare and file this Joint Proxy Statement/Prospectus and have it mailed to stockholders of at the earliest practicable date, Pioneer will prepare and file with the Commission the Registration Statement, and each will use its best efforts to have the Registration Statement declared effective,
(ii) they will use their best efforts to have timely delivered to the other "comfort" letters from their respective independent public accountants,

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

(iii) they will each afford to the other access to their respective officers, properties and other information as the other party may reasonably request, (iv) they will each call meetings of their respective stockholders to be held as promptly as practicable, (v) they will use all commercially reasonable efforts to obtain any consent, authorization or approval of any Governmental Entity required in connection with the Mergers, (vi) Parker & Parsley and Mesa will each provide a list of persons who may be "affiliates" as defined in Rule 145 of the Securities Act, and to use its reasonable best efforts to obtain from each person an undertaking not to transfer shares of Pioneer Common Stock issued to such person pursuant to the Mergers except pursuant to an effective registration statement or in compliance with Rule 145, (vii) Mesa and Pioneer will take all action necessary to permit Pioneer to issue shares of Pioneer Common Stock pursuant to the Mergers and will use commercially reasonable efforts to have approved for listing on the NYSE, subject to official notice of issuance, the shares of Pioneer Common Stock to be issued in the Mergers and shares of Pioneer Common Stock issued or reserved for issuance upon exercise of Parker & Parsley Stock Options and Mesa Stock Options and issuances under the Parker & Parsley Stock Plans and Mesa Stock Plans, (viii) Mesa and Parker & Parsley each agree to certain employee matters, (ix) Pioneer will assume certain outstanding stock options to purchase Parker & Parsley Common Stock and Mesa Common Stock, convert such options to options to purchase Pioneer Common Stock and file a registration statement with respect to such Pioneer Common Stock subject to the converted options, (x) Pioneer will, subject to certain limits, maintain directors' and officers' liability insurance for officers and directors of Mesa and Parker & Parsley and their respective subsidiaries, (xi) they each agree to cooperate and use commercially reasonable efforts to defend any claim arising from or in connection with the Mergers, (xii) they will cooperate and consult with the other regarding press releases and changes that may have a Material Adverse Effect (as defined in the Merger Agreement), (xiii) they will not take any action reasonably likely to result in any of the respective representations and warranties being untrue in any material respect or in any of the conditions to the Mergers not being satisfied, (xiv) they will not take any action that would affect the qualification of the Merger as a reorganization described in Section 368 (a) of the Code, (xv) they each agree to cooperate in the preparation of all documents relating to conveyance taxes and to each pay such tax payable by it,
(xvi) Mesa and Parker & Parsley will take such action as may be necessary to ensure that immediately after the P&P Effective Time the Board of Directors of Pioneer consists of (a) the seven individuals currently serving on Mesa's Board of Directors, (b) seven of the nine individuals currently serving on Parker & Parsley's Board of Directors (such seven individuals to be designated by Parker & Parsley), and (c) an individual to be mutually agreed to by Mesa and Parker & Parsley (see "Pioneer -- Management of Pioneer"), (xvii) the parties agree to the designation of the Chairman of the Board of Pioneer and the election of the President and Chief Executive Officer of Pioneer (see "Pioneer -- Management of Pioneer"), (xviii) the parties agree to certain Charter amendments and the name and address of Pioneer, (xix) the approval by Pioneer of certain employee benefit plans and severance agreements with officers, (xx) Pioneer shall cause each of Parker & Parsley Holdings, Inc., Parker & Parsley Petroleum USA, Inc., and Parker & Parsley Development L.P. to merge with and into MOC, (xxi) Pioneer shall assume certain agreements related to the Parker & Parsley MIPS, (xxii) the parties agree to take all actions necessary to have Pioneer or MOC, as applicable, assume by supplemental indenture the indentures governing the publicly held debt of Mesa, Parker & Parsley and their respective subsidiaries, (xxiii) the parties agree to cooperate to obtain a new bank credit facility,
(xxiv) the parties agree to the execution of certain voting agreements with stockholders of Mesa (see "Agreement by Mesa Stockholders") and (xxv) Parker & Parsley and its subsidiaries agreed to use their reasonable best efforts to cause the redemption of the Parker & Parsley MIPS.

     Each of Mesa, Pioneer and Parker & Parsley have agreed to take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on any of them with respect to the Mergers (including, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other governmental entity) and to promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Mergers.

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AMENDMENT AND WAIVER

     The Merger Agreement may be amended by the parties thereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval by the stockholders of Parker & Parsley and the stockholders of Mesa, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without first obtaining such further approval.

     At any time prior to the Effective Time, the parties to the Merger Agreement, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto; (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto; and (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement.

TERMINATION

     The Merger Agreement may be terminated and the Mergers may be abandoned at any time prior to the RM Effective Time, whether before or after approval of the matters presented in connection with the Mergers by the stockholders of Parker & Parsley and the stockholders of Mesa:

          (a) by mutual consent of Mesa and Parker & Parsley;

          (b) by either Mesa or Parker & Parsley if (i) any Governmental Entity shall have issued any Injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers and such Injunction or other action shall have become final and nonappealable; or (ii) any required approval of the stockholders of a party shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders, or at any adjournment thereof;

          (c) by Mesa or Parker & Parsley if the Mergers shall not have been consummated by December 31, 1997 (the "Initial Termination Date"); provided, however, that the right to terminate the Merger Agreement pursuant to this provision shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under the Merger Agreement has been the cause of or resulted in the failure of the Mergers to occur on or before such date;

          (d) by Mesa if (i) Parker & Parsley shall have failed to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement to be complied with or performed by Parker & Parsley at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by Parker & Parsley of notice of such breach and is existing at the time of termination of the Merger Agreement);
     (ii) any representation or warranty of Parker & Parsley contained in the Merger Agreement shall not be true in all material respects (provided that any representation or warranty of Parker & Parsley contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby) when made on or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date), provided such breach has not been cured within 30 days following receipt by Parker & Parsley of notice of such breach and is existing at the time of termination of the Merger Agreement, or (iii) after the date hereof there has been any Material Adverse Change with respect to Parker & Parsley, except for general economic changes or changes that may affect the industries of Parker & Parsley or any of its subsidiaries generally;

          (e) by Parker & Parsley if (i) Mesa, Pioneer or MOC shall have failed to comply in any material respect with any of the covenants or agreements contained in the Merger Agreement to be complied with or performed by it at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by Mesa of notice of such breach and is existing at the time of termination of the Merger Agreement); (ii) any representation or warranty of Mesa, Pioneer or MOC contained in the Merger Agreement shall not be true in all material respects (provided that any representation or warranty of Mesa, Pioneer or MOC contained herein that is qualified by a materiality standard or a Material

     Adverse Effect qualification shall not be further qualified hereby) when made or on or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date), provided such breach has not been cured within 30 days following receipt by Mesa of notice of such breach and is existing at the time of termination of the Merger Agreement; or (iii) after the date hereof there has been any Material Adverse Change with respect to Mesa, except for general economic changes or changes that may affect the industries of Mesa or any of its subsidiaries generally;

          (f) by Mesa if (i) the Board of Directors of Parker & Parsley shall have withdrawn or modified, in any manner which is adverse to Mesa, its recommendation or approval of the Parker & Parsley Merger or the Merger Agreement and the transactions contemplated thereby, or shall have resolved to do so, or (ii) the Board of Directors of Parker & Parsley shall have recommended to the stockholders of Parker & Parsley any Parker & Parsley Acquisition Proposal or any transaction described in the definition of Parker & Parsley Acquisition Proposal, or shall have resolved to do so;

          (g) by Parker & Parsley, if Parker & Parsley shall exercise its termination right described above under "-- Certain Covenants; Conduct of Business by Parker & Parsley and Mesa--No Solicitation by Parker & Parsley"; provided that Parker & Parsley may not effect such termination unless and until (i) Mesa receives at least one week's prior written notice from Parker & Parsley of its intention to effect such termination; (ii) during such week, Parker & Parsley shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of the Merger Agreement that Mesa may propose; and (iii) Parker & Parsley pays the appropriate termination fee to Mesa concurrently with such termination;

          (h) by Parker & Parsley if (i) the Board of Directors of Mesa shall have withdrawn or modified, in any manner which is adverse to Parker & Parsley, its recommendation or approval of the Mergers or the Merger Agreement and the transactions contemplated thereby, or shall have resolved to do so, or (ii) the Board of Directors of Mesa shall have recommended to the stockholders of Mesa any Mesa Acquisition Proposal or any transaction described in the definition of Mesa Acquisition Proposal, or shall have resolved to do so;

          (i) by Mesa, if Mesa shall exercise its termination right described above under "-- Certain Covenants; Conduct of Business by Parker & Parsley and Mesa -- No Solicitation by Mesa"; provided that Mesa may not effect such termination unless and until (i) Parker & Parsley receives at least one week's prior written notice from Mesa of its intention to effect such termination; (ii) during such week, Mesa shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of the Merger Agreement that Parker & Parsley may propose; and (iii) Mesa pays the appropriate termination fee concurrently with such termination; and

          (j) by either Mesa or Parker & Parsley if, the Average Trading Price (as defined in the Merger Agreement) for the fifteen Trading Day (as
     defined in the Merger Agreement) period beginning on             , 1997
     (the twentieth Trading Day prior to the date on which the Mesa Special Meeting and Parker & Parsley Special Meeting with respect to the Mergers are to be held), of the Mesa Common Stock is less than $5.00 per share, provided that notice of termination is given by the terminating party to the other parties hereto within two calendar days following the end of such fifteen Trading Day period.

          (k) by the passage of time in the event that the Board of Directors of either or both of Mesa or Parker & Parsley shall have withdrawn or modified, in any manner which is adverse to the other party, its recommendation or approval of the Reincorporation Merger or the Parker & Parsley Merger, as applicable, or the Merger Agreement and the transactions contemplated thereby, or shall have resolved to do so, without further action by Mesa or Parker & Parsley, at the earlier of (x) 5:00 p.m., Dallas, Texas, time on the second calendar day after notice of such withdrawal or modification is delivered to the other party or publicly announced by the withdrawing or modifying party, or (y) immediately prior to the commencement of the Mesa Special Meeting or the Parker & Parsley Special Meeting, unless, in either case, Mesa and Parker & Parsley shall otherwise agree in writing prior to such time of automatic termination.

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

EXPENSES AND TERMINATION FEE

     Each party to the Merger Agreement is required to pay all costs and expenses incurred by it in connection with the Merger Agreement and all the transactions contemplated thereby, whether or not the Mergers are consummated, except that the filing fees with respect to this Joint Proxy Statement/Prospectus and the Registration Statement and under the HSR Act will be shared equally by Mesa and Parker & Parsley.

     The Merger Agreement provides that:

          (1) If (i) the Merger Agreement is terminated pursuant to clause (ii) of item (b) above (with respect to the Parker & Parsley stockholder vote) and at the time of such termination or after the date hereof and prior to the Parker & Parsley stockholders' meeting there shall have been pending a Parker & Parsley Acquisition Proposal, (ii) Mesa terminates the Merger Agreement pursuant to item (f) above, (iii) Parker & Parsley terminates the Merger Agreement pursuant to item (g) above, or (iv) Parker & Parsley, but not Mesa, withdraws or modifies, in any manner which is adverse to the other party, its recommendation or approval of the Reincorporation Merger or the Parker & Parsley Merger, as applicable, or the Merger Agreement and the transactions contemplated thereby, or shall have resolved to do so, and the Merger Agreement shall terminate pursuant to item (k) above, then Parker & Parsley shall, on the day of such termination, pay Mesa a fee of $45 million.

          (2) If within 12 months of any termination other than as described in item (1) above or item (j) above, Parker & Parsley agrees to or consummates a Parker & Parsley Acquisition Proposal or a transaction described in the definition of Parker & Parsley Acquisition Proposal and such Parker & Parsley Acquisition Proposal or transaction involves a third party that had discussions with Parker & Parsley after the date of the Merger Agreement and at or prior to the termination of the Merger Agreement, then at the closing or other consummation of such Parker & Parsley Acquisition Proposal or transaction, Parker & Parsley shall pay Mesa a fee equal to $45 million.

          (3) If (i) the Merger Agreement is terminated pursuant to clause (ii) of item (b) above (with respect to the Mesa stockholder vote) and at the time of such termination or after the date hereof and prior to the Mesa stockholders' meeting there shall have been pending an Mesa Acquisition Proposal, (ii) Parker & Parsley terminates the Merger Agreement pursuant to item (h) above, (iii) Mesa terminates the Merger Agreement pursuant to item
     (i) above, or (iv) Mesa, but not Parker & Parsley, withdraws or modifies, in any manner which is adverse to the other party, its recommendation or approval of the Reincorporation Merger or the Parker & Parsley Merger, as applicable, or the Merger Agreement and the transactions contemplated thereby, or shall have resolved to do so, and the Merger Agreement shall terminate pursuant to item (k) above, then Mesa shall, on the day of such termination, pay Parker & Parsley a fee of $45 million.

          (4) If within 12 months of any termination other than as described in item (3) above, Mesa agrees to or consummates an Mesa Acquisition Proposal or a transaction described in the definition of Mesa Acquisition Proposal and such Mesa Acquisition Proposal or transaction involves a third party that had discussions with Mesa after the date of the Merger Agreement and at or prior to the termination of the Merger Agreement, then at the closing or other consummation of such Mesa Acquisition Proposal or transaction, Mesa shall pay Parker & Parsley a fee equal to $45 million.

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

                        AGREEMENTS BY MESA STOCKHOLDERS

     Concurrently with the execution of the Merger Agreement, DNR, who as of the Mesa Record Date are holders of approximately 62,424,436 shares of Mesa Series B Preferred Stock (or approximately 33.1% of the fully diluted capital shares of Mesa), executed an agreement (the "DNR Stockholder Agreement") with Mesa in which DNR agreed, among other things, not to sell, transfer, assign or otherwise dispose of any of the shares of Mesa's capital stock owned as of April 6, 1997 and to vote all shares of Mesa's capital stock owned by DNR as of the Mesa Record Date in favor of the Mergers and any related matters, in accordance with the recommendation of the Mesa Board. On such date, DNR also executed a letter agreement with Parker & Parsley by which DNR agreed, subject to certain conditions, not to sell any of its shares of Mesa Series B Preferred Stock (or Pioneer Common Stock received in connection with the Mergers) for a period of one year from April 6, 1997. See "Ownership of Mesa, Parker & Parsley and Pioneer Common Stock."

     Boone Pickens, a director of Mesa and of Pioneer, who as of the Mesa Record Date holds approximately 1,500,000 shares of Mesa Common Stock and 5,037,982 shares of Mesa Series A Preferred Stock (or an aggregate of approximately 4.07% of the fully diluted capital shares of Mesa), executed an agreement (the "Pickens Stockholders Agreement" and, together with the DNR Stockholders Agreement, the "Stockholders Agreements") with Mesa pursuant to which Mr. Pickens agreed to vote all shares of Mesa capital stock owned by Mr. Pickens as of the Mesa Record Date in favor of the Mergers and any related matters, in accordance with the recommendation of the Mesa Board. See "Pioneer Management of Pioneer -- Directors" and "Ownership of Mesa, Parker & Parsley and Pioneer Common Stock."

                       COMPARISON OF STOCKHOLDERS' RIGHTS

GENERAL

     The following is a summary of certain provisions affecting, and the differences between, the rights of holders of the capital stock of Mesa and Parker & Parsley, respectively, and those of the holders of Pioneer Common Stock. Since Mesa is a Texas corporation and Parker & Parsley and Pioneer are Delaware corporations, the differences between the rights of the Mesa stockholders and the Parker & Parsley and Pioneer stockholders will arise from the various differences between the Texas Business Corporation Act ("TBCA") and the Delaware General Corporation Law ("DGCL") as well as from the differences between the various provisions of the Mesa Articles of Incorporation ("Mesa Charter") and Bylaws, the Parker & Parsley Certificate of Incorporation ("Parker & Parsley Charter") and Bylaws and the Pioneer Certificate of Incorporation ("Pioneer Charter") and Bylaws, which will be adopted immediately prior to the Effective Time. The following summary is qualified in its entirety by reference to the TBCA, the DGCL, the complete text of the Mesa Charter and Bylaws, the Parker & Parsley Charter and Bylaws and the Pioneer Charter and Bylaws. The Pioneer Charter and Bylaws have been filed as exhibits to the Joint Proxy Statement/Prospectus. See "Available Information."

     As a result of the Mergers, holders of Parker & Parsley Common Stock will become holders of Pioneer Common Stock . The Pioneer Charter is substantially similar to the Parker & Parsley Charter and both are Delaware entities, accordingly, the terms and provisions of the Pioneer Common Stock are substantially similar to those of Parker & Parsley Common Stock, except as otherwise described below.

     As a result of the Transaction, holders of Mesa Common Stock, Mesa Series A Preferred Stock (to the extent that individual holders of the Mesa Series A Preferred Stock so elect in the event that less than a majority so elect) and Mesa Series B Preferred Stock will become holders of Pioneer Common Stock and/or Pioneer Preferred Stock the rights of all such former Mesa stockholders will thereafter be governed by the Pioneer Charter, Bylaws and the DGCL. The rights of the holders of Mesa Common Stock, Mesa Series A Preferred Stock and Mesa Series B Preferred Stock are currently governed by the Mesa Charter, the Mesa Bylaws and the TBCA. The following summary, which does not purport to be a complete statement of the general differences among the rights of the stockholders of Mesa and Pioneer, sets forth certain differences between the Mesa Charter and the Pioneer Charter, the Mesa Bylaws and the Pioneer Bylaws and the TBCA and the DGCL.

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

AUTHORIZED CAPITAL STOCK

     Mesa. Mesa's authorized capital stock consists of 1,100,000,000 shares, divided into 600,000,000 shares of Common Stock, par value $.01 per share, and 500,000,000 shares of Preferred Stock, par value $.01 per share. Of the Preferred Stock, there are 140,000,000 shares designated as Mesa Series A Preferred Stock and 140,000,000 shares designated as Mesa Series B Preferred Stock.

     Parker & Parsley. Parker & Parsley's authorized capital stock consists of 200,000,000 shares, divided into 180,000,000 shares of Common Stock, par value $.01 per share and 20,000,000 shares of Preferred Stock, par value $.01 per share.

     Pioneer. Pioneer's authorized capital stock will consist of 600,000,000 shares, divided into 500,000,000 shares of Common Stock, par value $.01 per share and 100,000,000 shares of Preferred Stock, par value $.01 per share.

VOTING

     Mesa. Each share of Mesa Common and Mesa Series A Preferred Stock and Mesa Series B Preferred Stock entitles the holder to one vote on each matter submitted to stockholders. The holders of the Mesa Series A Preferred Stock and the Mesa Series B Preferred Stock vote together with the holders of the Common Stock as a single class except as otherwise required by the TBCA and with the following exceptions: the holders of the Mesa Series A Preferred Stock and the Mesa Series B Preferred Stock each vote as a separate class on any amendment to the Mesa Charter which would materially affect the terms of such series. In addition, as long as the Mesa Series B Preferred Stock is outstanding and subject to certain ownership requirements, the Mesa Series B Preferred has the right to elect a majority of the directors on the Mesa Board. The Mesa Series A Preferred has the right to elect two additional directors in the event that Mesa falls behind by six quarters in the payment of the 8% quarterly dividend payments.

     Parker & Parsley. Each share of Parker & Parsley Common Stock entitles the holder to one vote on each matter submitted to the stockholders.

     Pioneer. Each share of Pioneer Common Stock will entitle the holder to one vote on each matter submitted to the stockholders. Each share of Preferred Stock, when and if designated and issued, will entitle the holder to such voting rights as shall be specified in the certificate of designations establishing such shares. The Pioneer Preferred Stock to be issued to holders of the Mesa Series A Preferred Stock and Mesa Series B Preferred Stock who elect to receive it instead of Pioneer Common Stock (unless the holders of a majority of the outstanding Mesa Series A Preferred Stock or the Mesa Series B Preferred Stock, voting separately as a class, vote in favor of the Merger Agreement, then all holders of such series will receive Pioneer Common Stock) and will have substantially the same rights and terms as the existing Mesa Series A Preferred Stock. See "Description of Pioneer Capital Stock -- Pioneer Preferred Stock."

SPECIAL MEETINGS OF STOCKHOLDERS

     Mesa. The Mesa Bylaws provide that a special meeting of the stockholders may be called by the Chief Executive Officer, the Board of Directors or the Secretary at the request of the holders of at least 20% of the shares outstanding and entitled to vote at such meeting.

     Parker & Parsley. The Parker & Parsley Bylaws provide that a special meeting of the stockholders may be called exclusively by the Board of Directors.

     Pioneer. The Pioneer Bylaws will provide that a special meeting of the stockholders may be called exclusively by the Boards of Directors.

DIRECTORS

     Mesa. The Mesa Charter provides that the number of directors is to be established by the Bylaws which currently provide for a Board of Directors consisting of seven directors. The stockholders have the right to cumulate their votes in the election of directors. The Mesa Series B Preferred Stock have the right to elect a

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

majority (currently four) of the Board of Directors (the "Series B Directors"), but do not have the right to vote on the election of the other directors (the "Non Series B Directors"). The Mesa Series A Preferred have the right to elect two directors to be added to the Board of Directors under certain circumstances as described above. See "-- Voting."

     Parker & Parsley. The Parker & Parsley Charter provides that the number of directors constituting the Board of Directors is to be established by the resolution of the Board of Directors, but can in no event be less than three or more than twenty-one. The Parker & Parsley Board of Directors currently consists of nine directors which is staggered into three classes of approximately equal size, with each class elected for a three-year term at each annual meeting of stockholders. The stockholders do not have the right to cumulate their votes in the election of the Board of Directors.

     Pioneer. The Pioneer Charter will provide for a Board of Directors consisting of a number of members to be determined by the resolution of the Board of Directors, but will in no event be less than three or more than twenty-one. The Board of Directors will be staggered into three classes of approximately equal size, with each class to be elected for a three-year term at each annual meeting of stockholders. See "Pioneer -- Management of Pioneer." The stockholders will not have the right to cumulate their votes in the election of the Board of Directors.

REMOVAL OF DIRECTORS

     Mesa. The Mesa Bylaws provide that at any special meeting called expressly for such purpose, any director or the entire Board of Directors may be removed with or without cause, by the affirmative vote of a majority of the outstanding shares entitled to vote at an election of directors, except that, if less than the entire Board of Directors is to be removed, no director may be removed if the number of votes cast against that director's removal would be sufficient to elect the director if then cumulatively voted at an election of the entire Board of Directors. If a particular class or series is entitled to elect one or more directors, then such class or series shall have the sole right to cast votes in favor of or against the removal of any director elected by such class or series.

     Parker & Parsley. The Parker & Parsley Charter provides that no director shall be removed prior to the expiration of such director's term except for cause and by an affirmative vote of the holders of not less than two-thirds of the outstanding shares of the class or classes or series of stock then entitled to be voted at an election of directors of that class or series, voting together as a single class, cast at the annual meeting of stockholders or at a special meeting of stockholders called for such purpose.

     Pioneer. The Pioneer Charter will provide that no director shall be removed prior to the expiration of such director's term except for cause and by an affirmative vote of the holders of not less than two-thirds of the outstanding shares of the class or classes or series of stock then entitled to be voted at an election of directors of that class or series, voting together as a single class, cast at the annual meeting of stockholders or at a special meeting of stockholders called for such purpose.

VACANCIES ON THE BOARD OF DIRECTORS

     Mesa. The Mesa Bylaws provide that, subject to the rights of holders of any class or series of preferred stock, any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by an election at an annual or special meeting of the stockholders called for such purpose or by the affirmative vote of a majority of the remaining directors, though less than a quorum; provided, however, that any directorship to be filled by the Board of Directors by reason of an increase in the number of directors may be filled for a term of office continuing only until the next election of directors by the stockholders. The right of the Board of Directors to fill any directorships as a result of an increase in the number of directors is limited to two directors between any two successive annual meetings of the stockholders. Directors elected to fill a vacancy serve for the unexpired term of the predecessor director.

     Parker & Parsley. The Parker & Parsley Bylaws provide that any vacancy in the Board of Directors may be filled by the majority vote of the remaining members of the Board of Directors, although less than a

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

quorum, who are designated to represent the same class or classes of the stockholders that the vacant position, when filled, is to represent or by the sole remaining director. Each director elected to fill a vacancy will receive the classification and term of his predecessor, or if it is a newly created directorship, such classification as a majority of the Board of Directors designates and such director will hold office until the next meeting of stockholders.

     Pioneer. The Pioneer Bylaws will provide that any vacancy in the Board of Directors may be filled by the majority vote of the remaining members of the Board of Directors, although less than a quorum, who are designated to represent the same class or classes of the stockholders that the vacant position, when filled, is to represent or by the sole remaining director. Each director elected to fill a vacancy will receive the classification and term of his predecessor, or if it is a newly created directorship, such classification as a majority of the Board of Directors designates and such director will hold office until the next meeting of stockholders.

MERGERS AND OTHER FUNDAMENTAL TRANSACTIONS

     Mesa. The TBCA generally requires that a merger, consolidation, sale of all or substantially all of the assets or dissolution of a corporation be approved by the holders of at least two-thirds of the outstanding shares entitled to vote, unless such corporation's articles of incorporation provide otherwise. The Mesa Charter, pursuant to Section 2.28D of the TBCA, provides that unless otherwise provided in the Mesa Charter, such actions may be approved by the affirmative vote of holders of a majority of the outstanding shares entitled to vote thereon. The Mesa Charter provides that certain business combinations (including mergers and sales of assets with a value in excess of $10 million) involving a beneficial owner of at least 20% or more of the aggregate voting power of Mesa's outstanding capital stock ("Mesa Substantial Shareholder") requires the affirmative vote of the holders of at least 80% of the outstanding voting stock of Mesa, unless certain minimum price or board approval requirements are met.

     Parker & Parsley. Under the DGCL, mergers, consolidations or sales of substantially all of the assets or dissolution of a corporation generally must be approved by the holders of at least a majority of all outstanding shares entitled to vote, unless the certificate of incorporation requires approval by a greater number of shares. The Parker & Parsley Charter provides that certain business combinations (including mergers and sales of all or substantially all of the assets of the company) involving a beneficial owner of at least 10% of the outstanding shares of Parker & Parsley's capital stock ("Parker & Parsley Substantial Stockholder") require the affirmative vote of the holders of at least 80% of the outstanding voting stock of Parker & Parsley as well as 2/3 of the outstanding shares of capital stock held by stockholders other than the Parker & Parsley Substantial Stockholder, unless certain minimum price or board approval requirements are met.

     Pioneer. Under the DGCL, such transactions as mergers, consolidations or sales of substantially all of the assets or dissolution of a corporation generally must be approved by the holders of at least a majority of all outstanding shares entitled to vote, unless the certificate of incorporation requires approval by a greater number of shares. The Pioneer Charter will provide that certain business combinations (including mergers and sales of all or substantially all of the assets of the company) involving a beneficial owner of at least 10% of the outstanding shares of Pioneer's capital stock ("Pioneer Substantial Stockholder") require the affirmative vote of the holders of at least 80% of the outstanding voting stock of Pioneer as well as two-thirds of the outstanding shares of capital stock held by stockholders other than the Pioneer Substantial Stockholder, unless certain minimum price or board approval requirements are met.

AMENDMENTS TO CERTIFICATE OF INCORPORATION

     Mesa. Article 4.02 of the TBCA provides that an amendment to a corporation's articles of incorporation must be approved by the board of directors and by the affirmative vote of holders of at least two-thirds of the outstanding shares entitled to vote, unless the corporation's articles of incorporation provide otherwise. The Mesa Charter, pursuant to Section 2.28D of the TBCA, lowers the required shareholder vote to a majority of the outstanding shares entitled to vote thereon, voting together as a single class. However, the Mesa Charter provides that the Mesa Charter cannot be amended in a way that would materially affect the Mesa Series A

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

Preferred or Mesa Series B Preferred without the individual vote of such materially affected series (a majority in the case of the Series B Preferred and two-thirds in the case of the Series A Preferred).

     Parker & Parsley. Section 242 of the DGCL provides that an amendment to a corporation's certificate of incorporation must be approved by the board of directors and by the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote. The Parker & Parsley Charter provides that amendments to certain provisions regarding (i) election, removal and replacement of directors and provision for a staggered board, (ii) amendment of the Bylaws, (ii) appointment or removal of officers and members of committees of the Board of Directors members, (iii) denial of written consent rights to stockholders, and (iv) matters relating to special meetings of stockholders must be approved by the affirmative vote of at least two-thirds of the outstanding shares of capital stock, and amendments to certain provisions relating to certain business combinations must be approved by the affirmative vote of at least 80% of the outstanding shares of capital stock and by the affirmative vote of holders of at least two-thirds of the outstanding shares of voting stock held by stockholders other than the Parker & Parsley Substantial Stockholder.

     Pioneer. Section 242 of the DGCL provides that an amendment to a corporation's certificate of incorporation must be approved by the board of directors and by the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote. The Pioneer Charter provides that amendments to certain provisions regarding (i) election, removal and replacement of directors and provision for a staggered board, (ii) amendment of the Bylaws,
(ii) appointment or removal of officers and members of committees of the Board of Directors members, (iii) denial of written consent rights to stockholders,
(iv) matters relating to special meetings of stockholders must be approved by the affirmative vote of at least two-thirds of the outstanding shares of capital stock, and amendments to certain provisions relating to certain business combinations must be approved by the affirmative vote of at least 80% of the outstanding shares of capital stock and by the affirmative vote of holders of at least two-thirds of the outstanding shares of voting stock held by stockholders other than the Pioneer Substantial Stockholder.

AMENDMENTS TO BYLAWS

     Mesa. The Mesa Bylaws provide that the Mesa Bylaws may be amended or repealed by a majority of the Board of Directors, except to the extent that (a) the stockholders in amending, repealing or adopting a particular bylaw, expressly provide that the Board of Directors may not amend or repeal such bylaw, (b) the TBCA or the Mesa Charter reserve the power to take such action in the stockholders in whole or in part, or (c) Article III Section 1 (the number of directors constituting the Board of Directors may not be amended without the unanimous vote of all directors), Section 6 (the bylaw pertaining to the calling of special meetings may not be amended without the unanimous vote of the Board of Directors) and Section 8 (certain provisions of the Bylaws pertaining to committees of the Board of Directors may not be amended without the unanimous vote of the Board of Directors) otherwise provide. The Mesa Bylaws may be amended or repealed by the stockholders unless such bylaw provides otherwise and any such amendment or repeal must be effected at a special meeting of the stockholders held for which notice has been given and such right to amend or repeal is subject to any right granted to any preferred stock series. As long as any share of Mesa Series B Preferred remain outstanding, a majority vote of such class is necessary in order to amend the or repeal any portion of the Mesa Bylaws which would limit the ability of the Board of Directors to amend or repeal any provision of the Mesa Bylaws.

     Parker & Parsley. The Parker & Parsley Bylaws provide that the Board of Directors may alter, amend or repeal the Parker & Parsley Bylaws at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special meeting. The Parker & Parsley Bylaws may also be altered, amended or repealed by the holders of not less than two-thirds of the outstanding shares of stock then entitled to vote upon an election of directors at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special meeting.

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     Pioneer. The Pioneer Bylaws provide that the Board of Directors may alter, amend or repeal the Pioneer Bylaws at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special meeting. The Pioneer Bylaws may also be altered, amended or repealed by the holders of not less than two-thirds of the outstanding shares of stock then entitled to vote upon an election of directors at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special meeting.

ANTI-TAKEOVER PROVISIONS

     Mesa. The Mesa Charter contains a "fair price" provision that applies to certain business combination transactions involving any person or group that beneficially owns 20% or more of the aggregate voting power of all of the outstanding stock of Mesa (a "Mesa Related Person"). The provision requires the affirmative vote of holders of at least 80% of the voting stock of Mesa to approve any merger, consolidation, sale or lease of all or substantially all of the assets of Mesa, issuance or transfer of Mesa's securities or certain other transactions involving the Mesa Related Person. This voting requirement is not applicable to certain transactions, including (i) any transaction in which the consideration to be received by the holders of each class of stock is the same in form and amount as that paid in a tender offer in which the Mesa Related Person acquired at least 50% of the outstanding shares of each such class and which was consummated not more than one year earlier, (ii) any other transaction that meets certain other specified pricing criteria or (iii) any other transaction approved by Mesa's continuing directors (as defined in the Mesa Charter). This provision could have the effect of delaying or preventing a change of control of Mesa in a transaction or series of transactions that did not satisfy the "equal price" criteria.

     Parker & Parsley. The Parker & Parsley Charter contains a "fair price" provision that requires the affirmative vote of the holders of at least 80% of Parker & Parsley's voting stock and the affirmative vote of at least 66 2/3% of Parker & Parsley's voting stock not owned, directly or indirectly, by the Parker & Parsley Related Person (hereinafter defined) to approve any merger, consolidation, sale or lease of all or substantially all of Parker & Parsley's assets, or certain other transactions involving a Parker & Parsley Related Person. For purposes of this fair price provision, a "Parker & Parsley Related Person" is any person beneficially owning 10% or more of the voting stock of Parker & Parsley who is a party to the transaction at issue, a director who is also an officer of Parker & Parsley and is a party to the transaction at issue, an affiliate of either such person, and certain transferees of those persons. The voting requirement is not applicable to certain transactions, including those that are approved by Parker & Parsley's continuing directors (as defined in the Parker & Parsley Charter) or that meet certain "fair price" criteria contained in the Parker & Parsley Charter.

     DGCL Section 203, in general, prohibits a "business combination" between a corporation and an "interested stockholder" within three years of the time such stockholder became an "interested stockholder" unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans, or (iii) after such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The term "business combination" is defined to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority-owned subsidiary thereof, a merger or consolidation, a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary.

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

In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person that individually or with or through his or its affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock(whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock. The restrictions of DGCL Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to such section or which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on an interdealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders.

     Pioneer. The Pioneer Charter also contains a "fair price" provision that applies to certain business combination transactions involving any person or group that beneficially owns at least 10% of the aggregate voting power of the outstanding capital stock of Pioneer (a "Pioneer Related Person"). The "fair price" provision requires the affirmative vote of the holders of (i) at least 80% of the voting stock of Pioneer and (ii) at least 66 2/3% of the voting stock of Pioneer not beneficially owned by the Pioneer Related Person, to approve certain transactions between the Pioneer Related Person and Pioneer or its subsidiaries, including any merger, consolidation or share exchange, any sale, lease, exchange, pledge or other disposition of assets of Pioneer or its subsidiaries having a fair market value of at least $10 million, any transfer or issuance of securities of Pioneer or any of its subsidiaries, any adoption of a plan or proposal by Pioneer of voluntary liquidation or dissolution of Pioneer, certain reclassifications of securities or recapitalizations of Pioneer or certain other transactions, in each case involving the Pioneer Related Person. This voting requirement will not apply to certain transactions, including (a) any transaction in which the consideration to be received by the holders of each class of capital stock of Pioneer is (x) the same in form and amount as that paid in a tender offer in which the Pioneer Related Person acquired at least 50% of the outstanding shares of such class and which was consummated not more than one year earlier or (y) not less in amount than the highest per share price paid by the Pioneer Related Person for shares of such class or (b) any transaction approved by Pioneer's continuing directors (as defined in the Pioneer Charter).

     As a Delaware corporation, Pioneer will be subject to Section 203 of the DGCL as described above. The Pioneer Charter does not contain any provision "opting out" of the application of DGCL Section 203 and Pioneer has not taken any of the actions necessary for it to "opt out" of such provision. As a result, the provisions of Section 203 will remain applicable to transactions between Pioneer and any of their respective "interested stockholders."

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                      DESCRIPTION OF PIONEER CAPITAL STOCK

     The authorized capital stock of Pioneer consists of 500,000,000 shares of common stock, par value $.01 per share, and 100,000,000 shares of preferred stock, par value $.01 per share, of which 8,807,309 shares have been designated as Series A Preferred Stock and 3,776,400 shares have been designated and reserved for issuance as Series B Preferred Stock.

PIONEER COMMON STOCK

     Holders of Pioneer Common Stock have no preemptive rights to purchase or subscribe for securities of Pioneer, and Pioneer Common Stock is not convertible into any other securities or subject to redemption by Pioneer.

     Subject to the rights of the holders of any class of capital stock of Pioneer having any preference or priority over the Pioneer Common Stock, the holders of Pioneer Common Stock are entitled to dividends in such amounts as may be declared by the Pioneer Board from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of Pioneer remaining after payment in full of all creditors and provision for any liquidation preferences on any outstanding preferred stock ranking prior to the Pioneer Common Stock.

PIONEER PREFERRED STOCK

     The Board of Directors, without further action by the stockholders, is authorized to issue up to 100,000,000 million shares of preferred stock in one or more series and to fix and determine as to any series all the relative rights and preferences of shares in such series, including, without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, if any, voting rights, if any, dividend rights and preferences on liquidation.

       Pioneer Series A 8% Cumulative Convertible Preferred Stock

     The Pioneer Board has designated 8,807,309 of the 100,000,000 authorized shares of preferred stock as Series A 8% Cumulative Convertible Preferred Stock. The Statement of Resolution for the Pioneer Preferred Stock includes the following principal terms:

     Dividends. Subject to the satisfaction of certain conditions described below, holders of Pioneer Preferred Stock will be entitled to receive, as and when declared by Pioneer, out of funds legally available therefor, cumulative dividends at the rate of 8.0% per annum, compounded quarterly. Dividends will be payable quarterly in arrears on the last business day of each December, March, June, and September, beginning September 30, 1997. Prior to the fourth anniversary of the issuance of the Pioneer Preferred Stock, dividends will be payable in additional shares of Pioneer Preferred Stock, based upon the stated value (the "Stated Value") of such shares (initially $15.82). On and after June 26, 2000, Pioneer may elect to pay dividends in cash rather than shares of Pioneer Preferred Stock for any quarter in which any of the following conditions is satisfied as of the record date for such dividend:

          Fixed Charge Coverage Ratio. Pioneer's average Fixed Charge Coverage Ratio at the end of the four preceding quarters is in excess of 2.5. "Fixed Charge Coverage Ratio" means the ratio of (i) the sum of (A) Consolidated EBITDA plus (B) one-third of gross operating rents paid before sublease income (as defined by Standard & Poors Corporation), if any ("Gross Rents") to (ii) the sum of (A) interest expense, both expensed and capitalized, of Pioneer and its consolidated subsidiaries, plus (B) one-third of Gross Rents plus (C) scheduled principal amortization of indebtedness (including borrowed money and capitalized leases) of Pioneer and its consolidated subsidiaries. "Consolidated EBITDA" means the consolidated net income or loss of Pioneer for the period, excluding gains and losses not arising from operations (including interest income, gains and losses from investments, gains and losses from dispositions of oil and gas properties, collections and settlements of claims and litigation, adjustments of contingency reserves and other extraordinary gains and losses), plus, to the extent the following have been deducted in determining such income or loss, interest expense, income taxes, depreciation, depletion and amortization expense and impairment expense.

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

          Gas Price Realization. The Average Gas Price realized by Pioneer on an Mcf equivalent basis (using a 6:1 conversion ratio) during the four preceding quarters as reported in Pioneer's financial statements is in excess of $2.95. "Average Gas Price" means the average price received by Pioneer from sales of oil and gas production, to be calculated as follows:

             (i) the aggregate revenues of Pioneer and its consolidated subsidiaries during such period from sales of natural gas, natural gas liquids and oil and condensate produced (other than that used for fuel, and shrinkage) and sold by Pioneer and its consolidated subsidiaries, as reported in Pioneer's consolidated financial statements, divided by

             (ii) the sum of (A) the total volume, on an Mcf basis, of natural gas produced (other than that used for fuel, and shrinkage) and sold by Pioneer and its consolidated subsidiaries during such period (excluding fuel, shrinkage, etc.) plus (B) the product of 6 times the total number of barrels of natural gas liquids, oil and condensate produced (other than that used for fuel, and shrinkage) and sold by Pioneer and its consolidated subsidiaries during such period, as derived from Pioneer's consolidated financial statements.

          Stock Price Threshold. The average closing price of the Pioneer Common Stock during any 90 consecutive trading days preceding the tenth day prior to the record date for any dividend payment date after the fourth anniversary of the issue date is more than three times the conversion price then in effect.

If the stock price threshold described above is met, Pioneer will thereafter have the option to pay dividends either in kind or in cash on any subsequent dividend payment date, regardless of any subsequent changes in the price of the Pioneer Common Stock. To the extent dividends are not paid in cash or in kind on a scheduled dividend payment date, all accrued but unpaid dividends will be added to the Stated Value of each share of Pioneer Preferred Stock outstanding and shall remain a part thereof until paid, and dividends will accrue and be paid thereafter on the basis of the Stated Value, as adjusted.

     Voting Rights. Except as otherwise described herein or required by law, the holders of Pioneer Preferred Stock will vote together with the Pioneer Common Stock as a single class and not as separate classes or series apart from each other, including any vote to approve or adopt (i) any plan of merger, consolidation or share exchange for which Delaware law requires a stockholder vote; (ii) any disposition of assets for which Delaware law requires a stockholder vote; and (iii) any dissolution of Pioneer for which Delaware law requires a stockholder vote.

     The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking senior to or in parity with the Pioneer Preferred Stock or any security convertible into or exchangeable for any such class or series will require the approval of the holders of at least a majority of the outstanding Pioneer Preferred Stock, voting as a separate class.

     Any Amendment of the Pioneer Certificate of Incorporation or Pioneer Bylaws which would materially affect the terms of the Pioneer Preferred Stock will require the approval of the holders of at least two-thirds of the outstanding Pioneer Preferred Stock voting as a separate class.

     If Pioneer is in arrears in the payment of dividends (whether payable in cash or in kind) on the shares of Pioneer Preferred Stock for a total of six quarters, then the size of the Board will automatically be increased by two additional directors and the holders of Pioneer Preferred Stock, voting as a separate class, will have the exclusive right to elect such new directors (the "Series A Directors") immediately and at the next and every subsequent annual meeting of stockholders called for the election of directors. The right of the holders of the Pioneer Preferred Stock to elect the Series A Directors will terminate when all dividends accumulated on the Pioneer Preferred Stock have been paid in full, subject to revesting at such time as Pioneer is again in arrears in the payment of dividends.

     During any period in which the holders of Pioneer Preferred Stock are entitled to elect Series A Directors, the holders of Pioneer Preferred Stock will have certain special rights to call a special meeting of

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Pioneer in lieu of Pioneer's annual meeting or for the purpose of electing
Series A Directors. At a meeting held for the purpose of electing a Series A Director, least one-third of the outstanding shares of Pioneer Preferred Stock, present in person or by proxy, will be required to constitute a quorum.

     Conversion. Shares of Pioneer Preferred Stock are convertible into shares of Pioneer Common Stock at any time at the option of the holder, at an initial conversion ratio of one share of Pioneer Common Stock per share of Pioneer Preferred Stock. The conversion ratio is subject to customary anti-dilution adjustment in the event Pioneer (a) subdivides the outstanding shares of Pioneer Common Stock into a greater number of shares; (b) combines the outstanding shares of Pioneer Common Stock into a smaller number of shares; (c) declares, orders, pays or makes any dividend or other distribution to holders of Pioneer Common Stock payable in Pioneer Common Stock; (d) declares, orders, pays or makes any dividend or other distribution to all holders of Pioneer Common Stock, other than a dividend payable in shares of Pioneer Common Stock (including dividends or distributions payable in cash, evidences of indebtedness, rights, options or warrants to subscribe for or purchase shares of Pioneer Common Stock or other securities, or any other securities or other property, but excluding any rights to purchase stock or other securities if such rights are not separable from the Pioneer Common Stock except upon occurrence of a contingency beyond the control of Pioneer); or (e) issues or sells any shares of Pioneer Common Stock or any rights, options, warrants to subscribe for or purchase shares of Pioneer Common Stock or shares having the same rights, privileges and preferences as the Pioneer Common Stock or securities convertible into Pioneer Common Stock or equivalent common stock, at a price per share of Pioneer Common Stock or equivalent common stock (or having a conversion price per share, in the case of a security convertible into shares of Pioneer Common Stock or equivalent common stock) less than the market price of the Pioneer Common Stock on the date of such issue or sale, other than (i) the conversion or redemption of shares of Pioneer Preferred Stock, (ii) the payment of any stock dividend on the Pioneer Preferred Stock, (iii) the issuance of options to officers, directors and employees of Pioneer and its subsidiaries to purchase shares of Pioneer Common Stock, (iv) the issuance and sale of Pioneer Common Stock upon exercise of any rights, options or warrants described in the foregoing clause (iii) or in clause
(d) above or (v) the issuance and sale of Pioneer Common Stock in an underwritten public offering at a price to the public of not less than 95% of the closing price of the Pioneer Common Stock on the date of pricing such offering.

     If, at any time after the original issue date, Pioneer is a party to any transaction (including a merger, consolidation, statutory share exchange, sale of all or substantially all of Pioneer's assets or recapitalization of the Pioneer Common Stock), as a result of which shares of Pioneer Common Stock (or any other securities of Pioneer then issuable upon conversion of the Pioneer Preferred Stock) will be converted into the right to receive stock, securities or other property (including cash) or any combination thereof (a "Fundamental Change Transaction"), then the shares of Pioneer Preferred Stock remaining outstanding will thereafter no longer be convertible into Pioneer Common Stock (or such other securities), but instead each share will be convertible into the kind and amount of stock and other securities and property receivable upon the consummation of such Fundamental Change Transaction by a holder of that number of shares of Pioneer Common Stock (or such other securities) into which one share of Pioneer Preferred Stock was convertible immediately prior to such Fundamental Change Transaction (assuming such holder of Pioneer Common Stock or other securities failed to exercise any right of election as to the kind of consideration to be received in such Fundamental Change Transaction). Pioneer is prohibited from being a party to any Fundamental Change Transaction after which shares of Pioneer Preferred Stock will remain outstanding unless the terms of such Fundamental Change Transaction are consistent with the foregoing, and it may not consent or agree to the occurrence of any such Fundamental Change Transaction until it has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Pioneer Preferred Stock containing provisions enabling such holders to convert such shares into the consideration received by holders of Pioneer Common Stock (or other securities of Pioneer then issuable upon conversion of Pioneer Preferred Stock), at the conversion ratio then in effect, after such Fundamental Change Transaction. In the event that, as a result of an adjustment pursuant to a Fundamental Change Transaction, the Pioneer Preferred Stock become convertible into any securities other than shares of Pioneer Common Stock, the number of such other securities issuable upon conversion will be subject to adjustment to prevent dilution and adjustment in the

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

event of a successive Fundamental Change Transaction in a manner and on terms as nearly equivalent as practicable to those described herein.

     Redemption. Subject to any restrictions imposed by the terms of its credit facility or other indebtedness; Pioneer may, at its option, redeem all or part of the outstanding shares of Pioneer Preferred Stock (pro rata or by lot among the outstanding shares) on any dividend payment date after August 1, 2006. All outstanding shares of Pioneer Preferred Stock are subject to mandatory redemption on June 30, 2008. The redemption price upon any optional or mandatory redemption will be equal to the Stated Value per share, plus an amount equal to the dollar amount of all accrued and unpaid dividends through the redemption date that have not been added to the Stated Value. The redemption price may be paid either in cash or in shares of Pioneer Common Stock, at the option of Pioneer as announced 30 days prior to the redemption date, with the number of shares of Pioneer Common Stock used to pay the redemption price to be determined based upon the average trading price during the 20 day period ending five days before the redemption date.

     Liquidation. Each share of Pioneer Preferred Stock will rank prior to each share of Pioneer Common Stock with respect to the distribution of assets upon a liquidation, dissolution or winding-up of Pioneer. In the event of any such liquidation, dissolution or winding-up, each holder of a share of Pioneer Preferred Stock will be entitled to receive, before any distribution to the holder of Pioneer Common Stock, a liquidation preference equal to the Stated Value of such shares, plus all accrued and unpaid dividends thereon.

     Ranking. In the event that Pioneer is a party to any merger, consolidation or share exchange in which the Pioneer Preferred Stock is converted or exchanged into any other securities, property, cash or other consideration, the securities, property, cash or other consideration into which the Pioneer Preferred Stock may be converted or exchanged must be identical in kind and amount per share, and no shares of Pioneer Preferred Stock may be converted or exchanged into any securities, property, cash or other consideration unless all shares of Pioneer Preferred Stock may be converted or exchanged into the same kind and amount per share of securities, property, cash or other consideration. The Pioneer Common Stock will rank junior to the Pioneer Preferred Stock with respect to the payments required or permitted to made to the holders of such securities pursuant to their respective governing instruments. The Pioneer Preferred Stock will rank senior to the Pioneer Series B Preferred Shares (as hereinafter defined) with respect to the distribution of assets upon a liquidation, dissolution or winding-up of Pioneer.

     Authorization by Non-Series A Directors. A majority of Pioneer's directors, other than Series A Directors, is required to make the determinations required or permitted (i) as to whether to make payment of the redemption price of Pioneer Preferred Stock in cash or in kind, (ii) as to whether to exercise Pioneer's option to redeem outstanding shares of Pioneer Preferred Stock and
(iii) as to whether to make payment of any dividends declared by the Board on the Pioneer Preferred Stock in cash or in kind (subject to the requirement that Pioneer have sufficient cash legally available to make any cash dividend payment).

     Certain Covenants of Pioneer. For so long as any shares of Pioneer Preferred Stock are outstanding: (i) no dividend or other distribution shall be declared or paid to any securities ranking junior to the Pioneer Preferred Stock, nor shall any of such securities be redeemed, purchased or otherwise acquired for consideration; (ii) no dividend or distribution shall be declared or paid on the Pioneer Preferred Stock or any Pioneer securities ranking on parity therewith ("Parity Security") unless full cumulative dividends on all of such securities have been paid and, in the event that a dividend is declared absent the payment of all such cumulative dividends, then the dividend shall be declared and paid pro rata between the Pioneer Preferred Stock and in the same ratio as any unpaid dividends per share on the Pioneer Preferred Stock and the Parity Securities; and (iii) no shares of Pioneer Preferred Stock shares or Parity Securities shall be redeemed, purchased or otherwise acquired for any consideration by Pioneer unless the full cumulative dividends on all of such securities shall have been paid on or before the date of such redemption, purchase or acquisition.

     In addition, for so long as any shares of Pioneer Preferred Stock are outstanding, Pioneer must at all times reserve and keep available for issuance upon the conversion of such shares such number of its authorized but unissued shares of Pioneer Common Stock as will be sufficient to permit the conversion of all outstanding shares of Pioneer Preferred Stock and all other securities and instruments convertible into shares of Pioneer Common Stock. Pioneer must endeavor to make the shares of stock that may be issued upon redemption or

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

conversion of Pioneer Preferred Stock eligible for trading on any national securities exchange or automated quotation system upon or through which the Pioneer Common Stock is then traded. Prior to the delivery of any securities upon redemption or conversion of Pioneer Preferred Stock, Pioneer must endeavor to comply with all federal and state securities laws and regulations requiring the registration of such securities with, or the approval of or consent to the delivery of such securities by, any governmental authority. Pioneer must pay all taxes and other governmental charges (other than income or franchise taxes) that may be imposed with respect to the issue or delivery of shares of Pioneer Common Stock upon conversion or redemption of shares of Pioneer Preferred Stock, but will not be required to pay any transfer taxes incurred as a result of the issuance of shares of Pioneer Common Stock in a name other than that of the registered holder of the converted or redeemed shares of Pioneer Preferred Stock.

Designated Series B Preferred Stock

     Pioneer has designated and reserved for issuance a series of Preferred Stock (entitled "Series B Convertible Preferred Stock") consisting of 3,776,400 shares to be issued in exchange for the Parker & Parsley MIPS issued by P&P Capital, a special purpose finance subsidiary of the Company, under certain circumstances; however, as of the date of this Joint Proxy Statement/Prospectus, no shares of such preferred stock have been issued. Shares of Series B Convertible Preferred Stock are referred to herein as the "Pioneer Series B Preferred Shares."

     The Pioneer Series B Preferred Shares will only be issued in exchange for the Parker & Parsley MIPS. Upon the occurrence of certain exchange events, the holders of a majority of the outstanding Parker & Parsley MIPS may, at their option, cause all (but not less than all) of the outstanding Parker & Parsley MIPS to be exchanged, on a share-for-share basis, for Pioneer Series B Preferred Shares. The exchange events are (i) the failure of the holders of the Parker & Parsley MIPS to receive, for two consecutive monthly dividend periods, the full amount of dividend payments, (ii) the failure of holders of the Parker & Parsley MIPS to receive any redemption payment when due, (iii) the failure of P&P Capital at any time to maintain a net worth of at least $2.5 million, (iv) the failure of Pioneer to own, directly or indirectly, 100% of the capital stock of P&P Capital (other than the Parker & Parsley MIPS or any other preferred or preference stock of P&P Capital), (v) the bankruptcy of P&P Capital or Pioneer,
(vi) the dissolution, liquidation, or winding up of P&P Capital or Pioneer, and
(vii) the determination by P&P Capital or Pioneer, in its sole discretion, that the withholding or deduction of taxes is required by law and that such withholding or deduction, if made, would cause a reduction in the amounts to be received by the holders of Parker & Parsley MIPS and the failure by P&P Capital or Pioneer, as the case may be, to elect to either pay such additional amounts as would be necessary so that the net amounts received by holders of Parker & Parsley MIPS would not be reduced or redomicile P&P Capital to another jurisdiction wherein the withholding or deduction of such taxes would not be required by law. The following description of certain terms of the Pioneer Series B Preferred Shares will be applicable to such shares when issued as described above.

     Dividends on the Pioneer Series B Preferred Shares will be cumulative from the date of original issuance of such shares and will be payable in United States dollars at the annual rate of 6 1/4% of the liquidation preference of $50 per share. Dividends will be paid monthly in arrears on the last day of each calendar month. Any accumulated and unpaid dividends on the Parker & Parsley MIPS at the time of their exchange for Pioneer Series B Preferred Shares, as well as certain tax deductions or withholdings that may have been made with respect to payments on the Parker & Parsley MIPS, will become accumulated and unpaid dividends on the Pioneer Series B Preferred Shares issued in exchange.

     Each Pioneer Series B Preferred Share is convertible at the option of the holder at any time, unless previously redeemed or converted, into shares of Pioneer Common Stock at the rate of 1.7778 shares of Pioneer Common Stock for each Pioneer Series B Preferred Share (equivalent to a conversion price of $28 1/8 per share of Pioneer Common Stock), subject to adjustment in certain circumstances.

     Pioneer, at its option, may cause the Pioneer Series B Preferred Shares to be exchanged, in whole or in part, for the number of shares of Pioneer Common Stock into which the Pioneer Series B Preferred Shares are then convertible, so long as both (i) the closing price of the Pioneer Common Stock on any 20 trading days in the period of 30 trading days ending on the trading day immediately preceding Pioneer's exercise of such option and (ii) the closing price of the Pioneer Common Stock on the trading day immediately preceding Pioneer's exercise of such option, equal or exceed 125% of the then applicable conversion price.

     The Pioneer Series B Preferred Shares will be redeemable, at the option of Pioneer, in whole or in part, for cash at an initial redemption price of $52.1875 per share and declining ratably thereafter to $50 per share on and after April 1, 2004, plus, in each case, accumulated and unpaid dividends to the date fixed for redemption, but only if the cash used to make such prepayment is provided to Pioneer through the issuance and sale, within one year of such redemption, of common stock or certain classes of preferred stock of Pioneer or any of its subsidiaries. In the case of Pioneer Series B Preferred Shares called for redemption, the conversion right will terminate five calendar days prior to the redemption date. The Pioneer Series B Preferred Shares will not be subject to mandatory redemption.

     The holders of the Pioneer Series B Preferred Shares generally will have no voting rights, but will have the right to elect two additional directors of the Company whenever dividends on the Pioneer Series B Preferred Shares are in arrears for 18 months.

     After the Pioneer Series B Preferred Shares are issued, Pioneer may not create or authorize any additional class of shares that ranks senior to the Pioneer Series B Preferred Shares as to dividends or liquidation preference and may not amend the provisions of the Pioneer Series B Preferred Shares without the written consent of holders of at least 66 2/3% of the outstanding Pioneer Series B Preferred Shares or without a resolution passed by 66 2/3% of the votes cast at a meeting of the holders of Pioneer Series B Preferred Shares. The Pioneer Preferred Stock will rank senior to the Pioneer Series B Preferred Shares with respect to the payment of dividends and the distribution of assets upon a liquidation, dissolution or winding-up of Pioneer.

     In the event of a voluntary or involuntary bankruptcy, liquidation, dissolution, or winding up of Pioneer, the holders of the Pioneer Series B Preferred Shares will be entitled to receive out of the net assets of Pioneer, but before any distribution is made on any class of shares ranking junior to the Pioneer Series B Preferred Shares, $50 per share in cash plus accumulated and unpaid dividends (whether or not declared) to the date of payment. After payment of the full amount of the liquidation distribution to which they are entitled, the holders of the Pioneer Series B Preferred Shares will not be entitled to any further participation in any distribution of assets of Pioneer.

                    DESCRIPTION OF MESA 1996 INCENTIVE PLAN

     The description set forth below represents a summary of the principal terms and conditions of the Incentive Plan and does not purport to be complete. Such description is qualified in its entirety by reference to the 1996 Incentive Plan of MESA Inc. (the "Mesa Incentive Plan"), a copy of which is attached at Appendix VI to this Joint Proxy Statement/Prospectus.

  General

     On August 22, 1996, the Mesa Board approved the Mesa Incentive Plan. The objectives of the Mesa Incentive Plan are to attract and retain key employees of Mesa and its subsidiaries, to encourage the sense of proprietorship of such employees and to stimulate the active interest of such persons in the development and financial success of Mesa and its subsidiaries. These objectives are to be accomplished by making awards ("Awards") under the Mesa Incentive Plan and thereby providing participants with a proprietary interest in the growth and performance of Mesa and its subsidiaries.

     Key employees eligible for Awards under the Mesa Incentive Plan (the "Mesa Employees") are those who hold positions of responsibility and whose performance can have a significant effect on the success of Mesa and its subsidiaries.

     Awards to Mesa Employees under the Mesa Incentive Plan may be made in the form of grants of stock options ("Options"), stock appreciation rights ("SARs"), restricted or non-restricted Common Stock or units denominated in Common Stock ("Stock Awards"), cash awards ("Cash Awards"), performance awards ("Performance Awards") or any combination of the foregoing.

     The Mesa Incentive Plan provides for future Awards to be made in respect of a maximum of 9,000,000 shares of Mesa Common Stock. Shares of Mesa Common Stock which are the subject of Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Mesa Common Stock or in a manner such that all or some of the shares covered thereby are not issued or are exchanged for Awards that do not involve Mesa Common Stock will again immediately become available for Awards under the Mesa Incentive Plan.

     The Mesa Incentive Plan will be administered by the Stock Option Committee of the Mesa Board, or such other committee as may in the future be appointed by the Mesa Board (the "Committee").

     The Committee will have the exclusive power to administer the Mesa Incentive Plan and to take all actions which are specifically contemplated thereby or are necessary or appropriate in connection with the administration thereof. The Committee will also have the exclusive power to interpret the Mesa Incentive Plan and to adopt such rules, regulations and guidelines for carrying out the purposes of the Mesa Incentive Plan as it may deem necessary or proper in keeping with the objectives thereof. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Mesa Incentive Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Mesa Employee holding the Award or
(ii) consented to by such Employee.

     The Committee may delegate to the Chief Executive Officer and to other senior officers of Mesa its duties under the Mesa Incentive Plan.

  Awards

     The Committee will determine the type or types of Awards made under the Mesa Incentive Plan and will designate the Employees who are to be recipients of such Awards. Each Award will be embodied in an agreement, which will contain such terms, conditions and limitations as determined by the Committee and will be signed by or on behalf of Mesa and the Mesa Employee. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under the Mesa Incentive Plan or any other employee plan of Mesa or any of its subsidiaries, including any acquired entity. All or part of an Award may be subject to conditions established by the Committee, which may include continuous service with Mesa and its subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance.

     The types of Awards that may be made under the Mesa Incentive Plan are as follows:

     Options. Options are rights to purchase a specified number of shares of Mesa Common Stock at a specified price. An option granted pursuant to the Mesa Incentive Plan may consist of either an incentive stock option ("ISO") that complies with the requirements of Section 422 of the Code or a nonqualified stock option ("NQSO") that does not comply with such requirements. Under the Mesa Incentive Plan, both ISOs and NQSOs must have an exercise price per share that is not less than 100% of the fair market value of the Mesa Common Stock on the date of grant. In either case, the exercise price must be paid in full at the time an Option is exercised in cash or, if the Mesa Employee so elects, by means of tendering Mesa Common Stock or surrendering another Award or any combination of cash, Mesa Common Stock or other Awards. The Committee will determine acceptable methods for tendering Mesa Common Stock or other Awards by a Mesa Employee to exercise an Option. The Committee may also provide for procedures to permit the exercise of Options by use of proceeds to be received from the sale of Mesa Common Stock issuable pursuant to an Option. Subject to the foregoing, the terms, conditions and limitations applicable to any Options, including the term of any Options and the date or dates upon which they become exercisable, will be determined by the Committee.

     SARs. SARs are rights to receive a payment, in cash or Mesa Common Stock, equal to the excess of the fair market value or other specified valuation of a specified number of shares of Mesa Common Stock on the date the rights are exercised over a specified strike price. An SAR may be granted under the Mesa Incentive Plan to the holder of an Option with respect to all or a portion of the shares of Mesa Common Stock subject to such Option or may be granted separately. The terms, conditions and limitations applicable to any SARs, including the term of any SARs and the date or dates upon which they become exercisable, will be determined by the Committee.

     Stock Awards. Stock Awards consist of restricted and non-restricted grants of Mesa Common Stock or units denominated in Mesa Common Stock. The terms, conditions and limitations applicable to any Stock Awards will be determined by the Committee. Without limiting the foregoing, rights to dividends or dividend equivalents may be extended to and made part of any Stock Award in the discretion of the Committee.

     Cash Awards. Cash Awards consist of grants denominated in cash. The terms, conditions and limitations applicable to any Cash Awards will be determined by the Committee.

     Performance Awards. Performance Awards consist of grants made to a Mesa Employee subject to the attainment of one or more performance goals. A Performance Award will be paid, vested or otherwise deliverable solely upon the attainment of one or more pre-established, objective performance goals established by the Committee. A performance goal may be based upon one or more business criteria that apply to the Mesa Employee, one or more subsidiaries of Mesa or Mesa as a whole, and may include any of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets, or decrease in costs. Subject to the foregoing, the terms, conditions and limitations applicable to any Performance Awards will be determined by the Committee.

  Other Provisions

     With the approval of the Committee, payments in respect of Awards may be deferred, either in the form of installments or a future lump sum payment, by any Mesa Employee. At the discretion of the Committee, a Mesa Employee may be offered an election to substitute an Award for another Award or Awards of the same or different type.

     Mesa will have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Mesa Common Stock under this Plan, an appropriate amount of cash or number of shares of Mesa Common Stock, or combination thereof, for the payment of taxes. The Committee may also permit withholding to be satisfied by the transfer to Mesa of shares of Mesa Common Stock previously owned by the holder of the Award for which withholding is required.

     The Mesa Board may amend, modify, suspend or terminate the Mesa Incentive Plan for the purpose of addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment that would impair the rights of any Mesa Employee with respect to any Award may be made without the consent of such Mesa Employee.

     In the event of any subdivision or consolidation of outstanding shares of Mesa Common Stock, declaration of a stock dividend payable in shares of Mesa Common Stock or other stock split, the Mesa Incentive Plan provides for the Committee to make appropriate adjustments to (i) the number of shares of Mesa Common Stock reserved under the Mesa Incentive Plan, (ii) the number of shares of Mesa Common Stock covered by outstanding Awards in the form of Mesa Common Stock or units denominated in Mesa Common Stock, (iii) the exercise or other price in respect of such Awards and (iv) the appropriate fair market value and other price determinations for Awards in order to reflect such transactions. Furthermore, in the event of any other recapitalization or capital reorganization of Mesa, any consolidation or merger of Mesa with another corporation or entity, the adoption by Mesa of any plan of exchange affecting the Mesa Common Stock or any distribution to holders of Mesa Common Stock of securities or property (other than normal cash dividends or stock dividends), the Mesa Board will make appropriate adjustments to the amounts or other items referred to in clauses (ii), (iii) and (iv) above to give effect to such transactions, but only to the extent necessary to maintain the proportionate interest of the holders of the Awards and to preserve, without exceeding, the value thereof.

  Tax Implications of Awards

     Set forth below is a summary of the federal income tax consequences to Mesa Employees and Mesa as a result of the grant and exercise of Awards under the Mesa Incentive Plan. This summary is based on statutory provisions, Treasury regulations thereunder, judicial decisions and IRS rulings in effect on the date hereof.

     Nonqualified Stock Options; Stock Appreciation Rights; Incentive Stock Options. Mesa Employees will not realize taxable income upon the grant of a NQSO or a SAR. Upon the exercise of a SAR or NQSO, the Mesa Employee will recognize ordinary income (subject to withholding by Mesa) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Mesa Common Stock received, over (ii) the exercise price (if any) paid therefor. The Mesa Employee will generally have a tax basis in any shares of Mesa Common Stock received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a NQSO, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under "-- Tax Code Limitations on Deductibility" below, Mesa (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the Mesa Employee under the foregoing rules.

     Employees will not have taxable income upon the grant of an ISO. Upon the exercise of an ISO, the Mesa Employee will not have taxable income, although the excess of the fair market value of the shares of Mesa Common Stock received upon exercise of the ISO ("ISO Stock") over the exercise price will increase the alternative minimum taxable income of the Mesa Employee, which may cause such Mesa Employee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Employee's regular tax liability in a later year to the extent the Mesa Employee's regular tax liability is in excess of the alternative minimum tax for that year.

     Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), the Mesa Employee will generally recognize capital gain (or loss) equal to the excess of the amount received in the disposition over the exercise price paid by the Mesa Employee for the ISO Stock. However, if a Mesa Employee disposes of ISO Stock that has not been held for the requisite holding period (a "disqualifying disposition"), the Mesa Employee will recognize ordinary income in the year of the disqualifying disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm's length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the Mesa Employee for such ISO Stock. The Mesa Employee would also recognize capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the ISO stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm's-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

     Mesa and its subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless the Mesa Employee makes a disqualifying disposition of the ISO Stock. If a Mesa Employee makes such a disqualifying disposition, Mesa (or a subsidiary) will then, subject to the discussion below under "-- Tax Code Limitations on Deductibility," be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the Mesa Employee under the rules described in the preceding paragraph.

     Under current rulings, if a Mesa Employee transfers previously held shares of Mesa Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an NQSO or ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the NQSO or ISO exercise price (although the Employee would still recognize ordinary compensation income upon exercise of an NQSO in the manner described above). Moreover, that number of shares of Mesa Common Stock received upon exercise which equals the number of shares of previously held Mesa Common Stock surrendered therefor in satisfaction of the NQSO or ISO exercise price will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares of Mesa Common Stock surrendered in satisfaction of the NQSO or ISO exercise price. Any additional shares of Mesa Common Stock received upon exercise will have a tax basis that equals

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

the amount of cash (if any) paid by the Mesa Employee, plus the amount of compensation income recognized by the Mesa Employee under the rules described above.

     Cash Awards; Stock Unit Awards; Stock Awards. A Mesa Employee will recognize ordinary compensation income upon receipt of cash pursuant to a Cash Award or Performance Award or, if earlier, at the time such cash is otherwise made available for the Mesa Employee to draw upon it. A Mesa Employee will not have taxable income at the time of grant of a Stock Award in the form of units denominated in Mesa Common Stock ("Stock Unit Award") but rather, will generally recognize ordinary compensation income at the time he receives Mesa Common Stock in satisfaction of such Stock Unit Award in an amount equal to the fair market value of the Mesa Common Stock received. In general, a Mesa Employee will recognize ordinary compensation income as a result of the receipt of Mesa Common Stock pursuant to a Stock Award or Performance Award in an amount equal to the fair market value of the Mesa Common Stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the Mesa Employee will recognize ordinary compensation income in an amount equal to the fair market value of the Mesa Common Stock (a) when the Mesa Common Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture in cases where the Mesa Employee does not make an valid election under Section 83(b) of the Code or (b) when the Mesa Common Stock is received in cases where the Mesa Employee makes a valid Section 83(b) election.

     A Mesa Employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to Mesa Common Stock or cash received. Dividends that are received by a Mesa Employee prior to the time that the Mesa Common Stock is taxed to the Mesa Employee under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a Mesa Employee in the Mesa Common Stock received will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Mesa Employee's holding period in such shares will commence on the date of receipt of the shares.

     Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible by Mesa (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability of Mesa (or a subsidiary) to obtain a deduction for future payments under the Mesa Incentive Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation. Finally, the ability of Mesa (or a subsidiary) to obtain a deduction for amounts paid under the Mesa Incentive Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain employees of Mesa to $1 million with respect to any such employee during any taxable year of Mesa. However, an exception applies to this limitation in the case of certain performance-based compensation. It is intended that the approval of the Mesa Incentive Plan by the common stockholders of Mesa and the description of the Mesa Incentive Plan contained herein will satisfy certain requirements for the performance-based exception and Mesa will endeavor to comply with the requirements of the Code and Treasury Regulation Section 1.162-27 with respect to the grant and payment of performance-based awards under the Mesa Incentive Plan so as to be eligible for the performance-based exception. However, it may not be possible in all cases to satisfy the requirements for the exception and Mesa may, in its sole discretion, determine that in one or more cases it is in its best interests to not satisfy the requirements for the performance-based exception.

     As of April 25, 1997, 3,570,000 shares are subject to issuance upon the exercise of outstanding options under the Mesa Incentive Plan.

     On April 29, 1997, the last reported sales price of Mesa Common Stock on the New York Stock Exchange was $5 per share.

     The following table summarizes certain information covering cumulative options granted, before consideration of forfeitures and exercises, pursuant to the Mesa Incentive Plan to each executive officer, each person who has received 5% of the options reserved for issuance, all current executive officers as a group, and

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

all current employees, including all current officers who are not executive officers, as a group, from inception of the Mesa Incentive Plan through April 25, 1997:

                              MESA INCENTIVE PLAN
                     SUMMARY OF GRANTS AS OF APRIL 25, 1997

                                                              CUMULATIVE       AVERAGE
                                                               OPTIONS        PER SHARE
                            NAME                               GRANTED      EXERCISE PRICE
                            ----                              ----------    --------------
I. Jon Brumley, Chief Executive Officer.....................    800,000        $  3.25
Dennis E. Fagerstone, Executive Vice President and
  Chief Operating Officer...................................    500,000        $4.0625
Stephen K. Gardner, Senior Vice President and Chief
  Financial Officer.........................................    450,000        $4.0625
Edwin E. Hance, Senior Vice President -- Operations.........    200,000        $4.0625
M. Garrett Smith, Vice President -- Corporate
  Acquisitions..............................................    350,000        $4.0625
John V. Sobchak, Treasurer..................................     50,000        $4.0625
Edgar E. St. James, Vice President -- Exploration...........    200,000        $4.0625
Wayne A. Stoerner, Controller...............................     50,000        $4.0625
Henry Galpin, Vice President -- Natural Gas Processing......     75,000        $4.0625
Gary M. Prescott, Vice President -- Legal...................     50,000        $5.6875
Kenneth H. Sheffield, Jr., Vice President -- Acquisitions
  and Development...........................................    100,000        $4.0625
All current executive officers as a group...................  2,825,000        $3.8612
All other current employees as a group......................    745,000        $4.6967

Approximately 29 employees have outstanding options as of April 25, 1997. As of such date, Mesa has 412 employees.

     THE MESA BOARD RECOMMENDS THAT STOCKHOLDERS OF MESA VOTE IN FAVOR OF THE APPROVAL OF THE MESA INCENTIVE PLAN.

                DESCRIPTION OF PIONEER LONG-TERM INCENTIVE PLAN

     The description set forth below represents a summary of the principal terms and conditions of the Pioneer Natural Resources Company Long-Term Incentive Plan (the "Pioneer Long-Term Incentive Plan") does not purport to be complete. The description is qualified in its entirety by reference to the Pioneer Long-Term Incentive Plan, a copy of which is attached at Appendix VII to this Joint Proxy Statement/Prospectus.

GENERAL

     Pioneer may grant awards with respect to shares of Pioneer Common Stock under the Pioneer Long-Term Incentive Plan to officers, directors, employees and certain consultants and advisors. At the P&P Effective Time, Pioneer is expected to have 14 directors and approximately 1,100 employees. The awards under the Pioneer Long-Term Incentive Plan include (i) incentive stock options qualified as such under U.S. federal income tax laws, (ii) stock options that do not qualify as incentive stock options, (iii) stock appreciation rights ("SARs"),
(iv) restricted stock awards, and (v) performance units.

     The number of shares of Pioneer Common Stock that may be subject to outstanding awards under the Pioneer Long-Term Incentive Plan at any one time is equal to ten percent of the total number of outstanding shares of Pioneer Common Stock (treating as outstanding all shares of Pioneer Common Stock issuable within 60 days upon conversion or exchange of outstanding, publicly traded convertible or exchangeable securities of Pioneer) minus the total number of shares of Pioneer Common Stock subject to outstanding awards under any other stock-based plan for employees or directors of Pioneer. At the P&P Effective Time, the number of shares authorized under the Pioneer Long-Term Incentive Plan will be 4,366,264 (assuming no exercise of currently outstanding options of Parker & Parsley and Mesa). The number of shares authorized under the Pioneer Long-Term Incentive Plan and the number of shares subject to an award under the Pioneer Long-Term Incentive Plan will be adjusted for stock splits, stock dividends, recapitalizations, mergers, and other changes affecting the capital stock of Pioneer.

     The Board of Directors or any committee designated by it may administer the Pioneer Long-Term Incentive Plan (the "Committee"). Pioneer intends to have its Compensation Committee administer the plan. The Committee has broad discretion to administer the Pioneer Long-Term Incentive Plan, interpret its provisions, and adopt policies for implementing the Pioneer Incentive Plan. This discretion includes the ability to select the recipient of an award, determine the type and amount of each award, establish the terms of each award, accelerate vesting or exercisability of an award, extend the exercise period for an award, determine whether performance conditions have been satisfied, waive conditions and provisions of an award, permit the transfer of an award to family trusts and other persons, and otherwise modify or amend any award under the Pioneer Long-Term Incentive Plan. Nevertheless, no awards for more than 250,000 shares or more than $2.5 million in cash may be granted to any one employee in a calendar year.

AWARDS

     The Committee determines the exercise price of each option granted under the Pioneer Long-Term Incentive Plan. The exercise price for an incentive stock option must not be less than the fair market value of the Pioneer Common Stock on the date of grant and the exercise price of non-qualified stock options must not be less than 85% of the fair market value of the Pioneer Common Stock on the date of grant. Stock options may be exercised as the Committee determines, but not later than ten years from the date of grant in the case of incentive stock options. At the discretion of the Committee, holders may use shares of stock to pay the exercise price, including shares issuable upon exercise of the option.

     An SAR may be awarded in connection with or separate from a stock option. An SAR is the right to receive an amount in cash or stock equal to the excess of the fair market value of a share of the Pioneer Common Stock on the date of exercise over the exercise price specified in the agreement governing the SAR (for SARs not granted in connection with a stock option) or the exercise price of the related stock option (for SARs granted in connection with a stock option). An SAR granted in connection with a stock option will require the holder, upon exercise, to surrender the related stock option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered stock option or portion will then cease to be exercisable. Such an SAR is exercisable or transferable only to the extent that the related stock option is exercisable or transferable. An SAR granted independently of a stock option will be exercisable as the Committee determines. The Committee may limit the amount payable upon exercise of any SAR. SARs may be paid in cash or stock, as the Committee provides in the agreement governing the SAR.

     A restricted stock award is a grant of shares of Pioneer Common Stock that are nontransferable or subject to risk of forfeiture until specific conditions are met. The restrictions will lapse in accordance with a schedule or other conditions as the Committee determines. During the restriction period, the holder of a restricted stock award may, in the Committee's discretion, have certain rights as a stockholder, including the right to vote the stock subject to the award or receive dividends on that stock. Restricted stock may also be issued upon exercise or settlement of options, SARs, or performance units.

     Performance units are performance-based awards payable in cash, stock, or a combination of both. The Committee may select any performance measure or combination of measures as conditions for cash payments or stock issuances under the Pioneer Long-Term Incentive Plan, except that performance measures for executive officers must be objective measures chosen from among the following choices: (a) total stockholder return (Pioneer Common Stock appreciation plus dividends), (b) net income, (c) earnings per share, (d) cash flow per share, (e) return on equity, (f) return on assets, (g) revenues, (h) costs, (i) costs as a percentage of revenues, (j) increase in the market price of Pioneer Common Stock or other securities, (k) the performance of Pioneer in any of the items mentioned in clause (a) through (j) in comparison to the average performance of the companies included in the Standard and Poors' Corporation 500 Composite Stock Price Index, or (l) the performance of Pioneer in any of the items mentioned in clause (a) through (j) in comparison to the average performance of the companies used in a self-constructed peer group established before the beginning of the performance period. The Committee may choose different performance measures if the stockholders so approve, if tax laws or regulations change so as not to require stockholder approval of different measures in order to deduct the compensation related to the award for federal income tax purposes, or if the Committee determines that it is in Pioneer's best interest to grant awards not satisfying the requirements of Section 162(m) of the Internal Revenue Code or any successor law.

     Under the Pioneer Long-Term Incentive Plan, each non-employee director will automatically receive 50% (and may elect to receive 100%) of the amount of the director's annual retainer fee in the form of Pioneer Common Stock on the last business day of the month in which the annual meeting of the stockholders is held. Pioneer's initial directors will receive this award on the last day of the month in which the Mergers occur. The number of shares included in each award is determined by dividing the applicable percentage of the annual retainer fee by the closing sales price of Pioneer Common Stock on the business day immediately preceding the date of the award. When issued, the shares of Pioneer Common Stock awarded will be subject to transfer restrictions that lapse on the earlier of the next annual meeting of stockholders or the first anniversary date of the award if the person has continued as a director through that date. If a non-employee director's services as a director are terminated for any reason before the earlier of the next annual meeting of stockholders or the first anniversary of the date of grant, transfer restrictions on some of the shares will lapse (and the rest of the shares will be forfeited) based on the number of regularly scheduled meetings of the Pioneer Board that have been held since the last annual meeting and the number of regularly scheduled meetings remaining to be held before the next annual meeting of Pioneer's stockholders. The vesting of ownership and the lapse of transfer restrictions may be accelerated in the event of the death, disability or retirement of the director or a change in control of Pioneer. The Pioneer Long-Term Incentive Plan requires each non-employee director to make an election under the Internal Revenue Code to include the value of the stock in his income in the year of grant and provides for a cash award to the non-employee director in an amount sufficient to pay the federal income taxes due with respect to the award and the cash payment.

OTHER PROVISIONS

     At the Committee's discretion and subject to conditions that the Committee may impose, a participant's tax withholding with respect to an award may be satisfied by the withholding of shares of Pioneer Common Stock issuable pursuant to the award or the delivery of previously owned shares of Pioneer Common Stock, in either case based on the fair market value of the shares.

     The Committee has discretion to determine whether an award under the Pioneer Long-Term Incentive Plan will have change-of-control features. The Committee also has discretion to vary the change of control features as its deems appropriate. The following describes the change of control features that Pioneer generally expects may apply to additional awards, if any such feature applies. An award agreement under the Pioneer Long-Term Incentive Plan may provide that, upon a change of control of Pioneer, (1) the holder of a stock option will be granted a corresponding cash SAR, (2) all outstanding SARs and options will become immediately and fully vested and exercisable in full, (3) the restriction period on any restricted stock award will be accelerated and the restrictions will expire, and (4) the target payout opportunity attainable under the performance units will be deemed to have been fully earned for all performance periods as of the effective date of the change in control and the holder will be paid a pro rata portion of all associated targeted payout opportunities (based on the number of complete and partial calendar months elapsed as of the change of control) in cash within thirty days following the change of control or in stock effective as of the change of control, for cash and stock-based performance units, respectively. The award may also provide that it will remain exercisable for its original term whether or not employment is terminated at or following a change in control. In general, a change in control of Pioneer occurs in any of four situations: (1) a person other than Pioneer or certain affiliated companies or benefit plans becomes the beneficial owner of 20% or more of the voting power of Pioneer's outstanding voting securities (except acquisitions from Pioneer or in a transaction meeting the requirements of the parenthetical exception in clause (3) below); (2) a majority of the Board of Directors is not comprised of the members of the Board of Directors immediately following the Mergers and persons whose elections as directors were approved by those directors or their approved successors;

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

(3) Pioneer merges or consolidates with another corporation or entity (whether Pioneer or the other entity is the survivor), or Pioneer and the holders of the voting securities of such other corporation or entity (or the stockholders of Pioneer and such other corporation or entity) participate in a securities exchange (other than a merger, consolidation or securities exchange in which Pioneer's voting securities are converted into or continue to represent securities having the majority of voting power in the surviving company, in which no person other than that surviving company owns 20% or more of the outstanding shares of common stock or voting shares of the surviving corporation, and in which at least a majority of the board of directors of the surviving corporation were members of the incumbent board of Pioneer); or (4) Pioneer liquidates or sells all or substantially all of its assets, except sales to an entity having substantially the same ownership as Pioneer.

     If a restructuring of Pioneer occurs that does not constitute a change in control of Pioneer, the Committee may (but need not) cause Pioneer to take any one or more of the following actions: (1) accelerate in whole or in part the time of vesting and exercisability of any outstanding stock options and stock appreciation rights in order to permit those stock options and SARs to be exercisable before, upon, or after the completion of the restructure; (2) grant each optionholder corresponding cash or stock SARs; (3) accelerate in whole or in part the expiration of some or all of the restrictions on any restricted stock award; (4) treat the outstanding performance units as having fully or partially met their targets and pay, in full or in part, the targeted payout;
(5) if the restructuring involves a transaction in which Pioneer is not the surviving entity, cause the surviving entity to assume in whole or in part any one or more of the outstanding awards under the Pioneer Long-Term Incentive Plan upon such terms and provisions as the Committee deems desirable; or (6) redeem in whole or in part any one or more of the outstanding awards (whether or not then exercisable) in consideration of a cash payment, adjusted for withholding obligations. A restructure generally is any merger of Pioneer or the direct or indirect transfer of all or substantially all of Pioneer's assets (whether by sale, merger, consolidation, liquidation, or otherwise) in one transaction or a series of transactions.

     Without stockholder approval, the Pioneer Board may not amend the Pioneer Long-Term Incentive Plan to increase materially the aggregate number of shares of Pioneer Common Stock that may be issued under the Pioneer Long-Term Incentive Plan (except for adjustments pursuant to the terms of the Pioneer Long-Term Incentive Plan). Otherwise, the Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Pioneer Long-Term Incentive Plan in whole or in part and in any way, subject to requirements that may exist in stock exchange rules or in securities, tax and other laws from time to time. No award may be issued under the Pioneer Long-Term Incentive Plan after the tenth anniversary of its initial stockholder approval.

TAX IMPLICATIONS OF AWARDS

     Set forth below is a summary of the federal income tax consequences to employees, directors and other participants in the Pioneer Long-Term Incentive Plan ("Pioneer Employees") and Pioneer as a result of the grant and exercise of awards under the Pioneer Long-Term Incentive Plan. This summary is based on statutory provisions, Treasury regulations thereunder, judicial decisions and IRS rulings in effect on the date hereof.

     Nonqualified Stock Options; Stock Appreciation Rights; Incentive Stock Options. Pioneer Employees will not realize taxable income upon the grant of a non-qualified stock option ("NQSO") or a SAR. Upon the exercise of a SAR or NQSO, the Pioneer Employee will recognize ordinary compensation income (subject to withholding by Pioneer) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Pioneer Common Stock received, over (ii) the exercise price (if any) paid therefor. The Pioneer Employee will generally have a tax basis in any shares of Pioneer Common Stock received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a NQSO, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under "-- Tax Code Limitations on Deductibility," Pioneer (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the Pioneer Employee under the foregoing rules.

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

     Pioneer Employees eligible to receive an incentive stock option ("ISO") will not have taxable income on the grant of an ISO. Upon the exercise of an ISO, the Pioneer Employee will not have taxable income, although the excess of the fair market value of the shares of Pioneer Common Stock received upon exercise of the ISO ("ISO Stock") over the exercise price will increase the alternative minimum taxable income of the Pioneer Employee, which may cause such Pioneer Employee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Pioneer Employee's regular tax liability in a later year to the extent the Pioneer Employee's regular tax liability is in excess of the alternative minimum tax for that year.

     Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), the Pioneer Employee will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Pioneer Employee for the ISO Stock. However, if a Pioneer Employee disposes of ISO Stock that has not been held for the requisite holding period (a "disqualifying disposition"), the Pioneer Employee will recognize ordinary compensation income in the year of the disqualifying disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm's length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the Pioneer Employee for such ISO Stock. The Pioneer Employee would also recognize capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the ISO stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm's-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

     Pioneer and its subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless the Pioneer Employee makes a disqualifying disposition of the ISO Stock. If a Pioneer Employee makes such a disqualifying disposition, Pioneer (or a subsidiary) will then, subject to the discussion below under "-- Tax Code Limitations on Deductibility," be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the Pioneer Employee under the rules described in the preceding paragraph.

     Under current rulings, if a Pioneer Employee transfers previously held shares of Pioneer Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an NQSO or ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the NQSO or ISO exercise price (although the Pioneer Employee would still recognize ordinary compensation income upon exercise of an NQSO in the manner described above). Moreover, that number of shares of Pioneer Common Stock received upon exercise which equals the number of shares of previously held Pioneer Common Stock surrendered therefor in satisfaction of the NQSO or ISO exercise price will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares of Pioneer Common Stock surrendered in satisfaction of the NQSO or ISO exercise price. Any additional shares of Pioneer Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Pioneer Employee, plus the amount of compensation income recognized by the Pioneer Employee under the rules described above. If a reload option is issued in connection with a Pioneer Employee's transfer of previously held Pioneer Common Stock in full or partial satisfaction of the exercise price of an ISO or NQSO, the tax consequences of the reload option will be as provided above for an ISO or NQSO, depending on whether the reload option itself is an ISO or NQSO.

     Performance Units; Restricted Stock Awards. A Pioneer Employee will recognize ordinary compensation income upon receipt of cash pursuant to a performance unit or, if earlier, at the time the cash is otherwise made available for the Pioneer Employee to draw upon it. A Pioneer Employee will not have taxable income at the time of grant of a stock award in the form of performance units denominated in Pioneer Common Stock ("Stock Unit Award"), but rather, will generally recognize ordinary compensation income at the time he receives Pioneer Common Stock in satisfaction of the Stock Unit Award in an amount equal to the fair market value of the Pioneer Common Stock received. In general, a Pioneer Employee will recognize ordinary compensation income as a result of the receipt of Pioneer Common Stock pursuant to a restricted stock award or performance unit in an amount equal to the fair market value of the Pioneer Common Stock when such

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

stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the Pioneer Employee will recognize ordinary compensation income in an amount equal to the fair market value of the Pioneer Common Stock (a) when the Pioneer Common Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture in cases where the Pioneer Employee does not make an valid election under Section 83(b) of the Code or (b) when the Pioneer Common Stock is received in cases where the Pioneer Employee makes a valid Section 83(b) election.

     A Pioneer Employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to Pioneer Common Stock or cash received. Dividends that are received by a Pioneer Employee prior to the time that the Pioneer Common Stock is taxed to the Pioneer Employee under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a Pioneer Employee in the Pioneer Common Stock received will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Pioneer Employee's holding period in those shares will commence on the date of receipt of the shares.

     Subject to the discussion immediately below, Pioneer (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the Pioneer Employee under the foregoing rules.

     Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible by Pioneer (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability of Pioneer (or a subsidiary) to obtain a deduction for future payments under the Pioneer Long-Term Incentive Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation. Finally, the ability of Pioneer (or a subsidiary) to obtain a deduction for amounts paid under the Pioneer Long-Term Incentive Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of Pioneer to $1 million with respect to any such officer during any taxable year of Pioneer. However, an exception applies to this limitation in the case of certain performance-based compensation. The Pioneer Long-Term Incentive Plan is intended to satisfy the requirements for the performance-based exception. Pioneer intends to comply with the requirements of the Code with respect to awards under the Pioneer Long-Term Incentive Plan so as to be eligible for the performance-based exception, but Pioneer may, in its sole discretion, determine that in one or more cases it is in its best interests to not satisfy the requirements for the performance-based exception.

     THE MESA BOARD RECOMMENDS THAT STOCKHOLDERS OF MESA VOTE IN FAVOR OF THE APPROVAL OF THE PIONEER LONG-TERM INCENTIVE PLAN.

     THE PARKER & PARSLEY BOARD RECOMMENDS THAT STOCKHOLDERS OF PARKER & PARSLEY VOTE IN FAVOR OF THE APPROVAL OF THE PIONEER LONG-TERM INCENTIVE PLAN.

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

                           DESCRIPTION OF THE PIONEER
                          EMPLOYEE STOCK PURCHASE PLAN

     The description set forth below represents a summary of the principal terms and conditions of the Pioneer Natural Resources Company Employee Stock Purchase Plan (the "Pioneer Employee Stock Purchase Plan") and does not purport to be complete. Such description is qualified in its entirety by reference to the Pioneer Employee Stock Purchase Plan, a copy of which is attached at Appendix VIII to this Joint Proxy Statement/Prospectus.

GENERAL

     A total of 750,000 shares of Common Stock are reserved for issuance under the Pioneer Employee Stock Purchase Plan. The purpose of the Pioneer Employee Stock Purchase Plan is to provide employees of Pioneer who participate in the Pioneer Employee Stock Purchase Plan with an opportunity to purchase Common Stock of Pioneer through payroll deductions. The Pioneer Employee Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. See "Federal Income Tax Consequences" below.

     The Pioneer Employee Stock Purchase Plan will be administered by a Committee (the "Committee") appointed by Pioneer's Board of Directors. All questions of interpretation of the Pioneer Employee Stock Purchase Plan will be determined by the Committee, whose decisions will be final and binding upon all participants.

     Any persons (including officers of Pioneer) who have been employed by Pioneer (or any of its parent or subsidiary corporations (within the meaning of Sections 424(e) and (f) of the Code)) for at least 6 months and are employed for at least 20 hours per week and more than five months in a calendar year will be eligible to participate in the Pioneer Employee Stock Purchase Plan, subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees may become participants in the Pioneer Employee Stock Purchase Plan by delivering to Pioneer an agreement authorizing payroll deductions prior to the applicable offering date.

OFFERING DATES

     The Pioneer Employee Stock Purchase Plan will be implemented by one nine-month offering during each calendar year. The offering periods will commence on January 1 and end on September 30 of each year. The first offering period will commence January 1, 1998.

PURCHASE PRICE

     The purchase price per share at which shares of Pioneer Common Stock will be sold under the Pioneer Employee Stock Purchase Plan will be the lower of 85% of the fair market value of the Pioneer Common Stock on the first day of each nine-month offering period and 85% of the fair market value of the Pioneer Common Stock on the last day of each offering period. The fair market value of the Pioneer Common Stock on a given date will be the closing sales price of the Pioneer Common Stock on the NYSE on such date.

     The purchase price of the shares of Pioneer Common Stock to be purchased under the Pioneer Employee Stock Purchase Plan will be accumulated by payroll deductions during each offering period. The deductions may not exceed 15% of a participant's eligible compensation, which is defined in the Pioneer Employee Stock Purchase Plan to include all wages, salary, commissions and bonuses received (including employee contributions to a 401(k) plan) during the offering period. A participant may discontinue participation in the Pioneer Employee Stock Purchase Plan, but may not otherwise increase or decrease the rate of payroll deductions at any time during the offering period. Payroll deductions will commence on the first payday on or following the first day of the offering period and continue at the same rate until terminated as provided in the Pioneer Employee Stock Purchase Plan. Such payroll deductions will be credited to a book entry account for each participant.

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

PURCHASE OF STOCK; EXERCISE OF OPTION

     The maximum number of shares placed under option to a participant in an offering period under the Pioneer Employee Stock Purchase Plan will be the lesser of 1,000 or that number determined by dividing the amount of the participant's total payroll deductions during the offering period (and any carryover amounts from the preceding offering period) by the purchase price per share under the Pioneer Employee Stock Purchase Plan. Unless a participant withdraws from the Pioneer Employee Stock Purchase Plan, such participant's option for the purchase of shares will be exercised automatically at the end of each offering period for the maximum number of whole shares at the applicable price. As soon as practicable following the end of each offering period, Pioneer will cause a certificate to be issued in each participant's name representing the total number of whole shares of Pioneer Common Stock acquired by the participant through the exercise of the option. Any balance remaining in a participant's account following the exercise of the participant's option in an offering period will be carried over to the next offering period.

     Notwithstanding the foregoing, no employee of Pioneer will be permitted to subscribe for shares of Pioneer Common Stock under the Pioneer Employee Stock Purchase Plan if, immediately after the grant of the option, the employee would own five percent or more of the voting power or value of all classes of stock of Pioneer or of any of its subsidiaries (including stock which may be purchased under the Pioneer Employee Stock Purchase Plan or pursuant to any other options), nor will any employee be granted an option which would permit the employee to buy pursuant to the Pioneer Employee Stock Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

OTHER PROVISIONS

     A participant's interest in a given offering under the Pioneer Employee Stock Purchase Plan may be terminated in whole, but not in part, by signing and delivering to Pioneer a notice of withdrawal from the Pioneer Employee Stock Purchase Plan. A participant may elect to withdraw from the Pioneer Employee Stock Purchase Plan at any time prior to 30 days before the last day of the offering period. Upon a withdrawal, Pioneer shall refund to the participant the accumulated payroll deductions credited to the participant's account, and the participant's payroll deductions and interest in the offering shall terminate.

     In the event any change is made in Pioneer's capitalization, such as a stock split, stock dividend, exchange of shares, or merger, which results in an increase or decrease in the number of outstanding shares of Pioneer Common Stock without receipt of consideration by Pioneer, appropriate adjustments will be made by the Committee in the shares subject to purchase under the Pioneer Employee Stock Purchase Plan and in the purchase price per share.

     An option granted to a participant under the Pioneer Stock Purchase Plan may not be pledged, assigned or transferred for any reason and any participant's attempt to do so may be treated by Pioneer as an election to withdraw from the Pioneer Stock Purchase Plan.

     The Board of Directors may at any time amend or terminate the Pioneer Employee Stock Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant without the written consent of such participant. In addition, no amendment may be made to the Pioneer Employee Stock Purchase Plan without prior approval of the stockholders of Pioneer if such amendment would materially increase the benefits accruing to participants under the Pioneer Employee Stock Purchase Plan, increase the number of shares of Pioneer Common Stock that may be issued under the Pioneer Employee Stock Purchase Plan, change the class of individuals eligible for participation in the Pioneer Employee Stock Purchase Plan, extend the term of the Pioneer Employee Stock Purchase Plan, or cause options issued under the Pioneer Employee Stock Purchase Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code.

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

FEDERAL INCOME TAX CONSEQUENCES

     The Pioneer Employee Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of the shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant's holding period. If the shares have been held by the participant for more than two years after the date of the option grant, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (b) the excess of the fair market value of the shares at the date of the option grant over the purchase price will be treated as ordinary income, and any further gain or loss will be treated as long-term capital gain or loss. If the shares are disposed of before the expiration of this holding period, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. Pioneer is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from the date of grant.

     The foregoing brief summary of the effect of federal income taxation upon the participants and Pioneer with respect to the purchase of shares under the Pioneer Employee Stock Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss tax consequences of a participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

     THE MESA BOARD RECOMMENDS THAT THE STOCKHOLDERS OF MESA VOTE IN FAVOR OF THE APPROVAL OF THE PIONEER EMPLOYEE STOCK PURCHASE PLAN.

     THE PARKER & PARSLEY BOARD RECOMMENDS THAT THE STOCKHOLDERS OF PARKER & PARSLEY VOTE IN FAVOR OF THE APPROVAL OF THE PIONEER EMPLOYEE STOCK PURCHASE PLAN.

                                 LEGAL MATTERS

     Baker & Botts, L.L.P., Dallas, Texas, will pass on certain legal matters in connection with the Mergers, including the validity of the shares of Pioneer Common Stock or Pioneer Preferred Stock, as the case may be, issued in connection with the Mergers and certain United States federal income taxation matters, on behalf of Mesa and Pioneer. Robert L. Stillwell, a partner in the law firm of Baker & Botts, L.L.P., is currently a director of Mesa and will be a director of Pioneer and is the beneficial owner of 25,434 shares of Mesa Common Stock, all of which represents shares of Mesa Common Stock issuable upon the conversion of Mesa Series A Preferred Stock. Vinson & Elkins L.L.P., Dallas, Texas is acting as counsel for Parker & Parsley in connection with certain legal matters, including United States federal income tax matters, relating to the Mergers and the other transactions contemplated by the Merger Agreement. Michael
D. Wortley, a partner in the law firm of Vinson & Elkins L.L.P., is currently a director of Parker & Parsley and will become a director of Pioneer and is the beneficial owner of shares of Parker & Parsley Common Stock.

                                    EXPERTS

     The Consolidated Financial Statements of Mesa incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

     The Consolidated Financial Statements of Parker & Parsley have been incorporated by reference in this Joint Proxy Statement/Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1995, consolidated financial statements refers to a change in the method of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of.

     The estimates of Mesa's proved reserves as of December 31, 1996 set forth in this Joint Proxy Statement/Prospectus with respect to its Hugoton and West Panhandle field properties are based upon a reserve report prepared by Williamson Petroleum Consultants, Inc., independent petroleum consultants, and are included herein or incorporated by reference herein upon the authority of such Firm as experts with respect to such matters covered by such report. The estimates of Greenhill's proved reserves as of December 31, 1996 set forth in this Joint Proxy Statement/Prospectus are based upon a reserve report prepared by Miller and Lents, independent petroleum consultants, and are included herein or incorporated by reference herein upon the authority of such Firm as experts with respect to such matters covered by such report.

     The estimates of Parker & Parsley's proved reserves as of December 31, 1996 set forth in the Joint Proxy Statement/Prospectus are based upon a reserve report prepared by Parker & Parsley and audited by Netherland, Sewell & Associates, Inc., independent petroleum consultants, and are included or incorporated by reference herein upon the authority of such Firm as experts with respect to such matters covered by such report.

                             AVAILABLE INFORMATION

     Mesa and Parker & Parsley are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports and other information with the Commission. Reports, proxy statements and other information filed by Mesa and Parker & Parsley can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other information filed electronically by Mesa and Parker & Parsley with the SEC which can be accessed over the Internet at http://www.sec.gov. In addition, reports, proxy statements and other information concerning Mesa or Parker & Parsley may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     Pioneer has filed with the Commission a registration statement on Form S-4 (together with all amendments, supplements and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Pioneer Common Stock and Pioneer Preferred Stock. The information contained herein with respect to Mesa and its subsidiaries has been provided by Mesa, and the information contained herein with respect to Parker & Parsley has been provided by Parker & Parsley. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated in this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other incorporated document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. MESA AND PARKER & PARSLEY EACH UNDERTAKES TO PROVIDE COPIES OF SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE), WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO, IN THE CASE OF DOCUMENTS RELATING TO MESA OR PIONEER: INVESTOR RELATIONS, MESA INC., 1400 WILLIAMS SQUARE WEST, 5205 NORTH O'CONNOR BOULEVARD, IRVING, TEXAS 75039 (TELEPHONE (972) 402-7087) AND, IN THE CASE OF DOCUMENTS RELATING TO PARKER & PARSLEY: INVESTOR RELATIONS, PARKER & PARSLEY PETROLEUM COMPANY, 303 W. WALL, SUITE 101, MIDLAND, TEXAS 79701 (TELEPHONE (915) 571-1735). IN ORDER TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS, ANY REQUEST
SHOULD BE MADE BY             , 1997.

     The following documents, which have been filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

     1. Mesa's Annual Report on Form 10-K for the year ended December 31, 1996.

     2. Mesa's Current Reports on Form 8-K dated February 7, 1997 and April 6, 1997, and Mesa's Current Report on Form 8-K/A dated February 7, 1997.

     3. Parker & Parsley's Annual Report on Form 10-K and 10-K/A for the year ended December 31, 1996.

     4. Parker & Parsley's Current Reports on Form 8-K dated April 6, 1997.

     All documents filed by Mesa and Parker & Parsley pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the date of the final adjournment of the Special Meetings shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. All information appearing in this Joint Proxy Statement/Prospectus or in any document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference and should be read together with such information and documents.

     Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein (or in any subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Joint Proxy Statement/Prospectus except as so modified or superseded.

                             STOCKHOLDER PROPOSALS

     Neither Mesa nor Parker & Parsley will hold a 1997 annual meeting of stockholders unless the Mergers are not consummated. If the Mergers are consummated, stockholders of Pioneer may submit proposals to be included in Pioneer's proxy materials and considered for stockholder action at the 1998 Pioneer Annual Meeting of Stockholders if they do so in accordance with applicable regulations of the Commission. Any such proposals must be submitted
to the Secretary of Pioneer no later than             , 1997 in order to be
considered for inclusion in Pioneer's 1998 proxy materials.

                     GLOSSARY OF SELECTED OIL AND GAS TERMS

     The following are abbreviations and definitions of certain terms commonly used in the oil and gas industry and this Prospectus.

     "Bbl" means a barrel of oil and condensate or natural gas liquids.

     "Bcf" means billion cubic feet of natural gas.

     "Bcfe" means billion cubic feet of natural gas equivalents.

     "BOE" means one barrel of oil equivalent.

     "Btu" or "British Thermal Unit" means the quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit.

     "Condensate" means a hydrocarbon mixture that becomes liquid and separates from natural gas when the gas is produced and is similar to crude oil.

     "Development well" means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

     "Gross," when used with respect to acres or wells, refers to the total acres or wells in which Mesa has a working interest.

     "MBbls" means thousands of barrels of oil.

     "Mcf" means thousand cubic feet of natural gas.

     "Mcfe" means thousand cubic feet of natural gas equivalents.

     "MMBbls" means millions of barrels of oil.

     "MMBOE" means millions of barrels of oil equivalents.

     "MMBtu" means one million British Thermal Units.

     "MMcf" means million cubic feet of natural gas.

     "MMcfe" means million cubic feet of natural gas equivalents.

     "Natural gas equivalents" means a volume, expressed in Mcf's of natural gas, that includes not only natural gas but also oil or natural gas liquids converted to an equivalent quantity of natural gas on an energy equivalent basis. Equivalent gas reserves are based on a conversion factor of 6 Mcf of gas per barrel of liquids.

     "Net," when used with respect to acres or wells, refers to gross acres of wells multiplied, in each case, by the percentage working interest owned by Mesa or Parker & Parsley, as the case may be.

     "Net production" means production that is owned by Mesa or Parker & Parsley, as the case may be, less royalties and production due others.

     "Oil" means crude oil or condensate.

     "Oil equivalents" means a volume, expressed in Bbls of oil, that includes not only oil but also natural gas and natural gas liquids converted to an equivalent quantity of oil on an energy equivalent basis. Equivalent oil reserves are based on the conversion factor of 6 Mcf of gas per barrel of liquids.

     "Operator" means the individual or company responsible for the exploration, development and production of an oil or gas well or lease.

     "Proved developed reserves" means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery will be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

     "Proved reserves" means the estimated quantities of crude oil, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made). Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalation based upon future conditions.

     i. Reservoirs are considered proved if economic productivity is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and
        (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

     ii. Reserves that can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

     iii. Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserve"; (B) crude oil, natural gas and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics or economic factors; (C) crude oil, natural gas and natural gas liquids that may occur in undrilled prospects; and (D) crude oil, natural gas and natural gas liquids that may be recovered from oil shales, coal, gilsonite and other such sources.

     "Proved undeveloped reserves" means reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage is limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances are estimates for proved undeveloped reserves attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

     "Reserves" means proved reserves.

     "Royalty" means an interest in an oil and gas lease that gives the owner of the interest the right to receive a portion of the production from the leased acreage (or of the proceeds of the sale thereof), but generally does not require the owner to pay any portion of the costs of drilling or operating the wells on the leased acreage. Royalties may be either landowner's royalties, which are reserved by the owner of the leased acreage at the time the lease is granted, or overriding royalties, which are usually reserved by the owner of the leasehold in connection with a transfer to a subsequent owner.

     "SEC PV10" means the present value of estimated future revenues to be generated from the production of proved reserves calculated in accordance with Commission guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation, except as otherwise provided by contract, without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expense and depreciation, depletion and amortization, and discounted using an annual discount rate of 10%.

     "Tcfe" means trillion cubic feet of natural gas equivalents.

     "3-D seismic" means seismic data that are acquired and processed to yield a three-dimensional picture of the subsurface.

     "Working interest" means an interest in an oil and gas lease that gives the owner of the interest the right to drill for and produce oil and gas on the leased acreage and requires the owner to pay a share of the costs of drilling and production operations. The share of production to which a working interest owner is entitled will always be smaller than the share of costs that the working interest owner is required to bear, with the balance of the production accruing to the owners of royalties. For example, the owner of a 100% working interest in a lease burdened only by a landowner's royalty of 12.5% would be required to pay 100% of the costs of a well but would be entitled to retain only 87.5% of the production.

[SUBSEQUENT TO THE DATE HEREOF, THE NAME OF                           APPENDIX 1
MXP REINCORPORATION CORP. WAS CHANGED TO
PIONEER NATURAL RESOURCES COMPANY]

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                   MESA INC.

                               MESA OPERATING CO.

                           MXP REINCORPORATION CORP.

                                      AND

                       PARKER & PARSLEY PETROLEUM COMPANY

                           DATED AS OF APRIL 6, 1997

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                                   ARTICLE I

                                  THE MERGERS
1.1    The Mergers; Effective Times of the Mergers.......................    1
1.2    Closing...........................................................    1
1.3    Effects of the Mergers............................................    2
                                  ARTICLE II

             EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF THE SM
                CONSTITUENT CORPORATIONS AND THE RM CONSTITUENT
                    CORPORATIONS; EXCHANGE OF CERTIFICATES
2.1    Effect of Spice Merger on Capital Stock...........................    2
       (a)   Capital Stock of Merger Sub.................................    2
       (b)   Cancellation of Spice Treasury Stock and MXP-Owned Spice        2
               Stock.....................................................
       (c)   Exchange Ratio for Spice Common Stock.......................    3
       (d)   Treatment of Spice Stock Options............................    3
2.2    Effect of Reincorporation Merger on Capital Stock.................    3
       (a)   Capital Stock of Reincorporation Sub........................    3
       (b)   Cancellation of MXP Treasury Stock and Spice-Owned MXP          3
               Stock.....................................................
       (c)   Exchange Ratio for MXP Capital Stock........................    3
       (d)   Treatment of MXP Stock Options..............................    4
2.3    Exchange of Certificates..........................................    4
       (a)   Exchange Agent..............................................    4
       (b)   Exchange Procedures.........................................    4
       (c)   Distributions with Respect to Unexchanged Shares............    5
       (d)   No Further Ownership Rights.................................    5
       (e)   No Fractional Shares........................................    6
       (f)   Termination of Exchange Fund................................    6
       (g)   No Liability................................................    7
       (h)   Lost, Stolen, or Destroyed Certificates.....................    7
2.4    Exchange Procedures for MXP Preferred Stock.......................    7
       (a)   Election....................................................    7
       (b)   Procedure for Elections.....................................    7
       (c)   Revocation of Election; Return of Certificates..............    8
                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties of Spice...........................    8
       (a)   Organization, Standing and Power............................    8
       (b)   Capital Structure...........................................    8
       (c)   Authority; No Violations; Consents and Approvals............    9
       (d)   SEC Documents...............................................   11
       (e)   Information Supplied........................................   11
       (f)   Absence of Certain Changes or Events........................   11
       (g)   No Undisclosed Material Liabilities.........................   12
       (h)   No Default..................................................   12
       (i)   Compliance with Applicable Laws.............................   12
       (j)   Litigation..................................................   12
       (k)   Taxes.......................................................   12

                                                                           PAGE
                                                                           ----
       (l)   Pension and Benefit Plans; ERISA............................   14
       (m)   Labor Matters...............................................   18
       (n)   Intangible Property.........................................   19
       (o)   Environmental Matters.......................................   19
       (p)   Insurance...................................................   21
       (q)   Opinion of Financial Advisor................................   21
       (r)   Vote Required...............................................   21
       (s)   Beneficial Ownership of MXP Common Stock....................   21
       (t)   Brokers.....................................................   21
       (u)   Tax Matters.................................................   21
       (v)   Amendment to Spice Agreement................................   21
3.2    Representations and Warranties of MXP, Reincorporation Sub and       22
       Merger Sub........................................................
       (a)   Organization, Standing and Power............................   22
       (b)   Capital Structure...........................................   22
       (c)   Authority; No Violations, Consents and Approvals............   23
       (d)   SEC Documents...............................................   24
       (e)   Information Supplied........................................   25
       (f)   Absence of Certain Changes or Events........................   25
       (g)   No Undisclosed Material Liabilities.........................   26
       (h)   No Default..................................................   26
       (i)   Compliance with Applicable Laws.............................   26
       (j)   Litigation..................................................   26
       (k)   Taxes.......................................................   26
       (l)   Pension and Benefit Plans; ERISA............................   28
       (m)   Labor Matters...............................................   32
       (n)   Intangible Property.........................................   33
       (o)   Environmental Matters.......................................   33
       (p)   Insurance...................................................   34
       (q)   Opinion of Financial Advisor................................   34
       (r)   Vote........................................................   34
       (s)   Beneficial Ownership of Spice Common Stock..................   34
       (t)   Brokers.....................................................   34
       (u)   Interim Operations of Reincorporation Sub and Merger Sub....   34
       (v)   Tax Matters.................................................   35
                                  ARTICLE IV

         COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER
4.1    Conduct of Business by Spice and MXP Pending the Merger...........   35
       (a)   Ordinary Course.............................................   35
       (b)   Dividends; Changes in Stock.................................   35
       (c)   Issuance of Securities......................................   35
       (d)   Governing Documents.........................................   36
       (e)   No Acquisitions.............................................   36
       (f)   No Dispositions.............................................   36
       (g)   No Dissolution, Etc.........................................   36
       (h)   Accounting..................................................   36
       (i)   Affiliate Transactions......................................   36
       (j)   Insurance...................................................   36
       (k)   Tax Matters.................................................   36
       (l)   Certain Employee Matters....................................   37
       (m)   Indebtedness; Leases; Capital Expenditures..................   37
       (n)   Agreements..................................................   37

                                                                           PAGE
                                                                           ----
4.2    No Solicitation by Spice..........................................   37
4.3    No Solicitation by MXP............................................   38
                                   ARTICLE V

                             ADDITIONAL AGREEMENTS
5.1    Preparation of S-4 and the Joint Proxy Statement..................   39
5.2    Letter of Spice's Accountants.....................................   39
5.3    Letter of MXP's Accountants.......................................   39
5.4    Access to Information.............................................   40
5.5    Stockholders Meetings.............................................   40
5.6    HSR and Other Approvals...........................................   40
       (a)   HSR Act.....................................................   40
       (b)   Other Regulatory Approvals..................................   40
5.7    Agreements of Rule 145 Affiliates.................................   41
5.8    Authorization for Shares and Stock Exchange Listing...............   41
5.9    Employee Matters..................................................   41
5.10   Stock Options.....................................................   42
5.11   Indemnification; Directors' and Officers' Insurance...............   43
5.12   Agreement to Defend...............................................   45
5.13   Public Announcements..............................................   45
5.14   Other Actions.....................................................   45
5.15   Advice of Changes; SEC Filings....................................   45
5.16   Reorganization....................................................   45
5.17   Conveyance Taxes..................................................   45
5.18   Board of Directors................................................   46
5.19   Chairman and CEO..................................................   46
5.20   Charter Amendments; Name and Place of Business....................   46
5.21   Employee and Director Incentive Indemnification and Severance        46
       Plans.............................................................
5.22   Subsequent Mergers................................................   46
5.23   MIPS Assumption Matters...........................................   46
5.24   Indenture Matters.................................................   47
5.25   New Bank Credit Facility..........................................   47
5.26   DNR Agreement.....................................................   47
5.27   Pickens Agreement.................................................   47
5.28   MIPS Conversion...................................................   47
                                  ARTICLE VI

                             CONDITIONS PRECEDENT
6.1    Conditions to Each Party's Obligation to Effect the Mergers.......   47
       (a)   Spice Stockholder Approval..................................   47
       (b)   MXP Stockholder Approval....................................   47
       (c)   NYSE Listing................................................   47
       (d)   Other Approvals.............................................   47
       (e)   S-4.........................................................   48
       (f)   No Injunctions or Restraints................................   48
6.2    Conditions of Obligations of MXP, Reincorporation Sub and Merger     48
       Sub...............................................................
       (a)   Representations and Warranties of Spice.....................   48
       (b)   Performance of Obligations of Spice.........................   48
       (c)   Tax Opinion.................................................   48
       (d)   Letters from Rule 145 Affiliates............................   49

                                                                           PAGE
                                                                           ----
6.3    Conditions of Obligations of Spice................................   49
       (a)   Representations and Warranties of MXP, Reincorporation Sub     49
               and Merger Sub............................................
       (b)   Performance of Obligations of MXP...........................   49
       (c)   Tax Opinion.................................................   49
       (d)   Letters from Rule 145 Affiliates............................   49
                                  ARTICLE VII

                           TERMINATION AND AMENDMENT
7.1    Termination.......................................................   49
7.2    Effect of Termination.............................................   51
7.3    Amendment.........................................................   52
7.4    Extension; Waiver.................................................   52
                                 ARTICLE VIII

                              GENERAL PROVISIONS
8.1    Payment of Expenses...............................................   52
8.2    Nonsurvival of Representations, Warranties and Agreements.........   53
8.3    Notices...........................................................   53
8.4    Interpretation....................................................   54
8.5    Counterparts......................................................   54
8.6    Entire Agreement; No Third Party Beneficiaries....................   54
8.7    Governing Law.....................................................   54
8.8    No Remedy in Certain Circumstances................................   54
8.9    Assignment........................................................   54
8.10   Specific Performance..............................................   54
8.11   Schedule Definitions..............................................   55

  EXHIBITS:
  Exhibit A                          Post SM Effective Time Board of Directors
  DISCLOSURE SCHEDULES:
  SPICE DISCLOSURE SCHEDULE:
  Schedule 3.1(a)                    Spice Significant Subsidiaries
  Schedule 3.1(b)                    Spice Subsidiary Ownership
  Schedule 3.1(c)                    Spice Conflicts
  Schedule 3.1(j)                    Spice Litigation
  Schedule 3.1(k)                    Spice Tax Information
  Schedule 3.1(l)                    Spice Pension and Benefit Plan and Related Information
  Schedule 3.1(m)                    Spice Labor Matters
  Schedule 3.1(o)                    Spice Environmental Matters
  Schedule 3.1(p)                    Spice Insurance
  Schedule 3.1(u)                    Spice Tax Certificate
  Schedule 4.1(e)                    Spice Acquisition
  MXP DISCLOSURE SCHEDULE:
  Schedule 3.2(a)                    MXP Significant Subsidiaries
  Schedule 3.2(b)                    MXP Subsidiary Ownership
  Schedule 3.2(c)                    MXP Conflicts
  Schedule 3.2(j)                    MXP Litigation
  Schedule 3.2(k)                    MXP Tax Information
  Schedule 3.2(l)                    MXP Pension and Benefit Plan and Related Information
  Schedule 3.2(m)                    MXP Labor Matters
  Schedule 3.2(o)                    MXP Environmental Matters
  Schedule 3.2(p)                    MXP Insurance
  Schedule 3.2(v)                    MXP Tax Certificate

                           GLOSSARY OF DEFINED TERMS

DEFINED TERM                                                  DEFINED IN SECTION
------------                                                  ------------------
Affiliate...................................................  4.1(i)
Agreement...................................................  Preamble
Antitrust Division..........................................  5.6(a)
Articles of Merger..........................................  1.1
Average Trading Price.......................................  7.1(j)
Benefit Liabilities.........................................  3.1(l)(xi)
Certificate of Merger.......................................  1.1
Certificates................................................  2.3(b)
Closing.....................................................  1.1
Closing Date................................................  1.2
Code........................................................  Recitals
Confidentiality Agreement...................................  5.4
DGCL........................................................  1.1
Election Deadline...........................................  2.4(b)
Environmental Laws..........................................  3.1(o)(A)
ERISA.......................................................  3.1(l)(i)
Excess Securities...........................................  2.3(e)
Exchange Act................................................  3.1(c)(iii)
Exchange Agent..............................................  2.3(a)
Exchange Fund...............................................  2.3(a)
Form of Election............................................  2.4(b)
Fractional Dividends........................................  2.3(e)
FTC.........................................................  5.6(a)
GAAP........................................................  3.1(d)
Governmental Entity.........................................  3.1(c)(iii)
Hazardous Materials.........................................  3.1(o)(B)
HSR Act.....................................................  3.1(c)(iii)
Initial Termination Date....................................  7.1(c)
Injunction..................................................  6.1(f)
IRS.........................................................  3.1(k)(ii)
Joint Proxy Statement.......................................  3.1(c)(iii)
Knowledge...................................................  3.1(i)
Letter of Transmittal.......................................  2.3(b)
Material Adverse Change.....................................  3.1(a)
Material Adverse Effect.....................................  3.1(a)
Merger Sub..................................................  Preamble
Mergers.....................................................  Recitals
MIPS........................................................  3.1(b)
MXP.........................................................  Preamble
MXP Acquisition Proposal....................................  4.3(c)
MXP Common Consideration....................................  2.2
MXP Common Stock............................................  2.2(a)
MXP Conversion Number.......................................  2.2(c)
MXP Disclosure Schedule.....................................  3.2
MXP Employee Benefit Plans..................................  3.2(l)(iv)
MXP ERISA Affiliate.........................................  3.2(l)(i)
MXP Indemnified Liabilities.................................  5.11(b)
MXP Indemnified Parties.....................................  5.11(b)
MXP Intangible Property.....................................  3.2(n)

DEFINED TERM                                                  DEFINED IN SECTION
------------                                                  ------------------
MXP Litigation..............................................  3.2(j)
MXP Merger Consideration....................................  2.2(c)
MXP Order...................................................  3.2(j)
MXP Pension Plans...........................................  3.2(l)(i)
MXP Permits.................................................  3.2(i)
MXP Preferred Consideration.................................  2.2(c)
MXP Preferred Stock.........................................  3.2(b)
MXP Representatives.........................................  4.3(a)
MXP SEC Documents...........................................  3.2(d)
MXP Series A Preferred Stock................................  2.2
MXP Series B Preferred Stock................................  2.2
MXP Stock Option............................................  5.10(a)
MXP Stock Plans.............................................  3.2(b)
New Common Stock............................................  2.1(c)
New Series A Preferred Stock................................  2.2(c)
Non-Election................................................  2.4(a)
NYSE........................................................  2.3(e)
Non-Election................................................  2.4(a)
Non-Election Series A Shares................................  2.4(a)
Non-Election Series B Shares................................  2.4(a)
Party.......................................................  4.1
PBGC........................................................  3.1(l)(iii)
Proxy Statement.............................................  3.1(c)(iii)
Reincorporation Merger......................................  Recitals
Reincorporation Sub.........................................  Preamble
Release.....................................................  3.1(o)(C)
Remedial Action.............................................  3.1(o)(D)
Reportable Event............................................  3.1(l)(ii)
RM Constituent Corporations.................................  1.3(a)
RM Effective Time...........................................  1.1
RM Surviving Corporation....................................  1.3(a)
Rule 145 Affiliates.........................................  5.7
S-4.........................................................  3.1(e)
SEC.........................................................  3.1(a)
Securities Act..............................................  3.1(d)
Series A Approval...........................................  3.2(r)
Series B Approval...........................................  3.2(r)
Significant Subsidiary......................................  3.1(a)
SM Constituent Corporations.................................  1.3(a)
SM Effective Time...........................................  1.1
SM Surviving Corporation....................................  1.3(a)
Spice.......................................................  Preamble
Spice Acquisition Proposal..................................  4.2(e)
Spice Common Stock..........................................  2.1
Spice Conversion Number.....................................  2.1(c)
Spice Disclosure Schedule...................................  3.1
Spice Employee Benefit Plans................................  3.1(l)(iv)
Spice ERISA Affiliate.......................................  3.1(l)(i)
Spice Indemnified Liabilities...............................  5.11(a)
Spice Indemnified Parties...................................  5.11(a)
Spice Intangible Property...................................  3.1(n)

DEFINED TERM                                                  DEFINED IN SECTION
------------                                                  ------------------
Spice Litigation............................................  3.1(j)
Spice LLC...................................................  3.1(b)
Spice Merger................................................  Recitals
Spice Order.................................................  3.1(j)
Spice Pension Plans.........................................  3.1(l)(i)
Spice Permits...............................................  3.1(i)
Spice Preferred Stock.......................................  3.1(b)
Spice Representatives.......................................  4.2(a)
Spice Rights................................................  3.1(v)
Spice Rights Agreement......................................  3.1(v)
Spice SEC Documents.........................................  3.1(d)
Spice Series A Preferred Stock..............................  3.1(b)
Spice Stock Option..........................................  5.10(a)
Spice Stock Plans...........................................  3.1(b)
Subsidiary..................................................  2.1(b)
Tax and Taxes...............................................  3.1(k)
Tax Returns.................................................  3.1(k)
TBCA........................................................  1.1
Trading Days................................................  7.1(j)
Voting Debt.................................................  3.1(b)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of April 6, 1997 (this "Agreement"), among MESA Inc., a Texas corporation ("MXP"), MESA Operating Co., a Delaware corporation and a direct wholly owned subsidiary of MXP ("Merger Sub"), MXP Reincorporation Corp., a Delaware corporation and a direct wholly owned subsidiary of MXP ("Reincorporation Sub"), and Parker & Parsley Petroleum Company, a Delaware corporation ("Spice").

     WHEREAS, MXP and Spice have determined to engage in a strategic business combination;

     WHEREAS, in furtherance thereof, the respective Boards of Directors of Merger Sub and Spice have approved this Agreement and the merger of Spice with and into Merger Sub, with Merger Sub being the surviving corporation (the "Spice Merger");

     WHEREAS, in furtherance thereof, the respective Boards of Directors of MXP and Reincorporation Sub have approved this Agreement and the merger of MXP with and into Reincorporation Sub, with Reincorporation Sub being the surviving corporation (the "Reincorporation Merger" and, together with the Spice Merger, the "Mergers");

     WHEREAS, the respective Boards of Directors of MXP, Merger Sub, Reincorporation Sub and Spice have determined that it is in the best interests of their respective stockholders for the Mergers to be effected upon the terms and subject to the conditions of this Agreement;

     WHEREAS, for federal income tax purposes, it is intended that each of the Mergers shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Treasury Regulation Section 1.368-1(c); and

     WHEREAS, MXP, Merger Sub, Reincorporation Sub and Spice desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties to this Agreement agree as follows:

                                   ARTICLE I

                                  THE MERGERS

     1.1 The Mergers; Effective Times of the Mergers. Upon the terms and subject to the conditions of this Agreement, (i) at the RM Effective Time (as hereinafter defined), MXP shall be merged with and into Reincorporation Sub in accordance with the Delaware General Corporation Law (the "DGCL") and the Texas Business Corporation Act (the "TBCA"); and (ii) at the SM Effective Time (as hereinafter defined) Spice shall be merged with and into Merger Sub in accordance with the DGCL. As soon as practicable at or after the closing of the Mergers (the "Closing"), a certificate of merger, prepared and executed in accordance with the relevant provisions of the DGCL, with respect to each of the Mergers (each, a "Certificate of Merger") shall be filed with the Delaware Secretary of State and articles of merger, prepared and executed in accordance with the relevant provisions of the TBCA, with respect to the Reincorporation Merger (the "Articles of Merger") shall be filed with the Texas Secretary of State. The Reincorporation Merger shall become effective at such time as is provided in the Certificate of Merger for the Reincorporation Merger and in the Articles of Merger, which time shall be at 10:00 a.m., Dallas, Texas, time on the day of the Closing (the "RM Effective Time"). The Spice Merger shall become effective at such time as is provided in the Certificate of Merger for the Spice Merger, which time shall be at 10:01 a.m., Dallas, Texas, time on the day of the Closing (the "SM Effective Time").

     1.2 Closing. The Closing shall take place at 9:30 a.m., Dallas, Texas, time on a date to be specified by the parties, which shall be no later than the fifth business day after satisfaction (or waiver in accordance with this Agreement) of the latest to occur of the conditions set forth in Article VI (the "Closing Date"), at the offices of Baker & Botts, L.L.P., 2001 Ross Avenue, Dallas, Texas 75201, unless another date or place is agreed to in writing by the parties.

     1.3  Effects of the Mergers.

     (a) At the RM Effective Time: (i) MXP shall be merged with and into Reincorporation Sub, the separate existence of MXP shall cease and Reincorporation Sub shall continue as the surviving corporation (Reincorporation Sub and MXP are sometimes referred to herein as "RM Constituent Corporations" and Reincorporation Sub is sometimes referred to herein as "RM Surviving Corporation"); (ii) the Certificate of Incorporation of Reincorporation Sub as in effect immediately prior to the RM Effective Time shall be the Certificate of Incorporation of RM Surviving Corporation; and (iii) the Bylaws of Reincorporation Sub as in effect immediately prior to the RM Effective Time shall be the Bylaws of RM Surviving Corporation. At the SM Effective Time: (i) Spice shall be merged with and into Merger Sub, the separate existence of Spice shall cease and Merger Sub shall continue as the surviving corporation (Merger Sub and Spice are sometimes referred to herein as "SM Constituent Corporations" and Merger Sub is sometimes referred to herein as "SM Surviving Corporation");
(ii) the Certificate of Incorporation of Merger Sub as in effect immediately prior to the SM Effective Time shall be the Certificate of Incorporation of SM Surviving Corporation; and (iii) the Bylaws of Merger Sub as in effect immediately prior to the SM Effective Time shall be the Bylaws of SM Surviving Corporation.

     (b) The directors and officers designated in accordance with Section 5.19 shall, from and after the SM Effective Time, be the initial directors and officers of SM Surviving Corporation, and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with SM Surviving Corporation's Certificate of Incorporation and Bylaws.

     (c) From and after the RM Effective Time, the initial directors of RM Surviving Corporation shall be the individuals identified as Class I, II or III Directors on Exhibit A hereto and the officers designated in accordance with
Section 5.19 shall, from and after the RM Effective Time, be the initial officers of RM Surviving Corporation (provided that such directors and officers who at such time were directors or officers of Spice shall not assume office until the SM Effective Time), and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with RM Surviving Corporation's Certificate of Incorporation and Bylaws.

     (d) The Spice Merger shall have the effects set forth in this Section 1.3 and the applicable provisions of the DGCL. The Reincorporation Merger shall have the effects set forth in this Section 1.3 and the applicable provisions of the DGCL and the TBCA.

                                   ARTICLE II

              EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF THE SM
                CONSTITUENT CORPORATIONS AND THE RM CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1 Effect of Spice Merger on Capital Stock. At the SM Effective Time, by virtue of the Spice Merger and without any action on the part of the holder of any shares of common stock, par value $.01 per share, of Spice ("Spice Common Stock"), or capital stock of Merger Sub:

          (a) Capital Stock of Merger Sub. Each issued and outstanding share of the capital stock of Merger Sub shall not be converted or otherwise affected by the Spice Merger and shall remain outstanding after the Spice Merger as one fully paid and nonassessable share of common stock, par value $0.01 per share, of SM Surviving Corporation.

          (b)  Cancellation of Spice Treasury Stock and MXP-Owned Spice
     Stock. Each share of Spice Common Stock and all other shares of capital stock of Spice that are owned by Spice as treasury stock and any shares of Spice Common Stock and all other shares of capital stock of Spice owned by MXP, Merger Sub, Reincorporation Sub or any other wholly owned Subsidiary (as hereinafter defined) of

     MXP or Spice shall be canceled and retired and shall cease to exist and no stock of RM Surviving Corporation or other consideration shall be delivered or deliverable in exchange therefor. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner; or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries.

          (c) Exchange Ratio for Spice Common Stock. Subject to the provisions of Section 2.3(e) hereof, each share of Spice Common Stock issued and outstanding immediately prior to the SM Effective Time (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into a right to receive one (1) share of common stock, par value $.01 per share ("New Common Stock"), of RM Surviving Corporation (the "Spice Conversion Number"). All such shares of Spice Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of New Common Stock and cash in lieu of fractional shares of New Common Stock, as contemplated by Section 2.3(e), to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.3, without interest.

          (d) Treatment of Spice Stock Options. Each outstanding Spice Stock Option (as defined in Section 5.10) shall be assumed by RM Surviving Corporation as provided in Section 5.10.

     2.2 Effect of Reincorporation Merger on Capital Stock. At the RM Effective Time, by virtue of the Reincorporation Merger and without any action on the part of the holder of any shares of common stock, par value $.01 per share, of MXP ("MXP Common Stock"), Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of MXP ("MXP Series A Preferred Stock"), Series B 8% Cumulative Preferred Stock, par value $.01 per share, of MXP ("MXP Series B Preferred Stock"), or capital stock of Reincorporation Sub:

          (a) Capital Stock of Reincorporation Sub. Each issued and outstanding share of the capital stock of Reincorporation Sub shall be cancelled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

          (b)  Cancellation of MXP Treasury Stock and Spice-Owned MXP
     Stock. Each share of MXP Common Stock, MXP Series A Preferred Stock, MXP Series B Preferred Stock and all other shares of capital stock of MXP that are owned by MXP as treasury stock and any shares of MXP Common Stock, MXP Series A Preferred Stock, MXP Series B Preferred Stock and all other shares of capital stock of MXP owned by Spice or any wholly owned Subsidiary of Spice or MXP shall be cancelled and retired and shall cease to exist and no stock of RM Surviving Corporation or other consideration shall be delivered or deliverable in exchange therefor.

          (c) Exchange Ratio for MXP Capital Stock. Subject to the provisions of Section 2.3(e) hereof, (i) each seven shares of MXP Common Stock issued and outstanding immediately prior to the RM Effective Time (other than shares to be cancelled in accordance with Section 2.2(b)) shall be converted into a right to receive one (1) share of New Common Stock (the "MXP Conversion Number"); and (ii) each seven (7) shares of MXP Series A Preferred Stock and each seven (7) shares of MXP Series B Preferred Stock issued and outstanding immediately prior to the RM Effective Time (other than shares to be cancelled in accordance with Section 2.2(b)) shall be converted into a right to receive (x) one and one-quarter (1.25) shares of New Common Stock (the "MXP Common Consideration") or (y) one (1) share of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share ("New Series A Preferred Stock"), of RM Surviving Corporation (the "MXP Preferred Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected, in accordance with Section 2.4 (collectively, the "MXP Merger Consideration"); provided, however, that if
     (A) the Series A Approval
     is obtained (as defined in Section 3.2(r)), each such seven (7) shares of MXP Series A Preferred Stock shall be converted into a right to receive only the MXP Common Consideration, and (B) the Series B Approval is obtained (as defined in Section 3.2(r)), each such seven (7) shares of MXP Series B Preferred Stock shall be converted into a right to receive only the MXP Common Consideration. All such shares of MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the New Common Stock, the MXP Common Consideration or the MXP Preferred Consideration, as applicable, and cash in lieu of fractional shares of New Common Stock or New Series A Preferred Stock, as contemplated by Section 2.3(f), to be issued or paid in consideration therefor upon the surrender of such certificates in accordance with Section 2.3, without interest. The rights and preferences of the New Series A Preferred Stock shall be substantially identical to the rights and preferences of the MXP Series A Preferred Stock, with such adjustments as are necessary to reflect the effect of the MXP Conversion Number.

          (d) Treatment of MXP Stock Options. Each outstanding MXP Stock Option (as defined in Section 5.10) shall be assumed by RM Surviving Corporation as provided in Section 5.10.

     2.3  Exchange of Certificates

     (a) Exchange Agent. As of the SM Effective Time and RM Effective Time, as applicable, RM Surviving Corporation shall deposit with American Stock Transfer & Trust Company or such other bank or trust company designated by MXP and reasonably acceptable to Spice (the "Exchange Agent"), for the benefit of the holders of shares of Spice Common Stock, and for the benefit of the holders of shares of MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock, as applicable, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of New Common Stock and shares of New Series A Preferred Stock, if any (such shares of New Common Stock and New Series A Preferred Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), issuable pursuant to Sections 2.1 and 2.2 in exchange for outstanding shares of Spice Common Stock, MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the New Common Stock and New Series A Preferred Stock contemplated to be issued pursuant to Sections 2.1 and
2.2 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

     (b) Exchange Procedures. As soon as reasonably practicable after the SM Effective Time and RM Effective Time, as applicable, the Exchange Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the SM Effective Time and RM Effective Time, as applicable, represented outstanding shares of Spice Common Stock, MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock (each, a "Certificate"), which holder's shares of Spice Common Stock, MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock were converted into the right to receive shares of New Common Stock or shares of New Series A Preferred Stock, as the case may be, pursuant to Sections 2.1 or 2.2: (i) a letter of transmittal ("Letter of Transmittal") which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as RM Surviving Corporation may reasonably specify; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of New Common Stock or shares of New Series A Preferred Stock, as the case may be. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by RM Surviving Corporation, together with the Letter of Transmittal, duly executed, and any other documents reasonably required by RM Surviving Corporation or the Exchange Agent, (A) the holder of a Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of New Common Stock or New Series A Preferred Stock, as the case may be, which such holder has the right to receive pursuant to the provisions of this Article II, cash in lieu of fractional shares of New Common Stock or New Series A Preferred Stock, as the case may be, as contemplated by Section 2.3(e), and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.3(c); and (B) the Certificate so surrendered shall forthwith be canceled. Certificates representing fewer than seven (7) shares of MXP Common Stock, MXP Series A Preferred Stock or MXP Series B Preferred Stock surrendered to the Exchange Agent shall receive, subject to Section 2.3(e), a proportionate amount of the applicable consideration to which such shares are entitled pursuant to Section 2.2(c). In the event of a transfer of ownership of Spice Common Stock which is not registered in the transfer records of Spice, or in the event of a transfer of ownership of MXP Common Stock, MXP Series A Preferred Stock or MXP Series B Preferred Stock, which is not registered in the transfer records of MXP, a certificate representing the appropriate number of shares of New Common Stock or New Series A Preferred Stock, as the case may be, may be issued to a transferee if the Certificate representing such Spice Common Stock, MXP Common Stock, MXP Series A Preferred Stock or MXP Series B Preferred Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the applicable SM or RM Effective Time to represent only the right to receive upon such surrender the certificate representing shares of New Common Stock or New Series A Preferred Stock, as the case may be, cash in lieu of any fractional shares of New Common Stock or New Series A Preferred Stock, as the case may be, as contemplated by this Section 2.3 and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.3(c). The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the New Common Stock or New Series A Preferred Stock, as the case may be, held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to New Common Stock or New Series A Preferred Stock, as the case may be, declared or made after the applicable SM or RM Effective Time with a record date after the applicable SM or RM Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the right to receive shares of New Common Stock or New Series A Preferred Stock, as the case may be, represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.3(e) until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder thereof, without interest: (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of New Common Stock or New Series A Preferred Stock, as the case may be, to which such holder is entitled pursuant to Section 2.3(e) and the amount of dividends or other distributions with a record date after the applicable SM or RM Effective Time theretofore paid with respect to such whole shares of New Common Stock or New Series A Preferred Stock, as the case may be; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the applicable SM or RM Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of New Common Stock or New Series A Preferred Stock, as the case may be.

     (d) No Further Ownership Rights. All shares of New Common Stock issued upon the surrender for exchange of shares of Spice Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.3(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Spice Common Stock subject, however, to SM Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the SM Effective Time that may have been declared or made by Spice on such shares of Spice Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the SM Effective Time, and after the SM Effective Time there shall be no further registration of transfers on the stock transfer books of SM Surviving Corporation of the shares of Spice Common Stock that were outstanding immediately prior to the SM Effective Time. If, after the SM Effective Time, Certificates are presented to SM Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II. All shares of New Common Stock or New Series A Preferred Stock, as the case may be, issued upon the surrender for exchange of shares of MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.3(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock subject, however, to RM Surviving

Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the RM Effective Time that may have been declared or made by MXP on such shares of MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the RM Effective Time, and after the RM Effective Time there shall be no further registration of transfers on the stock transfer books of RM Surviving Corporation of the shares of MXP Common Stock, MXP Series A Preferred Stock or MXP Series B Preferred Stock that were outstanding immediately prior to the RM Effective Time. If, after the RM Effective Time, Certificates are presented to RM Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

     (e) No Fractional Shares. No certificates or scrip representing fractional shares of New Common Stock or New Series A Preferred Stock, as the case may be, shall be issued upon the surrender for exchange of Certificates pursuant to this
Article II, and, except as provided in this Section 2.3(e), no dividend or other distribution, stock split or interest shall relate to any such fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of RM Surviving Corporation. In lieu of any fractional security, each holder of shares of Spice Common Stock, MXP Common Stock, MXP Series A Preferred Stock or MXP Series B Preferred Stock who would otherwise have been entitled to a fraction of a share of New Common Stock or New Series A Preferred Stock, as the case may be, upon surrender of Certificates for exchange pursuant to this Article II will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the sum of (i) the gross proceeds from the sale or sales by the Exchange Agent in accordance with the provisions of this Section 2.3(e), on behalf of all such holders of the aggregate fractional shares of New Common Stock or New Series A Preferred Stock, as the case may be, issued pursuant to this Article II and (ii) the aggregate dividends or other distributions that are payable to such holders with respect to such shares of New Common Stock or New Series A Preferred Stock, as the case may be, pursuant to Section 2.3(c) (such dividends and distributions being herein called the "Fractional Dividends"). As soon as practicable following the SM Effective Time, the Exchange Agent shall determine the excess of the aggregate of (x) the number of full shares of New Common Stock delivered to the Exchange Agent by RM Surviving Corporation pursuant to Section 2.3(a) over the aggregate number of full shares of New Common Stock to be distributed to holders of Spice Common Stock, MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock pursuant to Section 2.3(b) and (y) the number of full shares of New Series A Preferred Stock, if any, delivered to the Exchange Agent by RM Surviving Corporation pursuant to Section 2.3(a) over the aggregate number of full shares of New Series A Preferred Stock, if any, to be distributed to holders of MXP Series A Preferred Stock and MXP Series B Preferred Stock pursuant to Section 2.3(b) (such excess being herein called the "Excess Securities"), and the Exchange Agent, as agent for the former holders of Spice Common Stock, MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock, shall sell the Excess Securities at the prevailing prices on the New York Stock Exchange ("NYSE"). The sale of the Excess Securities by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE. RM Surviving Corporation shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Securities. Until the gross proceeds of such sale of Excess Securities and the Fractional Dividends have been distributed to the former stockholders of Spice and MXP, the Exchange Agent will hold such proceeds and dividends in trust for such former stockholders. As soon as practicable after the determination of the amount of cash to be paid to former stockholders of Spice and MXP in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former stockholders.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund and any cash in lieu of fractional shares of New Common Stock or New Series A Preferred Stock, as the case may be, made available to the Exchange Agent that remain undistributed to the former stockholders of Spice or MXP on the first anniversary of the SM Effective Time shall be delivered to RM Surviving Corporation, upon demand, and any stockholders of Spice or MXP who have not theretofore received the New Common Stock or New Series A Preferred Stock, as the case may be, and cash and other dividends or distributions to which they are entitled under this Article II shall thereafter look only to RM Surviving Corporation for payment of their claim for New Common Stock or New Series A Preferred Stock, as the case may be, any cash in lieu of fractional shares of New Common Stock or New Series A Preferred Stock, as the case may be, and any dividends or distributions with respect to New Common Stock or New Series A Preferred Stock, as the case may be.

     (g) No Liability. None of MXP, Spice, Reincorporation Sub or Merger Sub shall be liable to any holder of shares of MXP Common Stock, MXP Series A Preferred Stock, MXP Series B Preferred Stock or Spice Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of New Common Stock or New Series A Preferred Stock, as the case may be, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares at such date as is immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of RM Surviving Corporation, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

     (h) Lost, Stolen, or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by RM Surviving Corporation, the posting by such person of a bond in such reasonable amount as RM Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the certificate representing that number of whole shares of New Common Stock or New Series A Preferred Stock, as the case may be, which such holder has the right to receive pursuant to the provisions of this Article II, cash in lieu of fractional shares of New Common Stock or New Series A Preferred Stock, as the case may be, as contemplated by Section 2.3(e), and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.3(c).

     2.4  Exchange Procedures for MXP Preferred Stock.

     (a) Election. Subject to Section 2.2(c), each record holder of shares of MXP Series A Preferred Stock and MXP Series B Preferred Stock issued and outstanding immediately prior to the Election Deadline (as defined in Section 2.4(b)) shall be entitled to elect to receive in respect of each such share (i) the MXP Common Consideration or (ii) the MXP Preferred Consideration or to indicate that such record holder has no preference as to the receipt of MXP Common Consideration or MXP Preferred Consideration (a "Non-Election"). Shares of MXP Series A Preferred Stock and MXP Series B Preferred Stock in respect of which a Non-Election is made (collectively, "Non-Election Series A Shares" and "Non-Election Series B Shares," respectively) shall be deemed to be shares in respect of which elections for MXP Preferred Consideration have been made.

     (b) Procedure for Elections. Elections pursuant to Section 2.4(a) shall be made on a form to be mutually agreed upon by MXP and Spice (a "Form of Election") to be provided by the Exchange Agent for that purpose to holders of record of MXP Series A Preferred Stock and MXP Series B Preferred Stock, together with appropriate transmittal materials, at the time of mailing to holders of record of MXP Series A Preferred Stock and MXP Series B Preferred Stock of the Joint Proxy Statement (as defined in Section 3.1(c)(iii)). Elections shall be made by mailing to the Exchange Agent a duly completed Form of Election. To be effective, a Form of Election must be (i) properly completed, signed and submitted to the Exchange Agent at its designated office by 5:00 p.m., New York City time, on the business day that is the Trading Day (as defined in Section 7.1(j)) immediately prior to the Closing Date (which date shall be publicly announced by MXP as soon as practicable but in no event less than five Trading Days prior to the Closing Date) (the "Election Deadline") and
(ii), in the case of shares that are not recorded and traded in book entry form, accompanied by the Certificates as to which the election is being made (or by an appropriate guarantee of delivery of such Certificates by a commercial bank or trust company in the United States or a member of a registered national security exchange or of the National Association of Securities Dealers, Inc., provided such Certificates are in fact delivered to the Exchange Agent within eight Trading Days after the date of execution of such guarantee of delivery). For shares of MXP Series B Preferred Stock that are recorded and traded in book entry form, then MXP shall establish procedures for the delivery of such shares, which procedures shall be acceptable to Spice. MXP shall use its reasonable best efforts to make a Form of

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

Election available to all persons who become holders of record of MXP Series A Preferred Stock and MXP Series B Preferred Stock between the date of mailing described in the first sentence of this Section 2.4(b) and the Election Deadline. MXP or RM Surviving Corporation shall determine, in its sole and absolute discretion, which authority it may delegate in whole or in part to the Exchange Agent, whether Forms of Election have been properly completed, signed and submitted or revoked. The decision of MXP or RM Surviving Corporation (or the Exchange Agent, as the case may be) in such matters shall be conclusive and binding. Neither MXP or RM Surviving Corporation nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. A holder of shares of MXP Series A Preferred Stock and MXP Series B Preferred Stock that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a Non-Election.

     (c) Revocation of Election; Return of Certificates. An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Any certificate(s) representing shares of MXP Series A Preferred Stock or MXP Series B Preferred Stock which have been submitted to the Exchange Agent in connection with an election shall be returned without charge to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such certificate(s). Upon any such revocation, unless a duly completed Form of Election is thereafter submitted in accordance with Section 2.4(b), such shares shall be Non-Election Series A Shares or Non-Election Series B Shares, as the case may be. In the event that this Agreement is terminated pursuant to the provisions hereof and any shares of MXP Series A Preferred Stock and MXP Series B Preferred Stock have been transmitted to the Exchange Agent pursuant to the provisions hereof, such shares shall promptly be returned without charge to the person submitting the same.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of Spice. Spice represents and warrants to MXP, Reincorporation Sub and Merger Sub as follows (in each case as qualified by matters reflected on the disclosure schedule dated as of the date of this Agreement and delivered by Spice to MXP on or prior to the date of this Agreement (the "Spice Disclosure Schedule") and made a part hereof by reference, each such matter qualifying each representation and warranty, as applicable, notwithstanding any specific Section or Schedule reference or lack thereof):

     (a) Organization, Standing and Power. Each of Spice and its Significant Subsidiaries (as defined below) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect (as defined below) on Spice. Spice has heretofore delivered to MXP complete and correct copies of its Restated Certificate of Incorporation and Restated Bylaws, each as amended to date. All Significant Subsidiaries of Spice and their respective jurisdictions of incorporation or organization are identified on Schedule 3.1(a) of the Spice Disclosure Schedule. As used in this
Agreement: (i) a "Significant Subsidiary" means any Subsidiary of Spice or MXP, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"); and (ii) a "Material Adverse Effect" or "Material Adverse Change" shall mean, in respect of Spice or MXP, as the case may be, any effect or change that is or, as far as can be reasonably determined, may be materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operations of such party and its Subsidiaries taken as a whole.

     (b) Capital Structure. As of the date hereof, the authorized capital stock of Spice consists of 180,000,000 shares of Spice Common Stock and 20,000,000 shares of preferred stock, par value $.01 per share ("Spice Preferred Stock"). At the close of business on December 31, 1996: (i) 35,066,235 shares of Spice Common Stock were issued and outstanding; (ii) 82,458 and 105,155 shares of Spice Common Stock were reserved for issuance pursuant to Spice's Non-Employee Director Equity Compensation Plan and Spice's Long-Term Incentive Plan (collectively, the "Spice Stock Plans"), respectively; (iii) 6,713,684 shares of Spice Common Stock were reserved for issuance upon conversion of the Spice Series A Preferred Stock (as defined below) or upon exchange of MIPS (as defined below), in each case in accordance with their respective terms; (iv) 1,362,629 shares of Spice Common Stock were subject to issuance under outstanding options or awards under the Spice Stock Plans; (v) 1,833,383 shares of Spice Common Stock were held by Spice in its treasury; (vi) 3,776,400 shares of Spice Preferred Stock were designated as Series A Convertible Preferred Stock ("Spice Series A Preferred Stock") and reserved for issuance upon exchange of the 3,776,400 shares of 6 1/4% Cumulative Guaranteed Monthly Income Convertible Preferred Shares (the "MIPS") issued by Parker & Parsley Capital LLC, a limited life company organized under the laws of the Turks and Caicos Islands and a subsidiary of Spice ("Spice LLC"); (vii) no shares of Spice Preferred Stock were issued and outstanding; and (viii) no Voting Debt (as defined below) was issued and outstanding. The term "Voting Debt" means bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of Spice or MXP, as the case may be, may vote. All outstanding shares of Spice Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as set forth on
Schedule 3.1(b) of the Spice Disclosure Schedule, all outstanding shares of capital stock of the Subsidiaries of Spice are owned by Spice, or a direct or indirect wholly owned Subsidiary of Spice, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this
Section 3.1(b) or on Schedule 3.1(b) of the Spice Disclosure Schedule, and except for changes since December 31, 1996 resulting from the grant or exercise of stock options granted prior to the date hereof pursuant to, or from issuances or purchases under, the Spice Stock Plans, or as contemplated by this Agreement, there are outstanding: (i) no shares of capital stock, Voting Debt or other voting securities of Spice; (ii) no securities of Spice or any Subsidiary of Spice (other than the MIPS) convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of Spice or any Subsidiary of Spice, and the MIPS are exchangeable for an aggregate of 3,776,400 shares of Spice Series A Preferred Stock, which Spice Series A Preferred Stock, if and when issued, will be convertible into an aggregate of 6,713,684 shares of Spice Common Stock; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Spice or any Subsidiary of Spice is a party or by which it is bound in any case obligating Spice or any Subsidiary of Spice to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of Spice or of any Subsidiary of Spice, or obligating Spice or any Subsidiary of Spice to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof and there will not be at the SM Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which Spice is a party or by which it is bound relating to the voting of any shares of the capital stock of Spice that will limit in any way the solicitation of proxies by or on behalf of Spice from, or the casting of votes by, the stockholders of Spice with respect to the Spice Merger. There are no restrictions on Spice to vote the stock of any of its Subsidiaries.

     (c)  Authority; No Violations; Consents and Approvals.

          (i) The Board of Directors of Spice has approved the Spice Merger and this Agreement, and declared the Spice Merger and this Agreement to be in the best interests of the stockholders of Spice. The directors of Spice have advised Spice and MXP that they intend to vote or cause to be voted all of the shares of Spice Common Stock beneficially owned by them and their affiliates in favor of approval of the Spice Merger and this Agreement. Spice has all requisite corporate power and authority to enter into this Agreement and, subject, with respect to consummation of the Spice Merger, to approval of this Agreement and the Spice Merger by the stockholders of Spice in accordance with the DGCL and the Restated Certificate of Incorporation and Restated Bylaws of Spice, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Spice, subject, with respect to consummation of the Spice Merger, to approval of this Agreement and the Spice Merger by the stockholders of Spice in accordance with the DGCL and the Restated Certificate of Incorporation and Restated Bylaws of Spice. This Agreement has been duly executed and delivered by Spice and, subject, with respect to consummation of the Spice Merger, to approval of this Agreement and the Spice Merger by the stockholders of Spice in accordance with the DGCL and the Restated Certificate of Incorporation and Restated Bylaws of Spice, and assuming this Agreement constitutes the valid and binding obligation of MXP, Reincorporation Sub and Merger Sub, constitutes a valid and binding obligation of Spice enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (ii) Except as set forth on Schedule 3.1(c) of the Spice Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Spice or any of its Subsidiaries under, or otherwise result in a material detriment to Spice or any of its Subsidiaries under, any provision of (i) the Restated Certificate of Incorporation or Restated Bylaws of Spice or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Spice or any of its Subsidiaries, (iii) any joint venture or other ownership arrangement or
     (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.1(c)(iii) are duly and timely obtained or made and the approval of the Spice Merger and this Agreement by the stockholders of Spice has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Spice or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges, encumbrances or detriments that, individually or in the aggregate, would not have a Material Adverse Effect on Spice, materially impair the ability of Spice to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to Spice or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Spice or the consummation by Spice of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect on Spice, except for: (A) the filing of a premerger notification report by Spice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of (x) a proxy statement in preliminary and definitive form relating to the meetings of the stockholders of Spice and of MXP to be held in connection with the Mergers (the "Joint Proxy Statement") and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby;
     (C) the filing of the Certificate of Merger for the Spice Merger with the Delaware Secretary of State; (D) filings with, and approval of, the NYSE;
     (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, or environmental laws; (F) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation; and
     (G) any such consent, approval, order, authorization, registration, declaration, filing, or permit that the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Spice, materially impair the ability of Spice to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     (d) SEC Documents. Spice has made available to MXP a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Spice with the SEC since December 31, 1995 and prior to or on the date of this Agreement (the "Spice SEC Documents"), which are all the documents (other than preliminary material) that Spice was required to file with the SEC between December 31, 1995 and the date of this Agreement. As of their respective dates, the Spice SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Spice SEC Documents, and none of the Spice SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Spice included in the Spice SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) the consolidated financial position of Spice and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Spice and its consolidated Subsidiaries for the periods presented therein. Except as disclosed in the Spice SEC Documents, there are no agreements, arrangements or understandings between Spice and any party who is at the date of this Agreement or was at any time prior to the date hereof but after December 31, 1995 an Affiliate (as defined in Section 4.1(k)) of Spice that are required to be disclosed in the Spice SEC Documents.

     (e) Information Supplied. None of the information supplied or to be supplied by Spice for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC by Reincorporation Sub in connection with the issuance of shares of New Common Stock and New Series A Preferred Stock, if any, in the Mergers (the "S-4") will, at the time the S-4 becomes effective under the Securities Act or at the SM Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Spice and included or incorporated by reference in the Joint Proxy Statement will, at the date mailed to stockholders of Spice and at the date mailed to stockholders of MXP or at the time of the meeting of such stockholders to be held in connection with the Mergers or at the SM Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the SM Effective Time any event with respect to Spice or any of its Subsidiaries, or with respect to other information supplied by Spice for inclusion in the Joint Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Joint Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Spice. The Joint Proxy Statement, insofar as it relates to Spice or its Subsidiaries or other information supplied by Spice for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     (f) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in, the Spice SEC Documents, or except as contemplated by this Agreement, since December 31, 1996, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Spice's or Spice Capital LLC's capital stock, other than the declaration and payment of
(x) regular cash dividends with respect to Spice's first and third fiscal quarters not in excess of $.05 per share of Spice Common Stock, with usual record and payment dates, and (y) regular monthly cash dividends on the MIPS paid in accordance with their terms; (ii) any amendment of any material term of any outstanding equity security of Spice or any Significant Subsidiary of Spice;
(iii) any repurchase, redemption or other acquisition by Spice or any Subsidiary of Spice of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Spice or any Subsidiary of Spice, except as contemplated by the Spice Stock Plans or no more than 100,000 additional shares of Spice Common Stock; (iv) any material change in any method of accounting or accounting practice or any tax method, practice or election by Spice or any Significant Subsidiary of Spice; or (v) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that is reasonably likely to have a Material Adverse Effect on Spice, except for general economic changes and changes that may affect the industries of Spice or any of its Subsidiaries generally.

     (g) No Undisclosed Material Liabilities. Except as disclosed in the Spice SEC Documents, as of the date hereof, there are no liabilities of Spice or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a Material Adverse Effect on Spice, other than: (i) liabilities adequately provided for on the balance sheet of Spice dated as of December 31, 1996 (including the notes thereto) contained in Spice's Annual Report on Form 10-K for the year ended December 31, 1996; (ii) liabilities incurred in the ordinary course of business subsequent to December 31, 1996; and (iii) liabilities under this Agreement.

     (h) No Default. Neither Spice nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Restated Certificate of Incorporation or Restated Bylaws of Spice or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which Spice or any of its Subsidiaries is now a party or by which Spice or any of its Subsidiaries or any of their respective properties or assets is bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Spice or any of its Subsidiaries, except in the case of
(ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on Spice.

     (i) Compliance with Applicable Laws. Spice and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Spice Permits"), except where the failure so to hold would not have a Material Adverse Effect on Spice. Spice and its Subsidiaries are in compliance with the terms of the Spice Permits, except where the failure so to comply would not have a Material Adverse Effect on Spice. Except as disclosed in the Spice SEC Documents, the businesses of Spice and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on Spice. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Spice or any of its Subsidiaries is pending and of which Spice has knowledge or, to the knowledge (as hereinafter defined) of Spice as of the date hereof, threatened, other than those the outcome of which would not have a Material Adverse Effect on Spice. For purposes of this Agreement "knowledge" means the actual knowledge of the officers, directors or senior managers of MXP or Spice, as the case may be, after reasonable inquiry.

     (j) Litigation. Except as disclosed in the Spice SEC Documents or Schedule 3.1(j) of the Spice Disclosure Schedule, as of the date of this Agreement there is no suit, action or proceeding pending, or, to the knowledge of Spice, threatened against or affecting Spice or any Subsidiary of Spice ("Spice Litigation"), and Spice and its Subsidiaries have no knowledge of any facts that are likely to give rise to any Spice Litigation, that (in any case) is reasonably likely to have a Material Adverse Effect on Spice, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Spice or any Subsidiary of Spice ("Spice Order") that is reasonably likely to have a Material Adverse Effect on Spice or its ability to consummate the transactions contemplated by this Agreement. Schedule 3.1(j) of the Spice Disclosure Schedule contains an accurate and complete list of all suits, actions and proceedings pending or, to the knowledge of Spice, threatened against or affecting Spice or any of its Subsidiaries as of the date hereof.

     (k)  Taxes. Except as set forth on Schedule 3.1(k) of the Spice Disclosure
Schedule:

          (i) Each of Spice, each of its Subsidiaries and any affiliated, consolidated, combined, unitary or similar group of which Spice or any of its Subsidiaries is or was a member has (A) duly filed on a timely basis (taking into account any extensions) all U.S. federal income Tax Returns (as hereinafter defined), and all other material Tax Returns, required to be filed or sent by or with respect to it, (B) duly paid or deposited on a timely basis all Taxes (as hereinafter defined) that are shown to be due and payable on or with respect to such Tax Returns, and all material Taxes that are otherwise due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in Spice's most recent audited financial statements) for which Spice or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of Spice and its Subsidiaries through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the reporting, payment and withholding of Taxes that are required to be withheld from payments to employees, independent contractors, creditors, stockholders or any other third party and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

          (ii) Schedule 3.1(k) of the Spice Disclosure Schedule sets forth (A) the last taxable period through which the federal income Tax Returns of Spice and any of its Subsidiaries have been examined by the Internal Revenue Service ("IRS") or for which the statute of limitations for assessment has otherwise closed and (B) any affiliated, consolidated, combined, unitary or similar group or Tax Return in which Spice or any of its Subsidiaries is or has been a member or joins or has joined in the filing. Except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable taxing authority have been paid, fully settled or adequately provided for in Spice's most recent audited financial statements. Except as disclosed in or adequately provided for in the Spice SEC Documents or disclosed in Schedule 3.1(k) of the Spice Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending, or to the knowledge of Spice, threatened, with regard to any Taxes for which Spice or any of its Subsidiaries would be liable, and no material deficiency for any Taxes has been proposed, asserted or assessed (whether by examination report or prior to completion of examination by means of notices of proposed adjustment or other similar requests or notices) pursuant to such examination against Spice or any of its Subsidiaries by any taxing authority with respect to any period.

          (iii) Neither Spice nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any taxing authority (A) any agreement or other document extending or having the effect of extending the period for assessment or collection of any income or franchise Taxes for which Spice or any of its Subsidiaries would be liable or (B) a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other income tax law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in tax credits, for Spice or any of its Subsidiaries for any taxable period ending after the Closing Date.

          (iv) Except as set forth in the Spice SEC Documents and in the severance agreements with each officer of Spice (true and complete copies of which have been delivered to MXP by Spice), neither Spice nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code or that would constitute compensation whose deductibility is limited under Section 162(m) of the Code.

          (v) Except as set forth in the Spice SEC Documents, neither Spice nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement.

          (vi) There are no requests for rulings or outstanding subpoenas from any taxing authority for information with respect to Taxes of Spice or any of its Subsidiaries and, to the knowledge of Spice, no material reassessments (for property or ad valorem Tax purposes) of any assets or any property owned or leased by Spice or any of its Subsidiaries have been proposed in written form.

          (vii) Neither Spice nor any of its Subsidiaries has agreed to make any adjustment pursuant to section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of Spice or any of its Subsidiaries, and neither Spice nor any of its Subsidiaries has any application pending with any taxing authority requesting permission for any changes in any accounting method of Spice or any of its Subsidiaries. To the knowledge of Spice, neither the IRS nor any other taxing authority has proposed in writing, and neither Spice nor any of its Subsidiaries is otherwise required to make, any such adjustment or change in accounting method.

          (viii) There are no material excess loss accounts or deferred intercompany transactions between Spice and/or any of its Subsidiaries within the meaning of Treas. Reg. Section 1.1502-13 or 1.1502-19, respectively.

     For purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid by Spice or any of its Subsidiaries (or MXP or any of its Subsidiaries, as applicable), payroll, employment, excise, production, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and/or any penalty, addition to tax or additional amount imposed by any taxing authority, (ii) any liability of Spice or any of its Subsidiaries (or MXP or any of its Subsidiaries, as applicable) for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated or consolidated group, or arrangement whereby liability of Spice or any of its Subsidiaries (or MXP or any of its Subsidiaries, as applicable) for payment of such amounts was determined or taken into account with reference to the liability of any other person for any period and (iii) liability of Spice or any of its Subsidiaries (or MXP or any of its Subsidiaries, as applicable) with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

     "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed by or with respect to Spice or any of its Subsidiaries (or MXP or any of its Subsidiaries, as applicable) in respect of any Taxes, including, without limitation, (i) any consolidated Federal Income Tax return in which Spice or any of its Subsidiaries (or MXP or any of its Subsidiaries, as applicable) is included and (ii) any state, local or foreign Income Tax returns filed on a consolidated, combined or unitary basis (for purposes of determining tax liability) in which Spice or any of its Subsidiaries (or MXP or any of its Subsidiaries, as applicable) is included.

     (l) Pension and Benefit Plans; ERISA. Except as set forth on Schedule 3.1(l) of the Spice Disclosure Schedule or in the Spice SEC Documents:

          (i) All "employee pension benefit plans," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by Spice or any of its Subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Spice under Section 414(b),
     (c), (m) or (o) of the Code ("Spice ERISA Affiliate") or to which Spice or any of its Subsidiaries or any Spice ERISA Affiliate contributed or is obligated to contribute thereunder within six years prior to the SM Effective Time (the "Spice Pension Plans") intended to qualify under
     Section 401 of the Code so qualify and the trusts maintained pursuant thereto have been determined by the IRS to be exempt from federal income taxation under Section 501 of the Code and, to the knowledge of Spice as of the date hereof, nothing has occurred with respect to the operation of the Spice Pension Plans that could reasonably be expected to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

          (ii)  There has been no "reportable event" as that term is defined in
     Section 4043 of ERISA and the regulations thereunder with respect to the Spice Pension Plans subject to Title IV of ERISA that would require the giving of notice or any material event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.

          (iii) As to the Spice Pension Plans subject to Title IV of ERISA, there has been no event or condition which presents the material risk of termination, no notice of intent to terminate has been given under Section 4041 of ERISA and no proceeding has been instituted under Section 4042 of ERISA to terminate, such that would result in a material liability to Spice, its Subsidiaries, or Spice ERISA

     Affiliates; no material liability to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred; no material accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred; and the assets of each Spice Pension Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under such Spice Pension Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

          (iv) There is no material violation of ERISA with respect to the filing of applicable reports, documents, and notices regarding all the "employee benefit plans," as defined in Section 3(3) of the ERISA and all other material employee compensation and benefit arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus, long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs maintained by Spice or any of its Subsidiaries or to which Spice or any of its Subsidiaries contributed or is obligated to contribute thereunder (all such plans, other than the Spice Pension Plans, being hereinafter referred to as the "Spice Employee Benefit Plans") or the Spice Pension Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Spice Employee Benefit Plans or Spice Pension Plans, which violation is reasonably likely to have a Material Adverse Effect on Spice.

          (v) The Spice Employee Benefit Plans and Spice Pension Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable Federal and state law, there is no material liability for breaches of fiduciary duty in connection with the Spice Employee Benefit Plans and Spice Pension Plans, and neither Spice nor any of its Subsidiaries or any "party in interest" or "disqualified person" with respect to the Spice Employee Benefit Plans and Spice Pension Plans has engaged in a material "prohibited transaction" within the meaning of
     Section 4975 of the Code or Section 406 of ERISA.

          (vi) There are no material actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Spice, threatened against, or with respect to, the Spice Employee Benefit Plans or Spice Pension Plans or their assets.

          (vii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to any employee or group of employees of Spice or any of its Subsidiaries; (B) increase any benefits otherwise payable under any Spice Employee Benefit Plan or Spice Pension Plan; or (C) result in the acceleration of the time of payment or vesting of any such benefits. Except as set forth on Schedule 3.1(l)(vii) of the Spice Disclosure Schedule, there are no severance agreements or employment agreements between Spice or any of its Subsidiaries and any employee of Spice or such Subsidiary. True and complete copies of all such severance agreements and employment agreements have been provided to MXP.

          (viii) Neither Spice nor any of its Subsidiaries has any consulting agreement or arrangement with any person involving compensation in excess of $200,000, except as are terminable upon one month's notice or less.

          (ix) Neither Spice nor any of its Subsidiaries nor any Spice ERISA Affiliate contributes to, or has an obligation to contribute to, and has not within six years prior to the SM Effective Time contributed to, or had an obligation to contribute to, a multiemployer plan within the meaning of
     Section 3(37) of ERISA.

          (x) No stock or other security issued by Spice or any of its Subsidiaries forms or has formed a material part of the assets of any Spice Employee Benefit Plan or Spice Pension Plan.

          (xi) Concerning each Spice Pension Plan that is or has been subject to the funding requirements of Title I, Subtitle B, Part 3 of ERISA, the funding method used in connection with such plan is, and at all times has been, acceptable under ERISA, each of the actuarial assumptions employed in connection with determining the funding of each such plan is, and at all times has been, reasonable and satisfies the requirements of Section 412(c)(3) of the Code and Section 302(c)(3) of ERISA, and Schedule 3.1(l)(xi) of the Spice Disclosure Schedule sets forth as of December 31, 1996, (A) the actuarially determined present value of all benefit liabilities within the meaning of Section 4001(a)(16) of ERISA ("Benefit Liabilities") determined on an ongoing plan basis, employing in making such determination the same actuarial assumptions as were used in determining plan fundings for the most recently completed plan year unless any such assumption is not reasonable, in which event such assumption shall be changed to a reasonable assumption, (B) the actuarially determined present value of all Benefit Liabilities under each such Spice Pension Plan employing in such determination the same actuarial assumptions, except turnover assumptions, as were used in determining plan funding for the most recently completed plan year unless any such assumption is not reasonable, in which event such assumption shall be changed to a reasonable assumption,
     (C) the fair market value of the assets held to fund each such Spice Pension Plan, (D) the funding method used in connection with each such Spice Pension Plan, (E) identification of the amount and related plan with respect to which there is or has been any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA, (F) the estimated amount of, together with calculations showing how such amounts were determined, any premiums due to the PBGC for the most recently completed and following five years, (G) a demonstration showing how any minimum or maximum contributions, including any contributions required by reason of a liquidity shortfall within the meaning of Section 412(m)(5) of the Code or
     Section 302(e)(5) of ERISA, to any such plans were arrived at for the most recently completed year, together with an estimate for the following five years based upon present law and actuarial assumptions and methodologies, except where such assumptions or methodologies are required by law to be changed with respect to a particular year, and (H) the date of any change of any assumptions used to determine current liability of any such plan, together with a demonstration that such change either (x) received appropriate approvals under Section 412(c)(5) of the Code and Section 302(c)(5) of ERISA or (y) that such approval was not necessary by law;
     Schedule 3.1(l)(xi) of the Spice Disclosure Schedule sets forth a reasonable good faith estimate of material changes between December 31, 1996 and the date hereof in the value of benefits or plan assets described in the preceding clause (A), (B) or (C); Schedule 3.1(l)(xi) of the Spice Disclosure Schedule sets forth the information described in Clauses (A),
     (B), (C), (D), (F), (G) and (H) as of December 31, 1996, including a separate statement of liabilities attributable to unpredictable contingent event benefits within the meaning of Section 412(l)(7)(B)(ii) of the Code and Section 302(d)(7)(B)(ii) of ERISA; the sum of the amount of unfunded Benefit Liabilities under all Spice Pension Plans (excluding each such plan with an amount of unfunded Benefit Liabilities of zero or less) is not more than $5,000,000; all contributions required to be made by Section 515 of ERISA by the Company or any affiliate to Spice Pension Plans have been timely made; with respect to any such Spice Pension Plan and concerning each Spice Pension Plan which is in whole or in part an "individual account plan" (as defined in Section 3(34) of ERISA), there is set forth in
     Schedule 3.1(l)(xi) of the Spice Disclosure Schedule (A) the amount of any Spice liability for contributions due or to become due with respect to each such Spice Pension Plan for periods up to the date hereof, and the date any such amounts were paid and (B) the amount of any contribution accrued or paid or expected to be accrued or paid with respect to such Spice Pension Plan for the plan year in which the Closing Date occurs; with respect to any such Spice Pension Plan, no such plan has been terminated or subject to a "spin-off" or "spin-off termination" or partial termination and no assets of any such plan have been used or employed in a manner so as to subject them to an excise tax imposed under Section 4980 of the Code; each such Spice Pension Plan permits termination thereof, and distribution of any assets in excess of those required to pay Benefit Liabilities may be distributed to or for the benefit of Spice or its Affiliates and Section 4044(d) of ERISA would not prevent such reversion; with respect to any such Spice Pension Plan, any reduction in benefits was preceded by an adequate and appropriate notice to the parties described in and as required by
     Section 204(h) of ERISA; there are no former employees or participants who are entitled to earn additional pension benefits by reason of "grow in" or other rights with respect to service or time periods after such employees have been terminated from employment with Seller.

          (xii) None of Spice nor any of its Affiliates has incurred, by reason of the transaction contemplated by this Agreement, or will incur, any liability under Section 4062(e) of ERISA. Neither Spice nor any of its Affiliates is a participant in any plan to which Sections 4063 or 4064 of ERISA apply.

          (xiii) Neither Spice nor any of its Affiliates has engaged in any transaction described under Section 4069 of ERISA nor can any lien be imposed on any of Spice, its Affiliates or any of their respective assets under Section 4068 of ERISA.

          (xiv) PBGC and Other Liabilities. Spice and its Affiliates have complied in all material respects with all requirements for premium payments, including any interest and penalty charges for late payment, due the PBGC with respect to each Spice Pension Plan and each separate plan year for which any premiums are required. Except as set forth in Schedule 3.1(l)(xiv) of the Spice Disclosure Schedule, and except for transactions required by this Agreement, from the period commencing January 1, 1990 through the Closing Date there has been no "reportable event" (within the meaning of Section 4043(b) or (c) of ERISA and regulations promulgated by the PBGC thereunder, Section 4062(e) of ERISA or Section 4063(a) of ERISA) with respect to any Spice Pension Plan subject to Title IV of ERISA for which notice to the PBGC has not, by rule or regulations, been waived. There is not any unsatisfied material liability to the PBGC which has been incurred by Spice or any Affiliate on account of any Spice Pension Plan subject to Title IV of ERISA. From the period commencing January 1, 1990 through the Closing Date, no filing has been or will be made by Spice or any Affiliate with the PBGC to terminate, nor has any proceeding been commenced by the PBGC to terminate, any Spice Pension Plan subject to Title IV of ERISA which was maintained, or wholly or partially funded, by Spice or any Affiliate. Concerning both Spice and any Affiliate (A) there has been no cessation of operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (B) there has been no withdrawal of a substantial employer from any Spice Pension Plan so as to become subject to the provisions of Section 4063 of ERISA, (C) there has been no cessation of contributions on or before the Closing Date to any Spice Pension Plan subject to Section 4064(a) of ERISA to which Spice or any Affiliate has made contributions during the five calendar years prior to the Closing Date, (D) there has been no complete or partial withdrawal from a multiemployer plan (as defined in either Section 3(37) or Section 4001(a)(3) of ERISA) so as to incur any material withdrawal liability as defined in Section 4201 of ERISA (without regard to any subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA),
     (E) no employee pension benefit plan which is a multiemployer plan (as defined in either Section 3(37) or Section 4001(a)(3) of ERISA) which Spice or any Affiliate maintains or contributes to is in "reorganization" (as defined in Section 4241 of ERISA) or "insolvent" (as defined in Section 4245 of ERISA), (F) there is not now, nor can there ever be, any liability under Section 4064 of ERISA to any of MXP, RM Surviving Corporation or Spice by reason of participation in any Spice Pension Plan by Spice or any Affiliate on or prior to the Closing Date, (G) there has been no amendment to any Spice Pension Plan that would require the furnishing of security under Section 401(a)(29) of the Code and (H) there has been no event or circumstance and there can be no event or circumstance which has or may result in any liability being asserted by any Spice Pension Plan, the PBGC or any other person or entity under Title IV of ERISA against Spice or any Spice Affiliate or MXP or RM Surviving Corporation. Neither Spice nor any of its Affiliates has any liability to any employee benefit plan for contributions under Section 412(m) of the Code or Section 302(e) of ERISA, nor has any lien been imposed under Section 412(n) of the Code or Section 302(f) of ERISA nor is there any liability for excise taxes imposed under
     Section 4971 of the Code, and all liabilities arising under Section 412(c)(11) of the Code with respect to contributions to any employee benefit plan have been set forth in Schedule 3.1(l)(xiv) of the Spice Disclosure Schedule; any notices to the PBGC under Section 412(n) of the Code or Section 302(f) of ERISA have heretofore been delivered to MXP; and copies of any notices required to be given to participants under either
     Section 101(d) or Section 4011 of ERISA have previously been delivered to MXP. Except as described in Schedule 3.1(l)(xiv) of the Spice Disclosure Schedule, the PBGC has not communicated with Spice, its Affiliates or any of its agents or representatives concerning the transactions contemplated by the Agreement, nor any other transactions implemented or contemplated by Spice or any of its Affiliates within the preceding five calendar years.

          (xv) Excess Assets or Benefits. Since January 1, 1990, Spice has not taken any action to vest any overfunded benefits in any employee benefit plan in any of the participants thereunder. Upon the termination of any Spice Pension Plans, any excess assets (defined as the excess of plan assets over the amounts required to fund all liabilities of the plan) will be distributed to or for the benefit of the sponsor of the plan.

          (xvi) Health Care Continuation Coverage. Spice and its Affiliates have materially complied with the requirements of Section 4980B of the Code and Sections 601-608 of ERISA regarding continuation of health care coverage notices and provision of appropriate health care coverage under the Spice Employee Benefit Plans.

          (xvii) No Contribution to Multiemployer Plan. From and after the Closing Date, neither Spice nor MXP nor RM Surviving Corporation will be liable for contributions to any Spice Pension Plan that is a multiemployer plan within the meaning of either Section 3(37) or Section 4001(a)(3) of ERISA except to the extent that Spice or MXP or RM Surviving Corporation subsequently affirmatively determines to undertake such contribution obligations.

          (xviii) WARN Notices. Any notice under the Workers Adjustment Retirement Act that has been required with respect to Spice employees or former employees or will be required by the transactions contemplated by this Agreement has been, or will be, as the case may be, properly and timely given by Spice.

          (xix) Certain Pension Deductions. RM Surviving Corporation will be entitled to deduct on its Tax Returns for periods commencing on or after the Closing Date any contributions to a Spice Pension Plan or Spice Employee Benefit Plan made by Spice on or before the Closing Date.

          (xx) Worker's Compensation. Spice and its Affiliates have maintained worker's compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise except as disclosed to MXP on Schedule 3.1(l)(xx) of the Spice Disclosure Schedule.

          (xxi) Section 162(m) Deduction Limitations. No amount has been paid by Spice or any of its Affiliates, and no amount is expected to be paid by the Spice or any of its Affiliates, which would be subject to the provisions of 162(m) of the Code such that all or a part of such payments would not be deductible by the payor.

     (m) Labor Matters. Except as set forth on Schedule 3.1(m) of the Spice Disclosure Schedule or in the Spice SEC Documents:

          (i) neither Spice nor any of its Subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no current union representation question involving employees of Spice or any of its Subsidiaries, nor does Spice or any of its Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees;

          (ii) as of the date hereof, there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against Spice or any of its Subsidiaries pending, or, to the knowledge or Spice or any of its Subsidiaries, threatened, that has, or is reasonably likely to have, a Material Adverse Effect on Spice;

          (iii) as of the date hereof, there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against Spice or any of its Subsidiaries pending, or, to the knowledge of Spice or any of its Subsidiaries, threatened, that has, or is reasonably likely to have, a Material Adverse Effect on Spice;

          (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of Spice or any of its Subsidiaries, threatened, against or involving Spice or any of its Subsidiaries that has, or is reasonably likely to have, a Material Adverse Effect on Spice;

          (v) Spice and each of its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and is not reasonably likely to have, a Material Adverse Effect on Spice; and

          (vi) as of the date hereof, there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of Spice or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of Spice or any of its Subsidiaries is or may be entitled to claim indemnification from Spice or any of its Subsidiaries pursuant to the Restated Certificate of Incorporation or Restated Bylaws of Spice or any provision of the comparable charter or organizational documents of any of its Subsidiaries, as provided in any indemnification agreement to which Spice or any Subsidiary of Spice is a party or pursuant to applicable law that has, or is reasonably likely to have, a Material Adverse Effect on Spice.

     (n) Intangible Property. Spice and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of Spice and its Subsidiaries (collectively, the "Spice Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Material Adverse Effect on Spice. All of the Spice Intangible Property is owned or licensed by Spice or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a Material Adverse Effect on Spice, and neither Spice nor any such Subsidiary has forfeited or otherwise relinquished any Spice Intangible Property which forfeiture would result in a Material Adverse Effect on Spice. To the knowledge of Spice, the use of the Spice Intangible Property by Spice or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither Spice nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the Spice Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Spice Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Material Adverse Effect on Spice.

     (o)  Environmental Matters.

     For purposes of this Agreement:

          (A) "Environmental Laws" means all federal, state and local laws (including common laws), rules, regulations, ordinances, orders, decrees of any Governmental Entity, whether now in existence or hereafter enacted and in effect at the time of Closing, relating to pollution or the protection of human health, safety or the environment of any jurisdiction in which the applicable party hereto owns or operates assets or conducts business or owned or operated assets or conducted business (whether or not through a predecessor entity) (including, without limitation, ambient air, surface water, groundwater, land surface, subsurface strata, natural resources or wildlife), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of solid waste or Hazardous Materials, and any similar laws, rules, regulations, ordinances, orders and decrees of any foreign jurisdiction in which the applicable party hereto owns or operates assets or conducts business;

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

          (B) "Hazardous Materials" means (x) any petroleum or petroleum products, radioactive materials (including naturally occurring radioactive materials), asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls or transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (y) any chemicals, materials or substances which are now defined as or included in the definition of "solid wastes," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances" or "toxic pollutants," or words of similar import, under any Environmental Law and
     (z) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which Spice or any of its Subsidiaries operates (for purposes of Section 3.1(o)) or in which MXP or any of its Subsidiaries operates (for purposes of Section 3.2(n)).

          (C) "Release" means any spill, effluent, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its Subsidiaries; and

          (D) "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by a Governmental Entity or required under any Environmental Law, or voluntarily undertaken to (I) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (II) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public or employee health or welfare of the indoor or outdoor environment; (III) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (IV) bring the applicable party into compliance with any Environmental Law.

     Except as disclosed on Schedule 3.1(o) of the Spice Disclosure Schedule:

          (i) The operations of Spice and its Subsidiaries have been conducted, are and, as of the Closing Date, will be, in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Spice;

          (ii) Spice and its Subsidiaries have obtained and will maintain all permits, licenses and registrations, or applications relating thereto, and have made and will make all filings, reports and notices required under applicable Environmental Laws for the continued operations of their respective businesses, except such matters the lack or failure of which would not reasonably be expected to lead to a Material Adverse Effect on Spice;

          (iii) Spice and its Subsidiaries are not subject to any outstanding written orders issued by, or contracts with, any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action, (C) any Release or threatened Release of a Hazardous Material or (D) an assumption of responsibility for environmental liabilities of another person, except such orders or contracts the compliance with which would not reasonably be expected to have a Material Adverse Effect on Spice;

          (iv) Spice and its Subsidiaries have not received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability would reasonably be expected to have a Material Adverse Effect on Spice;

          (v) Neither Spice nor any of its Subsidiaries has any contingent liability in connection with the Release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) or employee or third party exposure to Hazardous Materials that would reasonably be expected to lead to a Material Adverse Effect on Spice;

          (vi) The operations of Spice or its Subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous or solid waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any applicable state equivalent, are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Spice; and

          (vii) To the knowledge of Spice, there is not now on or in any property of Spice or its Subsidiaries or any property for which Spice or its Subsidiaries is potentially liable any of the following: (A) any underground storage tanks or surface impoundments or (B) any on-site disposal of Hazardous Material, any of which ((A) or (B) preceding) could reasonably be expected to have a Material Adverse Effect on Spice.

     (p) Insurance. Schedule 3.1(p) of the Spice Disclosure Schedule sets forth an insurance schedule of Spice's and each of its Subsidiaries' directors' and officers' liability insurance, primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in effect as of the date hereof. Spice maintains insurance in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of Spice and each of its Subsidiaries (taking into account the cost and availability of such insurance).

     (q) Opinion of Financial Advisor. The Board of Directors of Spice has received the opinion of Goldman, Sachs & Co. addressed to such Board (a copy of which has been provided to MXP for information purposes only) to the effect that, as of the date hereof, the Spice Conversion Number fixing the shares of New Common Stock to be received by the holders of Spice Common Stock pursuant to this Agreement is fair from a financial point of view to such holders. MXP acknowledges and agrees that it may not, and is not entitled to, rely on the opinion of Goldman, Sachs & Co. delivered to the Spice Board of Directors.

     (r) Vote Required. The affirmative vote of the holders of at least a majority of the outstanding shares of Spice Common Stock is the only vote of the holders of any class or series of Spice capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     (s) Beneficial Ownership of MXP Common Stock. As of the date hereof, neither Spice nor its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any of the outstanding MXP Common Stock, MXP Series A Preferred Stock or any of MXP's outstanding debt securities.

     (t) Brokers. Except for the fees and expenses payable to Goldman, Sachs & Co., which fees are reflected in its engagement letter with Spice (a copy of which has been delivered to MXP), no broker, investment banker, or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Spice.

     (u) Tax Matters. The representations set forth in the form of Officer's Certificate of Spice included as Schedule 3.1(u) of the Spice Disclosure Schedule are true and correct, assuming for purposes of this representation and warranty that the Merger had been consummated on the date and in accordance with the terms hereof.

     (v)  Amendment to Spice Rights Agreement.

          (i) The Board of Directors of Spice has taken, or will take, all necessary action to amend the Rights Agreement of Spice dated as of February 19, 1991, as amended by a First Amendment to Rights Agreement dated as of March 18, 1994 (as so amended, the "Spice Rights Agreement") so that none of the execution and delivery of this Agreement, the conversion of shares of Spice Common Stock into the right to receive MXP Common Stock in accordance with Article II of this Agreement, and the consummation of the Mergers or any other transaction contemplated hereby will cause (i) the Rights issued pursuant to the Spice Rights Agreement (the "Spice Rights") to become exercisable under the Spice Rights Agreement, (ii) Reincorporation Sub, MXP or any of their respective Subsidiaries to be deemed an "Acquiring Person" (as defined in the Spice Rights Agreement),
     (iii) any such event to be deemed a "Triggering Event" (as defined in the Spice Rights Agreement) or (iv) the "Stock Acquisition Date" (as defined in the Spice Rights Agreement) to occur upon any such event.

          (ii) The Board of Directors of Spice has taken, or will take, all necessary action to amend the Spice Rights Agreement so that Section 13 thereof will not apply to the Mergers.

          (iii) As of the date of this Agreement, the Spice Rights have not separated from the Spice Common Stock and no distribution of Rights Certificates (as defined in the Spice Rights Agreement) will occur as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

     3.2 Representations and Warranties of MXP, Reincorporation Sub and Merger Sub. MXP, Reincorporation Sub and Merger Sub jointly and severally represent and warrant to Spice as follows (in each case as qualified by matters reflected on the disclosure schedule dated as of the date of this Agreement and delivered by MXP to Spice on or prior to the date of this Agreement (the "MXP Disclosure Schedule") and made a part hereof by reference, each such matter qualifying each representation and warranty, as applicable, notwithstanding any specific Section or Schedule reference or lack thereof):

     (a) Organization, Standing and Power. Each of MXP, Reincorporation Sub, Merger Sub and MXP's Significant Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on MXP. All Significant Subsidiaries of MXP and their respective jurisdictions of incorporation or organization are identified on Schedule 3.2(a) of the MXP Disclosure Schedule. MXP has heretofore delivered to Spice complete and correct copies of its Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to date.

     (b) Capital Structure. As of the date hereof, the authorized capital stock of MXP consists of 600,000,000 shares of MXP Common Stock and 500,000,000 shares of preferred stock, par value $.01 per share, of MXP ("MXP Preferred Stock"). At the close of business on December 31, 1996 (i) 64,279,568 shares of MXP Common Stock were issued and outstanding; (ii) 3,000,000 and 9,000,000 shares of MXP Common Stock were reserved for issuance pursuant to MXP's 1991 Stock Option Plan and 1996 Incentive Plan (collectively, the "MXP Stock Plans"), respectively;
(iii) 6,079,350 shares of MXP Common Stock were subject to issuance under outstanding options under the MXP Stock Plans; (iv) no shares of MXP Common Stock were held by MXP in its treasury or by its wholly owned Subsidiaries; (v) of the authorized shares of MXP Preferred Stock, 140,000,000 were designated as MXP Series A Preferred Stock and 140,000,000 were designated as MXP Series B Preferred Stock, and 60,443,259 and 61,200,427 shares of MXP Series A Preferred Stock and MXP Series B Preferred Stock, respectively, were issued and outstanding; (vi) the shares of MXP Series A Preferred Stock and MXP Series B Preferred Stock are convertible into shares of MXP Common Stock at the option of the holder thereof on a one-for-one basis and shares of MXP Series B Preferred Stock are convertible into shares of MXP Series A Preferred Stock at the option of the holder thereof on a one-for-one basis; (vii) of the authorized shares of MXP Preferred Stock, 1,000,000 shares were designated Series A Junior Participating Preferred Stock, no shares of which were issued and outstanding; and (viii) no Voting Debt was issued and outstanding. All outstanding shares of MXP capital stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on Schedule 3.2(b) of the MXP Disclosure Schedule, all outstanding shares of capital stock of the Subsidiaries of MXP are owned by MXP or a direct or indirect wholly owned Subsidiary of MXP, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this Section 3.2(b) or on Schedule 3.2(b) of the MXP Disclosure Schedule, and except for changes since December 31, 1996 resulting from the grant or exercise of stock options granted prior to the date hereof pursuant to, or from issuances or purchases under, MXP Stock Plans, or as contemplated by this Agreement, there are outstanding: (i) no shares of capital stock, Voting Debt or other voting securities of MXP; (ii) no securities of MXP (other than the MXP Series A Preferred Stock and MXP Series B Preferred Stock) or any Subsidiary of MXP convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of MXP or any Subsidiary of MXP; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which MXP or any Subsidiary of MXP is a party or by which it is bound in any case obligating MXP or any Subsidiary of MXP to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of MXP or of any Subsidiary of MXP or obligating MXP or any Subsidiary of MXP to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as contemplated by this Agreement, there are not as of the date hereof and there will not be at the RM Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which MXP is a party or by which it is bound relating to the voting of any shares of the capital stock of MXP that will limit in any way the solicitation of proxies by or on behalf of MXP from, or the casting of votes by, the stockholders of MXP with respect to the Reincorporation Merger. There are no restrictions on MXP to vote the stock of any of its Subsidiaries. As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, 100 shares of which are validly issued, fully paid and nonassessable and are owned by MXP and the balance of which are not issued or outstanding. As of the date hereof, the authorized capital stock of Reincorporation Sub consists of 1,000 shares of common stock, par value $.01 per share, 100 shares of which are validly issued, fully paid and nonassessable and are owned by MXP and the balance of which are not issued or outstanding. When issued in accordance with this Agreement upon exercise of the Spice Stock Options (as defined in Section 5.10) and the MXP Stock Options (as defined in
Section 5.10), in each case to be assumed pursuant to the Mergers, the shares of New Common Stock and New Series A Preferred Stock, if any, issued thereunder will be validly issued, fully paid and nonassessable and not subject to preemptive rights. MXP will seek stockholder approval of the 1996 Incentive Plan at its stockholder meeting referred to in Section 5.5 and pursuant to the Joint Proxy Statement.

          (c)  Authority; No Violations, Consents and Approvals.

             (i) The Boards of Directors of MXP, Reincorporation Sub and Merger Sub have approved the Mergers and this Agreement, and declared the Mergers and this Agreement to be in the best interests of the stockholders of MXP, Reincorporation Sub and Merger Sub, respectively. The directors of MXP have advised Spice and MXP that they intend to vote or cause to be voted all of the shares of MXP Common Stock beneficially owned by them and their affiliates in favor of approval of the Reincorporation Merger and this Agreement. Each of MXP, Reincorporation Sub and Merger Sub has all requisite corporate power and authority to enter into this Agreement, subject with respect to consummation of the Mergers, to approval of this Agreement and the MXP Merger by the stockholders of MXP in accordance with the TBCA and the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of MXP, and to consummate the transactions contemplated hereby (and subject to the amendment and restatement of the Certificate of Incorporation of Reincorporation Sub as contemplated by Section 5.20 to provide sufficient authorized capital to effect the Mergers). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MXP, Reincorporation Sub and Merger Sub, subject, with respect to the consummation of the Mergers, to approval of this Agreement and the Reincorporation Merger by the stockholders of MXP in accordance with the TBCA and the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of MXP (and subject to the amendment and restatement of the Certificate of Incorporation of Reincorporation Sub as contemplated by Section 5.20 to provide sufficient authorized capital to effect the Mergers). This Agreement has been duly executed and delivered by MXP, Reincorporation Sub and Merger Sub, subject with respect to consummation of the Mergers, to approval of this Agreement and the MXP Merger by the stockholders of MXP in accordance with the TBCA and the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of MXP, and, assuming this Agreement constitutes the valid and binding obligation of Spice, constitutes a valid and binding obligation of each of MXP, Reincorporation Sub and Merger Sub enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             (ii) Except as set forth on Schedule 3.2(c) of the MXP Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of MXP or any of its Subsidiaries under, or otherwise result in a material detriment to MXP or any of its Subsidiaries under, any provision of (i) the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of MXP or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to MXP or any of its Subsidiaries, (iii) any joint venture or other ownership arrangement or
        (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.2(c)(iii) are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MXP or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges, encumbrances or detriments that, individually or in the aggregate, would not have a Material Adverse Effect on MXP, materially impair the ability of MXP to perform its obligations hereunder or thereunder or prevent the consummation of any of the transactions contemplated hereby or thereby.

             (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to MXP or any of its Subsidiaries in connection with the execution and delivery of this Agreement by MXP, Reincorporation Sub and Merger Sub or the consummation by MXP, Reincorporation Sub and Merger Sub of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect on MXP, except for: (A) the filing of a premerger notification report by MXP or its ultimate parent under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of the Joint Proxy Statement, the S-4, such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (C) the filing of a Certificate of Merger for each of the Spice Merger and the Reincorporation Merger with the Delaware Secretary of State and the filing of the Articles of Merger for the Reincorporation Merger with the Texas Secretary of State; (D) filings with, and approval of, the NYSE; (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or environmental laws; (F) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation; and (G) any such consent, approval, order, authorization, registration, declaration, filing, or permit that the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on MXP, materially impair the ability of MXP to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

          (d) SEC Documents. MXP has made available to Spice a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by MXP with the SEC since December 31, 1995 and prior to or on the date of this Agreement (the "MXP SEC Documents"), which are all the documents (other than preliminary material) that MXP was required to file with the SEC between December 31, 1995 and the date of this Agreement. As of their respective dates, the MXP SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange

     Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such MXP SEC Documents, and none of the MXP SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of MXP included in the MXP SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) the consolidated financial position of MXP and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of MXP and its consolidated Subsidiaries for the periods presented therein. Except as disclosed in the MXP SEC Documents, there are no agreements, arrangements or understandings between MXP and any party who is at the date of this Agreement or was at any time prior to the date hereof but after December 31, 1995 an Affiliate (as defined in Section 4.1(k)) of MXP that are required to be disclosed in the MXP SEC Documents.

          (e) Information Supplied. None of the information supplied or to be supplied by MXP, Reincorporation Sub or Merger Sub for inclusion or incorporation by reference in the S-4 will, at the time the S-4 becomes effective under the Securities Act or at the RM Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by MXP, Reincorporation Sub or Merger Sub and included or incorporated by reference in the Joint Proxy Statement will, at the date mailed to stockholders of Spice or MXP, as the case may be, or at the time of the meeting of such stockholders to be held in connection with the Mergers or at the RM Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the RM Effective Time any event with respect to MXP or any of its Subsidiaries, or with respect to other information supplied by MXP, Reincorporation Sub or Merger Sub for inclusion in the Joint Proxy Statement or the S-4, shall occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Joint Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC. The Joint Proxy Statement, insofar as it relates to MXP, Reincorporation Sub or Merger Sub or other Subsidiaries of MXP or other information supplied by MXP, Reincorporation Sub or Merger Sub for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          (f) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in, the MXP SEC Documents, or except as contemplated by this Agreement, since December 31, 1996 there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of MXP's capital stock, other than the declaration and payment of regular quarterly pay-in-kind dividends at the required annual 8% rate per share on the MXP Series A Preferred Stock and MXP Series B Preferred Stock, with usual record and payment dates for such dividends; (ii) any amendment of any material term of any outstanding equity security of MXP or any Significant Subsidiary of MXP; (iii) any repurchase, redemption or other acquisition by MXP or any Subsidiary of MXP of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, MXP or any Subsidiary of MXP, except as contemplated by the MXP Stock Plans; (iv) any material change in any method of accounting or accounting practice or any tax method, practice or election by MXP or any Significant Subsidiary of MXP; or (v) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that is reasonably likely to have a Material Adverse Effect on MXP, except for general economic changes and changes that may affect the industries of MXP or any of its Subsidiaries generally.

          (g) No Undisclosed Material Liabilities. Except as set forth in the MXP SEC Documents, as of the date hereof, there are no liabilities of MXP or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a Material Adverse Effect on MXP, other than: (i) liabilities adequately provided for on the balance sheet of MXP dated as of December 31, 1996 (including the notes thereto) contained in MXP's Annual Report on Form 10-K for the year ended December 31, 1996; (ii) liabilities incurred in the ordinary course of business subsequent to December 31, 1996; and (iii) liabilities under this Agreement.

          (h) No Default. Neither MXP nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of MXP or any provision of the comparable charter or organizational documents of any of its Subsidiaries,
     (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which MXP or any of its Subsidiaries is now a party or by which MXP or any of its Subsidiaries or any of their respective properties or assets is bound (except for the requirement under certain of such instruments to file supplemental indentures as a result of the transactions contemplated hereby) or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to MXP or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on MXP.

          (i) Compliance with Applicable Laws. MXP and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "MXP Permits"), except where the failure so to hold would not have a Material Adverse Effect on MXP. MXP and its Subsidiaries are in compliance with the terms of the MXP Permits, except where the failure so to comply would not have a Material Adverse Effect on MXP. Except as disclosed in the MXP SEC Documents, the businesses of MXP and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on MXP. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to MXP or any of its Subsidiaries is pending and of which MXP has knowledge or, to the knowledge of MXP as of the date hereof, threatened, other than those the outcome of which would not have a Material Adverse Effect on MXP.

          (j)  Litigation. Except as disclosed in the MXP SEC Documents or
     Schedule 3.2(j) of the MXP Disclosure Schedule, as of the date of this Agreement there is no suit, action or proceeding pending, or, to the knowledge of MXP, threatened against or affecting MXP or any Subsidiary of MXP ("MXP Litigation"), and MXP and its Subsidiaries have no knowledge of any facts that are likely to give rise to any MXP Litigation, that (in any case) is reasonably likely to have a Material Adverse Effect on MXP, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against MXP or any Subsidiary of MXP ("MXP Order") that is reasonably likely to have a Material Adverse Effect on MXP or its ability to consummate the transactions contemplated by this Agreement. Schedule 3.2(j) of the MXP Disclosure Schedule contains an accurate and complete list of all suits, actions and proceedings pending or, to the knowledge of MXP, threatened against or affecting MXP or any of its Subsidiaries as of the date hereof.

          (k) Taxes. Except as set forth on Schedule 3.2(k) of the MXP Disclosure Schedule:

             (i) Each of MXP, each of its Subsidiaries and any affiliated, consolidated, combined, unitary or similar group of which MXP or any of its Subsidiaries is or was a member has (A) duly filed on a timely basis (taking into account any extensions) all U.S. federal income Tax Returns, and all other material Tax Returns required to be filed or sent by or with respect to it, (B) duly paid or deposited on a timely basis all Taxes (as hereinafter defined) that are shown to be due and payable on or with respect to such Tax Returns, and all material Taxes that are otherwise due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in MXP's most recent audited financial statements) for which MXP or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of MXP and its Subsidiaries through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the reporting, payment and withholding of Taxes that are required to be withheld from payments to employees, independent contractors, creditors, shareholders or any other third party and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

             (ii) Schedule 3.2(k) of the MXP Disclosure Schedule sets forth (A) the last taxable period through which the federal income Tax Returns of MXP and any of its Subsidiaries have been examined by the IRS or for which the statute of limitations for assessment has otherwise closed and
        (B) any affiliated, consolidated, combined, unitary or similar group or Return in which MXP or any of its Subsidiaries is or has been a member or joins or has joined in the filing. Except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable taxing authority have been paid, fully settled or adequately provided for in MXP's most recent audited financial statements. Except as disclosed in or adequately provided for in the MXP SEC Documents or disclosed in
        Schedule 3.2(k) of the MXP Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending, or to the knowledge of MXP, threatened, with regard to any Taxes for which MXP or any of its Subsidiaries would be liable, and no material deficiency for any Taxes has been proposed, asserted or assessed (whether by examination report or prior to completion of examination by means of notices of proposed adjustment or other similar requests or notices) pursuant to such examination against MXP or any of its Subsidiaries by any taxing authority with respect to any period.

             (iii) Neither MXP nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any taxing authority (A) any agreement or other document extending or having the effect of extending the period for assessment or collection of any income or franchise Taxes for which MXP or any of its Subsidiaries would be liable or (B) a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other income tax law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in tax credits, for MXP or any of its Subsidiaries for any taxable period and after the Closing Date.

             (iv) Except as set forth in the MXP SEC Documents, neither MXP nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code or that would constitute compensation whose deductibility is limited under Section 162(m) of the Code.

             (v) Except as set forth in the MXP SEC Documents, neither MXP nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement.

             (vi) There are no requests for rulings or outstanding subpoenas from any taxing authority for information with respect to Taxes of MXP or any of its Subsidiaries and, to the knowledge of MXP, no material reassessments (for property or ad valorem Tax purposes) of any assets or any property owned or leased by MXP or any of its Subsidiaries have been proposed in written form.

             (vii) Neither MXP nor any of its Subsidiaries has agreed to make any adjustment pursuant to section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of MXP or any of its Subsidiaries, and neither MXP nor any of its Subsidiaries has any application pending with any taxing authority requesting permission for any changes in any accounting method of MXP or any of its Subsidiaries. To the knowledge of MXP, neither the IRS nor any other taxing authority has proposed in writing, and neither MXP nor any of its Subsidiaries is otherwise required to make, any such adjustment or change in accounting method.

             (viii) There are no material excess loss accounts or deferred intercompany transactions between MXP and/or any of its Subsidiaries within the meaning of Treas. Reg. Section 1.1502-13 or 1.1502-19, respectively.

          (l) Pension and Benefit Plans; ERISA. Except as set forth on Schedule 3.2(l) of the MXP Disclosure Schedule or in the MXP SEC Documents:

             (i) All "employee pension plans," as defined in Section 3(2) of the ERISA, maintained by MXP or any of its Subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with MXP under Section 414(b),
        (c), (m) or (o) of the Code ("MXP ERISA Affiliate") or to which MXP or any of its Subsidiaries or any MXP ERISA Affiliate contributed or is obligated to contribute thereunder within six years prior to the RM Effective Time (the "MXP Pension Plans") intended to qualify under
        Section 401 of the Code so qualify and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and, to the knowledge of MXP as of the date hereof, nothing has occurred with respect to the operation of the MXP Pension Plans that could cause the loss of such qualification or exemption or the imposition of any material liability, penalty, or tax under ERISA or the Code.

             (ii) There has been no material "reportable event" as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to the MXP Pension Plans subject to Title IV of ERISA that would require the giving of notice or any material event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.

             (iii) As to the MXP Pension Plans subject to Title IV of ERISA, there has been no event or condition which presents the material risk of termination, no notice of intent to terminate has been given under
        Section 4041 of ERISA and no proceeding has been instituted under
        Section 4042 of ERISA to terminate, such that would result in a material liability to MXP, its Subsidiaries, or MXP ERISA Affiliates; no material liability to the PBGC has been incurred; no material accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred; and the assets of each MXP Pension Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under such MXP Pension Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

             (iv) There is no violation of ERISA with respect to the filing of applicable reports, documents, and notices regarding the "employee benefit plans," as defined in Section 3(3) of ERISA and all other material employee compensation and benefit arrangements or payroll practices including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus, long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs maintained by MXP or any of its Subsidiaries or to which MXP or any of its Subsidiaries contributed or is obligated to contribute thereunder (all such plans, other than the MXP Pension Plans, being hereinafter referred to as the "MXP Employee Benefit Plans") or the MXP Pension Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the MXP Employee Benefit Plans or MXP Pension Plans, which violation is reasonably likely to have a Material Adverse Effect on MXP.

             (v) The MXP Employee Benefit Plans and MXP Pension Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable Federal and state law, there is no material liability for breaches of fiduciary duty in connection with the MXP Employee Benefit Plans and MXP Pension Plans, and neither MXP nor any of its Subsidiaries or any "party in interest" or "disqualified person" with respect to the MXP Employee Benefit Plans and MXP Pension Plans has engaged in a material "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

             (vi) There are no material actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of MXP, threatened against, or with respect to, the MXP Employee Benefit Plans or MXP Pension Plans or their assets.

             (vii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to any employee or group of employees of MXP or any of its Subsidiaries; (B) increase any benefits otherwise payable under any MXP Employee Benefit Plan or MXP Pension Plan; or (C) result in the acceleration of the time of payment or vesting of any such benefits. Except as set forth on Schedule 3.2(l)(vii) of the MXP Disclosure Schedule, there are no severance agreements or employment agreements between MXP or any of its Subsidiaries and any employee of MXP or such Subsidiary. True and complete copies of all such severance agreements and employment agreements have been provided to Spice.

             (viii) Except as set forth on Schedule 3.2(l)(viii) of the MXP Disclosure Schedule, neither MXP nor any of its Subsidiaries has any consulting agreement or arrangement with any person involving compensation in excess of $200,000, except as are terminable upon one month's notice or less.

             (ix) Neither MXP nor any of its Subsidiaries nor any MXP ERISA Affiliate contributes to, or has an obligation to contribute to, and has not within six years prior to the RM Effective Time contributed to, or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

             (x) No stock or other security issued by MXP or any of its Subsidiaries forms or has formed a material part of the assets of any MXP Employee Benefit Plan or MXP Pension Plan.

             (xi) Concerning each MXP Pension Plan that is or has been subject to the funding requirements of Title I, Subtitle B, Part 3 of ERISA, the funding method used in connection with such plan is, and at all times has been, acceptable under ERISA, each of the actuarial assumptions employed in connection with determining the funding of each such plan is, and at all times has been, reasonable and satisfies the requirements of Section 412(c)(3) of the Code and Section 302(c)(3) of ERISA, and
        Schedule 3.2(l)(xi) of the MXP Disclosure Schedule sets forth as of December 31, 1996, (A) the actuarially determined present value of all Benefit Liabilities determined on an ongoing plan basis, employing in making such determination the same actuarial assumptions as were used in determining plan fundings for the most recently completed plan year unless any such assumption is not reasonable, in which event such assumption shall be changed to a reasonable assumption, (B) the actuarially determined present value of all Benefit Liabilities under each such MXP Pension Plan employing in such determination the same actuarial assumptions, except turnover assumptions, as were used in determining plan funding for the most recently completed plan year unless any such assumption is not reasonable, in which event such assumption shall be changed to a reasonable assumption, (C) the fair market value of the assets held to fund each such MXP Pension Plan, (D) the funding method used in connection with each such MXP Pension Plan,
        (E) identification of the amount and related plan with respect to which there is or has been any "accumulated funding deficiency," as defined in
        Section 302(a)(2) of ERISA, (F) the estimated amount of, together with calculations showing how such amounts were determined, any premiums due to the PBGC for the most recently completed and following five years,
        (G) a demonstration showing how any minimum or maximum contributions, including any contributions required by reason of a liquidity shortfall within the meaning of Section 412(m)(5) of the Code or Section 302(e)(5) of ERISA, to any such plans were arrived at for the most recently completed year, together with an estimate for the following five years based upon present law and actuarial assumptions and methodologies, except where such assumptions or methodologies are required by law to be changed with respect to a particular year, and (H) the date of any change of any assumptions used to determine current liability of any such plan, together with a demonstration that such change either (x) received appropriate approvals under Section 412(c)(5) of the Code and Section 302(c)(5) of ERISA or (y) that such approval was not necessary by law;
        Schedule 3.2(l)(xi) sets forth a reasonable good faith estimate of material changes between December 31, 1996 and the date hereof in the value of benefits or plan assets described in the preceding clause (A),
        (B) or (C); Schedule 3.2(l)(xi) of the MXP Disclosure Schedule sets forth the information described in Clauses (A), (B), (C), (D), (F), (G) and (H) as of December 31, 1996, including a separate statement of liabilities attributable to unpredictable contingent event benefits within the meaning of Section 412(l)(7)(B)(ii) of the Code and Section 302(d)(7)(B)(ii) of ERISA; the sum of the amount of unfunded Benefit Liabilities under all MXP Pension Plans (excluding each such plan with an amount of unfunded Benefit Liabilities of zero or less) is not more than $5,000,000; all contributions required to be made by Section 515 of ERISA by the Company or any affiliate to MXP Pension Plans have been timely made; with respect to any such MXP Pension Plan and concerning each MXP Pension Plan which is in whole or in part an "individual account plan" (as defined in Section 3(34) of ERISA), there is set forth in Schedule 3.2(l)(xi) of the MXP Disclosure Schedule (A) the amount of any MXP liability for contributions due or to become due with respect to each such MXP Pension Plan for periods up to the date hereof, and the date any such amounts were paid and (B) the amount of any contribution accrued or paid or expected to be accrued or paid with respect to such MXP Pension Plan for the plan year in which the Closing Date occurs; with respect to any such MXP Pension Plan, no such plan has been terminated or subject to a "spin-off" or "spin-off termination" or partial termination and no assets of any such plan have been used or employed in a manner so as to subject them to an excise tax imposed under Section 4980 of the Code; each such MXP Pension Plan permits termination thereof, and distribution of any assets in excess of those required to pay Benefit Liabilities may be distributed to or for the benefit of MXP or its Affiliates and Section 4044(d) of ERISA would not prevent such reversion; with respect to any such MXP Pension Plan, any reduction in benefits was preceded by an adequate and appropriate notice to the parties described in and as required by Section 204(h) of ERISA; there are no former employees or participants who are entitled to earn additional pension benefits by reason of "grow in" or other rights with respect to service or time periods after such employees have been terminated from employment with Seller.

             (xii) None of MXP nor any of its Affiliates has incurred, by reason of the transaction contemplated by this Agreement, or will incur, any liability under Section 4062(e) of ERISA. Neither MXP nor any of its Affiliates is a participant in any plan to which Sections 4063 or 4064 of ERISA apply.

             (xiii) Neither MXP nor any of its Affiliates has engaged in any transaction described under Section 4069 of ERISA nor can any lien be imposed on any of MXP, its Affiliates or any of their respective assets under Section 4068 of ERISA.

             (xiv) PBGC and Other Liabilities. MXP and its Affiliates have complied in all material respects with all requirements for premium payments, including any interest and penalty charges for late payment, due the PBGC with respect to each MXP Pension Plan and each separate plan year for which any premiums are required. Except as set forth in
        Schedule 3.2(l)(xiv) of the MXP Disclosure Schedule, and except for transactions required by this Agreement, from the period commencing January 1, 1990 through the Closing Date there has been no "reportable event" (within the meaning of Section 4043(b) or (c) of ERISA and regulations promulgated by the PBGC thereunder, Section 4062(e) of ERISA or Section 4063(a) of ERISA) with respect to any MXP Pension Plan subject to Title IV of ERISA for which notice to the PBGC has not, by rule or regulations, been waived. There is not any unsatisfied material liability to the PBGC which has been incurred by MXP or any Affiliate on account of any MXP Pension Plan subject to Title IV of ERISA. From the period commencing January 1, 1990 through the Closing Date, no filing has been or will be made by MXP or any Affiliate with the PBGC to terminate, nor has any proceeding been commenced by the PBGC to terminate, any MXP Pension Plan subject to Title IV of ERISA which was maintained, or wholly or partially funded, by MXP or any Affiliate. Concerning both MXP and any Affiliate (A) there has been no cessation of operations at a facility so as to become subject to the provisions of
        Section 4062(e) of ERISA, (B) there has been no withdrawal of a substantial employer from any MXP Pension Plan so as to become subject to the provisions of Section 4063 of ERISA, (C) there has been no cessation of contributions on or before the Closing Date to any MXP Pension Plan subject to Section 4064(a) of ERISA to which MXP or any Affiliate has made contributions during the five calendar years prior to the Closing Date, (D) there has been no complete or partial withdrawal from a multiemployer plan (as defined in either Section 3(37) or Section 4001(a)(3) of ERISA) so as to incur withdrawal liability as defined in
        Section 4201 of ERISA (without regard to any subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA), (E) no employee pension benefit plan which is a multiemployer plan (as defined in either Section 3(37) or Section 4001(a)(3) of ERISA) which MXP or any Affiliate maintains or contributes to is in "reorganization" (as defined in Section 4241 of ERISA) or "insolvent" (as defined in Section 4245 of ERISA), (F) there is not now, nor can there ever be, any liability under
        Section 4064 of ERISA to any of MXP, RM Surviving Corporation or Spice by reason of participation in any MXP Pension Plan by MXP or any Affiliate on or prior to the Closing Date, (G) there has been no amendment to any MXP Pension Plan that would require the furnishing of security under Section 401(a)(29) of the Code and (H) there has been no event or circumstance and there can be no event or circumstance which has or may result in any liability being asserted by any MXP Pension Plan, the PBGC or any other person or entity under Title IV of ERISA against MXP or any MXP Affiliate or Spice or RM Surviving Corporation. Neither MXP nor any of its Affiliates has any liability to any employee benefit plan for contributions under Section 412(m) of the Code or
        Section 302(e) of ERISA, nor has any lien been imposed under Section 412(n) of the Code or Section 302(f) of ERISA nor is there any liability for excise taxes imposed under Section 4971 of the Code, and all liabilities arising under Section 412(c)(11) of the Code with respect to contributions to any employee benefit plan have been set forth in
        Schedule 3.2(l)(xiv) of the MXP Disclosure Schedule; any notices to the PBGC under Section 412(n) of the Code or Section 302(f) of ERISA have heretofore been delivered to MXP; and copies of any notices required to be given to participants under either Section 101(d) or Section 4011 of ERISA have previously been delivered to MXP. Except as described in
        Schedule 3.2(l)(xiv) of the MXP Disclosure Schedule, the PBGC has not communicated with MXP, its Affiliates or any of its agents or representatives concerning the transactions contemplated by the Agreement, nor any other transactions implemented or contemplated by MXP or any of its Affiliates within the preceding five calendar years.

             (xv) Excess Assets or Benefits. Since January 1, 1990, MXP has not taken any action to vest any overfunded benefits in any employee benefit plan in any of the participants thereunder. Upon the termination of any MXP Pension Plans, any excess assets (defined as the excess of plan assets over the amounts required to fund all liabilities of the plan) will be distributed to or for the benefit of the sponsor of the plan.

             (xvi) Health Care Continuation Coverage. MXP and its Affiliates have materially complied with the requirements of Section 4980B of the Code and Sections 601-608 of ERISA regarding continuation of health care coverage notices and provision of appropriate health care coverage under the MXP Employee Benefit Plans.

             (xvii) No Contribution to Multiemployer Plan. From and after the Closing Date, neither Spice nor MXP nor RM Surviving Corporation will be liable for contributions to any MXP Pension Plan that is a multiemployer plan within the meaning of either Section 3(37) or Section 4001(a)(3) of ERISA except to the extent that Spice or MXP or RM Surviving Corporation subsequently affirmatively determines to undertake such contribution obligations.

             (xviii) WARN Notices. Any notice under the Workers Adjustment Retirement Act that has been required with respect to MXP employees or former employees or will be required by the transactions contemplated by this Agreement has been, or will be, as the case may be, properly and timely given by MXP.

             (xix) Certain Pension Deductions. RM Surviving Corporation will be entitled to deduct on its Tax Returns for periods commencing on or after the Closing Date any contributions to a MXP Pension Plan or MXP Employee Benefit Plan made by MXP on or before the Closing Date.

             (xx) Worker's Compensation. MXP and its Affiliates have maintained worker's compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise except as disclosed to Spice on Schedule 3.2(l)(xx) of the MXP Disclosure Schedule.

             (xxi) Section 162(m) Deduction Limitations. No amount has been paid by MXP or any of its Affiliates, and no amount is expected to be paid by MXP or any of its Affiliates, which would be subject to the provisions of 162(m) of the Code such that all or a part of such payments would not be deductible by the payor.

          (m) Labor Matters. Except as set forth on Schedule 3.2(m) of the MXP Disclosure Schedule on in the MXP SEC Documents:

             (i) neither MXP nor any of its Subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no current union representation question involving employees of MXP or any of its Subsidiaries, nor does MXP or any of its Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees;

             (ii) as of the date hereof, there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against MXP or any of its Subsidiaries pending, or, to the knowledge or MXP or any of its Subsidiaries, threatened, that has, or is reasonably likely to have, a Material Adverse Effect on MXP;

             (iii) as of the date hereof, there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against MXP or any of its Subsidiaries pending, or, to the knowledge of MXP or any of its Subsidiaries, threatened, that has, or is reasonably likely to have, a Material Adverse Effect on MXP;

             (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of MXP or any of its Subsidiaries, threatened, against or involving MXP or any of its Subsidiaries that has, or is reasonably likely to have, a Material Adverse Effect on MXP;

             (v) MXP and each of its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and is not reasonably likely to have, a Material Adverse Effect on MXP; and

             (vi) as of the date hereof, there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of MXP or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of MXP or any of its Subsidiaries is or may be entitled to claim indemnification from MXP or any of its Subsidiaries pursuant to the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of MXP or any provision of the comparable charter or organizational documents of any of its Subsidiaries, as provided in any indemnification agreement to which MXP or any Subsidiary of MXP is a party or pursuant to applicable law that has, or is reasonably likely to have, a Material Adverse Effect on MXP.

          (n) Intangible Property. MXP and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of MXP and its Subsidiaries (collectively, the "MXP Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Material Adverse Effect on MXP. All of the MXP Intangible Property is owned or licensed by MXP or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a Material Adverse Effect on MXP and neither MXP nor any such Subsidiary has forfeited or otherwise relinquished any MXP Intangible Property which forfeiture would result in a Material Adverse Effect on MXP. To the knowledge of MXP, the use of the MXP Intangible Property by MXP or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither MXP nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the MXP Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the MXP Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Material Adverse Effect on MXP.

          (o) Environmental Matters. Except as disclosed on Schedule 3.2(o) of the MXP Disclosure Schedule:

             (i) The operations of MXP and its Subsidiaries have been conducted, are and, as of the Closing Date, will be, in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on MXP;

             (ii) MXP and its Subsidiaries have obtained and will maintain all permits, licenses and registrations, or applications relating thereto, and have made and will make all filings, reports and notices required under applicable Environmental Laws for the continued operations of their respective businesses, except such matters the lack or failure of which would not reasonably be expected to lead to a Material Adverse Effect on MXP;

             (iii) MXP and its Subsidiaries are not subject to any outstanding written orders issued by, or contracts with, any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action, (C) any Release or threatened Release of a Hazardous Material or (D) an assumption of responsibility for environmental liabilities of another person, except such orders or contracts the compliance with which would not reasonably be expected to have a Material Adverse Effect on MXP;

             (iv) MXP and its Subsidiaries have not received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability would reasonably be expected to have a Material Adverse Effect on MXP;

             (v) Neither MXP nor any of its Subsidiaries has any contingent liability in connection with the Release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) or employee or third party exposure to Hazardous Materials that would reasonably be expected to lead to a Material Adverse Effect on MXP;

             (vi) The operations of MXP or its Subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous or solid waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any applicable state equivalent, are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on MXP; and

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

             (vii) To the knowledge of MXP, there is not now on or in any property of MXP or its Subsidiaries or any property for which Spice or its Subsidiaries is potentially liable any of the following: (A) any underground storage tanks or surface impoundments or (B) any on-site disposal of Hazardous Material, any of which ((A) or (B) preceding) could reasonably be expected to have a Material Adverse Effect on MXP.

          (p) Insurance. Schedule 3.2(p) of the MXP Disclosure Statement sets forth an insurance schedule of MXP's and each of its Subsidiaries' directors' and officers' liability insurance, primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in effect as of the date hereof. MXP maintains insurance in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of MXP and each of its Subsidiaries (taking into account the cost and availability of such insurance).

          (q) Opinion of Financial Advisor. The Board of Directors of MXP has received the opinion dated April 4, 1997 of (i) Merrill Lynch & Co. addressed to such Board (a copy of which has been provided to Spice for information purposes only) that, as of such date, the MXP Conversion Number and the Spice Conversion Number are fair from a financial point of view to the holders of MXP Common Stock, (ii) Merrill Lynch & Co. addressed to such Board (a copy of which has been provided to Spice for information purposes only) that, as of such date, the MXP Common Consideration is fair from a financial point of view to the holders of MXP Common Stock, and (iii) Morgan Stanley & Co Incorporated addressed to such Board (a copy of which has been provided to Spice for information purposes only) that, as of such date, the MXP Common Consideration and the MXP Preferred Consideration are fair from a financial point of view to the holders of MXP Series A Preferred Stock. Spice acknowledges and agrees that it may not, and is not entitled to, rely on the opinions of Merrill Lynch & Co. or Morgan Stanley & Co. Incorporated delivered to the MXP Board of Directors.

          (r) Vote. Subject to Section 5.5, MXP intends to seek, at the MXP stockholders meeting referred to in Section 5.5, the affirmative vote of the holders of (i) a majority of the outstanding shares of MXP Common Stock, voting as a separate class, (ii) a majority of the outstanding shares of MXP Series A Preferred Stock and MXP Series B Preferred Stock, voting as a single class, (iii) a majority of the outstanding shares of MXP Common Stock, MXP Series A Preferred Stock and MXP Series B Preferred Stock, voting as a single class (in each case with shares of MXP Series A Preferred Stock and MXP Series B Preferred Stock having one vote per share, on an as converted basis), (iv) a majority of the outstanding shares of MXP Series A Preferred Stock, voting as a separate class (the "Series A Approval"), and (v) a majority of the outstanding shares of MXP Series B Preferred Stock, voting as a separate class (the "Series B Approval"). There are no approvals required of the holders of any class or series of MXP capital stock necessary to approve this Agreement and the transactions contemplated hereby other than as set forth in the preceding sentence. MXP also intends to seek stockholder approval of its 1996 Incentive Plan at such meeting.

          (s) Beneficial Ownership of Spice Common Stock. As of the date hereof, neither MXP nor its Subsidiaries beneficially owns any of the outstanding Spice Common Stock.

          (t) Brokers. Except for the fees and expenses payable to Merrill Lynch & Co. and Morgan Stanley & Co. Incorporated, which fees are reflected in their respective engagement letters with MXP (copies of which have been delivered to Spice), no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of MXP.

          (u)  Interim Operations of Reincorporation Sub and Merger
     Sub. Reincorporation Sub was formed by MXP solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business or activities, has incurred no other obligations or liabilities, has no other assets and has conducted its operations only as contemplated hereby. All of the outstanding capital stock of Reincorporation Sub and Merger Sub is owned directly by MXP.

          (v) Tax Matters. The representations in the form of Officer's Certificate of Purchaser included as Schedule 3.2(v) of the MXP Disclosure Schedule are true and correct in all material respects, assuming for purposes of this representation and warranty that the Mergers had been consummated on the date and in accordance with the terms hereof.

                                   ARTICLE IV

                         COVENANTS RELATING TO CONDUCT
                         OF BUSINESS PENDING THE MERGER

     4.1 Conduct of Business by Spice and MXP Pending the Merger. Prior to the SM or RM Effective Time, as applicable, (i) Spice agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that MXP shall otherwise consent in writing) and
(ii) MXP agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Spice shall otherwise consent in writing) (for purposes of this Section 4.1 Spice and MXP each being a "Party"):

          (a) Ordinary Course. Each Party and its Subsidiaries shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, subject in the case of Spice to Section 5.9, and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the SM or RM Effective Time, as applicable.

          (b) Dividends; Changes in Stock. Except as contemplated by this Agreement and for transactions solely among a Party and its Subsidiaries, a Party shall not and it shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or partnership interests, except (x) in the case of Spice, for the declaration and payment of regular cash dividends with respect to Spice's first and third fiscal quarters not in excess of $.05 per share of Spice Common Stock with usual record and payment dates, regular monthly cash dividends on the MIPS paid by Spice LLC in accordance with their terms and dividends from a Subsidiary of Spice to Spice or another Subsidiary of Spice and (y) in the case of MXP, for the declaration and payment of regular quarterly payment-in-kind dividends with respect to the MXP Series A Preferred Stock and MXP Series B Preferred Stock in accordance with their terms, upon the conversion of MXP Series A Preferred Stock and MXP Series B Preferred Stock into MXP Common Stock and/or MXP Series A Preferred Stock, as the case may be, in accordance with their terms, and dividends from a Subsidiary of MXP to MXP or another Subsidiary of MXP; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of such Party's capital stock; or
     (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof or as contemplated by any existing employee benefit plan and except that Spice Capital LLC may redeem the MIPS for cash and/or Spice may cause the exchange of the MIPS for Spice Common Stock, in each case in accordance with the terms of the MIPS.

          (c) Issuance of Securities. A Party shall not and it shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt, other voting securities or convertible securities, other than:
     (i) in the case of Spice, (x) the issuance of Spice Common Stock and accompanying Spice Rights upon the exercise of stock options granted under the Spice Stock Plans that are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to the Spice Stock Plans, (y) issuances by a wholly owned Subsidiary of Spice of such Subsidiary's capital stock to its parent, and
     (z) the issuance of Spice Series A Preferred Stock or Spice Common Stock upon

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

     the exchange of the MIPS in accordance with their terms and the issuance of Spice Common Stock upon the conversion of the Spice Series A Preferred Stock in accordance with its terms; and (ii) in the case of MXP (x) the issuance of MXP Common Stock upon the exercise of stock options granted under the MXP Stock Plans that are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to MXP Stock Plans, (y) issuances by a wholly owned subsidiary of MXP of such Subsidiary's capital stock to its parent and (z) issuances upon the conversion of MXP Series A Preferred Stock and MXP Series B Preferred Stock into MXP Common Stock and/or MXP Series A Preferred Stock, as the case may be, in accordance with their terms.

          (d) Governing Documents. Except as contemplated hereby or in connection herewith, no Party shall amend or propose to amend its certificate or articles of incorporation or bylaws.

          (e) No Acquisitions. A Party shall not, and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, other than (i) in the case of Spice, the acquisitions described on
     Schedule 4.1(e) of the Spice Disclosure Schedule or any such acquisition or acquisitions having a purchase price not exceeding $50,000,000 in the aggregate; and (ii) in the case of MXP, the acquisition of Greenhill Petroleum Corporation and certain federal leases in the Gulf of Mexico as described in the MXP SEC Documents or any such acquisition or acquisitions having a purchase price not exceeding $50,000,000 in the aggregate.

          (f) No Dispositions. Other than: (i) as may be necessary or required by law to consummate the transactions contemplated hereby or (ii) sales, leases, encumbrances or other dispositions in the ordinary course of business consistent with past practice that are not material, individually or in the aggregate, to a Party and its Subsidiaries taken as a whole, a Party shall not, and it shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its material assets, except in the case of MXP, for encumbrances related to the increase in MXP's bank credit facility as described in the MXP SEC Documents.

          (g) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, neither Party shall authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of such Party or any of its Significant Subsidiaries.

          (h) Accounting. Neither Party shall, nor shall either Party permit any of its Subsidiaries to, make any changes in their accounting methods which would be required to be disclosed under the rules and regulations of the SEC, except as required by law, rule, regulation or GAAP.

          (i) Affiliate Transactions. Neither Party shall, nor shall either Party permit any of its Subsidiaries to, enter into any agreement or arrangement with any of their respective Affiliates (as such term is defined in Rule 405 under the Securities Act, an "Affiliate"), other than with wholly owned Subsidiaries of such Party, on terms less favorable to such Party or such Subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

          (j) Insurance. Each Party shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

          (k) Tax Matters. Neither Party shall (i) make or rescind any material express or deemed election relating to Taxes unless it is reasonably expected that such action will not materially and adversely affect Spice or MXP, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where Spice or MXP, as appropriate, has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except where such settlement or compromise will not materially and adversely affect Spice or MXP, or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Returns that have been filed for prior taxable years, except as may be required by applicable law or except for changes that are reasonably expected not to materially and adversely affect Spice or MXP.

          (l) Certain Employee Matters. Except pursuant to Section 5.9, a Party shall not and it shall not permit any of its Subsidiaries to: (i) grant any increases in the compensation of any of its directors, officers or employees, except increases to employees who are not directors or officers made in the ordinary course of business and in accordance with past practice; (ii) pay or agree to pay any material pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Spice Employee Benefit Plans or Spice Pension Plans or MXP Employee Benefit Plans or MXP Pension Plans, as applicable, in each case as in effect on the date hereof to any such director, officer or employee, whether past or present; (iii) amend or modify in any material respect or receive any assets from the Spice Pension Plan; (iv) enter into any new, or amend any existing, material employment or severance or termination agreement with any director, officer or employee; (v) grant any options or other awards under the Spice Stock Plans or MXP Stock Plans, as applicable; or (vi) become obligated under any new Spice Employee Benefit Plan or Spice Pension Plan, or any new MXP Employee Benefit Plan or MXP Pension Plan, which was not in existence or approved by the Board of Directors of Spice or MXP, as applicable, prior to the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

          (m) Indebtedness; Leases; Capital Expenditures. No Party shall, nor shall any Party permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money (except (x) to finance any transactions or capital or other expenditures permitted by this Agreement (including those referred to in Section 4.1(e)) and regular borrowings under credit facilities made in the ordinary course of such Party's cash management practices, (y) refinancings of existing debt and (z) immaterial borrowings that, in each such case, permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such Party or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, liens, security interests or other encumbrances on the property of such Party or any of its Subsidiaries in connection with any indebtedness thereof, or (iii) make or commit to make aggregate capital expenditures not described in the Spice SEC Documents or MXP SEC Documents in excess, in the case of each of Spice and MXP, of an amount equal to the sum of (A) capital expenditures budgeted by such Party for the fiscal year ending December 31, 1997 as set forth in the capital expenditure budgets delivered to the other Party, less any budgeted capital expenditures expended prior to the date of this Agreement, plus (B) capital expenditures (not otherwise included in budgeted capital expenditures) that may be incurred in connection with the acquisitions by Spice and MXP, as applicable, permitted under Section 4.1(e).

          (n) Agreements. No Party shall, nor shall any Party permit any of its Subsidiaries to, agree in writing or otherwise to take any action inconsistent with any of the foregoing.

     4.2  No Solicitation by Spice.

     (a) From and after the date hereof, Spice will not, and will not authorize or (to the extent within its control) permit any of its officers, directors, employees, agents, Affiliates and other representatives or those of any of its Subsidiaries (collectively, "Spice Representatives") to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any Spice Acquisition Proposal (as hereinafter defined) from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such proposal; provided, however,that, notwithstanding any other provision of this Agreement, (i) Spice's Board of Directors may take and disclose to the stockholders of Spice a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (ii) following receipt from a third party (without any solicitation, initiation or encouragement, directly or indirectly, by Spice or any Spice Representatives) of a bona fide Spice

Acquisition Proposal, (x) Spice may engage in discussions or negotiations with such third party and may furnish such third party information concerning it, and its business, properties and assets if such third party executes a confidentiality agreement in reasonably customary form and (y) the Board of Directors of Spice may withdraw, modify or not make its recommendation referred to in Section 5.5 or terminate this Agreement in accordance with Section 7.1(g), but in each case referred to in the foregoing clauses (i) and (ii), only to the extent that Spice's Board of Directors shall conclude in good faith based on the advice of Spice's outside counsel that such action is necessary in order for Spice's Board of Directors to act in a manner that is consistent with its fiduciary obligations under applicable law.

     (b) Spice shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by Spice or any Spice Representatives with respect to any Spice Acquisition Proposal existing on the date hereof.

     (c) Prior to taking any action referred to in Section 4.2(a), if Spice intends to participate in any such discussions or negotiations or provide any such information to any such third party, Spice shall give reasonable prior notice to MXP of each such action. Spice will promptly notify MXP of any such requests for such information or the receipt of any Spice Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Spice Acquisition Proposal, and the material terms and conditions of any Spice Acquisition Proposal (provided, however, that Spice shall not be required to identify such person or group or disclose such terms or conditions to MXP until the beginning of the one week period referred to in Section 7.1(g), if Spice determines that such identification or disclosure prior to such time would impair such discussions or negotiations).

     (d) Nothing in this Section 4.2 shall permit Spice to enter into any agreement with respect to any Spice Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, Spice shall not enter into any agreement with any person that provides for, or in any way facilitates, any Spice Acquisition Proposal other than a confidentiality agreement in the form referred to above).

     (e) As used in this Agreement, "Spice Acquisition Proposal" means any proposal or offer, other than a proposal or offer by MXP or any of its Affiliates, for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving Spice or any of its Significant Subsidiaries or any proposal to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, Spice or any of its Significant Subsidiaries.

     4.3  No Solicitation by MXP.

     (a) From and after the date hereof, MXP will not, and will not authorize or (to the extent within its control) permit any of its officers, directors, employees, agents, Affiliates and other representatives or those of any of its Subsidiaries (collectively, "MXP Representatives") to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any MXP Acquisition Proposal (as hereinafter defined) from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such proposal; provided, however, that, notwithstanding any other provision of this Agreement, (i) MXP's Board of Directors may take and disclose to the stockholders of MXP a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (ii) following receipt from a third party (without any solicitation, initiation or encouragement, directly or indirectly, by MXP or any MXP Representatives) of a bona fide MXP Acquisition Proposal, (x) MXP may engage in discussions or negotiations with such third party and may furnish such third party information concerning it, and its business, properties and assets if such third party executes a confidentiality agreement in reasonably customary form and (y) the Board of Directors of MXP may withdraw, modify or not make its recommendation referred to in Section 5.5 or terminate this Agreement in accordance with Section 7.1(i), but in each case referred to in the foregoing clauses (i) and (ii), only to the extent that MXP's Board of Directors shall conclude in good faith based on the advice of MXP's outside counsel that such action is necessary in order for MXP's Board of Directors to act in a manner that is consistent with its fiduciary obligations under applicable law.

     (b) MXP shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by MXP or any MXP Representatives with respect to any MXP Acquisition Proposal existing on the date hereof.

     (c) Prior to taking any action referred to in Section 4.3(a), if MXP intends to participate in any such discussions or negotiations or provide any such information to any such third party, MXP shall give reasonable prior notice to Spice of each such action. MXP will promptly notify Spice of any such requests for such information or the receipt of any MXP Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such MXP Acquisition Proposal, and the material terms and conditions of any MXP Acquisition Proposal (provided, however, that MXP shall not be required to identify such person or group nor disclose such terms or conditions to Spice until the beginning of the one week period referred to Section 7.1(i), if MXP determines that such identification or disclosure prior to such time would impair such discussions or negotiations).

     (d) Nothing in this Section 4.3 shall permit MXP to enter into any agreement with respect to any MXP Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, MXP shall not enter into any agreement with any person that provides for, or in any way facilitates, any MXP Acquisition Proposal other than a confidentiality agreement in the form referred to above).

     (e) As used in this Agreement, "MXP Acquisition Proposal" means any proposal or offer, other than a proposal or offer by Spice or any of its Affiliates, for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving MXP or any of its Significant Subsidiaries or any proposal to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, MXP or any of its Significant Subsidiaries.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Preparation of S-4 and the Joint Proxy Statement. MXP, Reincorporation Sub and Spice shall promptly prepare and file with the SEC the Joint Proxy Statement and MXP, Reincorporation Sub and Spice shall prepare, and Reincorporation Sub will file with the SEC, the S-4 in which the Joint Proxy Statement will be included as a prospectus. Each of MXP, Reincorporation Sub and Spice shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of MXP and Spice shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to their respective stockholders at the earliest practicable date. Each of MXP and Reincorporation Sub shall use its reasonable best efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of New Common Stock in the Mergers and upon the exercise of Spice Stock Options (as defined in Section 5.10) and MXP Stock Options (as defined in Section 5.10) and each of MXP and Spice shall furnish all information concerning MXP and Spice and its respective stockholders as may be reasonably requested in connection with obtaining such permits, approvals and registrations.

     5.2 Letter of Spice's Accountants. Spice shall use its reasonable best efforts to cause to be delivered to MXP a letter of KPMG Peat Marwick LLP, Spice's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to MXP, Reincorporation Sub and Spice, in form and substance reasonably satisfactory to MXP and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

     5.3 Letter of MXP's Accountants. MXP shall use its reasonable best efforts to cause to be delivered to Spice a letter of Arthur Andersen LLP, MXP's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to MXP, Reincorporation Sub and Spice, in form and substance reasonably satisfactory to Spice and customary in scope and

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

substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

     5.4 Access to Information. Upon reasonable notice, MXP and Spice, as the case may be, shall (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the others, access, during normal business hours during the period prior to the RM Effective Time, to all its properties, books, contracts, commitments and records, as well as to its officers and employees (provided that neither MXP nor Spice shall contact any officer or employee of the other party without first inquiring of the other party as to whether the officer and employee to be contacted has been advised of the pendency of the transactions contemplated by this Agreement) and, during such period, each of MXP and Spice, as the case may be, shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the others (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of MXP and Spice agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section
5.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreement dated as of October 1, 1996 between MXP and Spice (the "Confidentiality Agreement") shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

     5.5 Stockholders Meetings. Each of Spice and MXP shall call a meeting of its stockholders to be held as promptly as practicable after the date hereof for the purpose of voting upon (i) in the case of Spice, this Agreement and the Spice Merger and (ii) in the case of MXP, this Agreement and the Reincorporation Merger. Subject to the fiduciary duties of its respective Board of Directors, each of Spice and MXP, will, through its Board of Directors, recommend to its stockholders approval of such matters and not rescind such recommendation and shall use its reasonable best efforts to obtain (i) in the case of Spice, approval and adoption of this Agreement and the Spice Merger by its stockholders and (ii) in the case of MXP, approval and adoption of this Agreement and the Reincorporation Merger by its stockholders. Each of Spice and MXP shall use all commercially reasonable efforts to hold such meetings on the same date and as soon as practicable after the date upon which the S-4 becomes effective.

     5.6  HSR and Other Approvals.

     (a) HSR Act. Each party hereto shall file or cause to be filed with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") any notification required to be filed by their respective "ultimate parent" companies under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and to respond on a timely basis to any requests for additional information made by either of such agencies. Each of the parties hereto agrees to furnish the others with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective representatives, on the one hand, and the FTC, the Antitrust Division or any other Governmental Entity or members or their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby, other than personal financial information filed therewith. Each party hereto agrees to furnish the others with such necessary information and reasonable assistance as such other parties and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Entities, including without limitation any filings necessary under the provisions of the HSR Act. MXP and Spice will each pay 50% of the applicable filing fee under the HSR Act relating to the Mergers.

     (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation to effect all necessary applications, notices, petitions, filings and other documents, and use all commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity required to be obtained or made by MXP or Spice or any of their

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

respective Subsidiaries in connection with the Mergers or the taking of any action contemplated thereby or by this Agreement.

     5.7 Agreements of Rule 145 Affiliates. Prior to the RM Effective Time, Spice shall cause to be prepared and delivered to MXP, and MXP shall cause to be prepared and delivered to Spice, a list identifying all persons who, at the time of the Spice or MXP stockholder meeting, as applicable, may be deemed to be "affiliates" of Spice or MXP, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). Spice shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such Spice list to deliver to MXP and Reincorporation Sub, at or prior to the RM Effective Time, a written agreement, in form and substance agreeable to MXP and Spice, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of New Common Stock issued to such Rule 145 Affiliate pursuant to the Spice Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act. Spice and the Rule 145 Affiliates shall be relieved of this obligation under the foregoing provisions of this Section 5.7 and such written agreements if, and to the extent, such Rule 145 is amended not to require such written agreements or any of the covenants contained therein. MXP shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such MXP list to deliver to MXP and Reincorporation Sub, at or prior to the RM Effective Time, a written agreement, in form and substance agreeable to MXP and Spice, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of New Common Stock or New Series A Preferred Stock issued to such Rule 145 Affiliate pursuant to the Reincorporation Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act. MXP and the Rule 145 Affiliates shall be relieved of this obligation under the foregoing provisions of this Section 5.7 and such written agreements if, and to the extent, such Rule 145 is amended not to require such written agreements or any of the covenants contained therein.

     5.8 Authorization for Shares and Stock Exchange Listing. Prior to the RM Effective Time, MXP and Reincorporation Sub shall have taken all action necessary to permit Reincorporation Sub to issue the number of shares of New Common Stock and New Series A Preferred Stock, if any, required to be issued pursuant to Sections 2.1 and 2.2. Each of MXP and Reincorporation Sub shall use its commercially reasonable efforts to cause the shares of New Common Stock and New Series A Preferred Stock, if any, to be issued in the Mergers and the shares of New Common Stock to be reserved for issuance upon exercise of Spice Stock Options and MXP Stock Options and issuances under the Spice Stock Plans and MXP Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     5.9 Employee Matters. (a) MXP and Spice agree that all employees of Spice immediately prior to the SM Effective Time shall be employed by SM Surviving Corporation immediately after the SM Effective Time, it being understood that RM Surviving Corporation and SM Surviving Corporation shall not have any obligations to continue employing such employees for any length of time thereafter. MXP and Spice further agree that the Spice Pension Plans in effect at the date of this Agreement shall, to the extent practicable, remain in effect until otherwise determined after the SM Effective Time. To the extent such Spice Pension Plans are not continued, (i) Spice employees will be covered by the MXP Pension Plans applicable to similarly situated employees of MXP or (ii) RM Surviving Corporation will maintain for a period of one year after the SM Effective Time benefit plans that are not less favorable, in the aggregate, to the employees covered by Spice Pension Plans than are the Spice Pension Plans. In the case of Spice Pension Plans that are continued and under which the employees' interests are based upon Spice Common Stock, MXP and Spice agree that such interests shall be based on New Common Stock in an equitable manner (and in the case of any such interests existing at the SM Effective Time, on the basis of the Spice Conversion Number); provided, however, that nothing contained herein shall be construed as requiring RM Surviving Corporation or SM Surviving Corporation to continue any specific Spice Pension Plan.

          (b) After the SM Effective Time, RM Surviving Corporation shall provide those employees of Spice and its Subsidiaries covered by the Spice Employee Benefit Plans with the same benefits that accrue to employees of MXP and its Subsidiaries; provided, however, that for a period of 90 days following the SM Effective Time, RM Surviving Corporation shall only be required to maintain the

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

     effectiveness of the Spice Employee Benefit Plans. RM Surviving Corporation further agrees that any present employees of Spice shall be credited for their service with Spice and its predecessor entities, for purposes of eligibility and vesting in the plans provided by RM Surviving Corporation. Those employees' benefits under RM Surviving Corporation's medical benefit plan shall not be subject to any exclusions for any pre-existing conditions, and credit shall be received for any deductibles or out-of-pocket amounts previously paid. The provisions of this Section 5.9(b) are intended to be for the benefit of, and shall be enforceable by, the parties hereto and the employees of Spice and its Subsidiaries covered by the Spice Employee Benefit Plans at the SM Effective Time and their respective heirs and representatives.

          (c) MXP and Spice agree that all employees of MXP immediately prior to the RM Effective Time shall be employed by SM Surviving Corporation immediately after the RM Effective Time, it being understood that RM Surviving Corporation shall not have any obligations to continue employing such employees for any length of time thereafter. MXP and Spice further agree that the MXP Pension Plans in effect at the date of this Agreement shall, to the extent practicable, remain in effect until otherwise determined after the RM Effective Time. To the extent such MXP Pension Plans are not continued, RM Surviving Corporation will maintain for a period of one year after the RM Effective Time benefit plans that are not less favorable, in the aggregate, to the employees covered by MXP Pension Plans than are the MXP Pension Plans. In the case of MXP Pension Plans that are continued and under which the employees' interests are based upon MXP Common Stock, MXP and Spice agree that such interests shall be based on New Common Stock in an equitable manner (and in the case of any such interests existing at the RM Effective Time, on the basis of the MXP Conversion Number); provided, however, that nothing contained herein shall be construed as requiring RM Surviving Corporation to continue any specific MXP Pension Plan.

          (d) After the RM Effective Time, RM Surviving Corporation shall provide those employees of MXP and its Subsidiaries covered by the MXP Employee Benefit Plans with the same benefits that accrue to employees of RM Surviving Corporation and its Subsidiaries; provided, however, that for a period of 90 days following the RM Effective Time, RM Surviving Corporation shall only be required to maintain the effectiveness of the MXP Employee Benefit Plans. RM Surviving Corporation further agrees that any present employees of MXP shall be credited for their service with MXP and its predecessor entities, for purposes of eligibility and vesting in the plans provided by RM Surviving Corporation. Those employees' benefits under RM Surviving Corporation's medical benefit plan shall not be subject to any exclusions for any pre-existing conditions, and credit shall be received for any deductibles or out-of-pocket amounts previously paid. The provisions of this Section 5.9(d) are intended to be for the benefit of, and shall be enforceable by, the parties hereto and the employees of MXP and its Subsidiaries covered by the MXP Employee Benefit Plans at the RM Effective Time and their respective heirs and representatives.

     5.10 Stock Options. (a) At the SM Effective Time, each outstanding option to purchase Spice Common Stock and any stock appreciation rights related thereto that has been granted pursuant to a Spice Stock Plan ("Spice Stock Option") and, at the RM Effective Time, each outstanding option to purchase MXP Common Stock and any stock appreciation rights related thereto that has been granted pursuant to a MXP Stock Plan ("MXP Stock Option"), whether vested or unvested, shall be assumed by RM Surviving Corporation. Each such option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Spice Stock Option or MXP Stock Option, a number of shares of New Common Stock equal to the number of shares of Spice Common Stock or MXP Common Stock, purchasable pursuant to such Spice Stock Option or MXP Stock Option multiplied by the Spice Conversion Number or MXP Conversion Number, as applicable, at a price per share equal to the per-share exercise price for the shares of Spice Common Stock purchasable pursuant to such Spice Stock Option divided by the Spice Conversion Number or the per-share exercise price for the shares of MXP Common Stock purchasable pursuant to such MXP Stock Option divided by the MXP Conversion Number, as applicable; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code; and provided further, that, unless otherwise provided in the applicable Spice Stock Plan, Spice Stock Option, MXP Stock Plan or MXP Stock Option, the number of shares of New Common Stock that may be purchased upon exercise of such Spice Stock Option or MXP Stock Option shall not include any fractional share and, upon exercise of such Spice Stock Option or MXP Stock Option, a cash payment shall be made for any fractional share based upon the closing price of a share of New Common Stock on the NYSE on the trading day immediately preceding the date of exercise.

     (b) Reincorporation Sub shall take all corporate action necessary to reserve for issuance a sufficient number of shares of New Common Stock for delivery upon exercise of the Spice Stock Options and MXP Stock Options assumed in accordance with this Section 5.10. As soon as practicable after the SM Effective Time, Reincorporation Sub shall file with the SEC a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of New Common Stock subject to the Spice Stock Options and MXP Stock Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as Spice Stock Options and MXP Stock Options, as applicable, remain outstanding.

     5.11 Indemnification; Directors' and Officers' Insurance. (a) From and after the SM Effective Time, RM Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the SM Effective Time, an officer or director of Spice or any of its Subsidiaries or an employee of Spice or any of its Subsidiaries or who acts as a fiduciary under any Spice Employee Benefit Plans or Spice Pension Plans (the "Spice Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or such employee of Spice or any Subsidiary whether pertaining to any matter existing or occurring at or prior to the SM Effective Time and whether asserted or claimed prior to, or at or after, the SM Effective Time ("Spice Indemnified Liabilities"), including all Spice Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent permitted under applicable law (and RM Surviving Corporation will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Spice Indemnified Parties (whether arising before or after the SM Effective Time), (i) the Spice Indemnified Parties may retain counsel reasonably satisfactory to them and RM Surviving Corporation, and RM Surviving Corporation shall pay all fees and expenses of such counsel for the Spice Indemnified Parties; and (ii) RM Surviving Corporation will use all commercially reasonable efforts to assist in the vigorous defense of any such matter, provided that no party shall be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld. Any Spice Indemnified Party wishing to claim indemnification under this Section 5.11(a), upon learning of any such claim, action, suit, proceeding or investigation, shall notify RM Surviving Corporation, but the failure so to notify shall not relieve a party from any liability that it may have under this
Section 5.11(a), except to the extent such failure materially prejudices such party. The Spice Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Spice Indemnified Parties. The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Spice Indemnified Parties in the Restated Certificate of Incorporation and Restated Bylaws of Spice with respect to matters occurring through the SM Effective Time, shall survive the Spice Merger and shall continue in full force and effect for a period of six years from the SM Effective Time; provided, however, that all rights to indemnification in respect of any Spice Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Spice Indemnified Liabilities. The foregoing provisions of this Section 5.11(a) shall not limit or impair the rights of the Spice Indemnified Parties arising under any indemnification or other agreements to which they are a party, the charter, bylaws or other organizational

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

documents of Spice and its Subsidiaries or applicable laws. RM Surviving Corporation shall keep in effect provisions in SM Surviving Corporation's Certificate of Incorporation and Bylaws providing for exculpation of director and officer liability and indemnification of directors and officers to the fullest extent permitted by Delaware law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the right of indemnification or exculpation. RM Surviving Corporation hereby guarantees the performance by SM Surviving Corporation of SM Surviving Corporation's obligations under this Section 5.11(a).

     (b) From and after the RM Effective Time, RM Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the RM Effective Time, an officer or director of MXP or any of its Subsidiaries or an employee of MXP or any of its Subsidiaries or who acts as a fiduciary under any MXP Employee Benefit Plans or MXP Pension Plans (the "MXP Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or such employee of MXP or any Subsidiary whether pertaining to any matter existing or occurring at or prior to the RM Effective Time and whether asserted or claimed prior to, or at or after, the RM Effective Time ("MXP Indemnified Liabilities"), including all MXP Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent permitted under applicable law (and RM Surviving Corporation will pay expenses in advance of the final disposition of any such action or proceeding to each MXP Indemnified Party to the fullest extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any MXP Indemnified Parties (whether arising before or after the RM Effective Time), (i) the MXP Indemnified Parties may retain counsel reasonably satisfactory to them and RM Surviving Corporation, and RM Surviving Corporation shall pay all fees and expenses of such counsel for the MXP Indemnified Parties; and (ii) RM Surviving Corporation will use all commercially reasonable efforts to assist in the vigorous defense of any such matter, provided that no party shall be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld. Any MXP Indemnified Party wishing to claim indemnification under this Section 5.11(b), upon learning of any such claim, action, suit, proceeding or investigation, shall notify RM Surviving Corporation, but the failure so to notify shall not relieve a party from any liability that it may have under this
Section 5.11(b), except to the extent such failure materially prejudices such party. The MXP Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more MXP Indemnified Parties. The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the MXP Indemnified Parties in the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of MXP with respect to matters occurring through the RM Effective Time, shall survive the Reincorporation Merger and shall continue in full force and effect for a period of six years from the RM Effective Time; provided, however, that all rights to indemnification in respect of any MXP Indemnified Liabilities asserted or made within such period shall continue until the disposition of such MXP Indemnified Liabilities. The foregoing provisions of this Section 5.11(b) shall not limit or impair the rights of the MXP Indemnified Parties arising under any indemnification or other agreements to which they are a party, the charter, bylaws or other organizational documents of MXP and its Subsidiaries or applicable laws. RM Surviving Corporation shall keep in effect provisions in RM Surviving Corporation's Certificate of Incorporation and Bylaws providing for exculpation of director and officer liability and indemnification of directors and officers to the fullest extent permitted by Delaware law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the right of indemnification or exculpation. RM Surviving Corporation shall hereby guarantee the performance by SM Surviving Corporation of SM Surviving Corporation's obligations under this
Section 5.11(b).

     (c) For a period of six years after the SM Effective Time, RM Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Spice and its Subsidiaries and MXP and its Subsidiaries (provided that RM Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Parties) with respect to matters arising before the SM Effective Time.

     (d) In the event that RM Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, in each such case, proper provisions shall be made so that the successors and assigns of RM Surviving Corporation shall assume the obligations set forth in this Section 5.11. The provisions of this Section 5.11 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each person entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 5.11, his heirs and representatives.

     5.12 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto.

     5.13 Public Announcements. The parties hereto will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the consent of the other parties, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system so long as the other parties are notified promptly by the disclosing party of such press release or public statement.

     5.14 Other Actions. Except as contemplated by this Agreement, neither MXP nor Spice shall, nor shall MXP or Spice permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Mergers set forth in Article VI not being satisfied. Each of the parties agrees to use its reasonable best efforts to satisfy the conditions to Closing set forth in this Agreement.

     5.15 Advice of Changes; SEC Filings. MXP and Spice, as the case may be, shall confer on a regular basis with each other, report on operational matters and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on MXP or Spice, as the case may be. MXP and Spice shall promptly provide each other (or their respective counsel) copies of all filings made by such party or its Subsidiaries with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     5.16 Reorganization. It is the intention of MXP and Spice that each of the Mergers will qualify as a reorganization described in Section 368(a) of the Code (and any comparable provisions of applicable state or local law). Neither MXP nor Spice (nor any of their respective Subsidiaries) will take or omit to take any action (whether before, on or after the Closing Date) that would cause either of the Mergers not to be so treated. The parties will characterize each of the Mergers as such a reorganization for purposes of all Tax Returns and other filings.

     5.17 Conveyance Taxes. MXP and Spice will (a) cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the SM Effective Time, (b) cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any applicable exemptions to any such tax or fee, and (c) each pay any such tax or fee which becomes payable by it on or before the RM or SM Effective Time, as applicable.

     5.18 Board of Directors. Reincorporation Sub, MXP and Spice shall take such action as may be necessary or advisable (including seeking approval of such matters as may be necessary or advisable at the MXP stockholders meeting and including a solicitation of proxies for such matters in the Joint Proxy Statement) to ensure that immediately after the SM Effective Time the Board of Directors of RM Surviving Corporation shall consist of (i) the seven individuals currently serving on MXP's Board of Directors, (ii) seven of the nine individuals currently serving on Spice's Board of Directors (such seven individuals to be designated by Spice), and (iii) an individual to be mutually agreed to by MXP and Spice, all of which individuals referred to in (i) and (ii) are identified as Class I, II or III Directors on Exhibit A hereto. Exhibit A hereto also indicates (x) the assignment of directors to classes whose initial term on the Board of Directors would expire on the first, second and third annual meetings of stockholders of RM Surviving Corporation following Closing and (y) which of the directors shall serve on the audit and compensation committees of the Board of Directors of RM Surviving Corporation following the SM Effective Time.

     5.19 Chairman and CEO; Other Officers. Immediately after the RM Effective Time, Jon Brumley shall continue to serve as the Chairman of the Board of Reincorporation Sub and Scott Sheffield shall be elected by the Reincorporation Sub Board of Directors as the President and Chief Executive Officer of Reincorporation Sub immediately prior to the SM Effective Time, but to become effective immediately after the SM Effective Time. Each of the other officers of Reincorporation Sub, and each of the directors and officers of Merger Sub, that will assume office immediately after the SM Effective Time shall be those persons to be designated by the agreement of Mr. Brumley and Mr. Sheffield prior to the SM Effective Time, such persons to be elected by the Board of Directors of Reincorporation Sub or Merger Sub, as the case may be, immediately prior to the SM Effective Time, but to become effective immediately after the SM Effective Time.

     5.20 Charter Amendments; Name and Place of Business. Prior to the RM Effective Time, Reincorporation Sub and MXP shall take such actions as are necessary to amend and restate the Certificate of Incorporation of Reincorporation Sub into a form that is, in form and substance, agreeable to MXP and Spice, it being understood that such amended and restated Certificate of Incorporation shall include provisions for a classified board of directors, certain other features contained in the charters of Spice and MXP and the Certificate of Designation for the New Series A Preferred Stock. In addition, prior to the RM Effective Time the name of Reincorporation Sub shall be changed to "Pioneer Natural Resources Company" and the name of SM Surviving Corporation shall be changed to a name that is mutually agreed to by MXP and Spice, which names shall be included in the amended and restated Certificate of Incorporation of Reincorporation Sub and SM Surviving Corporation. Following the Mergers, the principal place of business of RM Surviving Corporation and SM Surviving Corporation shall be the same as MXP's principal place of business on the date hereof.

     5.21  Employee and Director Incentive Indemnification and Severance
Plans. Notwithstanding Section 5.9, prior to the RM Effective Time, but to become effective immediately after the SM Effective Time, Reincorporation Sub shall approve and adopt (i) a Long-Term Incentive Plan, (ii) a Non-Employee Director Equity Compensation Plan, (iii) a Section 423 Stock Purchase Plan, (iv) Severance Agreements for officers of Reincorporation Sub and (v) Director and Officer Indemnification Agreements, in each case in form and substance agreeable to MXP and Spice and substantially in such forms as have previously been reviewed by the parties.

     5.22 Subsequent Mergers. As soon as practicable following the Mergers, RM Surviving Corporation shall take all action which is necessary or desirable, and shall cause each of P&P Holdings, Inc., Parker & Parsley Petroleum USA, Inc., and Parker & Parsley Development L.P., each of which is currently a Subsidiary of Spice, to take all action that is necessary or desirable, for each such subsidiary to be merged with and into SM Surviving Corporation, with SM Surviving Corporation to be the surviving entity in each such merger.

     5.23 MIPS Assumption Matters. As promptly as practicable following the SM Effective Time, RM Surviving Corporation shall take all actions as are necessary or appropriate (i) for RM Surviving Corporation

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

to assume the Guarantee and Exchange Agreement, the Expense Agreement and the Loan Agreement related to the MIPS; and (ii) to adopt a certificate of designation substantially in the form of the certificate of designation relating to the Spice Series A Preferred Stock in order to provide for the exchange of the MIPS into a new series of preferred stock of RM Surviving Corporation in accordance with the terms of the MIPS.

     5.24 Indenture Matters. MXP, Spice, Reincorporation Sub and Merger Sub shall take all actions that are necessary or appropriate in order for Reincorporation Sub or Merger Sub, as applicable, to assume by supplemental indenture the indentures for the outstanding publicly held notes or guarantees thereof of MXP, Spice and their respective Subsidiaries referred to in the MXP SEC Documents and the Spice SEC Documents, respectively.

     5.25 New Bank Credit Facility. MXP, Spice, Reincorporation Sub and Merger Sub shall use their reasonable best efforts, and shall cooperate, to (i) obtain as promptly as practicable commitments from financing sources to refinance on an unsecured basis the existing bank credit facilities of MXP, Spice and Merger Sub and (ii) have Reincorporation Sub and/or Merger Sub enter into a new credit facility pursuant to such commitments concurrent with the Closing and to refinance such existing debt.

     5.26 DNR Agreement. Concurrently with the execution of this Agreement, MXP shall enter into an agreement with DNR-MXP Holdings, L.P. in substantially the form previously provided to Spice regarding, among other things, the voting of shares of MXP capital stock at the MXP stockholders meeting relating to the Mergers. MXP recognizes that Spice is a third party beneficiary of such agreement with DNR and will seek to enforce such agreement upon request of Spice or provide Spice with such documentation and assistance as Spice reasonably deems necessary for Spice to enforce such agreement directly. MXP shall not amend such agreement, or waive any obligation thereunder, without the prior written consent of Spice.

     5.27 Pickens Agreement. Concurrently with the execution of this Agreement, Spice and MXP shall enter into an agreement with Boone Pickens in substantially the form previously provided to Spice regarding, among other things, the voting of shares of MXP capital stock at the MXP stockholders meeting relating to the Mergers.

     5.28 MIPS Conversion. Spice and its Subsidiaries shall use their reasonable best efforts to cause the redemption of the MIPS for cash (in connection with a standby underwriting of Spice Common Stock, which issuance of Spice Common Stock in connection with such underwriting shall be deemed not to constitute a breach of any representation, warranty or covenant of Spice herein) or the exchange of the MIPS into Spice Common Stock as soon as practicable in accordance with the terms of the MIPS and to complete such redemption or exchange prior to the RM Effective Time.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Mergers. The respective obligation of each party to effect the Mergers shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Spice Stockholder Approval. This Agreement and the Spice Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Spice Common Stock entitled to vote thereon.

          (b) MXP Stockholder Approval. This Agreement and the Reincorporation Merger shall have been approved and adopted by the affirmative vote specified in clauses (i), (ii) and (iii) of Section 3.2(r) as the votes required to approve such matters.

          (c) NYSE Listing. The shares of New Common Stock and New Series A Preferred Stock, if any, issuable to Spice and MXP stockholders pursuant to this Agreement in the Mergers shall have been authorized for listing on the NYSE upon official notice of issuance.

          (d) Other Approvals. The waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated and all filings required to be made prior to the RM or

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

     SM Effective Time, as applicable, with, and all consents, approvals, permits and authorizations required to be obtained prior to the RM or SM Effective Time, as applicable, from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), except for such consents, approvals, permits and authorizations the failure of which to be obtained would not, in the aggregate, be reasonably likely to result in a Material Adverse Effect on RM Surviving Corporation (assuming the Mergers have taken place) or to materially adversely affect the consummation of the Mergers, and no such consent, approval, permit or authorization shall impose terms or conditions that would have, or would be reasonably likely to have, a Material Adverse Effect on RM Surviving Corporation (assuming the Mergers have taken place). Unless otherwise agreed to by MXP and Spice (which agreement shall not be unreasonably withheld), no such consent, approval, permit or authorization shall then be subject to appeal.

          (e) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (f) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, no order of any Governmental Entity having jurisdiction over any party hereto, and no other legal restraint or prohibition shall be in effect (an "Injunction") preventing or making illegal the consummation of either of the Mergers.

     6.2 Conditions of Obligations of MXP, Reincorporation Sub and Merger Sub. The obligations of MXP, Reincorporation Sub and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by MXP:

          (a) Representations and Warranties of Spice. Each of the representations and warranties of Spice set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of Spice contained herein that is qualified by a materially standard or a Material Adverse Effect qualification shall not be further qualified hereby) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and MXP shall have received a certificate signed on behalf of Spice by the Chief Executive Officer and the Chief Financial Officer of Spice to such effect.

          (b) Performance of Obligations of Spice. Spice shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and MXP shall have received a certificate signed on behalf of Spice by the Chief Executive Officer and the Chief Financial Officer of Spice to such effect.

          (c) Tax Opinion. MXP shall have received an opinion, in form and substance reasonably satisfactory to MXP, dated the Closing Date, a copy of which will be furnished to Spice, of Baker & Botts, L.L.P., counsel to MXP, to the effect that, if each of the Mergers is consummated in accordance with the terms of this Agreement, each of the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code, no gain or loss will be recognized for federal income tax purposes by MXP, Reincorporation Sub, Merger Sub or Spice as a result of either of the Mergers, and no gain or loss will be recognized for federal income tax purposes by a stockholder of Spice or MXP as a result of either of the Mergers upon the conversion of shares of Spice Common Stock, MXP Common Stock, MXP Series A Preferred Stock or MXP Series B Preferred Stock into shares of New Common Stock or New Series A Preferred Stock, as applicable, except with respect to (i) cash, if any, received in lieu of fractional shares of New Common Stock or New Series A Preferred Stock or (ii) a stockholder in special circumstances, such as a stockholder who acquired Spice Common Stock or MXP Common Stock through exercise of employee stock options or otherwise as compensation for employment. In rendering such opinion, such counsel may receive and rely upon representations of fact and covenants contained in the forms of Certificates included as Schedule 3.1(u) and Schedule 3.2(v) of the Spice and MXP Disclosure Schedules, respectively.

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

          (d) Letters from Rule 145 Affiliates. MXP shall have received from each person named in the Spice list referred to in Section 5.7 an executed copy of an agreement as provided in such Section.

     6.3 Conditions of Obligations of Spice. The obligation of Spice to effect the Spice Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Spice:

          (a) Representations and Warranties of MXP, Reincorporation Sub and Merger Sub. Each of the representations and warranties of MXP, Reincorporation Sub and Merger Sub set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of MXP, Reincorporation Sub and Merger Sub contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Spice shall have received a certificate signed on behalf of MXP by the Chief Executive Officer and the Chief Financial Officer of MXP to such effect.

          (b) Performance of Obligations of MXP. MXP, Reincorporation Sub and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Spice shall have received a certificate signed on behalf of MXP by the Chief Executive Officer and the Chief Financial Officer of MXP to such effect.

          (c) Tax Opinion. Spice shall have received an opinion, in form and substance reasonably satisfactory to Spice, dated the Closing Date, a copy of which will be furnished to MXP, of Vinson & Elkins L.L.P., counsel to Spice, to the effect that, if each of the Mergers is consummated in accordance with the terms of this Agreement, each of the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code, no gain or loss will be recognized for federal income tax purposes by MXP, Reincorporation Sub, Merger Sub or Spice as a result of either of the Mergers upon the conversion of shares of Spice Common Stock, MXP Common Stock, MXP Series A Preferred Stock or MXP Series B Preferred Stock into shares of New Common Stock or New Series A Preferred Stock, as applicable, except with respect to (i) cash, if any, received in lieu of fractional shares of New Common Stock or New Series A Preferred Stock or (ii) a stockholder in special circumstances, such as a stockholder who acquired shares of Spice Common Stock or MXP Common Stock through the exercise of employee stock options or otherwise as compensation for employment. In rendering such opinion, such counsel may receive and rely upon representations of fact and covenants contained in the forms of Certificates included as Schedule 3.1(u) and Schedule 3.2(v) of the Spice and MXP Disclosure Schedules, respectively.

          (d) Letters from Rule 145 Affiliates. Spice shall have received from each person named in the MXP list referred to in Section 5.7 an executed copy of an agreement as provided in such Section.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the RM Effective Time, whether before or after approval of the matters presented in connection with the Mergers by the stockholders of Spice and the stockholders of MXP:

          (a) by mutual written consent of MXP and Spice, or by mutual action of their respective Boards of Directors;

          (b) by either MXP or Spice if (i) any Governmental Entity shall have issued any Injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers and such Injunction or other action shall have become final and nonappealable; or
     (ii) any required approval of the stockholders of a party shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders, or at any adjournment thereof;

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

          (c) by MXP or Spice if the Mergers shall not have been consummated by December 31, 1997 (the "Initial Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

          (d) by MXP if (i) Spice shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Spice at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by Spice of notice of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of Spice contained in this Agreement shall not be true in all material respects (provided that any representation or warranty of Spice contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby) when made on or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date), provided such breach has not been cured within 30 days following receipt by Spice of notice of such breach and is existing at the time of termination of this Agreement, or
     (iii) after the date hereof there has been any Material Adverse Change with respect to Spice, except for general economic changes or changes that may affect the industries of Spice or any of its Subsidiaries generally;

          (e) by Spice if (i) MXP, Reincorporation Sub or Merger Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by MXP of notice of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of MXP, Reincorporation Sub or Merger Sub contained in this Agreement shall not be true in all material respects (provided that any representation or warranty of MXP, Reincorporation Sub or Merger Sub contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby) when made or on or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date), provided such breach has not been cured within 30 days following receipt by MXP of notice of such breach and is existing at the time of termination of this Agreement; or (iii) after the date hereof there has been any Material Adverse Change with respect to MXP, except for general economic changes or changes that may affect the industries of MXP or any of its Subsidiaries generally;

          (f) by MXP if (i) the Board of Directors of Spice shall have withdrawn or modified, in any manner which is adverse to MXP, its recommendation or approval of the Spice Merger or this Agreement and the transactions contemplated hereby, or shall have resolved to do so, or (ii) the Board of Directors of Spice shall have recommended to the stockholders of Spice any Spice Acquisition Proposal or any transaction described in the definition of Spice Acquisition Proposal, or shall have resolved to do so;

          (g)  by Spice, if Spice shall exercise the right specified in clause
     (ii) of Section 4.2(a); provided that Spice may not effect such termination pursuant to this Section 7.1(g) unless and until (i) MXP receives at least one week's prior written notice from Spice of its intention to effect such termination pursuant to this Section 7.1(g); (ii) during such week, Spice shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that MXP may propose; and (iii) Spice pays the amounts required by Section 7.2(b) concurrently with such termination;

          (h) by Spice if (i) the Board of Directors of MXP shall have withdrawn or modified, in any manner which is adverse to Spice, its recommendation or approval of the Mergers or this Agreement and the transactions contemplated hereby, or shall have resolved to do so, or (ii) the Board of Directors of MXP shall have recommended to the stockholders of MXP any MXP Acquisition Proposal or any transaction described in the definition of MXP Acquisition Proposal, or shall have resolved to do so;

          (i) by MXP, if MXP shall exercise the right specified in clause (ii) of Section 4.3(a); provided that MXP may not effect such termination pursuant to this Section 7.1(i) unless and until (i) Spice receives at least one week's prior written notice from MXP of its intention to effect such termination pursuant to this Section 7.1(i); (ii) during such week, MXP shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Spice may propose; and (iii) MXP pays the amounts required by Section 7.2(e) concurrently with such termination;

          (j) by either MXP or Spice if the Average Trading Price for the fifteen (15) Trading Day period beginning on the twentieth (20th) Trading Day prior to the date on which the meetings of the stockholders of MXP and Spice with respect to the Mergers are to be held (such date to be the date specified in the Joint Proxy Statement), is less than $5.00 per share, provided that notice of termination is given by the terminating party to the other parties hereto within two calendar days following the end of such fifteen (15) Trading Day period. For purposes hereof, the term (i) "Average Trading Price" means the average of the closing sales prices for MXP Common Stock during such fifteen (15) Trading Day period as such closing sales prices are reported in The Wall Street Journal's New York Stock Exchange Composite Transactions Reports; and (ii) "Trading Days" refers to days on which the NYSE is open for the trading; and

          (k) by the passage of time in the event that the Board of Directors of either or both of MXP or Spice shall have withdrawn or modified, in any manner which is adverse to the other party, its recommendation or approval of the Reincorporation Merger or the Spice Merger, as applicable, or this Agreement and the transactions contemplated hereby, or shall have resolved to do so, without further action by MXP or Spice, at the earlier of (x) 5:00 p.m., Dallas, Texas, time on the second calendar day after notice of such withdrawal or modification is delivered to the other party or publicly announced by the withdrawing or modifying party, or (y) immediately prior to the commencement of the first stockholders meeting to be held pursuant to Section 5.5 hereof, unless, in either case, MXP and Spice shall otherwise agree in writing prior to such time of automatic termination.

     7.2  Effect of Termination.

     (a) In the event of termination of this Agreement by any party hereto as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto except (i) with respect to this Section 7.2, the second and third sentences of Section 5.4, the last sentence of Section 5.6(a) and Section 8.1, and (ii) to the extent that such termination results from the willful breach (except as provided in Section 8.8) by a party hereto of any of its representations or warranties or of any of its covenants or agreements contained in this Agreement.

     (b) If (i) this Agreement is terminated pursuant to Section 7.1(b)(ii) (with respect to the Spice stockholder vote) and at the time of such termination or after the date hereof and prior to the Spice stockholders' meeting there shall have been pending a Spice Acquisition Proposal, (ii) MXP terminates this Agreement pursuant to Section 7.1(f), (iii) Spice terminates this Agreement pursuant to Section 7.1(g), or (iv) Spice, but not MXP, withdraws or modifies, in any manner which is adverse to the other party, its recommendation or approval of the Reincorporation Merger or the Spice Merger, as applicable, or this Agreement and the transactions contemplated hereby, or shall have resolved to do so, and this Agreement shall terminate pursuant to Section 7.1(k), then Spice shall, on the day of such termination, pay MXP a fee of $45 million in cash by wire transfer of immediately available funds to an account designated by MXP.

     (c)  If within 12 months of any termination other than as described in
Section 7.2(b) or 7.1(j), Spice agrees to or consummates a Spice Acquisition Proposal or a transaction described in the definition of Spice Acquisition Proposal and such Spice Acquisition Proposal or transaction involves a third party that had discussions with Spice after the date of this Agreement and at or prior to the termination of this Agreement, then at the closing or other consummation of such Spice Acquisition Proposal or transaction, Spice shall pay MXP a fee equal to $45 million in cash by wire transfer of immediately available funds to an account designated by MXP.

     (d) The parties acknowledge and agree that the actual damages that MXP might sustain upon termination of this Agreement under the circumstances heretofore set forth in Section 7.2(b) or (c) would be difficult, if not impossible, to ascertain, and that the payment of a $45 million fee to MXP under this Section 7.2 would be reasonable compensation in the event of such termination and shall constitute liquidated damage for purposes of this Agreement and MXP's sole remedy for money damages for such termination. Under no circumstances shall MXP be entitled to a fee of more than $45 million pursuant to this Section 7.2.

     (e) If (i) this Agreement is terminated pursuant to Section 7.1(b)(ii) (with respect to the MXP stockholder vote) and at the time of such termination or after the date hereof and prior to the MXP stockholders' meeting there shall have been pending an MXP Acquisition Proposal, (ii) Spice terminates this Agreement pursuant to Section 7.1(h), (iii) MXP terminates this Agreement pursuant to Section 7.1(i), or (iv) MXP, but not Spice, withdraws or modifies, in any manner which is adverse to the other party, its recommendation or approval of the Reincorporation Merger or the Spice Merger, as applicable, or this Agreement and the transactions contemplated hereby, or shall have resolved to do so, and this Agreement shall terminate pursuant to Section 7.1(k), then MXP shall, on the day of such termination, pay Spice a fee of $45 million in cash by wire transfer of immediately available funds to an account designated by Spice.

     (f)  If within 12 months of any termination other than as described in
Section 7.2(e) or 7.1(j), MXP agrees to or consummates an MXP Acquisition Proposal or a transaction described in the definition of MXP Acquisition Proposal and such MXP Acquisition Proposal or transaction involves a third party that had discussions with MXP after the date of this Agreement and at or prior to the termination of this Agreement, then at the closing or other consummation of such MXP Acquisition Proposal or transaction, MXP shall pay Spice a fee equal to $45 million in cash by wire transfer of immediately available funds to an account designated by Spice.

     (g) The parties acknowledge and agree that the actual damages that Spice might sustain upon termination of this Agreement under the circumstances heretofore set forth in Section 7.2(e) or (f) would be difficult, if not impossible, to ascertain, and that the payment of a $45 million fee to Spice under this Section 7.2 would be reasonable compensation in the event of such termination and shall constitute liquidated damage for purposes of this Agreement and Spices's sole remedy for money damages for such termination. Under no circumstances shall Spice be entitled to a fee of more than $45 million pursuant to this Section 7.2.

     (h) If this Agreement is terminated by Spice or MXP pursuant to Section 7.1(j), no fee shall be payable hereunder by or to any party.

     7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Mergers by the stockholders of Spice and the stockholders of MXP, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without first obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.4 Extension; Waiver. At any time prior to the RM Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Payment of Expenses. Each party hereto shall pay its own expenses incident to preparing for entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby,

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

whether or not the Mergers shall be consummated, except (i) as otherwise contemplated by the last sentence of Section 5.6(a) and (ii) that MXP and Spice shall share equally the expenses incurred by MXP and Spice in connection with the printing and mailing of the Joint Proxy Statement and all filing fees paid in connection with the S-4 to the SEC.

     8.2 Nonsurvival of Representations, Warranties and Agreements. Subject to the remaining provisions of this Section 8.2, the representations, warranties and agreements in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the SM Effective Time and any liability for breach or violation thereof shall terminate absolutely and be of no further force and effect at and as of the SM Effective Time, except for the agreements contained in Sections 2.1, 2.2, 2.3, 5.9 through 5.11, 5.18 through 5.26 and Article VIII, and the agreements delivered pursuant to Section 5.7. The Confidentiality Agreement shall survive the execution and delivery of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material delivered hereunder.

     8.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telegraph or telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), or
(iii) five business days after the date of mailing to the following address or to such other address or addresses as such person may subsequently designate by notice given hereunder, if so delivered by mail:

          (a)  if to MXP, Reincorporation Sub or Merger Sub, to:

               MESA Inc.
               1400 Williams Square West
               5205 North O'Connor Blvd.
               Irving, Texas 75039
               Telecopy: (972) 402-7031
               Attention: Chief Executive Officer

               with a copy to:

               Baker & Botts, L.L.P.
               2001 Ross Avenue
               Dallas, TX 75201
               Telecopy: (214) 953-6503
               Attention: Carlos A. Fierro

and (b) if to Spice, to:

Parker & Parsley Petroleum Company
303 W. Wall
Suite 101
Midland, Texas 79701
Telecopy: (915) 571-5051
Attention: Chief Executive Officer

                with a copies to:

                Vinson & Elkins L.L.P.         Parker & Parsley Petroleum Company
                2001 Ross Avenue               303 W. Wall, Suite 101
                Dallas, Texas 75201            Midland, Texas 79701
                Telecopy: (214) 220-7716       Telecopy: (915) 571-5050
                Attention: Jeffrey A. Chapman  Attention: Mark Withrow, General Counsel

     8.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular.

     8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement and any other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) except as provided in Sections 5.7, 5.9, 5.10 and 5.11, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     8.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof, except to the extent the TBCA is required to govern the Reincorporation Merger.

     8.8 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article VII hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall not incur any liability or obligation unless such party breached its obligations under Confidentiality Agreement or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

     8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that each of Reincorporation Sub and Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any newly-formed direct wholly owned Subsidiary of MXP. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.10 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to this Agreement to perform its obligations hereunder in accordance with their specific terms or to otherwise comply with such obligations, including its failure to take all actions as are necessary on its part to the consummation of the Mergers, will cause irreparable injury to the other parties to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of any party's obligations, including an injunction to prevent breaches, and to the granting by any such court of the remedy of specific performance of the terms and conditions hereof.

     8.11 Schedule Definitions. All capitalized terms in the Spice Disclosure Schedule or MXP Disclosure Schedule shall have the meanings ascribed to them herein, unless the context otherwise requires or as otherwise defined.

     IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.

                                            MESA INC.

                                            By:     /s/ M. GARRETT SMITH
                                              ----------------------------------
                                                       M. Garrett Smith
                                                 Vice President -- Corporate
                                                          Acquisitions

                                            MESA OPERATING CO.

                                            By:     /s/ M. GARRETT SMITH
                                              ----------------------------------
                                                       M. Garrett Smith
                                                 Vice President -- Corporate
                                                          Acquisitions

                                            MXP REINCORPORATION CORP.

                                            By:     /s/ M. GARRETT SMITH
                                              ----------------------------------
                                                       M. Garrett Smith
                                                 Vice President -- Corporate
                                                          Acquisitions

                                            PARKER & PARSLEY PETROLEUM
                                            COMPANY

                                            By:    /s/ SCOTT D. SHEFFIELD
                                              ----------------------------------
                                                      Scott D. Sheffield
                                                          President

                                                                       EXHIBIT A

                     POST EFFECTIVE TIME BOARD OF DIRECTORS

Class I Directors (term expires at the 1998 annual meeting):
  1.  Philip B. Smith*
  2.  John S. Herrington**
  3.  James L. Houghton**
  4.  R. Hartwell Gardner**
  5.  Michael D. Wortley
Class II Directors (term expires at the 1999 annual meeting):
  1.  Scott D. Sheffield
  2.  Robert L. Stillwell
  3.  Jerry P. Jones**
  4.  Kenneth A. Hersh*
  5.  To be determined
Class III Directors (term expires at the 2000 annual meeting):
  1.  T. Boone Pickens
  2.  I. Jon Brumley
  3.  Richard E. Rainwater
  4.  Charles E. Ramsey, Jr.*
  5.  Arthur L. Smith*
Honorary, non-voting, advisory directors:
  1.  Mel H. Fischer
  2.  Edward O. Vetter

---------------

 * Compensation Committee

** Audit Committee

                                                                     APPENDIX II

        [MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED LETTERHEAD]

                                                                   April 4, 1997

Board of Directors
Mesa Inc.
1400 Williams Square West
5205 North O'Connor Boulevard
Irving, Texas 75039

Members of the Board:

     Mesa Inc. (the "Company"), Mesa Operating Co., a direct wholly owned subsidiary of the Company ("Merger Sub"), Mesa Reincorporation Corp., a direct wholly owned subsidiary of the Company ("Reincorporation Sub" or "RM Surviving Corporation"), and Parker & Parsley Petroleum Company (the "Subject Company") propose to enter into an agreement and plan of merger dated as of April 6, 1997 (the "Agreement") pursuant to which (1) the Subject Company will be merged with and into Merger Sub (the "Parker & Parsley Merger") and (2) the Company will be merged with and into Reincorporation Sub (the "Reincorporation Merger" and, together with the Parker & Parsley Merger, the "Mergers"). In the Parker & Parsley Merger, each outstanding share of the common stock, par value $.01 per share, of the Subject Company (the "Subject Company Stock") will be converted into the right to receive one share of the common stock, par value $.01 per share, of RM Surviving Corporation (the "New Common Stock"). In the Reincorporation Merger, (1) each seven shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock") will be converted into the right to receive one share of New Common Stock; and (2) each seven shares of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company (the "Company Series A Preferred Stock") and each seven shares of Series B 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company (the "Company Series B Preferred Stock" and, together with the Company Common Stock and the Company Series A Preferred Stock, the "Company Stock") will be converted into the right to receive (a) 1.25 shares of New Common Stock (the "Company Common Consideration") or (b) one share of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share (the "New Series A Preferred Stock"), of RM Surviving Corporation (the "Company Preferred Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected; provided, however, that if (x) the Series A Approval (as defined in the Agreement) is obtained, each such seven shares of the Company Series A Preferred Stock will be converted into the right to receive only the Company Common Consideration and (y) the Series B Approval (as defined in the Agreement) is obtained, each such seven shares of the Company Series B Preferred Stock will be converted into the right to receive only the Company Common Consideration. In connection with the Mergers, the Company also proposes to enter into a shareholders agreement (collectively, the "Shareholders Agreements") with each of DNR-MXP Holdings, L.P. and Boone Pickens (each, a "Shareholder") pursuant to which each Shareholder will agree, among other things, to vote all shares of Company Stock held by such Shareholder in favor of the Reincorporation Merger and to elect to receive the Company Common Consideration.

     You have asked us whether, in our opinion, the Company Common Consideration is fair from a financial point of view to the holders of the Company Common Stock.

     In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed certain publicly available business and financial information relating to the Subject Company and the Company that we deemed to be relevant;

          (2) Reviewed certain reserve reports as of December 31, 1996 (the "Subject Company Reserve Reports") prepared by the Subject Company and the Subject Company's independent petroleum engineers (the "Subject Company's Petroleum Engineers");

          (3) Reviewed certain reserve reports as of December 31, 1996 (together with the Subject Company Reserve Reports, the "Reserve Reports") prepared by the Company and by the Company's independent petroleum engineers (together with the Subject Company's Petroleum Engineers, the "Petroleum Engineers");

          (4) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Subject Company and the Company, furnished to us by the Subject Company and the Company, respectively;

          (5) Conducted discussions with members of senior management of the Subject Company and the Company concerning their respective businesses and prospects before and after giving effect to the Mergers;

          (6) Conducted discussion with representatives of Arthur Andersen & Co., the independent certified public accountants for the Company;

          (7) Reviewed the market prices and valuation multiples for the Subject Company Common Stock and the Company Common Stock and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (8) Reviewed the results of operations of the Subject Company and the Company and compared them with those of certain companies that we deemed to be relevant;

          (9) Compared the proposed financial terms of the Mergers with the financial terms of certain other transactions which we deemed to be relevant;

          (10) Reviewed the potential pro forma impact of the Mergers;

          (11) Reviewed drafts dated April 3, 1997 of the Agreement and the Shareholder Agreements; and

          (12) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us or publicly available or discussed with or reviewed by or for us, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Subject Company or the Company or been furnished with any such evaluation or appraisal other than the Reserve Reports. In addition, we have not conducted any physical inspection of the properties or facilities of the Subject Company or the Company. With respect to the financial forecast information furnished to or discussed with us by the Subject Company or the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the management of the Subject Company or the Company as to the expected future financial performance of the Subject Company or the Company, as the case may be. In addition, we have assumed that the Reserve Reports have been reasonably prepared and reflect the best currently available estimates and judgments of the Subject Company and the Company and their respective Petroleum Engineers as to their respective reserves, their future hydrocarbon production volume and associated costs. We have further assumed that the Parker & Parsley Merger will be accounted for as a purchase under generally accepted accounting principles and that each of the Mergers will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the final form of the Agreement and the Shareholders Agreements will be substantially similar to the last drafts reviewed by us.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof.

     We are acting as financial advisor to the Company in connection with the Mergers and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Mergers. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to the Company and/or its affiliates and have received fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Common Stock and other securities of the Company, as well as the Subject Company Stock and other securities of the Subject Company, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Mergers, and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Mergers.

     We are not expressing any opinion herein as to the prices at which the New Common Stock or the New Series A Preferred Stock will trade following the consummation of the Mergers.

     On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Company Common Consideration is fair from a financial point of view to the holders of the Company Common Stock.

                                        Very truly yours,

                                        MERRILL LYNCH, PIERCE, FENNER &
                                          SMITH INCORPORATED

                                                                    APPENDIX III

        [MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED LETTERHEAD]

                                                                   April 4, 1997

Board of Directors
Mesa Inc.
1400 Williams Square West
5205 North O'Connor Boulevard
Irving, Texas 75039

Members of the Board:

     Mesa Inc. (the "Company"), Mesa Operating Co., a direct wholly owned subsidiary of the Company ("Merger Sub"), Mesa Reincorporation Corp., a direct wholly owned subsidiary of the Company ("Reincorporation Sub" or "RM Surviving Corporation"), and Parker & Parsley Petroleum Company (the "Subject Company") propose to enter into an agreement and plan of merger dated as of April 6, 1997 (the "Agreement") pursuant to which (1) the Subject Company will be merged with and into Merger Sub (the "Parker & Parsley Merger") and (2) the Company will be merged with and into Reincorporation Sub (the "Reincorporation Merger" and, together with the Parker & Parsley Merger, the "Mergers"). In the Parker & Parsley Merger, each outstanding share of the common stock, par value $.01 per share, of the Subject Company (the "Subject Company Stock") will be converted into the right to receive one share (the "Parker & Parsley Conversion Number") of the common stock, par value $.01 per share, of RM Surviving Corporation (the "New Common Stock"). In the Reincorporation Merger, (1) each seven shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock") will be converted into the right to receive one share (together with the Parker & Parsley Conversion Number, the "Conversion Numbers") of New Common Stock; and (2) each seven shares of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company (the "Company Series A Preferred Stock") and each seven shares of Series B 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company (the "Company Series B Preferred Stock" and, together with the Company Common Stock and the Company Series A Preferred Stock, the "Company Stock" ) will be converted into the right to receive (a) 1.25 shares of New Common Stock (the "Company Common Consideration") or (b) one share of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share (the "New Series A Preferred Stock"), of RM Surviving Corporation (the "Company Preferred Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected; provided, however, that if (x) the Series A Approval (as defined in the Agreement) is obtained, each such seven shares of the Company Series A Preferred Stock will be converted into the right to receive only the Company Common Consideration and (y) the Series B Approval (as defined in the Agreement) is obtained, each such seven shares of the Company Series B Preferred Stock will be converted into the right to receive only the Company Common Consideration. In connection with the Mergers, the Company also proposes to enter into a shareholders agreement (collectively, the "Shareholders Agreements") with each of DNR-MXP Holdings, L.P. and Boone Pickens (each, a "Shareholder") pursuant to which each Shareholder will agree, among other things, to vote all shares of Company Stock held by such Shareholder in favor of the Reincorporation Merger and to elect to receive the Company Common Consideration.

     You have asked us whether, in our opinion, the Conversion Numbers are fair from a financial point of view to the holders of the Company Common Stock.

     In arriving at the opinion set forth below, we have, among other things:

          (1) Reviewed certain publicly available business and financial information relating to the Subject Company and the Company that we deemed to be relevant;

          (2) Reviewed certain reserve reports as of December 31, 1996 (the "Subject Company Reserve Reports") prepared by the Subject Company and the Subject Company's independent petroleum engineers (the "Subject Company's Petroleum Engineers");

          (3) Reviewed certain reserve reports as of December 31, 1996 (together with the Subject Company Reserve Reports, the "Reserve Reports") prepared by the Company and by the Company's independent petroleum engineers (together with the Subject Company's Petroleum Engineers, the "Petroleum Engineers");

          (4) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Subject Company and the Company, furnished to us by the Subject Company and the Company, respectively;

          (5) Conducted discussions with members of senior management of the Subject Company and the Company concerning their respective businesses and prospects before and after giving effect to the Mergers;

          (6) Conducted discussion with representatives of Arthur Andersen & Co., the independent certified public accountants for the Company;

          (7) Reviewed the market prices and valuation multiples for the Subject Company Common Stock and the Company Common Stock and compared them with those of certain publicly traded companies that we deemed to be relevant;

          (8) Reviewed the results of operations of the Subject Company and the Company and compared them with those of certain companies that we deemed to be relevant;

          (9) Compared the proposed financial terms of the Mergers with the financial terms of certain other transactions which we deemed to be relevant;

          (10) Reviewed the potential pro forma impact of the Mergers;

          (11) Reviewed drafts dated April 3, 1997 of the Agreement and the Shareholders Agreements; and

          (12) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us or publicly available or discussed with or reviewed by or for us, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Subject Company or the Company or been furnished with any such evaluation or appraisal other than the Reserve Reports. In addition, we have not conducted any physical inspection of the properties or facilities of the Subject Company or the Company. With respect to the financial forecast information furnished to or discussed with us by the Subject Company or the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the management of the Subject Company or the Company as to the expected future financial performance of the Subject Company or the Company, as the case may be. In addition, we have assumed that the Reserve Reports have been reasonably prepared and reflect the best currently available estimates and judgments of the Subject Company and the Company and their respective Petroleum Engineers as to their respective reserves, their future hydrocarbon production volume and associated costs. We have further assumed that the Parker & Parsley Merger will be accounted for as a purchase under generally accepted accounting principles and that each of the Mergers will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the final form of the Agreement and the Shareholders Agreements will be substantially similar to the last drafts reviewed by us.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof.

     We are acting as financial advisor to the Company in connection with the Mergers and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Mergers. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to the Company and/or its affiliates and have received fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Common Stock and other securities of the Company, as well as the Subject Company Stock and other securities of the Subject Company, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Mergers, and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Mergers.

     We are not expressing any opinion herein as to the prices at which the New Common Stock or the New Series A Preferred Stock will trade following the consummation of the Mergers.

     On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Conversion Numbers are fair from a financial point of view to the holders of the Company Common Stock.

                                        Very truly yours,

                                        MERRILL LYNCH, PIERCE, FENNER &
                                          SMITH INCORPORATED

                                                                     APPENDIX IV

                          [MORGAN STANLEY LETTERHEAD]

                                                                   April 4, 1997

Board of Directors
MESA, Inc.
1400 Williams Square West
5205 North O'Connor Blvd.
Irving, TX 75039

Members of the Board:

     We understand that MXP Inc. ("Buyer"), MXP Operating Co., a direct wholly owned subsidiary of Buyer ("Merger Sub"), MXP Reincorporation Corp., a direct wholly owned subsidiary of Buyer ("Reincorporation Sub"), and Spice Company ("Spice" or the "Company") propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated April 3, 1997 (the "Merger Agreement"), which provides, among other things, for the merger of Spice with and into Merger Sub (the "Spice Merger") and the merger of Buyer with and into Reincorporation Sub (the "Reincorporation Merger" and together with the Spice Merger, the "Mergers"). In connection with (i) the Reincorporation Merger, Buyer will be reincorporated as a Delaware corporation with Reincorporation Sub as the surviving corporation, and (ii) the Spice Merger, Merger Sub will be the surviving corporation and a wholly owned subsidiary of Reincorporation Sub. Pursuant to the Mergers, (a) each issued and outstanding share of common stock, par value $.01 per share, of Spice, other than shares held in the treasury of Spice or by Buyer or any wholly owned subsidiary of Spice or Buyer, will be converted into the right to receive one (1) share of Common Stock, par value $.01 per share ("New Common Stock"), of Reincorporation Sub and (b) (i) each seven (7) shares of issued and outstanding common stock, par value $. 01 per share, of Buyer, other than shares held in the treasury of Buyer or by Spice or any wholly owned subsidiary of Spice or Buyer, will be converted into the right to receive one (1) share of New Common Stock; and (ii) each seven (7) shares of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of Buyer (the "Series A Preferred Stock") and each seven (7) shares of Series B 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of Buyer (the "Series B Preferred Stock") issued and outstanding, other than shares held in the treasury of Buyer or by Spice or any wholly owned subsidiary of Spice or Buyer, will be converted into the right to receive either (x) one and one quarter (1.25) shares of New Common Stock (the "Common Exchange Ratio"), or (y) one (1) share of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share ("New Series A Preferred Stock"), of Reincorporation Sub (the "Preferred Exchange Ratio"), in each case as the holder thereof shall have elected or deemed to have elected pursuant to the Merger Agreement; provided however, that if (A) the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, approve the Merger Agreement and the transactions contemplated thereby, each seven (7) shares of Series A Preferred Stock, other than shares held in the treasury of Buyer or by Spice or any wholly owned subsidiary of Spice or Buyer, will be converted into a right to receive only that number of shares of Common Stock as provided by the Common Exchange Ratio and (B) if the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a separate class, approve the Merger Agreement and the transactions contemplated thereby, each seven (7) shares of Series B Preferred Stock, other than shares held in the treasury of Buyer or by Spice or any wholly owned subsidiary of Spice or Buyer, will be converted into a right to receive only that number of shares of Common Stock as provided by the Common Exchange Ratio. The terms and conditions of the Mergers are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Common Exchange Ratio and the Preferred Exchange Ratio pursuant to the Merger Agreement are fair from a financial point of view to the holders of Series A Preferred Stock.

     For purposes of the opinion set forth herein, we have:

     (i) analyzed certain publicly available financial statements and other information of the Company and the Buyer;

     (ii) analyzed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

     (iii) analyzed certain financial projections prepared by the management of the Company;

     (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

     (v) analyzed certain internal financial statements and other financial operating data concerning the Buyer prepared by the management of the Buyer;

     (vi) analyzed certain financial projections prepared by the management of the Buyer;

     (vii) discussed the past and current operations and financial condition and the prospects of the Buyer with senior executives of the Buyer, and analyzed the pro forma impact of the Mergers on the Buyer's earnings per share, cash flow per share, consolidated capitalization and financial ratios;

     (viii) reviewed the reported prices and trading activity for the Company Common Stock, Buyer Common Stock and Series A Preferred Stock;

     (ix) compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other comparable publicly-traded companies and their securities;

     (x) compared the financial performance of the Buyer and the prices and trading activity of the Buyer Common Stock with that of certain other comparable publicly-traded companies and their securities;

     (xi) compared the prices and trading activity of the Buyer Common Stock with that of the Series A Preferred Stock;

     (xii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     (xiii) reviewed the Merger Agreement, and certain related documents (including the agreement of the holder of the Series B Preferred Stock to vote in favor of the Reincorporation Merger and elect to receive New Common Stock);

     (xiv) reviewed the Statement of Resolution establishing series of shares designated Series A 8% Cumulative Convertible Preferred Stock and Series B 8% Cumulative Convertible Preferred Stock of Buyer; and

     (xv) performed such other analyses as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and the Buyer, respectively. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or of the Buyer; however, we have reviewed reserve reports provided by Company management, with respect to the oil and gas reserves of Company and reserve reports provided by Buyer management with respect to the oil and gas reserves of Buyer. We have assumed that the Mergers will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended and that the rights and preferences of the New Series A Preferred Stock as evidenced in a Certificate of Designation or any other instrument governing the rights and preferences of the New Series A Preferred Stock will be identical in all material respects to the rights and preferences of the Series A Preferred Stock. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not participated in discussions and negotiations among representatives of the Company and Buyer and their financial and legal advisors.

     We have acted as financial advisor to the Board of Directors of the Buyer in connection with rendering the opinion described herein and will receive a fee for our services.

     It is understood that this letter is for the information of the Board of Directors of Buyer only and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Buyer or Spice with the Securities and Exchange Commission with respect to the Mergers and the transactions related thereto. In addition, we express no opinion or recommendation as to how the holders of the Series A Preferred Stock, Series B Preferred Stock or the Buyer Common Stock should vote at the shareholder's meeting held in connection with Mergers.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Common Exchange Ratio and the Preferred Exchange Ratio are fair from a financial point of view to the holders of Series A Preferred Stock.

                                            Very truly yours,

                                            MORGAN STANLEY & CO.
                                            INCORPORATED

                                            By:     /s/ STEPHEN R. MUNGER
                                              ----------------------------------
                                                      Stephen R. Munger
                                                      Managing Director

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

                                                                      APPENDIX V

                       [GOLDMAN, SACHS & CO. LETTERHEAD]

PERSONAL AND CONFIDENTIAL
-------------------------

April 6, 1997

Board of Directors
Parker & Parsley Petroleum Company
303 West Wall
Suite 101
Midland, TX 79701

Gentlemen:

     You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, par value $.01 per share (the "Parker & Parsley Common Stock"), of Parker & Parsley Petroleum Company (the "Company") of the exchange ratio of 1.0 share of Common Stock, par value $.01 per share (the "Reincorporation Sub Common Stock"), of MXP Reincorporation Corp., a wholly owned subsidiary of MESA Inc. ("Reincorporation Sub"), to be exchanged for each share of Parker & Parsley Common Stock (the "Conversion Number") pursuant to the Agreement and Plan of Merger dated as of April 6, 1997 among MESA Inc. ("MESA"), MESA Operating Co., a wholly owned subsidiary of MESA ("Merger Sub"), Reincorporation Sub and the Company (the "Agreement"). Pursuant to the Agreement, MESA will merge with and into Reincorporation Sub (the "Reincorporation Merger") and (i) each 7 outstanding shares of Common Stock, par value $.01 per share (the "MESA Common Stock"), of MESA will be converted into the right to receive 1.0 share of Reincorporation Sub Common Stock and (ii) each 7 outstanding shares of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share (the "MESA Series A Preferred Stock"), of MESA and each 7 outstanding shares of Series B 8% Cumulative Convertible Preferred Stock, par value $.01 per share (the "MESA Series B Preferred Stock"), of MESA will be converted, in accordance with the terms of the Agreement, into the right to receive either (x) 1.25 shares of Reincorporation Sub Common Stock or (y) 1.0 share of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of Reincorporation Sub. Immediately following the Reincorporation Merger, the Company will be merged with and into Merger Sub (the "Parker & Parsley Merger" and, together with the Reincorporation Merger, the "Merger"), and each outstanding share of Parker & Parsley Common Stock will be converted into the right to receive 1.0 share of Reincorporation Sub Common Stock.

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as underwriters of public offerings of Parker & Parsley Common Stock in 1994 and $150,000,000 of 8 7/8% Senior Notes due 2005 of the Company in April 1995; having acted as managing underwriters of a private offering of 3,776,400 Parker & Parsley Capital LLC
6 1/4% Convertible Monthly Income Preferred Shares ("Convertible MIPS"), guaranteed by and convertible into the common stock of the Company, in March 1994; having acted as financial advisor in connection with the purchase by the Company of certain Prudential-Bache Energy Income LP limited partnership units in November 1993; and having acted as financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We have also provided certain investment banking services to MESA from time to time. Furthermore, we may provide investment banking services to Reincorporation Sub in the future. Goldman Sachs is a full service securities firm and, in the course of normal trading activities may from time to time effect transactions and hold positions in the securities of the Company, MESA, Merger Sub and Reincorporation Sub for its own account or for the accounts of customers. As of April 6, 1997, Goldman Sachs, for its own account, had a long position of 42,000 shares of Parker & Parsley Common Stock, a long position of 1,000 Convertible MIPS, a long position of 770,702 shares of MESA Series A Preferred Stock, a short position of 715,000 shares of MESA Common Stock, a $2,000,000 short position in 10 5/8% Senior Subordinated Notes due 2006 of Merger Sub and a $1,000,000 short position in 11 5/8% Senior Subordinated Discount Notes due 2006 of Merger Sub.

     In connection with this opinion, we have reviewed, among other things, the Agreement; the Annual Reports on Form 10-K of the Company for the five years ended December 31, 1996; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; the Prospectus Supplement dated August 17, 1995 relating to $150,000,000 of 8 1/4% Senior Notes due 2007 of the Company; the Prospectus Supplement dated April 5, 1995 relating to $150,000,000 of 8 7/8% Senior Notes due 2005 of the Company; and the Offering Circular dated March 22, 1994 relating to the Convertible MIPS. We have also reviewed the Annual Reports on Form 10-K of MESA for the five years ended December 31, 1996; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of MESA; the Registration Statement and Prospectus dated June 25, 1996 relating to $325,000,000 of 10 5/8% Senior Subordinated Notes due 2006 and $264,000,000 of
11 5/8% Senior Subordinated Discount Notes due 2006 of Merger Sub; the Prospectus dated July 3, 1996 relating to the public rights offering of 58,599,252 shares of MESA Series A Preferred Stock; the MESA Proxy Statement filed on Schedule 14A dated May 24, 1996; the Statement of Resolution with respect to the MESA Series A and Series B Preferred Stock; and certain other communications from the Company and MESA to their respective stockholders. We have reviewed certain internal financial analyses and forecasts for the Company and MESA prepared by their respective managements and reviewed by the Company, including certain internal forecasts for the Company and MESA on a combined basis, after giving effect to the Merger. We have also held discussions with members of the senior managements of the Company and MESA regarding the strategic rationale for, and the benefits of, the Merger and the past and current business operations, financial condition and future prospects of their respective companies, on a standalone basis and as combined in the Merger. We have reviewed certain information provided by the Company and MESA relating to their respective oil and gas reserves, including year-end reserve reports for the Company prepared by the Company and audited by independent petroleum engineers and year-end reserve reports for MESA prepared by independent petroleum engineers and have discussed the reserve information with the respective managements of the Company and MESA. We have also held discussions with members of senior management of the Company regarding their due diligence examination of such reserve information for MESA. In addition, we have reviewed the reported price and trading activity for Parker & Parsley Common Stock and MESA Common Stock, compared certain financial and stock market information for the Company and MESA with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the oil and gas industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy for purposes of this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or MESA or any of their subsidiaries and, except for the reserve information referred to in the third paragraph of this opinion, we have not been furnished with any such evaluation or appraisal. With respect to such reserve information, we are not experts in the evaluation of oil and gas properties and, with your consent, have relied solely upon the reserve reports and internal estimates prepared by the independent petroleum engineers and managements of the Company and MESA. We have also assumed with your consent that such information and the financial forecasts provided to us and discussed with us with respect to the Company and MESA after giving effect to the Merger have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company and that such forecasts will be realized in the amounts and at the times contemplated thereby. Our opinion is based upon economic and market conditions existing on the date hereof. Further, for purposes of our analysis, we have with your consent assumed that the consummation of the Merger will not result in a change of control of the Company. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Conversion Number pursuant to the Agreement is fair to the holders of Parker & Parsley Common Stock.

Very truly yours,

    /s/ GOLDMAN, SACHS & CO.
------------------------------------
       (GOLDMAN, SACHS & CO.)

                                                                     APPENDIX VI

                              1996 INCENTIVE PLAN

                                       OF

                                   MESA INC.

     1. Plan. This 1996 Incentive Plan of MESA Inc. (the "Plan") was adopted by the Board of Directors of MESA Inc. (the "Company") for the benefit of selected key executives of the Company by enabling them to acquire shares of Common Stock, par value $.01 per share, of the Company and to receive other stock related or incentive compensation.

     2. Objectives. This Plan is designed to attract and retain key employees of the Company and its Subsidiaries (as hereinafter defined), to encourage the sense of proprietorship of such employees and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards (as hereinafter defined) under this Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

     3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

          "Authorized Officer" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

          "Award" means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

          "Board" means the Board of Directors of the Company.

          "Cash Award" means an award denominated in cash.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the Stock Option Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

          "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

          "Company" means MESA Inc., a Texas corporation.

          "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

          "Effective Date" has the meaning set forth in paragraph 18 hereof.

          "Employee" means an employee of the Company or any of its Subsidiaries.

          "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

          "Incentive Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

          "Nonqualified Stock Option" means an Option that is not an Incentive Option.

          "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

          "Participant" means an Employee to whom an Award has been made under this Plan.

          "Performance Award" means an award made pursuant to this Plan to a Participant who is subject to the attainment of one or more Performance Goals.

          "Performance Goal" means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

          "Restricted Stock" means any Common Stock that is restricted or subject to forfeiture provisions.

          "Restriction Period" means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

          "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

          "Stock Award" means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

          "Subsidiary" means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

     4. Eligibility. Key Employees eligible for Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

     5. Common Stock Available for Awards. Subject to the provisions of paragraph 14 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 9,000,000 shares of Common Stock. The number of shares of Common Stock that are the subject of Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

     6.  Administration.

     (a)  This Plan shall be administered by the Committee.

     (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

     (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

     7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

     8. Awards. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Award may be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Award is made and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this paragraph 8 hereof and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award granted to a Participant. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

          (a) Stock Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of an Incentive Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The price at which shares of Common Stock may be purchased upon the exercise of a Nonqualified Option shall be not less than 100 percent of the Fair Market Value of the Common Stock on the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (b) Stock Appreciation Right. An Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (c) Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

          (d) Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

          (e) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee.

     9.  Payment of Awards.

     (a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

     (b) Deferral. With the approval of the Committee, payments in respect of Awards may be deferred, either in the form of installments or a future lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment of an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

     (c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

     (d) Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

     10. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards; provided that any Common Stock that is or was the subject of an Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

     11. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short-term or demand basis, from the Company to a Participant to permit the payment of taxes required by law.

     12. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

     13. Assignability. The Committee may prescribe and include in applicable Award Agreements restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of such restrictions shall be null and void.

     14.  Adjustments.

     (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings detailed above.

     (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards and (iv) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards and (iii) the appropriate Fair Market Value and other price determinations for such Awards to give effect to such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment.

     15. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

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

     16. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

     17. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

     18. Effectiveness. This Plan shall be effective as of August 22, 1996 (the "Effective Date"), the date on which it was approved by the Board of Directors of the Company.

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

                                                                    APPENDIX VII

                       PIONEER NATURAL RESOURCES COMPANY
                            LONG-TERM INCENTIVE PLAN

                           SCOPE AND PURPOSE OF PLAN

     Pioneer Natural Resources Company, a Delaware corporation (the "Corporation"), has adopted this Long-Term Incentive Plan (the "Plan") to provide for the granting of:

     (a) Incentive Options to certain Key Employees;

     (b) Nonstatutory Options to certain Key Employees and other persons;

     (c) Performance Units to certain Key Employees and other persons;

     (d) Restricted Stock Awards to certain Key Employees, Non-employee Directors, and other persons; and 2

     (e) Stock Appreciation Rights to certain Key Employees and other persons.

     The purpose of the Plan is to provide an incentive for Key Employees, directors, and certain consultants and advisors of the Corporation or its Subsidiaries to remain in the service of the Corporation or its Subsidiaries, to extend to them the opportunity to acquire a proprietary interest in the Corporation so that they will apply their best efforts for the benefit of the Corporation, and to aid the Corporation in attracting able persons to enter the service of the Corporation and its Subsidiaries.

                                   SECTION 1.

                                  DEFINITIONS

     1.1 "Annual Retainer" has the meaning given it in Subparagraph 5.2(a).

     1.2 "Annual Restricted Stock Award" has the meaning given it in Paragraph 5.2.

     1.3 "Award" means the grant of any form of Option, Performance Unit, Reload Option, Restricted Stock Award, or Stock Appreciation Right under the Plan, whether granted singly, in combination, or in tandem, to a Holder pursuant to the terms, conditions, and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

     1.4 "Award Agreement" means the written document or agreement delivered to Holder evidencing the terms, conditions, and limitations of an Award that the Corporation granted to that Holder.

     1.5 "Board of Directors" means the board of directors of the Corporation.

     1.6 "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

     1.7 "Change in Control" means the occurrence of any of the following events:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of Common Stock of the Corporation (the "OUTSTANDING CORPORATION COMMON STOCK") or (y) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "OUTSTANDING CORPORATION VOTING SECURITIES"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or

     (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

          (ii) Individuals who, as of the date of this Plan, constitute the Board of Directors cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Plan whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

          (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or an acquisition of assets of another corporation (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination,
     (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

     1.8  "Code" means the Internal Revenue Code of 1986, as amended.

     1.9  "Committee" means the committee or subcommittee appointed pursuant to
Section 3 by the Board of Directors to administer this Plan.

     1.10 "Common Stock" means the authorized common stock, par value $.01 per share, as described in the Corporation's Certificate of Incorporation.

     1.11 "Common Stock Equivalent" means (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or securities convertible or exchangeable into Common Stock, whether at the time the number of shares of Common Stock Equivalents are determined or within sixty days of that date and that are traded or are of the same class as securities that are traded on a national securities exchange or quoted on the NASDAQ National Market System, NASDAQ, or National Quotation Bureau Incorporated. The number of shares of Common Stock Equivalents outstanding shall equal the number of shares of Common Stock plus the

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

number of shares of Common Stock issuable upon conversion or exchange of all other Common Stock Equivalents.

     1.12 "Corporation" means Pioneer Natural Resources Company, a Delaware corporation.

     1.13  "Date of Grant" has the meaning given it in Paragraph 4.3.

     1.14  "Disability" has the meaning given it in Paragraph 11.5.

     1.15  "Effective Date" means             , 1997.

     1.16 "Eligible Individuals" means (a) Key Employees, (b) Non-employee Directors only for purposes of Restricted Stock Awards pursuant to Section 5, and (c) any other Person that the Committee designates as eligible for an Award (other than for Incentive Options) because the Person performs bona fide consulting or advisory services for the Corporation or any of its Subsidiaries (other than services in connection with the offer or sale of securities in a capital-raising transaction) and the Committee determines that the Person has a direct and significant effect on the financial development of the Corporation or any of its Subsidiaries.

     1.17 "Employee" means any employee of the Corporation or of any of its Subsidiaries, including officers and directors of the Corporation who are also employees of the Corporation or of any of its Subsidiaries.

     1.18  "Exchange Act" means the Securities Exchange Act of 1934.

     1.19  "Exercise Notice" has the meaning given it in Paragraph 6.5.

     1.20  "Exercise Price" has the meaning given it in Paragraph 6.4.

     1.21  "Fair Market Value" means, for a particular day:

          (a) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on the last Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange; or

          (b) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Subparagraph 1.21(a) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ National Market System at the date of determining the Fair Market Value, then the last reported sales price so reported on the last Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the high bid and low asked prices so reported; or

          (c) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Subparagraph 1.21(a) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in Subparagraph 1.21(b), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on the last Business Day before the date in question; or

          (d) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Subparagraph 1.21(a) and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Subparagraph 1.21(b) or Subparagraph 1.21(c) at the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

          (e) If shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in Subparagraph 1.21(a) or sales prices or bid and asked prices therefor are reported by

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

     NASDAQ (or the National Quotation Bureau Incorporated) as provided in Subparagraph 1.21(b) or Subparagraph 1.21(c) at the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of Subparagraphs 1.21(a), (b), or (c).

For purposes of valuing Incentive Options, the Fair Market Value of Stock shall be determined without regard to any restriction other than one that, by its terms, will never lapse and shall be determined on the date in question instead of the last Business Day before the date in question. For purposes of the redemption provided for in Subparagraph 10.3(d)(v), Fair Market Value shall have the meaning and shall be determined as provided above; provided, however, that the Committee, with respect to any such redemption, shall have the right to determine that the Fair Market Value for purposes of the redemption should be an amount measured by the value of the shares of stock, other securities, cash or property otherwise being received by holders of shares of Stock in connection with the Restructure, and upon that determination the Committee shall have the power and authority to determine Fair Market Value for purposes of the redemption based upon the value of such shares of stock, other securities, cash or property. Any such determination by the Committee shall be conclusive for all purposes.

     1.22 "Holder" means an Eligible Individual to whom an Award has been granted.

     1.23  "Incentive Option" means an incentive stock option as defined under
Section 422 of the Code and regulations thereunder.

     1.24 "Incumbent Board" means the individuals who, as of the Effective Date, constitute the Board of Directors and any other individual who becomes a director of the Corporation after that date and whose election or appointment by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board.

     1.25 "Key Employee" means any Employee whom the Committee identifies as having a direct and significant effect on the performance of the Corporation or any of its Subsidiaries.

     1.26 "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotations, Inc.

     1.27 "Non-employee Director" means a director of the Corporation who while a director is not an Employee.

     1.28 "Nonstatutory Option" means a stock option that does not satisfy the requirements of Section 422 of the Code or that is designated at the Date of Grant or in the applicable Option Agreement to be an option other than an Incentive Option.

     1.29 "Non-Surviving Event" means an event of Restructure as described in either subparagraph (b) or (c) of Paragraph 1.39.

     1.30 "Normal Retirement" means the separation of the Holder from employment with the Corporation and its Subsidiaries on account of retirement at any time on or after the date on which the Holder reaches age sixty.

     1.31 "Option Agreement" means an Award Agreement for an Incentive Option or a Nonstatutory Option.

     1.32 "Option" means either an Incentive Option or a Nonstatutory Option, or both.

     1.33 "Performance Period" means a period of one or more fiscal years of the Corporation, beginning with the fiscal year for which Performance Units are granted and over which performance is measured, for the purpose of determining the payment value of Performance Units. A Performance Period shall not exceed ten years.

     1.34 "Performance Unit" means a unit representing a contingent right to receive a specified amount of cash or shares of Stock at the end of a Performance Period.

     1.35 "Person" means any person or entity of any nature whatsoever, specifically including (but not limited to) an individual, a firm, a company, a corporation, a limited liability company, a partnership, a trust or other entity. A Person, together with that Person's affiliates and associates (as those terms are defined in Rule 12b-2 under the Exchange Act for purposes of this definition only), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Corporation with that Person, shall be deemed a single "Person."

     1.36 "Plan" means the Pioneer Natural Resources Company 1997 Long-Term Incentive Plan, as it may be amended from time to time.

     1.37  "Reload Option" has the meaning given it in Paragraph 6.10.

     1.38 "Restricted Stock Award" means the grant or purchase, on the terms and conditions that the Committee determines or on the terms and conditions of
Section 5, of Stock that is nontransferable or subject to substantial risk of forfeiture until specific conditions are met.

     1.39 "Restructure" means the occurrence of any one or more of the following:

          (a) The merger or consolidation of the Corporation with any Person, whether effected as a single transaction or a series of related transactions, with the Corporation remaining the continuing or surviving entity of that merger or consolidation and the Stock remaining outstanding and not changed into or exchanged for stock or other securities of any other Person or of the Corporation, cash, or other property;

          (b) The merger or consolidation of the Corporation with any Person, whether effected as a single transaction or a series of related transactions, with (i) the Corporation not being the continuing or surviving entity of that merger or consolidation or (ii) the Corporation remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding shares of Stock are changed into or exchanged for stock or other securities of any other Person or the Corporation, cash, or other property; or

          (c) The transfer, directly or indirectly, of all or substantially all of the assets of the Corporation (whether by sale, merger, consolidation, liquidation or otherwise) to any Person whether effected as a single transaction or a series of related transactions.

     1.40 "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act, or any successor rule, as it may be amended from time to time.

     1.41  "SAR Exercise Price" has the meaning given it in Paragraph 1.45.

     1.42 "Section 162(m)" means Section 162(m) of the Code and the rules and regulations adopted from time to time thereunder, or any successor law or rule as it may be amended from time to time.

     1.43  "Securities Act" means the Securities Act of 1933.

     1.44 "Stock" means Common Stock, or any other securities that are substituted for the Stock as provided in Section 10.

     1.45 "Stock Appreciation Right" means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over, as appropriate, the Exercise Price of a related Option or over a price specified in the related Award Agreement (the "SAR EXERCISE PRICE") that is not less than eighty-five percent of the Fair Market Value of the Stock on the Date of Grant of the Stock Appreciation Right.

     1.46 "Stockholder Approved Standard" means initially (a) total stockholder return (Stock price appreciation plus dividends), (b) net income, (c) earnings per share, (d) cash flow per share, (e) return on equity, (f) return on assets,
(g) revenues, (h) costs, (i) costs as a percentage of revenues, (j) increase in the market price of Stock or other securities, (k) the performance of the Corporation in any of the items mentioned in clauses (a) through (j) in comparison to the average performance of the companies included in

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

the Standard & Poors' Corporation 500 Composite Stock Price Index or successor index, or (l) the performance of the Corporation in any of the items mentioned in clauses (a) through (j) in comparison to the average performance of the companies used in a self-constructed peer group established before the beginning of the Performance Period; and any other performance objective approved by the stockholders of the Corporation in accordance with section 162(m).

     1.47 "Subsidiary" means, with respect to any Person, any corporation, limited partnership, limited liability company, or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

     1.48  "Total Shares" has the meaning given it in Paragraph 10.2.

     1.49 "Voting Securities" means any securities that are entitled to vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body.

                                   SECTION 2.

                      SHARES OF STOCK SUBJECT TO THE PLAN

     2.1 Maximum Number of Shares. Subject to the provisions of Paragraph 2.6 and Section 10 of the Plan, the aggregate number of shares of Stock that the Corporation may have subject to outstanding Awards at one time under the Plan shall be an amount equal to (a) ten percent of the total number of shares of Common Stock Equivalent outstanding from time to time minus (b) the total number of shares of Stock subject to outstanding Awards on the date of calculation under any other stock-based plan for employees or directors of the Corporation.

     2.2 Determination of Available Shares. In computing the total number of shares of Stock subject to outstanding Awards at one time under the Plan, the Committee shall count the number of shares of Stock subject to issuance upon exercise or settlement of outstanding Options or SARs, the number of shares of Stock subject to outstanding Restricted Stock Awards to the extent such shares are subject to a risk of forfeiture under the restrictions, and the number of shares of Stock that equal the value of outstanding Performance Units determined in each case as of the Date of Grant of each Award (other than Awards designated to be paid only in cash), but shall not count the number of shares of Stock that have been issued upon prior exercise or settlement of Awards. The number of shares of Stock subject to awards under any employee stock purchase plan of the Corporation during any offering period of that plan shall equal the number of shares of Stock that would be issued using (a) the fair market value of the Stock on the first day of the offering period and (b) an aggregate purchase price equal to the total projected payroll deductions during the authorized period based solely on the number of participants and authorized payroll deduction amounts for those participants on the first day of the offering period.

     2.3 Restoration of Unused and Surrendered Shares. If Stock subject to any Award is not issued or transferred, or ceases to be issuable or transferable for any reason, including (but not exclusively) because an Award is forfeited, terminated, expires unexercised, is settled in cash in lieu of Stock, or is exchanged for other Awards, the shares of Stock that were subject to that Award shall no longer be charged against the number of available shares and shall again be available for issue, transfer, or exercise pursuant to Awards under the Plan to the extent of such forfeiture, termination, expiration, or other cessation of its subjection to an Award.

     2.4 Description of Shares. The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Stock, (b) Stock held in the treasury of the Corporation, or (c) previously issued shares of Stock reacquired by the Corporation, including shares purchased on the open market, in each situation as the Board of Directors or the Committee may determine from time to time at its sole option.

     2.5 Registration and Listing of Shares. From time to time, the Board of Directors and appropriate officers of the Corporation shall be and are authorized to take whatever actions are necessary to file required

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

documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance pursuant to Awards.

     2.6 Reduction in Outstanding Shares of Stock. Nothing in this Section 2 shall impair the right of the Corporation to reduce the number of outstanding shares of Stock pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding shares of Stock shall
(a) impair the validity of any outstanding Award, whether or not that Award is fully exercisable or fully vested or (b) impair the status of any shares of Stock previously issued pursuant to an Award or thereafter issued pursuant to a then-outstanding Award as duly authorized, validly issued, fully paid, and nonassessable shares.

     2.7 Individual Limitations on Awards. No Person may be granted, during any one-year period, (a) Awards (other than Awards designated to be paid only in cash) with respect to more than 250,000 shares of Stock and (b) Awards designated to be paid only in cash having a value determined on the Date of Grant in excess of $2,500,000.

                                   SECTION 3.

                           ADMINISTRATION OF THE PLAN

     3.1 Committee. The Board of Directors shall administer the Plan with respect to all Eligible Individuals or may delegate all or part of its duties under this Plan to the Committee or to any officer or committee of officers of the Corporation, subject in each case to such conditions and limitations as the Board of Directors may establish and subject to the following sentence. Unless a majority of the members of the Board of Directors determines otherwise: (a) the Committee shall be constituted in a manner that satisfies the requirements of Rule 16b-3, which Committee shall administer the Plan with respect to all Eligible Individuals who are subject to Section 16 of the Exchange Act in a manner that satisfies the requirements of Rule 16b-3; and (b) the Committee shall be constituted in a manner that satisfies the requirements of Section 162(m), which Committee shall administer the Plan with respect to "performance-based compensation" for all Eligible Individuals who are reasonably expected to be "covered employees" as those terms are defined in Section 162(m). The number of persons that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors. Except for references in Paragraphs 3.1, 3.2, and 3.3 and unless the context otherwise requires, references herein to the Committee shall also refer to the Board of Directors as administrator of the Plan for Eligible Individuals or to the appropriate delegate of the Committee or the Board of Directors.

     3.2 Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from membership in the Committee by at least three day's written notice to the Board of Directors. The Board of Directors, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused.

     3.3 Meetings and Actions of Committee. The Board of Directors shall designate which of the Committee members shall be the chairman of the Committee. If the Board of Directors fails to designate a Committee chairman, the members of the Committee shall elect one of the Committee members as chairman, who shall act as chairman until he ceases to be a member of the Committee or until the Board of Directors elects a new chairman. The Committee shall hold its meetings at those times and places as the chairman of the Committee may determine. At all meetings of the Committee, a quorum for the transaction of business shall be required, and a quorum shall be deemed present if at least a majority of the members of the Committee are present. At any meeting of the Committee, each member shall have one vote. All decisions and determinations of the Committee shall be made by the majority vote or majority decision of all of its members present at a meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting that was duly called and held. The Committee may make any rules and

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

regulations as it may deem advisable for the conduct of its business that are not inconsistent with the provisions of the Plan, the Certificate of Incorporation, the by-laws of the Corporation, Rule 16b-3 so long as it is applicable, and Section 162(m) so long as it is applicable.

     3.4 Committee's Powers. Subject to the express provisions of the Plan and any applicable law with which the Corporation intends the Plan to comply, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan, including without limitation to adopt and observe such procedures concerning the counting of Awards against the Plan and individual maximums as it may deem appropriate from time to time; (b) to determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted; (c) to determine the amount of cash and the number of shares of Stock, Stock Appreciation Rights, Restricted Stock Awards, or Performance Units, or any combination thereof, that shall be the subject of each Award; (d) to determine the terms and provisions of each Award Agreement (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (iii) the effect of termination of employment on the Award, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (e) to accelerate, pursuant to Section 10, the time of exercisability of any Option or SAR that has been granted or the time of vesting or settlement of any Restricted Stock Award or Performance Unit; (f) to construe the respective Award Agreements and the Plan; (g) to make determinations of the Fair Market Value of the Stock pursuant to the Plan; (h) to delegate its duties under the Plan to such agents as it may appoint from time to time, subject to the second sentence of Section 3.1; and
(i) to make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Paragraph 3.4 shall be final and conclusive. The Committee shall not have the power to appoint members of the Committee or to terminate, modify, or amend the Plan. Those powers are vested in the Board of Directors.

     3.5 Transferability of Awards. Notwithstanding any limitation on a Holder's right to transfer an Award, the Committee may (in its sole discretion) permit a Holder to transfer an Award, or may cause the Corporation to grant an Award that otherwise would be granted to an Eligible Individual, in any of the following circumstances: (a) pursuant to a qualified domestic relations order,
(b) to a trust established for the benefit of the Eligible Individual or one or more of the children, grandchildren, or spouse of the Eligible Individual; (c) to a limited partnership in which all the interests are held by the Eligible Individual and that Person's children, grandchildren or spouse; or (d) to another Person in circumstances that the Committee believes will result in the Award continuing to provide an incentive for the Eligible Individual to remain in the service of the Corporation and apply his or her best efforts for the benefit of the Corporation. If the Committee determines to allow such transfers or issuances of Awards, any Holder or Eligible Individual desiring such transfers or issuances shall make application therefor in the manner and time that the Committee specifies and shall comply with such other requirements as the Committee may require to assure compliance with all applicable laws, including securities laws, and to assure fulfillment of the purposes of this Plan. The Committee shall not authorize any such transfer or issuance if it may not be made in compliance with all applicable federal, state and foreign securities laws. The granting of permission for such an issuance or transfer shall not obligate the Corporation to register the shares of Stock to be issued under the applicable Award.

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                                   SECTION 4.

                         ELIGIBILITY AND PARTICIPATION

     4.1 Eligible Individuals. Awards may be granted pursuant to the Plan only to persons who are Eligible Individuals at the time of the grant thereof or in connection with the severance or retirement of Eligible Individuals.

     4.2 Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine which Eligible Individuals shall be granted Awards from time to time. In making grants, the Committee shall take into consideration the contribution the potential Holder has made or may make to the success of the Corporation or its Subsidiaries and such other considerations as the Board of Directors may from time to time specify. The Committee shall also determine the number of shares or cash amounts subject to each of the Awards and shall authorize and cause the Corporation to grant Awards in accordance with those determinations.

     4.3 Date of Grant. The date on which an Award is granted (the "DATE OF GRANT") shall be the date specified by the Committee as the effective date or date of grant of an Award or, if the Committee does not so specify, shall be the date effective as of which the Committee adopts the resolution approving the offer of an Award to an individual, including the specification of the number (or method of determining the number) of shares of Stock and the amount (or method of determining the amount) of cash to be subject to the Award, even though certain terms of the Award Agreement may not be determined at that time and even though the Award Agreement may not be executed or delivered until a later time. In no event shall a Holder gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Award and the actual execution or delivery of the Award Agreement by the Corporation or the Holder. The Committee may invalidate an Award at any time before the Award Agreement is signed by the Holder (if signature is required) or is delivered to the Holder (if signature is not required), and such Award shall be treated as never having been granted.

     4.4 Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement that incorporates those terms that the Committee shall deem necessary or desirable. More than one Award may be granted under the Plan to the same Eligible Individual and be outstanding concurrently. If an Eligible Individual is granted both one or more Incentive Options and one or more Nonstatutory Options, those grants shall be evidenced by separate Award Agreements, one for each of the Incentive Option grants and one for each of the Nonstatutory Option grants.

     4.5 Limitation for Incentive Options. Notwithstanding any provision contained herein to the contrary, (a) a person shall not be eligible to receive an Incentive Option unless he or she is an Employee of the Corporation or a corporate Subsidiary (but not a partnership or other non-corporate Subsidiary), and (b) a person shall not be eligible to receive an Incentive Option if, immediately before the time the Incentive Option is granted, that person owns (within the meaning of Sections 422 and 424 of the Code) stock possessing more than ten percent of the total combined voting power or value of all classes of stock of the Corporation or a Subsidiary. Nevertheless, this Subparagraph 4.5(b) shall not apply if, at the time the Incentive Option is granted, the Exercise Price of the Incentive Option is at least one hundred and ten percent of Fair Market Value and the Incentive Option is not, by its terms, exercisable after the expiration of five years from the Date of Grant.

     4.6 No Right to Award. The adoption of the Plan shall not be deemed to give any person a right to be granted an Award except pursuant to Section 5.

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

                                   SECTION 5.

                        AWARDS TO NON-EMPLOYEE DIRECTORS

     5.1 Ineligibility for Other Awards. Non-employee Directors shall not be eligible to receive any Awards under the Plan other than the automatic Awards specified in this Section 5.

     5.2 Annual Grant of Restricted Stock. An annual Restricted Stock Award (the "ANNUAL RESTRICTED STOCK AWARD") shall be made automatically to Non-employee Directors as follows:

          (a) Each Non-employee Director who is a Non-employee Director immediately following the Effective Time of the Mergers shall automatically receive hereunder 50% of the amount of the annual retainer fee to be paid to such Non-employee Director as compensation for his services during the 1997 annual term as a Non-employee Director of the Corporation (the "ANNUAL RETAINER") in the form of an Annual Restricted Stock Award rather than cash.

          (b) Commencing with the term year beginning with the 1998 annual meeting of the Corporation's stockholders and each term year thereafter, each Non-employee Director shall automatically receive hereunder 50% of the amount of the Annual Retainer be paid to such Non-employee Director in the form of an Annual Restricted Stock Award.

          (c) Notwithstanding the foregoing, each Non-employee Director may elect, in his sole discretion, to automatically receive hereunder 100% of the Annual Retainer in the form of an Annual Restricted Stock Award. Each Non-employee Director may make such an election by giving notice of the election to the Corporation on or before the date of the first meeting of the Board of Directors of the annual term in which the Non-employee Director desires to receive 100% of his Annual Retainer in the form of an Annual Restricted Stock Award.

          (d) Each Annual Restricted Stock Award shall be granted on the last Business Day of the month during which the annual meeting of stockholders of the Corporation is held; provided, however, that each Non-employee Director receiving an Annual Restricted Stock Award pursuant to Subparagraph 5.2(a) shall be granted that award on the last Business Day of the month in which the Effective Time of the Mergers occurs.

          (e) The total number of shares of Stock included in each Annual Restricted Stock Award granted pursuant to Section 5 shall be determined by dividing 50% or 100% (as appropriate) of the amount of the Annual Retainer by the Fair Market Value of a share of Stock on the day the Annual Restricted Stock Award is granted.

     5.3 Available Stock. The automatic Awards specified in Paragraphs 5.2(a) and (b) shall be made in the amounts specified in those Paragraphs only if the number of shares of Stock available to be issued, transferred or exercised pursuant to Awards under the Plan (as calculated in Section 2) is sufficient to make all automatic grants required to be made by Paragraph 5.2 on the Date of Grant of those automatic Awards. In the event that a lesser number of shares of Stock are available to be issued, transferred, or exercised pursuant to Awards under the Plan on the Date of Grant of the automatic Awards described Paragraphs 5.2, but their number is insufficient to permit the grant of the entire number of shares specified in the automatic Awards, then the number of available shares shall be apportioned equally among the automatic Awards made on that date, and the number of shares apportioned to each automatic Award shall be the number of shares automatically subject to that automatic Award.

     5.4 Terms and Conditions of Automatic Award. Award Agreements for Restricted Stock Awards to Non-employee Directors shall be in the form attached as Exhibit A and, except as expressly provided in those Award Agreements, the automatic Awards to Non-employee Directors shall not be subject to the provisions of Section 10 or 11.

          The restrictions with respect to Annual Restricted Stock Awards granted pursuant to Subparagraph 5.2(a) and (b), shall lapse on all of the shares subject to the Annual Restricted Stock Award on the earlier of the next annual meeting of the stockholders of the Corporation or the first anniversary of the

     Date of Grant so long as the Non-employee Director remains a director of the Corporation after the Date of Grant through that date.

     5.5 Retention of Award, Termination. With respect to Annual Restricted Stock Awards granted pursuant to Subparagraph 5.2(a) and (b), if a Non-employee Director's services as a member of the Board of Directors are terminated at any time and for any reason before the earlier of the next annual meeting of the Corporation's stockholders or the first anniversary of the Date of Grant, a portion of the shares of Stock granted pursuant to the applicable Award shall vest. The number of whole shares of Stock that vest shall be determined by multiplying the number of shares of Stock included in such Award by a fraction, the denominator of which is the number of regularly scheduled director's meetings to occur during the time period commencing as of the Date of the Grant and ending as of the earlier of the next annual meeting or the first anniversary of the Date of Grant and the numerator of which is the number of regularly scheduled director's meetings that have occurred to that date.

     5.6 Restrictions. Except as otherwise provided in the Plan, shares of Stock received pursuant to a Restricted Stock Award may not be sold, assigned, pledged, hypothecated, transferred, or otherwise disposed of until the restrictions applicable to such Stock have lapsed pursuant to Subparagraph 5.4.

     5.7 Privileges of a Stockholder. A Non-Employee Director shall have all voting, dividend, liquidation, and other rights with respect to Stock received by him as a Restricted Stock Award under this Section in accordance with its terms.

     5.8 Retention as Director. Nothing contained in the Plan or in any Restricted Stock Award granted under the Plan shall interfere with or limit in any way the right of the stockholders of the Corporation to remove any Non-employee Director from the Board in accordance with applicable law (and the Corporation's governing documents) or confer upon any Non-employee Director any right to continue in the service of the Corporation.

     5.9 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions imposed in the Plan and, in addition, may in its sole discretion require one or more of the following methods of enforcing such restrictions:

          (a) Requiring the Non-employee Director to keep the Stock certificates, duly endorsed, in the custody of the Corporation while the restrictions remain in effect; or

          (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

     5.10 Rights to Subscribe. If the Corporation shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Corporation or of any other corporation, there shall be reserved with respect to the shares then outstanding pursuant to any Restricted Stock Award the Stock or other securities that the Non-employee Director would have been entitled to subscribe for if immediately prior to such grant the restrictions applicable to such Restricted Stock Award had lapsed. Upon the lapse of all restrictions applicable to Stock held pursuant to a Restricted Stock Award, the Non-employee Director shall be provided the opportunity to subscribe for the additional shares or other securities issuable with respect to such shares of Stock.

     5.11 Tax Withholding. The Corporation shall have the right, subject to applicable law, to require a Non-employee Director to pay to the Corporation the amount necessary to satisfy the Corporation's current or future obligation to withhold federal, state or local income or other taxes that the Non-employee Director incurs by vesting of a Restricted Stock Award. Tax withholding obligations in respect of Restricted Stock Awards to Non-employee Directors may not be satisfied by the Corporation's withholding of Stock subject to the Award or by the Non-employee Director's transfer of Stock to the Corporation.

                                   SECTION 6.

                        TERMS AND CONDITIONS OF OPTIONS

     All Options granted under the Plan shall comply with, and the related Option Agreements shall be deemed to include and be subject to, the terms and conditions set forth in this Section 6 (to the extent each term and condition applies to the form of Option) and also to the terms and conditions set forth in Paragraph 10.1 and Section 11; provided, however, that the Committee may authorize an Option Agreement that expressly contains terms and provisions that differ from the terms and provisions of Section 11. The Committee may also authorize an Option Agreement that contains any or all of the terms and provisions of Paragraphs 10.2 and 10.3 or that contains terms and provisions dealing with similar subject matter differently than do those Paragraphs; nevertheless, no term or provision of Paragraph 10.2 or 10.3 (or any such differing term or provision) shall apply to an Option Agreement unless the Option Agreement expressly states that such term or provision applies.

     6.1 Number of Shares. Each Option Agreement shall state the total number of shares of Stock to which it relates.

     6.2 Vesting. Each Option Agreement shall state the time, periods or other conditions on which the right to exercise the Option or a portion thereof shall vest and the number (or method of determining the number) of shares of Stock for which the right to exercise the Option shall vest at each such time, period or satisfaction of condition.

     6.3 Expiration of Options. Nonstatutory Options and Incentive Options may be exercised during the term determined by the Committee and set forth in the Option Agreement; provided that no Incentive Option shall be exercised after the expiration of a period of ten years commencing on the Date of Grant of the Incentive Option.

     6.4 Exercise Price. Each Option Agreement shall state the exercise price per share of Stock (the "EXERCISE PRICE"). The exercise price per share of Stock subject to an Incentive Option shall not be less than the greater of (a) the par value per share of the Stock or (b) 100% of the Fair Market Value per share of the Stock on the Date of Grant of the Option. The exercise price per share of Stock subject to a Nonstatutory Option shall not be less than the greater of (a) the par value per share of the Stock or (b) eighty-five percent of the Fair Market Value per share of the Stock on the Date of Grant of the Option.

     6.5 Method of Exercise. Each Option shall be exercisable only by written, recorded electronic or other notice of exercise in the manner specified by the Committee from time to time (the "EXERCISE NOTICE") delivered to the Corporation or to the Person designated by the Committee during the term of the Option, which notice shall (a) state the number of shares of Stock with respect to which the Option is being exercised, (b) be signed or otherwise given by the Holder of the Option or by the person authorized to exercise the Option in the event of the Holder's death or disability, (c) be accompanied by the Exercise Price for all shares of Stock for which the Option is exercised, unless provision for the payment of the Exercise Price has been made pursuant to Paragraph 6.7 or 6.8 or in another manner permitted by law and approved in advance by the Committee, and
(d) include such other information, instruments, and documents as may be required to satisfy any other condition to exercise contained in the Option Agreement. The Option shall not be deemed to have been exercised unless all of the requirements of the preceding provisions of this Paragraph 6.6 have been satisfied.

     6.6 Incentive Option Exercises. During the Holder's lifetime, only the Holder may exercise an Incentive Option. The Holder of an Incentive Option shall immediately notify the Corporation in writing of any disposition of the Stock acquired pursuant to the Incentive Option that would disqualify the Incentive Option from the incentive option tax treatment afforded by Section 422 of the Code. The notice shall state the number of shares disposed of, the dates of acquisition and disposition of the shares, and the consideration received upon that disposition.

     6.7 Medium and Time of Payment. The Exercise Price of an Option shall be payable in full upon the exercise of the Option (a) in cash or by an equivalent means (such as that specified in Paragraph 6.9) acceptable to the Committee, (b) on the Committee's prior consent, with shares of Stock owned by the Holder (including shares received upon exercise of the Option or restricted shares already held by the Holder) and having a Fair Market Value at least equal to the aggregate Exercise Price payable in connection with such exercise, or (c) by any combination of clauses (a) and (b). If the Committee chooses to accept shares of Stock in payment of all or any portion of the Exercise Price, then (for purposes of payment of the Exercise Price) those shares of Stock shall be deemed to have a cash value equal to their aggregate Fair Market Value determined as of the date of the delivery of the Exercise Notice. If the Committee elects to accept shares of restricted Stock in payment of all or any portion of the Exercise Price, then an equal number of shares issued pursuant to the exercise shall be restricted on the same terms and for the restriction period remaining on the shares used for payment.

     6.8 Payment with Sale Proceeds. In addition, at the request of the Holder and to the extent permitted by applicable law, the Committee may (but shall not be required to) approve arrangements with a brokerage firm under which that brokerage firm, on behalf of the Holder, shall pay to the Corporation the Exercise Price of the Option being exercised (either as a loan to the Holder or from the proceeds of the sale of Stock issued pursuant to that exercise of the Option), and the Corporation shall promptly cause the exercised shares to be delivered to the brokerage firm. Such transactions shall be effected in accordance with the procedures that the Committee may establish from time to time.

     6.9 Payment of Taxes. The Committee may, in its discretion, require a Holder to pay to the Corporation (or the Corporation's Subsidiary if the Holder is an employee of a Subsidiary of the Corporation), at the time of the exercise of an Option, the amount that the Committee deems necessary to satisfy the Corporation's or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes that the Holder incurs by exercising an Option. Upon the exercise of an Option requiring tax withholding, a Holder may (a) direct the Corporation to withhold from the shares of Stock to be issued to the Holder the number of shares necessary to satisfy the Corporation's obligation to withhold taxes, that determination to be based on the shares' Fair Market Value as of the date on which tax withholding is to be made; (b) deliver to the Corporation sufficient shares of Stock (based upon the Fair Market Value at date of withholding) to satisfy the Corporation's tax withholding obligations, based on the shares' Fair Market Value as of the date of exercise; or (c) deliver sufficient cash to the Corporation to satisfy its tax withholding obligations. Holders who elect to use such a stock withholding feature must make the election at the time and in the manner that the Committee prescribes. The Committee may, at its sole option, deny any Holder's request to satisfy withholding obligations through Stock instead of cash. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Holder shall pay to the Corporation, immediately upon the Committee's request, the amount of that deficiency.

     6.10 Reload Provisions. Options may contain a provision pursuant to which a Holder who pays all or a portion of the Exercise Price of an Option or the tax required to be withheld pursuant to the exercise of an Option by surrendering shares of Stock shall automatically be granted an Option for the purchase of the number of shares of Stock equal to the number of shares surrendered (a "RELOAD OPTION"). The Date of Grant of the Reload Option shall be the date on which the Holder surrenders the shares of Stock in respect of which the Reload Option is granted. The Reload Option shall have an Exercise Price equal to the Fair Market Value of a share of Stock on the Date of Grant of the Reload Option and shall have a term that is no longer than the original term of the underlying Option.

     6.11 Limitation on Aggregate Value of Shares That May Become First Exercisable During Any Calendar Year Under an Incentive Option. Except as is otherwise provided in subparagraph 10.2(b), with respect to any Incentive Option granted under this Plan, the aggregate Fair Market Value of shares of Stock subject to an Incentive Option and the aggregate Fair Market Value of shares of Stock or stock of any Subsidiary (or a predecessor of the Corporation or a Subsidiary) subject to any other incentive stock option (within the meaning of
Section 422 of the Code) of the Corporation or its Subsidiaries (or a predecessor corporation of any such corporation) that first become purchasable by a Holder in any calendar year may not (with respect to that Holder) exceed $100,000, or such other amount as may be prescribed under Section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the Incentive Option is granted. For purposes of this Paragraph 6.11 "predecessor corporation" means (a) a corporation that was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had been effected) with the Corporation, (b) a corporation which, at the time the new incentive stock option (within the meaning of Section 422 of the Code) is granted, is a Subsidiary of the Corporation or a predecessor corporation of any such corporations, or (c) a predecessor corporation of any such corporations. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

     6.12 No Fractional Shares. The Corporation shall not in any case be required to sell, issue, or deliver a fractional share with respect to any Option. In lieu of the issuance of any fractional share of Stock, the Corporation shall pay to the Holder an amount in cash equal to the same fraction (as the fractional Stock) of the Fair Market Value of a share of Stock determined as of the date of the applicable Exercise Notice.

     6.13 Modification, Extension and Renewal of Options. Subject to the terms and conditions of and within the limitations of the Plan and any applicable law, and any consent required by the last two sentences of this Paragraph 6.13, the Committee may (a) modify, extend or renew outstanding Options granted under the Plan, (b) accept the surrender of Options outstanding hereunder (to the extent not previously exercised) and authorize the granting of new Options in substitution for outstanding Options (to the extent not previously exercised), and (c) amend the terms of an Incentive Option at any time to include provisions that have the effect of changing the Incentive Option to a Nonstatutory Option. Nevertheless, without the consent of the Holder, the Committee may not modify any outstanding Options so as to specify a higher Exercise Price or accept the surrender of outstanding Incentive Options and authorize the granting of new Options in substitution therefor specifying a higher Exercise Price. In addition, no modification of an Option granted hereunder shall, without the consent of the Holder, materially alter or impair any rights of the Holder or materially increase the obligations of a Holder under any Option theretofore granted hereunder to that Holder under the Plan except, with respect to Incentive Options, as may be necessary to satisfy the requirements of Section 422 of the Code or as permitted in clause (c) of this Paragraph 6.13.

     6.14 Other Agreement Provisions. The Option Agreements authorized under the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the retention or transfer of shares thereby acquired) as the Committee may deem advisable. Each Option Agreement shall identify the Option evidenced thereby as an Incentive Option or Nonstatutory Option, as the case may be, and no Option Agreement shall cover both an Incentive Option and a Nonstatutory Option. Each Agreement relating to an Incentive Option granted hereunder shall contain such limitations and restrictions upon the exercise of the Incentive Option to which it relates as shall be necessary for the Incentive Option to which such Agreement relates to constitute an incentive stock option, as defined in Section 422 of the Code.

                                   SECTION 7

                           STOCK APPRECIATION RIGHTS

     All Stock Appreciation Rights granted under the Plan shall comply with, and the related Award Agreements shall be deemed to include and be subject to, the terms and conditions set forth in this Section 7 (to the extent each term and condition applies to the form of Stock Appreciation Right) and also to the terms and conditions set forth in Paragraph 10.1 and Section 11; provided, however, that the Committee may authorize an Award Agreement relating to a Stock Appreciation Right that expressly contains terms and provisions that differ from the terms and provisions of Section 11. The Committee may also authorize an Award Agreement relating to a Stock Appreciation Right that contains any or all of the terms and provisions of Paragraphs 10.2 and 10.3 or that contains terms and provisions dealing with similar subject matter differently than do those Paragraphs; nevertheless, no term or provision of Paragraph 10.2 or 10.3 (or any such differing term or provision) shall apply to an Award Agreement relating to a Stock Appreciation Right unless the Award Agreement expressly states that such term or provision applies.

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

     7.1 Form of Right. A Stock Appreciation Right may be granted to an Eligible Individual (a) in connection with an Option, either at the time of grant or at any time during the term of the Option, or (b) without relation to an Option.

     7.2 Rights Related to Options. A Stock Appreciation Right granted pursuant to an Option shall entitle the Holder, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subparagraph 7.2(b). That Option shall then cease to be exercisable to the extent surrendered. Stock Appreciation Rights granted in connection with an Option shall be subject to the terms of the Award Agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

          (a) Exercise and Transfer. Subject to Paragraph 11.10, a Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable. To the extent that an Option has been exercised, the Stock Appreciation Rights granted in connection with that Option shall terminate.

          (b) Value of Right. Upon the exercise of a Stock Appreciation Right related to an Option, the Holder shall be entitled to receive payment from the Corporation of an amount determined by multiplying:

             (i) The difference obtained by subtracting the Exercise Price of a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right, by

             (ii) The number of shares as to which that Stock Appreciation Right has been exercised.

     7.3 Right Without Option. A Stock Appreciation Right granted without relationship to an Option shall be exercisable as determined by the Committee and set forth in the Award Agreement governing the Stock Appreciation Right, which Award Agreement shall comply with the following provisions:

          (a) Number of Shares. Each Award Agreement shall state the total number of shares of Stock to which the Stock Appreciation Right relates.

          (b) Vesting. Each Award Agreement shall state the time, periods or other conditions on which the right to exercise the Stock Appreciation Right or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the Stock Appreciation Right shall vest at each such time, period or satisfaction of condition.

          (c) Expiration of Rights. Each Award Agreement shall state the date at which the Stock Appreciation Rights shall expire if not previously exercised.

          (d) Value of Right. A Stock Appreciation Right granted without relationship to an Option shall entitle the Holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

             (i) The difference obtained by subtracting the SAR Exercise Price from the Fair Market Value of a share of Stock on the date of exercise of that Stock Appreciation Right, by

             (ii) The number of rights as to which the Stock Appreciation Right has been exercised.

     7.4 Limitations on Rights. Notwithstanding Subparagraph 7.2(b) and Subparagraph 7.3(d), the Committee may limit the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the Date of Grant and be noted on the instrument evidencing the Stock Appreciation Right.

     7.5 Payment of Rights. Payment of the amount determined under Subparagraph 7.2(b) or Subparagraph 7.3(d) and Paragraph 7.4 may be made solely in whole shares of Stock valued at Fair Market Value on the date of exercise of the Stock Appreciation Right or, in the sole discretion of the Committee, solely in cash or a combination of cash and Stock. If the Committee decides to make full payment in shares of Stock and the amount payable results in a fractional share, payment for the fractional share shall be made in cash.

     7.6 Payment of Taxes. The Committee may, in its discretion, require a Holder to pay to the Corporation (or the Corporation's Subsidiary if the Holder is an employee of a Subsidiary of the Corporation), at the time of the exercise of a Stock Appreciation Right, the amount that the Committee deems necessary to satisfy the Corporation's or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes that the Holder incurs by exercising a Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right requiring tax withholding, a Holder may (a) direct the Corporation to withhold from the shares of Stock to be issued to the Holder the number of shares necessary to satisfy the Corporation's obligation to withhold taxes, that determination to be based on the shares' Fair Market Value as of the date on which tax withholding is to be made; (b) deliver to the Corporation sufficient shares of Stock (based upon the Fair Market Value at date of withholding) to satisfy the Corporation's tax withholding obligations, based on the shares' Fair Market Value as of the date of exercise; or (c) deliver sufficient cash to the Corporation to satisfy its tax withholding obligations. Holders who elect to use such a stock withholding feature must make the election at the time and in the manner that the Committee prescribes. The Committee may, in its sole discretion, deny any Holder's request to satisfy withholding obligations through Stock instead of cash. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Holder shall pay to the Corporation, immediately upon the Committee's request, the amount of that deficiency.

     7.7 Other Agreement Provisions. The Award Agreements authorized relating to Stock Appreciation Rights shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Stock Appreciation Right and the retention or transfer of shares thereby acquired) as the Committee may deem advisable.

                                   SECTION 8.

                            RESTRICTED STOCK AWARDS

     All Restricted Stock Awards granted under the Plan (other than the automatic Awards to Non-employee Directors pursuant to Section 5) shall comply with, and the related Award Agreements shall be deemed to include, and be subject to the terms and conditions set forth in this Section 8 and also to the terms and conditions set forth in Paragraph 10.1 and Section 11; provided, however, that the Committee may authorize an Award Agreement relating to a Restricted Stock Award that expressly contains terms and provisions that differ from the terms and provisions of Section 11. The Committee may also authorize an Award Agreement relating to a Restricted Stock Award that contains any or all of the terms and provisions of Paragraphs 10.2 and 10.3 or that contains terms and provisions dealing with similar subject matter differently than do those Paragraphs; nevertheless, no term or provision of Paragraph 10.2 or 10.3 (or any such differing term or provision) shall apply to an Award Agreement relating to a Restricted Stock Award unless the Award Agreement expressly states that such term or provision applies.

     8.1 Restrictions. All shares of Restricted Stock Awards granted or sold pursuant to the Plan shall be subject to the following conditions:

          (a) Transferability. The shares may not be sold, transferred or otherwise alienated or hypothecated until the restrictions are removed or expire.

          (b) Conditions to Removal of Restrictions. Conditions to removal or expiration of the restrictions may include, but are not required to be limited to, continuing employment or service as a director, officer, consultant, or advisor or achievement of performance objectives described in the Award Agreement.

          (c) Legend. Each certificate representing Restricted Stock Awards granted pursuant to the Plan shall bear a legend making appropriate reference to the restrictions imposed.

          (d) Possession. At its sole discretion, the Committee may (i) authorize issuance of a certificate for shares in the Holder's name only upon lapse of the applicable restrictions, (ii) require the Corporation, transfer agent or other custodian to retain physical custody of the certificates representing Restricted Stock Awards during the restriction period and may require the Holder of the Award to execute stock powers, endorsed or in blank, for those certificates and deliver those stock powers to the Corporation, transfer agent or custodian, or (iii) may require the Holder to enter into an escrow agreement providing that the certificates representing Restricted Stock Awards granted or sold pursuant to the Plan shall remain in the physical custody of an escrow holder until all restrictions are removed or expire. The Corporation may issue shares subject to stop-transfer restrictions or may issue such shares subject only to the restrictive legend described in subparagraph 8.1(c).

          (e) Other Conditions. The Committee may impose other conditions on any shares granted or sold as Restricted Stock Awards pursuant to the Plan as it may deem advisable, including, without limitation, (i) restrictions under the Securities Act or Exchange Act, (ii) the requirements of any securities exchange upon which the shares or shares of the same class are then listed, and (iii) any state securities law applicable to the shares.

     8.2 Expiration of Restrictions. The restrictions imposed in Paragraph 8.1 on Restricted Stock Awards shall lapse as determined by the Committee and set forth in the applicable Award Agreement, and the Corporation shall promptly cause to be delivered to the Holder of the Restricted Stock Award a certificate representing the number of shares for which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions. Each Restricted Stock Award may have a different restriction period, in the discretion of the Committee. The Committee may, in its discretion, prospectively reduce the restriction period applicable to a particular Restricted Stock Award. The foregoing notwithstanding, no restriction not required by law shall remain in effect for more than ten years after the date of the Award.

     8.3 Changes in Accounting Rules. Notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Restricted Stock Awards shall occur that, in the sole judgement of the Board of Directors, may have a material adverse effect on the reported earnings, assets, or liabilities of the Corporation, the Committee shall have the right and power to modify as necessary any then outstanding Restricted Stock Awards as to which the applicable restrictions have not been satisfied.

     8.4 Rights as Stockholder. Subject to the provisions of Paragraphs 8.1 and 11.11, the Committee may, in its discretion, determine what rights, if any, the Holder shall have with respect to the Restricted Stock Awards granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

     8.5 Payment of Taxes. The Committee may, in its discretion, require a Holder to pay to the Corporation (or the Corporation's Subsidiary if the Holder is an employee of a Subsidiary of the Corporation) the amount that the Committee deems necessary to satisfy the Corporation's or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes that the Holder incurs by reason of the Restricted Stock Award. The Holder may (a) direct the Corporation to withhold from the shares of Stock to be issued to the Holder the number of shares necessary to satisfy the Corporation's obligation to withhold taxes, that determination to be based on the shares' Fair Market Value as of the date on which tax withholding is to be made; (b) deliver to the Corporation sufficient shares of Stock (based upon the Fair Market Value at date of withholding) to satisfy the Corporation's tax withholding obligations, based on the shares' Fair Market Value as of the date of exercise; or (c) deliver sufficient cash to the Corporation to satisfy its tax withholding obligations. Holders who elect to use such a stock withholding feature must make the election at the time and in the manner that the Committee prescribes. The Committee may, in its sole discretion, deny any Holder's request to satisfy withholding obligations through Stock instead of cash. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Holder shall pay to the Corporation, immediately upon the Committee's request, the amount of that deficiency.

     8.6 Other Agreement Provisions. The Award Agreements relating to Restricted Stock Awards shall contain such provisions in addition to those required by the Plan as the Committee may deem advisable.

                                   SECTION 9.

                               PERFORMANCE UNITS

     All Performance Units granted under the Plan shall comply with, and the related Award Agreements shall be deemed to include and be subject to, the terms and conditions set forth in this Section 9 (to the extent each term and condition applies to the form of Performance Unit) and also to the terms and conditions set forth in Paragraph 10.1 and Section 11; provided, however, that the Committee may authorize an Award Agreement related to a Performance Unit that expressly contains terms and provisions that differ from the terms and provisions of Section 11. The Committee may also authorize an Award Agreement related to a Performance Unit that contains any or all of the terms and provisions of Paragraphs 10.2 and 10.3 or that contains terms and provisions dealing with similar subject matter differently than do those Paragraphs; nevertheless, no term or provision of Paragraph 10.2 or 10.3 (or any such differing term or provision) shall apply to an Award Agreement related to a Performance Unit unless the Award Agreement expressly states that such term or provision applies.

     9.1 Multiple Grants. The Committee may make grants of Performance Units in such a manner that more than one Performance Period is in progress simultaneously. At or before the beginning of each Performance Period, the Committee will establish the contingent value of each Performance Unit for that Performance Period, which may vary depending on the degree to which performance objectives established by the Committee are met.

     9.2 Performance Standards. At or before the beginning of each Performance Period, the Committee will (a) establish the beginning and ending dates of the Performance Period, (b) establish for that Performance Period specific performance objectives as the Committee (in its sole discretion) believes are relevant to the Corporation's overall business objectives, (c) determine the minimum and maximum value of a Performance Unit and the value of a Performance Unit based on the degree to which performance objectives are achieved, exceeded or not achieved, (d) determine a minimum performance level below which Performance Units will be assigned a value of zero, and a maximum performance level above which the value of Performance Units will not increase, and (e) notify each Holder of a Performance Unit for that Performance Period in writing of the established performance objectives and minimum, target, and maximum Performance Unit value for that Performance Period.

     9.3 Modification of Standards. If the Committee determines in its sole discretion that the established performance measures or objectives are no longer suitable to Corporation objectives because of a change in the Corporation's business, operations, corporate structure, capital structure, or other conditions the Committee deems to be material, the Committee may modify the performance measures and objectives as it considers appropriate and equitable.

     9.4 Payment. The basis for payment of Performance Units for a given Performance Period will be the achievement of those performance objectives determined by the Committee at the beginning of the Performance Period. If minimum performance is not achieved or exceeded for a Performance Period, no payment will be made and all contingent rights will cease. If minimum performance is achieved or exceeded, the value of a Performance Unit will be based on the degree to which actual performance exceeded the pre-established minimum performance standards. The amount of payment will be determined by multiplying the number of Performance Units granted at the beginning of the Performance Period by the final Performance Unit value. Payments will be made in cash or Stock as soon as administratively possible following the close of the applicable Performance Period.

     9.5 Payment of Taxes. The Committee may, in its discretion, require a Holder to pay to the Corporation (or the Corporation's Subsidiary if the Holder is an employee of a Subsidiary of the Corporation), at the time of the payment of cash or stock in connection with a Performance Unit, the amount that the Committee deems necessary to satisfy the Corporation's or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes that the Holder incurs with respect to such payment. Upon receiving notice that the Holder is required to satisfy tax withholding, a Holder may (a) if the payment is to be made in Stock, direct the Corporation to withhold from the shares of Stock to be issued to the Holder the number of shares necessary to satisfy the Corporation's obligation to withhold taxes, that determination to be based on the shares' Fair Market Value as of the date on which tax withholding is to be made; (b) deliver to the Corporation sufficient shares of Stock (based upon the Fair Market Value at date of withholding) to satisfy the Corporation's tax withholding obligations, based on the shares' Fair Market Value as of the date of exercise or settlement; (c) if the payment is to be made in cash, direct the Corporation to withhold from such payment the amount of cash required to satisfy the Corporation's obligation to withhold taxes; or (d) deliver sufficient cash to the Corporation to satisfy its tax withholding obligations. Holders who elect to use such a stock withholding feature must make the election at the time and in the manner that the Committee prescribes. The Committee may, at its sole option, deny any Holder's request to satisfy withholding obligations through Stock instead of cash or may impose any conditions it deems appropriate on such action, including the escrow of shares of Stock. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Holder shall pay to the Corporation, immediately upon the Committee's request, the amount of that deficiency.

     9.6 Other Agreement Provisions. The Award Agreements, if any, authorized relating to Performance Units shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the transfer of shares thereby acquired) as the Committee may deem advisable.

                                  SECTION 10.

                             ADJUSTMENT PROVISIONS

     The Committee may authorize an Award that contains any or all of the terms and provisions of this Section 10 or, with respect to Paragraphs 10.2 and 10.3 that contains terms and provisions dealing with similar subject matter differently than do those Paragraphs; nevertheless, no term or provision of Paragraph 10.2 or 10.3 (or any such differing term or provision) shall apply to an Award Agreement unless the Award Agreement expressly states that such term or provision applies.

     10.1 Adjustment of Awards and Authorized Stock. The terms of an Award, the number of shares of Stock authorized pursuant to Paragraph 2.1 for issuance under the Plan, and the number shares of Stock that constitute the individual limitations in Paragraph 2.7 shall be subject to adjustment, from time to time, in accordance with the following provisions:

          (a) If at any time or from time to time, the Corporation shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the maximum number of shares of Stock available for the Plan and for any individual as provided in Paragraph 2.1 and Paragraph 2.7, respectively, shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted,
     (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (iii) the price (including Exercise Price) for each share of Stock (or other kind of shares or unit of other securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

          (b) If at any time or from time to time the Corporation shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (i) the maximum number of shares of Stock available for the Plan and for any individual as provided in Paragraph 2.1 and Paragraph 2.7, respectively shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (iii) the price (including Exercise Price) for each share of Stock (or other kind of shares or unit of other securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

          (c) Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Paragraph 10.1, the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly give each Holder such a notice.

          (d) Adjustments under Paragraph 10(a) and (b) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

     10.2 Changes in Control. Upon the occurrence of a Change in Control, (a) each Holder of an Option shall immediately be granted corresponding cash Stock Appreciation Rights; (b) all outstanding Stock Appreciation Rights and Options shall immediately become fully vested and exercisable in full, including that portion of any Stock Appreciation Award or Option that pursuant to the terms and provisions of the applicable Award Agreement had not yet become exercisable (the total number of shares of Stock as to which a Stock Appreciation Right or Option is exercisable upon the occurrence of a Change in Control is referred to herein as the "TOTAL SHARES"); (c) the restriction period of any Restricted Stock Award shall immediately be accelerated and the restrictions shall expire; and (d) the target payout opportunity attainable under the Performance Units will be deemed to have been fully earned for all performance periods as of the effective date of the Change in Control and the Holder will be paid a pro rata portion of all associated targeted payout opportunities (based on the number of complete and partial calendar months elapsed as of the occurrence of the Change in Control) in cash within thirty days following the Change in Control or in Stock effective as of the Change in Control, for cash and stock-based Performance Units, respectively. If a Change in Control involves a Restructure or occurs in connection with a series of related transactions involving a Restructure and if such Restructure is in the form of a Non-Surviving Event and as a part of such Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the Holder of an Award shall be entitled to purchase or receive (in lieu of the Total Shares that the Holder would otherwise be entitled to purchase or receive), as appropriate for the form of Award, the number of shares of stock, other securities, cash or property to which that number of Total Shares would have been entitled in connection with such Restructure (and, for Options, at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the consummation of the Restructure). Nothing in this Paragraph 10.2 shall impose on a Holder the obligation to exercise any Award immediately before or upon the Change of Control, nor shall the Holder forfeit the right to exercise the Award during the remainder of the original term of the Award because of a Change in Control or because the Holder's employment is terminated for any reason following a Change in Control.

     10.3 Restructure and No Change in Control. In the event a Restructure should occur at any time while there is any outstanding Award hereunder and that Restructure does not occur in connection with a Change in Control or in connection with a series of related transactions involving a Change in Control, then:

          (a) no Holder of an Option shall automatically be granted corresponding Stock Appreciation Rights;

          (b) neither any outstanding Stock Appreciation Rights nor any outstanding Options shall immediately become fully vested and exercisable in full merely because of the occurrence of the Restructure;

          (c) the restriction period of any Restricted Stock Award shall not immediately be accelerated and the restrictions expire merely because of the occurrence of the Restructure; and

          (d) at the option of the Committee, the Corporation may (but shall not be required to) take any one or more of the following actions:

             (i) grant each Holder of an Option corresponding Stock or cash Stock Appreciation Rights;

             (ii) accelerate in whole or in part the time of the vesting and exercisability of any one or more of the outstanding Stock Appreciation Rights and Options so as to provide that those Stock Appreciation Rights and Options shall be exercisable before, upon, or after the consummation of the Restructure;

             (iii) accelerate in whole or in part the expiration of some or all of the restrictions on any Restricted Stock Award so that the Stock subject to that Awards shall be owned by the Holder without restriction or risk of forfeiture;

             (iv) treat the outstanding Performance Units as having fully or partially met their targets and pay, in full or in part, the targeted payout.

             (v) if the Restructure is in the form of a Non-Surviving Event, cause the surviving entity to assume in whole or in part any one or more of the outstanding Awards upon such terms and provisions as the Committee deems desirable; or

             (vi) redeem in whole or in part any one or more of the outstanding Awards (whether or not then exercisable) in consideration of a cash payment, as such payment may be reduced for tax withholding obligations as contemplated in the Section governing the particular form of Award, in an amount equal to:

                (A) for Options and Stock Appreciation Rights granted in connection with Options, the excess of (1) the Fair Market Value, determined as of a date immediately preceding the consummation of the Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed over (2) the Exercise Price for that number of shares of Stock;

                (B) for Stock Appreciation Rights not granted in connection with an Option, the excess of (1) the Fair Market Value, determined as of a date immediately preceding the consummation of the Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed over (2) the Fair Market Value of the number of shares of Stock on the Date of Grant;

                (C) for Restricted Stock Awards, the Fair Market Value, determined as of a date immediately preceding the consummation of the Restructure, of the aggregate number of shares of Stock subject to the Award and as to which the Award is being redeemed; and

                (D) for Performance Units, the amount per Performance Unit as the Committee in its sole discretion may determine (which may be zero dollars).

The Corporation shall promptly notify each Holder of any election or action taken by the Corporation under this Paragraph 10.3. In the event of any election or action taken by the Corporation pursuant to this Paragraph 10.3 that requires the amendment or cancellation of any Award Agreement as may be specified in any notice to the Holder thereof, that Holder shall promptly deliver that Award Agreement to the Corporation in order for that amendment or cancellation to be implemented by the Corporation and the Committee. The failure of the Holder to deliver any such Award Agreement to the Corporation as provided in the preceding sentence shall not in any manner effect the validity or enforceability of any action taken by the Corporation and the Committee under this Paragraph 10.3, including, without limitation, any redemption of an Award as of the consummation of a Restructure. Any cash payment to be made by the Corporation pursuant to this Paragraph 10.3 in connection with the redemption of any outstanding Awards shall be paid to the Holder thereof currently with the delivery to the Corporation of the Award Agreement evidencing that Award; provided, however, that any such redemption shall be effective upon the consummation of the Restructure notwithstanding that the payment of the redemption price may occur subsequent to the consummation. If all or any portion of an outstanding Award is to be exercised or accelerated upon or after the consummation of a Restructure that is in the form of a Non-Surviving Event and as a part of that Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the Holder of the Award shall thereafter be entitled to purchase or receive (in lieu of the number of shares of Stock that the Holder would otherwise be entitled to purchase or receive) the number of shares of stock, other securities, cash or property to which such number of shares of Stock would have been entitled in connection with the Restructure (and, for Options, at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the consummation of the Restructure).

     10.4 Notice of Change in Control or Restructure. The Corporation shall attempt to keep all Holders informed with respect to any Change in Control or Restructure or of any potential Change in Control or Restructure to the same extent that the Corporation's stockholders are informed by the Corporation of any such event or potential event.

                                  SECTION 11.

                             ADDITIONAL PROVISIONS

     11.1 Termination of Employment. Subject to the last sentence of Paragraph 10.2, if a Holder is an Eligible Individual because the Holder is an Employee and if that employment relationship is terminated for any reason other than Normal Retirement or that Holder's death or Disability, then the following provisions shall apply to all Awards held by that Holder that were granted because that Holder was an Employee:

          (a) If the termination is by the Holder's employer, then the following provisions shall apply: (i) if the termination is in breach of the terms and provisions of any written employment agreement between that Holder and the Holder's employer, then all Awards held by that Holder shall become immediately exercisable, all restrictions on those Awards shall immediately lapse, and the Awards shall survive the termination of employment; or (ii) if the termination is not in breach of the terms and provisions of any written employment agreement between that Holder and the Holder's employer (or if there is no existing written employment agreement between that Holder and the Holder's employer), then that portion, if any, of any and all Awards held by that Holder that are not yet exercisable (or for which restrictions have not lapsed) as of the date of the termination shall become null and void as of the date of the termination; provided, however, that the portion, if any, of any and all Awards held by that Holder which are exercisable (or for which restrictions have lapsed) as of the date of such termination shall survive such termination.

          (b) If such termination is by the Holder, then the following provisions shall apply: (i) if the termination is in breach of the terms and provisions of any written employment agreement between that Holder and the Holder's employer or if there is no existing written employment agreement between that Holder and the Holder's employer, then any and all Awards held by that Holder, whether or not then exercisable and whether or not restrictions thereon have lapsed (except in full), shall become null and void as of the date of the termination; or (ii) if the termination is in accordance with a right of termination granted to a Holder pursuant to the terms and provisions of any written employment agreement between that Holder and his employer, then all Awards held by that Holder shall become immediately exercisable (and all restrictions thereon shall lapse) and shall survive the termination of employment.

With respect to any Option or Stock Appreciation Right that survives the termination of employment pursuant to this Paragraph 11.1, the right to exercise that Option or Stock Appreciation Right shall terminate in all cases on the 180th day following the last date of employment with the Corporation or its Subsidiary.

     11.2 Other Loss of Eligibility. If a Holder is an Eligible Individual because the Holder is serving in a capacity other than as an Employee and if that capacity is terminated for any reason other than the Holder's death, then that portion, if any, of any and all Awards held by the Holder that were granted because of that capacity which are not yet exercisable (or for which restrictions have not lapsed) as of the date of the termination shall become null and void as of the date of the termination; provided, however, that the portion, if any, of any and all of the Awards held by the Holder that are exercisable (or for which restrictions have lapsed) as of the date of the termination shall survive the termination.

     11.3 Death. Upon the death of a Holder, then any and all Awards held by the Holder that are not yet exercisable (or for which restrictions have not lapsed) as of the date of the Holder's death shall become null and void as of the date of death; provided, however, that the portion, if any, of any and all Awards held by the Holder that are exercisable as of the date of death shall be exercisable by that Holder's legal representatives, legatees or distributees for a period of the lesser of (a) the remainder of the term of the Award or (b) 180 days following the date of the Holder's death. Any portion of an Award not exercised upon the expiration of the periods specified in (a) or (b) shall be null and void. Except as expressly provided in this Section 11.3, all Awards held by a Holder shall not be exercisable after the death of that Holder.

     11.4 Retirement. If a Holder is an Eligible Individual because the Holder is an Employee and if that employment relationship is terminated by reason of the Holder's Normal Retirement, then the portion, if any, of any and all Awards held by the Holder that are not yet exercisable (or for which restrictions have not lapsed) as of the date of that retirement shall become null and void as of the date of retirement; provided, however, that the portion, if any, of any and all Awards held by the Holder that are exercisable as of the date of that retirement shall survive the retirement for their original term.

     11.5 Disability. If a Holder is an Eligible Individual because the Holder is an Employee and if that employment relationship is terminated by reason of the Holder's Disability, then the portion, if any, of any and all Awards held by the Holder that are not yet exercisable (or for which restrictions have not lapsed) as of the date of that termination for Disability shall become null and void as of the date of termination; provided, however, that the portion, if any, of any and all Awards held by the Holder that are exercisable as of the date of that termination shall survive the termination for its original term and shall be exercisable by the Holder, his guardian, or his legal representative. "Disability" shall have the meaning given it in the employment agreement of the Holder; provided, however, that if that Holder has no employment agreement, "Disability" shall mean a physical or mental impairment of sufficient severity that, in the opinion of the Corporation, either the Holder is unable to continue performing the duties he performed before such impairment or the Holder's condition entitles him to disability benefits under any insurance or employee benefit plan of the Corporation or its Subsidiaries and that impairment or condition is cited by the Corporation as the reason for termination of the Holder's employment.

     11.6 Leave of Absence. With respect to an Award, the Committee may, in its sole discretion, determine that any Holder who is on leave of absence for any reason will be considered to still be in the employ of the Corporation, provided that rights to that Award during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

     11.7 Transferability of Awards. In addition to such other terms and conditions as may be included in a particular Award Agreement, an Award requiring exercise shall be exercisable during a Holder's lifetime only by that Holder or by that Holder's guardian or legal representative. An Award requiring exercise shall not be transferrable other than by will or the laws of descent and distribution, except as permitted in accordance with Paragraph 3.5.

     11.8 Forfeiture and Restrictions on Transfer. Each Award Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Award or otherwise and may also provide for those restrictions on the transferability of shares of the Stock acquired pursuant to an Award or otherwise that the Committee in its sole and absolute discretion may deem proper or advisable. The conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Holder render substantial services to the Corporation or its Subsidiaries for a specified period of time. The restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Corporation and stockholders of the Corporation other than the Holder of such shares of Stock who is a party to the particular Award Agreement or a subsequent holder of the shares of Stock who is bound by that Award Agreement.

     11.9 Delivery of Certificates of Stock. Subject to Paragraph 11.10, the Corporation shall promptly issue and deliver a certificate representing the number of shares of Stock as to which (a) an Option has been exercised after the Corporation receives an Exercise Notice and upon receipt by the Corporation of the Exercise Price and any tax withholding as may be requested; (b) a Stock Appreciation Right has been exercised and upon receipt by the Corporation of any tax withholding as may be requested; (c) restrictions have lapsed with respect to a Restricted Stock Award and upon receipt by the Corporation of any tax withholding as may be requested; and (d) performance objectives have been achieved during a Performance Period relating to a Performance Unit for Stock.

     The value of the shares of Stock, cash or notes transferable because of an Award under the Plan shall not bear any interest owing to the passage of time, except as may be otherwise provided in an Agreement. If a Holder is entitled to receive certificates representing Stock received for more than one form of Award under the plan separate Stock certificates shall be issued with respect to each such Award and for Incentive Options and Nonstatutory Stock Options separately.

     11.10 Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award Agreement shall require the Corporation to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award or Performance Unit, the Corporation may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or vesting of any Restricted Stock Award or Performance Unit, require from the Holder of the Award (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the Holder's intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by that Holder (or in the event of the Holder's death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

     11.11 Certain Directors and Officers. With respect to Holders who are directors or officers of the Corporation or any Subsidiary and who are subject to Section 16(b) of the Exchange Act, Awards shall contain such other terms and conditions as may be required by Rule 16b-3 unless the majority of the Board of Directors or the Holder has determined not to have the Award comply with Rule 16b-3.

     11.12 Securities Act Legend. Certificates for shares of Stock, when issued, may have the following legend, or statements of other applicable restrictions endorsed thereon and may not be immediately transferable:

          THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

This legend shall not be required for shares of Stock issued pursuant to an effective registration statement under the Securities Act.

     11.13 Legend for Restrictions on Transfer. Each certificate representing shares issued to a Holder pursuant to an Award granted under the Plan shall, if such shares are subject to any transfer restriction, including a right of first refusal, provided for under this Plan or an Agreement, bear a legend that complies with applicable law with respect to the restrictions on transferability contained in this Paragraph 11.13, such as:

          THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY IMPOSED BY THAT CERTAIN INSTRUMENT ENTITLED "PIONEER NATURAL RESOURCES COMPANY LONG-TERM INCENTIVE PLAN" AS ADOPTED BY
     PIONEER NATURAL RESOURCES COMPANY (THE "CORPORATION") ON                ,
     1997, AND AN AGREEMENT THEREUNDER BETWEEN THE CORPORATION AND [HOLDER]
     DATED ,               ,      AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE
     DISPOSED OF EXCEPT AS THEREIN PROVIDED. THE CORPORATION WILL FURNISH A COPY OF SUCH INSTRUMENT AND AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

     11.14 Rights as a Stockholder. A Holder shall have no right as a stockholder with respect to any shares covered by his Award until a certificate representing those shares is issued in his name. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is before the date that certificate is issued, except as contemplated by Section 10. Nevertheless, dividends and dividend equivalent rights may be extended to and made part of any Award denominated in Stock or units of Stock, subject to such terms, conditions, and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Stock or units of Stock.

     11.15 Furnish Information. Each Holder shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

     11.16 Obligation to Exercise. The granting of an Award hereunder shall impose no obligation upon the Holder to exercise the same or any part thereof.

     11.17 Adjustments to Awards. Subject to the general limitations set forth in Sections 6, 7 and 10, the Committee may make any adjustment in the exercise price of, the number of shares subject to or the terms of a Nonstatutory Option or Stock Appreciation Right by canceling an outstanding Nonstatutory Option or Stock Appreciation Right and regranting a Nonstatutory Option or Stock Appreciation Right. Such adjustment shall be made by amending, substituting or regranting an outstanding Nonstatutory Option or Stock Appreciation Right. Such amendment, substitution or regrant may result in terms and conditions that differ from the terms and conditions of the original Nonstatutory Option or Stock Appreciation Right. The Committee may not, however, impair the rights of any Holder to previously granted Nonstatutory Options or Stock Appreciation Rights without that Holder's consent. If such action is effected by amendment, the effective date of such amendment shall be the date of the original grant.

     11.18 Remedies. The Corporation shall be entitled to recover from a Holder reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any Award Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

     11.19 Information Confidential. As partial consideration for the granting of each Award hereunder, the Holder shall agree with the Corporation that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration that breach in determining whether to recommend the grant of any future Award to that Holder, as a factor militating against the advisability of granting any such future Award to that individual.

     11.20 Consideration. No Option or Stock Appreciation Right shall be exercisable, no restriction on any Restricted Stock Award shall lapse, and no Performance Unit shall be settled in Stock with respect to a Holder unless and until the Holder shall have paid cash or property to, or performed services for, the Corporation or any of its Subsidiaries that the Committee believes is equal to or greater in value that the par value of the Stock subject to such Award.

                                  SECTION 12.

                         DURATION AND AMENDMENT OF PLAN

     12.1 Duration. No Awards may be granted hereunder after the date that is ten (10) years from the date the last amendment to this Plan involving an increase in authorized shares is approved by the stockholders of the Corporation.

     12.2 Amendment. The Board of Directors may, insofar as permitted by law, with respect to any shares which, at the time, are not subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, and may amend any provision of the Plan or any Award Agreement to make the Plan or the Award Agreement, or both, comply with Section 16(b) of the Exchange Act and the exemptions therefrom, the Code, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the regulations promulgated under the Code or ERISA, or any other law, rule or regulation that may affect the Plan. The Board of Directors may also amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in other legal requirements applicable to the Corporation or the Plan or for any other purpose permitted by law. The Plan may not be amended without the consent of the holders of a majority of the shares of Stock then outstanding to increase materially the aggregate number of shares of Stock that may be issued under the Plan (except for adjustments pursuant to Section 10 of the Plan).

                                  SECTION 13.

                                    GENERAL

     13.1 Application of Funds. The proceeds received by the Corporation from the sale of shares pursuant to Awards shall be used for general corporate purposes.

     13.2 Right of the Corporation and Subsidiaries to Terminate Employment. Nothing contained in the Plan, or in any Award Agreement, shall confer upon any Holder the right to continue in the employ of the Corporation or any Subsidiary, or interfere in any way with the rights of the Corporation or any Subsidiary to terminate his or her employment at any time.

     13.3 No Liability for Good Faith Determinations. Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Award granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect. This right to indemnification shall be in addition to, and not a limitation on, any other indemnification rights any member of the Board of Directors or the Committee may have.

     13.4 Other Benefits. Participation in the Plan shall not preclude the Holder from eligibility in any other stock or stock option plan of the Corporation or any Subsidiary or any old age benefit, insurance, pension, profit sharing retirement, bonus, or other extra compensation plans that the Corporation or any Subsidiary has adopted, or may, at any time, adopt for the benefit of its Employees. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     13.5 Exclusion From Pension and Profit-Sharing Compensation. By acceptance of an Award (whether in Stock or cash), as applicable, each Holder shall be deemed to have agreed that the Award is special incentive compensation that will not be taken into account in any manner as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Corporation or any Subsidiary. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that the Award will not affect the amount of any life insurance coverage, if any, provided by the Corporation or a Subsidiary on the life of the Holder that is payable to the beneficiary under any life insurance plan covering employees of the Corporation or any Subsidiary.

     13.6 Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock to the Holder, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

     13.7 Unfunded Plan. Insofar as it provides for Awards of cash and Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Holders who are entitled to cash, Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets that may at any time be represented by cash, Stock or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Corporation nor the Board of Directors nor the Committee be deemed to be a trustee of any cash, Stock or rights thereto to be granted under the Plan. Any liability of the Corporation to any Holder with respect to a grant of cash, Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Board of Directors nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

     13.8 No Guarantee of Interests. Neither the Committee nor the Corporation guarantees the Stock of the Corporation from loss or depreciation.

     13.9 Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation or its Subsidiaries; provided, however, the Corporation or a Subsidiary may recover any and all damages, fees, expenses, and costs arising out of any actions taken by the Corporation to enforce its right to purchase Stock under this Plan.

     13.10 Corporation Records. Records of the Corporation or its Subsidiaries regarding the Holder's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

     13.11 Information. The Corporation and its Subsidiaries shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

     13.12 No Liability of Corporation. The Corporation assumes no obligation or responsibility to the Holder or his legal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Committee.

     13.13 Corporation Action. Any action required of the Corporation shall be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.

     13.14 Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Individuals who are subject to
Section 16(b) of the Exchange Act) or Section 422 of the Code (with respect to Incentive Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 or Section 422 of the Code unless the Committee has determined that the Plan should not comply with such requirements. With respect to Incentive Options, if this Plan does not contain any provision required to be included herein under
Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

     13.15 Notices. Whenever any notice is required or permitted hereunder other than any Exercise Notice or notice to exercise an SAR, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Corporation or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance herewith, the Corporation and each Holder shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates. Any Exercise Notice or notice to exercise and SAR shall be valid only when it is in fact received by the Corporation or the Person it designates in accordance with procedures that the Committee may adopt from time to time.

     13.16 Waiver of Notice. Any person entitled to notice hereunder may waive such notice.

     13.17 Successors. The Plan shall be binding upon the Holder, his legal representatives, heirs, legatees, and distributees, upon the Corporation, its successors, and assigns, and upon the Committee, and its successors.

     13.18 Headings. The titles and headings of Sections and Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     13.19 Governing Law. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent Delaware corporate law conflicts with the contract law of such state, in which event Delaware corporate law shall govern. The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

     13.20 Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

     IN WITNESS WHEREOF, Pioneer Natural Resources Company, acting by and through its officer hereunto duly authorized, has executed this Pioneer Natural Resources Company Long-Term Incentive Plan this day of , 1997.

                                            PIONEER NATURAL RESOURCES
                                            COMPANY
                                            By:    /s/ SCOTT D. SHEFFIELD
                                              ----------------------------------
                                              Scott D. Sheffield
                                              President and Chief Executive
                                                Officer

                                EXHIBIT A TO THE
                       PIONEER NATURAL RESOURCES COMPANY
                            LONG-TERM INCENTIVE PLAN

                                    FORM OF
                       PIONEER NATURAL RESOURCES COMPANY
                        RESTRICTED STOCK AWARD AGREEMENT
                           FOR NON-EMPLOYEE DIRECTORS

                                                                            , 19

Dear

     1. Restricted Stock Award. Pioneer Natural Resources Company, a Delaware corporation (the "CORPORATION"), hereby grants to you an aggregate of shares of Common Stock, par value $.01 per share, of the Corporation (the "RESTRICTED SHARES") pursuant to Section 5 of the Pioneer Natural Resources Company Long-Term Incentive Plan, a copy of which is attached hereto and made a part hereof for all purposes (the "PLAN"). This award is subject to your acceptance of and agreement to all of the terms, conditions and restrictions described in the Plan that are applicable to Awards under Section 5 and to your acceptance of and agreement to the further terms, conditions and restrictions described in this Restricted Stock Award Agreement (the "AGREEMENT"). To the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, it is hereby acknowledged and agreed that those terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. Terms that have their initial letters capitalized but that are not otherwise defined in this Agreement shall have the meanings given them in the Plan in effect as of the date of this Agreement.

     2. Escrow of Restricted Shares. The Corporation shall issue in your name a certificate or certificates for the Restricted Shares and retain that certificate or those certificates during the restriction period. You shall execute stock powers in blank for those certificates and deliver those stock powers to the Corporation. You hereby agree that the Corporation shall hold the Restricted Shares and the related stock powers pursuant to the terms of this Agreement until such time as the Restricted Shares are either delivered to you or canceled pursuant to Section 4 of this Agreement.

     3. Ownership of Restricted Shares. You are entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote those shares and to receive dividends thereon if, as, and when declared by the Board of Directors of the Corporation, subject, however, to the terms, conditions and restrictions described in the Plan and in this Agreement.

     4. Restrictions. Until the restrictions set forth in this Section 4 shall lapse pursuant to Section 5, the Restricted Shares that are still subject to such restrictions:

          (a) shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and

          (b) shall be returned to the Corporation, and all of your rights to those Restricted Shares shall terminate without any payment of consideration by the Corporation, if your continuous service as a director of the Corporation shall terminate for any reason, except as provided in
     Section 5(a) or (b). If your interest in any Restricted Shares shall terminate pursuant to this Section 4(b), those Restricted Shares shall be cancelled; provided, however, that the portion, if any, of any and all of the Restricted Shares held by you for which restrictions have lapsed as of the date of the termination shall survive the termination.

          5. Lapse of Restrictions. Except as set forth in the following paragraphs of this Section 5, the restrictions set forth in Section 4 shall lapse with respect to the Restricted Shares in cumulative increments of the total shares of Stock subject to the Award, with restrictions relating to
     one-third of the shares lapsing on             , 199 , another one-third
     lapsing on                , 199 , and the last one-third lapsing on
                 , 199 , so long as you have remained a director of the Corporation continuously after the Date of Grant through each applicable lapse date. The Date of Grant of this Restricted Stock Award is the date first set forth above.

     (a) Any provision of Section 4 to the contrary notwithstanding, if, having been in the continuous service as a director of the Corporation since the Date of Grant of this Restricted Stock Award, you shall while in that status die or terminate that status by reason of Disability (hereafter defined), then the restrictions set forth in Section 4 shall lapse on the date of that event.

     (b) Notwithstanding any provision of Section 5 or any other provision hereunder to the contrary, all of the restrictions set forth in Section 4 shall lapse with respect to all Restricted Shares upon and simultaneously with any Change in Control of the Corporation.

     (c) As used in this Section 5, Disability means a physical or mental impairment of sufficient severity such that, in the opinion of a physician selected by the Corporation, you are unable to continue to serve as a director of the Corporation and that in fact results in the cessation of your service.

     6. Code Section 83(b) Election. You agree as an express condition to the grant of this Restricted Stock Award that you will make an election under
Section 83(b) of the Internal Revenue Service Code of 1986, as amended, to include an amount in income in respect of the Restricted Shares.

     7. Cash Payment. Upon your making the Section 83(b) election described in
Section 6, the Corporation shall pay you in cash, on or before the date such tax payments are due and payable to the taxing authority, an amount that is sufficient to pay all federal, state, and local income taxes imposed with respect to the Restricted Shares and to this cash payment, which amount shall be conclusively determined by the Corporation's independent certified public accountants based on the estimated federal, state, and local income taxes that you will incur by reason of the Restricted Shares and this cash payment to be made under this Section 7. You agree to provide the Corporation and its independent accountants all information that they may request to calculate such payments.

     8. Agreement Respecting Taxes. You agree that:

     (a) You will pay to the Corporation, or make arrangements satisfactory to the Corporation regarding payment of, any federal, state or local taxes of any kind required by law to be withheld by the Corporation with respect to the Restricted Shares; provided, however, that you shall not be entitled or permitted to satisfy this obligation by the Corporation's withholding of Stock that is subject to this Agreement or by your transfer of other shares of Stock to the Corporation; and

     (b) the Corporation shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to you, including, but not limited to, those to be made pursuant to Section 7 hereof, any federal, state or local taxes of any kind required by law to be withheld with respect to those Restricted Shares.

     9. Adjustment of Shares. The number of shares of Restricted Stock subject to this Agreement shall be adjusted as provided in Paragraph 10.1 of the Plan.

     10. Agreement Respecting Securities Act of 1933. You hereby represent and agree that you will not sell Restricted Shares except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under the Securities Act.

     11. Restrictive Legend. You hereby acknowledge that the certificate or certificates for the Restricted Shares bear a legend noted conspicuously thereon referring to the terms, conditions and restrictions described in the Plan and in this Agreement. Any attempt to dispose of any Restricted Shares in contravention of the terms, conditions and restrictions described in the Plan or in this Agreement shall be ineffective.

     If you accept this Restricted Stock Award and agree to the foregoing terms and conditions, please so confirm by signing and returning the duplicate copy of this Agreement enclosed for that purpose.

                                            Very truly yours,
                                            PIONEER NATURAL RESOURCES COMPANY

                                            By:
                                            ------------------------------------
                                                Name:
                                                 -------------------------------
                                                Title:
                                                 -------------------------------

------------------------------
[Date]
ATTEST:

------------------------------

     The foregoing Award is accepted by me in
(city),                               (state), as of the      day of
               19     , and I hereby agree to the terms, conditions and
restrictions set forth above and in the Plan.

------------------------------------------------------
Witness

------------------------------------------------------
[Date]

                                                                   APPENDIX VIII

                                                                   DRAFT 4/25/97

                       PIONEER NATURAL RESOURCES COMPANY

                          EMPLOYEE STOCK PURCHASE PLAN

     1. PURPOSE. The purpose of the Pioneer Natural Resources Company Employee Stock Purchase Plan (the "Plan") is to provide eligible employees with an incentive to advance the interests of Pioneer Natural Resources Company (the "Company") by affording an opportunity to purchase stock of the Company at a favorable price.

     2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee (the "Committee") of, and appointed by, the Board of Directors of the Company (the "Board"). Subject to the provisions of the Plan, the Committee shall interpret and construe the Plan and all options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan, including the determination of eligibility to participate in the Plan and the amount of a participant's option under the Plan, and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall, in its sole discretion exercised in good faith, make such decisions or determinations and take such actions as it deems appropriate, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan.

     3. PARTICIPATING COMPANIES. Each present and future parent or subsidiary corporation of the Company (within the meaning of Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code")) that is eligible by law to participate in the Plan shall be a "Participating Company" during the period that such corporation is such a parent or subsidiary corporation; provided, however, that the Committee may at any time and from time to time, in its sole discretion, terminate a Participating Company's Plan participation. Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Transfer of employment among the Company and Participating Companies (and among any other parent or subsidiary corporation of the Company) shall not be considered a termination of employment hereunder.

     4. ELIGIBILITY. All employees of the Company and the Participating Companies who have been employed by the Company or any Participating Company (including any predecessor company) for at least six (6) months (including any authorized leave of absence meeting the requirements of Treasury Regulation ss. 1.421-7(h)(2)) as of the applicable date of grant (defined below) and who are customarily employed at least 20 hours per week and at least 5 months per year shall be eligible to participate in the Plan; provided, however, that no option shall be granted to an employee if such employee, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporation (within the meaning of Sections 423(b)(3) and 424(d) of the Code) ("Eligible Employee").

     5. STOCK SUBJECT TO THE PLAN. Subject to the provisions of paragraph 12 (relating to adjustment upon changes in stock), the aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed 750,000 shares of the authorized $.01 par value common stock of the Company ("Stock"), which shares may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

     6. GRANT OF OPTIONS. (a) General Statement; "Date Of Grant"; "Option Period"; "Date Of Exercise". Upon the effective date of the Plan and continuing while the Plan remains in force, the Company shall offer options under the Plan to all Eligible Employees to purchase shares of Stock. Except as otherwise determined by the Committee, these options shall be granted on January 1, 1998, and, thereafter, on the first day of January of each subsequent year (each of which dates is herein referred to as a "date of grant"). The term of each option granted shall be for a period of nine (9) months ending on September 30 (each such nine (9)-month period is herein referred to as an "option period"), which shall begin on a date of grant. The last day of each option period is herein referred to as a "date of exercise." The number of shares subject to each option shall be the quotient of the sum of the payroll deductions withheld on behalf of each participant in accordance with subparagraph 6(b), the payments made by such participant pursuant to subparagraph 6(f) during the option period and any amount carried forward from the preceding option period pursuant to subparagraph 7(a), divided by the "option price" (defined in subparagraph 7(b)) of the Stock, excluding all fractions; provided, however, that the maximum number of shares that may be subject to any option may not exceed one thousand (1000) (subject to adjustment as provided in paragraph 12).

     (b) Election To Participate; Participate Deduction Authorization. Except as provided in subparagraph 6(f), an Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 6(g), each Eligible Employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee, a written payroll deduction authorization on a form prepared by the Committee whereby he gives notice of his election to participate in the Plan as of the next following date of grant, and whereby he designates an integral percentage or specific amount of his "eligible compensation" (as defined in subparagraph 6(d)) to be deducted from his compensation for each pay period and credited to a book entry account established in his name. The designated percentage or specific amount may not result in a deduction during any payroll period of an amount less than $20.00. The designated percentage or specific amount may not exceed either of the following: (i) 15% of the amount of eligible compensation from which the deduction is made; or (ii) an amount which will result in noncompliance with the $25,000 limitation stated in subparagraph 6(e).

     (c) Changes In Payroll Authorization. Except as provided in subparagraph 8(a), the payroll deduction authorization referred to in subparagraph 6(b) may not be changed during the option period.

     (d) "Eligible Compensation" Defined. The term "eligible compensation" means the gross (before taxes are withheld) total of all wages, salaries, commissions, and bonuses received during the option period, except that such term shall include elective contributions made on an employee's behalf by the Company or a Participating Company that are not includable in income under Section 125 or
Section 402(e)(3) of the Code. Notwithstanding the foregoing, "eligible compensation" shall not include (i) employer contributions to or payments from any deferred compensation program, whether such program is qualified under
Section 401(a) of the Code (other than amounts considered as employer contributions under Section 402(e)(3) of the Code) or nonqualified, (ii) amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of Section 422 of the Code, (iii) amounts realized at the time property described in Section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture, (iv) amounts realized as a result of an election described in Section 83(b) of the Code, and (v) any amount realized as a result of a disqualifying disposition within the meaning of Section 421(a) of the Code.

     (e) $25,000 Limitation. No Eligible Employee shall be granted an option under the Plan to the extent such grant would permit his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations (as such terms are defined in Section 424(e) and (f) of the Code) to accrue at a rate which exceeds $25,000 of Fair Market Value of Stock (determined at the time the option is granted) for each calendar year in which any such option granted to such employee is outstanding at any time (within the meaning of Section 423(b)(8) of the Code).

     (f) Leaves of Absence. During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation ss. 1.421-7(h)(2), a participant's elected payroll deductions shall continue. If a participant takes an unpaid leave of absence that is approved by the Company or a Participating Company and meets the requirements of Treasury Regulation ss. 1.421-7(h)(2), then such participant may continue participation in the Plan by cash payments to the Company on his normal pay days equal to the reduction in his payroll deductions caused by his leave. If a participant on such leave fails to make such payments, or if a participant takes a leave of absence that is not described in the preceding provisions of this subparagraph 6(f), then the Committee shall determine whether the participant shall be considered to have withdrawn from the Plan pursuant to the provisions of paragraph 8 hereof or whether the participant's payroll deductions shall remain subject to the Plan and used to exercise options on the next following date of exercise.

     (g) Continuing Election. A participant (i) who has elected to participate in the Plan pursuant to subparagraph 6(b) as of a date of grant and (ii) who takes no action to change or revoke such election as of the next following date of grant and/or as of any subsequent date of grant prior to any such respective date of grant, shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent date(s) of grant as was in effect for the date of grant for which he made such election to participate. A participant who wants to discontinue participation in the Plan for a subsequent option period shall deliver to the Company a notice of withdrawal, on a form prepared by the Committee, at least thirty (30) days prior to the beginning of the option period.

     7. EXERCISE OF OPTIONS. (a) General Statement. Each Eligible Employee who is a participant in the Plan, automatically and without any act on his part, shall be deemed to have exercised his option on each date of exercise to the extent that the cash balance then in his account under the Plan is sufficient to purchase at the "option price" (as defined in subparagraph 7(b)) whole shares of Stock. Any balance remaining in his account after payment of the purchase price of those whole shares shall be carried forward and used toward the purchase of whole shares in the next following option period.

     (b) "Option Price" Defined. The option price per share of Stock to be paid by each optionee on each exercise of his option shall be an amount equal to the lesser of 85% of the Fair Market Value of the Stock on the date of exercise or on the date of grant. For all purposes under the Plan, the "Fair Market Value" of a share of Stock means, for a particular day:

          (i) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or

          (ii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc ("NASDAQ") National Market System at the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

          (iii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in subparagraph (ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or

          (iv) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) at the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

          (v) If shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in subparagraph (i) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) at the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (i), (ii) or (iii).

     (c) Delivery of Share Certificates. As soon as practicable after each date of exercise, the Company shall arrange for the delivery to each participant, as appropriate, of a certificate representing the number of whole shares of Stock purchased upon exercise of the option. In the event the Company is required to obtain from any commission or agency authority to issue any such certificate, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any participant in the Plan except to return to him the amount of the balance in his account. The Company may cause the Stock certificates issued in connection with the exercise of options under the Plan to bear such legend or legends, and the Company may take such other actions, as it deems appropriate in order to reflect the provisions of this subparagraph 7(c) and to assure compliance with applicable securities laws. Neither the Company nor the Committee shall have any liability with respect to a delay in the delivery of a Stock certificate pursuant to this subparagraph 7(c).

     8. WITHDRAWAL FROM THE PLAN. (a) General Statement. Any participant may withdraw in whole from the Plan at any time prior to 30 days before the exercise date relating to a particular option period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal on a form prepared by the Committee. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the participant the amount of the cash balance in his account under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate.

     (b) Eligibility Following Withdrawal. A participant who withdraws from the Plan shall not be eligible to participate in the Plan during the then current option period (if any), but shall be eligible to participate again in the Plan in a subsequent option period (provided that he is otherwise eligible to participate in the Plan at such time).

     9. TERMINATION OF EMPLOYMENT. If the employment of a participant terminates for any reason whatsoever, his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment. The Company shall refund to him the amount of the cash balance in his account under the Plan, and thereupon his interest in unexercised options under the Plan shall terminate.

     10. RESTRICTION UPON ASSIGNMENT OF OPTION. An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option, and any such attempt may be treated by the Company as an election to withdraw from the Plan.

     11. NO RIGHTS OF STOCKHOLDER UNTIL CERTIFICATE ISSUES. With respect to shares of Stock subject to an option, an participant shall not be deemed to be a stockholder, and he shall not have any of the rights or privileges of a stockholder. A participant shall have the rights and privileges of a stockholder upon, but not until, a certificate for shares has been issued on his behalf following exercise of his option.

     12. (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the number or kind of outstanding shares of Stock subject to options hereunder effected without receipt of consideration therefor by the Company, by reason of a stock dividend, stock split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, an appropriate and proportionate adjustment shall be made in the number or kind of shares as to which options are or may be granted hereunder. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment, however, in the outstanding options shall be made without change in the total price applicable to the unexercised potion of the option but with a corresponding adjustment, if appropriate, in the price for each share of Stock covered by the option. In the event of a dispute concerning such adjustment, the decision of the Committee shall be conclusive. The number of shares subject to any option granted hereunder shall be automatically reduced by any fraction included therein which results from any adjustment made pursuant to this Section 12(a).

     (b) TRANSFER OF CONTROL. Further, in the event of a sale of all or substantially all of the assets of the Company; a merger or consolidation (other than a merger effecting a reincorporation of the Company in another state or any other merger or a consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) in which the Company is not the surviving corporation; or any other transaction or series of transactions resulting in a person or entity becoming the owner of 50% or more of the total combined voting power of all classes of stock of the Company, then the Committee shall, at its option, either (i) substitute for the shares subject to the unexercised portions of such outstanding options an appropriate number of shares of each class of stock or other securities of the reorganized or merged or consolidated corporation which were distributed to the stockholders of the Company with respect to such shares (or, as appropriate, in the case of an acquisition of the Company by another corporation, substitute the shares of the acquiring corporation for the shares of the Company), or (ii) cancel all such options as of the effective date of any such transaction by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the exercise of all such outstanding options, without regard to any other provisions of the Plan, during the 30-day period immediately preceding such effective date, or (iii) allow the options granted under the Plan to remain outstanding without any modifications or amendments.

     (c) CHANGE OF CONTROL. The occurrence of any of the following events:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or
     (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control; (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses
     (A), (B) and (C) of paragraph (iii) below; or

          (ii) Individuals who, as of the date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

          (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination,
     (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     13. USE OF FUNDS; NO INTEREST PAID. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any participant or credited to his account under the Plan.

     14. TERM OF THE PLAN. The Plan shall be effective as of January 1, 1998, provided the Plan is approved by the stockholders of the Company within 12 months of the date of adoption by the Board. Notwithstanding any provision in the Plan, no option granted under the Plan shall be exercisable prior to such stockholder approval, and, if the stockholders of the Company do not approve the Plan within 12 months after its adoption by the Board, then the Plan shall automatically terminate. If not sooner terminated under the provisions of paragraph 15, the Plan shall terminate upon and no further options shall be granted after December 31, 2007.

     15. AMENDMENT OR TERMINATION THE PLAN. The Board in its discretion may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any option theretofore granted may be made which would impair the rights of the participant without the consent of such participant; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan (other than as a result of the anti-dilution provisions of the Plan), change the class of individuals eligible to receive options under the Plan, extend the term of the Plan, cause options issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code, or otherwise modify the requirements as to eligibility for participation in the Plan without the approval of the stockholders of the Company.

     16. SECURITIES LAWS. The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the shares covered by such option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Company's policy or policies, if any, concerning compliance with securities laws and regulations, as the same may be amended from time to time.

     17. NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

     EXECUTED this           day of             , 1997.

                                            Pioneer Natural Resources Company

                                            By:

                                              Name:

                                              Title:

======================================================

    No person has been authorized to give any information or to make any representation other than those contained in this Joint Proxy Statement/Prospectus in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized. This Joint Proxy Statement/ Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation of an offer or proxy solicitation. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities offered hereby shall under any circumstances create an implication that there has been no change in the affairs of Mesa or Parker & Parsley since the date hereof or that the information set forth or incorporated by reference herein is correct as of any time subsequent to its date.
                             ---------------------
                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Summary.........................................     3
Risk Factors and Certain Considerations.........    20
The Mergers.....................................    24
  General.......................................    24
  The Reincorporation Merger....................    24
  Parker & Parsley Merger.......................    25
  Parker & Parsley Subsidiary Mergers...........    25
  Fractional Shares.............................    25
  Election Procedure for Mesa Preferred Stock...    26
  Background....................................    27
  Recommendation of Mesa Board; Mesa's Reasons
    for the Mergers.............................    33
  Recommendation of Parker & Parsley Board;
    Parker & Parsley's Reasons for the
    Mergers.....................................    35
  Fairness Opinions.............................    38
  Certain Federal Income Tax Consequences.......    52
  Accounting Treatment..........................    54
  Exchange or Conversion of Parker & Parsley
    MIPS........................................    54
  Interests of Certain Persons in the Mergers...    54
  NYSE Listing of Pioneer Common Stock and
    Pioneer Preferred Stock.....................    59
  Resales of Pioneer Common Stock and Pioneer
    Preferred Stock.............................    59
  Information Agent.............................    60
  Governmental and Regulatory Approvals.........    61
Unaudited Pro Forma Combined Condensed Financial
  Statements....................................    62
Pioneer.........................................    73
Mesa............................................    80
Parker & Parsley................................   101
Ownership of Mesa, Parker & Parsley and Pioneer
  Common Stock..................................   124
The Special Meetings............................   128
Certain Terms of the Merger Agreement...........   132
Agreements by Mesa Stockholders.................   143
Comparison of Stockholders' Rights..............   143
Description of Pioneer Capital Stock............   150
Description of Mesa 1996 Incentive Plan.........   155
Description of Pioneer Long-Term Incentive
  Plan..........................................   160
Description of Pioneer Employee Stock Purchase
  Plan..........................................   166
Legal Matters...................................   168
Experts.........................................   168
Available Information...........................   169
Incorporation of Certain Documents by
  Reference.....................................   170
Stockholder Proposals...........................   170
Glossary of Selected Oil and Gas Terms..........   171

Appendix I    -- Merger Agreement
Appendix II   -- Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
                 (Conversion Numbers)
Appendix III  -- Merrill Lynch Common Stock Opinion of Merrill Lynch, Pierce,
                 Fenner & Smith Incorporated (Mesa Common Consideration) Appendix IV -- Opinion of Morgan Stanley & Co. Incorporated
Appendix V   -- Opinion of Goldman Sachs & Co.
Appendix VI  -- Mesa 1996 Incentive Plan
Appendix VII  -- Pioneer Long-Term Incentive Plan
Appendix VIII -- Pioneer Employee Stock Purchase Plan

======================================================

======================================================
                           PIONEER NATURAL RESOURCES
                                    COMPANY

                                  (MESA LOGO)

                            (PARKER & PARSLEY LOGO)
                             JOINT PROXY STATEMENT
                                 AND PROSPECTUS
                                            , 1997

======================================================

                                    PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the DGCL, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the suit or proceeding if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized against expenses (including attorneys fees) actually and reasonably incurred in defense or settlement of any pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) the person shall not have been adjudged liable to the corporation. The indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. Pioneer will maintain policies insuring the officers and directors of Pioneer and its subsidiaries against certain liabilities for actions taken in their capacities, including liabilities under the Securities Act.

     Article Thirteen of Pioneer's Charter provides as follows:

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the directors duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (4) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Thirteenth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Thirteenth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the General Corporation Law of the State of Delaware. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Thirteenth.

     Article Twelve of Pioneer's Charter provides as follows:

          The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (1) is or was a director or officer of the Corporation or (2) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Twelfth is in effect. Any repeal or amendment of this Article Twelfth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Twelfth. Such right shall include the right to be paid by the Corporation expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof or disinterested directors, independent legal counsel, or stockholders) to have made a determination that indemnification of, or advancement of expenses to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof or disinterested directors, independent legal counsel or stockholders) that such indemnification or advancement of expenses is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement of expenses is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.

          The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

          As used herein, the term "proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

INDEMNIFICATION AGREEMENTS

     Pioneer will enter into indemnification agreements with each of its directors and officers. These agreements will require Pioneer to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law and to advance expenses in connection with certain claims against directors and officers. Each indemnification agreement will also provide that, upon a potential change in control of Pioneer and if the indemnified director or officer so requests, Pioneer will create a trust for the benefit of the indemnified director or officer in an amount sufficient to satisfy payment of all liabilities and suits against which Pioneer has indemnified the director or officer.

     Furthermore, under the terms of the Indemnification Agreements, Pioneer will agree to pay all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding, whether brought by or in the right of Pioneer or otherwise, in advance of any determination with respect to entitlement to indemnification and within 15 days after the receipt by Pioneer of a written request from such Indemnitee for such payment. In the Indemnification Agreements, each Indemnitee will agree that he or she will reimburse and repay Pioneer for any expenses so advanced to the extent that it shall ultimately be determined that he or she is not entitled to be indemnified by Pioneer against such expenses.

     The Indemnification Agreements will also include provisions that specify the procedures and presumptions which are to be employed to determine whether an Indemnitee is entitled to indemnification thereunder. In some cases, the nature of the procedures specified in the Indemnification Agreements varies depending on whether there has occurred a "Change in Control" or a "Potential Change in Control" (each as defined in the Indemnification Agreements) of Pioneer.

     The Company intends to maintain in effect director's and officers' liability insurance policies providing customary coverage for its directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers of the Company.

     The above discussion of Pioneer's Charter and Bylaws and of Section 145 of the DGCL is not intended to be exhaustive and is respectively qualified in its entirety by the Pioneer Charter and Bylaws and such statute.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are filed herewith unless otherwise indicated:

        EXHIBIT
         NUMBER                            DESCRIPTION OF DOCUMENT
        -------                            -----------------------
          2              -- Agreement and Plan of Merger, dated as of April 6, 1997, by and among Mesa, MOC, MXP Reincorporation Corp. and
                            Parker & Parsley (included in the Joint Proxy
                            Statement/Prospectus as Appendix I).
          3.1            -- Certificate of Incorporation of Pioneer Natural Resources
                            Company (formerly MXP Reincorporation Corp.), dated April
                            2, 1997.
          3.2            -- Certificate of Amendment to the Certificate of
                            Incorporation of Pioneer Natural Resources Company
                            (formerly MXP Reincorporation Corp.), dated April 14,
                            1997.
         *3.3            -- Form of Amended and Restated Certificate of Incorporation
                            of Pioneer Natural Resources Company to be filed in
                            connection with the Mergers described in the Joint Proxy
                            Statement/Prospectus included in the Registration
                            Statement.
          3.4            -- Bylaws of Pioneer Natural Resources Company as adopted
                            April 23, 1997.
         *3.5            -- Form of Bylaws of Pioneer Natural Resources Company to be
                            adopted in connection with the Mergers described in the
                            Joint Proxy Statement/Prospectus included in the
                            Registration Statement.
         *4.1            -- Specimen Stock Certificate for the Common Stock, par
                            value $.01 per share, of Pioneer Natural Resources
                            Company.
         *4.2            -- Statement of Resolutions Establishing the Series A 8%
                            Cumulative Convertible Preferred Stock of Pioneer Natural
                            Resources Company.
         *4.3            -- Specimen Stock Certificate for the Series A 8% Cumulative
                            Convertible Preferred Stock, par value $.01 per share, of
                            Pioneer Natural Resources Company.
         *4.4            -- Statement of Resolutions Establishing the Series B
                            Convertible Preferred Stock of Pioneer Natural Resources
                            Company.
         *4.5            -- Specimen Stock Certificate for the Series B Convertible
                            Preferred Stock of Pioneer Natural Resources Company.

        EXHIBIT
         NUMBER                            DESCRIPTION OF DOCUMENT
        -------                            -----------------------
          4.6            -- Form of Amended and Restated Certificate of Incorporation
                            of Pioneer Natural Resources Company (included as Exhibit
                            3.3).
          4.7            -- Indenture dated July 2, 1996, among MOC, as Issuer, Mesa, as a Guarantor, and Harris Trust and Savings Bank as
                            Trustee relating to the 11 5/8% Senior Subordinated
                            Discount Notes Due 2006 (incorporated by reference to
                            Exhibit 4.17 of Mesa's Form 10-Q dated August 13, 1996).
          4.8            -- Indenture dated July 2, 1996, among MOC, as Issuer, Mesa, as a Guarantor, and Harris Trust and Savings Bank as
                            Trustee relating to 10 5/8% Senior Subordinated Notes Due
                            2006 (incorporated by reference to Exhibit 4.18 Mesa's
                            Form 10-Q dated August 13, 1996).
          4.9            -- Indentures relating to $50,000,000 principal amount of
                            8 1/2% Convertible Subordinated Debentures due 2005 of
                            Dorchester Master Limited Partnership ($3,762,000 million
                            principal amount of which were outstanding and held by
                            nonaffiliates at December 31, 1996) and $100,000,000
                            principal amount of 9 1/2% Senior Notes due 2000 of
                            Bridge Oil (U.S.A.) Inc. ($2,063,000 principal amount of
                            which were outstanding at December 31, 1996) have been
                            omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation
                            S-K. Parker & Parsley hereby agrees to furnish a copy of
                            such indenture to the Securities and Exchange Commission
                            upon request. (incorporated by reference to Parker &
                            Parsley's Form 10-K dated December 31, 1996).
          4.10           -- Indenture (the "Indenture") relating to $150,000,000
                            principal amount of 8 7/8% Senior Notes Due 2005 of the
                            Company and to $150,000,000 principal amount of 8 1/4%
                            Senior Notes Due 2007 of Parker & Parsley (incorporated
                            by reference to Exhibit 4.1 to Parker & Parsley's Current
                            Report of Form 8-K dated April 12, 1995, Commission File
                            No. 1-10695).
          4.11           -- Form of 8 7/8% Senior Notes Due 2005 dated as of April
                            12, 1995, in the aggregate principal amount of
                            $150,000,000, together with Officers' Certificate dated
                            April 12, 1995, establishing the terms of the 8 7/8%
                            Senior Notes Due 2005 of Parker & Parsley pursuant to the
                            Indenture (incorporated by reference to Exhibit 4.2 to
                            Parker & Parsley's Quarterly Report on Form 10-Q for the
                            period ended June 30, 1995, Commission File No. 1-10695).
          4.12           -- Form of 8 1/4% Senior Notes Due 2007 dated as of August
                            22, 1995, in the aggregate principal amount of
                            $150,000,000, together with Officers' Certificate dated
                            August 22, 1995, establishing the terms of the 8 1/4%
                            Senior Notes Due 2007 of Parker & Parsley pursuant to the
                            Indenture (incorporated by reference to Exhibit 1.2 to
                            Parker & Parsley's Current Report on Form 8-K dated
                            August 17, 1995, Commission File No. 1-10695).
         *5.1            -- Opinion of Baker & Botts, L.L.P. regarding legality of
                            securities being requested.
         *8.1            -- Tax Opinion of Baker & Botts, L.L.P. regarding certain
                            Federal income tax matters.
         *8.2            -- Tax Opinion of Vinson & Elkins, L.L.P. regarding certain
                            Federal income tax matters.
          9.1            -- Shareholder Agreement, dated as of April 6, 1997, between
                            Mesa, Boone Pickens and Parker & Parsley. (incorporated
                            by reference to Exhibit 2.4 of Mesa's Form 8-K filed
                            April 8, 1997).
          9.2            -- Shareholders Agreement, dated as of April 6, 1997,
                            between DNR and Mesa (incorporated by reference to
                            Exhibit 2.2 of Mesa's Form 8-K filed April 8, 1997).

             10.1            -- Contract dated January 3, 1928, between Colorado Interstate Gas Company and Amarillo
                                Oil Company (the "B" Contract) (incorporated by reference to Exhibit 10.1 to Pioneer
                                Corporation's Form 10-K dated December 31, 1985).
             10.2            -- Amendments to the "B" Contract (incorporated by reference to Exhibit 10.2 to Pioneer
                                Corporation's Form 10-K dated December 31, 1985.
             10.3            -- Gathering Charge Agreement dated January 20, 1984, as amended, with respect to the "B"
                                Contract (incorporated by reference to Exhibit 10.3 to Pioneer Corporation's Form 10-K dated December 31, 1985).
             10.4            -- Agreement of Compromise and Settlement dated May 29, 1987, between the Partnership and
                                Colorado Interstate Gas Company (Confidential Treatment Requested) (incorporated by reference to Exhibit 10(s) to Mesa Limited Partnership's Form 10-K dated December 31,
                                1987).
             10.5            -- Agreement of Sale between Pioneer Corporation and Cabot Corporation dated August 29,
                                1984 (incorporated by reference to Exhibit 10.5 to Pioneer Corporation's Form 10-K dated December 31, 1985).
             10.6            -- Settlement Agreement dated March 15, 1989, by and among MESA Operating Limited
                                Partnership and MESA Limited Partnership, et al, Energas Company and the City of
                                Amarillo (incorporated by reference to Exhibit 10(k) to Mesa Limited Partnership's form
                                10-K dated December 31, 1990).
             10.7            -- Gas Purchase Agreement dated December 1, 1989, between Williams Natural Gas Company and
                                Mesa Operating Limited Partnership acting on behalf of itself and as agent for Mesa
                                Midcontinent Limited Partnership (incorporated by reference to Exhibit 10.1 to
                                Registration Statement of Mesa Limited Partnership on Form S-3, Registration No.
                                33-32978).
             10.8            -- "B" Contract Production Allocation Agreement dated July 29, 1991 and effective as of
                                January 1, 1991, between Colorado Interstate Gas Company and Mesa Operating Limited
                                Partnership (incorporated by reference to Exhibit 10(r) to Mesa's Form 10-K dated
                                December 31, 1991).
             10.9            -- Amendment to "B" Contract Production Allocation Agreement effective as of January 1,
                                1993, between Colorado Interstate Gas Company and Mesa Operating Limited Partnership
                                (incorporated by reference to Exhibit 10.24 to Mesa's Registration Statement on Form
                                S-1, Registration No. 033-51909).
             10.10           -- Amended Supplemental Stipulation and Agreement between Colorado Interstate Gas Company and Mesa Operating Limited Partnership dated June 19, 1991 (incorporated by reference to Exhibit 10(w) to Mesa Limited Partnership's Registration Statement on Form S-4,
                                Registration No. 33-42102).
             10.11           -- Amended Peak Day Gas Purchase Agreement dated effective June 19, 1991, between Colorado
                                Interstate Gas Company and Mesa Operating Limited Partnership (incorporated by reference to Exhibit 10(t) to Mesa's Form 10-K dated December 31, 1991).
             10.12           -- Omnibus Amendment to Collateral Instruments to Supplemental Stipulation and Agreement
                                dated June 19, 1991, between Colorado Interstate Gas Company and Mesa Operating Limited
                                Partnership (incorporated by reference to Exhibit 10(u) to Mesa's Form 10-K dated
                                December 31, 1991).
             10.13           -- Amarillo Supply Agreement between Mesa Operating Limited Partnership, Seller, and
                                Energas Company, a division of Atmos Energy Corporation, Buyer, dated effective January
                                2, 1993 (incorporated by reference to Exhibit 10.14 to Mesa's Form 10-K dated December
                                31, 1995).

        EXHIBIT
         NUMBER                            DESCRIPTION OF DOCUMENT
        -------                            -----------------------
         10.14           -- Gas Gathering Agreement-Interruptible between Colorado
                            Interstate Gas Company, Transporter, and Mesa Operating
                            Limited Partnership, Shipper, dated effective October 1,
                            1993, as amended by agreements dated January 1, 1994,
                            January 5, 1994, and June 1, 1994 (incorporated by
                            reference to Exhibit 10.15 to Mesa's Form 10-K dated
                            December 31, 1995).
         10.15           -- Gas Supply Agreement dated May 11, 1994, between Mesa
                            Operating Co., as successor to Mesa Operating Limited
                            Partnership, acting on behalf of itself and as agent for
                            Hugoton Capital Limited Partnership, and Williams Gas
                            Marketing Company, and Gas Supply Guarantee dated May 11,
                            1994 (incorporated by reference to Exhibit 10.16 to
                            Mesa's Form 10-K dated December 31, 1995).
         10.16           -- Gas Transportation Agreement dated June 14, 1994, between
                            Western Resources, Inc. and Mesa Operating Co., acting on
                            behalf of itself and as agent for Hugoton Capital Limited
                            Partnership (incorporated by reference to Exhibit 10.24
                            to Mesa's Form 10-K dated December 31, 1994).
         10.17           -- Incentive Bonus Plan of Mesa Operating Limited
                            Partnership, as amended, dated effective January 1, 1986
                            (incorporated by reference to Exhibit 10(s) to Mesa
                            Limited Partnership's Form 10-K dated December 31, 1990).
         10.18           -- Performance Bonus Plan of Mesa Operating Limited
                            Partnership dated effective January 1, 1990 (incorporated
                            by reference to Exhibit 10(t) to Mesa Limited
                            Partnership's Form 10-K dated December 31, 1990).
         10.19           -- 1991 Stock Option Plan of MESA (incorporated by reference to Exhibit 10(v) to Mesa's Form 10-K dated December 31,
                            1991).
         10.20           -- Interruptible Gas Transportation and Sales Agreement
                            dated January 1, 1991, between Mesa Operating Limited
                            Partnership and Energas Company and Amendment dated
                            January 1, 1995 (incorporated by reference to Exhibit
                            10.22 to Mesa's Form 10-K dated December 31, 1995).
         10.21           -- "B" Contract Operating Agreement dated January 1, 1988, between Mesa Operating Limited Partnership and Colorado
                            Interstate Gas Company (incorporated by reference to
                            Exhibit 10.23 to Mesa's Form 10-K dated December 31,
                            1995).
         10.22           -- "B" Contract Agreement of Compromise and Settlement dated
                            May 29, 1987, between Mesa Operating Limited Partnership
                            and Colorado Interstate Gas Company, and Amendment to
                            Gathering Agreement dated July 15, 1990 (incorporated by
                            reference to Exhibit 10.24 to Mesa's Form 10-K dated
                            December 31, 1995).
         10.23           -- Gas Purchase Agreement dated January 1, 1996, between
                            Mesa Operating Co., as Seller, and KN Marketing L.P., as
                            Buyer, and Amendment dated August 1, 1995 (incorporated
                            by reference to Exhibit 10.25 to Mesa's Form 10-K dated
                            December 31, 1995).
         10.24           -- Change in Control Retention/Severance Plan of Mesa
                            adopted August 22, 1995, and Amendment dated October 20,
                            1995 (incorporated by reference to Exhibit 10.26 to
                            Mesa's Form 10-K dated December 31, 1995).
         10.25           -- Employment Agreement dated as of August 21, 1996, between
                            Mesa and Ira Jon Brumley. (incorporated by reference to
                            Exhibit 10.26 of Mesa's Form 10-K dated December 31,
                            1996).
         10.26           -- Stock Purchase Agreement, dated April 26, 1996, between
                            Mesa and DNR (incorporated by reference to Exhibit No. 10
                            to Mesa's Form 8-K filed on April 29, 1996).

        EXHIBIT
         NUMBER                            DESCRIPTION OF DOCUMENT
        -------                            -----------------------
         10.27           -- 1991 Stock Option Plan of Mesa (incorporated by reference to Mesa's Form 10-K dated December 31, 1991).
         10.28           -- 1996 Incentive Plan of Mesa (included in the Joint Proxy
                            Statement/Prospectus as Appendix VI).
         10.29           -- Mesa Management Severance Plan, dated April 4, 1997,
                            including a Schedule of Participants on Schedule A for
                            the purpose of defining the payment of certain benefits
                            upon the termination of the officer's employment under
                            certain circumstances.
         10.30           -- Form of Indemnification Agreement of Mesa.
         10.31           -- Parker & Parsley Petroleum Company Long-term Incentive
                            Plan dated February 19, 1991 (incorporated by reference
                            to Exhibit 4.1 to Parker & Parsley's Registration
                            Statement on Form S-8, Registration No. 33-38971).
         10.32           -- First Amendment to the Parker & Parsley Petroleum Company
                            Long-term Incentive Plan dated August 23, 1991
                            (incorporated by reference to Exhibit 10.2 to Parker &
                            Parsley's Registration Statement on Form S-1 dated
                            February 28, 1992, Registration No. 33-46082).
         10.33           -- Amended and Restated Indemnification Agreement, dated as of February 15, 1995, between the Company and Scott D.
                            Sheffield, together with a schedule identifying
                            substantially identical agreements between Parker &
                            Parsley and each of Parker & Parsley's other directors
                            and Named Executive Officers and setting forth the
                            material details in which those agreements differ from
                            the Amended and Restated Indemnification Agreement filed
                            (incorporated by reference to Exhibit 10.4 to Parker &
                            Parsley's Annual Report on Form 10-K for the year ended
                            December 31, 1994, Commission File No. 1-10695).
         10.34           -- Agreement of Partnership of P&P Employees 89-B Conv.,
                            L.P. (formerly P&P Employees 89-B GP), dated October 31,
                            1989, among Parker & Parsley, Ltd. and the Investor
                            Partners (as defined therein, which includes individuals
                            who are directors and executive officers of Parker &
                            Parsley), together with a schedule identifying
                            substantially identical documents and setting forth the
                            material details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.50 to Parker & Parsley's Registration Statement on
                            Form S-4 dated December 31, 1990, Registration No.
                            33-38436).
         10.35           -- Amendment to Agreement of Partnership of P&P Employees
                            89-B GP, dated May 31, 1990, among Parker & Parsley Ltd.
                            and the Investor Partners (as defined therein, which
                            includes individuals who are directors and executives
                            officers of Parker & Parsley), together with a schedule
                            identifying substantially identical documents and setting
                            forth the material details in which those documents
                            differ from the foregoing document (incorporated by
                            reference to Exhibit 10.51 to Parker & Parsley's
                            Registration Statement on Form S-4 dated December 31,
                            1990, Registration No. 33-38436).
         10.36           -- Schedule identifying additional documents substantially identical to the Amendment to Agreement of Partnership of
                            P&P Employees 89-B GP included as Exhibit 10.5 and
                            setting forth the material details in which those
                            documents differ from that document (incorporated by
                            reference to Exhibit 10.52 to Parker & Parsley's
                            Registration Statement on Form S-1 dated February 28,
                            1992, Registration No. 33-46082).

        EXHIBIT
         NUMBER                            DESCRIPTION OF DOCUMENT
        -------                            -----------------------
         10.37           -- Agreement of Partnership of P&P Employees 90 Spraberry
                            Private Development GP, dated October 16, 1990, among
                            Parker & Parsley, Ltd., James D. Moring, and the General
                            Partners (as defined therein, which includes individuals
                            who are directors and executive officers of Parker &
                            Parsley), and form of Amendment to Agreement of
                            Partnership of P&P Employees 90 Spraberry Private
                            Development GP, together with a schedule identifying
                            substantially identical documents and setting forth the
                            material details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.52 to Parker & Parsley's Registration Statement on
                            Form S-4 dated December 31, 1990, Registration No.
                            33-38436).
         10.38           -- Amendment to Agreement of Partnership of Parker & Parsley
                            90-A GP, dated February 19, 1991, among Parker & Parsley
                            Development Company and the Investor Partners (as defined
                            therein, which includes individuals who are directors and
                            executive officers of Parker & Parsley), together with a
                            schedule identifying substantially identical documents
                            and setting forth the material details in which those
                            documents differ from the foregoing document
                            (incorporated by reference to Exhibit 10.58 to Parker &
                            Parsley's Registration Statement on Form S-1 dated
                            February 28, 1992, Registration No. 33-46082).
         10.39           -- Agreement of Partnership of P&P Employees 91-A, GP, dated
                            September 30, 1991, among Parker & Parsley Development
                            Company, James D. Moring, and the General Partners (as
                            defined therein, which includes individuals who are
                            directors and executive officers of Parker & Parsley),
                            together with a schedule identifying substantially
                            identical documents and setting forth the material
                            details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.61 to Parker & Parsley's Registration Statement on
                            Form S-1 dated February 28, 1992, Registration No.
                            33-46082).
         10.40           -- Development Drilling Program Agreement of Parker &
                            Parsley 91-A Development Drilling Program, dated
                            September 30, 1991, among Parker & Parsley Development
                            Company, the P&P Employee Participants (as defined
                            therein, which includes individuals who are directors and
                            executive officers of Parker & Parsley), P&P Employees
                            91-A, GP, and Parker & Parsley 91-A, L.P., together with
                            a schedule identifying substantially identical documents
                            and setting forth the material details in which those
                            documents differ from the foregoing document
                            (incorporated by reference to Exhibit 10.63 to Parker &
                            Parsley's Registration Statement on Form S-1 dated
                            February 28, 1992, Registration No. 33-46082).
         10.41           -- Development Drilling Program Agreement dated August 1,
                            1989, among Parker & Parsley Ltd., Parker & Parsley
                            Development Partners L.P., certain key employees of
                            Parker & Parsley, Ltd. (which includes individuals who
                            are directors and executive officers of Parker &
                            Parsley), and related persons, P&P Employees 89-A GP, and
                            Parker & Parsley 89-A GP, and Parker & Parsley 89-A,
                            L.P., together with a schedule identifying substantially
                            identical documents and setting forth the material
                            details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.56 to Parker & Parsley's Registration Statement on
                            Form S-4 dated December 31, 1990, Registration No.
                            33-38436).

        EXHIBIT
         NUMBER                            DESCRIPTION OF DOCUMENT
        -------                            -----------------------
         10.42           -- Amendment to Development Drilling Program Agreement,
                            dated February 19, 1991, amending the Development
                            Drilling Program Agreement included in Exhibit 10.11,
                            together with a schedule identifying substantially
                            identical documents and setting forth the material
                            details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.66 to Parker & Parsley's Registration Statement on
                            Form S-1 dated February 28, 1992, Registration No.
                            33-46082).
         10.43           -- Amendment to Agreement of Partnership of P&P Employees 90
                            Spraberry Private Development GP, dated April 22, 1991,
                            among the Partners (as defined therein, which includes
                            individuals who are directors and executive officers of
                            Parker & Parsley) (incorporated by reference to Exhibit
                            10.67 to Parker & Parsley's Registration Statement on
                            Form S-1 dated February 28, 1992, Registration No.
                            33-46082).
         10.44           -- Agreement of Limited Partnership of Parker & Parsley 1992
                            Direct Investment Program, Ltd., dated as of July 24,
                            1992, amount Parker & Parsley Development company, as
                            managing general partner, and certain key employees of
                            Parker & Parsley (including individuals who are directors
                            and executive officers of Parker & Parsley), as
                            non-managing general partners and limited partners
                            (incorporated by reference to Exhibit 10.57 to Parker &
                            Parsley's Annual report on Form 10-K for the year ended
                            December 31, 1993, Commission File No. 1-10695).
         10.45           -- Agreement of Limited Partnership of Parker & Parsley 1993
                            Direct Investment Program, Ltd., dated as of January 1,
                            1993, among Parker & Parsley Development Company, as
                            managing general partner, and certain key employees of
                            Parker & Parsley (including individuals who are directors
                            and executive officers of Parker & Parsley), as
                            non-managing general partners and limited partners
                            (incorporated by reference to Exhibit 10.49 to Parker &
                            Parsley's Annual Report on Form 10-K for the year ended
                            December 31, 1993, Commission File No. 1-10695).
         10.46           -- Agreement of Limited Partnership of Parker & Parsley 1994
                            Direct Investment Program, Ltd., dated as of January 1,
                            1994, among Parker & Parsley Development Company, as
                            managing general partner, and certain key employees of
                            Parker & Parsley (including individuals who are directors
                            and executive officers of Parker & Parsley), as
                            non-managing general partners and limited partners
                            (incorporated by reference to Exhibit 10.20 to Parker &
                            Parsley's Annual Report on Form 10-K for the year ended
                            December 31, 1994, Commission File No. 1-10695).
         10.47           -- Forms of Stock Acquisition Loan Agreements entered into as of June 15, 1995, between the Company and the officers
                            identified on Schedule I thereto, providing for Parker &
                            Parsley's loans to such officers of the amounts
                            respectively identified on Schedule I thereto, for the
                            purpose of acquiring Parker & Parsley's Common Stock, par
                            value $0.01 per share (incorporated by reference to
                            Exhibit 10.1 to Parker & Parsley's Quarterly Report on
                            Form 10-Q for the period ended June 30, 1995, Commission
                            File No. 1-10695).
         10.48           -- Severance Agreement dated as of January 1, 1996 between
                            Parker & Parsley and Scott D. Sheffield, together with a
                            schedule identifying substantially identical agreements
                            between Parker & Parsley and each of the other Named
                            Executive Officers identified on Schedule I for the
                            purpose of defining the payment of certain benefits upon
                            the termination of the officer's employment under certain
                            circumstances (incorporated by reference to Parker &
                            Parsley's Annual Report on Form 10-K for the year ended
                            December 31, 1995, Commission File No. 1-10695).

             10.49           -- Omnibus Amendment to Nonstatutory Stock Option Agreements, included as part of the
                                Long-term Incentive Plan, dated as of November 16, 1995, between Parker & Parsley and
                                Named Executive Officers identified on Schedule 1 setting forth additional details relating to the Long-term Incentive Plan (incorporated by reference to Parker &
                                Parsley's Annual Report on Form 10-K for the year ended December 31, 1995, Commission
                                File No. 1-10695).
            *10.50           -- Form of Pioneer Severance Agreement
            *10.51           -- Form of Indemnification Agreement of Pioneer Natural Resources Company.
             10.52           -- Pioneer Natural Resources Company 1997 Long-Term Incentive Plan. (included in the Proxy
                                Statement/Prospectus as Appendix VII)
             10.53           -- Pioneer Natural Resources Company 1998 Employee Stock Purchase Plan (included in the
                                Joint Proxy Statement/Prospectus as Appendix VIII)
            *21              -- Subsidiaries of Pioneer Natural Resources Company.
             23.1            -- Consent of Arthur Andersen LLP
             23.2            -- Consent of KPMG Peat Marwick LLP
             23.3            -- Consent of Coopers & Lybrand L.L.P.
             23.4            -- Consent of Baker & Botts, L.L.P. (included in Exhibit 5.1).
             23.5            -- Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.2).
             23.6            -- Consent of Merrill Lynch & Co.
             23.7            -- Consent of Morgan Stanley & Co. Incorporated (included in the Joint Proxy
                                Statement/Prospectus as Appendix IV).
             23.8            -- Consent of Goldman, Sachs & Co.
             24              -- Power of Attorney (included herein on page II-12).
            *99.1            -- Forms of Proxy for Special Meeting of MESA Inc.
            *99.2            -- Forms of Proxy for Special Meeting of Parker & Parsley Petroleum Company.
             99.3            -- Opinions dated April 4, 1997 of Merrill Lynch & Co. (included as Appendices II and III to the Proxy Statement).
             99.4            -- Opinion dated April 4, 1997 of Morgan Stanley & Co., Incorporated (included as Appendix
                                IV to the Proxy Statement).
             99.5            -- Opinion dated April 6, 1997 of Goldman, Sachs & Co. (included as Appendix V to the
                                Proxy Statement).
             99.6            -- Consent of R. Hartwell Gardner as a Person About to Become a Director.
             99.7            -- Consent of John W. Herrington as a Person About to Become a Director.
             99.8            -- Consent of Kenneth A. Hersh as a Person About to Become a Director.
             99.9            -- Consent of James L. Houghton as a Person About to Become a Director.
             99.10           -- Consent of Jerry P. Jones as a Person About to Become a Director.
             99.11           -- Consent of Boone Pickens as a Person About to Become a Director.
             99.12           -- Consent of Richard E. Rainwater as a Person About to Become a Director.
             99.13           -- Consent of Charles E. Ramsey, Jr. as a Person About to Become a Director.
             99.14           -- Consent of Scott D. Sheffield as a Person About to Become a Director.
             99.15           -- Consent of Arthur L. Smith as a Person About to Become a Director.
             99.16           -- Consent of Philip B. Smith as a Person About to Become a Director.
             99.17           -- Consent of Robert L. Shillwell as a Person About to Become a Director.
             99.18           -- Consent of Michael D. Wortley as a Person About to Become a Director.

---------------

* To be filed by Amendment

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes as follows:

     (a) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) if the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (b) (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

     (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

     (d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

     (e) To supply by means of a post-effective amendment all information concerning a transaction, and the company being involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 12th day of May, 1997.

                                        PIONEER NATURAL RESOURCES COMPANY

                                        By:        /s/ I. JON BRUMLEY
                                           -------------------------------------
                                                      I. Jon Brumley,
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stephen K. Gardner and M. Garrett Smith, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Joint Proxy Statement/Prospectus, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                  TITLE                      DATE
                      ---------                                  -----                      ----

                 /s/ I. JON BRUMLEY                    President, Chief                       May 12, 1997
-----------------------------------------------------    Executive Officer and
                   I. Jon Brumley                        Director (Principal
                                                         Executive Officer)

               /s/ STEPHEN K. GARDNER                  Vice President, Chief                  May 12, 1997
-----------------------------------------------------    Financial Officer and
                 Stephen K. Gardner                      Director (Principal
                                                         Financial Officer)

                /s/ M. GARRETT SMITH                   Vice President, Secretary              May 12, 1997
-----------------------------------------------------    and Director
                  M. Garrett Smith

                 /s/ WAYNE STOERNER                    Controller (Principal                  May 12, 1997
-----------------------------------------------------    Accounting Officer)
                   Wayne Stoerner

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                            DESCRIPTION OF DOCUMENT
        -------                            -----------------------

          2              -- Agreement and Plan of Merger, dated as of April 6, 1997, by and among MESA Inc., Mesa Operating Co., MXP
                            Reincorporation Corp. and Parker & Parsley Petroleum
                            Company (included in the Joint Proxy Statement/Prospectus
                            as Appendix I).
          3.1            -- Certificate of Incorporation of Pioneer Natural Resources
                            Company (formerly MXP Reincorporation Corp.), dated April
                            2, 1997.
          3.2            -- Certificate of Amendment to the Certificate of
                            Incorporation of Pioneer Natural Resources Company
                            (formerly MXP Reincorporation Corp.), dated April 14,
                            1997.
         *3.3            -- Form of Amended and Restated Certificate of Incorporation
                            of Pioneer Natural Resources Company to be filed in
                            connection with the Mergers described in the Joint Proxy
                            Statement/Prospectus included in the Registration
                            Statement.
          3.4            -- Bylaws of Pioneer Natural Resources Company as adopted
                            April 23, 1997.
         *3.5            -- Form of Bylaws of Pioneer Natural Resources Company to be
                            adopted in connection with the Mergers described in the
                            Joint Proxy Statement/Prospectus included in the
                            Registration Statement.
         *4.1            -- Specimen Stock Certificate for the Common Stock, par
                            value $.01 per share, of Pioneer Natural Resources
                            Company.
         *4.2            -- Statement of Resolutions Establishing the Series A 8%
                            Cumulative Convertible Preferred Stock of Pioneer Natural
                            Resources Company.
         *4.3            -- Specimen Stock Certificate for the Series A 8% Cumulative
                            Convertible Preferred Stock, par value $.01 per share, of
                            Pioneer Natural Resources Company.
         *4.4            -- Statement of Resolutions Establishing the Series B
                            Convertible Preferred Stock of Pioneer Natural Resources
                            Company.
         *4.5            -- Specimen Stock Certificate for the Series B Convertible
                            Preferred Stock of Pioneer Natural Resources Company.
          4.6            -- Form of Amended and Restated Certificate of Incorporation
                            of Pioneer Natural Resources Company (included as Exhibit
                            3.3).
          4.7            -- Indenture dated July 2, 1996, among MOC, as Issuer, Mesa, as a Guarantor, and Harris Trust and Savings Bank as
                            Trustee relating to the 11 5/8% Senior Subordinated
                            Discount Notes Due 2006 (incorporated by reference to
                            Exhibit 4.17 of Mesa's Form 10-Q dated August 13, 1996).
          4.8            -- Indenture dated July 2, 1996, among MOC, as Issuer, Mesa, as a Guarantor, and Harris Trust and Savings Bank as
                            Trustee relating to 10 5/8% Senior Subordinated Notes Due
                            2006 (incorporated by reference to Exhibit 4.18 Mesa's
                            Form 10-Q dated August 13, 1996).
          4.9            -- Indentures relating to $50,000,000 principal amount of
                            8 1/2% Convertible Subordinated Debentures due 2005 of
                            Dorchester Master Limited Partnership ($3,762,000 million
                            principal amount of which were outstanding and held by
                            nonaffiliates at December 31, 1996) and $100,000,000
                            principal amount of 9 1/2% Senior Notes due 2000 of
                            Bridge Oil (U.S.A.) Inc. ($2,063,000 principal amount of
                            which were outstanding at December 31, 1996) have been
                            omitted pursuant to Item 601(b)(4)(iii)(A) of Regulation
                            S-K. Parker & Parsley hereby agrees to furnish a copy of
                            such indenture to the Securities and Exchange Commission
                            upon request. (incorporated by reference to Parker &
                            Parsley's Form 10-K dated December 31, 1996).

              4.10           -- Indenture (the "Indenture") relating to $150,000,000 principal amount of 8 7/8% Senior
                                Notes Due 2005 of the Company and to $150,000,000 principal amount of 8 1/4% Senior
                                Notes Due 2007 of the Company (incorporated by reference to Exhibit 4.1 to Parker &
                                Parsley's Current Report of Form 8-K dated April 12, 1995, Commission File No.
                                1-10695).
              4.11           -- Form of 8 7/8% Senior Notes Due 2005 dated as of April 12, 1995, in the aggregate principal amount of $150,000,000, together with Officers' Certificate dated April 12,
                                1995, establishing the terms of the 8 7/8% Senior Notes Due 2005 pursuant to the
                                Indenture (incorporated by reference to Exhibit 4.2 to Parker & Parsley's Quarterly
                                Report on Form 10-Q for the period ended June 30, 1995, Commission File No. 1-10695).
              4.12           -- Form of 8 1/4% Senior Notes Due 2007 dated as of August 22, 1995, in the aggregate principal amount of $150,000,000, together with Officers' Certificate dated August 22,
                                1995, establishing the terms of the 8 1/4% Senior Notes Due 2007 pursuant to the
                                Indenture (incorporated by reference to Exhibit 1.2 to Parker & Parsley's Current
                                Report on Form 8-K dated August 17, 1995, Commission File No. 1-10695).
             *5.1            -- Opinion of Baker & Botts, L.L.P. regarding legality of securities being requested.
             *8.1            -- Tax Opinion of Baker & Botts, L.L.P. regarding certain Federal income tax matters.
             *8.2            -- Tax Opinion of Vinson & Elkins, L.L.P. regarding certain Federal income tax matters.
              9.1            -- Shareholder Agreement, dated as of April 6, 1997, between Mesa, Boone Pickens and
                                Parker & Parsley. (incorporated by reference to Exhibit 2.4 of Mesa's Form 8-K filed
                                April 8, 1997).
              9.2            -- Shareholders Agreement, dated as of April 6, 1997, between DNR and Mesa (incorporated by reference to Exhibit 2.2 of Mesa's Form 8-K filed April 8, 1997).
             10.1            -- Contract dated January 3, 1928, between Colorado Interstate Gas Company and Amarillo
                                Oil Company (the "B" Contract) (incorporated by reference to Exhibit 10.1 to Pioneer
                                Corporation's Form 10-K dated December 31, 1985).
             10.2            -- Amendments to the "B" Contract (incorporated by reference to Exhibit 10.2 to Pioneer
                                Corporation's Form 10-K dated December 31, 1985.
             10.3            -- Gathering Charge Agreement dated January 20, 1984, as amended, with respect to the "B"
                                Contract (incorporated by reference to Exhibit 10.3 to Pioneer Corporation's Form 10-K dated December 31, 1985).
             10.4            -- Agreement of Compromise and Settlement dated May 29, 1987, between the Partnership and
                                Colorado Interstate Gas Company (Confidential Treatment Requested) (incorporated by reference to Exhibit 10(s) to Mesa Limited Partnership's Form 10-K dated December 31,
                                1987).
             10.5            -- Agreement of Sale between Pioneer Corporation and Cabot Corporation dated August 29,
                                1984 (incorporated by reference to Exhibit 10.5 to Pioneer Corporation's Form 10-K dated December 31, 1985).
             10.6            -- Settlement Agreement dated March 15, 1989, by and among MESA Operating Limited
                                Partnership and MESA Limited Partnership, et al, Energas Company and the City of
                                Amarillo (incorporated by reference to Exhibit 10(k) to Mesa Limited Partnership's form
                                10-K dated December 31, 1990).

        EXHIBIT
         NUMBER                            DESCRIPTION OF DOCUMENT
        -------                            -----------------------
         10.7            -- Gas Purchase Agreement dated December 1, 1989, between
                            Williams Natural Gas Company and Mesa Operating Limited
                            Partnership acting on behalf of itself and as agent for
                            Mesa Midcontinent Limited Partnership (incorporated by
                            reference to Exhibit 10.1 to Registration Statement of
                            Mesa Limited Partnership on Form S-3, Registration No.
                            33-32978).
         10.8            -- "B" Contract Production Allocation Agreement dated July
                            29, 1991 and effective as of January 1, 1991, between
                            Colorado Interstate Gas Company and Mesa Operating
                            Limited Partnership (incorporated by reference to Exhibit
                            10(r) to Mesa's Form 10-K dated December 31, 1991).
         10.9            -- Amendment to "B" Contract Production Allocation Agreement
                            effective as of January 1, 1993, between Colorado
                            Interstate Gas Company and Mesa Operating Limited
                            Partnership (incorporated by reference to Exhibit 10.24
                            to Mesa's Registration Statement on Form S-1,
                            Registration No. 033-51909).
         10.10           -- Amended Supplemental Stipulation and Agreement between
                            Colorado Interstate Gas Company and Mesa Operating
                            Limited Partnership dated June 19, 1991 (incorporated by
                            reference to Exhibit 10(w) to Mesa Limited Partnership's
                            Registration Statement on Form S-4, Registration No.
                            33-42102).
         10.11           -- Amended Peak Day Gas Purchase Agreement dated effective
                            June 19, 1991, between Colorado Interstate Gas Company
                            and Mesa Operating Limited Partnership (incorporated by
                            reference to Exhibit 10(t) to Mesa's Form 10-K dated
                            December 31, 1991).
         10.12           -- Omnibus Amendment to Collateral Instruments to
                            Supplemental Stipulation and Agreement dated June 19,
                            1991, between Colorado Interstate Gas Company and Mesa
                            Operating Limited Partnership (incorporated by reference
                            to Exhibit 10(u) to Mesa's Form 10-K dated December 31,
                            1991).
         10.13           -- Amarillo Supply Agreement between Mesa Operating Limited
                            Partnership, Seller, and Energas Company, a division of
                            Atmos Energy Corporation, Buyer, dated effective January
                            2, 1993 (incorporated by reference to Exhibit 10.14 to
                            Mesa's Form 10-K dated December 31, 1995).
         10.14           -- Gas Gathering Agreement-Interruptible between Colorado
                            Interstate Gas Company, Transporter, and Mesa Operating
                            Limited Partnership, Shipper, dated effective October 1,
                            1993, as amended by agreements dated January 1, 1994,
                            January 5, 1994, and June 1, 1994 (incorporated by
                            reference to Exhibit 10.15 to Form 10-K dated December
                            31, 1995).
         10.15           -- Gas Supply Agreement dated May 11, 1994, between Mesa
                            Operating Co., as successor to Mesa Operating Limited
                            Partnership, acting on behalf of itself and as agent for
                            Hugoton Capital Limited Partnership, and Williams Gas
                            Marketing Company, and Gas Supply Guarantee dated May 11,
                            1994 (incorporated by reference to Exhibit 10.16 to
                            Mesa's Form 10-K dated December 31, 1995).
         10.16           -- Gas Transportation Agreement dated June 14, 1994, between
                            Western Resources, Inc. and Mesa Operating Co., acting on
                            behalf of itself and as agent for Hugoton Capital Limited
                            Partnership (incorporated by reference to Exhibit 10.24
                            to Mesa's Form 10-K dated December 31, 1994).
         10.17           -- Incentive Bonus Plan of Mesa Operating Limited
                            Partnership, as amended, dated effective January 1, 1986
                            (incorporated by reference to Exhibit 10(s) to Mesa
                            Limited Partnership's Form 10-K dated December 31, 1990).

        EXHIBIT
         NUMBER                            DESCRIPTION OF DOCUMENT
        -------                            -----------------------
         10.18           -- Performance Bonus Plan of Mesa Operating Limited
                            Partnership dated effective January 1, 1990 (incorporated
                            by reference to Exhibit 10(t) to Mesa Limited
                            Partnership's Form 10-K dated December 31, 1990).
         10.19           -- 1991 Stock Option Plan of MESA (incorporated by reference to Exhibit 10(v) to Mesa's Form 10-K dated December 31,
                            1991).
         10.20           -- Interruptible Gas Transportation and Sales Agreement
                            dated January 1, 1991, between Mesa Operating Limited
                            Partnership and Energas Company and Amendment dated
                            January 1, 1995 (incorporated by reference to Exhibit
                            10.22 to Mesa's Form 10-K dated December 31, 1995).
         10.21           -- "B" Contract Operating Agreement dated January 1, 1988, between Mesa Operating Limited Partnership and Colorado
                            Interstate Gas Company (incorporated by reference to
                            Exhibit 10.23 to Mesa's Form 10-K dated December 31,
                            1995).
         10.22           -- "B" Contract Agreement of Compromise and Settlement dated
                            May 29, 1987, between Mesa Operating Limited Partnership
                            and Colorado Interstate Gas Company, and Amendment to
                            Gathering Agreement dated July 15, 1990 (incorporated by
                            reference to Exhibit 10.24 to Mesa's Form 10-K dated
                            December 31, 1995).
         10.23           -- Gas Purchase Agreement dated January 1, 1996, between
                            Mesa Operating Co., as Seller, and KN Marketing L.P., as
                            Buyer, and Amendment dated August 1, 1995 (incorporated
                            by reference to Exhibit 10.25 to Mesa's Form 10-K dated
                            December 31, 1995).
         10.24           -- Change in Control Retention/Severance Plan of Mesa
                            adopted August 22, 1995, and Amendment dated October 20,
                            1995 (incorporated by reference to Exhibit 10.26 to
                            Mesa's Form 10-K dated December 31, 1995).
         10.25           -- Employment Agreement dated as of August 21, 1996, between
                            Mesa and Ira Jon Brumley. (incorporated by reference to
                            Exhibit 10.26 of Mesa's Form 10-K dated December 31,
                            1996).
         10.26           -- Stock Purchase Agreement, dated April 26, 1996, between
                            Mesa and DNR (incorporated by reference to Exhibit No. 10
                            to Mesa's Form 8-K filed on April 29, 1996).
         10.27           -- 1991 Stock Option Plan of Mesa (incorporated by reference to Mesa's Form 10-K dated December 31, 1991).
         10.28           -- 1996 Incentive Plan of Mesa (included in the Joint Proxy
                            Statement/Prospectus as Appendix VI).
         10.29           -- Mesa Management Severance Plan, dated April 4, 1997,
                            including a Schedule of Participants on Schedule A for
                            the purpose of defining the payment of certain benefits
                            upon the termination of the officer's employment under
                            certain circumstances.
         10.30           -- Form of Indemnification Agreement of Mesa.
         10.31           -- Parker & Parsley Petroleum Company Long-term Incentive
                            Plan dated February 19, 1991 (incorporated by reference
                            to Exhibit 4.1 to Parker & Parsley's Registration
                            Statement on Form S-8, Registration No. 33-38971).
         10.32           -- First Amendment to the Parker & Parsley Petroleum Company
                            Long-term Incentive Plan dated August 23, 1991
                            (incorporated by reference to Exhibit 10.2 to Parker &
                            Parsley's Registration Statement on Form S-1 dated
                            February 28, 1992, Registration No. 33-46082).

        EXHIBIT
         NUMBER                            DESCRIPTION OF DOCUMENT
        -------                            -----------------------
         10.33           -- Amended and Restated Indemnification Agreement, dated as of February 15, 1995, between the Company and Scott D.
                            Sheffield, together with a schedule identifying
                            substantially identical agreements between Parker &
                            Parsley and each of Parker & Parsley's other directors
                            and Named Executive Officers and setting forth the
                            material details in which those agreements differ from
                            the Amended and Restated Indemnification Agreement filed
                            (incorporated by reference to Exhibit 10.4 to Parker &
                            Parsley's Annual Report on Form 10-K for the year ended
                            December 31, 1994, Commission File No. 1-10695).
         10.34           -- Agreement of Partnership of P&P Employees 89-B Conv.,
                            L.P. (formerly P&P Employees 89-B GP), dated October 31,
                            1989, among Parker & Parsley, Ltd. and the Investor
                            Partners (as defined therein, which includes individuals
                            who are directors and executive officers of Parker &
                            Parsley), together with a schedule identifying
                            substantially identical documents and setting forth the
                            material details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.50 to Parker & Parsley's Registration Statement on
                            Form S-4 dated December 31, 1990, Registration No.
                            33-38436).
         10.35           -- Amendment to Agreement of Partnership of P&P Employees
                            89-B GP, dated May 31, 1990, among Parker & Parsley Ltd.
                            and the Investor Partners (as defined therein, which
                            includes individuals who are directors and executives
                            officers of Parker & Parsley), together with a schedule
                            identifying substantially identical documents and setting
                            forth the material details in which those documents
                            differ from the foregoing document (incorporated by
                            reference to Exhibit 10.51 to Parker & Parsley's
                            Registration Statement on Form S-4 dated December 31,
                            1990, Registration No. 33-38436).
         10.36           -- Schedule identifying additional documents substantially identical to the Amendment to Agreement of Partnership of
                            P&P Employees 89-B GP included as Exhibit 10.5 and
                            setting forth the material details in which those
                            documents differ from that document (incorporated by
                            reference to Exhibit 10.52 to Parker & Parsley's
                            Registration Statement on Form S-1 dated February 28,
                            1992, Registration No. 33-46082).
         10.37           -- Agreement of Partnership of P&P Employees 90 Spraberry
                            Private Development GP, dated October 16, 1990, among
                            Parker & Parsley, Ltd., James D. Moring, and the General
                            Partners (as defined therein, which includes individuals
                            who are directors and executive officers of Parker &
                            Parsley), and form of Amendment to Agreement of
                            Partnership of P&P Employees 90 Spraberry Private
                            Development GP, together with a schedule identifying
                            substantially identical documents and setting forth the
                            material details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.52 to Parker & Parsley's Registration Statement on
                            Form S-4 dated December 31, 1990, Registration No.
                            33-38436).
         10.38           -- Amendment to Agreement of Partnership of Parker & Parsley
                            90-A GP, dated February 19, 1991, among Parker & Parsley
                            Development Company and the Investor Partners (as defined
                            therein, which includes individuals who are directors and
                            executive officers of Parker & Parsley), together with a
                            schedule identifying substantially identical documents
                            and setting forth the material details in which those
                            documents differ from the foregoing document
                            (incorporated by reference to Exhibit 10.58 to Parker &
                            Parsley's Registration Statement on Form S-1 dated
                            February 28, 1992, Registration No. 33-46082).

        EXHIBIT
         NUMBER                            DESCRIPTION OF DOCUMENT
        -------                            -----------------------
         10.39           -- Agreement of Partnership of P&P Employees 91-A, GP, dated
                            September 30, 1991, among Parker & Parsley Development
                            Company, James D. Moring, and the General Partners (as
                            defined therein, which includes individuals who are
                            directors and executive officers of Parker & Parsley),
                            together with a schedule identifying substantially
                            identical documents and setting forth the material
                            details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.61 to Parker & Parsley's Registration Statement on
                            Form S-1 dated February 28, 1992, Registration No.
                            33-46082).
         10.40           -- Development Drilling Program Agreement of Parker &
                            Parsley 91-A Development Drilling Program, dated
                            September 30, 1991, among Parker & Parsley Development
                            Company, the P&P Employee Participants (as defined
                            therein, which includes individuals who are directors and
                            executive officers of Parker & Parsley), P&P Employees
                            91-A, GP, and Parker & Parsley 91-A, L.P., together with
                            a schedule identifying substantially identical documents
                            and setting forth the material details in which those
                            documents differ from the foregoing document
                            (incorporated by reference to Exhibit 10.63 to Parker &
                            Parsley's Registration Statement on Form S-1 dated
                            February 28, 1992, Registration No. 33-46082).
         10.41           -- Development Drilling Program Agreement dated August 1,
                            1989, among Parker & Parsley Ltd., Parker & Parsley
                            Development Partners L.P., certain key employees of
                            Parker & Parsley, Ltd. (which includes individuals who
                            are directors and executive officers of Parker &
                            Parsley), and related persons, P&P Employees 89-A GP, and
                            Parker & Parsley 89-A GP, and Parker & Parsley 89-A,
                            L.P., together with a schedule identifying substantially
                            identical documents and setting forth the material
                            details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.56 to Parker & Parsley's Registration Statement on
                            Form S-4 dated December 31, 1990, Registration No.
                            33-38436).
         10.42           -- Amendment to Development Drilling Program Agreement,
                            dated February 19, 1991, amending the Development
                            Drilling Program Agreement included in Exhibit 10.11,
                            together with a schedule identifying substantially
                            identical documents and setting forth the material
                            details in which those documents differ from the
                            foregoing document (incorporated by reference to Exhibit
                            10.66 to Parker & Parsley's Registration Statement on
                            Form S-1 dated February 28, 1992, Registration No.
                            33-46082).
         10.43           -- Amendment to Agreement of Partnership of P&P Employees 90
                            Spraberry Private Development GP, dated April 22, 1991,
                            among the Partners (as defined therein, which includes
                            individuals who are directors and executive officers of
                            Parker & Parsley) (incorporated by reference to Exhibit
                            10.67 to Parker & Parsley's Registration Statement on
                            Form S-1 dated February 28, 1992, Registration No.
                            33-46082).
         10.44           -- Agreement of Limited Partnership of Parker & Parsley 1992
                            Direct Investment Program, Ltd., dated as of July 24,
                            1992, amount Parker & Parsley Development company, as
                            managing general partner, and certain key employees of
                            Parker & Parsley (including individuals who are directors
                            and executive officers of Parker & Parsley), as
                            non-managing general partners and limited partners
                            (incorporated by reference to Exhibit 10.57 to Parker &
                            Parsley's Annual report on Form 10-K for the year ended
                            December 31, 1993, Commission File No. 1-10695).

        EXHIBIT
         NUMBER                            DESCRIPTION OF DOCUMENT
        -------                            -----------------------
         10.45           -- Agreement of Limited Partnership of Parker & Parsley 1993
                            Direct Investment Program, Ltd., dated as of January 1,
                            1993, among Parker & Parsley Development Company, as
                            managing general partner, and certain key employees of
                            Parker & Parsley (including individuals who are directors
                            and executive officers of Parker & Parsley), as
                            non-managing general partners and limited partners
                            (incorporated by reference to Exhibit 10.49 to Parker &
                            Parsley's Annual Report on Form 10-K for the year ended
                            December 31, 1993, Commission File No. 1-10695).
         10.46           -- Agreement of Limited Partnership of Parker & Parsley 1994
                            Direct Investment Program, Ltd., dated as of January 1,
                            1994, among Parker & Parsley Development Company, as
                            managing general partner, and certain key employees of
                            Parker & Parsley (including individuals who are directors
                            and executive officers of Parker & Parsley), as
                            non-managing general partners and limited partners
                            (incorporated by reference to Exhibit 10.20 to Parker &
                            Parsley's Annual Report on Form 10-K for the year ended
                            December 31, 1994, Commission File No. 1-10695).
         10.47           -- Forms of Stock Acquisition Loan Agreements entered into as of June 15, 1995, between the Company and the officers
                            identified on Schedule I thereto, providing for Parker &
                            Parsley's loans to such officers of the amounts
                            respectively identified on Schedule I thereto, for the
                            purpose of acquiring Parker & Parsley's Common Stock, par
                            value $0.01 per share (incorporated by reference to
                            Exhibit 10.1 to Parker & Parsley's Quarterly Report on
                            Form 10-Q for the period ended June 30, 1995, Commission
                            File No. 1-10695).
         10.48           -- Severance Agreement dated as of January 1, 1996 between
                            Parker & Parsley and Scott D. Sheffield, together with a
                            schedule identifying substantially identical agreements
                            between Parker & Parsley and each of the other Named
                            Executive Officers identified on Schedule I for the
                            purpose of defining the payment of certain benefits upon
                            the termination of the officer's employment under certain
                            circumstances (incorporated by reference to Parker &
                            Parsley's Annual Report on Form 10-K for the year ended
                            December 31, 1995, Commission File No. 1-10695).
         10.49           -- Omnibus Amendment to Nonstatutory Stock Option
                            Agreements, included as part of the Long-term Incentive
                            Plan, dated as of November 16, 1995, between Parker &
                            Parsley and Named Executive Officers identified on
                            Schedule 1 setting forth additional details relating to
                            the Long-term Incentive Plan (incorporated by reference
                            to Parker & Parsley's Annual Report on Form 10-K for the
                            year ended December 31, 1995, Commission File No.
                            1-10695).
        *10.50           -- Form of Pioneer Severance Agreement
        *10.51           -- Form of Indemnification Agreement of Pioneer Natural
                            Resources Company.
         10.52           -- Pioneer Natural Resources Company 1997 Long-Term
                            Incentive Plan. (included in the Proxy
                            Statement/Prospectus as Appendix VII)
         10.53           -- Pioneer Natural Resources Company 1998 Employee Stock
                            Purchase Plan (included in the Joint Proxy
                            Statement/Prospectus as Appendix VIII)
        *21              -- Subsidiaries of Pioneer Natural Resources Company.
         23.1            -- Consent of Arthur Andersen LLP
         23.2            -- Consent of KPMG Peat Marwick LLP
         23.3            -- Consent of Coopers & Lybrand L.L.P.
         23.4            -- Consent of Baker & Botts, L.L.P. (included in Exhibit
                            5.1).
         23.5            -- Consent of Vinson & Elkins, L.L.P. (included in Exhibit
                            8.2).
         23.6            -- Consent of Merrill Lynch & Co.

        EXHIBIT
         NUMBER                            DESCRIPTION OF DOCUMENT
        -------                            -----------------------
         23.7            -- Consent of Morgan Stanley & Co. Incorporated (included in the Joint Proxy Statement/Prospectus as Appendix IV).
         23.8            -- Consent of Goldman, Sachs & Co.
         23.9            -- Consent of Netherland, Sewell & Associates, Inc.
         23.10           -- Consent of Miller and Lents, Ltd.
         23.11           -- Consent of Williamson Petroleum Consultants, Inc.
         24              -- Power of Attorney (included herein on page II-12).
        *99.1            -- Forms of Proxy for Special Meeting of MESA Inc.
        *99.2            -- Forms of Proxy for Special Meeting of Parker & Parsley
                            Petroleum Company.
         99.3            -- Opinions dated April 4, 1997 of Merrill Lynch & Co.
                            (included as Appendices II and III to the Proxy
                            Statement).
         99.4            -- Opinion dated April 4, 1997 of Morgan Stanley & Co.,
                            Incorporated (included as Appendix IV to the Proxy
                            Statement).
         99.5            -- Opinion dated April 6, 1997 of Goldman, Sachs & Co.
                            (included as Appendix V to the Proxy Statement).
         99.6            -- Consent of R. Hartwell Gardner as a Person About to
                            Become a Director.
         99.7            -- Consent of John W. Herrington as a Person About to Become
                            a Director.
         99.8            -- Consent of Kenneth A. Hersh as a Person About to Become a
                            Director.
         99.9            -- Consent of James L. Houghton as a Person About to Become
                            a Director.
         99.10           -- Consent of Jerry P. Jones as a Person About to Become a
                            Director.
         99.11           -- Consent of Boone Pickens as a Person About to Become a
                            Director.
         99.12           -- Consent of Richard E. Rainwater as a Person About to
                            Become a Director.
         99.13           -- Consent of Charles E. Ramsey, Jr. as a Person About to
                            Become a Director.
         99.14           -- Consent of Scott D. Sheffield as a Person About to Become
                            a Director.
         99.15           -- Consent of Arthur L. Smith as a Person About to Become a
                            Director.
         99.16           -- Consent of Philip B. Smith as a Person About to Become a
                            Director.
         99.17           -- Consent of Robert L. Stillwell as a Person About to
                            Become a Director.
         99.18           -- Consent of Michael D. Wortley as a Person About to Become
                            a Director.

---------------

* To be filed by Amendment